Filed pursuant to Rule 424(b)(3)

Registration No. 333-266465

PROSPECTUS SUPPLEMENT NO. 12

(to Prospectus dated August 8, 2022)

ProFrac Holding Corp.

Up to 1,545,575 shares of Class A common stock

This prospectus supplement supplements the prospectus dated August 8, 2022 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-266465), as amended by Post-Effective Amendment No. 1 thereto filed with the Securities and Exchange Commission (“SEC”) on, and effective as of, March 30, 2023. This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in (i) Item 3.02 of our Current Report on Form 8-K filed with the SEC on April 11, 2023 (the “Current Report”) and (ii) our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 12, 2023 (the “Quarterly Report”). Accordingly, we have attached the pertinent item of the Current Report and the Quarterly Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the resale by the selling stockholders identified in the Prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 1,545,575 shares of Class A common stock of ProFrac Holding Corp., a Delaware corporation. We will not receive any of the proceeds from such sales of the shares of our Class A common stock by the Selling Stockholders.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Class A common stock and public warrants are listed on the Nasdaq Global Select Market under the symbols “ACDC” and “ACDCW,” respectively. The last reported sales price of our Class A common stock and public warrants on the Nasdaq Global Select Market on May 11, 2023 was $10.49 per share and $0.0201 per warrant, respectively.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page 36 of the Prospectus and “Risk Factors” beginning on page 20 of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2023, to read about factors you should consider before buying shares of our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 12, 2023.

Current Report

Item 3.02 Unregistered Sales of Equity Securities.

Since the time of the initial public offering of ProFrac Holding Corp., a Delaware corporation (the “Company”), pursuant to the Third Amended and Restated Limited Liability Company Agreement of ProFrac Holdings, LLC, a Texas limited liability company (“ProFrac LLC”) (the “LLC Agreement”), and the Second Amended and Restated Certificate of Incorporation of the Company, certain members of ProFrac LLC have had the right (the “Redemption Right”) to cause ProFrac LLC to redeem all or a portion of each such member’s units in ProFrac LLC (the “ProFrac LLC Units”), together with the surrender of the same number of each such member’s shares of the Company’s Class B common stock, par value $0.01 per share (the “Class B Common Stock”), for an equivalent number of shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”) or, at the election of the Company’s audit committee, cash as provided in the LLC Agreement.

Pursuant to redemption notices delivered in accordance with the LLC Agreement, all of the eligible holders of ProFrac LLC Units (the “Redeeming Members”) exercised their Redemption Rights with respect to all of their ProFrac LLC Units, representing an aggregate of 104,195,938 ProFrac LLC Units (collectively, the “Redeemed Units”), together with the surrender and delivery of the same number of shares of Class B Common Stock (the “Redemption”). The Redeeming Members include entities owned by or affiliated with the Company’s controlling stockholders, Dan Wilks and Farris Wilks, as well as Matt Wilks, the Company’s Executive Chairman, an entity affiliated with Ladd Wilks, the Company’s Chief Executive Officer, and Coy Randle, a member of the Company’s board of directors.

On April 7, 2023, in accordance with the LLC Agreement, the Company delivered a written notice to ProFrac LLC and the Redeeming Members setting forth the Company’s election to exercise its right to purchase directly and acquire the Redeemed Units (together with the surrender and delivery of the same number of shares of Class B Common Stock) from the Redeeming Members.

The Company will acquire the Redeemed Units by issuing an aggregate of 104,195,938 shares of Class A Common Stock (the “New Class A Shares”) to the Redeeming Members. 101,133,202 New Class A Shares are expected to be issued on or about April 10, 2023, and the remaining 3,062,736 New Class A Shares are expected to be issued on or about April 13, 2023. The New Class A Shares will be issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis that such issuance does not involve a public offering. The surrendered shares of Class B Common Stock will be canceled and, after giving effect to the Redemption, no shares of Class B Common Stock will remain issued and outstanding.

The Redemption may have tax consequences for the Company, including, but not limited to, increasing the Company’s effective tax rate and giving rise to obligations under the tax receivable agreement, dated as of May 17, 2022, by and among the Company and the TRA Holders and Agents named therein (the “Tax Receivable Agreement”). Readers are directed to the Company’ Annual Report on Form 10-K filed with the SEC on March 30, 2023, for more information about the Tax Receivable Agreement and the potential effects, and risks relating to, the Redemption.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2023

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from [ ] to [ ]

Commission File Number: 001-41388

ProFrac Holding Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	87-2424964
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
333 Shops Boulevard, Suite 301, Willow Park, Texas	76087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (254) 776-3722

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	ACDC	The Nasdaq Global Select Market
Warrants, each 124.777 warrants exercisable for one share of Class A Common Stock at an exercise price of $717.47 per share	ACDCW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. ☑Yes ☐No

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). ☑Yes ☐ No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). ☐Yes ☑No

As of May 8, 2023, the registrant had 158,996,801 shares of Class A common stock outstanding.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q (the “Quarterly Report”) contains “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include those that express a belief, expectation or intention, as well as those that are not statements of historical fact. Forward-looking statements include information regarding our future plans and goals, as well as our expectations with respect to:

•
Our business strategy and future growth prospects;
•
Our industry;
•
Integration of acquired businesses;
•
Our future profitability, cash flows and liquidity;
•
Our financial strategy, budget, projections and operating results;
•
The amount, nature and timing of our capital expenditures and the impact of such expenditures on our performance;
•
The availability and terms of capital;
•
Our exploration, development and production activities;
•
The market for our existing and future products and services;
•
Competition and government regulations; and
•
General economic conditions.

These forward-looking statements may be accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “should,” “could,” “would,” “likely,” “future,” “budget,” “pursue,” “target,” “seek,” “objective,” or similar expressions that are predictions of or indicate future events or trends that do not relate to historical matters.

The forward-looking statements in this Quarterly Report speak only as of the date of this Quarterly Report, or such other date as specified herein. We disclaim any obligation to update these statements unless required by law, and we caution you not to place undue reliance on them. Forward-looking statements are not assurances of future performance and involve risks and uncertainties. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties include, but are not limited to, the following:

•
our ability to finance, consummate, integrate and realize the benefits expected from our past or future acquisitions, including any related synergies;
•
uncertainty regarding the timing, pace and extent of an economic recovery in the United States and elsewhere, which in turn will likely affect demand for crude oil and natural gas and therefore the demand for our services;
•
the level of production of crude oil, natural gas and other hydrocarbons and the resultant market prices of crude oil, natural gas, natural gas liquids and other hydrocarbons;
•
a further decline or future decline in domestic spending by the onshore oil and natural gas industry;
•
actions by members of the Organization of Petroleum Exporting Countries, Russia and other oil-producing countries with respect to oil production levels and announcements of potential changes in such levels;
•
the political environment in oil and natural gas producing regions, including uncertainty or instability resulting from civil disorder, terrorism or war, such as the ongoing war between Russia and Ukraine, which may negatively impact our operating results;
•
changes in general economic and geopolitical conditions;
•
competitive conditions in our industry;
•
changes in the long-term supply of and demand for oil and natural gas;
•
actions taken by our customers, competitors and third-party operators;
•
a decline in demand for proppant;
•
our ability to obtain permits, approvals and authorizations from governmental and third parties, and the effects of or changes to U.S. government regulation;
•
changes in the availability and cost of capital;
•
our ability to successfully implement our business plan;
•
large or multiple customer defaults, including defaults resulting from actual or potential insolvencies;

3

•
the effects of consolidation on our customers or competitors;
•
the price and availability of debt and equity financing (including changes in interest rates);
•
our ability to complete growth projects on time and on budget;
•
introduction of new drilling or completion techniques, or services using new technologies subject to patent or other intellectual property protections;
•
operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control;
•
acts of terrorism, war or political or civil unrest in the United States or elsewhere;
•
loss or corruption of our information or a cyberattack on our computer systems;
•
the price and availability of alternative fuels and energy sources;
•
federal, state and local regulation of hydraulic fracturing and other oilfield service activities, as well as exploration and production activities, including public pressure on governmental bodies and regulatory agencies to regulate our industry;
•
the availability of water resources, suitable proppant and chemicals in sufficient quantities for use in hydraulic fracturing fluids;
•
the effects of existing and future laws and governmental regulations (or the interpretation thereof) on us and our customers;
•
the severity and duration of widespread health events and related economic repercussions on the oil and gas industry and on demand for oil and gas; and
•
the effects of future litigation.

Our forward-looking statements speak only as of the date they were made and, except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements because of new information, future events or other factors. All of our forward-looking information involves risks and uncertainties that could cause actual results to differ materially from the results expected. Although it is not possible to identify all factors, these risks and uncertainties include the risk factors and the timing of any of the risk factors identified in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022 (the "Annual Report").

4

PART I

ITEM 1. FINANCIAL STATEMENTS

ProFrac Holding Corp.

Condensed Consolidated Balance Sheets

(in millions, except per share amounts)

(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$69.9	$35.1
Accounts receivable:
Trade customers, net	593.1	535.5
Related party	4.4	2.1
Inventories	283.1	249.5
Prepaid expenses and other current assets	43.1	43.2
Total current assets	993.6	865.4
Property, plant, and equipment, net	1,909.9	1,396.4
Operating lease right-of-use assets, net	109.4	112.9
Goodwill	327.7	240.5
Intangible assets, net	200.0	203.1
Investments	53.0	58.6
Deferred tax assets	0.4	0.4
Other assets	46.3	56.3
Total assets	$3,640.3	$2,933.6

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable:
Trade creditors	$515.0	$339.4
Related party	40.1	24.0
Accrued expenses	130.2	115.4
Current portion of long-term debt	139.4	127.6
Current portion of operating lease liabilities	37.0	36.0
Other current liabilities	73.4	25.7
Total current liabilities	935.1	668.1
Long-term debt	1,047.6	735.0
Long-term debt—related party	61.1	62.8
Operating lease liabilities	76.7	81.0
Other liabilities	64.1	36.0
Total liabilities	2,184.6	1,582.9

Commitments and contingencies (Note 7)

Redeemable noncontrolling interest	1,254.9	2,462.9

Stockholders' equity (deficit):
Preferred stock, $0.01 par value, 50.0 shares authorized, no shares issued and outstanding	—	—
Class A common stock, $0.01 par value, 600.0 shares authorized, 54.6 and 53.9 shares issued and outstanding, respectively	0.5	0.5
Class B common stock, $0.01 par value, 400.0 shares authorized, 104.2 and 104.2 shares issued and outstanding, respectively	1.0	1.0
Additional paid-in capital	4.8	—
Retained earnings (accumulated deficit)	113.5	(1,185.9)
Accumulated other comprehensive income	0.1	—
Total stockholders' equity (deficit) attributable to ProFrac Holding Corp.	119.9	(1,184.4)
Noncontrolling interests	80.9	72.2
Total stockholders' equity (deficit)	200.8	(1,112.2)
Total liabilities, redeemable noncontrolling interest, and stockholders' equity (deficit)	$3,640.3	$2,933.6

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

5

ProFrac Holding Corp.

Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues	$851.7	$345.0

Operating costs and expenses:
Cost of revenues, exclusive of depreciation, depletion and amortization	541.7	236.5
Selling, general, and administrative	76.3	21.0
Depreciation, depletion and amortization	110.3	44.6
Acquisition and integration costs	12.3	13.0
Other operating expense (income), net	4.4	(0.1)
Total operating costs and expenses	745.0	315.0

Operating income	106.7	30.0

Other (expense) income:
Interest expense, net	(34.9)	(9.3)
Gain (loss) on extinguishment of debt	4.1	(8.3)
Other (expense) income, net	(9.4)	8.2
Income before income taxes	66.5	20.6
Income tax expense	(6.7)	(0.6)
Net income	59.8	20.0
Less: net income attributable to ProFrac Predecessor	—	(19.6)
Less: net loss (income) attributable to noncontrolling interests	4.2	(0.4)
Less: net income attributable to redeemable noncontrolling interests	(42.0)	—
Net income attributable to ProFrac Holding Corp.	$22.0	$—

Earnings per Class A common share (basic and diluted)	$0.40

Weighted average Class A common shares outstanding:
Basic	54.5
Diluted	54.9

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

6

ProFrac Holding Corp.

Condensed Consolidated Statement of Comprehensive Income

(in millions)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net income	$59.8	$20.0
Foreign currency translation adjustments	0.3	(0.1)
Comprehensive income	60.1	19.9
Less: comprehensive income attributable to ProFrac Predecessor	—	(19.5)
Less: comprehensive loss (income) attributable to noncontrolling interest	4.1	(0.4)
Less: comprehensive income attributable to redeemable noncontrolling interest	(42.1)	—
Comprehensive income attributable to ProFrac Holding Corp.	$22.1	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

7

ProFrac Holding Corp.

Condensed Consolidated Statements of Changes in Equity

(in millions)

(Unaudited)

	Class A Common Stock		Class B Common Stock		Additional Paid-in	(Accumulated Deficit) Retained	Accumulated Other Comprehensive	Noncontrolling	Total Stockholders' (Deficit)
	Shares	Amount	Shares	Amount	Capital	Earnings	Income	Interests	Equity
Balance, December 31, 2022	53.9	$0.5	104.2	$1.0	$—	$(1,185.9)	$—	$72.2	$(1,112.2)
Class A shares issued to acquire Producers	0.4	—	—	—	6.2	—	—	—	6.2
Class A shares issued to acquire Performance Proppants	0.3	—	—	—	3.4	—	—	—	3.4
Net income	—	—	—	—	—	22.0	—	(4.2)	17.8
Stock-based compensation	—	—	—	—	0.9	—	—	0.1	1.0
Stock-based compensation related to deemed contribution	—	—	—	—	3.5	—	—	—	3.5
Conversion of Flotek notes to Flotek common stock	—	—	—	—	—	—	—	12.7	12.7
Foreign currency translation adjustments	—	—	—	—	—	—	0.1	0.1	0.2
Adjustment of redeemable noncontrolling interest to redemption amount	—	—	—	—	(9.2)	1,277.4	—	—	1,268.2
Balance, March 31, 2023	54.6	$0.5	104.2	$1.0	$4.8	$113.5	$0.1	$80.9	$200.8

	Members'	Accumulated Other Comprehensive	Noncontrolling	Total Members'
	Equity	Income	Interests	Equity
Balance, December 31, 2021	$147.0	$0.1	$1.0	$148.1
Net income	19.6	—	0.4	20.0
Member contributions	5.0	—	—	5.0
Deemed distribution	(3.7)	—	—	(3.7)
THRC Holdings related equity	72.9	—	—	72.9
Foreign currency translation	—	(0.1)	—	(0.1)
Balance, March 31, 2022	$240.8	$—	$1.4	$242.2

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

8

ProFrac Holding Corp.

Condensed Consolidated Statements of Cash Flows

(in millions)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$59.8	$20.0
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion and amortization	110.3	44.6
Amortization of acquired contract liabilities	(8.1)	—
Stock-based compensation	13.1	—
Loss (gain) on disposal of assets, net	1.5	(0.2)
Non-cash (gain) loss on extinguishment of debt	(4.1)	4.3
Amortization of debt issuance costs	6.1	1.4
Acquisition earnout adjustment	(3.0)	—
Unrealized loss (gain) on investments, net	9.7	(8.1)
Other non-cash items, net	0.1	—
Changes in operating assets and liabilities:
Accounts receivable	(41.9)	(46.8)
Inventories	(24.7)	(19.0)
Prepaid expenses and other assets	(1.8)	(9.9)
Accounts payable	136.5	29.8
Accrued expenses	(3.1)	22.5
Deferred revenues and other liabilities	(16.9)	5.1
Net cash provided by operating activities	233.5	43.7

Cash flows from investing activities:
Acquisitions, net of cash acquired	(443.6)	(279.0)
Investment in property, plant & equipment	(83.2)	(41.5)
Proceeds from sale of assets	1.0	45.6
Investment in unconsolidated affiliate	—	(45.9)
Initial investment in Flotek	—	(10.0)
Other investments	—	(3.9)
Net cash used in investing activities	(525.8)	(334.7)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	320.0	560.3
Repayments of long-term debt	(18.2)	(227.8)
Borrowings from revolving credit agreements	406.7	97.9
Repayments to revolving credit agreements	(363.0)	(96.2)
Payment of debt issuance costs	(18.4)	(22.9)
Member contribution	—	5.0
Net cash provided by financing activities	327.1	316.3

Net increase in cash, cash equivalents, and restricted cash	34.8	25.3
Cash, cash equivalents, and restricted cash beginning of period	37.9	5.4
Cash, cash equivalents, and restricted cash end of period	$72.7	$30.7

Non-cash investing and financing activities:
Capital expenditures included in accounts payable	$54.2	$25.4
Operating lease liabilities incurred from obtaining right-of-use assets	6.1	45.0

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

9

ProFrac Holding Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(Amounts in millions, except per share amounts, or where otherwise noted)

NOTE 1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

ProFrac Holding Corp. ("ProFrac Corp.") is a vertically integrated and innovation-driven energy services company providing hydraulic fracturing, completion services and other complementary products and services to leading upstream oil and natural gas companies engaged in the exploration and production (“E&P”) of North American unconventional oil and natural gas resources. We operate in three business segments: stimulation services, manufacturing, and proppant production.

Basis of Presentation

On May 17, 2022, ProFrac Corp. completed its initial public offering and corporate reorganization and became the managing member of ProFrac Holdings, LLC ("ProFrac LLC"). The unaudited condensed consolidated financial statements presented herein prior to May 17, 2022 consist of the accounts of ProFrac LLC and its subsidiaries (the "Predecessors"). The unaudited condensed consolidated financial statements presented herein subsequent to May 17, 2022 include the accounts of ProFrac Corp. and those of its subsidiaries that are wholly-owned, controlled by it or a variable interest entity ("VIE") where it is the primary beneficiary. In these notes to the unaudited condensed consolidated financial statements, ProFrac Corp. and ProFrac LLC together are referred to as "we," "our" or "us."

These unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Accordingly, certain information and disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. We believe that the presentations and disclosures herein are adequate to make the information not misleading. The unaudited condensed consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments) for a fair statement of the interim periods. The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the full year. The unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes included in Item 8 "Financial Statements and Supplementary Data" of our Annual Report.

All significant intercompany accounts and transactions have been eliminated in consolidation.

Restricted Cash

Cash, cash equivalents and restricted cash are recorded in our unaudited condensed consolidated balance sheet as follows:

	March 31, 2023	March 31, 2022
Cash and cash equivalents	$69.9	$28.6
Restricted cash included in prepaid expenses and other current assets	2.8	2.1
Total cash, cash equivalents and restricted cash	$72.7	$30.7

Redeemable Noncontrolling Interests

Activity related to the value of our redeemable noncontrolling interests is as follows:

Balance as of December 31, 2022	$2,462.9
Class A shares issued to acquire Producers	6.7
Class A shares issued to acquire Performance Proppants	2.8
Net income	42.0
Stock-based compensation	1.9
Stock-based compensation related to deemed contribution	6.7
Foreign currency translation adjustments	0.1
Adjustment of redeemable noncontrolling interest to redemption amount (1)	(1,268.2)
Balance as of March 31, 2023	$1,254.9

(1)
Based on 104.2 million shares of Class B common stock outstanding and the 10-day VWAP of Class A common stock of $12.04 at March 31, 2023.

10

ProFrac Holding Corp.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Amounts in millions, except per share amounts, or where otherwise noted)

Concentrations of Risk

Our business activities are concentrated in the well completion services segment of the oilfield services industry in the United States. The market for these services is cyclical, and we depend on the willingness of our customers to make operating and capital expenditures to explore for, develop, and produce oil and natural gas in the United States. The willingness of our customers to undertake these activities depends largely upon prevailing industry conditions that are predominantly influenced by current and expected prices for oil and natural gas. Historically, a low commodity-price environment has caused our customers to significantly reduce their hydraulic fracturing activities and the prices they are willing to pay for those services. During these periods, these customer actions materially adversely affected our business, financial condition and results of operations.

New Accounting Standards to be Adopted

No new accounting pronouncements issued or effective during the three month period ended March 31, 2023 have had or are expected to have a material impact on our unaudited condensed consolidated financial statements.

NOTE 2. ACQUISITIONS

On January 3, 2023, we acquired 100% of the issued and outstanding membership interest of Producers Service Holdings LLC (“Producers”), an employee-owned pressure pumping services provider serving Appalachia and the Mid-Continent, for a total purchase consideration of $36.5 million, consisting of (i) Class A common stock valued at $12.9 million based on the acquisition date closing price of $21.40; (ii) cash consideration of $1.4 million; (iii) an estimated amount payable of $8.3 million related to our preliminary calculation of working capital adjustments; and (iv) our pre-existing investment of $13.9 million. Throughout the first quarter of 2023, we integrated Producers' operations. As a result, we track all stimulation services assets as one group and it would be impracticable to separately report Producers' revenues or pretax earnings subsequent to the acquisition.

On February 24, 2023, we acquired 100% of the issued and outstanding membership interests in (i) Performance Proppants, LLC, (ii) Red River Land Holdings, LLC, (iii) Performance Royalty, LLC, (iv) Performance Proppants International, LLC, and (v) Sunny Point Aggregates, LLC (together, “Performance Proppants”) for a total purchase consideration of $464.8 million, consisting of (i) Class A common stock valued at $6.2 million based on the acquisition date closing price of $19.67; (ii) cash consideration of $454.4 million; and (iii) the settlement of a pre-existing receivable of $4.2 million. Performance Proppants is a frac sand provider in the Haynesville basin. We recognized revenues of $22.7 million and a pretax income of $7.4 million related to the Performance Proppants acquisition during the three months ended March 31, 2023.

We accounted for these acquisitions as business combinations. The following table reflects pro forma revenues and net income for the three months ended March 31, 2023 and 2022 as if our 2022 and 2023 acquisitions had taken place on January 1, 2022. These unaudited pro forma amounts are not necessarily indicative of results that would have actually been obtained during the periods presented or that may be obtained in the future.

	Three Months Ended March 31,
(unaudited)	2023	2022
Revenues	$882.3	$554.8
Net income (loss)	$67.5	$(53.9)

11

ProFrac Holding Corp.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Amounts in millions, except per share amounts, or where otherwise noted)

The following table represents our preliminary allocation of total purchase consideration of Producers and Performance Proppants to the identifiable assets acquired and liabilities assumed based on the fair values on their acquisition dates:

	Producers	Performance Proppants	Total
Cash and cash equivalents	$0.3	$2.0	$2.3
Accounts receivable	7.5	14.8	22.3
Prepaid expenses and other assets	1.1	0.6	1.7
Inventories	2.8	7.5	10.3
Property, plant and equipment	29.5	476.9	506.4
Intangible assets	—	5.6	5.6
Total identifiable assets acquired	41.2	507.4	548.6
Accounts payable	10.9	16.7	27.6
Accrued expenses	0.7	2.8	3.5
Current portion of long-term debt	0.2	1.8	2.0
Other current liabilities	—	53.8	53.8
Non-current portion of debt	0.1	0.9	1.0
Other non-current liabilities	—	42.3	42.3
Total liabilities assumed	11.9	118.3	130.2
Goodwill	7.2	75.7	82.9
Total purchase consideration	$36.5	$464.8	$501.3

We used the cost approach to value the acquired property, plant and equipment. This approach adjusted estimates of replacement cost for the age, condition and utility of the associated assets. In addition, the market approach valuation technique was used for assets that had comparable market data available. Included in Performance Proppants property, plant and equipment valuation is mineral reserves valued at $248.3 million using the income approach, which is predicated upon the value of the future cash flows that an asset will generate over its economic life. The intangible assets related to the Performance Proppants acquisition represent customer relationships and the fair value was determined using the with-and-without method which is an income approach and considers the time needed to rebuild the customer base.

The amounts allocated to goodwill are attributable to the organized workforce and potential or expected synergies. The goodwill for Producers and Performance Proppants was recognized in the stimulation services and proppant production segments, respectively. We estimate that substantially all of the goodwill will be deductible for income tax purposes.

The amounts included in the table above are preliminary with respect to accruals and working capital adjustments and include the use of estimates based on information that was available at the time these unaudited condensed consolidated financial statements were prepared. We believe that the estimates used are reasonable; however, the estimates are subject to change as additional information becomes available.

NOTE 3. INVENTORIES

Inventory is comprised of the following:

	March 31, 2023	December 31, 2022
Raw materials and supplies	$93.2	$78.7
Work in process	10.2	9.7
Finished products and parts	179.7	161.1
Total	$283.1	$249.5

12

ProFrac Holding Corp.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Amounts in millions, except per share amounts, or where otherwise noted)

NOTE 4. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net is comprised of the following:

	March 31, 2023	December 31, 2022
Machinery and equipment	$1,944.4	$1,671.7
Mining property and mine development	420.4	172.1
Buildings and leasehold improvements	68.7	62.0
Land	60.2	44.3
Office equipment, software and other	9.2	7.3
Construction-in-progress	221.9	156.1
Total	2,724.8	2,113.5
Less: accumulated depreciation, depletion and amortization	(814.9)	(717.1)
Property, plant, and equipment, net	$1,909.9	$1,396.4

NOTE 5. ACCRUED EXPENSES

Accrued expenses are comprised of the following:

	March 31, 2023	December 31, 2022
Employee compensation and benefits	$37.7	$41.0
Sales, use, and property taxes	21.7	20.1
Insurance	6.9	7.4
Interest	19.3	17.5
Income taxes	7.2	0.7
Tax receivable agreement	3.3	3.3
Other	34.1	25.4
Total accrued expenses	$130.2	$115.4

NOTE 6. LONG-TERM DEBT

Long-term debt is comprised of the following:

	March 31, 2023	December 31, 2022
Third party:
Term loan	$828.7	$519.2
ABL credit facility	278.0	234.3
Monarch note	87.5	87.5
First Financial loan	12.9	16.6
Flotek convertible notes	—	12.7
Other	23.0	26.3
Related party:
REV Note	39.0	39.0
Equify note	22.1	23.8
Total principal amount	1,291.2	959.4
Less: unamortized debt discounts, premiums, and issuance costs	(43.1)	(34.0)
Less: current portion of long-term debt	(139.4)	(127.6)
Total long-term debt	$1,108.7	$797.8

13

ProFrac Holding Corp.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Amounts in millions, except per share amounts, or where otherwise noted)

Term Loan Facility

During the three months ended March 31, 2023, we amended the term loan facility to, among other things, increase the size of the term loan facility, and we borrowed $320.0 million under the facility to help fund our acquisition of Performance Proppants and for general corporate purposes.

The term loan facility requires minimum quarterly payments as well as payments based on a percentage of 25% to 50% of excess cash flow (as defined in the term loan facility). The applicable percentage of excess cash flow depends on our leverage ratio as of the last day of the applicable fiscal quarter. During the three months ended March 31, 2023, we repaid $10.5 million of borrowings outstanding under our term loan facility as a minimum quarterly payment.

ABL Credit Facility

In February 2023, we amended the ABL credit facility to, among other things, increase the maximum availability to $400.0 million.

As of March 31, 2023, the maximum availability under the ABL credit facility was the aggregate lender commitments of $400.0 million with $278.0 million of borrowings outstanding and $10.5 million of letters of credit outstanding, resulting in approximately $111.5 million of remaining availability.

Flotek Convertible Notes

In February 2023, Flotek's convertible notes matured and all $12.7 million principal amount were converted to shares of Flotek common stock, which is classified as "Noncontrolling interests" in our unaudited condensed consolidated balance sheets.

Debt Compliance

Both the term loan facility and the ABL credit facility contain certain customary representations and warranties and affirmative and negative covenants. As of March 31, 2023, we were in compliance with these covenants.

NOTE 7. COMMITMENTS AND CONTINGENCIES

Litigation

In the ordinary course of business, we are the subject of, or party to a number of pending or threatened legal actions and administrative proceedings. While many of these matters involve inherent uncertainty, we believe that, other than as described below, the amount of the liability, if any, ultimately incurred with respect to proceedings or claims will not have a material adverse effect on our consolidated financial position as a whole or on our liquidity, capital resources or future annual results of operations.

U.S. Well Services Inc. and U.S. Well Services, LLC (collectively, “USWS”) v. Halliburton Company and Cimarex Energy Co. (collectively, “Halliburton”)

In April 2021, USWS filed a patent infringement suit against Halliburton in United States District Court for the Western District of Texas Waco Division. In the suit, USWS alleges willful infringement of seven U.S. patents based on Halliburton’s “All-Electric Fracturing Fleet.” The trial was previously scheduled for March 2023, but has been postponed to a date yet to be determined in August 2023 or later.

In June 2021, Halliburton filed inter partes review petitions against these USWS patents. In January 2023, the Patent Trial and Appeal Board (“PTAB”) entered final written decisions finding certain claims of these patents invalid. In March 2023, USWS filed a notice of appeal of the final written decisions invalidating certain claims of three of these patents. Other appeal deadlines remain open. In May 2022, the Western District of Texas ruled certain claims of five of the USWS patents are invalid.

14

ProFrac Holding Corp.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Amounts in millions, except per share amounts, or where otherwise noted)

In May 2022, Halliburton filed an amended answer to this patent infringement suit counterclaiming for declaratory judgment of invalidity of USWS’ patents asserted against Halliburton in this matter and willful infringement of seven of Halliburton’s U.S. patents based on USWS’ clean fleets and conventional fleets. In June 2022, USWS filed inter partes review petitions against four of Halliburton’s patents. In December 2022, the PTAB denied institution of inter partes review against these four patents.

The outcome of Halliburton’s counterclaim against us is uncertain and the ultimate resolution of it could have a material adverse effect on our unaudited condensed consolidated financial statements in the period in which the resolution is recorded.

Halliburton Energy Services, Inc., Halliburton US Technologies, Inc., and Halliburton Group Technologies, Inc. (collectively, “Halliburton”) v. U.S. Well Services, LLC (“USWS”)

In September 2022, Halliburton filed two patent infringement suits against USWS in United States District Court for the Western District of Texas Waco Division. In the first lawsuit, Halliburton alleges willful infringement of three of its previously asserted patents as well as five additional U.S. patents. In the second lawsuit, Halliburton alleges willful infringement of two of its previously asserted patents as well as five additional U.S. patents. Both lawsuits allege infringement based on all of USWS and ProFrac LLC's fleets. The two lawsuits are scheduled together and set for trial in May 2024.

In January 2023, USWS filed amended answers to these patent infringement suits counterclaiming for declaratory judgment of invalidity of Halliburton’s patents asserted against USWS in this matter and willful infringement of two additional USWS’ U.S. patents based on Halliburton’s “All-Electric Fracturing Fleet.” In February 2023, Halliburton filed inter partes review petitions against these USWS patents.

The outcomes of these cases are uncertain and the ultimate resolution of them could have a material adverse effect on our unaudited condensed consolidated financial statements in the period in which the resolution is recorded.

Patterson v. FTS International Manufacturing, LLC and FTS International Services, LLC (collectively, “FTS”)

On June 24, 2015, Joshua Patterson filed a lawsuit in the 115th Judicial District Court of Upshur County, Texas, alleging, among other things, that FTS was negligent with respect to an automobile accident in 2013. Mr. Patterson sought monetary relief of more than $1.0 million. On July 19, 2018, a jury returned a verdict of approximately $100.0 million, including punitive damages, against FTS. The trial court reduced the judgment to approximately $33.0 million on November 12, 2018. FTS's insurance carriers appealed and the Twelfth Court of Appeals reversed the verdict in its entirety on August 26, 2020, remanding the case for a new trial. This litigation was settled in the three months ended March 31, 2023. We had previously met our insurance deductible for this matter and the settlement of this case had no effect on our unaudited condensed consolidated financial statements.

We estimate and provide for potential losses that may arise out of legal proceedings and claims to the extent that such losses are probable and can be reasonably estimated. Significant judgment is required in making these estimates and our final liabilities may ultimately be materially different from these estimates. When preparing our estimates, we consider, among other factors, the progress of each legal proceeding and claim, our experience and the experience of others in similar legal proceedings and claims, and the opinions and views of legal counsel. Legal costs related to litigation contingencies are expensed as incurred.

Tax Receivable Agreement

In connection with our initial public offering, ProFrac Corp. entered into a tax receivable agreement (the “TRA”) with certain holders of limited liability company interests in ProFrac LLC (the “TRA Holders”). The TRA generally provides for payment by ProFrac Corp. to the TRA Holders of 85% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax that ProFrac Corp. actually realizes (or is deemed to realize in certain circumstances) as a result of (i) certain increases in tax basis that occur as a result of ProFrac Corp.'s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such TRA Holder’s ProFrac LLC units in connection with the initial public offering or the exercise of the Redemption Right (as defined in the TRA) or the Call Right (as defined in the TRA), and (ii) imputed interest deemed to be paid by ProFrac Corp. as a result of, and additional tax basis arising from, any payments ProFrac Corp. makes under the TRA.

15

ProFrac Holding Corp.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Amounts in millions, except per share amounts, or where otherwise noted)

Payments will generally be made under the TRA as ProFrac Corp. realizes actual cash tax savings from the tax benefits covered by the TRA. However, if ProFrac Corp. experiences a Change of Control (as defined in the TRA) or the TRA otherwise terminates early, ProFrac Corp.'s obligations under the TRA would accelerate and ProFrac Corp. would be required to make an immediate payment equal to the present value of the anticipated future payments to be made by it under the TRA. For example, if a Change in Control or other early termination event had occurred on March 31, 2023, we estimate the payment could have ranged up to more than $270 million. There can be no assurance that we will be able to satisfy our obligations under the TRA.

We account for amounts payable under the TRA when we determine that a liability is probable and the amount is reasonably estimable. As of March 31, 2023, the liability from the TRA was $3.3 million.

NOTE 8. VARIABLE INTEREST ENTITY

As a result of our investment in and contractual relationship with Flotek Industries, Inc. ("Flotek"), Flotek meets the definition of a VIE and we are the primary beneficiary. Accordingly, we have consolidated the operating results, assets and liabilities of Flotek.

As of March 31, 2023 and December 31, 2022, $74.6 million and $79.2 million, respectively, of Flotek's assets and $62.4 million and $72.0 million, respectively, of Flotek's liabilities are included in our unaudited condensed consolidated balance sheets. These amounts are exclusive of goodwill and are after intercompany eliminations. The assets of Flotek can only be used to settle its obligations and the creditors of Flotek have no recourse to our assets. Our exposure to Flotek is generally limited to the carrying value of our variable interest.

NOTE 9. REVENUE FROM CONTRACTS WITH CUSTOMERS

We believe that disaggregating our revenue by operating segment (see Note 14) provides the information necessary to understand the nature, amount, timing and uncertainty of our revenues and cash flows.

Contract Balances with Customers

Our contract assets are included in “Accounts receivable” in our unaudited condensed consolidated balance sheets. Accounts receivable consist of invoiced amounts or amounts for which we have a right to invoice based on services completed or products delivered. Our current and non-current contract liabilities are included in “Other current liabilities” and “Other liabilities”, respectively, in our unaudited condensed consolidated balance sheets. Our contract liabilities consist of deferred revenues from advance consideration received from customers related to future performance of service or delivery of products and off-market contract liabilities from unfavorable contracts recognized in connection with our business acquisitions in the Proppant Production segment.

Deferred revenues, including revenue recognized during the three months ended March 31, 2023 relating to amounts included in contract liabilities at the beginning of the period, are not material to our unaudited condensed consolidated financial statements.

During the three months ended March 31, 2023, we recorded additional off-market contract liabilities amounting to $85.0 million from the Performance Proppants acquisition (see Note 2) and recorded the related amortization of $8.1 million to revenue. As of March 31, 2023, our off-market contract liabilities amounted to $100.5 million and the related estimated future amortization to revenue is expected to be $49.4 million for the remainder of 2023, $43.5 million in 2024 and $7.6 million in 2025.

Performance Obligations

Certain of our Proppant Production contracts contain multiple performance obligations to provide a minimum quantity of proppant products to our customers in future periods. For these contracts, the transaction price is allocated to each performance obligation at estimated selling prices and we recognize revenue as we satisfy these performance obligations. As of March 31, 2023, the aggregate amount of transaction price allocated to unsatisfied performance obligations was $530.7 million, and we expect to perform these obligations and recognize revenue of $202.7 million for the remainder of 2023, $189.8 million in 2024, $80.2 million in 2025, $43.5 million in 2026 and $14.5 million in 2027.

16

ProFrac Holding Corp.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Amounts in millions, except per share amounts, or where otherwise noted)

We have elected the practical expedient permitting the exclusion of disclosing the value of unsatisfied performance obligations for Stimulation Services and Manufacturing contracts as these contracts have original contract terms of one year or less or we have the right to invoice for services performed.

NOTE 10. OTHER OPERATING (EXPENSE) INCOME, NET

Other operating (expense) income, net is comprised of the following:

	Three Months Ended March 31,
	2023	2022
Loss (gain) on disposal of assets, net	$1.5	$(0.2)
Litigation expenses and accruals for legal contingencies	5.8	—
Reorganization costs	—	0.1
Acquisition earnout adjustment	(3.0)	—
Provision for credit losses, net of recoveries	0.1	—
Total	$4.4	$(0.1)

Loss (gain) on disposal of assets, net consists of gains and losses on excess property, early equipment failures and other asset dispositions.

Litigation expenses and accruals for legal contingencies generally represent legal and professional fees incurred in litigation as well as estimates for loss contingencies with regards to certain vendor disputes and litigation matters. In the three months ended March 31, 2023, these costs represent litigation costs incurred in connection with a patent infringement lawsuit against Halliburton. See Note 7 for a discussion of significant litigation matters.

The acquisition earnout adjustment represents a decrease in the fair value of the contingent consideration related to our acquisition of REV Energy Holdings, LLC ("REV").

NOTE 11. INCOME TAXES

The Predecessors were organized as limited liability companies or a limited partnership and were treated as either a disregarded entity or a partnership for U.S. federal income tax purposes, whereby the ordinary business income or loss and certain deductions were passed-through and reported on the members’ income tax returns. As such, the Predecessors were not required to account for U.S. federal income taxes in the unaudited condensed consolidated financial statements.

In connection with our initial public offering in May 2022, we reorganized and ProFrac LLC became partially owned by ProFrac Corp, a C-corporation. ProFrac Corp. is a taxable entity and is required to account for its income taxes under the asset and liability method for periods subsequent to May 17, 2022.

We record income taxes for interim periods based on an estimated annual effective tax rate. The estimated annual effective rate is recomputed on a quarterly basis and may fluctuate due to changes in forecasted annual operating income, positive or negative changes to the valuation allowance for net deferred tax assets and changes to actual or forecasted permanent book to tax differences.

Our effective tax rate for the three months ended March 31, 2023 was 10.1%. The difference between our effective tax rate and the federal statutory rate is related to the income that is earned within the financial statement consolidated group that is not subject to tax within the financial statement consolidated group and changes in the valuation allowance on our net deferred tax assets.

We have established a valuation allowance on substantially all of our net deferred tax assets. At each reporting date, we consider all available positive and negative evidence to evaluate whether our deferred tax assets are more likely than not to be realized. As of March 31, 2023, we concluded that a valuation allowance was still required because it was more likely than not that our deferred tax assets would not be realized.

17

ProFrac Holding Corp.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Amounts in millions, except per share amounts, or where otherwise noted)

NOTE 12. EARNINGS PER SHARE

The calculation of earnings per common share ("EPS") for our Class A common stock is as follows:

Three Months Ended March 31,
2023
Numerator:
Net income attributable to ProFrac Holding Corp.	$22.0
Net income reallocated to dilutive Class A common shares	0.1
Net income attributable to ProFrac Holding Corp. used for diluted earnings per Class A common share	$22.1

Denominator:
Weighted average Class A common shares used for basic EPS computation	54.5
Dilutive potential of employee restricted stock units	0.4
Weighted average Class A common shares used for diluted EPS computation	54.9

Basic and diluted earnings per Class A common share	$0.40

NOTE 13. FAIR VALUE OF FINANCIAL INSTRUMENTS

Recurring Measurements

Our assets and liabilities measured at fair value on a recurring basis consist of the following:

	Fair Value Measurements Using
	Level 1	Level 2	Level 3
As of March 31, 2023:
Assets - investment in BPC	$—	$—	$48.1

Liabilities:
Earnout payments	$—	$—	$3.6
Munger make-whole provision	—	—	4.2
Warrants	0.5	—	—
Total	$0.5	$—	$7.8

As of December 31, 2022:
Assets - investment in BPC	$—	$—	$53.6

Liabilities:
Earnout payments	$—	$—	$6.6
Munger make-whole provision	—	—	0.4
Warrants	1.1	—	—
Total	$1.1	$—	$7.0
We have elected the fair value option to account for our investment in Basin Production and Completion LLC ("BPC"). The significant unobservable inputs used in the fair value measurement, which was valued using the income approach and the market approach, are forecasted results and a weighted average cost of capital.

18

ProFrac Holding Corp.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Amounts in millions, except per share amounts, or where otherwise noted)

The fair value of the earnout payments was estimated using a Black-Scholes model, adjusted for the capped amount of the earnout. The fair value was discounted using a company specific credit spread to account for the counterparty credit risk in making the payment. The significant unobservable inputs used in the fair value measurement are the risk-free rate, credit spread of the acquirer, discount rate, forecasted results and volatility.

The fair value of the Munger make-whole provision was estimated using a Black-Scholes model. The significant unobservable inputs used in the fair value measurement are the risk-free rate and volatility.

The following is a reconciliation of our recurring Level 3 fair value measurements:

	Three Months Ended March 31,
	2023	2022
Balance at beginning of period	$46.6	$—
Acquisition of Flotek convertible notes	—	20.0
Acquisition of investment in BPC	—	46.0
Transfer of Investment in BPC to Level 3 fair value measurement	—	4.2
Change in fair value of Level 3 fair value measurements	(6.3)	8.1
Balance at end of period	$40.3	$78.3

Nonrecurring Measurements

We have certain assets and liabilities that are not measured at fair value on an ongoing basis but were subjected to fair value adjustments at the time of acquisition. These include long-lived assets and liabilities acquired through our business combination activities, the fair values of which were determined using applicable valuation models based on significant unobservable inputs classified as level 3 in the fair value hierarchy. See Note 2 for additional information.

Financial Instruments

The estimated fair values of our financial instruments have been determined at discrete points in time based on relevant market information. Our financial instruments consist of cash and cash equivalents, restricted cash, accounts receivable, certain investments, accounts payable, accrued expenses and long-term debt. The carrying amounts of our financial instruments other than long-term debt approximate fair value because of the short-term nature of the items.

The carrying amounts of our term loan facility and ABL credit facility approximate fair value due to the variable interest rate. The fair value of our fixed rate debt, which includes the Monarch note, the REV note and the Equify note was as follows:

	March 31, 2023	December 31, 2022
Principal amount of fixed rate debt	$148.6	$150.3
Fair value of fixed rate debt	$146.1	$142.5

NOTE 14. BUSINESS SEGMENTS

We manage our business segments primarily on the type of product or services provided. We have three reportable segments which we operate within the United States of America: stimulation services, proppant production and manufacturing. Amounts in the other category reflect our business activities that are not separately reportable, which primarily includes Flotek for the periods presented.

19

ProFrac Holding Corp.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Amounts in millions, except per share amounts, or where otherwise noted)

We evaluate the performance of our segments based on Adjusted EBITDA. We define Adjusted EBITDA as our net income (loss) before (i) interest expense, net, (ii) income taxes, (iii) depreciation, depletion and amortization, (iv) (loss) gain on disposal of assets, (v) stock-based compensation, and (vi) other charges, such as reorganization costs, stock compensation expense and other costs related to our initial public offering, certain credit losses, gain (loss) on extinguishment of debt, unrealized gain (loss) on investments, acquisition and integration expenses, litigation expenses and accruals for legal contingencies and acquisition earnout adjustments.

Summarized financial information for our reportable segments is as follows:

	Stimulation Services	Proppant Production	Manufacturing	Other	Eliminations	Total
Three months ended March 31, 2023:
Revenue
External customers	$786.7	$50.0	$3.4	$11.6	$—	$851.7
Intercompany	3.5	32.2	63.7	37.6	(137.0)	—
Total Revenue	$790.2	$82.2	$67.1	$49.2	$(137.0)	$851.7

Adjusted EBITDA	$205.7	$41.3	$8.0	$(7.9)	$—	$247.1

Three months ended March 31, 2022:
Revenue
External customers	$335.9	$3.9	$5.2	$—	$—	$345.0
Intercompany	0.3	8.5	26.8	—	(35.6)	—
Total Revenue	$336.2	$12.4	$32.0	$—	$(35.6)	$345.0

Adjusted EBITDA	$73.6	$7.9	$6.1	$—	$—	$87.6

The following table reconciles total Adjusted EBITDA to net income:

	Three Months Ended March 31,
	2023	2022
Adjusted EBITDA	$247.1	$87.6
Interest expense, net	(34.9)	(9.3)
Depreciation, depletion and amortization	(110.3)	(44.6)
Income taxes	(6.7)	(0.6)
(Loss) gain on disposal of assets, net	(1.5)	0.2
Gain (loss) on extinguishment of debt	4.1	(8.3)
Acquisition earnout adjustment	3.0	—
Stock-based compensation	(2.9)	—
Stock-based compensation related to deemed contributions	(10.2)	—
Provision for credit losses, net of recoveries	(0.1)	—
Reorganization costs	—	(0.1)
Acquisition and integration costs	(12.3)	(13.0)
Litigation expenses and accruals for legal contingencies	(5.8)	—
Unrealized (loss) gain on investments, net	(9.7)	8.1
Net income	$59.8	$20.0

20

ProFrac Holding Corp.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Amounts in millions, except per share amounts, or where otherwise noted)

Segments assets are comprised of the following:

	March 31, 2023	December 31, 2022
Total assets:
Stimulation Services	$2,761.3	$2,647.9
Proppant Production	1,097.7	477.1
Manufacturing	160.9	140.5
Other	192.8	193.7
Total segment assets	4,212.7	3,459.2
Eliminations	(572.4)	(525.6)
Total assets	$3,640.3	$2,933.6

NOTE 15. RELATED PARTY TRANSACTIONS

In the normal course of business, we have entered into transactions with related parties where Messrs. Dan Wilks and Farris Wilks and entities owned by or affiliated with them (collectively, the "Wilks Parties") hold a controlling financial interest. During the three months ended March 31, 2023 and 2022, we had related party transactions with the following related party entities:

•
Automatize, LLC (“Automatize”) is a logistics broker that facilitates the last-mile delivery of proppants on behalf of its customers. Amounts paid to Automatize include costs passed through to third-party trucking companies and a commission retained by Automatize. These payments are recorded in cost of revenues, exclusive of depreciation and depletion in our unaudited condensed consolidated statements of operations.
•
Cisco Logistics, LLC (“Cisco Logistics”) is a logistics company that delivers sand and equipment on behalf of its customers. Amounts paid to Cisco Logistics are recorded in cost of revenues, exclusive of depreciation and depletion in our unaudited condensed consolidated statements of operations.
•
Equify Financial, LLC (“Equify Financial”) is a finance company that provides equipment and other financing to its customers. Amounts paid to Equify Financial are recorded in interest expense in our unaudited condensed consolidated statements of operations.
•
Wilks Brothers, LLC (“Wilks Brothers”) is a management company which provides administrative support to various businesses within its portfolio. Wilks Brothers and certain entities under its control will at times incur expenses on behalf of us, billing us for these expenses at cost as well as certain management fees. Amounts paid to Wilks Brothers are generally recorded in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
•
Interstate Explorations, LLC (“Interstate”) is an exploration and development company for which we perform pressure pumping services, and from which we have a short-term lease for certain office space.
•
Flying A Pump Services, LLC (“Flying A”) is an oilfield services company which provides pressure pumping, acid and cementing services, to which we rent and sell equipment and frac fleet components.
•
MC Estates, LLC, The Shops at Willow Park, and FTSI Industrial, LLC (collectively, the “Related Lessors”) own various industrial parks and office space leased by us. Amounts paid to the Related Lessors are recorded in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
•
Wilks Construction Company, LLC (“Wilks Construction”) is a construction company that has built and made renovations to several buildings for us, including construction of a new sand plant. Amounts paid to Wilks Construction are recorded as capital expenditures.

21

ProFrac Holding Corp.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Amounts in millions, except per share amounts, or where otherwise noted)

•
3 Twenty-Three, LLC (“3 Twenty-Three”) is a payroll administrator which performs payroll services on behalf of its customers, including us. Amounts paid to 3 Twenty-Three are recorded in cost of revenues, exclusive of depreciation and depletion and selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
•
Wilks Earthworks, LLC ("Wilks Earthworks") is an oilfield services company providing mining, wet and dry loading, hauling and other equipment to its customers, including us.
•
Carbo Ceramics Inc. (“Carbo”) is a provider of ceramic proppant which will at times purchase conventional proppant from us to act as a broker for its customers. Additionally, we will at times purchase manufactured proppant from Carbo for the stimulation services segment.
•
FHE USA LLC (“FHE”) is a provider of production and well completion equipment used at the wellsite. Amounts paid to FHE are recorded as capital expenditures.

The following table summarizes revenue from related parties:

	Three Months Ended March 31,
	2023	2022
Flying A	$1.5	$1.4
Carbo	0.7	0.2
Total	$2.2	$1.6

The following table summarizes expenditures with related parties:

	Three Months Ended March 31,
	2023	2022
Automatize	$43.3	$14.3
FHE	0.9	3.2
Wilks Brothers	6.3	0.3
Related Lessors	2.5	1.2
Wilks Construction	4.9	0.9
Wilks Earthworks	1.5	—
Equify Financial	2.2	0.8
3 Twenty-Three	—	0.2
Carbo	0.7	—
Total	$62.3	$20.9

The following table summarizes accounts receivable–related party:

	March 31, 2023	December 31, 2022
Flying A	$3.2	$1.5
Carbo	0.8	0.1
Interstate	0.4	0.3
Other	—	0.2
Total accounts receivable—related party	$4.4	$2.1

22

ProFrac Holding Corp.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Amounts in millions, except per share amounts, or where otherwise noted)

The following table summarizes accounts payable–related party:

	March 31, 2023	December 31, 2022
Automatize	$21.7	$8.8
Wilks Brothers	8.7	7.1
Wilks Construction	8.4	7.9
Wilks Earthworks	0.7	—
Carbo	0.6	0.2
Total accounts payable—related party	$40.1	$24.0

On January 11, 2023, our board of directors approved the appointment of Mr. Coy Randle, our then Chief Operating Officer, to our board of directors. Additionally, Mr. Randle entered into a consulting agreement with us, effective as of January 13, 2023, pursuant to which Mr. Randle agreed to provide us with general operational advice for an annual fee of $0.2 million. Pursuant to the consulting agreement, we will also pay healthcare insurance premiums on behalf of Mr. Randle and will allow Mr. Randle to use a company vehicle for the duration of the consulting agreement. The consulting agreement has a term of one (1) year and will renew automatically for one (1) additional year unless either party notifies the other in writing at least sixty (60) days prior to the initial one (1) year termination date.

NOTE 16. SUBSEQUENT EVENTS

In April 2023, all of the eligible holders of ProFrac LLC units (the "Redeeming Members") submitted redemption notices with respect to all of their ProFrac LLC units, representing an aggregate of 104.2 million ProFrac LLC units (the "Redeemed Units"), together with the surrender and delivery of the same number of shares of our Class B common stock. The Redeeming Members include entities owned or affiliated with the Wilks Brothers, as well as Matthew D. Wilks, our Executive Chairman, an entity affiliated with Johnathan L. Wilks, our Chief Executive Officer, and Coy Randle, a member of our board of directors.

In April 2023, we delivered a written notice to ProFrac LLC and the Redeeming Members setting forth our election to exercise our right to purchase directly and acquire the Redeemed Units, together with the surrender and delivery of the same number of shares of our Class B common stock from the Redeeming Members.

We subsequently acquired the Redeemed Units from the Redeeming Members by issuing an aggregate of 101.1 million shares of Class A common stock on or about April 10, 2023 and the remaining 3.1 million shares on or about April 13, 2023. The surrendered shares of Class B common stock were canceled, and no shares of our Class B common stock remain issued and outstanding.

This redemption may have tax consequences for us including, but not limited to, increasing our effective tax rate and giving rise to obligations under the TRA. We are currently evaluating the impact on our unaudited condensed consolidated financial statements.

23

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be in conjunction with our unaudited condensed consolidated financial statements and the related notes thereto included in this Quarterly Report, as well as our Annual Report.

Overview

We are a technology-focused, vertically integrated energy services company providing well stimulation services, proppants production and other complementary products and services to oil and gas companies engaged in E&P of unconventional oil and natural gas resources throughout the United States. We believe we are among the largest well stimulation services providers in the United States. We operate throughout nearly all major unconventional oil and gas basins in the United States and our scale and geographical footprint provide us with both operating leverage as well as exposure to a diversified customer and commodity mix.

We operate in three reportable business segments: stimulation services, manufacturing and proppant production. Our stimulation services segment owns and operates a fleet of mobile hydraulic fracturing units and other auxiliary equipment that generates revenue by providing stimulation services to our customers. Our proppant production segment provides proppant to oilfield service providers and E&P companies. Our manufacturing segment sells highly engineered, tight tolerance machined, assembled, and factory tested products such as high horsepower pumps, valves, piping, swivels, large-bore manifold systems, seats, and fluid ends.

Before our corporate reorganization on May 17, 2022, our unaudited condensed consolidated financial statements presented herein consisted of the accounts of the Predecessors. Subsequent to May 17, 2022, our unaudited condensed consolidated financial statements presented herein include our accounts and those of our subsidiaries that are wholly-owned, controlled by us or a VIE where we are the primary beneficiary.

Recent Business Developments

On January 3, 2023, we acquired 100% of the issued and outstanding membership interest of Producers, an employee-owned pressure pumping services provider serving Appalachia and the Mid-Continent, for approximately $36.5 million consisting of (i) the issuance of our Class A common stock valued at $12.9 million; (ii) cash consideration of $1.4 million; (iii) an estimated amount payable of $8.3 million resulting from our preliminary calculation of working capital adjustments; and (iv) our pre-existing investment of $13.9 million.

On February 24, 2023, we acquired 100% of the issued and outstanding membership interests in Performance Proppants for an aggregate purchase price of $464.8 million consisting of (i) the issuance of our Class A common stock valued at $6.2 million; (ii) cash consideration of $454.4 million; and (iii) the settlement of a pre-existing receivable of $4.2 million. Performance Proppants is a frac sand provider in the Haynesville basin.

Results of Operations

Revenues

Revenues by reportable segment are as follows:

	Three Months Ended March 31,
	2023	2022
Revenues
Stimulation services	$790.2	$336.2
Proppant production	82.2	12.4
Manufacturing	67.1	32.0
Other	49.2	—
Eliminations	(137.0)	(35.6)
Total revenues	$851.7	$345.0

24

Stimulation Services. Stimulation services revenues for the three months ended March 31, 2023 increased $454.0 million, or 135% from the same period in 2022. The increase was primarily attributable to our acquisitions of FTS, USWS, REV and Producers which increased our average fleet count and related pumping hours substantially.

Proppant Production. Proppant production revenues for the three months ended March 31, 2023 increased $69.8 million, or 563% from the same period in 2022. The increase was primarily attributable to our acquisitions of SP Silica of Monahans, LLC ("Monahans"), Monarch Silica, LLC ("Monarch") and Performance Proppants which caused the number of mines operated and the related tonnage mined to increase substantially. Additionally, proppant pricing increased due to increased demand primarily in the Permian Basin. Approximately 39% of the Proppant Production segment's revenue was intercompany.

Manufacturing. Manufacturing revenues for the three months ended March 31, 2023 increased $35.1 million, or 110% from the same period in 2022. The increase was primarily attributable to an increase in demand for our products due to increased activity levels from internal and external customers for manufactured components utilized in the oilfield service industry. Approximately 95% of the Manufacturing segment's revenue was intercompany.

Other. Other revenues for the three months ended March 31, 2023 were $49.2 million. The increase was attributable to the consolidation of Flotek beginning in May 2022. Approximately 76% of other revenue was intercompany.

Cost of Revenues

Cost of revenues by reportable segment is as follows:

	Three Months Ended March 31,
	2023	2022
Cost of revenues, exclusive of depreciation, depletion, and amortization:
Stimulation services	$539.6	$248.5
Proppant production	38.2	4.2
Manufacturing	55.1	19.4
Other	45.7	—
Eliminations	(136.9)	(35.6)
Total cost of revenues, exclusive of depreciation, depletion, and amortization	$541.7	$236.5

Stimulation Services. Stimulation services cost of revenues for the three months ended March 31, 2023 increased $291.1 million, or 117% from the same period in 2022. The increase was primarily attributable to the FTS, USWS, REV and Producers acquisitions which caused our average fleet count and related labor, fracturing materials and repairs and maintenance costs to increase substantially. In addition, we saw a higher price for the cost of materials and cost of services to operate the fleets.

Proppant Production. Proppant production cost of revenues for the three months ended March 31, 2023 increased $34.0 million, or 810% from the same period in 2022. The increase was primarily attributable to the Monahans, Monarch and Performance Proppants acquisitions which caused the number of mines operated and the related tonnage mined to increase substantially. Additionally, proppant pricing increased due to increased demand primarily in the Permian Basin.

Manufacturing. Manufacturing cost of revenues for the three months ended March 31, 2023 increased $35.7 million, or 184% from the same period in 2022. The increase was primarily attributable to increases in demand for our products as well as the cost of raw materials.

Other. Other cost of revenues for the three months ended March 31, 2023 was $45.7 million. The increase was attributable to the consolidation of Flotek beginning in May 2022.

25

Selling, General and Administrative

Selling, general and administrative expenses are comprised of the following:

	Three Months Ended March 31,
	2023	2022
Selling, general and administrative:
Selling, general and administrative, excluding stock-based compensation	$63.2	$21.0
Stock-based compensation related to deemed contributions	10.2	—
Stock-based compensation	2.9	—
Total selling, general and administrative	$76.3	$21.0

Selling, general and administrative expenses for the three months ended March 31, 2023 were $76.3 million, an increase of $55.3 million from the same period in 2022. The increase was primarily due to higher headcount and personnel costs, higher incentive compensation, increased non-labor costs associated with the increased activity levels and $13.1 million of stock-based compensation expenses, of which $10.2 million related to expense associated with certain deemed shareholder contributions.

Depreciation, Depletion, and Amortization

Depreciation, depletion, and amortization for the three months ended March 31, 2023 and 2022 was $110.3 million and $44.6 million, respectively. The increase was primarily attributable to the impact of the acquisitions made subsequent to March 31, 2022 and increased capital expenditures in the three months ended March 31, 2023 compared with the three months ended March 31, 2022.

Acquisition and Integration Costs

Acquisition and integration costs for the three months ended March 31, 2023 and 2022 were $12.3 million and $13.0 million, respectively. These costs primarily relate to professional fees, severance and other costs associated with our acquisition and integration activities.

Other Operating Expense (Income), Net

Other operating expense, net for the three months ended March 31, 2023 were $4.4 million compared with other operating income, net of $0.1 million for the three months ended March 31, 2022. The change was primarily attributable to $5.8 million related to legal costs incurred in connection with a patent infringement lawsuit against Halliburton (see Note 7) in the three months ended March 31, 2023 and a $1.7 million increase in loss on disposal of assets. These increased costs were partially offset by a non-cash gain of $3.0 million related to the change in fair value of an acquisition earnout.

Interest Expense, Net

Interest expense, net of interest income, for the three months ended March 31, 2023 and 2022 was $34.9 million and $9.3 million, respectively. This increase was due to higher average debt balances and higher average interest rates for our term loan facility and ABL credit facility in the three months ended March 31, 2023.

Gain (Loss) on Extinguishment of Debt

In the three months ended March 31, 2023, we recognized a net gain of $4.1 million, which was primarily due to the forgiveness of Flotek's Paycheck Protection Program loan. In the three months ended March 31, 2022, we recognized an $8.3 million loss on extinguishment of debt as a result of debt refinancing transactions and debt repayments.

Other (Expense) Income, Net

For the three months ended March 31, 2023 we recognized non-cash losses totaling $9.4 million primarily related to the change in fair value of our Munger make-whole provision and a decrease in the fair value of our investment in BPC. See our Annual Report for more information on the Munger make-whole provision. For the three months ended March 31, 2022 we recognized non-cash income of $8.1 million related to the change in fair value of our investment in Flotek's convertible notes.

26

Income Taxes

Income taxes were $6.7 million and $0.6 million for the three months ended March 31, 2023 and 2022, respectively. The increase is due to our corporate reorganization to a taxable entity subsequent to our initial public offering in May 2022. Our effective tax rate for the three months ended March 31, 2023 was 10.1%. The difference between our effective tax rate and the federal statutory rate is related to the income that is earned within the financial statement consolidated group that is not subject to tax within the financial statement consolidated group and changes in the valuation allowance on our net deferred tax assets.

Liquidity and Capital Resources

We have excluded cash and other sources of liquidity related to our VIE from the following discussion of our liquidity and capital resources as we do not have the ability to access or use these items in our operations. As of March 31, 2023, there is substantial doubt about our VIE's ability to continue as a going concern. We believe that this substantial doubt does not materially affect our business, financial condition or results of operation as we do not guarantee any of our VIE's liabilities.

Sources of Liquidity

Historically, our primary sources of liquidity have been borrowings under our term loan facility or ABL credit facility and cash flows from operations.

At March 31, 2023, we had $57.5 million of cash and cash equivalents, excluding Flotek, and $111.5 million available for borrowings under our ABL credit facility, resulting in a total liquidity position of $169.0 million. Refer to Note 6 in the notes to our unaudited condensed consolidated financial statements contained herein and our Annual Report for more information regarding our ABL credit facility.

Cash Flows

Cash flows provided by (used in) each type of activity were as follows:

	Three Months Ended March 31,
	2023	2022
Net cash provided by (used in):
Operating activities	$233.5	$43.7
Investing activities	(525.8)	(334.7)
Financing activities	327.1	316.3
Net change in cash, cash equivalents, and restricted cash	$34.8	$25.3

Operating Activities. The $189.8 million increase in net cash provided by operating activities was due to higher earnings after adjustments for non-cash reconciling items as well as increased cash provided by the net change in operating assets and liabilities. The increased cash provided by the net change in operating assets and liabilities was primarily due to our increased accounts payable balance as of March 31, 2023.

Investing Activities. The $191.1 million increase in net cash used in investing activities was primarily due to an increase of $164.6 million in cash paid for acquisitions and an increase of $35.2 million of capital expenditures to support our larger fleet, and for growth initiatives such as building electric-powered hydraulic fracturing fleets and engine upgrades to convert legacy pumps to next generation technology. These increases were partially offset by a decrease of $44.6 million in proceeds from the sale of assets in the three months ended March 31, 2023 as well as our $45.9 million investment in BPC and our $10.0 million initial investment in Flotek in the three months ended March 31, 2022.

Financing Activities. The $10.8 million increase in net cash provided by financing activities was due to an $11.3 million increase in net borrowings of long-term debt and revolving credit agreements and a decrease of $4.5 million in debt issuance costs offset by a $5.0 million decrease in member contributions.

27

Cash Requirements

Our material cash requirements have consisted of, and we anticipate will continue to consist of the following:

•
debt service obligations, including interest,
•
capital expenditures, and
•
acquisitions of strategic businesses

Debt Service Obligations

As of March 31, 2023, we have $1.3 billion in aggregate principal amount of long-term debt outstanding. We believe we have a manageable debt maturity profile, with $140 million coming due over the next twelve months. For additional information about our long-term debt, please see Item 8 "Financial Statements and Supplementary Data" in our Annual Report.

Capital Expenditures

The nature of our capital expenditures consists of a base level of investment required to support our current operations and amounts related to growth and company initiatives.

During the three months ended March 31, 2023, our capital expenditures were $83.2 million, consisting of expenditures for maintenance capital expenditures for our larger fleet, building four electric-powered hydraulic fracturing fleets, and engine upgrades to convert legacy pumps to next generation technology. We expect our capital expenditures to accelerate over the next six months given the projected timing of project completions and cash outlays. We will remain disciplined with capital allocation and we expect to reduce capital expenditures based on total fleet activity levels to ensure we maintain return thresholds on all capital investment.

We continually evaluate our capital expenditures and the amount that we ultimately spend will depend on a number of factors, including customer demand for new fleets and expected industry activity levels.

Acquisitions of Strategic Businesses

Our growth strategy includes potential acquisitions and other strategic transactions. From time to time we enter into non-binding letters of intent to make investments or acquisitions. These letters of intent may provide for purchase consideration including cash, notes payable by us, equity or some combination, the use of which could impact our liquidity needs. These potential transactions are subject to the completion of satisfactory due diligence, the negotiation and resolution of significant business and legal issues, the negotiation, documentation and completion of mutually satisfactory definitive agreements among the parties, the consent of our lenders, our ability to finance any cash payment at closing, and approval of our board of directors. We cannot guarantee that any such potential transaction would be completed on acceptable terms, if at all.

We have historically funded our acquisitions through issuances of our equity securities and borrowings under our term loan facility or ABL credit facility. For any future acquisitions, we may utilize borrowings under our ABL credit facility and various financing sources available to us, including the issuance of equity or debt securities through public offerings or private placements, to fund these acquisitions. Our ability to complete future offerings of equity or debt securities and the timing of these offerings will depend on various factors including prevailing market conditions and our financial condition.

We believe that our cash and cash equivalents, cash provided by operations, and the availability under our ABL credit facility will be sufficient to fund our capital expenditures, satisfy our obligations, and remain in compliance with our existing debt covenants for at least the next 12 months. If we pursue additional acquisitions during 2023, we will likely need to raise additional debt and/or equity financing to fund them.

28

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk is the risk of loss arising from adverse changes in market rates and prices. Historically, our risks have been predominantly related to potential changes in the fair value of our long-term debt due to fluctuations in applicable market interest rates. Going forward our market risk exposure generally will be limited to those risks that arise in the normal course of business, as we do not engage in speculative, non-operating transactions, nor do we utilize financial instruments or derivative instruments for trading purposes.

Interest Rate Risk

We are subject to interest rate risk on our variable rate debt from our term loan credit facility and our ABL credit facility. We also have fixed rate debt but do not currently utilize derivative instruments to manage the economic effect of changes in interest rates. The impact of a 1% increase in interest rates on our outstanding debt as of March 31, 2023, would have resulted in an annual increase in interest expense of approximately $11.1 million.

Our exposure to other market risks has not materially changed since December 31, 2022. For additional quantitative and qualitative disclosures about market risk affecting us, see Item 7A. "Quantitative and Qualitative Disclosures about Market Risk" in our Annual Report. Our exposure to market risk has not changed materially since December 31, 2022.

ITEM 4. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

In accordance with Exchange Act Rule 13a-15, we carried out an evaluation, under the supervision and with the participation of management, including our Executive Chairman (our principal executive officer) and our Chief Financial Officer (our principal financial officer), of the effectiveness of our disclosure controls and procedures as of the end of the period covered by this report. Based on that evaluation, our Executive Chairman and Chief Financial Officer concluded that our disclosure controls and procedures were effective as of March 31, 2023 to provide reasonable assurance that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms. Our disclosure controls and procedures include controls and procedures designed to ensure that information required to be disclosed in reports filed or submitted under the Exchange Act is accumulated and communicated to our management, including our Executive Chairman and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures.

Limitations on Controls and Procedures

In designing and evaluating our disclosure controls and procedures, management recognizes that disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Additionally, in designing disclosure controls and procedures, our management was required to apply its judgment in evaluating the cost-benefit relationship of possible disclosure controls and procedures. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, controls may become inadequate because of changes in conditions, or the degree of compliance with policies or procedures may deteriorate. Because of the inherent limitations in a control system, misstatements due to error or fraud may occur and not be detected.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting during the three months ended March 31, 2023 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

29

PART II

ITEM 1. LEGAL PROCEEDINGS

Please refer to the information in Note 7 included in the notes to unaudited condensed consolidated financial statements contained herein.

ITEM 1A. RISK FACTORS

There have been no material changes in the significant risk factors that may affect our business, results of operations or liquidity as described in Item 1A "Risk Factors" in our Annual Report.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

On January 3, 2023, we issued 420,818 shares of our Class A common stock to the sellers of Producers as partial consideration for 100% of the issued and outstanding membership interest of Producers (see Note 2). The securities issued to the sellers of Producers were offered in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act. We relied on this exemption from registration based on part on representations made by each of the sellers of Producers, including that each seller is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

On February 24, 2023, we issued 312,826 shares of our Class A common stock to an entity affiliated with the management team of Performance Proppants in connection with such entity's reinvestment of cash proceeds from the closing price of the Performance Proppants transaction (see Note 2). The securities issued to the entity were offered in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. We relied on this exemption from registration based on part on representations made by the entity, including that it was an "accredited investor" as defined in Rule 501(a) under the Securities Act.

Additionally, and in connection with the Performance Proppants transaction, on or about April 7, 2023, we issued 39,372 shares of our Class A common stock to certain individuals pursuant to their respective employment agreements. The securities issued to the individuals were offered in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act. We relied on this exemption from registration based on part on representations made by the individuals, including that each Individual is an “accredited investor” as defined in Rule 501(a) under the Securities Act and without a view to distribute the securities.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. MINE SAFETY DISCLOSURES

The information concerning mine safety violations and other regulatory matters required by Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 104 of Regulation S-K (17 CFR 229.104) is included in Exhibit 95 to this Quarterly Report.

ITEM 5. OTHER INFORMATION

None.

30

ITEM 6. EXHIBITS

The exhibits required to be filed or furnished by Item 601 of Regulation S-K are listed below.

Exhibit Number	Description
3.1

Second Amended and Restated Certificate of Incorporation of ProFrac Holding Corp. (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on March 28, 2023)

3.2

Amended and Restated Bylaws of ProFrac Holding Corp., effective as of May 17, 2022 (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed with the SEC on May 18, 2022)

10.1

Third Amendment, Consent and Limited Waiver to Term Loan Credit Agreement, dated as of December 30, 2022, by and among ProFrac Holdings II, LLC, ProFrac Holdings, LLC, the guarantors party thereto, the lenders party thereto, and Piper Sandler Finance LLC, as the agent and collateral agent for the lenders (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the SEC on January 6, 2023)

10.2

Third Amendment to Credit Agreement, dated as of December 30, 2022, by and among ProFrac Holdings II, LLC, ProFrac Holdings, LLC, the guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, as the agent and collateral agent for the lenders (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed with the SEC on January 6, 2023)

10.3

Consulting Agreement, effective as of January 13, 2023 between ProFrac Holding Corp. and Mr. Coy Randle (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the SEC on January 12, 2023)

10.4

First Amendment to Stockholders' Agreement, effective as of January 13, 2023, between ProFrac Holding Corp. and the stockholders party thereto (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed with the SEC on January 12, 2023)

10.5

Employment Agreement, effective as of January 13, 2023, between ProFrac Holding Corp. and Phillip Blaine Wilbanks (incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K filed with the SEC on January 12, 2023)

10.6	Indemnification Agreement (Phillip Blaine Wilbanks (incorporated by reference to Exhibit 10.4 to the Registrant's Current Report on Form 8-K filed with the SEC on January 12, 2023)
10.7

Fourth Amendment to Term Loan Credit Agreement, dated as of February 1, 2023, by and among ProFrac Holdings II, LLC, ProFrac Holdings, LLC, the guarantors party thereto, the lenders party thereto, and Piper Sandler Finance LLC, as the agent and collateral agent for the lenders (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the SEC on February 2, 2023)

10.8

Assignment and Amendment of Membership Interest Purchase Agreement, dated as of February 24, 2023, by and among ProFrac Holdings II, LLC, Performance Holdings I, LLC, Performance Holdings II, LLC and Alpine Silica, LLC (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed with the SEC on February 28, 2023)

10.9

Contribution Agreement, dated as of February 24, 2023, by and among ProFrac Holding Corp., Alpine Silica, LLC, Tidewater Partners, LLC, Performance Holdings I, LLC and Performance Holdings II, LLC (incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K filed with the SEC on February 28, 2023)

10.10*†

Fifth Amendment to Term Loan Credit Agreement, dated as of February 23, 2023, by and among ProFrac Holdings II, LLC, ProFrac Holdings, LLC, the lenders and guarantors party thereto, and Piper Sandler Finance LLC, as the agent and collateral agent for the lenders

31

10.11*†

Fourth Amendment to that certain asset-based revolving Credit Agreement, dated as of February 23, 2023, by and among ProFrac II LLC, as borrower, ProFrac Holdings, the Lenders, letter of credit issuers, and guarantors party thereto, and JPMorgan Chase Bank, N.A., as the agent, the collateral agent and the swingline lender (as amended by the First Amendment to Credit Agreement, dated as of July 25, 2022, the Second Amendment to Credit Agreement, dated as of November 1, 2022, and the Third Amendment to Credit Agreement, dated as of December 30, 2022)

10.12

Amendment No. 2 to Amended and Restated Series A Warrant Agreement, dated March 29, 2023, between ProFrac Holding Corp., Continental Stock Transfer & Trust Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.52 to the Registrant's Annual Report on Form 10-K filed with the SEC on March 30, 2023)

31.1*	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2*	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1**	Certification of Principal Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
95*	Mine Safety Disclosure Exhibit
101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

** Furnished herewith.

† Certain of the exhibits and schedules of this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(10)(iv). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

32

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on May 12, 2023.

ProFrac Holding Corp.

By:	/s/ Matthew D. Wilks
Name: Matthew D. Wilks
Title: Executive Chairman and Director (Principal Executive Officer)

By:	/s/ Lance Turner
Lance Turner
Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

33

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. DOUBLE ASTERISKS DENOTE OMISSIONS.

Exhibit 10.10

FIFTH AMENDMENT

TO TERM LOAN CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO TERM LOAN CREDIT AGREEMENT (this “Amendment”),

dated as of February 23, 2023, relating to the Credit Agreement referred to below, is made by and among PROFRAC HOLDINGS II, LLC, a Texas limited liability company (the “Borrower”), PROFRAC HOLDINGS, LLC, a Texas limited liability company (“Holdings”), the Guarantors party hereto, each of the Lenders party hereto, as required, as the case may be, by the terms of this Amendment and the Existing Credit Agreement, and PIPER SANDLER FINANCE LLC, as the Agent and the Collateral Agent for the Lenders.

RECITALS

WHEREAS, the Borrower, Holdings the other Obligors from time to time party thereto, the Lenders from time to time party thereto, the Agent and the Collateral Agent have entered into the Term Loan Credit Agreement, dated as of March 4, 2022, as amended by the First Amendment to Term Loan Credit Agreement, dated as of July 25, 2022, as amended by the Second Amendment, Consent and Limited Waiver to Term Loan Credit Agreement, dated as of November 1, 2022, as amended by the Third Amendment, Consent and Limited Waiver to Term Loan Credit Agreement, dated as of December 30, 2022, the Fourth Amendment, dated as of February 1, 2023, and as further amended, restated, amended and restated, extended, supplemented, waived or otherwise modified from time to time immediately prior to the effectiveness of this Amendment (the “Existing Credit Agreement”, and, as amended by this Amendment, and as further amended, restated, supplemented or otherwise modified from time to time after the effectiveness of this Amendment, the “Credit Agreement”; capitalized terms used and not otherwise defined herein having the meanings ascribed to them in the Credit Agreement);

WHEREAS, the Borrower and the other Obligors have requested that the Lenders amend the Existing Credit Agreement to, among other things, (i) permit certain amendments to the ABL Credit Agreement on the terms set forth in the Fourth Amendment to ABL Credit Agreement, to be dated as of the date hereof, by and among the Borrower, Holdings, the ABL Agent, the ABL Lenders party thereto and the other parties party thereto (the “Fourth Amendment to ABL Credit Agreement”), (ii) [**] (iii) permit the Performance Acquisition on the terms set forth in the Performance Acquisition Documents and

(iv) and amend certain other provisions thereof; and

WHEREAS, the Required Lenders under the Existing Credit Agreement that are parties hereto are hereby so willing to amend the Existing Credit Agreement subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby covenant and agree as follows:

SECTION 1. Amendments to the Existing Credit Agreement. Effective as of the Fifth Amendment Effective Date:

(a) The Existing Credit Agreement is hereby amended to (i) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and (ii) add the double-underlined text (indicated textually in the same manner as the following example: double- underlined text or double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto. The foregoing as-amended provisions of the Existing Credit Agreement are incorporated herein by this reference as if fully set forth herein.

SECTION 2. Conditions to Effectiveness. This Amendment shall become effective on the first date when, and only when, each of the conditions set forth below shall have been satisfied or waived in accordance with the terms herein (such date, the “Fifth Amendment Effective Date”):

(a)
the Agent shall have received duly executed counterparts of this Amendment by the Borrower, Holdings, the Guarantors and the Lenders constituting Required Lenders under the Existing Credit Agreement as required hereby and pursuant to the Credit Agreement;

(b)
the Lenders shall have received a duly executed copy of that certain Fifth Amendment Fee Letter (the “Fifth Amendment Fee Letter”), dated as of the Fifth Amendment Effective Date, by and between the Borrower and the Agent;

(c)
the Agent shall have received all fees and amounts due and payable on or prior to the Fifth Amendment Effective Date to the extent invoiced at least two (2) Business Days prior to the Fifth Amendment Effective Date, including reimbursement or payment of all reasonable and documented or invoiced out-of-pocket costs and expenses associated with this Amendment, with such costs and expenses to be limited to the Attorney Costs;

(d)
the representations and warranties set forth in this Amendment or any other Loan Document shall be true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects) after giving effect to this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date;

(e)
no Default or Event of Default shall have occurred and be continuing or shall result, in each case, after giving effect to this Amendment;

(f)
the Agent and the Lenders party hereto shall have received a certificate signed by a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions set forth in Section 2(d) and Section 2(e) of this Amendment;

(g)
the Agent (or its counsel) shall have received drafts of the Performance Acquisition Documents, in form and substance reasonably satisfactory to the Agent and the Required Lenders;

(h)
the Agent shall have received a copy of an executed Fourth Amendment to the ABL Credit Agreement, in form and substance reasonably satisfactory to the Agent and the Required Lenders;

(i)
[**];

(j)
[**];

(k)
[**];

2

3

(l)
the Agent shall have received a copy of an executed amendment to the ABL Intercreditor Agreement dated as of the Fifth Amendment Effective Date by and among the Agent, the ABL Collateral Agent, and the Obligors, in form and substance reasonably satisfactory to the Agent and the Required Lenders (the “Amendment to Intercreditor”);

(m)
the Agent shall have received a substantially final copy of an amendment to the Monarch Acquisition Intercreditor Agreement, to be dated as of the [**], by and among the Subordinated Creditors (as defined therein), the Senior Creditor (as defined therein), [**] and;

(n)
the Agent shall have received a substantially final copy of an amendment to the REV Energy Acquisition Intercreditor Agreement, to be dated as of the [**].

By executing and delivering its signature page to this Amendment, each Lender acknowledges and agrees that the conditions precedent set forth in this Section 2 have been satisfied.

SECTION 3. Representations and Warranties of the Obligors. To induce the Agent and the Lenders party hereto to enter into this Amendment, each of the Borrower, Holdings and the Guarantors hereby represents and warrants to the Agent and each Lender that as of the Fifth Amendment Effective Date:

(a)
Holdings and each Obligor party to this Amendment has the power and authority to execute, deliver and perform this Amendment. Holdings and each Obligor party to this Amendment has taken all necessary corporate, limited liability company or partnership, as applicable, action (including obtaining approval of its shareholders, if necessary) to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by Holdings and each Obligor party hereto and constitutes the legal, valid and binding obligations of Holdings and each such Obligor, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, winding up, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at Law) and an implied covenant of good faith and fair dealing. Holdings’ and each Obligor’s execution, delivery and performance of this Amendment does not (i) conflict with, or constitute a violation or breach of, the terms of (A) any contract, mortgage, lease, agreement, indenture, or instrument to which Holdings, such Obligor or any of its Restricted Subsidiaries is a party or which is binding upon it, (B) any Requirement of Law applicable to Holdings, such Obligor or any of its Restricted Subsidiaries or (C) any Charter Documents of Holdings, such Obligor or any of its Restricted Subsidiaries, in each case under clauses (A), (B) and (C), in any respect that would reasonably be expected to have a Material Adverse Effect or (ii) result in the imposition of any Lien (other than the Liens created by the Security Documents) upon the property of Holdings, such Obligor or any of its Restricted Subsidiaries by reason of any of the foregoing;

(b)
no Default or Event of Default has occurred and is continuing or would occur, in each case, after giving effect to this Amendment;

(c)
no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Holdings or any of its Restricted Subsidiaries of this Amendment other than where failure to obtain, effect or make any such approval, consent, exemption, authorization, or other action, notice or filing would not reasonably be expected to have a Material Adverse Effect; and

4

(d)
after giving effect to this Amendment, the representations and warranties of the Borrower and each of the other Obligors contained in the Credit Agreement and each other Loan Document are true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect is true and correct in all respects) on and as of the Fifth Amendment Effective Date as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date, in which case such representations and warranties were true and correct in all material respects as of such prior date.

SECTION 4. Expenses. The Borrower hereby reconfirms the obligations of the Borrower to pay all reasonable and documented or invoiced out- of-pocket costs and expenses incurred by the Agent in connection with this Amendment, in each case, pursuant to Section 14.7 of the Credit Agreement.

SECTION 5. No Other Amendments or Waivers; Reaffirmation of the Obligors.

(a)
Except as expressly provided herein and in the Amendment to Intercreditor, (i) the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms, (ii) the consents and agreements of the Agent and the Lenders set forth herein shall be limited strictly as written and shall not constitute a consent or agreement to any transaction not specifically described in connection with any such consent and/or agreement, and (iii) this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which the Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

(b)
This Amendment shall constitute a Loan Document.

(c)
Each of the Borrower, Holdings and the Guarantors hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Obligor is a party is, and the obligations of such Obligor contained in the Credit Agreement (as amended by this Amendment) or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as modified by this Amendment and, in the case of the ABL Intercreditor Agreement, the Amendment to Intercreditor. For greater certainty and without limiting the foregoing, each of the Borrower, Holdings and the Guarantors hereby confirms that the existing security interests granted by such Obligor in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the Obligations as and to the extent provided in the Loan Documents.

SECTION 6. Authorization and Consent to Intercreditor Agreement Amendment. By executing (or joining, as applicable) this Amendment, each Lender hereby authorizes and directs the Agent to execute and deliver the Amendment to Intercreditor, [**], the Amendment to Monarch Intercreditor and the Amendment to REV Intercreditor.

SECTION 7. No Reliance, Etc. For the avoidance of doubt, and without limitation of any other provisions of the Credit Agreement or the other Loan Documents, Piper Sandler Finance LLC, in its capacity as Agent, shall be entitled to the benefits of Sections 13.3, 13.4 and 14.18 of the Credit Agreement as if such provisions were set forth in full herein mutatis mutandis.

SECTION 8. Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except in accordance with Section 12.1 of the Credit Agreement.

5

SECTION 9. Integration; Effect of Modifications. This Amendment represents the entire agreement of the Borrower, the other Obligors, the Agent and the Lenders party hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as modified hereby and that this Amendment is a Loan Document.

SECTION 10. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVERS; PROCESS AGENTS. THIS AMENDMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SECTION 14.3 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AS IF SUCH PROVISION WERE SET FORTH IN FULL HEREIN MUTATIS MUTANDIS AND SHALL APPLY HERETO.

SECTION 11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AMENDMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AMENDMENT.

SECTION 12. Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment, the Credit Agreement, or any instrument or agreement required hereunder.

SECTION 13. Interpretative Provisions. Section 1.3 of the Credit Agreement shall apply to this Amendment as if such provisions were set forth in full herein mutatis mutandis.

SECTION 14. Counterparts. This Amendment may be executed in any number of counterparts, and by each party hereto in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic transmission (e.g., a “pdf”, “tif” or similar

6

7

format by electronic mail) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. The Agent may require that any such documents and signatures be confirmed by a manually-signed original thereof, provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or other electronic signature.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

8

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

PROFRAC HOLDINGS II, LLC,

as the Borrower

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

PROFRAC HOLDINGS, LLC, as Holdings

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

PROFRAC SERVICES, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

PROFRAC MANUFACTURING, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

BEST PUMP AND FLOW, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

ALPINE SILICA, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

FTS INTERNATIONAL SERVICES, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

FTS INTERNATIONAL MANUFACTURING, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

ALPINE MONAHANS, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

ALPINE MONAHANS II, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

AG PSC FUNDING LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

U.S. WELL SERVICES HOLDINGS, LLC.,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

U.S. WELL SERVICES, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

USWS HOLDINGS LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

USWS FLEET 10, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

USWS FLEET 11, LLC,

as a Guarantor

By: /s/ Lance Turner Name: Lance Turner

Title: Chief Financial Officer

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

By: /s/ Lance Turner Name: Lance Turner

Title: Chief Financial Officer

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

MONARCH SILICA, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

REV ENERGY HOLDINGS, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

REV ENERGY SERVICES, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

PRODUCERS SERVICE HOLDINGS LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

PRODUCERS SERVICE COMPANY LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

PRODUCERS SERVICE COMPANY – WEST LLC,

as a Guarantor

By: /s/ Lance Turner Name: Lance Turner

Title: Chief Financial Officer

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

PRODUCERS SERVICE I, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

PIPER SANDLER FINANCE LLC,

as the Agent

By: /s/ Amrit Agrawal

Name: Amrit Agrawal

Title: Chief Investment Officer

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

ELLINGTON CLO III, LTD., as a Lender By: Ellington CLO Management LLC, its Collateral Manager
By: /s/ Jacob Gomolinksi-Ekel
Name: Jacob Gomolinski-Ekel
Title: Authorized Signatory

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

SILVER POINT SCF CLO I, LTD, as a Lender

By: /s/ Stacy Hatch

Name: Stacy Hatch

Title: Authorized Signatory

SPECIALTY CREDIT FACILITY II ON MM, LLC, as a Lender

By: /s/ Stacy Hatch

Name: Stacy Hatch

Title: Authorized Signatory

SOFA FACILITY HOLDINGS, LLC, as a Lender

By: /s/ Stacy Hatch

Name: Stacy Hatch

Title: Authorized Signatory

SILVER POINT LOAN FUNDING, LLC, as a Lender

By: /s/ Stacy Hatch

Name: Stacy Hatch

Title: Authorized Signatory

SILVER POINT SPECIALITY CREDIT III MASTER FUND L.P., as a Lender

By: Silver Point Specialty Credit Fund III Management, LLC as its investment manager

By: /s/ Stacy Hatch

Name: Stacy Hatch

Title: Authorized Signatory

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

PIONEER FLOATING RATE FUND, INC., FLORIDA POWER & LIGHT COMPANY, PIONEER GLOBAL HIGH YIELD FUND, PIONEER HIGH INCOME FUND, INC., PIONEER HIGH YIELD FUND, INSTITUTIONAL MULTI-SECTOR FIXED INCOME PORTFOLIO,

STICHTING PENSIOENFONDS MEDISCH SPECIALISTEN,

PIONEER STRATEGIC INCOME FUND, PIONEER STRATEGIC INCOME VCT PORTFOLIO,

AMUNDI NVIT MULTI SECTOR BOND FUND, NATIONWIDE AMUNDI STRATEGIC INCOME FUND,

NATIONWIDE AMUNDI GLOBAL HIGH YIELD FUND,

PIONEER DIVERSIFIED HIGH INCOME FUND, INC.,

PIONEER FLOATING RATE FUND,

FDP GLOBAL FIXED INCOME PORTFOLIO,

each, as a Lender

By: Amundi Asset Management US, Inc., as investment adviser to each Lender above

By: /s/ Kenneth J. Monaghan

Name: Kenneth J. Monaghan

Title: Managing Director

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

LENDERS:

Beach Point Total Return Master Fund, L.P. Beach Point Strategic Master Fund, L.P. Beach Point SCF IV LLC

Pacific Coast Investment Fund LLC Beach Point Multi-Asset Credit Fund Ltd.

Beach Point Multi-Strategy Credit Master Fund, L.P. Beach Point SCF I LP

Beach Point SCF Multi-Port LP Lloyds Bank Pension Scheme No. 1 Lloyds Bank Pension Scheme No. 2 HBOS Final Salary Pension Scheme

Associated British Foods Pension Scheme Royal Mail Pension Plan

Royal Mail Pension Plan (RMG Section)(Re: DBCB) Beach Point SCF 0166 LP

Beach Point SCF 0166 LP - Special Investments Beach Point Select Fund LP

By: Beach Point Capital Management LP Its: Investment Manager

By: /s/ Allan Schweitzer

Name: Allan Schweitzer

Title: Portfolio Manager

Mercer QIF Fund PLC – Mercer Investment Fund 1

By: Beach Point Capital Management LP Its: Sub-Investment Manager

By: /s/ Allan Schweitzer

Name: Allan Schweitzer

Title: Portfolio Manager

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

BLACKROCK CAPITAL ALLOCATION TRUST,

as a Lender

By: BlackRock Advisors, LLC, as Investment Advisor

By: /s/ Henry Brennan

Name: Henry Brennan

Title: Managing Director

BLACKROCK GLOBAL ALLOCATION FUND,

INC., as a Lender

By: BlackRock Advisors, LLC, as Investment Adviser

By: /s/ Henry Brennan

Name: Henry Brennan

Title: Managing Director

BLACKROCK GLOBAL LONG/SHORT CREDIT FUND OF BLACKROCK FUNDS IV, as a Lender

By: BlackRock Advisors, LLC, its Investment Manager

By: /s/ Henry Brennan

Name: Henry Brennan

Title: Managing Director

BLACKROCK STRATEGIC INCOME OPPORTUNITIES PORTFOLIO OF BLACKROCK

FUNDS V, as a Lender

By: BlackRock Advisors, LLC, its Investment Advisor

By: /s/ Henry Brennan

Name: Henry Brennan

Title: Managing Director

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

BLACKROCK STRATEGIC GLOBAL BOND

FUND, INC., as a Lender

By: BlackRock Advisors, LLC, the Fund's Investment Manager

By: /s/ Henry Brennan

Name: Henry Brennan

Title: Managing Director

BLACKROCK GLOBAL ALLOCATION PORTFOLIO OF BLACKROCK SERIES FUND,

INC., as a Lender

By: BlackRock Advisors, LLC, as Investment Adviser

By: /s/ Henry Brennan

Name: Henry Brennan

Title: Managing Director

BLACKROCK GLOBAL ALLOCATION V.I. FUND OF BLACKROCK VARIABLE SERIES FUNDS,

INC., as a Lender

By: BlackRock Advisors, LLC, as Investment Adviser

By: /s/ Henry Brennan

Name: Henry Brennan

Title: Managing Director

BLACKROCK GLOBAL ALLOCATION FUND

(AUST), as a Lender

By: BlackRock Investment Management, LLC as Investment Manager for BlackRock Investment Management (Australia) Limited as responsible entity of the BlackRock Global Allocation Fund (Australia)

By: /s/ Henry Brennan

Name: Henry Brennan

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

Title: Managing Director

MASTER TOTAL RETURN PORTFOLIO OF

MASTER BOND LLC, as a Lender

By: BlackRock Financial Management, Inc., its Registered Sub-Advisor

By: /s/ Henry Brennan

Name: Henry Brennan

Title: Managing Director

BLACKROCK INSTITUTIONAL TRUST COMPANY, NA, NOT IN ITS INDIVIDUAL CAPACITY BUT AS TRUSTEE OF THE BLACKROCK GLOBAL ALLOCATION

COLLECTIVE FUND, as a Lender

By: /s/ Henry Brennan

Name: Henry Brennan

Title: Managing Director

BLACKROCK INSTITUTIONAL TRUST COMPANY, NA, NOT IN ITS INDIVIDUAL CAPACITY BUT AS TRUSTEE OF THE STRATEGIC INCOME OPPORTUNITIES FUND,

as a Lender

By: /s/ Henry Brennan

Name: Henry Brennan

Title: Managing Director

BLACKROCK INSTITUTIONAL TRUST COMPANY, NA, NOT IN ITS INDIVIDUAL CAPACITY BUT AS TRUSTEE OF THE BLACKROCK TOTAL RETURN BOND FUND, as

a Lender

By: /s/ Henry Brennan

Name: Henry Brennan

Title: Managing Director

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

LVIP BLACKROCK GLOBAL ALLOCATION

FUND, as a Lender

By: BlackRock Investment Management, LLC, its Sub- Advisor

By: /s/ Henry Brennan

Name: Henry Brennan

Title: Managing Director

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

BTC HOLDINGS FUND II LLC, as a Lender

By: Blue Torch Credit Opportunities Fund II LP, its sole member

By: Blue Torch Credit Opportunities GP II LLC, its general partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda

Name: Kevin Genda

Title: Managing Member

BTC OFFSHORE HOLDINGS FUND II-B LLC, as a

Lender

By: Blue Torch Offshore Credit Opportunities Master Fund II LP, its Sole Member

By: Blue Torch Offshore Credit Opportunities GP II LLC, its General Partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda

Name: Kevin Genda

Title: Managing Member

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

BTC OFFSHORE HOLDINGS FUND II-C LLC, as a

Lender

By: Blue Torch Offshore Credit Opportunities Master Fund II LP, its Sole Member

By: Blue Torch Offshore Credit Opportunities GP II LLC, its General Partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda

Name: Kevin Genda

Title: Managing Member

BTC HOLDINGS SC FUND LLC, as a Lender

By: Blue Torch Credit Opportunities SC Master Fund LP, its sole member

By: Blue Torch Credit Opportunities SC GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda

Name: Kevin Genda

Title: Managing Member

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

BTC HOLDINGS SBAF FUND LLC, as a Lender

By: Blue Torch Credit Opportunities SBAF Fund LP, its sole member

By: Blue Torch Credit Opportunities SBAF GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda

Name: Kevin Genda

Title: Managing Member

BTC HOLDINGS KRS FUND LLC, as a Lender

By: Blue Torch Credit Opportunities KRS Fund LP, its sole member

By: Blue Torch Credit Opportunities KRS GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda

Name: Kevin Genda

Title: Managing Member

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

PULA LLC, as a Lender

By: /s/ Roberto Sara

Name: Roberto Sara

Title: Senior Associate

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

CHAMBERS ENERGY CAPITAL IV, LP, as a

Lender

By: CEC Fund IV GP, LLC, its general partner

By: /s/ Robert Hendricks

Name: Robert Hendricks

Title: Partner

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

CITY OF NEW YORK GROUP TRUST

By: GoldenTree Asset Management, LP

By: /s/ Karen Weber

Name: Karen Weber

Title: Director

FS Credit Income Fund

By: GoldenTree Asset Management, LP

By: /s/ Karen Weber

Name: Karen Weber

Title: Director

GOLDENTREE 2004 TRUST

By: GoldenTree Asset Management, LP

By: /s/ Karen Weber

Name: Karen Weber

Title: Director

GOLDENTREE CREDIT OPPORTUNITIES, LP

By: GoldenTree Asset Management, LP

By: /s/ Karen Weber

Name: Karen Weber

Title: Director

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

GOLDENTREE PRIVATE CREDIT MASTER FUND (A) LP

By: GoldenTree Asset Management, LP

By: /s/ Karen Weber

Name: Karen Weber

Title: Director

GT NM, L.P.

By: GoldenTree Asset Management, LP

By: /s/ Karen Weber

Name: Karen Weber

Title: Director

LOUISIANA STATE EMPLOYEES RETIREMENT SYSTEM

By: GoldenTree Asset Management, LP

By: /s/ Karen Weber

Name: Karen Weber

Title: Director

SAN BERNARDINO COUNTY EMPLOYEES RETIREMENT ASSOCIATION

By: GoldenTree Asset Management, LP

By: /s/ Karen Weber

Name: Karen Weber

Title: Director

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

SYNCORA GUARANTEE INC.

By: GoldenTree Asset Management, LP

By: /s/ Karen Weber

Name: Karen Weber

Title: Director

TOLLESON HIGH YIELD CREDIT, LP

By: GoldenTree Asset Management, LP

By: /s/ Karen Weber

Name: Karen Weber

Title: Director

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

MARATHON CLO 14 LTD., as a Lender

By: Marathon Asset Management L.P., its Collateral Manager

By: /s/ Louis T. Hanover

Name: Louis T. Hanover

Title: Authorized Signatory

MARATHON CLO 2020-15 LTD., as a Lender

By: Marathon Asset Management L.P., its Portfolio Manager

By: /s/ Louis T. Hanover

Name: Louis T. Hanover

Title: Authorized Signatory

BOWERY FUNDING ULC, as a Lender

By: /s/ Shamim Rayhan

Name: Shamim Rayhan

Title: Authorized Signatory

INTERNATIONALE KAPITALANLAGEGESELLSCHAFT MBH

ACTING FOR SDF 2, as a Lender

By: Marathon Asset Management L.P., its Fund Manager

By: /s/ Louis T. Hanover

Name: Louis T. Hanover

Title: Authorized Signatory

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

MARATHON CLO 14 LTD., as a Lender

By: Marathon Asset Management L.P., its Collateral Manager

By: /s/ Louis T. Hanover

Name: Louis T. Hanover

Title: Authorized Signatory

MARATHON CLO 2020-15 LTD., as a Lender

By: Marathon Asset Management L.P., its Portfolio Manager

By: /s/ Louis T. Hanover

Name: Louis T. Hanover

Title: Authorized Signatory

BOWERY FUNDING ULC, as a Lender

By: /s/ Louis T. Hanover

Name: Louis T. Hanover

Title: Authorized Signatory

INTERNATIONALE KAPITALANLAGEGESELLSCHAFT MBH

ACTING FOR SDF 2, as a Lender

By: Marathon Asset Management L.P., its Fund Manager

By: /s/ Louis T. Hanover

Name: Louis T. Hanover

Title: Authorized Signatory

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

MARATHON CLO VIII LTD., as a Lender

By: Marathon Asset Management L.P., its Portfolio Manager

By: /s/ Louis T. Hanover

Name: Louis T. Hanover

Title: Authorized Signatory

QUAESTIO ALTERNATIVE FUNDS S.C.A. SICAV-FIS: CMAB - SIF – CREDIT MULTI

ASSET POOL B, as a Lender

By: Marathon Asset Management L.P., its Sub- Investment Manager

By: /s/ Louis T. Hanover

Name: Louis T. Hanover

Title: Authorized Signatory

MAM CORPORATE LOAN FUND, as a Lender

By: Marathon Asset Management L.P., its Portfolio Manager

By: /s/ Louis T. Hanover

Name: Louis T. Hanover

Title: Authorized Signatory

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

OAKTREE-TCDRS STRATEGIC CREDIT, LLC, as

a Lender

By: Oaktree Capital Management, L.P., its Investment Manager

By: /s/ Michael Shannon Name: Michael Shannon

Title: Managing Director

By: /s/ Mary Gallergly

Name: Mary Gallegly

Title: Managing Director

OAKTREE-FORREST MULTI-STRATEGY, LLC,

as a Lender

By: Oaktree Capital Management, L.P., its Investment Manager

By: /s/ Michael Shannon

Name: Michael Shannon

Title: Managing Director

By: /s/ Mary Gallergly

Name: Mary Gallegly

Title: Managing Director

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

OAKTREE-TBMR STRATEGIC CREDIT FUND C,

LLC, as a Lender

By: Oaktree Capital Management, L.P., its Investment Manager

By: /s/ Michael Shannon

Name: Michael Shannon

Title: Managing Director

By: /s/ Mary Gallergly

Name: Mary Gallegly

Title: Managing Director

OAKTREE-TBMR STRATEGIC CREDIT FUND F,

LLC, as a Lender

By: Oaktree Capital Management, L.P., its Investment Manager

By: /s/ Michael Shannon

Name: Michael Shannon

Title: Managing Director

By: /s/ Mary Gallergly

Name: Mary Gallegly

Title: Managing Director

OAKTREE-TBMR STRATEGIC CREDIT FUND

G, LLC, as a Lender

By: Oaktree Capital Management, L.P., its Investment Manager

By: /s/ Michael Shannon

Name: Michael Shannon

Title: Managing Director

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

By: /s/ Mary Gallergly

Name: Mary Gallegly

Title: Managing Director

OAKTREE-TSE 16 STRATEGIC CREDIT, LLC, as

a Lender

By: Oaktree Capital Management, L.P., its Investment Manager

By: /s/ Michael Shannon

Name: Michael Shannon

Title: Managing Director

By: /s/ Mary Gallergly

Name: Mary Gallegly

Title: Managing Director

INPRS STRATEGIC CREDIT HOLDINGS, LLC, as

a Lender

By: Oaktree Fund Advisors, LLC, its Investment Adviser

By: /s/ Michael Shannon

Name: Michael Shannon

Title: Managing Director

By: /s/ Mary Gallergly

Name: Mary Gallegly

Title: Managing Director

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

OAKTREE GILEAD INVESTMENT FUND AIF

(DELAWARE), L.P., as a Lender

By: Oaktree Fund AIF Series, L.P. – Series T, its General Partner

By: Oaktree Fund GP AIF, LLC, its Managing Member

By: Fund GP III, L.P.,

its Managing Member

By: /s/ Michael Shannon

Name: Michael Shannon

Title: Authorized Signatory

By: /s/ Mary Gallergly

Name: Mary Gallegly

Title: Authorized Signatory

OSI 2 SENIOR LENDING SPV, LLC, as a Lender

By: Oaktree Strategic Income II, Inc., its Managing Member

By: Oaktree Fund Advisors, LLC, its Investment Adviser

By: /s/ Michael Shannon

Name: Michael Shannon

Title: Managing Director

By: /s/ Mary Gallergly

Name: Mary Gallegly

Title: Managing Director

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

OAKTREE SPECIALTY LENDING

CORPORATION, as a Lender

By: Oaktree Fund Advisors, LLC, its Investment Adviser

By: /s/ Michael Shannon

Name: Michael Shannon

Title: Managing Director

By: /s/ Mary Gallergly

Name: Mary Gallegly

Title: Managing Director

OAKTREE STRATEGIC CREDIT FUND, as a

Lender

By: Oaktree Fund Advisors, LLC, its Investment Adviser

By: /s/ Michael Shannon

Name: Michael Shannon

Title: Managing Director

By: /s/ Mary Gallergly

Name: Mary Gallegly

Title: Managing Director

OAKTREE DIVERSIFIED INCOME FUND INC.,

as a Lender

By: Oaktree Fund Advisors, LLC, its Investment Adviser

By: /s/ Michael Shannon

Name: Michael Shannon

Title: Managing Director

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

By: /s/ Mary Gallergly

Name: Mary Gallegly

Title: Managing Director

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

OAKTREE GCP FUND DELAWARE HOLDINGS,

L.P., as a Lender

By: Oaktree Global Credit Plus Fund GP, L.P., its General Partner

By: Oaktree Global Credit Plus Fund GP Ltd., its General Partner

By: Oaktree Capital Management, L.P., its Director

By: /s/ Michael Shannon

Name: Michael Shannon

Title: Managing Director

By: /s/ Mary Gallergly

Name: Mary Gallegly

Title: Managing Director

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

EACH FUND OR ACCOUNT SET FORTH IN ANNEX 11 HERETO

By: Pacific Investment Management Company LLC, as investment manager or adviser

By: /s/ Alfred T. Murata

Name: Alfred T. Murata

Title: Managing Director

1 The obligations arising out of this instrument (if any) are several and not joint with respect to each participating fund or account, in accordance with its proportionate interest hereunder, and the parties agree not to proceed against any fund or account for the obligations of another. To the extent a fund or account is a registered investment company (“Trust”) or a series thereof, a copy of the Declaration of Trust of such Trust is on file with the Secretary of State of The Commonwealth of Massachusetts or Secretary of State of the State of Delaware. The obligations of or arising out of this instrument are not binding upon any of such Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interests hereunder. If this instrument is executed by or on behalf of a Trust on behalf of one or more series of the Trust, the assets and liabilities of each series of the Trust are separate and distinct and the obligations of or arising out of this instrument are binding solely upon the assets or property of the series on whose behalf this instrument is executed. If this agreement is being executed on behalf of more than one series of a Trust, the obligations of each series hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the parties agree not to proceed against any series for the obligations of another.

Annex 1

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

PDILS I LLC PAXSLS I LLC PFLEXLS I LLC

PIMCO Horseshoe Fund, LP NRGX SPV I LLC

PCM Fund, Inc.

PIMCO Corporate & Income Opportunity Fund PIMCO Income Strategy Fund

PIMCO Income Strategy Fund II PIMCO Funds: PIMCO Diversified Income Fund

Koch Financial Assets V, LLC PDOLS I LLC

PIMCO ETF Trust: PIMCO Senior Loan Active Exchange-Traded Fund PIMCO Funds: PIMCO Low Duration Credit Fund

U.S. SPECIALTY INSURANCE COMPANY, as a

Lender

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

By: TCW Asset Management Company LLC, its Investment Manager and Attorney-in-Fact

By: /s/ Suzanne Grosso

Name: Suzanne Grosso

Title: Managing Director

SAFETY NATIONAL CASUALTY

CORPORATION, as a Lender

By: TCW Asset Management Company LLC, its Investment Manager and Attorney-in-Fact

By: /s/ Suzanne Grosso

Name: Suzanne Grosso

Title: Managing Director

PHILADELPHIA INDEMNITY INSURANCE

COMPANY, as a Lender

By: TCW Asset Management Company LLC, its Investment Manager and Attorney-in-Fact

By: /s/ Suzanne Grosso

Name: Suzanne Grosso

Title: Managing Director

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

TCW DL VII FINANCING LLC, as a Lender

By: TCW Asset Management Company LLC, its Collateral Manager

By: /s/ Suzanne Grosso

Name: Suzanne Grosso

Title: Managing Director

TCW DIRECT LENDING STRUCTURED

SOLUTIONS 2019 LLC, as a Lender

By: TCW Asset Management Company LLC, its Investment Manager

By: /s/ Suzanne Grosso

Name: Suzanne Grosso

Title: Managing Director

TCW WV FINANCING LLC, as a Lender

By: TCW Asset Management Company LLC, its Collateral Manager

By: /s/ Suzanne Grosso

Name: Suzanne Grosso

Title: Managing Director

TCW SKYLINE LENDING LP, as a Lender

By: TCW Asset Management Company LLC, its Investment Advisor

By: /s/ Suzanne Grosso

Name: Suzanne Grosso

Title: Managing Director

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

TCW BRAZOS FUND LLC, as a Lender

By: TCW Asset Management Company LLC, its Investment Advisor

By: /s/ Suzanne Grosso

Name: Suzanne Grosso

Title: Managing Director

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

VOYA FLOATING RATE FUND, as a Lender

By: Voya Investment Management Co. LLC, as its Sub-Adviser

By: /s/ Jason Esplin

Name: Jason Esplin

Title: Senior Vice President

VOYA INVESTMENT TRUST CO. - VOYA SENIOR LOAN TRUST FUND, as a Lender

By: Voya Investment Trust Co. as its trustee

By: /s/ Jason Esplin

Name: Jason Esplin

Title: Senior Vice President

VOYA INVESTMENT TRUST CO. - SENIOR LOAN COMMON TRUST FUND, as a Lender

By: Voya Investment Trust Co. as its trustee

By: /s/ Jason Esplin

Name: Jason Esplin

Title: Senior Vice President

VOYA CREDIT INCOME FUND, as a Lender

By: Voya Investment Management Co. LLC, as its Sub-Adviser

By: /s/ Jason Esplin

Name: Jason Esplin

Title: Senior Vice President

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

VOYA STRATEGIC INCOME OPPORTUNITIES FUND, as a Lender

By: Voya Investment Management Co. LLC, as its investment manager

By: /s/ Jason Esplin

Name: Jason Esplin

Title: Senior Vice President

MEDTRONIC HOLDINGS SARL, as a Lender

By: Voya Investment Management Co. LLC, as its investment manager

By: /s/ Jason Esplin

Name: Jason Esplin

Title: Senior Vice President

NN (L) FLEX – SENIOR LOANS SELECT, as a Lender

By: Voya Investment Management Co. LLC, as its investment manager

By: /s/ Jason Esplin

Name: Jason Esplin

Title: Senior Vice President

NN (L) FLEX – SENIOR LOANS, as a Lender

By: Voya Investment Management Co. LLC, as its investment manager

By: /s/ Jason Esplin

Name: Jason Esplin

Title: Senior Vice President

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

GREAT ELM CAPITAL CORP.

By: /s/ Matthew Kaplan

Name: Matthew Kaplan

Title: CEO

[Signature Page to Fifth Amendment to Term Loan Credit Agreement]

EXHIBIT A

Credit Agreement (see attached)

Exhibit A to Fifth Amendment to Term Loan Credit Agreement

TERM LOAN CREDIT AGREEMENT

Dated as of March 4, 2022 among

PROFRAC HOLDINGS, LLC,

as Holdings,

PROFRAC HOLDINGS II, LLC,

as the Borrower,

THE SEVERAL LENDERS

FROM TIME TO TIME PARTY HERETO,

and

PIPER SANDLER FINANCE LLC,

as the Agent and the Collateral Agent

PIPER SANDLER & CO.

as the Lead Arranger and Bookrunner

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

1.1
Defined Terms 2
1.2
Accounting Terms 85
1.3
Interpretive Provisions 86
1.4
Classification of Term Loans and Borrowings 87
1.5
Limited Condition Acquisition 88
1.6
Rounding 88
1.7
Times of Day 88
1.8
Timing of Payment or Performance 88
1.9
Currency Equivalents Generally 88
1.10
Rates 89

ARTICLE II TERM LOANS

2.1
Term Loan Commitments 90
2.2
Term Loans 90
2.3
Loan Administration 90
2.4
Additional Term Loans 91
2.5
Delayed Draw Term Loans 92
2.6
[Reserved] 93
2.7
Defaulting Lenders 93
2.8
Tax Treatment 94

ARTICLE III INTEREST AND FEES

3.1
Interest 94
3.2
Continuation and Conversion Elections 96
3.3
Maximum Interest Rate 97
3.4
Closing Fees and Other Fees 97

ARTICLE IV PAYMENTS AND PREPAYMENTS

4.1
Payments and Prepayments 97
4.2
Prepayment Premium 98
4.3
Mandatory Prepayments 99
4.4
SOFR Rate Loan Prepayments 101
4.5
Payments by the Borrower 101

-i-

4.6
Apportionment, Application and Reversal of Payments 102
4.7
Indemnity for Returned Payments 102
4.8
Agent’s and Lenders’ Books and Records 103

ARTICLE V

TAXES, YIELD PROTECTION AND ILLEGALITY

5.1
Taxes 103
5.2
Illegality 106
5.3
Increased Costs and Reduction of Return 107
5.4
Funding Losses 107
5.5
Inability to Determine Rates 108
5.6
Certificates of Agent 110
5.7
Survival 110
5.8
Assignment of Term Loan Commitments Under Certain Circumstances 110

ARTICLE VI

BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

6.1
Books and Records 111
6.2
Financial Information 111
6.3
Notices to the Agent 113

ARTICLE VII

GENERAL WARRANTIES AND REPRESENTATIONS

7.1
Authorization, Validity, and Enforceability of this Agreement and the Loan Documents 115
7.2
Validity and Priority of Security Interest 116
7.3
Organization and Qualification 116
7.4
Subsidiaries; Stock 116
7.5
Financial Statements 117
7.6
Solvency 117
7.7
Property 117
7.8
Intellectual Property 117
7.9
Litigation 118
7.10
Labor Disputes 118
7.11
Environmental Laws 118
7.12
No Violation of Law 118
7.13
No Default 118
7.14
ERISA Compliance 119
7.15
Taxes 119
7.16
Investment Company Act 119
7.17
Use of Proceeds 119
7.18
Margin Regulations 119
7.19
No Material Adverse Change 119
7.20
Full Disclosure 120
7.21
Government Authorization 120
7.22
Anti-Terrorism Laws 120
7.23
FCPA 120
7.24
Sanctioned Persons 121
7.25
Designation of Senior Debt 121
7.26
Insurance 121
7.27
FTS Assets 121

ARTICLE VIII

AFFIRMATIVE AND NEGATIVE COVENANTS

8.1
Taxes 121
8.2
Legal Existence and Good Standing 121
8.3
Compliance with Law; Maintenance of Licenses 122
8.4
Maintenance of Property, Inspection 122
8.5
Insurance 123
8.6
Environmental Laws 124
8.7
Compliance with ERISA 124
8.8
Dispositions 124
8.9
Mergers, Consolidations, etc 124
8.10
Distributions 125
8.11
Investments 129
8.12
Debt 129
8.13
Prepayments of Debt 133
8.14
Transactions with Affiliates 134
8.15
Business Conducted 137
8.16
Liens 137
8.17
Restrictive Agreements 137
8.18
Restrictions on FTS Acquisition Transactions 140
8.19
Fiscal Year; Accounting 140
8.20
Financial Covenants 140
8.21
Information Regarding Collateral 141
8.22
Ratings 141
8.23
Additional Obligors; Covenant to Give Security 141
8.24
Use of Proceeds 143
8.25
Further Assurances 143
8.26
Designation of Subsidiaries; Monarch Subsidiary; REV Energy Entities 144
8.27
Passive Holding Company; Etc 147
8.28
Amendments to Certain Documents 149
8.29
Certain Post-Closing Obligations 149

ARTICLE IX CONDITIONS OF LENDING

9.1
Conditions Precedent to Effectiveness of Agreement and Making of Term Loans on the

Closing Date 150

ARTICLE X DEFAULT; REMEDIES

10.1
Events of Default 153
10.2
Remedies 155
10.3
Application of Funds 156
10.4
Permitted Holders’ Right to Cure 157

ARTICLE XI

TERM AND TERMINATION

11.1
Term and Termination 158

ARTICLE XII

AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

12.1
Amendments and Waivers 159
12.2
Assignments; Participations 161

ARTICLE XIII

THE APPOINTED AGENTS

13.1
Appointment and Authorization 164
13.2
Delegation of Duties 165
13.3
Liability of Appointed Agents 165
13.4
Reliance by Appointed Agent 165
13.5
Notice of Default 166
13.6
Credit Decision 166
13.7
Indemnification 166
13.8
Appointed Agents in Individual Capacity 167
13.9
Successor Agents 167
13.10
Collateral Matters 167
13.11
Restrictions on Actions by Lenders; Sharing of Payments 169
13.12
Agency for Perfection 170
13.13
Payments by Agent to Lenders 170
13.14
Intercreditor Agreements 170
13.15
Concerning the Collateral and the Related Loan Documents 171
13.16
Relation Among Lenders 171
13.17
Arrangers 171
13.18
The Register 171
13.19
Secured Cash Management Agreements and Secured Hedge Agreements 172
13.20
Withholding Taxes 173
13.21
Certain ERISA Matters 173
13.22
Erroneous Payments 175

ARTICLE XIV MISCELLANEOUS

14.1
No Waivers; Cumulative Remedies 176
14.2
Severability 176
14.3
Governing Law; Choice of Forum; Service of Process 176
14.4
WAIVER OF JURY TRIAL 177
14.5
Survival of Representations and Warranties 177
14.6
Other Security and Guarantees 177
14.7
Fees and Expenses 177
14.8
Notices 178
14.9
Binding Effect 179
14.10
Indemnity of the Agent, the Collateral Agent, the Arrangers and the Lenders 179

14.11
Limitation of Liability 180
14.12
Final Agreement 180
14.13
Counterparts; Facsimile Signatures 180
14.14
Captions 181
14.15
Right of Setoff 181
14.16
Confidentiality 181
14.17
Conflicts with Other Loan Documents 182
14.18
No Fiduciary Relationship 182
14.19
Judgment Currency 183
14.20
USA PATRIOT Act 183
14.21
Acknowledgement and Consent to Bail-In of Affected Financial Institutions 183
14.22
Acknowledgement Regarding Any Supported QFCs 184

EXHIBITS AND SCHEDULES

EXHIBIT A FORM OF NOTICE OF BORROWING

EXHIBIT B FORM OF NOTICE OF CONTINUATION/CONVERSION EXHIBIT C FORM OF COMPLIANCE CERTIFICATE

EXHIBIT D FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT EXHIBIT E PERFECTION CERTIFICATE

EXHIBIT F FORM OF SOLVENCY CERTIFICATE EXHIBIT G FORM OF CLOSING CERTIFICATE

EXHIBIT H FORM OF INTERCOMPANY SUBORDINATED NOTE

EXHIBIT I-1 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders

That Are Not Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT I-2 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants

That Are Not Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT I-3 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants

That Are Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT I-4 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders

That Are Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT J FORM OF TERM LOAN NOTE

EXHIBIT K FORM OF ABL INTERCREDITOR AGREEMENT EXHIBIT L FORM OF MONTHLY REPORT

EXHIBIT M FORM OF SHARED SERVICES AGREEMENT EXHIBIT N FORM OF HOLDINGS LLC AGREEMENT SCHEDULE 1.1 LENDERS’ TERM LOAN COMMITMENTS SCHEDULE 1.2 GUARANTORS

SCHEDULE 1.3 IMMATERIAL SUBSIDIARIES SCHEDULE 1.4 UNRESTRICTED SUBSIDIARIES SCHEDULE 1.5 CLOSING DATE SECURITY DOCUMENTS SCHEDULE 7.2 REAL PROPERTY

SCHEDULE 7.4 SUBSIDIARIES; STOCK SCHEDULE 7.17 USE OF PROCEEDS SCHEDULE 8.11 PERMITTED INVESTMENTS SCHEDULE 8.12 DEBT

SCHEDULE 8.14 AFFILIATE TRANSACTIONS SCHEDULE 8.15 BUSINESSES CONDUCTED SCHEDULE 8.16 LIENS

SCHEDULE 8.17 RESTRICTIVE AGREEMENTS SCHEDULE 8.23 DEPOSIT ACCOUNTS SCHEDULE 8.27 HOLDINGS’ OPERATIONS

SCHEDULE 8.29 CERTAIN POST-CLOSING OBLIGATIONS SCHEDULE 9.1 EXISTING DEBT

-vi-

TERM LOAN CREDIT AGREEMENT

TERM LOAN CREDIT AGREEMENT, dated as of March 4, 2022, among PROFRAC HOLDINGS, LLC, a Texas limited liability company (“Holdings,” as hereinafter further defined), PROFRAC HOLDINGS II, LLC, a Texas limited liability company (the “Borrower,” as hereinafter further defined), the guarantors party hereto, and the Lenders (as hereinafter further defined), and PIPER SANDLER FINANCE LLC, as the Agent and the Collateral Agent (each as hereinafter further defined) for the Lenders.

RECITALS:

WHEREAS, capitalized terms used and not defined herein shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, the Borrower has requested that, immediately upon the satisfaction in full (or waiver) of the applicable conditions precedent set forth in Section 9.1 below, the Lenders extend credit to the Borrower in the form of a term loan facility in an aggregate principal amount of

$450,000,000 on the Closing Date (such term loan facility from the Closing Date until immediately prior to the First Amendment Effective Date, the “Closing Date Term Loan Facility”, and such term loan facility immediately on and after the First Amendment Effective Date, the Third Amendment Effective Date and the Fourth Amendment Effective Date, including without limitation, after giving effect to all voluntary and mandatory prepayments made hereunder immediately prior to and the making of the Additional Term A Loans on the First Amendment Effective Date, the Additional Term B Loans on the Fourth Amendment Effective Date and the making of any Delayed Draw Term Loans from time to time, the “Term Loan Facility”);

WHEREAS, the Lenders have indicated their willingness to extend the Closing Date Term Loan Facility on the terms and subject to the conditions set forth below;

WHEREAS, in connection with the foregoing and as an inducement for the Lenders to extend the credit contemplated hereunder, the Borrower has agreed to secure all of its Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a first priority lien (such priority subject to certain Liens permitted hereunder and the ABL Intercreditor Agreement, the Monarch Acquisition Intercreditor Agreement, the REV Energy Acquisition Intercreditor Agreement and [**]) on substantially all of its assets with certain limited exceptions specifically set forth in the Loan Documents; and

WHEREAS, in connection with the foregoing and as an inducement for the Lenders to extend the credit contemplated hereunder, each Guarantor has agreed to guarantee all of its Obligations and to secure its guarantees by granting to the Collateral Agent, for the benefit of the Secured Parties, a first priority lien (such priority subject to certain Liens permitted hereunder and the ABL Intercreditor Agreement, the Monarch Acquisition Intercreditor Agreement, the REV Energy Acquisition Intercreditor Agreement and [**]) on substantially all of its assets with certain limited exceptions specifically set forth in the Loan Documents.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1
Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

“[**]” means [**].

“[**]” means [**].

“[**]” means [**].

“[**]” means [**].

“[**]” means [**].

“[**]” has the meaning specified in [**]. “[**]” means [**].

“[**]” means [**].

“[**]” means [**].

“[**]” means [**].

“[**]” means [**].

“[**]” means [**].

“[**]” means [**].

“ABL Administrative Agent” means JPMorgan, in its capacity as administrative agent under the ABL Facility Documentation or any successor administrative agent thereunder.

“ABL Collateral Agent” means JPMorgan, in its capacity as collateral agent under the ABL Facility Documentation or any successor collateral agent appointed in accordance with the provision of the ABL Credit Agreement.

“ABL Credit Agreement” means the Credit Agreement, dated as of March 4, 2022, among, inter alios, Holdings, the Borrower, the ABL Administrative Agent, the ABL Collateral Agent and the lenders from time to time party thereto (except as otherwise stated herein, as in effect on the Closing Date and as the same may be subsequently amended, restated, amended and restated, refinanced, replaced, extended, renewed or restructured in accordance with the provisions of the ABL Credit Agreement and the terms of the ABL Intercreditor Agreement, including, in each case, by means of any Replacement ABL Credit Agreement (as defined in the ABL Intercreditor Agreement)).

“ABL Facility” means the asset-based credit facility made available to the Borrower and certain of its Subsidiaries pursuant to the ABL Credit Agreement.

“ABL Facility Documentation” means the ABL Credit Agreement and all security agreements, guarantees, pledge agreements and other agreements or instruments executed in connection therewith, as the same may be amended, amended and restated, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time in each case in accordance with the provisions of such ABL Facility Documentation and the terms of the ABL Intercreditor Agreement.

“ABL Facility Indebtedness” means the “Obligations” (as defined in the ABL Credit Agreement) or any equivalent term under any Replacement ABL Credit Agreement (as defined in the ABL Intercreditor Agreement).

“ABL Financial Covenant” means the financial covenant specified in Section 8.20 of the ABL Credit Agreement.

“ABL Intercreditor Agreement” means the Intercreditor Agreement substantially in the form of Exhibit K hereto, dated as of the date hereof, by and among the Collateral Agent, the ABL Collateral Agent, the other agents party thereto (if any) and the Obligors, as may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time in accordance with the terms hereof, the ABL Credit Agreement, and the provisions of such ABL Intercreditor Agreement.

“Account Debtor” means each Person obligated in any way on or in connection with an

Account.

“Accounts” means, with respect to each Obligor, all of such Obligor’s now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment of a monetary obligation for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or any Converted Restricted Subsidiary (determined as if references to Holdings and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Acquired Entity or Business or any Converted Restricted Subsidiary and its subsidiaries that will become Restricted Subsidiaries), all as determined on a consolidated basis for such Acquired Entity or Business or any Converted Restricted Subsidiary in accordance with GAAP.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“[**]” means [**].

“[**]” means [**].

“Additional Term A Loan Commitment” means, with respect to each applicable Lender, the commitment of such Lender to make an Additional Term A Loan to the Borrower on the First Amendment Effective Date pursuant to Section 2.4(a) in the amount set forth on Schedule I of the First Amendment.

“Additional Term B Loan Commitment” means, with respect to each applicable Lender, the commitment of such Lender to make an Additional Term B Loan to the Borrower on the Fourth

Amendment Effective Date pursuant to Section 2.4(a) in the amount set forth on Schedule I of the Fourth Amendment.

“Additional Term Loan Commitment” means, with respect to each applicable Lender, the commitment of such Lender to make an Additional Term A Loan or Additional Term B Loan to the Borrower on the First Amendment Effective Date and/or Fourth Amendment Effective Date, as applicable, pursuant to Section 2.4(a) in the amount set forth on Schedule I of the First Amendment and Fourth Amendment, as applicable.

“Additional Term Loan Lender” means the Lenders that fund the Additional Term Loans on the First Amendment Effective Date and/or the Fourth Amendment Effective Date, as applicable, up to their respective Additional Term Loan Commitments.

“Additional Term A Loans” has the meaning as set forth in Section 2.4(a).

“Additional Term B Loans” has the meaning as set forth in Section 2.4(a).

“Additional Term Loans” has the meaning as set forth in Section 2.4(a).

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Adjustment Date” means the first day of each April, July, October and January, as applicable.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise. The terms “controlling” and “controlled” shall have meanings correlative thereto.

“Affiliated Insurance Entity” means an Affiliate of the Borrower that (a) is domiciled in the State of Texas, (b) is a captive insurance company, (c) is registered and licensed by all applicable federal, state and local insurance agencies or regulators, including the Texas Department of Insurance and

(d) provides insurance policies to Holdings, the Borrower and its Restricted Subsidiaries at or below market rates.

“Affiliated Lender” has the meaning specified in Section 12.2(a).

“Agent” means Piper, in its capacity as the administrative agent for the Lenders under this Agreement, or any successor agent appointed in accordance with this Agreement and the other Loan Documents.

“Agent-Related Persons” means the Agent and the Collateral Agent, together with their respective Affiliates, and the respective officers, directors, employees, agents, controlling persons,

advisors and other representatives, successors and permitted assigns of the Agent and the Collateral Agent and their respective Affiliates.

“Agreement” means this Credit Agreement.

“Agreement Date” means the date of this Agreement.

“Alpine” means Alpine Silica, LLC, a Texas limited liability company.

“Alpine Acquisition” means the acquisition by Holdings and/or its Affiliate(s) of 100% of the Stock of Alpine.

“Anti-Terrorism Laws” means the USA PATRIOT Act and any Executive Order administered by the U.S. Treasury Department Office of Foreign Assets Control (OFAC), and other laws and regulations relating to anti-money laundering or economic sanctions, including without limitation all published economic sanctions imposed, administered or enforced from time to time by the U.S. Department of State and OFAC.

“Applicable ECF Percentage” means, with respect to each Excess Cash Flow Period,

(a) 50% of Excess Cash Flow if the Total Net Leverage Ratio (as certified by a Responsible Officer of the Borrower) as of the last day of the applicable Excess Cash Flow Period is greater than 1.00:1.00, and (b) 25% of Excess Cash Flow if the Total Net Leverage Ratio (as certified by a Responsible Officer of the Borrower) as of the last day of the applicable Excess Cash Flow Period is less than or equal to 1.00:1.00.

“Applicable Entities” has the meaning specified in Section 14.18.

“Applicable Margin” means a percentage per annum equal to (a) until October 1, 2022,

(i) for SOFR Rate Loans, 8.50%, and (ii) for Base Rate Loans, 7.50% and (b) thereafter, the following percentages per annum, based upon Total Net Leverage Ratio as of the most recent Adjustment Date:

		Applicable Margin	Applicable Margin for
Level	Total Net Leverage Ratio	for Adjusted SOFR Rate Loans	Base Rate Loans
I	≥ 2.00:1.00	8.00%	7.00%
II	< 2.00:1.00	7.25%	6.25%

The Applicable Margin shall be adjusted quarterly in accordance with the table above on each Adjustment Date for the period beginning on such Adjustment Date based upon the Total Net Leverage Ratio as the Agent shall determine in good faith within ten (10) Business Days after such Adjustment Date (with any such change, for the avoidance of doubt, being given retroactive effect to the Adjustment Date) and the Agent shall notify the Borrower promptly after such determination. Any increase or decrease in the Applicable Margin resulting from a change in the Total Net Leverage Ratio shall become effective on the Adjustment Date.

Notwithstanding the foregoing:

(a)
The Applicable Margin shall be set at Level I in the table above (i) upon the occurrence and during the continuation of an Event of Default, or (ii) if for any period, the Agent does not receive the Financial Statements required to be delivered pursuant to Section 6.2(b) for such period, for the period commencing on the Adjustment Date for such period through the date on which such Financial Statements are delivered.

(b)
In the event that any Financial Statement or certificate delivered pursuant to Section 6.2(b) is inaccurate (at a time when this Agreement is in effect and unpaid Obligations under this Agreement are outstanding (other than indemnities and other contingent obligations not yet due and payable)), and such inaccuracy, if corrected, would have led to the application of a different Applicable Margin for any fiscal period, then the Applicable Margin for such fiscal period shall be determined by reference to the applicable Level in the above table for such fiscal period which would have applied if a correct financial statement or certificate had been delivered, and the Borrower shall promptly pay to the Agent any additional accrued interest owing as a result of such increased Applicable Margin for such fiscal period or the Agent shall promptly issue the Borrower a credit against the next succeeding interest payment due in the amount of the additional interest paid in excess of the interest which would have been due if the lower Applicable Margin had been in effect for such Test Period.

(c)
[**].

“Appointed Agents” has the meaning specified in Section 13.1.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, holding or investing in extensions of credit in its ordinary course of business and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

“Arrangers” means (a) Piper Sandler & Co. in its capacity as lead arranger of the Closing Date Term Loan Facility and (b) Piper Sandler & Co. in its capacity as bookrunner of the Closing Date Term Loan Facility.

“Assignee” has the meaning specified in Section 12.2(a).

“Assignment and Acceptance” means an assignment and acceptance agreement entered into by one or more Lenders and Eligible Assignees (with the consent of any party whose consent is required by Section 12.2(a)), and accepted by the Agent, in substantially the form of Exhibit D or any other form approved by the Agent.

“Attorney Costs” means and includes all reasonable and documented or invoiced fees, expenses and other charges of (a) Proskauer Rose LLP, as counsel to the Agent and the Lenders, (b) after the Closing Date, one additional counsel selected by, and as counsel for, the Required Lenders, (c) if necessary, a single firm of local counsel in each relevant jurisdiction, or any other counsel (in lieu of, or in addition to, Proskauer Rose LLP and counsel for the Required Lenders) otherwise retained with the Borrower’s consent (such consent not to be unreasonably withheld, conditioned or delayed) and (d) solely in the case of an actual or potential conflict of interest, one additional primary counsel and one additional counsel in each relevant jurisdiction to the affected Lenders similarly situated.

“Attributable Indebtedness” when used with respect to any Sale Leaseback Transaction, as at the date of determination, the present value (discounted at a rate equivalent to the Borrower’s then- current weighted average cost of funds for borrowed money as at such date of determination, compounded on a semi-annual basis) of the total obligations of Holdings and each of its Restricted Subsidiaries that is the lessee under the applicable lease for payments of base or fixed rent under such lease for the then remaining term thereof (excluding any renewal terms, except to the extent Holdings and each of its Restricted Subsidiaries has exercised its right to renew such lease term for any such renewal term).

“Available Amount” means, at and as of any time (the “Available Amount Reference Time”), an amount equal to (but not less than zero in the aggregate) the sum of the following (but only to the extent Not Otherwise Applied), without duplication of any amounts otherwise included in the calculation of Consolidated Net Income or Cumulative Retained Excess Cash Flow Amount:

(a)
the Cumulative Retained Excess Cash Flow Amount (for the avoidance of doubt, taking into effect any applicable ECF True-up Amount); plus

(b)
the proceeds from the issuance of any Qualified Stock after the Closing Date (including upon conversion of Debt of the Borrower incurred after the Closing Date) (other than (i) the proceeds from equity investments received as cash applied as a Cure Amount hereunder or a Cure Amount (as defined under the ABL Credit Agreement or (ii) the proceeds from the IPO)); plus

(c)
the aggregate amount of cash and Cash Equivalents contributed to the Borrower (other than from a Restricted Subsidiary and other than in the form of Disqualified Stock); plus

(d)
Investments of the Borrower or any Restricted Subsidiaries in any Unrestricted Subsidiary to the extent made using the Available Amount (up to the amount of the original cash investment in such Unrestricted Subsidiary) that has been re-designated as a Restricted Subsidiary (which cannot thereafter be re-designated as an Unrestricted Subsidiary if used to build the Available Amount, unless such re-designation also reduces the Available Amount) or that has been merged or consolidated into the Borrower or any of its Restricted Subsidiaries; plus

(e)
Declined Proceeds from any Disposition following an offer pursuant to Section

4.3 hereof; plus

(f)
[reserved]; plus

(g)
(i) the aggregate amount received by Borrower after the Closing Date from cash dividends and distributions made by any Unrestricted Subsidiary (up to the original amount of the cash Investments to such Unrestricted Subsidiary made out of the Available Amount) and (ii) the Net Cash Proceeds in connection with the sale, transfer or other dispositions of assets or the Stock of any Unrestricted Subsidiary that was previously a Restricted Subsidiary and designated as an Unrestricted Subsidiary at any time prior to such sale, transfer or other dispositions of assets or the Stock (up to the original cash amount of such Investment to such Unrestricted Subsidiary made out of the Available Amount); plus

(h)
returns, profits, distributions and similar amounts received in cash or Permitted Investments made using the Available Amount and not in excess of the original amount invested using the Available Amount.

“Available Amount Reference Time” has the meaning specified in the definition of “Available Amount.”

“Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 5.5(e).

“Back-Stop Note” means that certain unsecured subordinated promissory note, dated as of the date hereof, issued by Holdings to THRC Holdings, LP and/or its Affiliates in the aggregate principal amount of $27,070,000.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate (which, if negative, shall be deemed to be 0.00%) plus ½ of 1%, (b) the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section, as the prime rate in effect from time to time, (c) Adjusted Term SOFR for a one month interest period as determined on such day, plus 1.0% and (d) 2.00%. The “prime rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent in its reasonable discretion).

“Base Rate Loan” means any Term Loan during any period for which it bears interest based on the Base Rate.

“Basel III” means, collectively, those certain agreements on capital requirements, leverage ratios and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and as implemented by a Lender’s primary U.S. federal banking regulatory authority or primary non-U.S. financial regulatory authority, as applicable.

“Basin Purchase and Sale Agreement” mean a Purchase and Sale Agreement dated as of February 9, 2022 by and among CSP IV Connect Acquisition, LLC, a Delaware limited liability company, Basin Special Situations LLC, a Delaware limited liability company, Basin Holdings LLC, a Delaware limited liability company, Basin Production and Completion LLC, a Delaware limited liability company, and Holdings, as amended, restated, supplemented and/or modified from time to time.

“Basin Units Acquisition” means the acquisition by Holdings of the Purchased BPC Units pursuant to the Basin Purchase and Sale Agreement.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then- current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.5(b).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(a)
the sum of (i) Daily Simple SOFR and (ii) 0.11448% (11.448 basis points); or

(b)
the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)
in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)
in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.5 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.5.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Best Pump” means Best Pump & Flow, LLC, a Texas limited liability company.

“Best Pump Acquisition” means the acquisition by Holdings and/or its Affiliate(s) of 100% of the Stock of Best Pump.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person, (b) in the case of any limited liability company, the sole manager or the board of managers or managing member, of such Person, (c) in the case of any partnership, the board of directors of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Borrower” has the meaning as set forth in the preamble of this Agreement.

“Borrowing” means a borrowing hereunder consisting of Term Loans of one Type and Class made on the same day by Lenders to the Borrower.

“BPC” means Basin Production and Completion LLC, a Delaware limited liability company.

“Business Day” means (a) any day that is not a Saturday, Sunday, or a day on which banks in New York, New York are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the SOFR Rate or SOFR Rate Loans, any U.S. Government Securities Business Day.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other Law, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Expenditures” means, with respect to Holdings and its Restricted Subsidiaries for any period, the aggregate of all expenditures incurred by Holdings and its Restricted Subsidiaries during such period for purchases of property, plant and equipment or similar items which, in accordance with GAAP (other than repairs in the ordinary course), are or should be included in the statement of cash flows of Holdings and its Restricted Subsidiaries during such period; provided that the term “Capital Expenditures” shall not include:

(i)
expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed from insurance proceeds or awards of compensation arising from the taking by eminent domain or condemnation of the assets paid on account of a Casualty Event,

(ii)
the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time,

(iii)
the purchase of property, plant or equipment to the extent financed with the proceeds of Disposition of assets outside the ordinary course of business,

(iv)
expenditures that constitute any part of consolidated lease expense to the extent relating to operating leases,

(v)
any expenditures made as payments of the consideration for a Permitted Acquisition (or any other acquisition constituting a Permitted Investment) and expenditures made in connection with the Transactions,

(vi)
expenditures to the extent Holdings or any of its Restricted Subsidiaries has received reimbursement in cash from a Person that is not an Affiliate of any of the Obligors and for which neither Holdings nor any of its Restricted Subsidiaries has provided or is required to provide or incur, directly or indirectly, any consideration or obligation (other than rent) to such Person or any other Person (whether before, during or after such period); and

(vii)
the book value of any asset owned by Holdings or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that

(x) any expenditure necessary in order to permit such asset to be reused shall be included as a capital expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in capital expenditures when such asset was originally acquired.

“Capital Lease” means, as applied to any Person, all leases of property that have been or should be, in accordance with GAAP, recorded as capitalized leases on the balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Equivalents” means:

(1)
United States dollars or Canadian dollars;

(2)
(a) euro, pounds sterling or any national currency of any participating member state of the EMU or (b) other currencies held by Holdings and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3)
securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. federal government or any country that is a member state of the EMU or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(4)
certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $100.0 million in the case of U.S. banks or other U.S. financial institutions and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks or other non-U.S. financial institutions;

(5)
repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause

(4) above;

(6)
commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 12 months after the date of creation thereof;

(7)
marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively and in each case maturing within 12 months after the date of creation thereof;

(8)
investment funds (including, without limitation, mutual funds) investing 90% of their assets in securities of the types described in clauses (1) through (7) above and (9) through

(12) below;

(9)
securities issued or directly and fully and unconditionally guaranteed by any state, commonwealth or territory of the United States or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof and, at the time of acquisition;

(10)
readily marketable direct obligations issued or directly and fully and unconditionally guaranteed by any foreign government or any political subdivision or public instrumentality thereof, in each case (other than in the case of such securities issued or guaranteed by any participating member state of the EMU) having a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P with maturities of 12 months or less from the date of acquisition;

(11)
Debt or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition; and

(12)
Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Bank” means any Person that was a Lender, the Agent, any Arranger or any Affiliate of the foregoing at the time it provided or incurred any Cash Management Obligations or any Person that shall have become a Lender, the Agent or an Affiliate of a Lender, the Agent at any time after it has provided or incurred any Cash Management Obligations.

“Cash Management Document” means any certificate, agreement or other document executed by any Obligor or any of its Restricted Subsidiaries in respect of the Cash Management Obligations of any such Person.

“Cash Management Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management or related services (including treasury, depository, return item, overdraft, controlled disbursement, credit, merchant store value or debit card, purchase card, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the ACH processing of electronic funds transfers through the Federal Reserve Fedline system) and other cash management arrangements) provided by any Cash Management Bank, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.

“Cashless Roll Letter” means that certain letter agreement dated as of the date hereof by and among the Borrower, Services, Barclays Bank PLC, as agent under the Existing Term Loan Facility, the Agent and the Rollover Lenders signatory thereto.

“Casualty Event” means any event that gives rise to the receipt by Holdings, the Borrower or any Restricted Subsidiary of any insurance proceeds or any condemnation awards in respect of any Property (other than Stock).

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means the occurrence, after the Closing Date, of any of the following:

(a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration or interpretation thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd- Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith (but solely to the extent the relevant increased costs would have been included if they had been imposed under applicable increased cost provisions) and (ii) Basel III and all requests, rules, guidelines or directives thereunder or issued in connection therewith (but solely to the extent the relevant increased costs would have been included if they had been imposed under applicable increased cost provisions), shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means and will be deemed to have occurred if:

(a)
any time prior to the consummation of the IPO Transactions, the Permitted Holders, taken as a whole, shall cease to beneficially own (or of record own) and Control, directly or indirectly, at least 51% on a fully diluted basis of the Stock of Holdings; and/or

(b)
at any time after the consummation of the IPO Transactions, any Person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than the Permitted Holders, shall at any time have acquired beneficially or of record, direct or indirect ownership (as defined in SEC Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of Stock representing 35% or more of the Stock of Holdings; and/or

(c)
the failure of Holdings to directly own, beneficially and of record, all of the Stock of the Borrower; and/or

(d)
the failure of the Borrower to directly or indirectly, through Wholly-Owned Subsidiaries, own, beneficially and of record (other than in connection with any Disposition of all of the

Stock thereof permitted under Section 8.8 or Section 8.9), all of the Stock of each other Obligor (other than Holdings); and/or

(e)
Continuing Directors shall not constitute at least a majority of the Board of Directors of Holdings; and/or

(f)
a “change of control” or any comparable term under the ABL Credit Agreement or any other document governing any Material Indebtedness consisting of Debt for Borrowed Money.

“Charter Documents” means, with respect to any Person, the certificate or articles of incorporation or organization, memoranda of association, by-laws or operating agreement, and other organizational or governing documents of such Person.

“Chattel Paper” means all of the Obligors’ now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

“Class” when used in reference to any Term Loan or Borrowing, refers to whether such Term Loan, or the Term Loans comprising such Borrowing, are in the same class, and, when used in reference to any Term Loan Commitment, refers to whether such Term Loan Commitment is in the same class, and when used in reference to any Lender, refers to whether such Lender has a Term Loan or Term Loan Commitment of such Class. For the avoidance of doubt, (i) the Term Loans shall be deemed of the same Class of Term Loans for all purposes of this Agreement and the other Loan Documents and (ii) the Term Loan Commitments shall be deemed of the same Class of Term Loan Commitments for all purposes of this Agreement and the other Loan Documents.

“Closing Date” means the later of the Agreement Date and the first date on which all of the applicable conditions set forth in Section 9.1 have been fulfilled (or waived in writing by the Agent).

“Closing Date Lenders” shall mean the Lenders that fund the Term Loans on the Closing Date, up to their respective Term Loan Commitments as of the Closing Date.

“Closing Date Note” means that certain unsecured subordinated promissory note, dated as of the date hereof, issued by Holdings to THRC Holdings, LP and/or its Affiliates in the aggregate principal amount of $23,441,859.92.

“Closing Date Term Loans” means the Term Loans made on the Closing Date.

“Closing Date Term Loan Facility” has the meaning specified in the recitals to this

Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Obligor or its Subsidiaries in or upon which a Lien is granted by such Person in favor of Collateral Agent under any of the Loan Documents; provided, however, that at no time shall the term “Collateral” include any Excluded Assets or any Excluded Real Property; provided, further, that for avoidance of doubt, “Collateral” shall include the Purchased BPC Units.

“Collateral Agent” means Piper, in its capacity as the collateral agent for the Secured Parties, or any successor collateral agent appointed in accordance with this Agreement and the other Loan Documents.

“Collateral Agent’s Liens” means the Liens on the Collateral granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Documents and securing the Obligations.

“Collateral and Guarantee Requirement” means, at any time, the requirement that (in each case, as applicable, subject to the ABL Intercreditor Agreement, the Monarch Acquisition Intercreditor Agreement, the REV Energy Acquisition Intercreditor Agreement, [**]and any other Intercreditor Agreement):

(a)
the Collateral Agent shall have received each Security Document required to be delivered on the Closing Date pursuant to Section 9.1(a)(ii) or, after the Closing Date, pursuant to Sections 8.23, 8.25 and 8.29 at such time required by such Security Documents or such section to be delivered in each case, duly executed by each Obligor thereto;

(b)
all Obligations shall have been unconditionally guaranteed by Holdings and each Restricted Subsidiary (other than any Excluded Subsidiary) including as of the Closing Date those that are listed on Schedule 1.2;

(c)
the Obligations and the Guarantees shall have been secured pursuant to the Security Agreement by a security interest in (i) all the Stock issued by the Borrower and (ii) all Stock (other than Excluded Stock) held directly by the Borrower or any Guarantor in any Subsidiary (and, in each case, the Collateral Agent shall have received all such certificates or other instruments representing all such Stock (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank, if applicable);

(d)
except to the extent otherwise provided hereunder or under any Security Document, the Obligations and the Guarantees shall have been secured by a perfected security interest (to the extent such security interest may be perfected by (1) delivering certificated securities or instruments,

(2) filing personal property financing statements (including, without limitation, UCC financing statements), (3) making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office and (4) control or other perfection) in substantially all tangible and intangible personal property of the Borrower and each Guarantor (including, without limitation, all Current Asset Collateral, accounts receivable, inventory, equipment, investment property, Intellectual Property, intercompany notes, contracts, instruments, chattel paper and documents, letter of credit rights, Commercial Tort Claims, cash, deposit accounts, securities and commodity accounts, other General Intangibles, books and records related to the foregoing and, in each case, proceeds of the foregoing), in each case with the priority, required by the Security Documents;

(e)
none of the Collateral shall be subject to any Liens other than Permitted Liens;

(f)
subject to the last paragraph of this definition, the Collateral Agent shall have received, with respect to any Real Estate (other than the Excluded Real Property) that is required to be subject to a Mortgage pursuant to Section 8.23 (each a “Mortgaged Property”), (i) counterparts of such Mortgage duly executed and delivered by such Obligor (it being understood that if a mortgage tax will be owed on the entire amount of the indebtedness evidenced hereby, then the amount secured by the Mortgage shall be limited to 120% of the Fair Market Value of the property at the time the Mortgage is entered into if such limitation results in such mortgage tax being calculated based upon such Fair Market Value), (ii) a title insurance policy for such property or the equivalent or other form (if applicable) available in each applicable jurisdiction insuring the Lien of each such Mortgage as a valid first priority Lien on the property described therein (subject to any Intercreditor Agreement), free of any other Liens except Permitted Liens, together with such endorsements available in the applicable jurisdiction, coinsurance and reinsurance as the Collateral Agents may reasonably request, and in an amount reasonably acceptable to the Agent (not to exceed 120% of the Fair Market Value of the real properties covered thereby), (iii) either an existing survey together with a survey affidavit sufficient for the title insurance company to remove the standard survey exception and issue the survey related endorsements available in the applicable jurisdiction or a new ALTA survey in form and substance reasonably acceptable to the Collateral Agent, (iv) existing appraisals, (v) opinions addressed to the Collateral Agent and the Secured Parties from (A) local counsel in each jurisdiction where the Mortgaged Property is located with respect to the enforceability and perfection of the Mortgages and other matters customarily included in such opinions in the applicable jurisdiction and (B) counsel for the Borrower regarding due authorization, execution and delivery of the Mortgages, in each case, in form and substance reasonably satisfactory to the Collateral Agent, (vi) a “Life-of Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Obligor) and, if the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), copies of (A) the insurance policies required by Section 8.5, (B) declaration pages relating thereto, (C) flood insurance in an amount and form that would be considered sufficient under the Flood Insurance Laws and otherwise, in form and substance reasonably satisfactory to the Collateral Agent and (D) such other documents as the Collateral Agent may reasonably request with respect to execution and delivery of such Mortgages;

(g)
the Borrower and each Guarantor shall have (i) caused all Titled Goods with a Fair Market Value in excess of $120,000 individually to be properly titled in the name of such Person with the Collateral Agent’s Lien noted thereon and shall have delivered to the Collateral Agent (or its custodian) originals of all Certificates of Title (as defined in the UCC) or certificates of ownership for such Titled Goods with the Collateral Agent’s Lien noted thereon and (ii) upon the acquisition or manufacture by any such Person of any Titled Goods (other than Equipment that is subject to a purchase money security interest that constitutes a Permitted Lien) with a Fair Market Value in excess of $120,000 individually, promptly notified the Collateral Agent of such acquisition, setting forth a description of such Titled Goods acquired or manufactured and a good faith estimate of the current value of such Titled Goods and promptly delivered to the Collateral Agent (or its custodian) originals of the Certificates of Title (as defined in the UCC) or certificates of ownership for such Titled Goods, together with the manufacturer’s statement of origin, and an application duly executed by the appropriate Person to evidence the Collateral Agent’s Lien thereon. The Borrower and each Guarantor hereby appoints the Collateral Agent as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (A) executing on behalf of such Person title or ownership applications for filing with the appropriate Governmental Authority to enable Titled Goods now owned or hereafter acquired by such Person to be amended to reflect the Collateral Agent listed as lienholder thereof, (B) filing such applications with such Governmental Authority, and (C) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Person as the Collateral Agent may reasonably deem necessary to accomplish the purposes of this clause (g) (including, without limitation, for the purpose of creating in favor of the Collateral Agent a perfected Lien on such Titled Goods and exercising the rights and remedies of the Collateral Agent hereunder). This appointment as attorney-in-fact is coupled with an interest and is irrevocable until the Termination Date;

(h)
the Borrower and each Guarantor shall have (i) delivered to the Collateral Agent with respect to each deposit account, securities account, and commodity account (other than any Excluded Account), in each case, a Control Agreement with respect to such deposit account, securities account, and commodity account and (ii) not maintained, and not permitted any of its Restricted Subsidiaries to have maintained, cash, Cash Equivalents or other amounts in any deposit account, securities account, or commodity account, unless the Collateral Agent shall have received a Control Agreement in respect of such deposit account, securities account, and commodity account (in each case, other than any Excluded Account);

(i)
(i) with respect to intercompany Debt, if any, and Debt for Borrowed Money that is owing to any Obligor and that is evidenced by a promissory note, the Collateral Agent shall have received such promissory note, together with undated instruments of transfer with respect thereto endorsed in blank and (ii) with respect to intercompany Debt, all Debt of Holdings, the Borrower and each of its Restricted Subsidiaries that is owing to any Obligor (or Person required to become an Obligor) shall be evidenced by the Subordinated Intercompany Note, and the Collateral Agent shall have received such Subordinated Intercompany Note duly executed by Holdings, the Borrower, each such Restricted Subsidiary and each such other Obligor, together with undated instruments of transfer with respect thereto endorsed in blank;

(j)
in the case of any of the foregoing with respect to any Person joining as an Obligor after the Closing Date, (i) the Agent shall have received documents, Organization Documents, certificates, resolutions and opinions of the type referred to in Section 9.1(a)(iii) with respect to each such Person and its Guarantee and/or provision and perfection of Collateral and (ii) each Lender shall have received all information and documents requested by such Lender to complete KYC and background diligence on such proposed new Obligor and no such new Obligor shall join any Loan Document unless and until each all Lenders have confirmed to Agent that they have completed their diligence on such proposed Obligor satisfactorily;

(k)
in connection with any of the foregoing with respect to any Person joining as an Obligor after the Closing Date, the Collateral Agent shall have been provided (i) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Obligor and each jurisdiction where a filing (including a fixture filing) would need to be made in order to perfect the Collateral Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens, (ii) tax lien, judgment and bankruptcy searches or other evidence reasonably satisfactory to it that all taxes, filing fees, recording fees related to the perfection of the Liens on the Collateral have been paid and (iii) searches of ownership of Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Collateral Agent in order to perfect the Collateral Agent’s security interest in the Intellectual Property; and

(l)
the Agent shall have received copies of insurance policies, declaration pages, certificates, and endorsements of insurance or insurance binders evidencing liability, casualty, property, terrorism and business interruption insurance meeting the requirements set forth herein or in the Security Documents.

The foregoing definition shall not require the creation or perfection of pledges of, or security interests in, or the obtaining of title insurance, opinions or surveys with respect to, particular assets if and for so long as the Required Lenders and the Borrower agree in writing that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such legal opinions or other deliverables in respect of such assets, or providing such guarantees, or obtaining title insurance or surveys in respect of such assets (in each case, taking into account any material adverse tax consequences to Holdings and its Subsidiaries) shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom.

The Required Lenders may grant extensions of time for the provision or perfection of security interests in, or the obtaining of title insurance and surveys with respect to, particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the

Obligors on such date) where they reasonably determine, in consultation with the Borrower, that provision or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) with respect to leases of Real Estate entered into by any Obligor, such Obligor shall not be required to take any action with respect to creation or perfection of security interests with respect to such leases (including requirements to deliver landlord lien waivers, estoppel and collateral access letters), (b) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Security Documents, (c) the Collateral and Guarantee Requirement shall not apply to any of the following assets (and the following assets shall not constitute Collateral for any purpose hereunder and the other Loan Documents): (i) any fee-owned Real Estate with a Fair Market Value less than $5,000,000 in the aggregate, the Excluded Real Property, and any leasehold interests in Real Estate; provided that no Equipment attached or affixed to or located on such Real Estate or the Excluded Real Property to the extent such Equipment constitutes a fixture shall be excluded from Collateral, unless such Equipment otherwise constitutes an Excluded Asset under any other subclause of this clause (c), (ii) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such licenses, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction) after giving effect to the applicable anti- assignment clauses of the UCC and applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or any similar applicable laws notwithstanding such prohibition, (iii) assets and personal property for which a pledge thereof or a security interest therein is prohibited by applicable Laws (including any legally effective requirement to obtain the consent of any Governmental Authority), rule, regulation or contractual obligation with an unaffiliated third party (in each case, (y) only so long as such contractual obligation was not entered into in contemplation of the acquisition thereof and (z) except to the extent such prohibition is unenforceable or ineffective after giving effect to the applicable provisions of the Uniform Commercial Code or other applicable law), (iv) Excluded Stock (other than Stock that is Excluded Stock solely as a result of having been issued by Immaterial Subsidiaries), (v) to the extent that the obligations of Holdings, the Borrower and certain Subsidiaries of Holdings under the First Financial Loan Documents remain outstanding, certain tractors and any replacement tractors therefor and accessions thereto, having an aggregate Fair Market Value of not more than $30,000,000, pledged to First Financial Bank, N.A. pursuant to the First Financial Loan Documents, provided that any inflationary increases in value shall not cause the violation of this cap, (vi) any intent-to-use trademark application prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal Law, it being agreed that for purposes of this Agreement and the Loan Documents, no Lien granted to Collateral Agent on any “intent-to-use” United States trademark applications is intended to be a present assignment thereof, (vii) any lease, license, contract or other agreements or any property (including personal property) subject to a purchase money security interest, Capital Lease Obligation or similar arrangements, in each case to the extent permitted under the Loan Documents, to the extent that a pledge thereof or a security interest therein would violate or invalidate such lease, license, contract or agreement, purchase money, Capital Lease or similar arrangement, or create a right of termination in favor of any other party thereto (other than the Borrower or a Guarantor) after giving effect to the applicable anti-assignment clauses of the UCC and applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or any similar applicable Laws notwithstanding such prohibition,

(viii) any assets as to which the Required Lenders and the Borrower reasonably agree in writing that the cost or other consequence of obtaining a security interest or perfection thereof is excessive in relation to the benefit to the Lenders of the security to be afforded thereby, (ix) all of U.S. Well Services Holdings,

LLC’s interests under the Enterprise Equipment Lease Agreement and all of the vehicles at any time leased thereunder, to the extent the outstanding obligations of U.S. Well Services Holdings, LLC does not exceed $10,000,000 at any time, (x) to the extent that the U.S. Well Direct Loans remain outstanding, certain equipment described therein and accessions thereto, having an aggregate Fair Market Value of not more than $15,000,000, pledged to secure such U.S. Well Direct Loans pursuant to the documentation evidencing the U.S. Well Direct Loans, provided that any inflationary increases in value shall not cause the violation of this cap, (xi) to the extent that the REV Energy Equipment Loan Debt remains outstanding, certain equipment described therein and accessions thereto, having an aggregate Fair Market Value of not more than $14,000,000, pledged to secure such REV Energy Equipment Loan Debt pursuant to the documentation evidencing the REV Energy Equipment Loan Debt, provided that any inflationary increases in value shall not cause the violation of this cap, (xii) to the extent that the REV Energy Equipment Lease Debt remains outstanding, certain equipment described therein and accessions thereto, having an aggregate Fair Market Value of not more than $15,000,000, pledged to secure such REV Energy Equipment Lease Debt pursuant to the documentation evidencing the REV Energy Equipment Lease Debt, provided that any inflationary increases in value shall not cause the violation of this cap and

(xiii) the assets of an Excluded Subsidiary (the assets excluded pursuant to this clause (c), collectively, the “Excluded Assets”; provided that notwithstanding anything herein to the contrary, Excluded Assets shall not include any proceeds, replacements or substitutions of Collateral (unless such proceeds, replacements or substitutions otherwise constitute Excluded Assets)), (d) the original Flotek Notes shall not be required to be delivered to the Agent until June 30, 2022 (to the extent that the Flotek Notes have not been converted into Flotek Stock by such date), (e) share certificates of Immaterial Subsidiaries and Unrestricted Subsidiaries (other than Specified Unrestricted Subsidiaries) shall not be required to be delivered, (f) no perfection actions shall be required (i) with respect to letter of credit rights, except to the extent perfection is accomplished solely by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement) and (ii) no perfection actions will be required in regards to any Commercial Tort Claim (in addition to filing the financing statements (which cover “commercial tort claims”) filed on the Closing Date and/or in connection with the joinder of Obligors after the Closing Date), unless such Commercial Tort Claim has an individual value of at least $5,000,000, and (g) other than with respect to Stock, no actions in any jurisdiction other than the United States and Canada or required by the Laws of any jurisdiction other than the United States and Canada shall be required to be taken to create any security interests in assets located or titled outside of the United States and Canada or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no Security Document (or other security agreements) governed under the laws of any jurisdiction other than the United States and Canada); provided that no such actions under or in accordance with the Laws of Canada (and no Security Document (or other security agreements) shall be required to be governed by the laws of the Canada, other than pledge agreements in respect of Stock of any Restricted Subsidiary of Holdings organized under the laws of Canada (other than Excluded Stock)) shall be required to be taken, in each case, unless the Fair Market Value of the property and assets of the Obligors located in Canada exceeds $50,000,000 at such time or the contribution to the Consolidated EBITDA of Holdings and its Subsidiaries by such property and assets exceeds $17,500,000 for any Test Period (calculated on a Pro Forma Basis).

“Commercial Tort Claims” has the meaning specified in the Security Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C or in such other form as may be reasonably satisfactory to the Agent and the Borrower.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 5.4 and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Depreciation and Amortization Expense” means, with respect to Holdings and its Restricted Subsidiaries for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees and expenses, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, of Holdings and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to Holdings and its Restricted Subsidiaries for any period, the Consolidated Net Income of Holdings and its Restricted Subsidiaries for such period; plus

(a)
the following in each case to the extent deducted (and not added back) in computing Consolidated Net Income (other than clause (a)(10) and (a)(13) below), but without duplication:

(1)
Distributions made by Holdings and its Restricted Subsidiaries pursuant to Section 8.10(f)(i) during such period and provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, provincial, franchise, excise, value added and similar taxes and foreign withholding taxes of Holdings and its Restricted Subsidiaries paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations and any payments to any Parent Entity in respect of such taxes; plus

(2)
total interest expense and other financing expense (including breakage costs, premiums or consent fees and including the amortization of original issue discount); plus

(3)
Consolidated Depreciation and Amortization Expense of Holdings and its Restricted Subsidiaries for such period; plus

(4)
any fees, expenses or charges incurred in connection with any issuance of debt or equity securities, any refinancing transaction or any amendment or other modification of any debt instrument to the extent consummated in accordance with the terms of the Loan Documents including (i) such fees, expenses or charges related to the IPO Transactions and related to the other Transactions (other than the FTS Acquisition Transactions), to the extent consummated, and not to exceed

(x) $5,000,000 with respect to any transaction or series of related transactions (other than the IPO Transactions) and (y) $25,000,000 in the aggregate for all such transactions during the term of the Agreement, in each case, to the extent not consummated, and (ii) any amendment, modification or waiver in connection with this Agreement or any instrument governing any other Debt; plus

(5)
any fees (including legal and investment banking fees), transfer or mortgage recording Taxes and other out-of-pocket costs and expenses of Holdings and its Restricted Subsidiaries (including expenses of third parties paid or reimbursed Holdings and its Restricted Subsidiaries) incurred as a result of the transactions contemplated by the Loan Documents or any Disposition of Property permitted hereunder; plus

(6)
any fees and expenses incurred by Holdings and any of its Restricted Subsidiaries solely in connection with any Permitted Acquisition or any other acquisition constituting a Permitted Investment (in each case, whether or not consummated), but, with respect to Permitted Acquisitions or such other Permitted Investments not consummated, in an aggregate amount not to exceed

(x) $10,000,000 for any Test Period to the extent related to the FTS Acquisition and (y) $2,000,000 for any Test Period related to any other Permitted Acquisition or any other acquisition constituting a Permitted Investment; plus

(7)
any impairment charge or asset write-off pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP; plus

(8)
[reserved]; plus

(9)
any losses from the early extinguishment of Debt (including Hedge Agreements or other derivative instruments); plus

(10)
the amount of “run rate” cost savings, operating expense reductions and other synergies achieved in connection with a Permitted Acquisition or any other acquisition constituting a Permitted Investment projected by the Borrower in good faith to be realized as a result of specified actions taken, actions with respect to which substantial steps have been taken or actions that are expected to be taken (which cost savings, operating expense reductions or synergies shall be calculated on a Pro Forma Basis as though such cost savings, operating expense reductions or synergies had been realized on the first day of the applicable Test Period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings, operating expense reductions or synergies are reasonably identifiable and factually supportable, (B) such cost savings, operating expense reductions or synergies do not exceed, when combined with the amount of any adjustments made pursuant to clause

(14) below and any Pro Forma Adjustment made pursuant to clause (d) below, (i) with respect to any Test Period ending on or before December 31, 2022, 12.5% of Consolidated EBITDA for such Test Period and

(ii) with respect to any Test Period ending thereafter, 7.5% of Consolidated EBITDA for such Test Period (in the case of each of clauses (i) and (ii), prior to giving effect to any increase in Consolidated EBITDA pursuant to this clause (10), clause (14) below or clause (d) below), and (C) such actions have been taken, such actions with respect to which substantial steps have been taken or such actions are expected to be taken within twelve (12) months after the date of determination to take such action; provided, further, that the adjustments pursuant to this clause (10) and clause (14) below may be incremental to (but not duplicative of) Pro Forma Adjustments made pursuant to clause (d) below; plus

(11)
any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees; plus

(12)
any non-cash losses or charges, including any write offs, write downs, expenses, losses or items for such period decreasing Consolidated Net Income for such period; plus

(13)
proceeds from property or business interruption insurance received or reasonably expected to be received (to the extent not reflected as revenue or income in Consolidated Net Income and to the extent that the related loss was deducted in the determination of Consolidated Net Income); plus

(14)
all Restructuring Costs and any other extraordinary, unusual or non- recurring expenses, losses or charges incurred; provided that such adjustments do not exceed, when combined with the amount of any adjustments made pursuant to clause (10) above and any Pro Forma Adjustments made pursuant to clause (d) below, (i) with respect to any Test Period ending on or before December 31, 2022, 12.5% of Consolidated EBITDA for such Test Period and (ii) with respect to any Test Period ending thereafter, 7.5% of Consolidated EBITDA for such Test Period (in the case of each of clauses (i) and (ii), prior to giving effect to any increase in Consolidated EBITDA pursuant to this clause (14), clause (10) above or clause (d) below); provided, further, that the adjustments pursuant to this clause

(14) and clause (10) above may be incremental to (but not duplicative of) Pro Forma Adjustments made pursuant to clause (d) below; plus

(15)
any non-cash loss attributable to the mark-to-market movement in the valuation of Hedge Agreements (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to GAAP;

minus

(b)
the sum of the amounts for such period, solely to the extent included in Consolidated Net Income, without duplication,

(1)
any non-cash gain increasing Consolidated Net Income of such Person for such period, other than the accrual of revenues in the ordinary course of business;

(2)
any non-cash gain attributable to the mark-to-market movement in the valuation of Hedge Agreements (to the extent the cash impact resulting from such gain has not been realized) or other derivate instruments pursuant to GAAP;

(3)
any gains from the early extinguishment of Debt (including Hedge Agreements or other derivative instruments); and

(4)
any extraordinary, unusual or non-recurring gains increasing Consolidated Net Income for such period;

provided that, to the extent non-cash gains are deducted pursuant to this clause (b) for any previous period and not otherwise added back to Consolidated EBITDA, Consolidated EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein;

plus or minus, as applicable, without duplication

(c)
any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Debt, intercompany balances and other balance sheet items, plus or minus, as the case may be; and

plus

(d)
in accordance with the definition of “Pro Forma Basis,” an adjustment equal to the amount, without duplication of any amount otherwise included in any other clause of the definition of “Consolidated EBITDA,” of the Pro Forma Adjustment shall be added to (or subtracted from) Consolidated EBITDA (including the portion thereof occurring prior to the relevant Specified Transaction and/or Specified Restructuring) as specified in a certificate from a Responsible Officer of the Borrower delivered to the Agent (for further delivery to the Lenders), in each case, as determined on a consolidated basis for Holdings and its Restricted Subsidiaries in accordance with GAAP; provided that,

(i)
there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by Holdings or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise Disposed of during such period (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to the Transactions or pursuant to a transaction consummated prior to the Closing Date, and not subsequently so Disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Acquired Entity or Business or any Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis; and

(ii)
there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise Disposed of, closed or classified as discontinued operations by Holdings, the Borrower or any Restricted Subsidiary to the extent not subsequently reacquired, reclassified or continued, in each case, during such period (each such Person (other than an Unrestricted Subsidiary), property, business or asset so sold, transferred or otherwise Disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis.

Notwithstanding anything to the contrary herein, for purposes of calculating Consolidated EBITDA, the Non-Wholly Owned Subs shall not be included in such calculation; provided that without duplication, any cash Distributions by any Non-Wholly Owned Sub to a Restricted Subsidiary during a Test Period shall constitute Consolidated Net Income of such Restricted Subsidiary (receiving such cash Distribution) during such Test Period for purposes of measuring Consolidated EBITDA hereunder.

“Consolidated Net Income” means, with respect to any Person for any period, without duplication, the aggregate of (a) the Net Income, attributable to such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP (adjusted to exclude the equity interests in any Unrestricted Subsidiary owned by such Person or any of its Restricted Subsidiaries); plus (b) the amount of distributions received in cash by such Person or any of its Restricted Subsidiaries from any Subsidiary (including any Unrestricted Subsidiary) for such period, to the extent not already included in clause (a) above minus (c) (i) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period, (ii) the income (or loss) of any Person (other than a Restricted Subsidiary of such Person) in which any other Person (other than such Person or any of its Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Restricted Subsidiaries by such Person during such period, (iii) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of such Person or is merged into or consolidated with such Person or any of its Restricted Subsidiaries or that Person’s assets are acquired by such Person or any of its Restricted Subsidiaries (except as may be required in connection with the calculation of a covenant or test on a pro forma basis), (iv) the income of any Restricted Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary, (v) any after-Tax gains or losses attributable to Dispositions of Property permitted under this Agreement, in each case other than in the ordinary course of business (as determined in good faith by the Borrower) or returned surplus assets of any Pension Plan,

(vi) any net after-Tax gains or losses from disposed, abandoned, transferred, closed or discontinued operations and any net after-Tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations, (vii) any losses and expenses with respect to liability or casualty events to the extent covered by insurance or indemnification and actually reimbursed or so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (a) not denied by the applicable carrier or indemnifying party in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days) and (viii) (to the extent not included in sub-clauses (i) through (vii) above) any net extraordinary gains or net extraordinary losses.

In addition, to the extent not already accounted for in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include (without duplication) (i) the amount of proceeds received during such period from business interruption insurance in respect of insured claims for such period, (ii) the amount of proceeds as to which the Borrower has determined there is reasonable evidence it will be reimbursed by the insurer in respect of such period from business interruption insurance (with a deduction for any amounts so added back to the extent denied by the applicable carrier in writing within 180 days or not so reimbursed within 365 days) and (iii) reimbursements received of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder.

“Consolidated Parties” means Holdings and each of its Subsidiaries whose financial statements are consolidated with Holdings’ financial statements in accordance with GAAP.

“Consolidated Total Assets” means, as of any date of determination, the book value of all assets of Holdings, the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as of such date.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of indebtedness of Holdings and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of indebtedness resulting from the application of purchase accounting in connection with the Transactions, any Permitted Acquisition or Investments similar to those made for Permitted Acquisitions), consisting of Debt for Borrowed Money, Unpaid Drawings (as defined in the ABL Credit

Agreement), Capital Lease Obligations and third party debt obligations evidenced by promissory notes or similar instruments (including, for avoidance of doubt, the Monarch Seller Note and the REV Energy Seller Note), minus (b) the lesser of (i) the amount of Unrestricted Cash on the balance sheets of Holdings, the Borrower and its Restricted Subsidiaries as of such date minus the Term Loans then outstanding under the ABL Credit Agreement as of such date and (ii) $30,000,000. It is understood that to the extent Holdings or any Restricted Subsidiary incurs any Debt and receives the proceeds of such Debt, for purposes of determining any incurrence test under this Agreement and whether the Borrower is in compliance on a Pro Forma Basis with any such test, the proceeds of such incurrence shall not be considered cash or Cash Equivalents for purposes of any “netting” pursuant to clause (b) of this definition.

“Consolidated Working Capital” means, as of any date of determination, the excess of

(a) the sum of all amounts (other than cash and Cash Equivalents and Long-Term Accounts Receivable) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, other than amounts related to current or deferred income taxes, over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Consolidated Total Debt that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of the Borrower or any of its Restricted Subsidiaries, as applicable, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Debt in respect of the Term Loans, (ii) all Debt consisting of Term Loans, in each case to the extent otherwise included therein, (iii) the current portion of accrued interest and (iv) the current portion of current and deferred income taxes.

“Contaminant” means any (i) chemical, material, compound, waste, pollutant, substance, toxic or hazardous substance, hazardous waste, special waste, or any other substance, waste or material regulated or subject to rules of liability under Environmental Law including any material, substance, compound, chemical or waste that is listed, classified, defined or regulated in relevant form, quantity or concentration as hazardous or toxic (or words of similar import) pursuant to any Environmental Law, and

(ii) any petroleum or petroleum products or their refined or derived products, polychlorinated biphenyls, radioactive materials, per-and polyfluoroalkyl substances, aqueous film forming foam, or other emerging contaminants, urea formaldehyde or asbestos or asbestos containing materials.

“Continuation/Conversion Date” means the date on which a Term Loan is converted into or continued as a SOFR Rate Loan.

“Continuing Director” means, at any date, (x) ProFrac PubCo, or (y) an individual (a) who is a member of the Board of Directors of Holdings (or any Parent Entity) on the Closing Date, (b) who, as at such date, has been a member of such Board of Directors for at least the 12 preceding months,

(c) who has been nominated or designated to be a member of such Board of Directors, directly or indirectly, by the Permitted Holders or Persons nominated or designated by the Permitted Holders or (d) who has been nominated or designated to be, or designated as, a member of such Board of Directors by a majority of the other Continuing Directors then in office.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” means, with respect to any deposit account, any securities account, commodities account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Collateral Agent, among the Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Borrower or Guarantor maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Collateral Agent.

“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA”.

“Converted Unrestricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Cumulative Retained Excess Cash Flow Amount” means, as of any date, an amount, not less than zero in the aggregate, determined on a cumulative basis, equal to the Retained Excess Cash Flow Amount for all Excess Cash Flow Periods beginning with the Excess Cash Flow Period that is the Fiscal Quarter ending December 31, 2022, and prior to such date.

“Cure Amount” has the meaning specified in Section 10.4(a).

“Cure Deadline” has the meaning specified in Section 10.4(a).

“Cure Right” has the meaning specified in Section 10.4(a).

“Current Asset Collateral” means the “ABL Priority Collateral” (as defined in the ABL Intercreditor Agreement).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.

“Debt” means, without duplication, all

(a)
indebtedness for borrowed money (excluding any obligations arising from warranties as to inventory in the ordinary course of business) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)
the deferred purchase price of property or services (other than trade accounts payable, liabilities or accrued expenses in the ordinary course of business) to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP;

(c)
all obligations and liabilities of any Person secured by any Lien on an Obligor’s or any of its Restricted Subsidiaries’ property, even if such Obligor or Restricted Subsidiary shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Consolidated Parties prepared in accordance with GAAP or, if higher, the Fair Market Value of such property;

(d)
all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by Holdings or any of its Restricted Subsidiaries, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Consolidated Parties prepared in accordance with GAAP or, if higher, the Fair Market Value of such property;

(e)
the present value (discounted at the Base Rate) of lease payments due under synthetic leases;

(f)
the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(g)
all net obligations of any Person in respect of Hedge Agreements;

(h)
all obligations of such Person in respect of Disqualified Stock;

(i)
earn out obligations in connection with a Permitted Acquisition (or any other acquisition constituting a Permitted Investment); and

(j)
all obligations and liabilities under Guaranties in respect of obligations of the type described in any of clauses (a) through (i) above;

provided that Debt shall not include (i) prepaid or deferred revenue arising in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry, (ii) purchase price holdbacks in respect of Permitted Acquisitions (or any other acquisitions constituting Permitted Investments) arising in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (iii) earn out obligations in connection with a Permitted Acquisition (or any other acquisition constituting a Permitted Investment) unless such obligations become a liability on the balance sheet of such Person in accordance with GAAP and are not paid after becoming due and payable and (iv) Guaranties incurred (other than with respect to Debt) in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry.

For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Debt is otherwise limited and only to the extent such Debt would be included in the calculation of Consolidated Total Debt. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Debt for Borrowed Money” of any Person at any time means, on a consolidated basis, the sum of all debt for borrowed money of such Person at such time.

“Declined Proceeds” has the meaning specified in Section 4.3(e).

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

“Default Rate” means two percent (2.00%) per annum.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”

“Delayed Draw Funding Date” has the meaning as set forth in Section 2.5(a).

“Delayed Draw Funding Date A” means the date of the borrowing of any Delayed Draw

Term A Loans.

“Delayed Draw Funding Date B” means the date of the borrowing of any Delayed Draw

Term B Loans.

“Delayed Draw Term A Loan” has the meaning as set forth in Section 2.5(a).

“Delayed Draw Term A Loan Amount” means, an aggregate principal amount not to exceed $100,000,000, which, as of the expiration of the Delayed Draw Term A Loan Availability Period, was $80,000,000.

“Delayed Draw Term A Loan Availability Period” means the period commencing on the First Amendment Effective Date and ending on the earlier to occur of (i) the consummation of the First Amendment Acquisition with respect to U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.) and (ii) March 31, 2023.

“Delayed Draw Term A Loan Commitment” means, with respect to each Delayed Draw Term A Loan Lender, the commitment of such Lender to make a Delayed Draw Term A Loan to the Borrower on each Delayed Draw Funding Date A pursuant to Section 2.5(a) in an aggregate principal amount not to exceed the amount set forth next to the name of such Delayed Draw Term A Loan Lender in a Schedule of Commitments to be agreed by the Borrower and such Delayed Draw Term A Loan Lender. The Delayed Draw Term A Loan Commitments of all Delayed Draw Term A Loan Lenders shall not exceed the Delayed Draw Term A Loan Amount. For the avoidance of doubt, the Delayed Draw Term A Loan Commitments terminated in full upon the expiration of the Delayed Draw Term A Loan Availability Period.

“Delayed Draw Term A Loan Lender” means any Lender that funds Delayed Draw Term A Loans on any Delayed Draw Funding Date A, up to its Delayed Draw Term A Loan Commitment.

“Delayed Draw Term B Loan” has the meaning as set forth in Section 2.5(a).

“Delayed Draw Term B Loan Amount” means, an aggregate principal amount not to exceed $150,000,000.

“Delayed Draw Term B Loan Availability Period” means the period commencing on the Third Amendment Effective Date and ending on December 31, 2023.

“Delayed Draw Term B Loan Commitment” means, with respect to each Delayed Draw Term B Loan Lender, the commitment of such Lender to make a Delayed Draw Term B Loan to the

Borrower on each Delayed Draw Funding Date B pursuant to Section 2.5(a) in an aggregate principal amount not to exceed the amount set forth next to the name of such Delayed Draw Term B Loan Lender in a Schedule of Commitments to be agreed by the Borrower and such Delayed Draw Term B Loan Lender. The Delayed Draw Term B Loan Commitments of all Delayed Draw Term B Loan Lenders shall not exceed the Delayed Draw Term B Loan Amount.

“Delayed Draw Term B Loan Lender” means any Lender that funds Delayed Draw Term B Loans on any Delayed Draw Funding Date B, up to its Delayed Draw Term B Loan Commitment.

“Delayed Draw Term Loan Commitment” means, with respect to each Delayed Draw Term Loan Lender, the commitment of such Lender to make a Delayed Draw Term A Loan or a Delayed Draw Term B Loan, as applicable, to the Borrower on the applicable Delayed Draw Funding Date(s) pursuant to Section 2.5(a) in an aggregate principal amount not to exceed the amount set forth next to the name of such Delayed Draw Term Loan Lender in a Schedule of Commitments to be agreed by the Borrower and such Delayed Draw Term Loan Lender. The Delayed Draw Term A Loan Commitments and the Delayed Draw Term A Loans of all Delayed Draw Term A Loan Lenders shall not exceed the Delayed Draw Term A Loan Amount. The Delayed Draw Term B Loan Commitments and the Delayed Draw Term B Loans of all Delayed Draw Term B Loan Lenders shall not exceed the Delayed Draw Term B Loan Amount.

“Delayed Draw Term Loan Lender” means any Delayed Draw Term A Loan Lender or any Delayed Draw Term B Loan Lender.

“Delayed Draw Term Loans” has the meaning as set forth in Section 2.5(a).

“Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC and all accounts with a deposit function maintained at a financial institution, now or hereafter held in the name of the Borrower or any Guarantor.

“Designated Account” has the meaning specified in Section 2.3(b).

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by Holdings or its Restricted Subsidiaries in connection with a Disposition pursuant to clause (t) of the definition of “Permitted Dispositions” that is designated as “Designated Non- Cash Consideration” pursuant to a certificate of a Responsible Officer of the Borrower delivered to the Agent, setting forth the basis of such valuation (which amount will be reduced by (i) the Fair Market Value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition and (ii) the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary (determined as if references to Holdings and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its Subsidiaries or to such Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disposition” or “Dispose” means the sale, lease, Sale Leaseback Transaction, assignment, transfer or other disposition (including any sale of Stock) of any property by any Person;

provided that “Disposition” and “Dispose” shall not be deemed to include any Casualty Event or any issuance by Holdings or any of its Restricted Subsidiaries of any of its Stock to another Person.

“Disqualified Lenders” means (a) such Persons that have been specified in writing to the Agent prior to the Closing Date, (b) those Persons who are competitors of Holdings, the Borrower and their respective Subsidiaries that are separately identified in writing by the Borrower from time to time to the Agent and (c) in the case of each of clauses (a) and (b), any of their Affiliates (which, for the avoidance of doubt, shall not include any bona fide debt investment funds that are affiliates of the Persons referenced in clause (b) above to the extent that such fund is not controlled by any Person referenced in clause (b) above) that are either (i) identified in writing to the Agent by the Borrower from time to time or

(ii) readily identifiable solely on the basis of such Affiliate’s name; provided that no such updates to the list shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of Term Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders. Notwithstanding anything to the contrary contained in this Agreement, (a) the Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders and (b) the Borrower (on behalf of itself Holdings and each of the Restricted Subsidiaries of Holdings) and the Lenders acknowledge and agree that the Agent shall have no responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Lender and that the Agent shall have no liability with respect to any assignment or participation made to a Disqualified Lender.

“Disqualified Stock” means that portion of any Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control or as a result of a Disposition of assets or Casualty Event), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or as a result of a Disposition of assets or Casualty Event) on or prior to the six-month anniversary of the Stated Termination Date; provided that, (a) if such Stock is issued pursuant to any plan for the benefit of employees of Holdings (or any Parent Entity thereof) or any of its Subsidiaries or by any such plan to such employees, such Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings (or any Parent Entity thereof) or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations and (b) no Stock of Holdings shall constitute Disqualified Stock solely because of the “Redemption Right” or the “Call Right” (each as described in the Section of the Registration Statement for the IPO Transactions entitled “Corporate reorganization”) to be included in the Holdings LLC Agreement upon the effectiveness of the IPO Transactions.

“Distressed Person” has the meaning specified in the definition of “Lender-Related

Distress Event.”

“Distribution” means (a) the payment or making of any dividend or other distribution of property in respect of Stock or other Stock (or any options or warrants for, or other rights with respect to, such stock or other Stock) of any Person, other than distributions in Stock or other Stock (or any options or warrants for such stock or other Stock) of any class other than Disqualified Stock, or (b) the direct or indirect redemption or other acquisition by any Person of any Stock or other Stock (or any options or warrants for such stock or other Stock) of such Person or any direct or indirect shareholder or other equity holder of such Person.

“Documents” means all “documents” as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by any Obligor.

“DOL” means the United States Department of Labor or any successor department or agency.

“Dollar” and “$” mean dollars in the lawful currency of the United States. Unless otherwise specified, all payments under this Agreement shall be made in Dollars.

“Domestic Subsidiary” means any Subsidiary of Holdings that is organized under the laws of the United States, any State of the United States or the District of Columbia.

“ECF True-up Amount” has the meaning specified in Section 4.3(a).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any degree) having responsibility for the resolution of any EEA Financial Institution.

“EKU Debt” means that certain Debt (i) owed by EKU Power Drives GmbH to Volksbank in der Ortenau eG, in an aggregate principal amount not to exceed $500,000, and (ii) owed by EKU Power Drives Inc. to Bank of America, N.A. in an aggregate principal amount not to exceed

$50,000.

“Eligible Assignee” means (a) a commercial bank, commercial finance company or other lender having total assets in excess of $2,000,000,000 and that extends credit or buys commercial loans in the ordinary course of business; (b) any Lender; (c) any Affiliate of any Lender and (d) any Approved Fund; provided, that, in any event, “Eligible Assignee” shall not include (i) any natural Person, (ii) any Permitted Holder, Holdings, any Guarantor, or the Borrower or any Affiliate of any of the foregoing, (iii) so long as (A) no Event of Default has occurred and is continuing under any of Sections 10.1(a), (e), (f) or

(g) and (B) the list of Disqualified Lenders (including any updates thereto) has been made available by the Borrower to all Lenders, any Disqualified Lender (other than any Disqualified Lender otherwise agreed to by the Borrower in a writing delivered to the Agent) or (iv) Equify Financial LLC or any of its Affiliates.

“EMU” means economic and monetary union as contemplated in the Treaty on European

Union.

“Enterprise Master Lease Agreement” means that certain Master Equity Lease Agreement dated October 30, 2020, between U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.), as lessee, and Enterprise FM Trust, a Delaware statutory trust, as lessor.

“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means all applicable Laws in connection with pollution, protection of the Environment (including Releases, threats of Releases) or to health and safety (to the extent which health and safety laws relate to exposure to Contaminants).

“Equify Bridge Note” means that certain unsecured subordinated promissory note, dated as of the date hereof, issued by the Borrower to Equify Financial LLC in an aggregate principal amount of

$45,799,986.48.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control with Holdings or the Borrower within the meaning of Section 414(c) of the Code (or any member of an affiliated service group within the meaning of Sections 414(m) and (o) of the Code of which the Borrower is a member).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) any failure by a Pension Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, in each case whether or not waived;

(c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to a Pension Plan; (d) a determination that a Pension Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) a withdrawal by Holdings, the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (f) a complete withdrawal, within the meaning of Section 4203 of ERISA, or a partial withdrawal, within the meaning of Section 4205 of ERISA, by Holdings, the Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is “insolvent” (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (g) the filing with the PGBC of a notice of intent to terminate under Section 4041(c) or ERISA, the receipt by Holdings, Borrower, or ERISA Affiliate, as applicable, of any notice from any Multi-Employer Plan that it intends to terminate or has terminated under Section 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan but only if the PBGC has notified Holdings, Borrower, or ERISA Affiliate, as applicable, the same; (h) the receipt by Holdings, Borrower, or ERISA Affiliate, as applicable, from the PBGC or a plan administer of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (i) Holdings, the Borrower or any of its Subsidiaries engages in a non-exempt “prohibited transaction” (i.e., a prohibited transaction for which a statutory, regulatory, or administrative exemption does not exist) with respect to which the Borrower or any of its Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code), or with respect to which the Borrower or any such Subsidiary could otherwise be liable; or (j) the imposition of any Lien under Section 430(k) of the Code or pursuant to Section 303(k) or Section 4068 of ERISA with respect to any Pension Plan, or any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Holdings, the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor Person) as in effect from time to time.

“Event of Default” has the meaning specified in Section 10.1.

“Excess Cash Flow” means, with respect to any Excess Cash Flow Period, an amount equal to the excess of:

(a)
the sum, without duplication, of:

(i)
Consolidated Net Income for such Excess Cash Flow Period; plus

(ii)
all non-cash charges (including depreciation and amortization expenses) for such period to the extent such non-cash charges were deducted in computing Consolidated Net Income for such period; plus

(iii)
decreases in Consolidated Working Capital and Long-Term Accounts Receivable for such period (other than any such decreases arising from acquisitions by the Borrower or any of its Restricted Subsidiaries completed during such period), plus

(iv)
an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; minus

(b)
the sum, without duplication, of:

(i)
an amount equal to the amount of all non-cash credits and cash charges in each case included in arriving at Consolidated Net Income for such Excess Cash Flow Period; plus

(ii)
without duplication of amounts deducted in arriving at such Consolidated Net Income, an amount equal to the lesser of (A) the aggregate amount of Capital Expenditures actually made in cash during such period and (B) the aggregate amount of Capital Expenditures projected to be made in cash during such period as set forth in the model dated as of December 6, 2021, delivered to the Agent prior to the Closing Date, in each case of the foregoing clauses (A) and (B), solely to the extent that such Capital Expenditures were financed (or projected to be financed) with Internally Generated Funds; plus

(iii)
the aggregate amount of all principal payments of Debt of the Borrower and any of its Restricted Subsidiaries (including (A) the principal component of scheduled payments in respect of Capital Lease Obligations and (B) the amount of any repayment of Term Loans pursuant to Section 4.1(a) but excluding (x) all voluntary prepayments of the Term Loans made pursuant to Section 4.1(c) and (y) all mandatory prepayments of the Term Loans (other than those made pursuant to Section 4.3(b), to the extent such mandatory prepayments were made with the proceeds of a Disposition that resulted in an increase to Consolidated Net Income (with no amount in excess of the amount of such increase being included))) made during such period, except to the extent financed with the proceeds of other long-term Debt of the Borrower or any of its Restricted Subsidiaries (other than under any revolving credit facility); plus

(iv)
increases in Consolidated Working Capital and Long-Term Accounts Receivable for such period (other than any such increases arising from acquisitions of a Person or business unit by the Borrower or any of its Restricted Subsidiaries during such period); plus

(v)
[reserved]; plus

(vi)
the amount of cash taxes paid in such period to the extent not deducted in determining Consolidated Net Income for such period; plus

(vii)
[reserved]; plus

(viii)
to the extent any non-cash charges were added back to Consolidated Net Income pursuant to the foregoing clause (a)(ii) for purposes of the Excess Cash Flow calculation for such period or a prior period and such non-cash charges were later paid in cash in such period (including expenditures for the payment of financing fees), the amount of such cash payments; plus

(ix)
[reserved]; plus

(x)
an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income.

Notwithstanding anything to the contrary herein, for purposes of calculating Excess Cash Flow and the Retained Excess Cash Flow Amount for any Excess Cash Flow Period, (x) the Subsidiaries of Holdings that are not Wholly-Owned Subsidiaries of Holdings (“Non-Wholly Owned Subs”) shall not be included in such calculation and (y) with respect to entities that are acquired by Holdings and/or any of its Restricted Subsidiaries (whether by acquisition, merger, contribution or otherwise) that become wholly owned Subsidiaries of Holdings, such Subsidiaries shall not be in included in the Excess Cash Flow calculation for any period prior to such acquisition or merger being consummated or contribution to or through Holdings; provided that with respect to clause (x) set forth in this sentence, without duplication, any cash Distributions by any Non-Wholly Owned Sub to a Restricted Subsidiary during an Excess Cash Flow Period shall constitute Consolidated Net Income of such Restricted Subsidiary (receiving such cash Distribution) for such Excess Cash Flow Period solely for purposes of measuring Excess Cash Flow and the Retained Excess Cash Flow Amount hereunder.

“Excess Cash Flow Application Date” has the meaning specified in Section 4.3(a).

“Excess Cash Flow Period” means each Fiscal Quarter of the Borrower, commencing with the Fiscal Quarter ending December 31, 2022.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

“Excluded Account” means (a) deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Person’s employees and (b) deposit accounts with deposits at any time in an aggregate amount not in excess of

$2,000,000 for all such accounts.

“Excluded Assets” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Excluded Real Property” means the (i) all Real Estate acquired in connection with the West Munger Acquisition, (ii) the Real Estate located at 10589 N FM 1218 Kermit, TX 79745 and (iii) Specified FTS Real Property; provided, that if (A) a Permitted Sale Leaseback Transaction shall not have been consummated with respect to the Specified FTS Real Property, or a purchase money Debt financing described in Section 8.12(v) shall not have been consummated with respect to the Specified FTS Real Property, in each case, within 12 months of the FTS Acquisition, or (B) a purchase money Debt financing described in Section 8.12(v) shall have been so consummated but is later satisfied (and not Refinanced with Refinancing Debt), then the Specified FTS Real Property shall no longer constitute Excluded Real Property.

“Excluded Stock” means:

(a)
any Stock with respect to which the Required Lenders and the Borrower agree, in writing (each acting reasonably), that the cost of pledging such Stock shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom,

(b)
solely in the case of any pledge of Stock of any CFC or FSHCO to secure the Obligations of a U.S. Person, any Stock that is Voting Stock of such CFC or FSHCO in excess of 65% of the outstanding Stock that is Voting Stock of such CFC or FSHCO,

(c)
any Stock to the extent, and for so long as, the pledge thereof would be prohibited by any applicable Law (including any legally effective requirement to obtain the consent of any Governmental Authority unless such consent has been obtained),

(d)
any Margin Stock and Stock of any Person (other than any Restricted Subsidiary) to the extent, and for so long as, the pledge of such Stock would be prohibited by, or create an enforceable right of termination in favor of any other party thereto (other than Holdings, the Borrower or any Subsidiary of the Borrower) under, the terms of any Organization Document, joint venture agreement or shareholders’ agreement applicable to such Person after giving effect to the applicable anti-assignment clauses of the UCC and applicable law,

(e)
the Stock issued by any Immaterial Subsidiary or Unrestricted Subsidiary (other than any Specified Unrestricted Subsidiary), and

(f)
any Stock of a Foreign Subsidiary that is a Subsidiary of a Foreign Subsidiary;

and

(g)
any Stock of a Person acquired by Holdings or any of its Restricted Subsidiaries in accordance with the provisions set forth herein so long as (i) substantially simultaneously with such acquisition, all or substantially all of the property and assets of such Person (including any Stock owned by such Person other than the Stock of Holdings or any Parent Entity) are contributed to the Borrower or a Guarantor (other than Holdings) and such Obligor complies with the requirements set forth in this definition with respect to such property and assets (including any Stock owned by such Person other than the Stock of Holdings or any Parent Entity), (ii) such Person, after giving effect to subclause (i) above, individually has assets with a Fair Market Value of less than $2,000,000, and in the aggregate for all such transactions during the term of the Agreement, such Persons, in each case after giving effect to subclause

(i) above, collectively have assets with a Fair Market Value of less than $5,000,000 (it being understood and agreed that such caps shall not include any assets held by any such Person after the Stock of such Person has been distributed pursuant to subclause (iii) below) and (iii) as soon as possible, and in any event within fifteen (15) days after such acquisition, the Stock of such Person (all or substantially all of the property and assets of which (including any Stock owned by such Person) have been contributed to one or more Obligors (other than Holdings other than to the extent that Holdings substantially simultaneously contributes such Stock to one or more other Obligors) in accordance with subclause (i) of this clause (g)) shall have been distributed by Holdings to a Parent Entity pursuant to Section 8.10(k) or such Person is liquidated or merged out of existence provided that, in each case, substantially simultaneous with such acquisition, all or substantially all of the property and assets of such Person shall be contributed to one or more Obligors (other than Holdings other than to the extent that Holdings substantially simultaneously contributes such property and assets to one or more other Obligors) in accordance with subclause (i) of this clause (g).

“Excluded Subsidiary” means:

(a)
upon Flotek becoming a Subsidiary and until such time as Holdings owns, directly or indirectly, more than 66 ⅔% of the Stock of Flotek, Flotek and its Subsidiaries (unless at such time that Holdings owns, directly or indirectly, such amount of the Stock of Flotek, Holdings and/or the Borrower have continued the designation of Flotek as an Unrestricted Subsidiary (but not a Specified Unrestricted Subsidiary) and satisfied all of the requirements of Section 8.26(d)(iv) with respect to the continuance of such designation (as if Flotek were initially being designated as an Unrestricted Subsidiary on such date)),

(b)
any Subsidiary that is restricted or prohibited by (x) subject to clause (g) below, applicable Law or (y) contractual obligation from guaranteeing the Obligations (and for so long as such restriction or prohibition is in effect); provided that in the case of clause (y), such contractual obligation existed on the Closing Date or, with respect to any Subsidiary acquired by the Borrower or a Restricted Subsidiary after the Closing Date (and so long as such contractual obligation was not incurred in contemplation of such acquisition), on the date such Subsidiary is so acquired,

(c)
(i) any Foreign Subsidiary or (ii) any Domestic Subsidiary that is (A) a FSHCO or

(B) a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC,

(d)
any Immaterial Subsidiary (provided that the Borrower shall not be permitted to exclude Immaterial Subsidiaries from guaranteeing the Obligations to the extent that (i) the aggregate amount of gross revenue for all Immaterial Subsidiaries excluded by this clause (d) exceeds 5% of the consolidated gross revenues of Holdings and its Restricted Subsidiaries that are not otherwise Excluded Subsidiaries by virtue of any other clauses of this definition except for this clause (d) as of the last day of the Test Period most recently ended on or prior to the date of determination or (ii) the aggregate amount of total assets for all Immaterial Subsidiaries excluded by this clause (d) exceeds 5% of the aggregate amount of Consolidated Total Assets of Holdings and its Restricted Subsidiaries that are not otherwise Excluded Subsidiaries by virtue of any other clauses of this definition except for this clause (d) as of the last day of the Test Period most recently ended on or prior to the date of determination),

(e)
any other Subsidiary with respect to which, in the reasonable judgment of the Required Lenders and the Borrower, the cost of providing a Guaranty shall be excessive in view of the benefits to be obtained by the Lenders therefrom,

(f)
each Unrestricted Subsidiary (but, in the case of any Specified Unrestricted Subsidiary, only until such time as Holdings owns, directly or indirectly, more than 66 ⅔% of the Stock of such Specified Unrestricted Subsidiary), and

(g)
any Subsidiary that would require any consent, approval, license or authorization from any Governmental Authority to provide a Guaranty unless such consent, approval, license or authorization has been received, or is received after commercially reasonable efforts (including if requested by the Agent to do so) by the Borrower and/or such Subsidiary to obtain the same.

As of the Closing Date, IOT-eq, LLC, EKU Power Drives GmbH and EKU Power Drives Inc. are the only Excluded Subsidiaries of Holdings.

“Excluded Swap Obligation” means, with respect to any Obligor or Holdings, (a) any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Obligor of, or the grant by such Obligor or Holdings of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Obligor’s or Holdings’ failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any applicable keep well, support, or other agreement for the benefit of such Obligor or Holdings and any and all applicable guarantees of such Obligor’s Swap Obligations by other Obligors), at the time the guarantee of (or grant of such security interest by, as applicable) such Obligor or Holdings becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Obligor or Holdings is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Obligor or Holdings becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Obligor or Holdings as specified in any agreement between the relevant Obligors and Hedge Bank applicable to such Swap Obligations. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the swap for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient under any Loan Document, (a) Taxes imposed on (or measured by) the Recipient’s net income (however denominated), franchise Taxes imposed in lieu of net income taxes, and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which (i) such Lender acquired its interest in the applicable Term Loan Commitment or, in the case of an applicable interest in a Term Loan not funded pursuant to a prior Term Loan Commitment, such Lender acquires such interest in such Term Loan (provided that this clause (b)(i) shall not apply to an assignee pursuant to an assignment request by the Borrower under Section 5.8) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired its interest in the applicable Term Loan or Term Loan Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.1(d), and (d) any Taxes imposed under FATCA.

“Existing Term Loan Facility” means that certain Term Loan Credit Agreement, dated as of September 7, 2018, by and among the ProFrac Services LLC, as the borrower thereunder, Holdings, the guarantors party thereto, the lenders party thereto and Barclays Bank PLC, as the administrative agent and collateral agent (as amended, amended and restated, supplemented and otherwise modified from time to time, and together with the guarantee and security documentation executed in connection therewith).

“Fair Market Value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Borrower.

“Family Member” means, with respect to any individual, any other individual that is recognized as a family member (to the second degree of consanguinity) by the laws of the residence of such individual.

“Family Trust” mean, with respect to Dan Wilks, trusts, family limited partnerships or other estate planning vehicles established for the benefit of Dan Wilks or his Family Members and in respect of which Dan Wilks or one or more of his Family Members serves as trustee or in a similar capacity.

“Farris Family Trust” mean, with respect to Farris Wilks, trusts, family limited partnerships or other estate planning vehicles established for the benefit of Farris Wilks or his Family Members and in respect of which Farris Wilks or one or more of his Family Members serves as trustee or in a similar capacity.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to current Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCA” has the meaning assigned to such term in Section 5.5(c).

“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Rate for any day is less than zero, the Federal Funds Rate for such day will be deemed to be zero.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letter” means the Fee Letter, dated as of the Closing Date, between the Agent and the Borrower.

“Fifth Amendment” means that certain Fifth Amendment to Term Loan Credit Agreement, dated as of the Fifth Amendment Effective Date, by and among Holdings, the Borrower, the Guarantors, the Lenders party thereto and the Agent.

“Fifth Amendment Effective Date” means February 23, 2023.

“Fifth Amendment Fee Letter” means that certain Fifth Amendment Fee Letter, dated as of the Fifth Amendment Effective Date, by and between the Borrower and the Agent.

“Financial Covenant” means the covenant set forth in Section 8.20(a).

“Financial Statements” means, according to the context in which it is used, the financial statements referred to in Sections 6.2 and Section 7.5.

“First Amendment” means that certain First Amendment to Term Loan Credit Agreement, dated as of the First Amendment Effective Date, by and among Holdings, the Borrowers, the Guarantors, the Lenders party thereto and the Agent.

“First Amendment Acquisition Prepayment” has the meaning specified in Section 4.3(c).

“First Amendment Acquisitions” means the acquisition of certain property, assets and/or Stock pursuant to the First Amendment Purchase Documents.

“First Amendment Effective Date” means July 25, 2022.

“First Amendment Fee Letters” means (i) that certain First Amendment Consent Fee Letter, dated as of the First Amendment Effective Date, by and between the Borrower and the Agent,

(ii) that certain Additional Term Loan Fee Letter, dated as of First Amendment Effective Date, by and between the Borrower and the Agent and (iii) any fee letter, dated as of the applicable Delayed Draw Funding Date, by and between the Borrower and the Agent, with respect to the Delayed Draw Term Loan Commitments and the Delayed Draw Term Loans (if any).

“First Amendment Purchase Documents” means each of the purchase agreements delivered by the Borrower to the Agent in connection with the First Amendment, in the most recent form delivered to the Agent prior to the First Amendment Effective Date, and the other agreements, instruments and other documents related thereto or executed in connection therewith (as such forms or drafts are finalized after the First Amendment Effective Date and/or as amended, restated, supplemented or otherwise modified from time to time but without giving effect to any finalizations, amendments, restatements, supplements or other modifications thereto, or any waivers or consents thereunder, after the First Amendment Effective Date that are materially adverse to the Lenders without the consent of the Required Lenders).

“First Financial Loan Documents” means, collectively, the Loan Agreement, dated as of December 22, 2021, by and among First Financial Bank, N.A., as lender, and ProFrac Holdings II, LLC, as borrower, and ProFrac Manufacturing, LLC and ProFrac Services, LLC, as guarantors, together with all security agreements, guarantees, pledge agreements and other agreements, certificates or instruments executed in connection therewith, in each case, as amended, restated, modified and/or supplemented to the extent not materially adverse to the Lenders.

“Fiscal Quarter” means the period commencing on January 1 in any Fiscal Year and ending on the next succeeding March 31, the period commencing on April 1 in any Fiscal Year and ending on the next succeeding June 30, the period commencing on July 1 in any Fiscal Year and ending on the next succeeding September 30, or the period commencing on October 1 in any Fiscal Year and ending on the next succeeding December 31, as the context may require.

“Fiscal Year” means Holdings’, the Borrower’s, the Guarantors’ and/or their Subsidiaries’ fiscal year for financial accounting purposes. As of the Agreement Date, the current Fiscal Year of the Consolidated Parties will end on December 31, 2022.

“Fixed Asset Collateral” means the “Fixed Asset Priority Collateral” (as defined in the ABL Intercreditor Agreement).

“Fixed Assets Priority Proceeds Account” means the “Fixed Asset Priority Proceeds Account” (as defined in the ABL Intercreditor Agreement).

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” means a rate of interest equal to 1.00% per annum.

“Flotek” means Flotek Industries, Inc., a Delaware corporation.

“Flotek Note Purchase Agreement” means that certain Note Purchase Agreement dated as of February 2, 2022 among Flotek and each of the purchasers party thereto from time to time, as amended, restated, supplemented or otherwise modified from time to time but without giving effect hereunder to any modifications, amendments, express waivers or express consents thereunder after the date hereof that are materially adverse to the Lenders without the consent of the Required Lenders.

“Flotek Notes” means (i) the 10% Convertible PIK Notes dated February 2, 2022 in the aggregate principal amount of $10,000,000 (plus paid in kind interest) issued and sold to Holdings by Flotek and later contributed by Holdings to the Borrower on or before the date hereof, (ii) the 10% Convertible PIK Notes dated February 2, 2022 in the aggregate principal amount of $10,000,000 (plus paid in kind interest) issued to Holdings by Flotek and later contributed by Holdings to the Borrower on or before the date hereof, and (iii) the Convertible Notes issued to the Borrower or another Obligor by Flotek, from time to time, in connection with that certain Chemical Products Supply Agreement dated February 2, 2022, as amended, restated, modified, supplement, extended or replaced from time to time, (the “Flotek Supply Agreement”) by and between Flotek Chemistry, LLC, and ProFrac Services, LLC, and the Flotek Securities Purchase Agreement provided that such Convertible Notes in this clause (iii) are issued for no separate cash consideration. For the avoidance of doubt, payments made by or on behalf of ProFrac Services, LLC for the product sold in accordance with the Flotek Supply Agreement shall not be deemed to be “separate cash consideration” for purposes of the Flotek Notes.

“Flotek Pre-Funded Warrants” means the Pre-Funded Warrants issued to ProFrac Holdings II, LLC or its permitted assigns, as the holder, pursuant to that certain Securities Purchase Agreement, by and among Flotek and ProFrac Holdings II, LLC or its permitted assigns, as the holder, entitling such holder to purchase up to a total of 13,104,839 shares of common stock of Flotek at any time and at an exercise price equal to $0.0001 par value per share.

“Flotek Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of February 16, 2022, by and between Flotek and Holdings, as amended, restated, supplemented or otherwise modified from time to time but without giving effect hereunder to any modifications, amendments, express waivers or express consents thereunder after the date hereof that are materially adverse to the Lenders without the consent of the Required Lenders.

“Flotek Stock” means the Stock issued to the Borrower or another Obligor by Flotek, from time to time, in connection with (i) the Flotek Supply Agreement and the Flotek Securities Purchase Agreement, provided that such Stock is issued for no separate cash consideration. For the avoidance of doubt, payments made by or on behalf of ProFrac Services, LLC for the product sold in accordance with the Flotek Supply Agreement shall not be deemed to be “separate cash consideration” for purposes of the Flotek Stock and/or (ii) the conversion of the Flotek Notes into Stock issued by Flotek.

“Foreign Subsidiary” means any Subsidiary of Holdings (other than Borrower) that is formed under the laws of a jurisdiction other than the United States, a state of the United States or the District of Columbia.

“Fourth Amendment” means that certain Fourth Amendment to Term Loan Credit Agreement, dated as of the Fourth Amendment Effective Date, by and among Holdings, the Borrower, the Guarantors, the Lenders party thereto and the Agent.

“Fourth Amendment Effective Date” means February 1, 2023.

“Fourth Amendment Fee Letter” means that certain Fourth Amendment Fee Letter, dated as of the Fourth Amendment Effective Date, by and between the Borrower and the Agent.

“Fracturing Equipment Parts” has the meaning specified therefor in the ABL Intercreditor Agreement on the Closing Date.

“FSHCO” means any direct or indirect Subsidiary that has no material assets other than Stock of one or more direct or indirect Foreign Subsidiaries that are CFCs.

“FTS” means FTS International, Inc., a Delaware corporation.

“FTS Acquisition” means the transactions contemplated pursuant to that certain FTS Acquisition Agreement, together with all related documents.

“FTS Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of October 21, 2021, by and among Holdings, FTS International, Inc., and ProFrac Acquisition, Inc., (as amended, restated, supplemented or otherwise modified from time to time but without giving effect hereunder to any modifications, amendments, express waivers or express consents thereunder after the date hereof that are materially adverse to the Lenders without the consent of the Required Lenders).

“FTS Acquisition Documents” means the FTS Acquisition Agreement and all other agreements, instruments and other documents related thereto or executed in connection therewith (as amended, restated, supplemented or otherwise modified from time to time but without giving effect hereunder to any modifications, amendments, express waivers or express consents thereunder after the date hereof that are materially adverse to the Lenders without the consent of the Required Lenders).

“FTS Acquisition Transactions” means, collectively, (i) the transactions contemplated by the FTS Acquisition Documents, (ii) the Permitted Sale Leaseback Transaction and (iii) the FTS Distribution and Contribution Transaction.

“FTS Control Agreements” means (i) that certain Uncertificated Stock Control Agreement, dated as of the date hereof, among Farris Wilks, and the Collateral Agent, for the benefit of the Secured Parties, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, and (ii) that certain Uncertificated Stock Control Agreement, dated as of the date hereof, among THRC Holdings, LP, and the Collateral Agent, for the benefit of the Secured Parties, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“FTS Distribution and Contribution Transaction” means the distribution by Holdings of the Stock of FTS to ProFrac PubCo or other members of Holdings (and the redemption by Holdings of its Stock from such Persons in exchange therefor) followed (substantially simultaneously) by the contribution (automatically and through no further action of any Person) of all or substantially all of the property and assets of FTS and its subsidiaries (including any Stock owned by FTS or any of its subsidiaries but, for the avoidance of doubt, not including the Stock issued by FTS or any Stock issued by Holdings to FTS in connection therewith) to Holdings, followed (substantially simultaneously) by the contribution (automatically and through no further action of any Person) of such property and assets of FTS and its subsidiaries (including any Stock owned by FTS or any of its subsidiaries but excluding any cash contributed and/or transferred to Holdings by FTS and/or the FTS Subsidiaries in connection therewith in an aggregate amount not to exceed the then outstanding principal amount (and any interest accrued thereon) of the Closing Date Note) by Holdings to the Borrower which may be further contributed by the Borrower to a Guarantor (other than Holdings). FTS Services will then distribute the Stock of FTS Manufacturing held by it to the Borrower.

“FTS Pledge Agreements” means the pledge agreements, each dated as of the date hereof, by each of the investors holding interests in the Stock of FTS immediately after the consummation of the FTS Acquisition in favor of the Agent.

“FTS Pledgor” means any grantor under any FTS Pledge Agreement or FTS Control

Agreement.

“FTS Subsidiaries” means FTS International Services, LLC and FTS International Manufacturing, LLC.

“Full Payment” or “Full Payment of the Obligations” means, with respect to any Obligations (other than contingent indemnification obligations or other contingent obligation for which no claim has been made or asserted, Hedge Obligations not then due and payable, if any, and Cash Management Obligations not then due and payable, if any), (a) the full cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding) and (b) the termination or expiration of all Term Loan Commitments.

“Funding Date” means the date on which a Borrowing occurs.

“GAAP” means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances from time to time.

“General Intangibles” means all of each Obligor’s now owned or hereafter acquired “general intangibles” as defined in the UCC, choses in action and causes of action and all other intangible personal property of each Obligor of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Intellectual Property, corporate or other business records, blueprints, plans, specifications, registrations, licenses, franchises, Tax refund claims, any funds which may become due to any Obligor in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to any Obligor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which any Obligor is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Obligor.

“Governmental Authority” means any nation or government, any state, territorial or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof and any governmental entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee Agreement” means the Guarantee Agreement, dated as of the Agreement Date, among the Guarantors for the benefit of the Secured Parties.

“Guarantors” means (a) the Borrower, other than with respect to its own Obligations,

(b) each Restricted Subsidiary, whether now existing or hereafter created or acquired (other than any Excluded Subsidiary) that is a party to the Guarantee Agreement, (c) Holdings, (d) each other Person, who, in a writing accepted by the Agent, guarantees payment or performance in whole or in part of the Obligations and (e) immediately after giving effect to the U.S. Well Merger, the U.S. Well Entities. As of the Agreement Date, the Guarantors, in addition to the Borrower to the extent set forth in clause (a), are Holdings, Services, Manufacturing, Best Pump, Alpine and, upon FTS Manufacturing and FTS Services being contributed to Holdings pursuant to the FTS Distribution and Contribution Transaction, FTS Manufacturing and FTS Services.

“Guaranty” or “Guarantees” means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other monetary obligations of any other Person (the “guaranteed monetary obligations”), or assure or in effect assure the holder of the guaranteed monetary obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed monetary obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed monetary obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services; provided that the term “Guaranty” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Debt). The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person acting reasonably and in good faith.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedge Bank” means any Person that that is a counterparty to a Secured Hedge Agreement with an Obligor or one of its Restricted Subsidiaries, in its capacity as such, and that either (i) is a Lender, the Agent, an Arranger or an Affiliate of the foregoing at the time it enters into such a Secured Hedge Agreement, or on the Closing Date is party to a Hedge Agreement with an Obligor or any Restricted Subsidiary permitted under Section 8.12 on the Closing Date, in its capacity as a party thereto or (ii) becomes a Lender, the Agent or an Affiliate of a Lender or the Agent after it has entered into a Hedge Agreement permitted by Section 8.12 with any Obligor or any Restricted Subsidiary.

“Hedge Obligations” means, with respect to any Person, the obligations of such Person under Hedge Agreements.

“Historical Financial Statements” means (i) audited consolidated balance sheets of Holdings and its consolidated subsidiaries as at the end of, and related statements of income and cash flows of Holdings and its consolidated subsidiaries for, the three most recently completed Fiscal Years ended December 31, 2020, and (ii) unaudited consolidated balance sheets of Holdings and its consolidated subsidiaries as at the end of, and related statements of income and cash flows of Holdings and its consolidated subsidiaries, (a) for the fiscal quarter ended September 30, 2021 and (b) thereafter for each fiscal month ended at least 30 days prior to the Closing Date.

“Holdings” means Holdings (as defined in the preamble to this Agreement) or any Successor Holdings, to the extent the requirements set forth in Section 8.27 are satisfied.

“Holdings LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of ProFrac Holdings, LLC, dated as of March 14, 2018, as amended and/or amended and restated in the form of that certain Third Amended and Restated Limited Liability Company Agreement attached hereto at Exhibit N, as further amended, restated and/or modified prior to being executed to the extent that such amendments, restatements and/or modifications are not materially adverse to the Lenders.

“IBA” has the meaning assigned to such term in Section 5.5(c).

“Illegality Notice” has the meaning specified therefor in Section 5.2(a).

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary of the Borrower (a) that does not own any Intellectual Property related to the electrification of the Borrower’s fleets of hydraulic fracturing equipment and (b)(i) whose total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of the Test Period most recently ended on or prior to such determination date were an amount equal to or less than 2.5% of Consolidated Total Assets at such date and (ii) whose gross revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) for such Test Period were an amount equal to or less than 2.5% of the consolidated gross revenues of Holdings and its Restricted Subsidiaries for such Test Period, in each case determined in accordance with GAAP. As of the Closing Date, the Immaterial Subsidiaries are set for on Schedule 1.3.

“Indemnified Person” has the meaning specified in Section 14.10(a).

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligor under any Loan Document and (b) to the extent not otherwise described in clause (a) above, all Other Taxes.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, federal or foreign bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with all or substantially all creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Instruments” means all instruments as such term is defined in Article 9 of the UCC, now owned or hereafter acquired by any Obligor.

“Intellectual Property” has the meaning specified in the Security Agreement.

“Interest Period” means, as to any SOFR Rate Loan, the period commencing on the Funding Date of the Term Loan or on the Continuation/Conversion Date on which the Term Loan is converted into or continued as a SOFR Rate Loan, and ending on the date one, three or six months thereafter or, with the consent of all applicable Lenders, twelve months, as selected by the Borrower in its Notice of Borrowing or Notice of Continuation/Conversion, provided that:

(a)
if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b)
any Interest Period pertaining to a SOFR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)
no Interest Period shall extend beyond the Stated Termination Date.

“Interest Rate” means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

“Internally Generated Funds” means any amount generated by the Borrower and its Restricted Subsidiaries and not representing (a) the issuance by such Persons of Stock or capital contributions made in respect of the Stock of such Persons, (b) a reinvestment by the Borrower or any of its Restricted Subsidiaries of any proceeds of a Permitted Disposition or Casualty Event, (c) the proceeds of any issuance of Debt of the Borrower or any Restricted Subsidiary (other than Debt under any revolving credit facility) and (d) any credit received by the Borrower or any Restricted Subsidiary with respect to any trade in of property for substantially similar property or any “like kind exchange” of assets.

“Inventory” means all of each Obligor’s now owned or hereafter acquired “Inventory” as defined in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service,

(iii) are furnished by a Person under a contract of service, (iv) consist of raw materials, work in process, or materials used or consumed in a business, or (v) constitute Fracturing Equipment Parts; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and

(d) packaging, advertising and shipping materials related to any of the foregoing.

“Investment” in any Person means (a) the acquisition (whether for cash, property, services, assumption of Debt, securities or otherwise, but exclusive of the acquisition of inventory, supplies, equipment and other assets used or consumed in the ordinary course of business of Holdings or its applicable Subsidiary and Capital Expenditures) of assets, shares of Stock, bonds, notes, debentures, partnerships, joint ventures or other ownership interests or other securities of such Person, (b) any advance, loan or other extension of credit (other than in connection with leases of Equipment or leases or sales of Inventory on credit in the ordinary course of business and excluding, in the case of Holdings and its Restricted Subsidiaries, intercompany accounts receivable and loans, advances, or Debt having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) to such Person, or (c) any other capital contribution to, or investment in, such Person, including, without limitation, any obligation incurred for the benefit of such Person, but excluding (i) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (ii) bona fide Accounts arising in the ordinary course of business. It is further understood and agreed that for purposes of determining the value of any Investment outstanding for purposes hereof, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired less all dividends, returns, interests, profits, distributions, income and similar amounts received in respect of such Investment (not to exceed the original amount invested). For purposes of this definition, capitalized terms used in this definition but not defined elsewhere in this Agreement shall have the meanings set forth in Articles 8 or 9 of the UCC.

“Investment Property” means all of each Obligor’s now owned or hereafter acquired “investment property” as defined in the UCC, and includes all right, title and interest of each Obligor in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

“IO-TEQ Debt” means that certain Debt evidenced pursuant to that certain (x) promissory note dated February 3, 2021 issued by IOT-eq, LLC to Third Coast Bank, SSB in the original principal amount of $168,865.00 and (y) promissory note dated 2020 issued by IOT-eq, LLC to Spirit of Texas Bank, SSB in the original principal amount of $601,676.00.

“IPO” means the initial public offering and sale of common stock of ProFrac PubCo pursuant to an effective registration statement (Registration No. 333-261255) filed by ProFrac PubCo with the SEC (the “Registration Statement”) under the Securities Act.

“IPO Prepayment” has the meaning specified in Section 4.3(c).

“IPO Prepayment Amount” means an amount equal to the sum of (a) 100% of the first

$100,000,000 of Net Cash Proceeds received by any Parent Entity, Holdings or the Borrower in connection with the IPO Transactions plus (b) 50% of the Net Cash Proceeds received by any Parent Entity, Holdings or the Borrower in connection with the IPO Transactions in excess of $200,000,000.

“IPO Transactions” means the IPO and the transactions described in the Registration Statement, including (i) the conversion of all of the membership interests in Holdings held by the owners of Holdings into a single class of common units in Holdings, the transfer by certain of such owners of their common units in Holdings to ProFrac PubCo in exchange for shares of Class A common stock of ProFrac PubCo, the Pubco Distribution, the issuance by ProFrac PubCo of shares of Class B common stock of ProFrac PubCo to certain of such owners and the contribution of the net proceeds of the IPO Transactions by ProFrac PubCo to Holdings and by Holdings to the Borrower, (ii) the use of the net proceeds from the IPO Transactions by the Borrower to invest in Cash Equivalents pending their application or use in accordance with the provisions hereof, and (iii) the execution, delivery and performance by Holdings of its obligations under the amended and restated Holdings LLC Agreement, the Tax Receivable Agreement and the Shared Services Agreement, in each case, subject to the terms of this Agreement.

“IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.

“Junior Debt” means any Debt for Borrowed Money secured by a junior Lien (other than, for the avoidance of doubt, (a) the ABL Facility Indebtedness and (b) any Subordinated Debt), which Junior Debt (i) is not owed to any Affiliate of Holdings or any of its Subsidiaries, (ii) does not provide for any amortization of the principal thereof unless the Total Net Leverage Ratio at the time of payment thereof is less than 1.00:1.00 and (iii) does not provide for cash interest payments in excess of $2,000,000 in any calendar year. For the avoidance of doubt, the EKU Debt, the IO-TEQ Debt, the Monarch Acquisition Seller Debt, the REV Energy Acquisition Seller Debt, the Well Services Debt, the U.S. Well Direct Loans, the REV Energy Equipment Loan Debt, the REV Energy Equipment Lease Debt, Debt evidenced by the First Financial Loan Documents and the [**] shall not constitute Junior Debt.

“Junior Debt Payment” has the meaning specified in Section 8.13.

“Laws” means, collectively, all international, foreign, federal, state, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the common law, and the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of laws.

“LCA Election” has the meaning specified in Section 1.5.

“LCA Test Date” has the meaning specified in Section 1.5.

“Lender” means (a) each of the Closing Date Lenders, the Additional Term Loan Lenders, the Delayed Draw Term A Loan Lenders and the Delayed Draw Term B Loan Lenders (if any) and (b) any other Person that shall become a party hereto as a “lender” pursuant to Section 12.2, in each case other than a Person who ceases to hold any outstanding Term Loans or any Term Loan Commitment.

“Lender Default” means (a) the refusal (in writing) or failure of any Lender to make available its portion of any incurrence of Term Loans, which refusal or failure is not cured within one Business Day after the date of such refusal or failure, (b) the failure of any Lender to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, (c) a Lender has notified the Borrower or the Agent that it does not intend or expect to comply with one or more of its funding obligations or has made a public statement to that effect with respect to its funding obligations under this Agreement, (d) the failure by a Lender to confirm in a manner reasonably satisfactory to the Agent that it will comply with its obligations under this Agreement, (e) any Lender or a direct or indirect parent company of each Lender becoming subject to a Bail-In Action or (f) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event.

“Lender-Related Distress Event” means, with respect to any Lender, that such Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation or winding up, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any governmental authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Stock in any Lender or any Person that directly or indirectly controls such Lender by a governmental authority or an instrumentality thereof; provided, further, that such ownership interest does not result in or provide such person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such person (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contract or agreements made by such person or its parent entity.

“Lien” means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, priority or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, deemed trust, assignment, deposit arrangement, security agreement, conditional sale or trust receipt or the interest of a vendor or lessor under a capital lease, consignment or title retention agreement; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, servitude right-of-way, restriction, lease or other title exception or encumbrance affecting property (and for clarity, including exclusive licenses (but not non- exclusive licenses) granted in Intellectual Property).

“Limited Condition Acquisition” means any Permitted Acquisition (and any other acquisition constituting a Permitted Investment) whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Liquidity” means, as of any date of determination, the sum of (i) the aggregate amount of Unrestricted Cash of the Obligors at such time plus (ii) Availability (as defined in the ABL Credit Agreement as of the Agreement Date) at such time.

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Guarantee Agreement, the Security Documents, [**], the Fee Letter, the First Amendment Fee Letters, the Third Amendment Fee Letters, the Fourth Amendment Fee Letter, the Fifth Amendment Fee Letter, the Transactions with Affiliates Letter Agreement, the ABL Intercreditor Agreement, the Monarch Acquisition Intercreditor Agreement, the REV Energy Acquisition Intercreditor Agreement, [**], any other Intercreditor Agreement, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing or guaranteeing any of the Obligations or any of the Collateral, in each case to which one or more Obligors is a party.

“Long-Term Accounts Receivable” means any Accounts that have been outstanding for more than 90 days.

“Losses” has the meaning specified in Section 14.10(a).

“Manufacturing” means ProFrac Manufacturing, LLC, a Texas limited liability company.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Master Agreement” has the meaning specified in the definition of “Hedge Agreement.”

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business or financial condition of Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Borrower and the other Obligors (taken as a whole) to perform their payment obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Obligor of any Loan Document to which it is a party.

“Material Indebtedness” means Debt (other than the Obligations) of any one or more of Holdings, the Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding

$22,500,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Hedge Agreement at any time shall be the Swap Termination Value thereof.

“Maximum Rate” has the meaning specified in Section 3.3.

“MFN Adjustment” means [**].

“Monthly Liquidity” means the Liquidity of the Obligors, as calculated on the last Business Day of each fiscal month of the Obligors.

“Monarch Acquisition” means the acquisition by the Borrower of (x) 100% of the issued and outstanding Stock in the Monarch Subsidiary and (y) certain real property owned by DPW Investments, LLC, which real property shall be contributed by the Borrower to the Monarch Subsidiary on the date on which the Monarch Acquisition is consummated, in each case, such acquisitions to be consummated pursuant to the applicable Monarch Acquisition Agreements.

“Monarch Acquisition Agreements” means that certain (i) Membership Interest Purchase Agreement, dated as of December 5, 2022, by the Borrower, as “Buyer” and Monarch Capital Holdings, LLC, as “Seller” (together with any amendment, restatement, supplement or other modification thereto, or any waiver or consent thereunder prior to the Third Amendment Effective Date to the extent disclosed to the Agent and the Lenders prior to the Third Amendment Effective Date and together with any amendment, restatement, supplement or other modification thereto, and/or any waiver or consent thereunder after the Third Amendment Effective Date to the extent permitted by this Agreement and without giving effect hereunder to any amendments, restatements, supplements or other modifications thereto, or any waivers or consents thereunder after the Third Amendment Effective Date (or prior to the Third Amendment Effective Date to the extent not disclosed to the Agent and the Lenders prior to the Third Amendment Effective Date), that are materially adverse to the Lenders without the consent of the Required Lenders) and (ii) Real Property Purchase and Sale Agreement, dated as of December 5, 2022, by the Borrower, as “Buyer” and DPW Investments, LLC, as “Seller” (together with any amendment, restatement, supplement or other modification thereto, or any waiver or consent thereunder prior to the Third Amendment Effective Date to the extent disclosed to the Agent and the Lenders prior to the Third Amendment Effective Date and together with any amendment, restatement, supplement or other modification thereto, and/or any waiver or consent thereunder after the Third Amendment Effective Date to the extent permitted by this Agreement and without giving effect hereunder to any amendments, restatements, supplements or other modifications thereto, or any waivers or consents thereunder after the Third Amendment Effective Date (or prior to the Third Amendment Effective Date to the extent not disclosed to the Agent and the Lenders prior to the Third Amendment Effective Date), that are materially adverse to the Lenders without the consent of the Required Lenders).

“Monarch Acquisition Documents” means each of the Monarch Acquisition Agreements and the other agreements, instruments and other documents related thereto or executed in connection therewith (in the form disclosed to Agent prior to the Third Amendment Effective Date, together with any finalization, amendment, restatement, supplement or other modification thereto, or any waiver or consent thereunder prior to the Third Amendment Effective Date to the extent disclosed to the Agent and the Lenders prior to the Third Amendment Effective Date and together with any finalization, amendment, restatement, supplement or other modification thereto, and/or any waiver or consent thereunder after the Third Amendment Effective Date to the extent permitted by this Agreement and without giving effect hereunder to any amendments, restatements, supplements or other modifications thereto, or any waivers or consents thereunder after the Third Amendment Effective Date (or prior to the Third Amendment Effective Date to the extent not disclosed to the Agent and Lenders prior to the Third Amendment Effective Date), that are materially adverse to the Lenders without the consent of the Required Lenders).

“Monarch Acquisition Intercreditor Agreement” means a customary intercreditor and subordination agreement between Agent, Monarch Capital Holdings, LLC, a Texas limited liability company and ABL Collateral Agent reasonably satisfactory to the Agent, the Required Lenders and the Borrower, or other applicable subordination agreement reasonably acceptable to the Agent, the Required Lenders and the Borrower.

“Monarch Acquisition Seller Debt” means that certain Debt incurred or to be incurred by Borrower pursuant to the Monarch Seller Note.

“Monarch Security Documents” means the Guaranty and Security Agreement by and between Monarch Subsidiary and Monarch Capital Holdings LLC, the Pledge Agreement by and between the Borrower and Monarch Capital Holdings LLC, the mortgage by and between Monarch Subsidiary and Monarch Capital Holdings LLC and all other security agreements, control agreements and collateral documents in the most recent form thereof delivered to the Agent prior to the Third Amendment Effective Date (as finalized and executed, together with any amendment, restatement, supplement or other modification thereto, or any waiver or consent thereunder prior to the Third Amendment Effective Date to the extent disclosed to the Agent and the Lenders prior to the Third Amendment Effective Date and together with any other security agreements, control agreements and collateral documents disclosed after the Third Amendment Effective Date and any finalization, amendment, restatement, supplement or other modification thereto, and/or any waiver or consent thereunder after the Third Amendment Effective Date permitted by this Agreement and, in each case, without giving effect hereunder to any security agreements, control agreements and collateral documents, amendments, restatements, supplements or other modifications thereto, or any waivers or consents thereunder after the Third Amendment Effective Date, that are materially adverse to the Lenders without the consent of the Required Lenders).

“Monarch Seller Note” means a secured seller note made by the Borrower in favor of Monarch Capital Holdings LLC, in the original principal amount of not more than $87,500,000 (excluding for the avoidance of doubt any fees, costs, expenses and indemnification obligations that may also be payable and/or automatically capitalized thereunder), the form of which is included as a Monarch Acquisition Document, in the most recent form thereof delivered to the Agent prior to the Third Amendment Effective Date (and as finalized and executed, together with any amendment, restatement, supplement or other modification thereto, or any waiver or consent thereunder prior to the Third Amendment Effective Date to the extent disclosed to Agent and Lenders prior to the Third Amendment Effective Date and together with any finalization, amendment, restatement, supplement or other modification thereto, and/or any waiver or consent thereunder after the Third Amendment Effective Date to the extent not prohibited by this Agreement and without giving effect hereunder to any amendments, restatements, supplements or other modifications thereto, or any waivers or consents thereunder after then Third Amendment Effective Date (or prior to the Third Amendment Effective Date to the extent not disclosed to the Agent and Lenders prior to the Third Amendment Effective Date), that are materially adverse to the Lenders without the consent of the Required Lenders).

“Monarch Subsidiary” means Monarch Silica, LLC, a Texas limited liability company.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Mortgage” means, collectively, the deeds of trust, trust deeds, debentures, deeds of hypothec and mortgages creating and evidencing a Lien on a Mortgaged Property made by any Obligor in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties in the form and substance reasonably acceptable to the Collateral Agent and the Borrower that are executed and delivered pursuant to the Collateral and Guarantee Requirement definition set forth herein or Section 9.1(a)(ii) (if applicable) or Sections 8.23, 8.25 or 8.29.

“Mortgaged Properties” has the meaning specified in paragraph (f) of the definition of “Collateral and Guarantee Requirement.”

“Multi-employer Plan” means a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by Holdings, the Borrower or any ERISA Affiliate or with respect to which Holdings, the Borrower or any ERISA Affiliate has any ongoing obligation with respect to withdrawal liability (within the meaning of Title IV of ERISA).

“Net Cash Proceeds” means:

(a)
with respect to any Permitted Disposition or Casualty Event, (A) the gross amount of all proceeds thereof in the form of cash and Cash Equivalents (including, without limitation, any cash proceeds received as proceeds of any disposition of non-cash proceeds as and when received and any proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) actually paid to or received by the Borrower or any of its Restricted Subsidiaries, less (B) the sum of (1) the amount, if any, of all customary fees, legal fees, accounting fees, brokerage fees, commissions, costs and other expenses that are required to be paid by the Borrower or any of its Restricted Subsidiaries in connection with such Permitted Disposition or Casualty Event and are actually paid by the Borrower or any of its Restricted Subsidiaries, but only to the extent not already deducted in arriving at the amount referred to in clause (A) above; (2) Taxes paid or reasonably estimated to be payable in connection therewith (including Taxes imposed on the distribution or repatriation of any such Net Cash Proceeds) (after taking into effect any available tax credits or deductions and tax sharing arrangements); (3) in the case of any Permitted Disposition by or Casualty Event affecting, a non-Wholly-Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (3)) attributable to minority interests and not available for distribution to or for the account of the Borrower or any Restricted Subsidiary as a result thereof; (4) appropriate amounts that must be set aside as a reserve in accordance with GAAP against any indemnities, liabilities (contingent or otherwise) associated with such Permitted Disposition or Casualty Event (other than any Taxes deduced pursuant to clause (2) above) (I) associated with the assets that are the subject of such event and (II) retained by any Obligor, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such event occurring on the date of such reduction; (5) if applicable, the principal amount of any Debt secured by a Permitted Lien that has been repaid or refinanced in accordance with its terms with the proceeds of such Permitted Disposition or Casualty Event; (6) any payments to be made by the Borrower or any of its Restricted Subsidiaries as agreed between the Borrower or such Restricted Subsidiary and the purchaser of any assets subject to a

Permitted Disposition or Casualty Event in connection therewith; and (7) any portion of such proceeds deposited in an escrow account or other appropriate amounts that must be set aside as a reserve in accordance with GAAP against any indemnities, liabilities (contingent or otherwise) associated with such Permitted Disposition or Casualty Event; and

(b)
with respect to any incurrence, issuance or assumption by the Borrower or any of its Restricted Subsidiaries of any Debt, or any issuance by any Parent Entity (including ProFrac PubCo.), Holdings, the Borrower or any of its Restricted Subsidiaries of any Stock, the gross amount of cash proceeds paid to or received by such Person in respect thereof, less the sum of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, consulting fees, accounting fees and other customary fees and expenses incurred, and actually paid by such Person in connection therewith.

“Net Income” means the net income (loss) attributable to Holdings and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Non-Consenting Lender” has the meaning specified in Section 12.1(b).

“Non-Wholly Owned Subs” has the meaning specified in the definition of “Excess Cash Flow” set forth herein.

“Not Otherwise Applied” means, with reference to any amount otherwise eligible for inclusion in the Available Amount and/or clause (hh) of the definition of “Permitted Investments” set forth herein, that such amount (a) was not previously applied to prepay the Obligations, (b) was not previously utilized (meaning such funds remain available for application as Available Amount and/or Investments under clause (hh) of the definition of Permitted Investments set forth herein) for some other purpose, and (c) that such amount was not committed to be applied, provided that such commitment remains outstanding or has not otherwise terminated or expired, for some other purpose.

“Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit J hereto, evidencing the aggregate Debt of the Borrower to such Lender resulting from the Term Loans made by such Lender.

“Notice of Borrowing” has the meaning specified in Section 2.3(a).

“Notice of Continuation/Conversion” has the meaning specified in Section 3.2(b).

“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Obligors or Restricted Subsidiaries, or any of them, to the Agent, the Collateral Agent, any Lender, any Secured Party and/or any Indemnified Person, arising under or pursuant to this Agreement, any of the other Loan Documents, Secured Cash Management Agreements and Secured Hedge Agreements, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, Attorney Costs, filing fees and any other sums chargeable to any of the Borrower or any other Obligor hereunder or under any of the other Loan Documents. “Obligations” include, without limitation, (a) all Secured Hedge Obligations (other than with respect to any Obligor’s Hedge Obligations that constitute Excluded Swap Obligations) and Cash Management Obligations and (b) all interest, fees and other amounts that accrue or would accrue after commencement of any Insolvency Proceeding against any Obligor, whether or not allowed in such proceeding.

“Obligors” means, collectively, the Borrower, each Guarantor, and each other Person that now or hereafter is primarily or secondarily liable for any of the Obligations and/or grants the Collateral Agent a Lien in any Collateral as security for any of the Obligations; provided that (i) the FTS Pledgors and FTS shall not constitute Obligors hereunder or under the other Loan Documents for any purpose unless and until, in the case of FTS, FTS becomes a Subsidiary of an Obligor after giving effect to the FTS Distribution and Contribution Transaction on the Closing Date, in which case FTS shall constitute an Obligor for all purposes hereunder, (ii) the FTS Subsidiaries shall not become Obligors hereunder or under the other Loan Documents until the FTS Subsidiaries are contributed to Holdings on the Closing Date pursuant to the FTS Distribution and Contribution Transaction (at which time, the FTS Subsidiaries shall automatically become Obligors hereunder and under the Loan Documents for all purposes), and (iii) Flotek Industries, Inc. and its Subsidiaries shall not be required to become Obligors hereunder or under the other Loan Documents unless and until Holdings owns, directly or indirectly, more than 66 ⅔% of the Stock of Flotek (unless at the time that Holdings owns, directly or indirectly, such amount of the Stock of Flotek, Holdings and/or the Borrower have continued the designation of Flotek as an Unrestricted Subsidiary (but not a Specified Unrestricted Subsidiary and satisfied all of the requirements of Section 8.26(d)(iv) with respect to the continuance of such designation (as if Flotek were initially being designated as an Unrestricted Subsidiary on such date)) and (iii) the U.S. Well Entities shall not become Obligors hereunder or under any Loan Documents until after the U.S. Well Merger with respect to the

U.S. Well Entities has been consummated.

“OFAC” has the meaning specified in Section 7.24(a).

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Currency” has the meaning specified in Section 14.19.

“Originating Lender” has the meaning specified in Section 12.2(g).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing, charges or similar levies or Taxes that arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under or otherwise with respect to, this Agreement or any other Loan Documents, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.8(c)).

“Parent Entity” means any Person that is or becomes a direct or indirect parent company (which may be organized as, among other things, a partnership) of Holdings. For the avoidance of doubt, ProFrac PubCo shall be deemed to constitute a Parent Entity of Holdings.

“Participant” has the meaning specified in Section 12.2(g).

“Participant Register” has the meaning specified in Section 13.18(b).

“Payment” has the meaning assigned to such term in Section 13.22(a).

“Payment Notice” has the meaning assigned to such term in Section 13.22(b).

“PBGC” means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to the functions thereof.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code, other than a Multi-employer Plan, which Holdings, the Borrower or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or has made contributions at any time during the immediately preceding six (6) plan years.

“Perfection Certificate” means the Perfection Certificate substantially in the form of

Exhibit E.

“Performance Acquisition” means the purchase by the Borrower or Alpine from Performance Holdings I, LLC, a Louisiana limited liability company, and Performance Holdings II, LLC, a Louisiana limited liability company, of all of the issued and outstanding equity securities of Performance Proppants, LLC, a Texas limited liability company, Red River Land Holdings, LLC, a Louisiana limited liability company, Performance Royalty, LLC, a Louisiana limited liability company, Performance Proppants International, LLC, a Louisiana limited liability company, and Sunny Point Aggregates, LLC, a Louisiana limited liability company, pursuant to the Performance Acquisition Agreement.

“Performance Acquisition Agreement” means that certain Membership Interest Purchase Agreement dated as of December 23, 2022 by and among ProFrac Holdings II, LLC, Performance Holdings I, LLC, a Louisiana limited liability company (as a seller representative), and Performance Holdings II, LLC, a Louisiana limited liability company (as a seller representative) (together with any amendment, restatement, supplement or other modification thereto, or any waiver or consent thereunder prior to the Fifth Amendment Effective Date to the extent disclosed to the Agent and the Lenders prior to the Fifth Amendment Effective Date and together with any amendment, restatement, supplement or other modification thereto, and/or any waiver or consent thereunder after the Fifth Amendment Effective Date to the extent permitted by the Credit Agreement and without giving effect hereunder to any amendments, restatements, supplements or other modifications thereto, or any waivers or consents thereunder after the Fifth Amendment Effective Date (or prior to the Fifth Amendment Effective Date to the extent not disclosed to the Agent and the Lenders prior to the Fifth Amendment Effective Date), that are materially adverse to the Lenders without the consent of the Required Lenders).

“Performance Acquisition Documents” means each of the Performance Acquisition Agreement and the other agreements, instruments and other documents related thereto or executed in connection therewith (in the form disclosed to the Agent prior to the Fifth Amendment Effective Date, together with any finalization, amendment, restatement, supplement or other modification thereto, or any waiver or consent thereunder, prior to the Fifth Amendment Effective Date to the extent disclosed to the Agent and the Lenders prior to the Fifth Amendment Effective Date and together with any finalization, amendment, restatement, supplement or other modification thereto, and/or any waiver or consent thereunder, after the Fifth Amendment Effective Date to the extent permitted by the Credit Agreement and without giving effect hereunder to any finalization thereof, or amendments, restatements, supplements or other modifications thereto, or any waivers or consents thereunder, in each case, after the Fifth Amendment Effective Date (or prior to the Fifth Amendment Effective Date to the extent not disclosed to the Agent and Lenders prior to the Fifth Amendment Effective Date), that are materially adverse to the Lenders without the consent of the Required Lenders). It is understood and agreed that any amendment, supplement or other modification to the Performance Acquisition Agreement or any other Performance Acquisition Document to reflect that Alpine is the “Purchaser” thereunder shall not be deemed to be materially adverse to the Lenders (so long as Alpine remains a Guarantor) and such amendment or modification shall not require the consent of the Required Lenders.

“Periodic Term SOFR Determination Day” has the meaning specified therefor in the definition of “Term SOFR”.

“Permitted Acquisition” means (x) the FTS Acquisition, (y) the West Munger Acquisition and (z) any other acquisition, by merger, consolidation, amalgamation or otherwise, by Holdings (or indirectly by a Parent Entity) or any of its Restricted Subsidiaries of (a) all or substantially all of the property and assets or business of any Person or of assets constituting a business unit, a line of business or division of such Person, or (b) all or a majority of the Stock in a Person, in the case of each of clauses (a) and (b), (i) that, upon the consummation thereof, will be a Subsidiary that is owned directly by the Borrower or one or more of its Wholly-Owned Restricted Subsidiaries (including, without limitation, as a result of a merger, amalgamation or consolidation) or (ii) all or substantially all of the property and assets of which (including any Stock owned by such Person other than the Stock of Holdings or any Parent Entity) are substantially contemporaneously therewith contributed to the Borrower or one or more Guarantors (other than Holdings) (and all of which Stock shall thereafter constitute Excluded Stock pursuant to clause (g) of the definition thereof), in each case, so long as (A) such acquisition and all transactions related thereto shall be consummated in all material respects in accordance with all applicable Laws, (B) if such acquisition involves the acquisition of Stock of a Person that upon such acquisition would become a Subsidiary of the Borrower, such acquisition shall result in the issuer of such Stock becoming a Restricted Subsidiary (unless otherwise designated as an Unrestricted Subsidiary pursuant to Section 8.26) and, to the extent required by the Collateral and Guarantee Requirement, a Guarantor, (C) to the extent required by the Collateral and Guarantee Requirement, such acquisition shall result in the Collateral Agent, for the benefit of the Secured Parties, being granted a security interest in any Stock or any assets so acquired, (D) both immediately prior to and after giving effect to such acquisition, no Event of Default under Sections 10.1(a), (e), (f) or (g) shall have occurred and be continuing, unless such acquisition is a Limited Condition Acquisition with respect to which a LCA Election has been made, in which case such Event of Default condition shall be tested as specified in Section 1.5), and (E) immediately after giving effect to such acquisition, Holdings and its Restricted Subsidiaries shall be in compliance with Section 8.15.

“Permitted Acquisition Consideration” means, in connection with any Permitted Acquisition, the aggregate amount (as valued at the Fair Market Value of such Permitted Acquisition at the time such Permitted Acquisition is made) of, without duplication: (a) the purchase consideration for such Permitted Acquisition, whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and including any and all payments representing the purchase price and any assumptions of Debt and/or Guaranties, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business and (b) the aggregate amount of Debt assumed in connection with such Permitted Acquisition; provided in each case, that any such future payment that is subject to a contingency shall be considered Permitted Acquisition Consideration only to the extent of the reserve, if any, required under GAAP (as determined at the time of the consummation of such Permitted Acquisition) to be established in respect thereof by Holdings or its Restricted Subsidiaries.

“Permitted Debt” has the meaning specified in Section 8.12.

“Permitted Disposition” means:

(a)
[reserved];

(b)
Dispositions of obsolete, surplus, damaged or worn-out property or property that is no longer necessary, used or useful in the business of Holdings and its Restricted Subsidiaries;

(c)
Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(d)
the use, transfer or Disposition of cash and Cash Equivalents pursuant to any transaction permitted by the terms of the Loan Documents;

(e)
sales (other than sales of Eligible Accounts (as defined in the ABL Credit Agreement)), discounting or forgiveness of Accounts in connection with the collection, settlement or compromise thereof;

(f)
any Disposition, license, sublicense, abandonment or lapse of Intellectual Property which does not materially interfere with the business of Holdings or any of its Restricted Subsidiaries, taken as a whole;

(g)
Dispositions constituting Permitted Distributions, Permitted Investments (other than pursuant to clause (p) of the definition of “Permitted Investments”), transactions permitted by Section 8.9 or Permitted Liens;

(h)
any sale or issuance of Stock by (i) a direct Restricted Subsidiary of Holdings to Holdings, (ii) the Borrower to Holdings, or (iii) any Restricted Subsidiary of Borrower to Borrower, Holdings or another Restricted Subsidiary of Borrower or Holdings;

(i)
Dispositions of property for aggregate consideration of less than $1,000,000 with respect to any individual transaction; provided that the aggregate amount of such Dispositions permitted by this clause (i) shall not exceed $5,000,000 during any Fiscal Year;

(j)
the leasing or subleasing of assets of Holdings or any of its Restricted Subsidiaries not materially interfering with the business of Holdings and its Restricted Subsidiaries, taken as a whole;

(k)
Dispositions constituting the Permitted Sale Leaseback Transaction for cash consideration that does not in the aggregate exceed $50,000,000;

(l)
Dispositions of non-core assets acquired in connection with Permitted Acquisitions, any other acquisitions permitted hereunder or similar Investments that are not used or useful in the business of Holdings and its Restricted Subsidiaries;

(m)
leases, subleases, licenses or sublicenses, in each case in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry and which do not materially interfere with the business of Holdings and its Restricted Subsidiaries, taken as a whole;

(n)
transfers of property subject to Casualty Events upon receipt of the net proceeds of such Casualty Event;

(o)
Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(p)
the unwinding of any Hedge Agreement pursuant to its terms;

(q)
the Disposition of the Stock in, Debt of, other securities issued by, and/or assets of an Unrestricted Subsidiary (other than the Disposition of the Stock of any Specified Unrestricted Subsidiary);

(r)
Dispositions of property or assets to Holdings, the Borrower or to any other Restricted Subsidiary; provided that, if the transferor of such property is an Obligor (i) the transferee thereof must either be an Obligor or (ii) such transaction must constitute a Permitted Investment;

(s)
the settlement, release or surrender of litigation claims in the ordinary course of business or to the extent that the Borrower determines, in the good faith business judgment, that such settlement, release or surrender of litigation claims is beneficial to Holdings and its Restricted Subsidiaries, taken as a whole;

(t)
any Disposition for Fair Market Value; provided that with respect to any Disposition (or series of related Dispositions) pursuant to this clause (t) for a purchase price in excess of

$5,000,000, Holdings, the Borrower or any other Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided, further, that, with respect to Dispositions of Fixed Asset Collateral, for purposes of determining what constitutes cash and Cash Equivalents under this clause (t), any Designated Non-Cash Consideration received by Holdings, the Borrower or such other Restricted Subsidiary in respect of the applicable Disposition of such Fixed Asset Collateral having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (t) that is outstanding at the time such Designated Non- Cash Consideration is received, not in excess of the greater of (x) $15,000,000 and (y) 1.5% of Consolidated Total Assets (measured as of the date such Disposition is made based upon the Section 6.2 Financials most recently delivered on or prior to such date) at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash; and

(u)
Dispositions to any Restricted Subsidiary that is not an Obligor; provided that the aggregate amount of Dispositions pursuant to this clause (u) shall not exceed $7,500,000;

For purposes of this definition, capitalized terms used in this definition but not defined elsewhere in this Agreement shall have the meanings set forth in Articles 8 or 9 of the UCC, as the case may be.

“Permitted Distributions” has the meaning specified in Section 8.10.

“Permitted Holders” means each of Farris Wilks, his Family Members, Farris Family Trusts, FARJO Holdings, LP, Dan Wilks, his Family Members, Family Trusts, THRC Management, LLC and THRC Holdings, LP (provided that THRC Holdings, LP shall only constitute a Permitted Holder so long as THRC Management, LLC, Dan Wilks, his Family Members, and/or Family Trusts Control THRC Holdings, LP and own and control, directly or indirectly, at least 51% on a fully diluted basis of the economic and voting interest in the Stock of THRC Holdings, LP).

“Permitted Investments” means:

(a)
Investments by Holdings, the Borrower or any other Restricted Subsidiary in assets constituting cash or Cash Equivalents at the time such Investment was made;

(b)
(i) (A) Investments by Holdings and its Restricted Subsidiaries in Holdings and its Restricted Subsidiaries existing on the Agreement Date and (B) Investments existing on the Third Amendment Effective Date and identified in Schedule 8.11 to this Agreement; and (ii) Investments consisting of any modification, replacement, renewal, reinvestment or extension of any Investment permitted by clause (b)(i) existing on the Third Amendment Effective Date; provided that the aggregate amount of the Investments permitted pursuant to this clause (b) is not increased from the aggregate amount of such Investments on the Third Amendment Effective Date except pursuant to the terms of such Investment as of the Third Amendment Effective Date or as otherwise permitted by Section 8.11;

(c)
Investments by any Obligor in any other Obligor;

(d)
Investments by any Restricted Subsidiary which is not an Obligor in the Borrower or any other Restricted Subsidiary;

(e)
Investments by any Obligor in any Restricted Subsidiary which is not an Obligor; provided that the aggregate amount of Investments made and then-outstanding pursuant to this clause (e), shall not exceed, at the time of the making of such Investment and after giving Pro Forma Effect thereto, the greater of (x) $10,000,000 and (y) 1.5% of Consolidated Total Assets as of the last day of the Test Period most recently ended on or prior to the date such Investments was made;

(f)
Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(g)
Deposit Accounts maintained in the ordinary course of business;

(h)
Investments constituting Hedge Agreements entered into in the ordinary course of business and for non-speculative purposes;

(i)
Investments (including debt obligations and Stock) received in connection with the bankruptcy or reorganization of Account Debtors, suppliers and customers or in settlement of delinquent obligations of, or other disputes with, Account Debtors, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(j)
loans or advances to officers, directors, partners, members and employees of Holdings (or any Parent Entity) or its Restricted Subsidiaries (i) for reasonable and customary business- related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Stock of Holdings (or Stock of any Parent Entity or the Borrower) (provided that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity (or any other form of Qualified Stock) or used to satisfy Tax obligations relating to proceeds received by such Person in connection with the Transactions, which proceeds are used for the purchase of such Stock)), (iii) relating to indemnification of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity, and any reimbursement of any such officer, director or employee of expenses relating to the claims giving rise to such indemnification and (iv) for purposes not described in the foregoing clauses (i), (ii) and (iii), in an aggregate principal amount, when taken together with the aggregate amount of (A) Investments made under clause (t) below and (B) Distributions made under Section 8.10(e) below, not to exceed (x) $10,000,000 in any Fiscal Year and (y)

$20,000,000 during the term of the Agreement;

(k)
Permitted Acquisitions (or any other acquisitions constituting Permitted Investments) made using the Available Amount at such time, in each case, so long as (x) no Default or Event of Default shall have occurred prior to and be continuing or would result therefrom and (y) the Total Net Leverage Ratio as of the last day of the most recently completed Test Period, after giving Pro Forma Effect to such Investment, does not exceed 1.00:1.00; provided that, the aggregate amount of Permitted Acquisition Consideration relating to all such Permitted Acquisitions or any other acquisitions constituting Permitted Investments made by the Borrower or any Guarantor to acquire any Restricted Subsidiary that does not become a Guarantor or merge, consolidate or amalgamate into the Borrower or a Guarantor or any assets that shall not, immediately after giving effect to such Permitted Acquisition or such other acquisition constituting a Permitted Investment, be owned by the Borrower or a Guarantor, shall not exceed, after giving Pro Forma Effect thereto, the greater of (x) $10,000,000 and (y) 1.5% of Consolidated Total Assets as of the last day of the Test Period most recently ended on or prior to the date such Investment was made;

(l)
any Investment to the extent that the consideration therefor is Stock (other than Disqualified Stock) of Holdings (or any Parent Entity);

(m)
Guaranties of Holdings, the Borrower or any other Restricted Subsidiary in respect of leases (other than Capital Leases) or of other obligations that do not constitute Debt, in each case entered into in the ordinary course of business;

(n)
Investments in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry consisting of endorsements for collection or deposit;

(o)
Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors and other credits to suppliers in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry;

(p)
Investments consisting of Liens, Debt, fundamental changes, Dispositions (other than pursuant to clause (g) of the definition of “Permitted Dispositions”) and Distributions, in each case, permitted under this Agreement;

(q)
Investments in cash, and in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(r)
promissory notes and other non-cash consideration received in connection with Permitted Dispositions;

(s)
advances of payroll payments to employees, directors, consultants, independent contractors or other service providers or other advances of salaries or compensation to employees, directors, partners, members, consultants, independent contractors or other service providers, in each case in the ordinary course of business;

(t)
Investments made to acquire, purchase, repurchase or retire Stock of Holdings (or Stock of any Parent Entity) or the Borrower owned by any employee stock ownership plan or similar plan of Holdings (or any Parent Entity), the Borrower, or any Subsidiary, in an aggregate amount, when taken together with the aggregate amount of (i) loans and advances made under clause (j) above and (ii) Distributions made under Section 8.10(e) below, not to exceed (A) $10,000,000 in any Fiscal Year and

(B) $20,000,000 during the term of the Agreement;

(u)
contributions to a “rabbi” trust for the benefit of employees, directors, partners, members, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of Holdings (or any Parent Entity thereof);

(v)
Investments held by any Person acquired by Holdings, the Borrower or a Restricted Subsidiary after the Closing Date or of any Person merged into the Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with Section 8.9 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamate or consolidation and were in existence on the date of such acquisition, amalgamation, merger or consolidation;

(w)
Restricted Subsidiaries of Holdings may be established or created if Holdings, the Borrower and such Restricted Subsidiary comply with the requirements of Section 8.23, if applicable; provided that in each case, to the extent such new Restricted Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted by this Agreement, and such new Restricted Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such transactions, such new Restricted Subsidiary shall not be required to take the actions set forth in Section 8.23 until the respective acquisition is consummated (at which time the surviving entity of the respective transaction shall be required to so comply in accordance with the provisions thereof);

(x)
to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, Intellectual Property, or other rights, in each case in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry;

(y)
Investments by Restricted Subsidiaries that are not Obligors in Restricted Subsidiaries that are not Obligors;

(z)
intercompany Investments, reorganizations and related activities in connection with tax planning and reorganization activities, so long as after giving effect to any such activities, the Collateral Agent’s Lien on any material portion of the Collateral is not impaired;

(aa) asset purchases (including purchases of Inventory, supplies, materials and other assets), in each case in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry;

(bb) any Investment in a non-Obligor to the extent such Investment is substantially contemporaneously repaid in full with a dividend or other distribution in like kind as such Investment from such Person that is not an Obligor;

(cc) any Investments (including Investments in minority investments, Investments in Unrestricted Subsidiaries and Investments in joint ventures or similar entities that do not constitute Restricted Subsidiaries); provided that the aggregate amount of such Investments made and then- outstanding pursuant to this clause (cc) measured at the time of the making of such Investment and after giving Pro Forma Effect thereto shall not exceed the greater of (x) $30,000,000 and (y) 2.5% of Consolidated Total Assets as of the last day of the Test Period most recently ended on or prior to the date such Investment was made, provided, further that the aggregate amount of such Investments made and then-outstanding pursuant to this clause (cc) measured at the time of the making of such Investment shall not exceed $100,000,000 at any time;

(dd) the (i) FTS Acquisition, and (ii) West Munger Acquisition;

(ee) Investments made with the Available Amount so long as (x) no Default or Event of Default shall have occurred prior to and be continuing or would result therefrom and (y) the Total Net Leverage Ratio as of the last day of the most recently completed Test Period, after giving Pro Forma Effect to such Investment, does not exceed 1.00:1.00;

(ff) the Basin Units Acquisition;

(gg) Investments made in connection with the issuance of the Flotek Notes or Flotek Stock to Holdings, the Borrower or any other Obligor and/or contributed to the Borrower or another Obligor by Holdings (including the acquisition and ownership of Flotek Stock received in connection with a conversion of all or a portion of the outstanding principal and accrued and unpaid interest under the Flotek Notes into Flotek Stock) provided that the conversion of Flotek Notes into Flotek Stock shall not constitute an additional Investment (and such conversion shall not be restricted in any way hereunder);

(hh) Investments made from the Net Cash Proceeds of the IPO in an aggregate amount not to exceed the result of (i) the lesser of (x) the aggregate amount of Net Cash Proceeds of the IPO and (y) $200,000,000 less (ii) the sum of (x) the aggregate amount of Net Cash Proceeds of the IPO required to be applied to the Term Loans (after giving effect to any Declined Amounts) pursuant to Section 4.3(c)) plus (y) the aggregate amount of Net Cash Proceeds of the IPO applied to the prepayment of the Back-Stop Note and the Equify Bridge Note pursuant to Section 8.13, plus (z) the Pubco Distribution made from IPO Proceeds pursuant to Section 8.10(n), and, in any case, which are Not Otherwise Applied;

(ii)
each First Amendment Acquisition, so long as each new direct or indirect Domestic Subsidiary acquired in connection with such First Amendment Acquisition becomes a Wholly- Owned Restricted Subsidiary and a Guarantor under this Agreement pursuant to Section 8.23 (and remains a Wholly-Owned Restricted Subsidiary and a Guarantor at all times during the term of this Agreement (except as otherwise permitted under Section 8.9(d)(i))) and satisfies the Collateral and Guarantee Requirement in connection with such First Amendment Acquisition (it being understood and agreed that no Person acquired in connection with any First Amendment Acquisition shall be at any time designated as a Non-Wholly Owned Sub, an Excluded Subsidiary or an Unrestricted Subsidiary),

provided, that Thunderclap Merger Sub I, Inc., a Delaware corporation, shall not be required to become a Guarantor under this Agreement pursuant to Section 8.23 (and, for the avoidance of doubt, shall not be required to grant or perfect liens (or take any action in furtherance thereof) in any of its assets to secure the Obligations or Guaranteed Obligations), so long as it remains an Immaterial Subsidiary and is merged into another Obligor (or a Person that becomes an Obligor in accordance with Section 8.23) upon the consummation of the First Amendment Acquisition with respect to U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.);

(jj) the Monarch Acquisition (including the contribution of the real property acquired by Borrower from DPW Investments, LLC to the Monarch Subsidiary on the date on which the Monarch Acquisition is consummated), so long as each new direct or indirect Domestic Subsidiary acquired in connection with the Monarch Acquisition becomes a Wholly-Owned Restricted Subsidiary and a Guarantor under this Agreement pursuant to Section 8.23 (and remains a Wholly-Owned Restricted Subsidiary and a Guarantor at all times during the term of this Agreement (except as otherwise permitted under Section 8.9(d)(i))) and satisfies the Collateral and Guarantee Requirement in connection with the Monarch Acquisition (it being understood and agreed that no Person acquired in connection with the Monarch Acquisition shall be at any time designated as a Non-Wholly Owned Sub, an Excluded Subsidiary or an Unrestricted Subsidiary);

(kk) the REV Energy Acquisition, so long as each new direct or indirect Domestic Subsidiary acquired in connection with the REV Energy Acquisition becomes a Wholly-Owned Restricted Subsidiary and a Guarantor under this Agreement pursuant to Section 8.23 (and remains a Wholly-Owned Restricted Subsidiary and a Guarantor at all times during the term of this Agreement (except as otherwise permitted under Section 8.9(d)(i))) and satisfies the Collateral and Guarantee Requirement in connection with the REV Energy Acquisition (it being understood and agreed that no Person acquired in connection with the REV Energy Acquisition shall be at any time designated as a Non-

Wholly Owned Sub, an Excluded Subsidiary or an Unrestricted Subsidiary); and

(ll) the Performance Acquisition, so long as each new direct or indirect Domestic Subsidiary acquired in connection with the Performance Acquisition becomes a Wholly-Owned Restricted Subsidiary and a Guarantor under this Agreement pursuant to Section 8.23 (within the timeframe(s) set forth therein) (and remains a Wholly-Owned Restricted Subsidiary and a Guarantor at all times during the term of this Agreement (except as otherwise permitted under Section 8.9(d)(i))) and satisfies the Collateral and Guarantee Requirement (within the timeframe(s) set forth therein) in connection with the Performance Acquisition (it being understood and agreed that no Person acquired in connection with the Performance Acquisition shall be at any time designated as a Non-Wholly Owned Sub, an Excluded Subsidiary or an Unrestricted Subsidiary).

For purposes of determining compliance with this definition, in the event that any Investment meets the criteria of more than one of the types of Permitted Investments described in the above clauses, the Borrower, in its sole discretion, may classify (but not reclassify other than the Flotek Pre-Funded Warrants) such Investment and only be required to include the amount and type of such Investment in one of such clauses provided that Investments may be allocated among more than one clause to the extent that such Investment meets the criteria of such clauses.

“Permitted Liens” means, with respect to Holdings, the Borrower and the Restricted Subsidiaries, the Liens listed below:

(a)
Liens for Taxes that (i) are not delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a Material Adverse Effect, or (ii) are being contested in good faith and by the appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (or other applicable accounting principles);

(b)
the Collateral Agent’s Liens;

(c)
(i) Liens consisting of deposits or pledges of cash (or letters of credit issued) made in the ordinary course of business in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance, social security and other similar laws, (ii) Liens consisting of pledges and deposits of cash in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower, Holdings or any Restricted Subsidiary, (iii) Liens consisting of deposits of cash made to secure the performance of bids, tenders, trade contracts, governmental contracts, leases or purchase, supply or other contracts (other than for the repayment of Debt for Borrowed Money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt for Borrowed Money) or to secure statutory or regulatory obligations (other than Liens arising under ERISA or Code Section 430), surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(d)
statutory or common law Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being Properly Contested, in each case, if adequate reserves in accordance with GAAP (or other applicable accounting principles) with respect thereto are maintained on the books of the applicable Person, provided that if any such Lien arises from the nonpayment of any such claims or demands when due, such claims or demands are being Properly Contested or such nonpayment would not reasonably be expected to cause a Material Adverse Effect;

(e)
Liens securing Capital Leases and purchase money Debt to the extent such Capital Leases or purchase money Debt are permitted in Section 8.12; provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, construction, repair, replacement, lease or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits, and (iii) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capital Leases; provided that individual financings of equipment provided by one creditor may be cross-collateralized to other financings of equipment provided by such creditor; provided, further, that this clause (e) shall include Liens securing Debt evidenced by the Enterprise Master Lease Agreement to the extent such Debt is permitted under Section 8.12(c);

(f)
(i) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, zoning, rights of way, covenants running with the land, affidavits of heirship and other similar title ordinary course exceptions or encumbrances affecting any Real Estate; provided that they do not, in the aggregate, materially interfere with its use in the ordinary conduct of the Borrower’s and its Restricted Subsidiaries’ business taken as a whole, (ii) mortgages, Liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on Real Estate over which the Borrower or any Restricted

Subsidiary has easement rights (but does not own) or on any leased Real Estate and subordination or similar agreements relating thereto, and (iii) any condemnation or eminent domain proceedings affecting any Real Estate;

(g)
Liens arising from any judgment, decree or order of any court or other Governmental Authority or any attachments in connection with court proceedings; provided that the attachment or enforcement of such Liens do not constitute an Event of Default hereunder;

(h)
licenses, sublicenses, leases or subleases on the property covered thereby (including Intellectual Property) granted to other Persons and not materially interfering with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole;

(i)
any interest or title of a lessor, sublessor, licensee or licensor under any lease, sublease, sublicense or license agreement permitted by this Agreement;

(j)
Liens (i) that are contractual rights of set-off, (ii) relating to purchase orders and other agreements entered into with customers or suppliers of the Borrower or any Restricted Subsidiary in the ordinary course of business, or (iii) in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods in the ordinary course of business;

(k)
Liens (i) of a collection bank (including those arising under Section 4-210 of the UCC) on the items in the course of collection, (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and which are within the general parameters customary in the banking industry and (iii) in favor of the commodities broker or intermediary attaching to commodity trading accounts, or other commodity brokerage accounts, incurred in the ordinary course of business and not for speculative purposes;

(l)
Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition or other Permitted Investment;

(m)
Liens arising from precautionary UCC filings;

(n)
Liens on insurance proceeds or unearned premiums incurred in the ordinary course of business in connection with the financing of insurance premiums;

(o)
Liens identified on Schedule 8.16; provided that (i) such Lien does not extend to any other property or asset of the Borrower or any Restricted Subsidiary other than (A) after acquired property that is affixed or incorporated into the property covered by such Lien or financed by Permitted Debt and (B) the proceeds and products thereof and (ii) such Lien shall secure only those obligations or Permitted Debt that it secures on the Agreement Date and any Refinancing Debt incurred to Refinance such Permitted Debt;

(p)
Liens securing Refinancing Debt to the extent such Liens are permitted in the definition of “Refinancing Debt”;

(q)
Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 8.26), in each case after the Closing Date;

provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Debt and other obligations incurred prior to such time and which Debt and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the Debt is Permitted Debt and is not incurred in contemplation of such acquisition or in connection with such Person becoming a Restricted Subsidiary; provided, further, that if such Liens are consensual and are on the Collateral, the holders (other than the holders of the Monarch Acquisition Seller Debt and the REV Energy Acquisition Seller Debt) of the Debt or other obligations secured thereby (or a representative or trustee on their behalf) shall have entered into the ABL Intercreditor Agreement and/or another customary intercreditor agreement or arrangements reasonably satisfactory to the Agent, the Required Lenders and the Borrower providing, among other things, that the Liens on the Collateral securing such Debt or other obligations shall rank junior to the Liens on the assets of the Obligors in favor of the Secured Parties;

(r)
Liens securing Debt permitted under Section 8.12(q) so long as the holder of any such Debt (or an agent or representative in respect thereof) shall have entered into the ABL Intercreditor Agreement providing, among other things, and subject to the caps and limitations set forth therein, that the Liens on the Fixed Asset Collateral securing such Debt or other obligations shall rank junior to the Collateral Agent’s Liens on the Fixed Asset Collateral, the liens on the Current Asset Collateral securing such Debt may rank senior to the Collateral Agent’s Liens on the Current Asset Collateral and shall otherwise be in compliance with the parameters of Section 8.12(q);

(s)
Liens on property of a Subsidiary of Holdings that is not an Obligor securing Debt of such Subsidiary that is not an Obligor pursuant to Section 8.12(p);

(t)
deposits in the ordinary course of business to secure liabilities to insurance carriers, lessors, utilities and other service providers or any seller of goods;

(u)
restrictions on transfers under applicable securities laws;

(v)
any encumbrance or restriction (including pursuant to put and call agreements or buy/sell arrangements) with respect to the Stock of any joint venture or similar arrangements pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement;

(w)
Liens (i) on cash advances in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in a Permitted Disposition, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(x)
Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods, entered into by the Borrower or any of the other Restricted Subsidiaries in the ordinary course of business;

(y)
Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Debt, or (ii) related to pooled deposit or sweep accounts of Holdings or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business, or (iii)

relating to purchase orders and other agreements entered into with customers of the Borrower or any other Restricted Subsidiary in the ordinary course of business;

(z)
any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower or any other Restricted Subsidiary;

(aa) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit issued for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(bb) ground leases in respect of real property on which facilities owned or leased by any of Holdings’ Subsidiaries are located;

(cc) (i) Liens securing Debt or other obligations of the Borrower or a Restricted Subsidiary in favor of the Borrower or any Guarantor provided that (x) such Liens are on the Collateral and junior to the Collateral Agent’s Lien and (y) such Debt is subject to a subordination agreement in form and substance reasonably satisfactory to the Agent and (ii) Liens securing Debt or other obligations of any Restricted Subsidiary that is not an Obligor in favor of any Restricted Subsidiary that is not an Obligor;

(dd) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents that are permitted as Permitted Investments;

(ee) Liens on Stock in joint ventures (other than Restricted Subsidiaries); provided that any such Lien is in favor of a creditor or partner of such joint venture;

(ff) Liens on cash and Cash Equivalents used to satisfy or discharge Debt; provided such satisfaction or discharge is permitted hereunder;

(gg) Liens given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority; provided that such Liens do not materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary, taken as whole;

(hh) servicing agreements, development agreements, site plan agreements, subdivision agreements and other agreements with Governmental Authorities pertaining to the use or development of any of the real property of the Borrower or any Restricted Subsidiary; provided same do not materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary, taken as whole, including, without limitation, any obligations to deliver letters of credit and other security as required;

(ii) the right reserved to or vested in any Governmental Authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit of Holdings, Borrower or any Restricted Subsidiary, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(jj) Liens securing Hedge Agreements entered into to hedge interest rate risk associated with Debt permitted by Section 8.12(q); so long as such Liens are subject to the ABL Intercreditor Agreement providing, among other things, and subject to the caps and limitations set forth therein, that the Liens on the Fixed Asset Collateral securing such Debt or other obligations shall rank junior to the Collateral Agent’s Liens on the Fixed Asset Collateral and the liens on the Current Asset Collateral securing such Debt may rank senior to the Collateral Agent’s Liens on the Current Asset Collateral;

(kk) Liens on the Excluded Assets described in clause (v) of the definition of “Collateral and Guarantee Requirements” securing Debt incurred pursuant to Section 8.12(o);

(ll) Liens on the Specified FTS Real Property securing Debt incurred pursuant to

Section 8.12(v);

(mm) (i) Customary Liens set forth in Organizational Documents of Persons other than the Obligors and (ii) Liens set forth in the Basin Purchase and Sale Agreement, the Flotek Notes, the Flotek Note Purchase Agreement and the Flotek Securities Purchase Agreement to the extent such Liens do not secure Debt for borrowed money;

(nn) Liens securing the IO-TEQ Debt incurred pursuant to Section 8.12(t);

(oo) Liens on the assets of U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.) and/or its Subsidiaries (but not any other Subsidiaries of Holdings) securing the Well Services Debt incurred pursuant to Section 8.12(b);

(pp) other Liens; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto and the use of proceeds thereof, the aggregate outstanding amount of Debt and other obligations secured by Liens incurred under this clause (pp) and then-outstanding shall not, when taken together with the aggregate principal amount of Debt incurred under Section 8.12(c) and secured by Liens exceed $20,000,000; provided, further, that if such Liens are consensual and are on the Collateral, the holders of the Debt or other obligations secured thereby (or a representative or trustee on their behalf) shall have entered into the ABL Intercreditor Agreement and/or another customary intercreditor agreement or arrangements reasonably satisfactory to the Agent, the Required Lenders and the Borrower, providing, among other things, the Liens on the Collateral securing such Debt or other obligations shall rank junior to the Liens on the Collateral of the Obligors in favor of the Secured Parties;

(qq) Liens on the Stock owned by the Borrower in the Monarch Subsidiary and Liens on the assets of the Monarch Subsidiary (but not any other Subsidiaries of Holdings other than the Liens on the Stock issued by Monarch Subsidiary to the Borrower) securing the Monarch Acquisition Seller Debt incurred pursuant to Section 8.12(x); provided, further, the holders (or a representative or trustee on their behalf) of the Monarch Acquisition Seller Debt shall have entered into the Monarch Acquisition Intercreditor Agreement;

(rr) Liens on the assets of U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.) and/or its Subsidiaries (but not any other Subsidiaries of Holdings) securing the U.S. Well Direct Loans incurred pursuant to Section 8.12(y), provided that individual financings of equipment provided by Paccar Finance Corp. may be cross-collateralized to other financings of equipment provided by Paccar Finance Corp. pursuant to each of the direct loan security agreements in connection with the

U.S. Well Direct Loans;

(ss) Liens on the Stock owned by the Borrower in the REV Energy Entities and Liens on the assets of the REV Energy Entities (but not any other Subsidiaries of Holdings other than the Liens on the Stock issued by the REV Energy Entities to the Borrower) securing the REV Energy Acquisition Seller Debt incurred pursuant to Section 8.12(z); provided, further, the holders (or a representative or trustee on their behalf) of the REV Energy Acquisition Seller Debt shall have entered into the REV Energy Acquisition Intercreditor Agreement;

(tt) Liens on the assets of REV Energy Holdings, LLC and/or its Subsidiaries (but not any other Subsidiaries of Holdings) securing the REV Energy Equipment Loan Debt and the REV Energy Equipment Lease Debt incurred pursuant to Section 8.12(aa) and Section 8.12(bb), respectively; and

(uu) [**].

For purposes of determining compliance with this definition, in the event that any Lien meets the criteria of more than one of the types of Permitted Liens described in the above clauses, the Borrower, in its sole discretion, may classify (but not reclassify) such Lien and only be required to include the amount and type of such Lien in one of such clauses provided that the Permitted Lien(s) may be allocated among more than one clause to the extent that such Permitted Lien(s) meets the criteria of such clauses.

“Permitted Sale Leaseback Transaction” means any Sale Leaseback Transaction consummated after or contemporaneously with the consummation of the FTS Acquisition with respect to the Specified FTS Real Property; provided that (a) no Event of Default shall have occurred or be continuing or would result therefrom, (b) the lease with respect to such Sale Leaseback Transaction shall be on arms’ length commercially reasonable terms (as determined by the Borrower in good faith), (c) the lease with respect to such Sale Leaseback Transaction shall not have a capitalization rate in excess of 10.00% per annum, (d) the applicable purchaser and lessor with respect to such Sale Leaseback Transaction shall be an Affiliate of Wilks Brothers, LLC and (e) Holdings or any of its Restricted Subsidiaries consummating such Sale Leaseback Transaction shall receive in connection with the sale or transfer of the property subject thereto, cash consideration in amount that (i) is at least equal to the Fair Market Value (as evidenced by an appraisal delivered to the Agent on or within 30 days following the closing date of such Sale Leaseback Transaction) of such property and (ii) does not in the aggregate exceed $50,000,000 (not including any reasonable and documented out-of-pocket fees, costs and expenses incurred and/or assessed in connection with such Sale Leaseback Transaction).

“Permitted Tax Distributions” means (a) with respect to any taxable period (or portion thereof) for which Holdings and any of its Subsidiaries (including Borrower) are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable foreign, state or local income tax purposes (each, a “Tax Group”) of which a direct or indirect parent of Holdings is the common parent, or for which Holdings is a partnership or disregarded entity for U.S. federal or applicable foreign, state or local income tax purposes that is Wholly-Owned (directly or indirectly) by an entity that is taxable as a corporation for such income tax purposes, distributions by Holdings or an applicable Subsidiary (including Borrower), as may be relevant, to any direct or indirect parent of Holdings in an amount not to exceed the sum of (i) the lesser of (x) the amount of any U.S. federal, foreign, state and/or local income taxes that Holdings and/or its Subsidiaries that are members of the relevant Tax Group, as applicable, would have paid for such taxable period had Holdings and/or such Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group, and

(y) the actual income tax liability of the common parent of the Tax Group and (ii) such amounts as are needed to pay any amounts owed by a direct or indirect parent of Holdings under any Tax Receivable Agreement; or (b) with respect to any taxable period or portion thereof during which Holdings is a pass- through entity (including a partnership or disregarded entity) and is not Wholly-Owned (directly or indirectly) by an entity that is taxable as a corporation for U.S. federal income tax purposes, distributions by Holdings to any member or partner of Holdings, on or prior to each estimated tax payment date as well as each other applicable due date, on a pro rata basis, such that each such member or partner (or its direct or indirect members or partners, if applicable) receives, in the aggregate for such period, payments or distributions sufficient to equal the sum of (i) such member or partner’s U.S. federal, state and/or local income taxes (as applicable) attributable to its direct or indirect ownership of Holdings and its pass- through Subsidiaries with respect to such taxable period (assuming that such member or partner is subject to tax at the highest combined marginal U.S. federal, state, and/or local income tax rates applicable during the relevant taxable period to a corporation that is resident in the state in which Holdings has its headquarters (for avoidance of doubt, regardless of the actual rate applicable to such member or partner)), determined by taking into account (A) any U.S. federal, state and/or local (as applicable) loss carryforwards available to such member or partner during the relevant taxable period from losses allocated to such member or partner by Holdings in prior taxable periods to the extent not taken into account in prior taxable periods and taking into account any applicable limitations on the use of such losses, (B) the deductibility of state and local income taxes for U.S. federal income tax purposes (disregarding any deduction that is subject to a dollar limitation), (C) the corporate alternative minimum tax, (D) any basis adjustment pursuant to Sections 734 and 743 of the Code that gives rise to a payment under any Tax Receivable Agreement or otherwise, (E) any allocations of “reverse Section 704(c) income”, and (F) any adjustment to such member or partner’s taxable income attributable to its direct or indirect ownership of Holdings and its Subsidiaries as a result of any tax examination, audit or adjustment with respect to any period or portion thereof, but not taking into account any allocations of “regular Section 704(c) income”, (provided that for purposes of this clause (b)(i), (I) any Parent Entity and any of the subsidiaries of such Parent Entity that are part of any affiliated group within the meaning of Section 1504 of the Code electing to file consolidated U.S. federal income tax returns of which such Parent Entity is the common parent shall be accounted for as a single direct member of Holdings (such aggregated deemed member, the “Public Member”) and (II) the amount of U.S. federal, state and/or local income taxes of the Public Member with respect to the relevant taxable period used in the calculation in clause (b)(i) shall in no event be less than the aggregate amount of U.S. federal, state and local tax liabilities of the Public Member for such taxable period), and (ii) in the case of such member or partner that is a direct or indirect parent of Holdings with an obligation under any Tax Receivable Agreement, such amounts as are needed by it during the relevant period to pay amounts owed by it under such Tax Receivable Agreement; provided that (1) it is understood and agreed, for the avoidance of doubt, that Permitted Tax Distributions shall not include distributions by any domestic Subsidiary that is treated as a corporation for

U.S. federal income tax purposes); (2) any Permitted Tax Distributions made with respect to estimated income taxes pursuant to clauses (a)(i) or (b)(i) shall be made no earlier than ten (10) days prior to the due date of such estimated income taxes; (3) to the extent that Permitted Tax Distributions for estimated income taxes made with respect to any taxable year in accordance with the preceding clause (2) exceed the income tax liability of Holdings’ direct or indirect equity holders for such taxable year in respect of Holding’s net taxable income determined in accordance with the terms hereof (including as a result of the estimates of Holdings’ net taxable income during such year exceeding Holdings’ actual net taxable income for such taxable year), any such excess shall be carried forward for purposes of determining distributions payable pursuant to clauses (a)(i) or (b)(i), as applicable, and reduce Permitted Tax Distributions for income taxes made for later years; and (4) Permitted Tax Distributions shall not exceed the amount of distributions for taxes and Tax Receivable Agreement payments permitted under the Holdings LLC Agreement.

“Person” means any individual, sole proprietorship, partnership, limited liability company, unlimited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

“Piper” means Piper Sandler & Co. and its successors.

“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) which Holdings, the Borrower sponsors or maintains or to which Holdings, the Borrower or a Subsidiary of the Borrower makes, is making, or is obligated to make contributions.

“Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date on which such Specified Transaction is consummated and ending on the last day of the twelfth month immediately following the date on which such Specified Transaction is consummated.

“Preferred Stock” means, as applied to the Stock of any Person, the Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Stock of any other class of such Person.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a Fiscal Quarter included in any Post-Transaction Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of Holdings and its Subsidiaries, (a) the pro forma increase or decrease (for the avoidance of doubt net of any such increase or decrease actually realized) in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken, actions with respect to which substantial steps have been taken or actions that are expected to be taken prior to or during such Post-Transaction Period, for the purposes of realizing reasonably identifiable cost savings, operating expense reductions or costs or other synergies or (b) any additional costs, expenses or charges, accruals or reserves incurred prior to or during such Post-Transaction Period with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of Holdings and its Restricted Subsidiaries or otherwise in connection with, as a result of or related to such Specified Transaction or Specified Restructuring; provided that (i) so long as such actions are taken or expected to be taken prior to or during such Post-Transaction Period or such costs are incurred prior to or during such Post-Transaction Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings, operating expense reductions or costs or other synergies will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period and (ii) such Pro Forma Adjustments, when aggregated with any addbacks made pursuant to clause (a)(10) and clause (a)(14) of the definition of “Consolidated EBITDA,” shall not be in excess of (A) with respect to any Test Period ending on or before December 31, 2022, 12.5% of Consolidated EBITDA for such Test Period and (B) with respect to any Test Period ending thereafter, 7.5% of Consolidated EBITDA for such Test Period (in the case of each of clauses (A) and (B), prior to giving effect to any increase in Consolidated EBITDA pursuant to this definition or clause (a)(10) or clause (a)(14) of the definition of “Consolidated EBITDA”).

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test, financial ratio or covenant hereunder for an applicable period of measurement, for any Specified Transactions or Specified Restructurings that have been made during any applicable Test Period or, if applicable, subsequent to such Test Period and prior to or simultaneously with the events for which any such calculation is made, shall be calculated on a pro forma basis assuming that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Stock in any Subsidiary of Holdings or any division, product line, or facility used for operations of Holdings or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) Refinancing of Debt, and (c) any Debt incurred by Holdings or any of its Restricted Subsidiaries in connection therewith and if such Debt has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test, ratio or covenant solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” and give effect to events (including operating expense reductions) that are (as reasonably determined by the Borrower in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on Holdings and its Restricted Subsidiaries and (z) reasonably identifiable or (ii) otherwise consistent with the definition of “Pro Forma Adjustment”.

“Pro Rata Share” means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the aggregate amount of such Lender’s Term Loan Commitments and the denominator of which is the sum of the amounts of all of the Lenders’ Term Loan Commitments, or if no Term Loan Commitments are outstanding, a fraction (expressed as a percentage), (x) the numerator of which is the sum (without duplication) of the aggregate amount of the Term Loans owed to such Lender and (y) the denominator of which is the sum (without duplication) of the aggregate amount of the Term Loans owed to the Lenders.

“ProFrac PubCo” means ProFrac Holding Corp., a Delaware corporation.

“Properly Contested” means, in the case of any Debt or other obligation of Holdings, the Borrower, or any Restricted Subsidiary that is not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay the same or concerning the amount thereof, (a) such Debt or other obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves for the contested Debt or other obligation in conformity with GAAP; and (c) will not result in any impairment of the enforceability, validity or priority of the Collateral Agent’s Liens.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, equipment, Stock and Real Estate.

“Proposed Change” has the meaning specified in Section 12.1(b).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“PubCo Distribution” means that certain Distribution by Holdings to ProFrac PubCo (directly or indirectly) from the IPO Proceeds in an amount not to exceed $72,930,000 to be used by ProFrac PubCo to purchase (i) common units issued by Holdings and/or (ii) shares of FTS Stock.

“Purchased BPC Units” means the following Stock acquired by Holdings in accordance with the Basin Units Acquisition: (i) 120,000 Series A-1 Preferred Units in BPC, (ii) 11,000 Series B-1 Preferred Units in BPC and (iii) the Additional Purchased Units (as defined in the Basin Purchase and Sale Agreement).

“Qualified Stock” means any Stock that is not Disqualified Stock.

“Real Estate” means all of each Obligor’s and each of its Restricted Subsidiaries’ now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of each Obligor’s and each of its Restricted Subsidiaries’ now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

“Recipient” has the meaning assigned to such term in Section 13.22(a).

“Reference Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Refinance,” “Refinanced” and “Refinancing” each has the meaning specified in the definition of the term “Refinancing Debt.”

“Refinanced Debt” has the meaning specified in the definition of term “Refinancing

Debt.”

“Refinancing Debt” means with respect to any Debt (the “Refinanced Debt”), any Debt incurred in exchange for or as a replacement of (including by entering into alternative financing arrangements in respect of such exchange or replacement (in whole or in part), by adding or replacing lenders, creditors, agents, the Borrower and/or guarantors, or, after the original instrument giving rise to such Debt has been terminated, by entering into any credit agreement, loan agreement, note purchase agreement, indenture or other agreement), or the net proceeds of which are to be used for the purpose of modifying, extending, refinancing, renewing, replacing, redeeming, repurchasing, defeasing, amending, supplementing, restructuring, repaying or refunding (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Debt (or previous refinancing thereof constituting Refinancing Debt); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Debt except by an amount equal to unpaid accrued interest and premium (including applicable prepayment penalties) thereof plus fees and expenses reasonably incurred in connection therewith plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder, (b) any Liens securing such Refinancing Debt shall have the same collateral priority as the Liens securing the Refinanced Debt, (c) no Obligor that was not previously liable for the repayment of such Refinanced Debt is or is required to become liable for the Refinancing Debt (except that any Obligor may be added as an additional direct or contingent obligor in respect of such Refinancing Debt), (d) such extension, refinancing, refunding, replacement or renewal does not result in the Refinancing Debt having a shorter Weighted Average Life to Maturity than the Refinanced Debt, (e) if the Refinanced Debt was subordinated in right of payment to any of the Obligations, then the terms and conditions of the Refinancing Debt shall include subordination terms and conditions that are no less favorable to the Lenders in all material respects as those that were applicable to the Refinanced Debt and (f) if the Refinanced Debt was subject to an intercreditor agreement, then the Refinancing Debt shall be subject to an intercreditor agreement.

“Register” has the meaning specified in Section 13.18(a).

“Registration Statement” has the meaning specified in the definition of “IPO”.

“Release” means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant on, in, under, from, to, into or through the Environment or within, from or into any building, structure, facility or fixture.

“Relevant Governmental Body” means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in accordance with regulations issued by the PBGC or by the Lender.

“Required Lenders” means, at any time, Lenders having Term Loan Commitments representing at least 50.1% of the aggregate Term Loan Commitments at such time; provided, however, that if any Lender shall remain a Defaulting Lender, the term “Required Lenders” means Lenders having Term Loan Commitments representing at least 50.1% of the aggregate Term Loan Commitments at such time (excluding the Term Loan Commitment of any such Lender that is a Defaulting Lender); provided further, however, that if the Term Loan Commitments have been terminated, the term “Required Lenders” means Lenders holding Term Loans representing at least 50.1% of the aggregate principal amount of Term Loans outstanding at such time (excluding Term Loans of any such Lender that is a Defaulting Lender).

“Requirement of Law” means, as to any Person, any law (statutory or common law), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the President, any Vice President, Chief Executive Officer, Chief Financial Officer, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, legal counsel, or, with respect to compliance with financial covenants and the preparation of the Compliance Certificate, the president, chief financial officer or the treasurer or assistant treasurer of the Borrower.

“Restricted Subsidiary” means (a) as to Holdings, the Borrower and each Subsidiary of the Borrower, and (b) as to the Borrower, each Subsidiary of the Borrower other than, in the case of each of clauses (a) and (b), an Unrestricted Subsidiary.

“Restructuring Costs” means any non-recurring, unusual and other one-time costs (including but not limited to legal and consulting fees) incurred by Holdings or any of its Restricted Subsidiaries in connection with its business, operations and structure in respect of plant closures, facility shutdowns, plant “moth-balling” or consolidation of assets located at any leased or fee-owned facilities, relocation or elimination of facilities, offices or operations, information technology integration, headcount reductions, salary continuation, termination, relocation and training of employees, severance costs, retention payments, bonuses, benefits and payroll taxes and other costs incurred in connection with the foregoing.

“Retained Excess Cash Flow Amount” means, with respect to any Excess Cash Flow Period, an amount equal to (a) 100% of Excess Cash Flow minus (b) the Applicable ECF Percentage with respect to such Excess Cash Flow Period commencing with the Excess Cash Flow Period ending on December 31, 2022.

“REV Energy Acquisition” means the purchase by the Borrower from Jason Kuzov, an individual (“Kuzov”), Mitchell Winnick, an individual (“Winnick”), Buffalo Creek, LLC, an Idaho limited liability company (“Buffalo Creek” and together with Kuzov and Winnick, the “REV Sellers”), of all of the issued and outstanding Stock of REV Energy Holdings, LLC, a Colorado limited liability company, including all of its Subsidiaries pursuant to the REV Energy Acquisition Agreement.

“REV Energy Acquisition Agreement” means that certain Membership Interest Purchase Agreement, dated as of December 23, 2022, by the Borrower, as “Buyer”, the REV Sellers, as “Sellers” and BCKW LLC, a Colorado limited liability company, as sellers representative (together with any amendment, restatement, supplement or other modification thereto, or any waiver or consent thereunder prior to the Third Amendment Effective Date to the extent disclosed to the Agent and the Lenders prior to the Third Amendment Effective Date and together with any amendment, restatement, supplement or other modification thereto, and/or any waiver or consent thereunder after the Third Amendment Effective Date to the extent permitted by the Credit Agreement and without giving effect hereunder to any amendments, restatements, supplements or other modifications thereto, or any waivers or consents thereunder after the Third Amendment Effective Date (or prior to the Third Amendment Effective Date to the extent not disclosed to the Agent and the Lenders prior to the Third Amendment Effective Date), that are materially adverse to the Lenders without the consent of the Required Lenders).

“REV Energy Acquisition Documents” means each of the REV Energy Acquisition Agreement and the other agreements, instruments and other documents related thereto or executed in connection therewith (in the form disclosed to the Agent prior to the Third Amendment Effective Date, together with any finalization, amendment, restatement, supplement or other modification thereto, or any waiver or consent thereunder, prior to the Third Amendment Effective Date to the extent disclosed to the Agent and the Lenders prior to the Third Amendment Effective Date and together with any finalization, amendment, restatement, supplement or other modification thereto, and/or any waiver or consent thereunder, after the Third Amendment Effective Date to the extent permitted by the Credit Agreement and without giving effect hereunder to any finalization thereof, or amendments, restatements, supplements or other modifications thereto, or any waivers or consents thereunder, in each case, after the Third Amendment Effective Date (or prior to the Third Amendment Effective Date to the extent not disclosed to the Agent and Lenders prior to the Third Amendment Effective Date), that are materially adverse to the Lenders without the consent of the Required Lenders).

“REV Energy Acquisition Intercreditor Agreement” means a subordination agreement by and among the Agent, BCKW LLC, a Colorado limited liability company, and the ABL Collateral Agent, in form and substance satisfactory to the Agent, the Required Lenders and the Borrower.

“REV Energy Acquisition Seller Debt” means that certain Debt incurred or to be incurred by the Borrower pursuant to the REV Energy Seller Note.

“REV Energy Entities” means REV Energy Holdings, LLC, a Colorado limited liability company, and REV Energy Services, LLC, a Colorado limited liability company.

“REV Energy Security Documents” means Guaranty and Security Agreement by and between the REV Energy Entities and BCKW LLC, a Colorado limited liability company, the Pledge Agreement by and between the Borrower and BCKW LLC, a Colorado limited liability company, and all other security agreements, control agreements and collateral documents in the most recent form thereof delivered to the Agent prior to the Third Amendment Effective Date (as finalized and executed, together with any amendment, restatement, supplement or other modification thereto, or any waiver or consent thereunder, in each case, prior to the Third Amendment Effective Date to the extent disclosed to the Agent and the Lenders prior to the Third Amendment Effective Date and together with any other security agreements, control agreements and collateral documents disclosed to the Agent and the Lenders after the Third Amendment Effective Date and any finalization, amendment, restatement, supplement or other modification thereto, and/or any waiver or consent thereunder, in each case, after the Third Amendment Effective Date permitted by the Credit Agreement without giving effect hereunder to any security agreements, control agreements and collateral documents or finalization thereof or any amendments, restatements, supplements or other modifications thereto, or any waivers or consents thereunder, in each case, after the Third Amendment Effective Date (or prior to the Third Amendment Effective Date to the extent not disclosed to the Agent and Lenders prior to the Third Amendment Effective Date), that are materially adverse to the Lenders without the consent of the Required Lenders).

“REV Energy Seller Note” means a secured seller note made by the Borrower in favor of BCKW LLC, a Colorado limited liability company, in the original principal amount of not more than

$39,015,759 (excluding for the avoidance of doubt any fees, costs, expenses and indemnification obligations that may also be payable and/or automatically capitalized thereunder), the form of which is included as a REV Energy Acquisition Document, in the most recent form thereof delivered to the Agent prior to the Third Amendment Effective Date (and as finalized and executed, together with any amendment, restatement, supplement or other modification thereto, or any waiver or consent thereunder prior to the Third Amendment Effective Date to the extent disclosed to the Agent and the Lenders prior to the Third Amendment Effective Date and together with any finalization, amendment, restatement, supplement or other modification thereto, and/or any waiver or consent thereunder after the Third Amendment Effective Date to the extent not prohibited by the Credit Agreement and without giving effect hereunder to any amendments, restatements, supplements or other modifications thereto, or any waivers or consents thereunder after then Third Amendment Effective Date (or prior to the Third Amendment Effective Date to the extent not disclosed to the Agent and Lenders prior to the Third Amendment Effective Date), that are materially adverse to the Lenders without the consent of the Required Lenders).

“REV Energy Equipment Loan Debt” means (x) that certain existing Debt of REV Energy Services, LLC, as listed on Schedule 1(a) of the Third Amendment, (y) the guaranty of the REV Energy Equipment Loan Debt by REV Energy Holdings, LLC, and (z) any Refinancing Debt incurred to Refinance such Debt.

“REV Energy Equipment Lease Debt” means that certain existing Debt of REV Energy Services, LLC, as listed on Schedule 1(b) of the Third Amendment and any Refinancing Debt incurred to Refinance such Debt.

“S&P” means Standard & Poor’s Ratings Service, a Standard & Poor’s Financial Services LLC business, or any successor thereto.

“Sale Leaseback Transaction” means any transaction or series of transactions pursuant to which (a) Holdings or any of its Restricted Subsidiaries shall sell or otherwise transfer any Real Estate (together with any personal property related to or used in connection with such Real Estate so long as such personal property is immaterial and incidental to such Real Estate) to any Person and (b) Holdings or any of its Restricted Subsidiaries shall lease back from such Person all or any portion of such property.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment to Term Loan Credit Agreement, dated as of the Second Amendment Effective Date, by and among Holdings, the Borrowers, the Guarantors, the Lenders party thereto and the Agent.

“Second Amendment Effective Date” means November 1, 2022.

“Second Currency” has the meaning specified in Section 14.19.

“Section 6.2 Financials” means the Financial Statements delivered, or required to be delivered, pursuant to Section 6.2(a), 6.2(b) or 6.2(c).

“Secured Cash Management Agreement” means any Cash Management Document that is entered into by and between Holdings, the Borrower or any Restricted Subsidiary and a Cash Management Bank and designated in writing by the Cash Management Bank and such Person to the Agent as a “Secured Cash Management Agreement”; provided that Obligations under such Secured Cash Management Agreement shall not exceed the amount permitted under the ABL Intercreditor Agreement.

“Secured Hedge Agreement” means any Hedge Agreement permitted under Section 8.12 that is entered into by and between any Obligor or any Restricted Subsidiary and any Hedge Bank and designated in writing by the Hedge Bank and such Obligor to the Agent as a “Secured Hedge Agreement.”

“Secured Hedge Obligations” means as to any Person, all obligations, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), of an Obligor arising under any Secured Hedge Agreement; provided, that to the extent the Hedge Bank is not a Lender, such Hedge Bank (a) shall be deemed to have appointed the Agent and the Collateral Agent as its Agent and Collateral Agent, respectively, under the Loan Documents, (b) shall agree to be bound to Article XIII, Section 14.7 and Section 14.10 hereof and (c) shall be subject to the ABL Intercreditor Agreement; provided, further that Secured Hedge Obligations shall not exceed the amount permitted under the ABL Intercreditor Agreement.

“Secured Parties” means, collectively, the Agent, the Collateral Agent, the Lenders, the Indemnified Persons, the Cash Management Banks and the Hedge Banks.

“Securities Accounts” means all “securities accounts” as such term is defined in the

UCC.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the Agreement Date, among Holdings, the Borrower, each of the Guarantors from time to time party thereto, and the Collateral Agent, for the benefit of the Secured Parties, as may be amended, amended and restated or modified from time to time.

“Security Documents” means the Security Agreement, the FTS Pledge Agreements, the FTS Control Agreements, any Mortgage and any other agreements, instruments, and documents heretofore, now or hereafter securing any of the Obligations.

“Services” means ProFrac Services, LLC, a Texas limited liability company.

“Shared Services Agreement” means that certain shared services agreement to be entered into by and between Wilks Brothers, LLC and Holdings pursuant to the IPO Transactions in substantially the form attached hereto as Exhibit M (as such form may be amended, modified or changed prior to the execution and delivery thereof by the parties thereto to the extent that such amendment, modification or change is not in any manner materially adverse to the interests of the Obligors or the Lenders).

“Significant Subsidiary” means, at any date of determination, (a) any Restricted Subsidiary whose total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) at the last day of the Test Period most recently ended on or prior to such date of determination were equal to or greater than ten percent (10%) of the Consolidated Total Assets at such date or (b) any Restricted Subsidiary whose gross revenues (when combined with the gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) for such Test Period were equal to or greater than ten percent (10%) of the consolidated gross revenues of Holdings and its Restricted Subsidiaries for such Test Period, in each case determined in accordance with GAAP or (c) each other Restricted Subsidiary that, when such Restricted subsidiary’s total assets or gross revenues (when combined with the total assets or gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) are aggregated with each other Restricted Subsidiary (when combined with the total assets or gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) that would constitute a “Significant Subsidiary” under clause (a) or (b) above.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any borrowing, the SOFR Rate Loans comprising such borrowing.

“SOFR Interest Payment Date” means, with respect to a SOFR Rate Loan, the Termination Date and the last day of each Interest Period applicable to such Term Loan and, with respect to each Interest Period of more than three months, each three month anniversary of the commencement of such Interest Period for such SOFR Rate Loan.

“SOFR Rate” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Rate Loan” means each portion of a Term Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA”.

“Solvent” or “Solvency” means, at the time of determination:

(a)
each of the Fair Market Value and the Present Fair Saleable Value of the assets of a Person and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; and

(b)
such Person and its Subsidiaries taken as whole do not have Unreasonably Small

Capital; and

(c)
such Person and its Subsidiaries taken as whole can pay their Stated Liabilities and Identified Contingent Liabilities as they mature.

Defined terms used in the foregoing definition shall have the meanings set forth in the solvency certificate delivered on the Closing Date pursuant to Section 9.1(a)(v).

“Specified FTS Real Property” means the Real Estate acquired in connection with the FTS Acquisition and located at the below locations, together with (x) all rights, privileges, interests, tenements, hereditaments, easements and appurtenances in any way now or hereafter pertaining to such Specified FTS Real Property; (y) all buildings and other improvements of every kind and description now or hereafter placed on such Specified FTS Real Property, together with all fixtures, machinery and other articles of personal property now or hereafter attached to or regularly used in connection with the Specified FTS Real Property, and all replacements thereof, and (z) all extensions, improvements, betterments, substitutes, replacements, renewals, additions and appurtenances of or to the easements or improvements:

(1)
906 S. Eastern, Elk City, OK 73644;
(2)
1432 Route 519, Eighty Four, PA 15330;
(3)
Lot 1, Aledo, TX 76008;
(4)
117 Nu Energy Rd., Aledo, TX 76008;
(5)
119 Nu Energy Rd., Aledo, TX 76008;
(6)
2459 FM 190, Asherton, TX, 78827;
(7)
4608 Fairlane, Fort Worth, TX 76119;
(8)
4651 S. Edgewood Terrace, Fort Worth, TX 76119;
(9)
4700 S. Edgewood Terrace, Fort Worth, TX 76119;
(10)
1704 E. Whaley St., Longview TX 75601;
(11)
3201 W. Murphy, Odessa, TX 79763;
(12)
986 S. Maurice Rd., Odessa, TX, 79763;
(13)
602 S. Hwy 163, Ozona, TX 76943; and
(14)
3195 Coughran Rd., Pleasanton, TX 78064.

“Specified Representations” means the representations and warranties relating to the Obligors set forth in Sections 7.1, 7.2, 7.3(a), 7.6, 7.16, 7.18, 7.22, 7.23 and 7.24.

“Specified Restructuring” means any restructuring or other strategic initiative (including cost saving initiative) of Holdings or any of its Restricted Subsidiaries after the Closing Date and not in the ordinary course and described in reasonable detail in a certificate of a Responsible Officer delivered by Holdings or the Borrower to the Agent.

“Specified Transaction” means, with respect to any period, any Investment, Disposition (including the Permitted Sale Leaseback Transaction), incurrence of Debt, Refinancing of Debt, Distribution, Subsidiary designation or other event that by the terms of the Loan Documents requires compliance on a “Pro Forma Basis” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect” thereto.

“Specified Unrestricted Subsidiary” has the meaning specified in Section 8.26(b).

“Stated Termination Date” means March 4, 2025, or if such date is not a Business Day, the immediately preceding Business Day.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, unlimited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subordinated Debt” means any Debt subordinated in right of payment to, or required under the Loan Documents to be subordinated in right of payment to, any Debt under the Loan Documents, except any Debt that is subject to Lien subordination but not payment subordination. For the avoidance of doubt, (i) the Back-Stop Note, the Closing Date Note and the Equify Bridge Note shall be deemed to constitute Subordinated Debt, and (ii) the EKU Debt, the IO-TEQ Debt, the Monarch Acquisition Seller Debt, the REV Energy Acquisition Seller Debt, the Well Services Debt, the U.S. Well Direct Loans, the REV Energy Equipment Loan Debt, the REV Energy Equipment Lease Debt, the [**] and the Debt evidenced by the First Financial Loan Documents shall not be deemed to constitute Subordinated Debt.

“Subordinated Intercompany Note” means the Intercompany Subordinated Note, dated as of the Agreement Date, by and among Holdings, the Borrower and each Restricted Subsidiary of Holdings from time to time party thereto.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, unlimited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other Stock (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of Holdings. Notwithstanding the foregoing, the FTS Subsidiaries shall become Subsidiaries hereunder and under the other Loan Documents automatically and without any further action by any Person upon the contribution of the Stock issued by the FTS Subsidiaries to Holdings on the Closing Date pursuant to the FTS Distribution and Contribution Transaction.

“Swap Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Tax Receivable Agreement” means that certain Tax Receivable Agreement to be entered into in connection with the IPO Transactions, as further described in the Registration Statement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings (including backup withholdings) imposed by any Governmental Authority, including interest, penalties and additions to tax with respect thereto.

“Term Loan Commitment” means, (a) in the case of each Lender that is a Closing Date Lender on the Closing Date, the obligation of such Lender to make the Closing Date Term Loans pursuant to the terms and conditions of this Agreement which shall not exceed the amount set forth opposite such Closing Date Lender’s name on Schedule 1.1 as such Lender’s Term Loan Commitment, (b) in the case of each Additional Term Loan Lender, the Additional Term Loan Commitment(s) of such Additional Term Loan Lender, and (c) in the case of each Delayed Draw Term Loan Lender, if any, the Delayed Draw Term Loan Commitment(s) of such Delayed Draw Term Loan Lender.

“Term Loan Facility” has the meaning specified in the recitals to this Agreement.

“Term Loans” means the loans made to Borrower pursuant to Sections 2.1, 2.4 and 2.5.

“Term SOFR” means,

(a)
for any calculation with respect to a SOFR Rate Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S.

Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)
for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Reference Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Reference Rate Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Reference Rate Term SOFR Determination Day.

“Term SOFR Adjustment” means, for any calculation with respect to a Base Rate Loan or a SOFR Rate Loan, a percentage per annum as set forth below for the applicable Type of such Term Loan and (if applicable) Interest Period therefor:

Base Rate Loans: 0.11448% SOFR Rate Loans:

Interest Period	Percentage
One month	0.11448%
Three months	0.26161%
Six months	0.42826%
Twelve months	0.71513%

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the earliest to occur of (a) the Stated Termination Date,

(b) Full Payment of the Obligations, and (c) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

“Test Period” means, at any date of determination, the most recently completed four consecutive Fiscal Quarters of Holdings ending on or prior to such date for which financial statements have been (or were required to have been) delivered pursuant to Section 6.2(a) or 6.2(b); provided that, prior to the first date financial statements have been delivered pursuant to Section 6.2(a) or 6.2(b), the Test Period in effect shall be the period of four consecutive Fiscal Quarters of Holdings ended September 30, 2021.

“Third Amendment” means that certain Third Amendment to Term Loan Credit Agreement, dated as of the Third Amendment Effective Date, by and among Holdings, the Borrowers, the Guarantors, the Lenders party thereto and the Agent.

“Third Amendment Effective Date” means December 30, 2022.

“Third Amendment Fee Letters” means (i) that certain Third Amendment Fee Letter, dated as of the Third Amendment Effective Date, by and between the Borrower and the Agent and (ii) any fee letter, dated as of the applicable Delayed Draw Funding Date B, by and between the Borrower and the Agent, with respect to the Delayed Draw Term B Loan Commitments and the Delayed Draw Term B Loans (if any).

“Titled Goods” means vehicles and similar items that are (a) subject to certificate-of-title statutes or regulations under which a security interest in such items are perfected by an indication on the certificates of title of such items (in lieu of filing of financing statements under the UCC) or (b) evidenced by certificates of ownership or other registration certificates issued or required to be issued under the laws of any jurisdiction.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of

(a) Consolidated Total Debt as of the last day of the Test Period most recently ended on or prior to the date of determination to (b) Consolidated EBITDA of Holdings and its Restricted Subsidiaries for such Test Period. Notwithstanding anything to the contrary herein, solely for purposes of calculating the Total Net Leverage Ratio, the Debt of any Non-Wholly Owned Sub shall not be included in such calculation unless and until (x) such Non-Wholly Owned Sub becomes a Wholly Owned Restricted Subsidiary of Holdings or (y) such Debt of such Non-Wholly Owned Sub is guaranteed by Holdings or any of its Wholly Owned Restricted Subsidiaries or the creditors with respect to such Debt have recourse to Holdings or any of its Wholly Owned Subsidiaries with respect to such Debt (including, without limitation, by means of pledging any collateral with respect thereof).

“Transactions” means, collectively, (a) the entering into of the Loan Documents and funding of the Term Loans on the Closing Date and the consummation of the other transactions contemplated by this Agreement and the other Loan Documents (including without limitation, upon the consummation thereof, the IPO Transactions and FTS Acquisition Transactions), (b) the entering into of the ABL Credit Agreement governing the ABL Facility and (c) the payment of fees and expenses in connection with the foregoing.

“Transactions with Affiliates Letter Agreement” has the meaning set forth in Section

8.14(p).

“Type” means any type of a Term Loan determined with respect to the interest option applicable thereto, which shall be a SOFR Rate Loan or a Base Rate Loan.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 5.1(d)(ii)(C).

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Cash” shall mean, at any time, the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and the other Obligors that is both (a) is free and clear of all Liens other than (i) any nonconsensual Lien that is permitted under the Loan Documents, (ii) Liens of the Collateral Agent and (iii) the Liens permitted under clauses (k), (r), (y)(i) and (y)(ii) of the definition of Permitted Liens herein and (b) held in a Deposit Account in the United States that is not subject to the Control (as defined in the UCC) of any secured creditor (to secure borrowed money) other than the Collateral Agent (to the extent Collateral Agent is permitted to have Control over such Deposit Account pursuant to the provisions of this Agreement and the Security Documents) unless, in the case of the secured creditors who have Control of certain Deposit Accounts of Holdings and its Restricted Subsidiaries pursuant to clause (r) of the definition of Permitted Liens, the Collateral Agent also has Control (as defined in the UCC) of such Deposit Account. For the avoidance of doubt, this definition of “Unrestricted Cash” shall not include any cash or Cash Equivalents used to cash collateralize undrawn face amounts of outstanding Letters of Credit (as defined in the ABL Credit Agreement) and any Unpaid Drawings (as defined in the ABL Credit Agreement) in respect of Letters of Credit (as defined in the ABL Credit Agreement).

“Unrestricted Subsidiary” means (i) each Subsidiary of the Borrower listed on Schedule 1.4, (ii) any Subsidiary of the Borrower designated by the Board of Directors of Holdings or the Borrower as an Unrestricted Subsidiary pursuant to Section 8.26 subsequent to the Closing Date and (iii) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Well Direct Loans” has the meaning ascribed to such term in the Second

Amendment.

“U.S. Well Entities” means U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.), a Delaware limited liability company, USWS Holdings LLC, a Delaware limited liability company, U.S. Well Services, LLC, a Delaware limited liability company, USWS Fleet 10, LLC, a Delaware limited liability company, and USWS Fleet 11, LLC, a Delaware limited liability company.

“U.S. Well Merger” means the merger of U.S. Well Services, Inc. and Thunderclap Merger Sub I, Inc. with U.S. Well Services, Inc., as the surviving corporation pursuant to that certain Agreement and Plan of Merger, dated as of June 21, 2022, by and among U.S. Well Services, Inc., ProFrac Holding Corp. and Thunderclap Merger Sub I, Inc.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“VCOC Lender Rights Letter” means, with respect to any Lender, a VCOC Lender Rights Letter, in form and substance reasonably satisfactory to the Borrower and such Lender, by and between the Borrower and such Lender (or an Affiliate of such Lender).

“Voting Stock” means, with respect to any Person, shares of such Person’s Stock having the right to vote for the election of members of the Board of Directors of such Person under ordinary circumstances.

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then- outstanding principal amount of such Debt.

“Well Services Debt” mean that certain Debt owed by U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.) and/or its Subsidiaries to Equify Financial LLC in an aggregate principal amount not to exceed $30,000,000, and any Refinancing Debt incurred to Refinance such Debt.

“West Munger Acquisition” means the acquisition by Holdings, as buyer, of certain real property interests, including the sand reserves beneath such real estate, from certain Persons (collectively, as sellers), for an aggregate purchase price of $30,000,000.

“Wholly-Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Stock of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withholding Agent” means any Obligor, the Agent, the Collateral Agent and, in the case of any U.S. federal withholding tax, any other withholding agent.

“Write-down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2
Accounting Terms.

(a)
All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Historical Financial Statements, except as otherwise specifically prescribed herein; provided, however, that if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b)
Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction or Specified Restructuring occurs, the Total Net Leverage Ratio shall be calculated with respect to such period and such Specified Transaction or Specified Restructuring on a Pro Forma Basis.

(c)
Where reference is made to “Holdings and its Restricted Subsidiaries, on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of Holdings other than Restricted Subsidiaries.

(d)
Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under the Financial Accounting Standards Board’s Accounting Standards Codification No. 825—Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Debt of Holdings, the Borrower or any Subsidiary at “fair value” as defined therein and (ii) all leases and obligations under any leases of any Person that are or would be characterized as operating leases and/or operating lease obligations in accordance with GAAP as of December 31, 2017 (whether or not such operating leases and/or operating lease obligations were in effect on such date) shall continue to be accounted for as operating leases and/or operating lease obligations (and not as Capital Leases and/or Capital Lease Obligations) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such obligations to be characterized as Capital Leases and/or Capital Lease Obligations.

(e)
For the avoidance of doubt, notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the Disposition thereof has been entered into as discontinued operations, the Net Income of such Person or business shall not be excluded from the calculation of Consolidated Net Income until such Disposition shall have been consummated.

(f)
Notwithstanding any other provisions set forth herein and for the avoidance of doubt, for purposes of the measurement of the Total Net Leverage Ratio and Excess Cash Flow, unrealized gains shall be excluded from Consolidated Net Income and Consolidated EBITDA, but only to the extent that such unrealized gains have not already been deducted from Consolidated Net Income or Consolidated EBITDA.

1.3
Interpretive Provisions.

(a)
The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)
The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)
The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(i)
The term “including” is not limiting and means “including without limitation.”

(ii)
In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(iii)
The word “or” is not exclusive.

(iv)
Any reference to any Person shall be constructed to include such Person’s successors or assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

(v)
Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(vi)
The word “will” shall be construed to have the same meaning as the word “shall.”

(vii)
The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(viii)
The word “permitted” will be construed to have the same meaning as the phrase “not prohibited”.

(d)
Unless otherwise expressly provided herein, (a) references to Organization Documents, Charter Documents, agreements (including the Loan Documents) and other contractual obligations shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by this Agreement; and (b) references to any applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such applicable Law.

(e)
The captions and headings of this Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f)
This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

1.4
Classification of Term Loans and Borrowings. For purposes of this Agreement, Term Loans may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “SOFR Rate Loan”) or by Class and Type (e.g., a “Term SOFR Rate Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing”) or by Type (e.g., a “SOFR Borrowing”) or by Class and Type (e.g., a “Term SOFR Borrowing”). For avoidance of any doubt, all Term Loans shall be deemed of the same Type of and the same Class of Term Loans for all purposes of this Agreement and the other Loan Documents.

1.5
Limited Condition Acquisition. For purposes of (i) determining compliance with any ratio or test (including, without limitation, the Total Net Leverage Ratio and the amount available under the Available Amount), (ii) determining compliance with representations, warranties, defaults or events of default or (iii) testing availability under the baskets (including, without limitation, baskets measured as a percentage of total assets), in each case, in connection with a Limited Condition Acquisition permitted under this Agreement, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, a “LCA Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and, compliance with such ratio, test or basket shall be determined after giving Pro Forma Effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Debt and the use of proceeds thereof) as if they occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date. If the Borrower has made a LCA Election, then in connection with any subsequent calculation of any ratio, test or basket on or following the relevant LCA Test Date and prior to the earlier of (i) the date on which such Limited Condition Acquisition is consummated or (ii) the date that the definitive agreement for such Limited Condition Acquisition expires or is terminated without the consummation of such Limited Condition Acquisition, any such ratio, test or basket shall be required to be calculated on a Pro Forma Basis both (1) assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Debt and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Acquisition has actually closed or the definitive agreement with respect thereto has expired or been terminated and (2) assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Debt and the use of proceeds thereof) have not been consummated.

1.6
Rounding. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.7
Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City (daylight or standard, as applicable).

1.8
Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.

1.9
Currency Equivalents Generally.

(a)
For purposes of any determination under any provision of this Agreement requiring the use of a current exchange rate, all amounts incurred or proposed to be incurred in currencies other than Dollars shall be translated into Dollars at currency exchange rates then in effect on the date of such determination; provided, however, that (x) for purposes of determining compliance with respect to the amount of any Debt, Investment, Disposition, Distribution or payment of Junior Debt in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Debt or Investment is incurred or Disposition, Distribution of payment of Junior Debt is made, (y) for purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Debt, if such Debt is incurred to Refinance other Debt denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinanced Debt does not exceed the principal amount of such Debt being Refinanced, except by an amount equal to the accrued interest and premium thereon plus other amounts paid and fees and expenses incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder and (z) for the avoidance of doubt, the foregoing provisions of this Section 1.9 shall otherwise apply to such Sections, including with respect to determining whether any Debt or Investment may be incurred or Disposition, Distribution or payment of Junior Debt may be made at any time under such Sections. For purposes of the Financial Covenant and testing the Total Net Leverage Ratio, amounts in currencies other than Dollars shall be translated into Dollars at the applicable exchange rates used in preparing the most recently delivered Section 6.2 Financials.

(b)
Each provision of this Agreement shall be subject to such reasonable changes of construction as the Agent may from time to time specify with the Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

(c)
If at any time the Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 5.5 have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 5.5 have not arisen but the supervisor for the administrator of the SOFR Rate or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which the SOFR Rate shall no longer be used for determining interest rates for loans (or, after which, the SOFR Rate is no longer required to be published), then the Agent and the Borrower shall endeavor to establish an alternate rate of interest to the SOFR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 12.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment; provided that, if such alternate rate of interest shall be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement.

1.10
Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

TERM LOANS

2.1
Term Loan Commitments. Closing Date Term Loans. Subject solely to the terms and conditions set forth herein, each Closing Date Lender severally, but not jointly or jointly and severally, agrees to advance the Closing Date Term Loans to the Borrower in Dollars on the Closing Date (or agrees to roll or convert other prior existing obligations of ProFrac Services, LLC, as the borrower, under the Existing Term Loan Facility pursuant to the Cashless Roll Letter and, accordingly, shall be deemed to advance Closing Date Term Loans to the Borrower in Dollars on the Closing Date in accordance with the Cashless Roll Letter) in a principal amount equal to its Term Loan Commitment in effect immediately prior to the making of such Closing Date Term Loans. The Borrowing of Closing Date Term Loans on the Closing Date shall be made from the Closing Date Lenders ratably in proportion to their respective Term Loan Commitments in effect on the Closing Date. The Term Loan Commitments are not revolving in nature, and amounts repaid or prepaid prior to the Termination Date may not be reborrowed. The Term Loan Commitments corresponding to the Closing Date Term Loans made on the Closing Date shall terminate automatically immediately after the making of such Term Loans on the Closing Date (and for the avoidance of doubt, any Term Loan Commitments (which do not constitute Additional Term Loan Commitments and Delayed Draw Term Loan Commitments) not funded on the Closing Date will be terminated). The Closing Date Lenders shall be Lenders for all purposes hereunder.

2.2
Term Loans. The Term Loans (i) may at the option of the Borrower be incurred and maintained as, and/or converted into, Base Rate Loans or SOFR Rate Loans; provided, that all Closing Date Term Loans made by each of the Closing Date Lenders on the Closing Date shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, (ii) may be repaid or prepaid (without premium or penalty, other than as set forth in Sections 4.2 and 5.4), but once repaid or prepaid, may not be re-borrowed, (iii) shall not exceed for any Lender the Term Loan Commitment of such Lender, and (iv) shall not exceed in the aggregate the sum of the Term Loan Commitments of all Lenders. On the Termination Date, all then outstanding Term Loans shall be repaid in full in Dollars. Each Term Loan made pursuant to this Agreement shall be made in Dollars.

2.3
Loan Administration.

(a)
Procedure for Borrowing.

(i)
The Borrowing on the Closing Date shall be made upon the Borrower’s written notice delivered to the Agent in the form of a notice of borrowing substantially in the form of Exhibit A hereto (together with any notice of borrowing delivered pursuant to Section 4(k) of the First Amendment and Section 2.5(a) of this Agreement, a “Notice of Borrowing”) delivered to the Agent. Such Notice of Borrowing must be received by the Agent no later than 1:00 p.m. (New York City Time) one (1) Business Day prior to the Closing Date, specifying: (A) the amount of such Borrowing; (B) whether such Borrowing is to be a SOFR Borrowing or a Base Rate Borrowing (and if not specified, it shall be deemed a request for a Base Rate Borrowing); and (C) in the case of a request for SOFR Rate Loans, the duration of the initial Interest Period to be applicable thereto (and if not specified, it shall be deemed a request for an Interest Period of one month).

(b)
Reliance upon Authority. On or prior to the Closing Date, the Borrower shall deliver to the Agent a notice setting forth the account of the Borrower (such account, together with any replacement account, the “Designated Account”) to which the Agent is authorized to transfer the proceeds of the Term Loans requested hereunder unless otherwise directed in writing by the Borrower. The Agent is entitled to rely conclusively on any Person’s request for Term Loans on behalf of the Borrower, so long as the proceeds thereof are to be transferred to the Designated Account or to another account designated by the Borrower in writing. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrower to make such requests on its behalf.

(c)
No Liability. The Agent shall not incur any liability to the Borrower as a result of acting upon any notice referred to in Section 2.3(a) or (b), which the Agent believes in good faith to have been given by an officer or other person duly authorized by the Borrower to request Term Loans on its behalf. The wiring of Term Loans to the Designated Account conclusively establishes the obligation of the Borrower to repay such Term Loans as provided herein.

(d)
Notice Irrevocable. Any Notice of Borrowing made and/or delivered pursuant to

(i) Section 2.3(a) of this Agreement, (ii) Section 4(k) of the First Amendment or (iii) Section 2.5(a) of this Agreement shall be irrevocable; provided that such Notice of Borrowing may be rescinded or revised, to change the requested date for the making of the Term Loans contemplated thereby, by the Borrower giving written notice to the Agent prior to 12:00 noon (New York City Time) (or, such later time as the Required Lenders may approve in their sole discretion) on the date of the proposed Borrowing. The Borrower shall be bound to borrow the funds requested therein in accordance therewith.

2.4
Additional Term Loans.

(a)
Each Lender with an Additional Term A Loan Commitment severally agrees to make a term loan (the “Additional Term A Loans”) to the Borrower on the First Amendment Effective Date in an aggregate principal amount equal to the amount of such Lender's Additional Term A Loan Commitment. Each Lender with an Additional Term B Loan Commitment severally agrees to make a term loan (the “Additional Term B Loans”) to the Borrower on the Fourth Amendment Effective Date in an aggregate principal amount equal to the amount of such Lender's Additional Term B Loan Commitment. The Additional Term A Loans, together with the Additional Term B Loans, shall be referred to herein as the “Additional Term Loans”.

(b)
The aggregate principal amount of the Additional Term A Loans made on the First Amendment Effective Date shall not exceed the aggregate principal amount of the Additional Term A Loan Commitments. Each Lender's Additional Term A Loan Commitment shall be permanently terminated immediately and without further action upon the funding of its Additional Term A Loans on the First Amendment Effective Date. The Additional Term A Loan Commitment shall be permanently terminated immediately and without further action upon the funding of all of the Additional Term A Loans on the First Amendment Effective Date.

(c)
The aggregate principal amount of the Additional Term B Loans made on the Fourth Amendment Effective Date shall not exceed the aggregate principal amount of the Additional Term B Loan Commitments. Each Lender's Additional Term B Loan Commitment shall be permanently terminated immediately and without further action upon the funding of its Additional Term B Loans on the Fourth Amendment Effective Date. The Additional Term B Loan Commitment shall be permanently terminated immediately and without further action upon the funding of all of the Additional Term B Loans on the Fourth Amendment Effective Date.

(d)
The proceeds of the Additional Term A Loans shall be used (i) to consummate one or both of the First Amendment Acquisitions, (ii) to prepay the ABL Facility Indebtedness and (iii) for general corporate and other working capital purposes. The proceeds of the Additional Term B Loans shall be used (i) to consummate Permitted Acquisitions (or any other acquisition constituting a Permitted Investment), (ii) to prepay the ABL Facility Indebtedness and/or (iii) for working capital and other general corporate purposes.

(e)
All other terms of the Additional Term Loans are as set forth in the First Amendment, the Fourth Amendment and this Agreement.

2.5
Delayed Draw Term Loans.

(a)
During the Delayed Draw Term A Loan Availability Period, the Borrower may request, in accordance with this Section 2.5(a), up to four (4) draws of delayed draw term loans (the “Delayed Draw Term A Loans”) in an aggregate principal amount not to exceed the Delayed Draw Term A Loan Amount. During the Delayed Draw Term B Loan Availability Period, the Borrower may request, in accordance with this Section 2.5(a), draws of delayed draw term loans (the “Delayed Draw Term B Loans”, and together with the Delayed Draw Term A Loans, the “Delayed Draw Term Loans”) in an aggregate principal amount not to exceed the Delayed Draw Term B Loan Amount. Each such draw of Delayed Draw Term Loans shall be in a minimum amount of $20,000,000, or an amount equal to the remaining Delayed Draw Term Loan Commitments. Each request by the Borrower for Delayed Draw Term Loans shall be in writing to the Agent and shall set forth the amount of the Delayed Draw Term Loans being requested. Upon receipt of the Borrower’s request for Delayed Draw Term Loans, the Agent shall offer each existing Lender the opportunity to provide (but, for the avoidance of doubt, no existing Lender shall have any obligation to provide) a portion of the Delayed Draw Term Loan Commitments so requested by the Borrower (with each existing Lender having the opportunity to provide a portion of the Delayed Draw Term Loan Commitments in an amount determined by it in its sole discretion); provided, that to the extent that the aggregate Delayed Draw Term Loan Commitments offered to be provided by the existing Lenders exceed the Borrower’s initial request, the Agent shall allocate such Delayed Draw Term Loan Commitments on a pro rata basis based on each such offering existing Lender’s Pro Rata

Share of the Term Loans then outstanding; provided, further, that (A) each existing Lender shall be deemed to decline to exercise its right to provide its Pro Rata Share of the Delayed Draw Term Loan Commitments if such Lender does not agree to provide such Delayed Draw Term Loan Commitments within three (3) Business Days after the Agent so offers the same to such existing Lender and (ii) the Agent may thereafter offer to additional potential Lenders (in addition to the existing Lenders) the ability to provide Delayed Draw Term Loan Commitments so declined by the existing Lenders without any further obligation to the existing Lenders. The Agent shall promptly thereafter notify the Borrower in writing of the aggregate Delayed Draw Term Loan Commitments arranged by the Agent. To the extent that the aggregate Delayed Draw Term Loan Commitments arranged by the Agent is less than the amount requested by the Borrower, (A) the Borrower may either submit a Notice of Borrowing for such lesser amount or withdraw its request for such Delayed Draw Term Loans and (B) the Agent may accept all proposed Delayed Draw Term Loan Commitments of the Lenders (in which case, for avoidance of any doubt, such Delayed Draw Term Loan Commitments of the Lenders shall not be required to be allocated on a pro rata basis based on such existing Lender’s Pro Rata Share of the Term Loans then outstanding) to fulfill the request of the Borrower. To the extent the Borrower so submits a Notice of Borrowing to the Agent in respect of such Delayed Draw Term Loans, such Borrowing shall be made on the date stated in such Notice of Borrowing (which shall be no less than five (5) Business Days after the date thereof (or such shorter period as the Agent and the Lenders providing such Delayed Draw Term Loans may agree) (each such borrowing date, a “Delayed Draw Funding Date”).

(b)
The aggregate principal amount of the Delayed Draw Term Loans made on each Delayed Draw Funding Date shall not exceed the aggregate principal amount of the corresponding Delayed Draw Term Loan Commitments (in effect immediately prior to the making of such Delayed Draw Term Loans on such Delayed Draw Funding Date). The portion of each Lender's Delayed Draw Term Loan Commitment corresponding to the Delayed Draw Term Loan funded by such Delayed Draw Term Loan Lender shall be permanently terminated immediately and without further action upon the funding of such Delayed Draw Term Loan on the applicable Delayed Draw Funding Date. The Delayed Draw Term Loan Commitment shall be permanently terminated immediately and without further action upon the funding of all of the Delayed Draw Term Loans on the Delayed Draw Funding Date(s).

(c)
The proceeds of the Delayed Draw Term A Loans shall be used (i) to consummate one or both of the First Amendment Acquisitions, (ii) to prepay the ABL Facility Indebtedness and (iii) for general corporate and other working capital purposes. The proceeds of the Delayed Draw Term B Loans shall be used (i) to consummate Permitted Acquisitions (or any other acquisition constituting a Permitted Investment), (ii) to prepay the ABL Facility Indebtedness and/or (iii) for general corporate and other working capital purposes.

(d)
The Borrower and each Delayed Draw Term Loan Lender shall execute and deliver to the Agent such documentation as the Agent shall reasonably specify to evidence the Delayed Draw Term Loan Commitment of such Delayed Draw Term Loan Lender (including the delivery by the Borrower of customary opinions of counsel as requested by the Agent) and, if applicable, the joinder of such Delayed Draw Term Loan Lender to this Agreement and the other Loan Documents.

(e)
All other terms of the Delayed Draw Term Loans are as set forth in the First Amendment, the Third Amendment and this Agreement.

2.6
[Reserved].

2.7
Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then for so long as such Lender is a Defaulting Lender:

(a)
the Term Loan Commitments and Term Loans of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 12.1); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately when compared to the other affected Lenders, or increases or extends the Term Loan Commitment of such Defaulting Lender, shall require the consent of such Defaulting Lender;

(b)
any payment of principal, interest, fees or other amounts received by the Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 10.2 or Section 10.3 or otherwise), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Term Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Obligor as a result of any judgment of a court of competent jurisdiction obtained by any Obligor against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if such payment is a payment of the principal amount of any Term Loans, such payment shall be applied solely to pay the relevant Term Loans of the relevant non- Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this clause (b); and

(c)
in the event that the Agent and the Borrower each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the obligations and participations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Term Loan Commitment and on such date such Lender shall purchase at par such of the Term Loans of the other Lenders as the Agent shall determine may be necessary in order for such Lender to hold such Term Loans in accordance with its Pro Rata Share; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties and subject to Section 14.21, no change hereunder from Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

2.8
Tax Treatment. The parties hereto agree (i) that the Term Loans will be treated as debt for U.S. federal income tax purposes, (ii) that the Term Loans are not governed by the rules set out in Section 1.1275-4 of the United States Treasury Regulations, and (iii) to adhere to this Agreement for U.S. federal income tax purposes and not to file any tax return, report or declaration inconsistent with the foregoing, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code. The inclusion of this Section 2.8 is not an admission by any Lender that it is subject to U.S. taxation.

ARTICLE III

INTEREST AND FEES

3.1
Interest.

(a)
Interest Rates. All outstanding Term Loans to the Borrower shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or Adjusted Term SOFR plus the Applicable Margin, but not to exceed the Maximum Rate. If at any time Term Loans are outstanding with respect to which the Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Term Loans shall be treated as Base Rate Loans until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the Term Loans shall bear interest as follows:

(i)
For all Base Rate Loans, at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

(ii)
For all SOFR Rate Loans, at a fluctuating per annum rate equal to Adjusted Term SOFR plus the Applicable Margin.

Each change in the Base Rate (or any component thereof) shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All computations of interest for Base Rate Loans when the Base Rate is determined by the “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). On the last Business Day of each calendar quarter hereafter and on the Termination Date, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, interest accrued from the last Business Day of the preceding calendar quarter to the last Business Day of such calendar quarter (or accrued to the Termination Date in the case of a payment on the Termination Date) on all Base Rate Loans in arrears. The Borrower shall pay to the Agent, for the ratable benefit of the Lenders, interest on all SOFR Rate Loans in arrears on each SOFR Interest Payment Date.

(b)
Default Rate. To the extent permitted by law and notwithstanding anything to the contrary in this Section, upon the occurrence and during the continuance of an Event of Default, at the election of the Required Lenders by written notice to the Borrower (provided that such written notice shall not be required upon the occurrence and during the continuance of an Event of Default pursuant to Section 10.1(e), (f) or (g)), the principal of, and all accrued and unpaid interest on, all Term Loans, fees, indemnities or any other Obligations of the Borrower under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred (and, for the avoidance of doubt, regardless of when any written notice thereof (to the extent required) is provided to the Borrower) until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Default Rate.

(c)
Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

(d)
Subject to Section 5.5, if, on or prior to the first day of any Interest Period for any SOFR Rate Loan:

(i)
the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(ii)
the Required Lenders determine that for any reason in connection with any request for a SOFR Rate Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Rate Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Term Loan, and the Required Lenders have provided notice of such determination to the Agent, then the Agent shall give written notice to the Borrower and to the Lenders as soon as practicable thereafter. Upon notice thereof by the Agent to the Borrower, any obligation of the Lenders to make SOFR Rate Loans, and any right of the Borrower to continue SOFR Rate Loans or to convert Base Rate Loans to SOFR Rate Loans, shall be suspended (to the extent of the affected SOFR Rate Loans or affected Interest Periods) until the Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Rate Loans (to the extent of the affected SOFR Rate Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Rate Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 5.4. Subject to Section 5.5, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Agent without reference to clause (c) of the definition of “Base Rate” until the Agent revokes such determination.

3.2
Continuation and Conversion Elections.

(a)
The Borrower may (provided that the Borrowing of SOFR Rate Loans is then permitted under Section 2.3(a)):

(i)
elect with written notice, one Business Day prior, by 1:00 p.m. (New York City time), to convert any Base Rate Loans (or any part thereof) into SOFR Rate Loans; and

(ii)
elect with written notice, as of the last day of the applicable Interest Period, to continue any SOFR Rate Loans (or any part thereof) having Interest Periods expiring on such day;

provided that if the Notice of Continuation/Conversion shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

(b)
The Borrower shall deliver a notice of continuation/conversion substantially in the form of Exhibit B (a “Notice of Continuation/Conversion”) to the Agent not later than 1:00 p.m. (New York City time) at least three (3) Business Days in advance of the Continuation/Conversion Date if the Term Loans are to be converted into or continued as SOFR Rate Loans and specifying:

(i)
the proposed Continuation/Conversion Date;

(ii)
the aggregate principal amount of Term Loans to be converted or continued;

(iii)
the Type of Term Loans resulting from the proposed conversion or continuation; and

(iv)
the duration of the requested Interest Period, provided, however, the Borrower may not select an Interest Period that ends after the Stated Termination Date.

(c)
If, upon the expiration of any Interest Period applicable to any SOFR Rate Loans, the Borrower fails to select timely a new Interest Period to be applicable to such SOFR Rate Loans, the Borrower shall be deemed to have elected to convert such SOFR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period. If any Event of Default exists, at the election of the Agent or the Required Lenders, all SOFR Rate Loans shall be converted into Base Rate Loans as of the expiration date of each applicable Interest Period.

(d)
The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Term Loans with respect to which the notice was given held by each Lender.

(e)
There may not be more than ten different SOFR Rate Loans in effect hereunder at any time.

3.3
Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable under applicable law with respect to loans of the Type provided for hereunder (the “Maximum Rate”). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the applicable Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrower such excess.

3.4
Closing Fees and Other Fees. The Borrower agrees to pay the Agent, the Collateral Agent and each of the Arrangers, as applicable, all fees due and payable on any date required for payment of a fee under the Loan Documents (including, without limitation, as provided under the Fee Letter and Sections 4.2, 4.3 and 5.4).

ARTICLE IV

PAYMENTS AND PREPAYMENTS

4.1
Payments and Prepayments.

(a)
The Borrower hereby unconditionally promises to repay the outstanding principal amount of the Term Loans to the Agent for the account of each Lender (i) commencing at the end of the first full calendar quarter ending after the calendar quarter that includes the Closing Date, and payable on the last Business Day of each March, June, September and December thereafter (prior to the Stated Termination Date) in an amount equal to 1.25% per calendar quarter (ending on the last Business Day of the calendar quarter ending immediately prior to the Stated Termination Date) of the aggregate principal amount of the Term Loans outstanding immediately before giving effect to such payment, as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 4.1(c), and (ii) on the Stated Termination Date, in an amount equal to the remainder of the principal amount of the Term Loans outstanding on such date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b)
[reserved].

(c)
The Borrower may, upon written notice to the Agent, at any time or from time to time voluntarily prepay the Term Loans in whole or in part without premium or penalty (other than as set forth in Sections 4.2 and 5.4); provided that (i) such notice must be received by the Agent not later than 1:00 p.m. (New York City time) (A) three (3) Business Days prior to any date of prepayment of SOFR Rate Loans and (B) one (1) Business Day prior to any date of prepayment of Base Rate Loans; provided, further, that, each prepayment shall be in a principal amount of $1,000,000 or a whole multiple of

$1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Term Loans to be prepaid and, if SOFR Rate Loans are to be prepaid, the Interest Period(s) of such Term Loans. The Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Pro Rata Share). All amounts required to be paid pursuant to this Section 4.1 shall be accompanied by any accrued interest and other amounts as required by Sections 3.1, 4.2 and 5.4.

(d)
Application of Voluntary Prepayments. Any prepayment of any Class of Term Loan pursuant to this Section 4.1 shall be applied as specified by the Borrower in the applicable notice of prepayment, ratably among the Lenders; provided, in the event the Borrower fails to specify the Class of Term Loans to which any such prepayment shall be applied, such prepayment shall be applied ratably to succeeding scheduled principal installments under the Closing Date Term Loan Facility (prior to the First Amendment Effective Date) and the Term Loan Facility (on and after the First Amendment Effective Date).

4.2
Prepayment Premium.

(a)
In the event that (i) the Borrower makes any prepayment or repayment of the Term Loans (excluding (A) any First Amendment Acquisition Prepayment, (B) any prepayment or repayment made pursuant to Section 4.3(a) or Section 4.3(c)(ii) (in respect of any Cure Amount) and (C) required amortization payments under Section 4.1) or (ii) the Term Loans are accelerated for any reason (including in connection with the commencement of any Insolvency Proceeding), the Borrower shall pay to the Agent, for the ratable account of each of the applicable Lenders, a fee in an amount equal to (1) a prepayment premium of 3.00% (or, in the case of any prepayment made pursuant to Section 4.3(c) in respect of the IPO Prepayment, 2.00%) of the principal amount of Term Loans (x) being prepaid or repaid or (y) outstanding on the date of such acceleration, as the case may be, in the case of such prepayments or repayments, or such acceleration, occurring on or prior to first anniversary of the Closing Date, (2) a prepayment premium of 2.00% of the principal amount of Term Loans (x) being prepaid or repaid or (y) outstanding on the date of such acceleration, as the case may be, in the case of such prepayments or repayments (including, for the avoidance of doubt, any prepayment made pursuant to Section 4.3(c) in respect of the [**]), or such acceleration, occurring after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, and (3) a prepayment premium of 1.00% of the principal amount of Term Loans (x) being prepaid or repaid or (y) outstanding on the date of such acceleration, as the case may be, in the case of such prepayments or repayments, or such acceleration, occurring after the second anniversary of the Closing Date but prior to the Stated Termination Date. No payment or prepayment premium shall be due on account of any payments or prepayments made on the Stated Termination Date.

(b)
Any prepayment premium payable in accordance with this Section 4.2 shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of the applicable prepayment event and the Borrower agrees that it is reasonable under the circumstances currently existing. THE BORROWER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY ACCELERATION.

(c)
The Borrower expressly agrees that: (i) such prepayment premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (ii) such prepayment premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (iii) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay such prepayment premium; (iv) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph; (v) the Borrower’s agreement to such prepayment premium is a material inducement to the Lenders to provide the Term Loan Commitments and make the Term Loans, and (vi) such prepayment premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such prepayment or event.

4.3
Mandatory Prepayments.

(a)
Excess Cash Flow. Commencing on the calendar quarter ending December 31, 2022, not later than ten (10) Business Days after the date on which financial statements are required to be delivered pursuant to Section 6.2(a) or (b), as the case may be (the “Excess Cash Flow Application Date”), for each Excess Cash Flow Period commencing with the Excess Cash Flow Period ended on December 31, 2022, the Borrower shall prepay (or cause to be prepaid), in accordance with Section 4.3(e), Term Loans with a principal amount equal to the Applicable ECF Percentage. If following delivery of the audited financial statements of Holdings for any Fiscal Year pursuant to Section 6.2(a), such audited financial statements show that the Applicable ECF Percentage for such Fiscal Year was greater than the Applicable ECF Percentage calculated for such Fiscal Year based upon the unaudited quarterly financial statements delivered to the Agent and the Lenders pursuant to Section 6.2(b) (the amount of such discrepancy, the “ECF True-up Amount”), then the Borrower shall prepay the outstanding principal amount of the Term Loans in accordance with Section 4.3(e) in an amount equal to the ECF True-up Amount within three (3) Business Days after delivery of such audited financial statements to the Agent and the Lenders pursuant to Section 6.2(a).

(b)
Permitted Dispositions and Casualty Events. No later than ten (10) days after receipt by the Borrower or any of its Restricted Subsidiaries of Net Cash Proceeds from any Permitted Disposition (other than Dispositions permitted under clauses (a), (b), (c), (d), (e), (f), (g), (h) (to the extent constituting a Disposition to an Obligor), (k), (m), (o), (p), (r) or (u) of the definition of “Permitted Disposition”) or Casualty Event (to the extent that (x) the Net Cash Proceeds of such Permitted Disposition or Casualty Event, individually, exceeds $5,000,000 and (y) the Net Cash Proceeds of all Permitted Dispositions and Casualty Events in any Fiscal Year exceeds $10,000,000 in any Fiscal Year), the Borrower shall pay or cause to be paid the Term Loans in an aggregate amount equal to such Net Cash Proceeds in excess of the applicable amount set forth in the immediately preceding clauses (x) and (y) in accordance with Section 4.3(e); provided, that the Borrower and its Restricted Subsidiaries shall have the option to (i) invest such Net Cash Proceeds within 360 days of receipt thereof in assets used or useful in the business of the Borrower and its Restricted Subsidiaries or (ii) enter into a legally binding commitment to invest such Net Cash Proceeds within 360 days of receipt thereof in assets used or useful in the business of the Borrower and its Restricted Subsidiaries, provided that such Net Cash Proceeds are so reinvested within the later to occur of (A) 360 days of receipt of such Net Cash Proceeds or (B) 180 days following the expiration of such initial 360 day period; provided, further, that in the event that such Net Cash Proceeds are not reinvested by the Borrower or its Restricted Subsidiaries prior to the last day of such 360 day period or 540 day period, as the case may be, the Borrower shall prepay the Term Loans in an amount equal Net Cash Proceeds in excess of the applicable amount set forth in the immediately preceding clauses (x) and (y) and in accordance with Section 4.3(e).

(c)
Debt Issuances; Cure Amount; IPO and [**]. In the event that (i) the Borrower or any of its Restricted Subsidiaries receives Net Cash Proceeds from the issuance or incurrence of Debt by the Borrower or any of its Restricted Subsidiaries (other than Permitted Debt) or (ii) the Borrower receives any Cure Amount in connection with the exercise of its Cure Right, the Borrower shall, substantially simultaneously with (and in any event not later than the next succeeding Business Day) the receipt of such Net Cash Proceeds by the Borrower or its Restricted Subsidiary or Cure Amount by the Borrower, apply an amount equal to 100% of such Net Cash Proceeds or such Cure Amount to pay the outstanding principal amount of the Term Loans in accordance with Section 4.3(e). In addition, upon the consummation of the IPO Transactions and the receipt of the Net Cash Proceeds by any Parent Entity, Holdings or the Borrower in connection therewith, the Borrower shall, within five (5) Business Days after any such Person’s receipt of such Net Cash Proceeds, apply an amount equal to the IPO Prepayment Amount to pay the outstanding principal amount of the Term Loans in accordance with Section 4.3(e) (the “IPO Prepayment”). [**]. For the avoidance of doubt, all Net Cash Proceeds that are not required to be applied to the Term Loans under this Section 4.3(c) and Section 4.3(e) (including fifty percent (50%) of all Declined Proceeds ( [**] after the second offer of prepayment is made pursuant to Section 4.3(e) hereof) shall be retained by the Borrower for any use not prohibited hereunder including, without limitation, the prepayment of the Back-Stop Note in accordance with Section 8.13(i)(B), the prepayment of the Equify Bridge Note in accordance with Section 8.13(i)(C) and the making of the PubCo Distribution in accordance with Section 8.10(n). Further, in the event that (A) Additional Term A Loans and Delayed Draw Term A Loans (if any) are funded by Additional Term A Loan Lenders and Delayed Draw Term A Loan Lenders (if any), as applicable, to the Borrower and (B) the First Amendment Purchase Documents with respect to the acquisition of U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.) and its Subsidiaries are terminated for any reason or U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.) and its Subsidiaries are not otherwise acquired by the Borrower pursuant to the applicable First Amendment Purchase Documents on or before March 31, 2023, the Borrower shall, within five (5) Business Days of such applicable date, repay the outstanding principal amount of the Term Loans in an aggregate amount equal to the aggregate amount of the Additional Term A Loans and Delayed Draw Term A Loans funded to the Borrower in excess of $175,000,000 (if any) (the “First Amendment Acquisition Prepayment”). For avoidance of doubt, the acquisition of U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.)

and its Subsidiaries by the Borrower and/or its Affiliates was consummated on November 1, 2022, eliminating any obligation of the Borrower to pay the First Amendment Acquisition Prepayment.

(d)
Payment Certificate. At least three Business Days prior to any payment of the Term Loans pursuant to Section 4.3 by 2:00 p.m., the Borrower shall deliver to the Agent written notice along with a certificate of a Responsible Officer demonstrating the calculation of the amount of the applicable Net Cash Proceeds or Excess Cash Flow, as the case may be. In the event that the Borrower subsequently determines that the actual amount received exceeded the amount set forth in such certificate, the Borrower shall promptly make an additional payment of the Term Loans in an amount equal to such excess, and the Borrower shall concurrently therewith deliver to the Agent a certificate of a Responsible Officer demonstrating the derivation of such excess.

(e)
Application of Mandatory Prepayments. Except as set forth in Section 10.3, all amounts required to be paid pursuant to this Section 4.3 (other than the IPO Prepayment Amount, the First Amendment Acquisition Prepayment and the [**]) shall be applied by the Agent to the succeeding scheduled principal installments due under the Closing Date Term Loan Facility (prior to the First Amendment Effective Date) and the Term Loan Facility (on and after the First Amendment Effective Date) in direct order of maturity. All of the IPO Prepayment Amount payable in respect of the Closing Date Term Loan Facility shall be applied by the Agent to the succeeding scheduled principal installments due under the Closing Date Term Loan Facility in the inverse order of maturity (including, for the avoidance of doubt, the installment due on the Stated Termination Date). All of the First Amendment Acquisition Prepayment and [**] payable in respect of the Term Loan Facility shall be applied by the Agent to the succeeding scheduled principal installments due under the Term Loan Facility in the inverse order of maturity (including, for the avoidance of doubt, the installment due on the Stated Termination Date). All amounts required to be paid pursuant to this Section 4.3 shall be accompanied by any accrued interest and other amounts as required by Sections 3.1, 4.2 and 5.4. Any Lender may elect, by written notice to the Agent at or prior to 3:00 p.m. one Business Day prior to any prepayment of Term Loans required to be made by the Borrower pursuant to Section 4.3(b) or (c), to decline all (or any portion) of its Pro Rata Share of such prepayment (such declined amounts, the “Declined Proceeds”), in which case such Declined Proceeds (other than Declined Proceeds in respect of the First Amendment Acquisition Prepayment) shall be offered to other Lenders in the manner specified by the Agent, with any further Declined Proceeds ( [**] to then be retained and used by the Borrower as follows: (A) 50% of such Declined Proceeds to be used by the Borrower for any purpose permitted hereunder and (B) 50% of such Declined Proceeds to be applied to the Loans (as defined in the ABL Credit Agreement) under the ABL Credit Agreement. [**]. If any Lender fails to deliver a notice to the Agent of its election to decline receipt of its Pro Rata Share of any mandatory prepayment (other than the [**] within the time frame specified by the Agent, such failure will be deemed to constitute an acceptance [**] of such Lender’s Pro Rata Share of the total amount of such mandatory prepayment of Term Loans.

4.4
SOFR Rate Loan Prepayments. In connection with any prepayment, if any SOFR Rate Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrower shall comply with Section 5.4.

4.5
Payments by the Borrower.

(a)
All payments to be made by the Borrower under this Agreement or the other Loan Documents shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders entitled thereto, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 2:00 p.m. (New York City time) on the date specified herein. Any payment received by the Agent after such time may, in the Agent’s discretion, be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

(b)
Subject to the provisions set forth in the definition of “Interest Period,” whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

4.6
Apportionment, Application and Reversal of Payments. Except as otherwise expressly provided herein, principal and interest payments shall be apportioned ratably among the Lenders to which such payment is owed (according to the unpaid principal balance of the Term Loans to which such payments owed are held by each such Lender) and payments of the fees shall, as applicable, be apportioned ratably (or other applicable share as provided herein) among the Lenders to which such payment is owed, except for fees payable solely to the Agent or any Arranger. Whenever any payment received by the Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Agent and applied by the Agent and the Lenders in the order of priority set forth in Section 10.3. If the Agent receives funds for application to the Obligations of the Obligors under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the outstanding Term Loans at such time, in repayment or prepayment of such of the outstanding Term Loans or other Obligations then owing to such Lender. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any SOFR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such SOFR Rate Loan or

(b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in such event, the Borrower shall pay SOFR breakage losses in accordance with Section 5.4.

4.7
Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations under this Agreement or the other Loan Documents, the Agent, any Lender, or any other Secured Party is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then such Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent, such Lender, or such other Secured Party, and the Borrower shall be liable to pay to the Agent, the Lenders, or such other Secured Party and hereby do indemnify the Agent, the Lenders, or such other Secured Party and hold the Agent, the Lenders, or such other Secured Party harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 4.7 shall be and remain effective notwithstanding any release of Collateral or guarantors, cancellation or return of Loan Documents, or other contrary action which may have been taken by the Agent, any Lender, or such other Secured Party in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent’s, the Lenders’, or such other Secured Party’s rights under this Agreement and the other Loan Documents and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.7 shall survive the repayment of the Obligations and termination of this Agreement.

4.8
Agent’s and Lenders’ Books and Records. The Agent shall record the principal amount of the Term Loans owing to each Lender on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender’s Term Loans in its books and records. Failure by the Agent or any Lender to make such notation shall not affect the obligations of the Borrower with respect to the Term Loans. The Borrower agrees that the Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttable presumptive proof thereof (absent manifest error), irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. Such statement shall be deemed correct, accurate, and binding on the Borrower and an account stated (absent manifest error and except for reversals and reapplications of payments made as provided in Section 4.6 and corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within 30 days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

ARTICLE V

TAXES, YIELD PROTECTION AND ILLEGALITY

5.1
Taxes.

(a)
Payments Free of Taxes. Unless otherwise required by applicable Law, all payments by or on behalf of an Obligor to a Lender or the Agent under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. If any applicable Withholding Agent shall be required by any applicable Law (as determined in the good faith discretion of such Withholding Agent) to deduct or withhold any Tax from any payment to a Recipient under this Agreement or any Loan Document, then (i) such Withholding Agent shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and (ii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Obligor shall be increased as necessary so that after all such required deductions and withholdings are made (including deductions and withholdings applicable to additional sums payable under this Section 5.1) the applicable Lender (or, in the case of a payment made to the Agent for its own account, the Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made. In addition, the Borrower shall pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, all Other Taxes when due.

(b)
Indemnification by Obligors. The Obligors agree jointly and severally to indemnify and hold harmless each Lender and the Agent for the full amount of Indemnified Taxes (including any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.1) paid or payable by any Lender or the Agent or required to be withheld or deducted from a payment to the Lender or the Agent and any reasonable and documented or invoiced out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 10 days after the date such Lender or the Agent makes written demand therefor in accordance with Section 5.6. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(c)
Evidence of Payments. As soon as practicable after the date of any payment by an Obligor of Taxes to a Governmental Authority pursuant to this Section 5.1, the relevant Obligor shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Agent.

(d)
Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and Agent, at the time or times reasonably requested by the Borrower or Agent, such properly completed and executed documentation reasonably requested by the Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (d)(i), (ii) and (iv) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Agent in writing of its legal ineligibility to do so. Without limiting the generality of the foregoing,

(x)
any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), two duly executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(y)
any Lender that is not a U.S. Person shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Agent on or prior to the date on which such non-U.S. Person becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(A)
In the case of a Lender claiming the benefits of an income Tax treaty to which the United States in a party (x) with respect to payments of interest under any Loan Document, two duly executed copies of IRS Form W- 8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and
(z)
with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)
two duly executed copies of IRS Form W-8ECI;

(C)
in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) two duly executed copies of a certificate substantially in the form of Exhibit I-1 to the effect that such non-

U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the

Code, a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two duly executed copies of IRS Form W-8BEN or W-8BEN-E; or

(D)
to the extent a Lender is not the beneficial owner, two duly executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if such Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a

U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(iii)
any Lender that is not a U.S. Person shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the applicable Withholding Agent to determine the withholding or deduction required to be made; and

(iv)
if any payment made to a Lender under any Loan Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Notwithstanding anything to the contrary in this Section 5.1(d), a Lender shall not be required to deliver any documentation pursuant to this Section 5.1(d) that it is not legally eligible to deliver. Each Lender hereby authorizes the Agent to deliver to the Obligors and to any successor Agent any documentation provided by such Lender to the Agent pursuant to this Section 5.1(d).

(e)
Treatment of Certain Refunds. If any party determines, in its reasonable discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.1 (including by the payment of additional amounts pursuant to this Section 5.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.1 with respect to the Taxes giving rise to such refund), net of all reasonable and documented or invoiced out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.1(e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.1(e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.1(e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 5.1(e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f)
The Agent shall provide the Borrower with two duly completed original copies of, if it is a U.S. Person, IRS Form W-9 certifying that it is exempt from U.S. federal backup withholding, and, if it is not a U.S. Person, (1) IRS Form W-8ECI with respect to payments to be received by it as a beneficial owner and (2) IRS Form W-8IMY (together with required accompanying documentation) with respect to payments to be received by it on behalf of the Lenders, certifying that, for such purpose, it is a

U.S. branch that has agreed to be treated as a U.S. person for U.S. federal tax purposes. Notwithstanding any other provision of this clause (f), the Agent shall not be required to deliver any documentation that the Agent is not legally eligible to deliver as a result of a Change in Law after the Agreement Date.

(g)
Each party’s obligations under this Section shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Loan Commitments, the expiration or cancellation of all letters of credit and the repayment, satisfaction or discharge of all obligations under any Loan Document.

5.2
Illegality.

(a)
If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Term Loans whose interest is determined by reference to the SOFR Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon the SOFR Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Agent) (an “Illegality Notice”), (i) any obligation of the Lenders to make SOFR Rate Loans, and any right of the Borrower to continue SOFR Rate Loans or to convert Base Rate Loans to SOFR Rate Loans, shall be suspended, and (ii) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “Base Rate”, in each case until each affected Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any affected Lender (with a copy to the Agent), prepay or, if applicable, convert all SOFR Rate Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Rate Loans to such day, or immediately, if any affected Lender may not lawfully continue to maintain such SOFR Rate Loans to such day, in each case until the Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the SOFR Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR.

Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.4.

5.3
Increased Costs and Reduction of Return.

(a)
If any Lender determines that due to any Change in Law occurring after the later of the Agreement Date or the date such Lender became a party to this Agreement, there shall be any increase in the cost (including Taxes) to such Lender of agreeing to make or making, funding, continuing, converting to or maintaining any SOFR Rate Loans (other than any increase in cost resulting from (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes”, or (iii) Connection Income Taxes), then, subject to clause (c) of this Section 5.3, the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

(b)
If any Lender shall have determined that due to any Change in Law in respect of any Capital Adequacy Regulation occurring after the later of the Agreement Date or the date such Lender became a party to this Agreement that affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and such Lender (taking into consideration such Lender’s or such corporation’s or other entity’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital or liquidity is required to be increased as a consequence of its Term Loan Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Agent, subject to clause (c) of this Section 5.3, the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

(c)
Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 5.3 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 5.3 for any increased costs incurred or reductions suffered more than 90 days prior to the date that such Lender notifies the Borrower of the event giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the event giving rise to such increased costs or reductions is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof). Notwithstanding any other provision herein, no Lender shall demand compensation pursuant to this Section 5.3 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances for similarly situated borrowers under comparable provisions of other credit agreements, if any.

5.4
Funding Losses. The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a)
the failure of the Borrower to borrow a SOFR Rate Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing;

(b)
the failure of the Borrower to continue a SOFR Rate Loan or convert a Term Loan into a SOFR Rate Loan after the Borrower has given (or is deemed to have given) a Notice of Continuation/Conversion; or

(c)
the prepayment or other payment (including after acceleration thereof) of any SOFR Rate Loans on a day that is not the last day of the relevant Interest Period (including, without limitation, any payment in respect thereof pursuant to Section 5.8), including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its SOFR Rate Loans (but not in respect of lost profits) or from fees payable to terminate the deposits from which such funds were obtained.

5.5
Inability to Determine Rates.

(a)
If, on or prior to the first day of any Interest Period for any SOFR Rate Loan:

(i)
the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(ii)
the Required Lenders determine that for any reason in connection with any request for a SOFR Rate Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Rate Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Term Loan, and the Required Lenders have provided notice of such determination to the Agent, then the Agent shall give written notice to the Borrower and to the Lenders as soon as practicable thereafter. Upon notice thereof by the Agent to the Borrower, any obligation of the Lenders to make SOFR Rate Loans, and any right of the Borrower to continue SOFR Rate Loans or to convert Base Rate Loans to SOFR Rate Loans, shall be suspended (to the extent of the affected SOFR Rate Loans or affected Interest Periods) until the Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Rate Loans (to the extent of the affected SOFR Rate Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Rate Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 5.4. If the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Agent without reference to clause (c) of the definition of “Base Rate” until the Agent revokes such determination.

(b)
Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (i) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (ii) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00

p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark

Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(c)
Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)
Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrower of (A) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 5.5(e) and (B) the commencement and expiration of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.5, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non- occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 5.5.

(e)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)
Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

5.6
Certificates of Agent. If the Agent or any Lender claims reimbursement or compensation under this Article V, the Agent or the affected Lender shall determine the amount thereof and shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Agent or the affected Lender, and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error; provided that, except for compensation under Section 5.1, the Borrower shall not be obligated to pay the Agent or such Lender any compensation attributable to any period prior to the date that is ninety (90) days prior to the date on which the Agent or such Lender first gave notice to the Borrower of the circumstances entitling such Lender to compensation. The Borrower shall pay the Agent or such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

5.7
Survival. The agreements and obligations of the Borrower and each Recipient in this Article V shall survive the assignment of rights by, or the replacement of, a Lender, the repayment, satisfaction or discharge of all other Obligations and termination of this Agreement.

5.8
Assignment of Term Loan Commitments Under Certain Circumstances. In the event (a) any Lender requests compensation pursuant to Section 5.3, (b) any Lender delivers a notice described in Section 5.2, (c) Holdings or any Obligor is required to pay additional amounts to any Lender or any Governmental Authority on account of any Lender pursuant to Section 5.1, (d) [reserved] or (e) any Lender is a Defaulting Lender, the Borrower may, at its sole expense and effort (including with respect to the processing fee referred to in Section 12.2(a)), upon notice to such Lender and the Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 12.2), all of its interests, rights and obligations under the Loan Documents to an Eligible Assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such assignment shall not conflict with any Law or order of any court or other Governmental Authority having jurisdiction, (ii) except in the case of clause (d) or

(e) above, no Event of Default shall have occurred and be continuing, (iii) the Borrower or such assignee shall have paid to such Lender in immediately available funds an amount equal to the sum of 100% of the principal of and interest accrued to the date of such payment on the outstanding Term Loans of such Lender, plus all fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Sections 3.4, 4.2, 5.1, 5.2, 5.3 and 5.4),

(iv) such assignment is consummated within 180 days after the date on which the Borrower’s right under this Section 5.8 arises, in the case of any such assignment resulting from payments required to be made pursuant to Section 5.1, such assignment will result in a reduction in such payments thereafter, and (v) if the consent of the Agent is required pursuant to Section 12.2, such consents are obtained; provided, further, that if prior to any such assignment the circumstances or event that resulted in such Lender’s request or notice under Section 5.2 or 5.3 or demand for additional amounts under Section 5.1, as the case may be, shall cease to exist or become inapplicable for any reason, or if such Lender shall waive its rights in respect of such circumstances or event under Section 5.1, 5.2 or 5.3, as the case may be, then such Lender shall not thereafter be required to make such assignment hereunder. In the event that a replaced Lender does not execute an Assignment and Acceptance pursuant to Section 12.2 within two Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 5.8 and presentation to such replaced Lender of an Assignment and Acceptance evidencing an assignment pursuant to this Section 5.8, the Borrower shall be entitled (but not obligated), upon receipt by the replaced Lender of all amounts required to be paid under this Section 5.8, to execute such an Assignment and Acceptance on behalf of such replaced Lender, and any such Assignment and Acceptance so executed by the Borrower, the replacement Lender and, to the extent required pursuant to Section 12.2, the Agent, shall be effective for purposes of this Section 5.8 and Section 12.2.

ARTICLE VI

BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

6.1
Books and Records. Holdings shall maintain, and shall cause the Borrower and each of the Restricted Subsidiaries to maintain, at all times, proper books and records and accounts prepared in conformity with GAAP consistently applied in respect of all material financial transactions and matters involving all material assets, business and activities of Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole. Holdings shall maintain, and shall cause each of the Restricted Subsidiaries to maintain, at all times books and records pertaining to the Collateral in such detail, form and scope as is consistent in all material respects with good business practice or consistent with past practice.

6.2
Financial Information. Holdings shall promptly furnish to the Agent (for further distribution to each Lender):

(a)
As soon as available, but in any event not later than one hundred and twenty

(120) days after the close of such Fiscal Year (for the avoidance of doubt, commencing with the Fiscal Year ending December 31, 2021), consolidated audited balance sheets, income statements and cash flow statements of the Consolidated Parties and, if different, Holdings and its Restricted Subsidiaries, for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for and as of the end of the previous Fiscal Year (or, in lieu of such audited financial statements of Holdings and its Restricted Subsidiaries, a detailed reconciliation, reflecting such financial information for Holdings and its Restricted Subsidiaries, on the one hand, and the Consolidated Parties, on the other hand), all in reasonable detail, fairly presenting in all material respects the financial position and the results of operations of the Consolidated Parties (and, if applicable, Holdings and its Restricted Subsidiaries) as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP in all material respects. Such consolidated statements shall be certified, reported on without a “going concern” or like qualification (other than (x) with respect to, or resulting from, the upcoming maturity of the Term Loans hereunder or (y) a prospective default under the Financial Covenant or ABL Financial Covenant), or qualification arising out of the scope of the audit, by a firm of independent registered public accountants of recognized national standing selected by the Borrower. Notwithstanding the foregoing, the obligations in this Section 6.2(a) may be satisfied with respect to financial information of the Consolidated Parties by furnishing (A) the applicable financial statements of Holdings (or any Parent Entity of Holdings) or (B) Borrower’s or Holdings’ (or any Parent Entity thereof), as applicable, Form 10-K filed with the SEC; provided that, with respect to each of clauses (A) and (B) above, (i) to the extent such information relates to Holdings (or such Parent Entity), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such Parent Entity), on the one hand, and the information relating to the Consolidated Parties on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under the first sentence of this Section 6.2(a), such statements shall be certified, reported on without a “going concern” or like qualification (other than (x) with respect to, or resulting from, the upcoming maturity of the Term Loans hereunder or (y) a prospective default under the Financial Covenant or ABL Financial Covenant), or qualification arising out of the scope of the audit, by a firm of independent registered public accountants of recognized national standing selected by Holdings (or such Parent Entity). In addition, together with the Financial Statements required to be delivered pursuant to this Section 6.2(a), Holdings shall deliver a customary “management’s discussion and analysis of financial condition and results of operations” with respect to the periods covered by such Financial Statements.

(b)
As soon as available, but in any event not later than forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year, consolidated unaudited balance sheets of the Consolidated Parties and, if different, Holdings and its Restricted Subsidiaries, as at the end of such Fiscal Quarter, and consolidated unaudited income statements and cash flow statements for the Consolidated Parties, and, if different from Holdings and its Restricted Subsidiaries for such Fiscal Quarter and for the period from the beginning of the Fiscal Year to the end of such Fiscal Quarter, setting forth, in each case, in reasonable detail, in comparative form, the figures for and as of the corresponding period in (i) the prior Fiscal Year and (ii) the annual forecast for such Fiscal Year delivered pursuant to clause (d) below (or, in lieu of such Financial Statements of Holdings and its Restricted Subsidiaries, a detailed reconciliation, reflecting such financial information for Holdings and its Restricted Subsidiaries, on the one hand, and the Consolidated Parties on the other hand), and prepared in all material respects in conformity with GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments and to the absence of footnotes and certified by a Responsible Officer of Holdings as being complete and correct in all material respects in conformity with GAAP, prepared in reasonable detail in accordance with GAAP in all material respects consistently applied and fairly presenting in all material respects the Consolidated Parties’ (and, if applicable, Holdings and its Restricted Subsidiaries’) financial position as at the dates thereof and their results of operations for the periods then ended, subject to changes resulting from normal year-end audit adjustments and to the absence of footnotes. Notwithstanding the foregoing, the obligations in this Section 6.2(b) may be satisfied with respect to financial information of the Consolidated Parties by furnishing (A) the applicable Financial Statements of Holdings (or any Parent Entity thereof) or (B) the Borrower’s or Holdings’ (or any Parent Entity thereof), as applicable, Form 10-Q filed with the SEC; provided that, with respect to each of clauses (A) and (B), to the extent such information relates to Holdings (or any such Parent Entity), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such Parent Entity), on the one hand, and the information relating to the Consolidated Parties on a standalone basis, on the other hand. In addition, together with the Financial Statements required to be delivered pursuant to this Section 6.2(b), Holdings shall deliver a customary “management’s discussion and analysis of financial condition and results of operations” with respect to the periods covered by such Financial Statements.

(c)
Concurrently with the delivery of the annual audited Financial Statements pursuant to Section 6.2(a) and the quarterly Financial Statements pursuant to Section 6.2(b), a duly completed Compliance Certificate signed by a Responsible Officer of Holdings and including setting forth a reasonably detailed calculation of Excess Cash Flow.

(d)
As soon as available, but in any event not later than forty-five (45) days after the end of each Fiscal Year, commencing with the Fiscal Year ending on December 31, 2022, annual forecasts (to include forecasted consolidated balance sheets, income statements and cash flow statements) for Holdings and its Restricted Subsidiaries as at the end of and for each Fiscal Quarter of such Fiscal Year.

(e)
Subject to applicable Laws and confidentiality restrictions, promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by Holdings or any of its Restricted Subsidiaries with the SEC under the Exchange Act or any other similar regulatory or Governmental Authority of any jurisdiction, and all material reports, notices, or statements sent or received by Holdings or any of its Restricted Subsidiaries to or from the holders of any Material Indebtedness of Holdings or any of its Restricted Subsidiaries registered under the Securities Act of 1933 or any other similar Laws in any jurisdiction (other than, in each such case, amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Agent for further delivery to the Lenders), exhibits to any registration statement and, if applicable, any registration statements on Form S-8 and other than any filing filed confidentially with the SEC or any analogous Governmental Authority in any relevant jurisdiction).

(f)
Within thirty (30) days after the end of each month, a monthly report in the form attached hereto as Exhibit L.

(g)
Concurrently with the execution, receipt or delivery thereof (but without duplication of any notices provided to Agent and Lenders under this Agreement), (i) copies of all material notice (including, without limitation, default notices), reports (including, without limitation, borrowing base reports), statements or other material information that Holdings or any of its Restricted Subsidiaries executes, receives or delivers in connection with any ABL Facility Indebtedness, Subordinated Debt, Junior Debt or Material Indebtedness and (ii) copies of any amendments, restatements, supplements or other modifications, waivers, consents or forbearances that Holdings or any of its Restricted Subsidiaries executes, receives or delivers with respect to the definitive legal documentation for any ABL Facility Indebtedness, Subordinated Debt, Junior Debt or Material Indebtedness; provided that the First Financial Loan Documents shall not be subject to the notice requirements of this clause (g).

(h)
Subject to applicable Laws and confidentiality restrictions set forth in this Agreement, (i) such additional information as the Agent or any Lender may from time to time reasonably request regarding the business, legal, or financial condition of Holdings and its Restricted Subsidiaries, taken as a whole and (ii) such additional information and documentation reasonable requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.

Upon the request of the Agent or the Required Lenders, the Borrower shall make its Chief Financial Officer available for a management call with the Agent and the Lenders at such time (but, so long as no Event of Default shall have occurred and be continuing, not more frequently than once during each Fiscal Quarter) as may be agreed to by the Borrower and the Agent or the Required Lenders.

Documents required to be delivered pursuant to Section 6.2(a), (b) and (e) (to the extent any such documents are included in materials otherwise filed with the SEC or any similar regulator or Governmental Authority of any jurisdiction) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s or Holdings’ behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that the Borrower or Holdings shall notify the Agent (by facsimile or electronic mail) of the posting of any such documents and shall deliver paper copies of such documents to the Agent or any Lender that so requests.

6.3
Notices to the Agent. The Borrower shall notify the Agent (for further distribution to the Lenders) in writing of the following matters at the following times:

(a)
Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any Default or Event of Default.

(b)
Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any claim, action, suit, or proceeding, by any Person, or any investigation by a

Governmental Authority, in each case affecting Holdings or any of its Restricted Subsidiaries and which would reasonably be expected to have a Material Adverse Effect.

(c)
Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any violation of any Law (including any Environmental Law), statute, regulation, or ordinance of a Governmental Authority affecting Holdings or any of its Restricted Subsidiaries, which, in any case, would reasonably be expected to have a Material Adverse Effect.

(d)
Any change in Holdings’ or any Obligor’s state of incorporation or organization, name as it appears in the state of its incorporation or other organization, type of entity, organizational identification number, or form of organization, each as applicable, in each case no later than ten (10) Business Days (or such longer period to which the Required Lenders may agree in their discretion) after the occurrence of any such change.

(e)
Promptly, and in any event within fifteen (15) Business Days, after a Responsible Officer of Holdings, the Borrower or any ERISA Affiliate knows that an ERISA Event has occurred or is reasonably expected to occur, that, alone or with another ERISA Event that has occurred or is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect, and any action taken (or threatened in writing) by the IRS, the DOL, the PBGC or the Multi-employer Plan sponsor with respect thereto; provided, however, in the event of a Reportable Event, the Borrower shall notify the Agent by the later of fifteen (15) Business Days and the date on which notification is required to be provided to the PBGC pursuant to Section 4043(a) of ERISA.

(f)
Upon reasonable request, with respect to any Multi-employer Plan, (A) any documents described in Section 101(k) of ERISA that Holdings, the Borrower or any ERISA Affiliate may request and (B) any notices described in Section 101(l) of ERISA that Holdings, the Borrower or any ERISA Affiliate may request; provided that if Holdings, Borrower or ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multi-employer Plan, Holdings, the Borrower or ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

(g)
Within fifteen (15) Business Days after the occurrence of the assumption or establishment of any new Pension Plan or Multi-employer Plan, or the commencement of contributions to any Pension Plan or Multi-employer Plan, to which Holdings, the Borrower or any ERISA Affiliate was not previously contributing, which in any event could reasonably be expected to have a Material Adverse Effect.

(h)
Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any event or circumstance which would reasonably be expected to have a Material Adverse Effect.

(i)
Unless otherwise publicly disclosed in an annual or quarterly report filed by the Borrower or any Parent Entity with the SEC under the Exchange Act, promptly after any material change in accounting policies or financial reporting practices (including as a result of a change in GAAP or the application thereof) by Holdings or any Restricted Subsidiary thereof.

(j)
Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any action, suit or proceeding pursuant to which a holder of any Lien on any Collateral makes a claim with respect to any such Collateral but only if the Collateral subject to such claim has a Fair Market Value in excess of $1,000,000.

(k)
Within five (5) Business Days after any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) and (d) of such certification.

(l)
Promptly after the completion thereof, notice of the completion of any fleet of hydraulic fracturing equipment, including, without limitation, the identity of such fleet and the initial location to which such fleet will be deployed.

(m)
[**].

(n)
Each notice given under this Section 6.3 shall be accompanied by a statement of a Responsible Officer describing the subject matter thereof in reasonable detail and setting forth the action that Holdings, its applicable Subsidiary, or ERISA Affiliate has taken or proposes to take with respect thereto.

ARTICLE VII

GENERAL WARRANTIES AND REPRESENTATIONS

Holdings and the Borrower each warrants and represents to the Agent and the Lenders on the Closing Date and on the date of each Borrowing that:

7.1
Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Holdings and each Obligor party to this Agreement and the other Loan Documents has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant the Collateral Agent’s Liens. Holdings and each Obligor party to this Agreement and the other Loan Documents has taken all necessary corporate, limited liability company or partnership, as applicable, action (including obtaining approval of its shareholders, if necessary) to authorize its execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by Holdings and each Obligor party thereto, and constitute the legal, valid and binding obligations of Holdings and each such Obligor, enforceable against it in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, winding up, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at Law) and an implied covenant of good faith and fair dealing. Holdings’ and each Obligor’s execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, do not (x) conflict with, or constitute a violation or breach of, the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument to which Holdings, such Obligor or any of its Restricted Subsidiaries is a party or which is binding upon it, (b) any Requirement of Law applicable to Holdings, such Obligor or any of its Restricted Subsidiaries, or (c) any Charter Documents of Holdings, such Obligor or any of its Restricted Subsidiaries, in each case with respect to clauses (a), (b) and (c) of this sentence, in any respect that would reasonably be expected to have a Material Adverse Effect or (y) result in the imposition of any Lien (other than the Liens created by the Security Documents) upon the property of Holdings, such Obligor or any of its Restricted Subsidiaries by reason of any of the foregoing other than pursuant to the ABL Intercreditor Agreement, the Monarch Acquisition Intercreditor Agreement, the REV Energy Acquisition Intercreditor Agreement and [**], if any.

7.2
Validity and Priority of Security Interest. Upon execution and delivery thereof by the parties thereto, the applicable Security Documents will be effective to create legal and valid first priority Liens on all the Collateral (other than with respect to the Current Asset Collateral, in which the applicable Security Documents will be effective to create legal and valid second priority Liens in favor of the Collateral Agent for the benefit of the Secured Parties) in favor of the Collateral Agent for the benefit of the Secured Parties, in each case, subject to the terms of the ABL Intercreditor Agreement, the Monarch Acquisition Intercreditor Agreement, the REV Energy Acquisition Intercreditor Agreement, [**] and other Permitted Liens permitted to be senior to the Liens securing the Obligations and to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, winding up, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at Law) and an implied covenant of good faith and fair dealing and, upon the taking of such actions when and to the extent required under the Security Documents or this Agreement, but subject to any exceptions in regards to taking any actions and limitations in regards to the scope, perfection and priority of Collateral Agent’s Lien in the assets of Holdings and its Restricted Subsidiaries as set forth therein or in the definition of “Collateral and Guarantee Requirement”, such Liens (a) constitute perfected Liens on all of the applicable Collateral, (b) have priority over all other Liens on the Collateral, subject to Permitted Liens and the provisions of the ABL Intercreditor Agreement, the Monarch Acquisition Intercreditor Agreement, the REV Energy Acquisition Intercreditor Agreement, [**] or another customary intercreditor agreement or arrangements reasonably satisfactory to the Agent, the Required Lenders and the Borrower, in each case, then in existence, and (c) are enforceable against each Obligor, as applicable, granting such Liens. Schedule 7.2 attached hereto contains a complete and accurate list in all material respects as of the Closing Date of all Real Estate (other than the Excluded Real Property, if any, as of such date).

7.3
Organization and Qualification. Holdings and each Restricted Subsidiary (a) is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and to own its property, except where the failure to have such power and authority would not reasonably be expected to have a Material Adverse Effect.

7.4
Subsidiaries; Stock. As of the Agreement Date, Schedule 7.4 contains a correct and complete list of Holdings and its Subsidiaries, including (a) jurisdiction of organization, (b) the form of organization, (c) identification number of such Person in its jurisdiction of organization, if any, (d) the address of each Person’s chief executive office and (e) each jurisdiction where such Person is qualified to do business. The Stock of Holdings and its Subsidiaries is free and clear of all Liens (other than, statutory Permitted Liens, if applicable) and has been duly authorized and validly issued in compliance with all applicable federal, state and other Laws and is fully paid and non-assessable (except to the extent such concepts are not applicable under the applicable Law of such Subsidiary’s jurisdiction of formation). Except as set forth on Schedule 7.4, in each case as of the Closing Date, there is no existing option, warrant, call, right, commitment or other agreement (including, without limitation, preemptive rights) to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Stock of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional membership interests or other Stock of Holdings or any of its Subsidiaries or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Stock of

Holdings or any of its Subsidiaries. Schedule 7.4 correctly sets forth the ownership interest of Holdings, the Borrower and each of their respective Subsidiaries as of the Agreement Date. As of the Closing Date, the Obligors have no equity investments in any other Person other than those specifically disclosed in Schedule 8.11. The copies of the Organization Documents of each Obligor and each amendment thereto provided pursuant to Section 9.1 are true and correct copies of each such document as of the Closing Date, each of which is valid and in full force and effect as of the Closing Date.

7.5
Financial Statements.

(a)
Holdings has delivered to the Agent (for further distribution to the Lenders) the Historical Financial Statements. The Historical Financial Statements, including the schedules and notes thereto, if any, have been prepared in reasonable detail in accordance with GAAP consistently applied throughout the periods covered thereby (except as approved by a Responsible Officer of Holdings, and disclosed in any such schedules and notes or otherwise disclosed to the Agent prior to the Agreement Date) and present fairly, in all material respects, the Consolidated Parties’ financial position as at the dates thereof and their results of operations for the periods then ended, subject, in the case of such unaudited Financial Statements, to changes resulting from normal year-end audit adjustments and to the absence of footnotes.

Each Lender and the Agent hereby acknowledges and agrees that Holdings and its Subsidiaries may be required to restate the Historical Financial Statements as the result of the implementation of changes in GAAP or the interpretation thereof, and that such restatements will not result in a Default under the Loan Documents (including any effect on any conditions required to be satisfied on the Closing Date) to the extent that the restatements do not reveal any material omission, misstatement or other material inaccuracy in the reported information from actual results for any relevant prior period.

7.6
Solvency. On the Closing Date and after giving effect to the Transactions to be consummated on the Closing Date, Holdings and its Subsidiaries, on a consolidated basis, are Solvent.

7.7
Property. Each Obligor and each of its Restricted Subsidiaries has good and defensible title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Permitted Liens and except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

7.8
Intellectual Property. The conduct of the businesses of Holdings and each of its Restricted Subsidiaries (including their use of Intellectual Property) does not infringe upon, misappropriate or violate the Intellectual Property of any other Person, and, to the knowledge of Holdings and the Borrower, no other Person is infringing or violating their own Intellectual Property, in each case except as would not reasonably be expected to have a Material Adverse Effect. Holdings and each of its Restricted Subsidiaries owns or is licensed or otherwise has the right to use all Intellectual Property that is used or held for use in or is otherwise reasonably necessary for the operation of its businesses as presently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

7.9
Litigation. There is no pending, or to Holdings’ or the Borrower’s knowledge, threatened, action, suit, proceeding, or counterclaim by any Person, or to Holdings’ or the Borrower’s knowledge, investigation by any Governmental Authority, which, in any case, has a reasonable likelihood of being adversely determined and if so adversely determined, either

(a) would reasonably be expected to have a Material Adverse Effect or (b) relates directly to any of the Loan Documents.

7.10
Labor Disputes. There is no strike, work stoppage, unfair labor practice claim, or other labor dispute pending or, to Holdings’ or the Borrower’s knowledge, reasonably expected to be commenced against Holdings or any of its Restricted Subsidiaries, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

7.11
Environmental Laws. Except for any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(a)
Holdings and its Restricted Subsidiaries and each of their respective facilities, locations and operations are and, to the Borrower’s knowledge, within the past three (3) years have been in compliance with all Environmental Laws.

(b)
Each of Holdings and its Restricted Subsidiaries have obtained all permits under Environmental Laws necessary for their current facilities and operations, all such permits are valid and in full force and effect, each of Holdings and its Restricted Subsidiaries is in compliance with all terms and conditions of such permits and none of such permits is, as of the Closing Date, subject to any pending proceedings or other actions (or to Borrower’s knowledge, any threatened proceedings or other actions) for violation, modification or revocation of such permits.

(c)
(i) Neither Holdings nor any of its Restricted Subsidiaries, nor to Holdings’ or the Borrower’s knowledge any of its predecessors in interest with respect to the Real Estate or any other location at which Holdings, any of the Restricted Subsidiaries or the Borrower conducts or has conducted its business or operations,, has stored, treated or released any Contaminant except in compliance with Environmental Laws at any location, (ii) neither Holdings nor any Restricted Subsidiary nor any of the presently owned or leased Real Estate or presently conducted operations, nor, to any of Holdings’ or the Borrower’s knowledge, its previously owned or leased Real Estate or prior operations, is subject to any pending proceeding or other action under any Environmental Law, and (iii) neither Borrower nor Holdings has any knowledge of any threatened proceeding or reasonable basis for, any alleged non- compliance, claim or liability arising out of or in connection with any Environmental Law (including from any Release or threatened Release of a Contaminant).

(d)
None of the present or, to Holdings or the Borrower’s knowledge, former operations, and none of the real estate interests of Holdings or any of its Restricted Subsidiaries, is subject to any investigation by any Governmental Authority against or involving Holdings or any of its Restricted Subsidiaries, evaluating whether, or alleging that, any investigation or remedial action is needed to respond to a Release or threatened Release of a Contaminant or the presence of a Contaminant attributed to, or alleged to have been attributed to Holdings or any of its Restricted Subsidiaries or any predecessors thereof, or of any of their operations.

7.12
No Violation of Law. Neither Holdings, nor any of its Restricted Subsidiaries is in violation of any Law, judgment, order or decree applicable to it, where such violation would reasonably be expected to have a Material Adverse Effect.

7.13
No Default. No Default or Event of Default has occurred and is continuing.

7.14
ERISA Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect:

(a)
Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law. The Borrower, each Guarantor and each ERISA Affiliate, as applicable, has made all required contributions to any Pension Plan subject to Section 412 or 430 of the Code or Section 302 or 303 of ERISA or other applicable laws when due, and no application for a funding waiver or an extension of any amortization period (pursuant to Section 412 of the Code, or otherwise) has been made with respect to any Pension Plan.

(b)
There are no pending or, to the best knowledge of Holdings and the other Obligors, threatened, claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan.

(c)
(i) No ERISA Event has occurred or is reasonably expected to occur, (ii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan and (iii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

7.15
Taxes. Holdings and each of its Restricted Subsidiaries have filed all federal, state and other material Tax returns required to be filed by them, and have paid all Taxes and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable by them (including in their capacity as a withholding agent), other than Taxes (i) the failure of which to pay, in the aggregate, would not have a Material Adverse Effect or (ii) that are being contested in good faith and by the appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. There are no current, pending or proposed Tax deficiencies, assessments or other claims against Holdings or any Restricted Subsidiary that would reasonably be expected to, in the aggregate, have a Material Adverse Effect.

7.16
Investment Company Act. None of Holdings, or any Restricted Subsidiary of Holdings, is an “Investment Company,” or a company “controlled” by an “Investment Company” within the meaning of the Investment Company Act of 1940, as amended.

7.17
Use of Proceeds. The proceeds of the Term Loans under the Closing Date Term Loan Facility are to be used on solely (i) to pay fees, costs and expenses payable in connection with the Closing Date Term Loan Facility, (ii) to make the payments set forth on Schedule 7.17, (iii) to fund other general corporate purposes and (iv) to fund the FTS Acquisition, including any fees and expenses due and payable with respect thereto.

7.18
Margin Regulations. As of the Closing Date, none of the Collateral is comprised of any Margin Stock. None of Holdings or any Obligor is engaged, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock (within the meaning of Regulation U issued by the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U or Regulation X of Federal Reserve Board.

7.19
No Material Adverse Change. No Material Adverse Effect has occurred since December 31, 2020.

7.20
Full Disclosure.

(a)
None of the information or data (taken as a whole) heretofore or contemporaneously furnished by Holdings, the Borrower, any of their respective Restricted Subsidiaries or any of their respective authorized representatives in writing to the Agent, the Collateral Agent, any Arranger or any Lender on or before the Closing Date for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time (after giving effect to all supplements so furnished prior to such time) in light of the circumstances under which such information or data was furnished; it being understood and agreed that for purposes of this Section 7.20, such information and data shall not include projections (including financial estimates, forecasts and other forward-looking information), pro forma financial information or information of a general economic or general industry nature. The projections contained in the information and data referred to in this Section 7.20 were prepared in good faith based upon assumptions believed by Holdings and the Borrower to be reasonable at the time made and at the time delivered; it being recognized by the Agent, the Collateral Agent and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings, the Borrower and the Restricted Subsidiaries, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

(b)
As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

7.21
Government Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Holdings or any of its Restricted Subsidiaries of this Agreement or any other Loan Document, other than (i) those that have been obtained or made and are in full force and effect, (ii) those required to perfect the Liens created pursuant to the Security Documents, or (iii) where failure to obtain, effect or make any such approval, consent, exemption, authorization, or other action, notice or filing would not reasonably be expected to have a Material Adverse Effect.

7.22
Anti-Terrorism Laws.

(a)
None of Holdings, nor any of its Restricted Subsidiaries nor, to the knowledge of Holdings or any of its Restricted Subsidiaries, any of their respective officers, directors, or employees is in violation of any applicable Anti-Terrorism Law, or engages in any transaction that attempts to violate, or otherwise evades or avoids (or has the purpose of evading or avoiding) any prohibitions set forth in any applicable Anti-Terrorism Law.

(b)
The use of proceeds of the Term Loans will not violate any applicable Anti-Terrorism Laws.

7.23
FCPA. No part of the proceeds of the Term Loans will be used, directly, or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or other applicable anti-corruption laws or anti-money laundering laws.

7.24
Sanctioned Persons.

(a)
None of Holdings, nor any Restricted Subsidiary nor, to the knowledge of Holdings, or any of its Restricted Subsidiaries, any officer, director or employee thereof is currently the target of any U.S. sanctions administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Treasury Department or the U.S. Department of State.

(b)
The Borrower will not to its knowledge, directly or indirectly, use the proceeds of the Term Loans in any manner that will result in a violation by any Lender of any U.S. sanctions administered by OFAC or the U.S. Department of State.

7.25
Designation of Senior Debt. The Obligations are “Designated Senior Debt” (or any similar term) under the terms of the documentation governing any Subordinated Debt.

7.26
Insurance. The properties of Holdings and its Subsidiaries are insured with financially sound insurance companies that are not Affiliates of the Borrower (other than an Affiliated Insurance Entity), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Holdings or the applicable Subsidiary operates; provided that it is agreed that the insurance on AG PSC Funding, LLC and its property as of the Second Amendment Effective Date satisfies this Section 7.26.

7.27
FTS Assets. After giving effect to the consummation of the FTS Distribution and Contribution Transaction on the Closing Date, FTS shall not own any assets or property (other than the Stock of Holdings, net operating losses which have immaterial value and other property and assets with immaterial value).

ARTICLE VIII

AFFIRMATIVE AND NEGATIVE COVENANTS

Holdings, the Borrower and each Guarantor covenant to the Agent and each Lender that, from and after the Agreement Date, so long as any of the Term Loan Commitments are outstanding and until Full Payment of the Obligations:

8.1
Taxes. Holdings and the Borrower shall, and shall cause each of Holdings’ Restricted Subsidiaries to, (a) file when due (after giving effect to any valid extensions for the payment thereof) all federal, state and other material Tax returns that it is required to file and (b) pay, or provide for the payment of, when due (after giving effect to any valid extensions for the payment thereof), all Taxes imposed upon it or upon its property, income and franchises (including in its capacity as a withholding agent); provided, however, neither Holdings nor any of its Restricted Subsidiaries need pay any Tax described in this Section 8.1 as long as (i) such Tax is being contested in good faith and by the appropriate proceedings and adequate reserves have been established for such Tax in accordance with GAAP or (ii) the failure to pay, or provide for payment of such Tax would not reasonably be expected to have a Material Adverse Effect.

8.2
Legal Existence and Good Standing. Holdings and the Borrower shall, and shall cause each of Holdings’ Restricted Subsidiaries to, maintain (a) its legal existence and good standing in its jurisdiction of organization, and (b) its qualification and good standing in all other jurisdictions necessary or desirable in the ordinary course of business of Holdings or such Restricted Subsidiary except, in the case of clause (a) (other than with respect to the Borrower) or clause (b) of this Section 8.2, in such cases where the failure to maintain its existence, qualification or good standing would not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and the Restricted Subsidiaries may consummate any transaction permitted under any of Section 8.8, 8.9 or 8.11.

8.3
Compliance with Law; Maintenance of Licenses. Holdings and the Borrower shall comply, and shall take all reasonable action to cause each of Holding’s Restricted Subsidiaries to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act, all Anti-Terrorism Laws, all Environmental Laws, Laws administered by OFAC and the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder), except where noncompliance would not reasonably be expected to have a Material Adverse Effect. Holdings and the Borrower shall, and shall cause each of Holdings’ Restricted Subsidiaries to take all reasonable action to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business, except where the failure to so obtain and maintain such licenses, permits, franchises, and governmental authorizations would not reasonably be expected to have a Material Adverse Effect.

8.4
Maintenance of Property, Inspection.

(a)
Holdings and the Borrower shall, and shall cause the Restricted Subsidiaries to, maintain all of its material property necessary and useful in the conduct of its business, taken as a whole, in good operating condition and repair (or, in the case of Inventory, in saleable, useable or rentable condition), ordinary wear and tear and Casualty Events excepted, except, in each case, to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)
Holdings and the Borrower shall, and shall cause the Restricted Subsidiaries to, permit representatives and independent contractors of the Agent (with the consent or at the direction of the Required Lenders) and/or the Collateral Agent (with the consent or at the direction of the Required Lenders) (and, in each case, at the expense of the Borrower) to visit and inspect any of Holdings’, the Borrower’s or any Restricted Subsidiaries’ properties (to the extent it is within such Person’s control to permit such inspection), to examine Holdings’ and its Restricted Subsidiaries’ corporate, financial and operating records, and make copies thereof or abstracts therefrom, to examine and audit the Collateral (to the extent it is within such Person’s control to permit such examination and audit and subject to the limitations otherwise set forth in this Section 8.4), and to discuss Holdings’ and its Restricted Subsidiaries’ affairs, finances and accounts with their respective directors, officers and independent public accountants, at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower (and subject, in the case of any such meetings or advice from such independent public accountants, to such accountants’ customary policies and procedures); provided, however, excluding any such visits and inspections during the continuation of an Event of Default and without in any way limiting the rights of the Agent and/or the Collateral Agent set forth herein, neither the Agent nor the Collateral Agent shall exercise such rights more often than once during any calendar year absent the existence of an Event of Default at the Borrower’s expense; and provided, further, that when an Event of Default exists, the Agent and the Collateral Agent (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Agent and the Collateral Agent shall give the Borrower the opportunity to participate in any discussions with Holdings’ or any of its Restricted Subsidiaries’ independent public accountants. Notwithstanding anything to the contrary in Article VI or any other provisions set forth herein, none of Holdings, the Borrower or any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Agent, the Collateral Agent or any Lender (or their respective representatives or contractors) is prohibited by applicable Law or any binding agreement with a non-affiliate, or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

8.5
Insurance.

(a)
Holdings and the Borrower shall, and shall cause the Restricted Subsidiaries to, maintain with financially sound insurance companies, insurance on (or self-insure in such amounts and against such risks; provided that no such insurance or self-insurance shall be provided by any Obligor or any Affiliate of the Borrower other than an Affiliated Insurance Entity, which Affiliated Insurance Entity may provide insurance policies or products to Holdings and its Restricted Subsidiaries (i) in an amount not to exceed $10,000,000 per incident and (ii) in an aggregate underwritten amount not to exceed, at any one time, $10,000,000 (unless the aggregate underwritten amount in excess of $10,000,000 is reinsured by a bona fide financially sound reinsurer (with a rating of at least “A” by A.M. Best Company, Inc.) that is not an Affiliate of the Borrower or any such Affiliated Insurance Entity)) all property material to the business of Holdings and its Restricted Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including, in any event, public liability, casualty, hazard, theft, product liability and business interruption) as are customarily insured against by companies of established reputation engaged in the same or similar business and in the same general area as Holdings, the Borrower and the Restricted Subsidiaries, all as determined in good faith by Holdings, the Borrower or such Restricted Subsidiaries. For the avoidance of doubt, it is agreed that the insurance on AG PSC Funding, LLC and its property, as determined by the insurance deliverables disclosed to the Agent, as of the Second Amendment Effective Date satisfies this Section 8.5.

(b)
For any Mortgaged Property of the Obligors which is, at any time, located within an area that has been identified by a Governmental Authority (including, by the Federal Emergency Management Agency) as a special flood hazard area, Holdings and its Restricted Subsidiaries shall also

(i) maintain, or cause to be maintained, with a financially sound insurer, flood insurance in an amount reasonably satisfactory to the Agent and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, and (ii) deliver to the Agent evidence of such compliance in form and substance reasonably acceptable to the Collateral Agent, including, without limitation, evidence of annual renewals of such insurance. Each such insurance policy shall (i) indicate which Mortgaged Properties are located in a special flood hazard area and state the corresponding flood zone designation and, for each Mortgaged Property, the number of buildings located at such Mortgaged Property, (ii) indicate the flood insurance coverage and the deductible relating thereto, (iii) include a statement of values relating to all properties insured by the insurance policy, and (iv) be otherwise in form and substance reasonably satisfactory to the Collateral Agent. Each flood insurance policy shall provide that the insurer will give the Agent 10 day’s written notice of cancellation or non-renewal.

(c)
Holdings and the Borrower shall cause the Collateral Agent, for the ratable benefit of the Collateral Agent and the other Secured Parties, to be named as secured parties or mortgagees and lender loss payees or additional insureds, as applicable, in a manner reasonably acceptable to the Collateral Agent, under all insurance policies required to be maintained by the Obligors (or in the case of AG PSC Funding, LLC with respect to its property insurance coverage as of the Second Amendment Effective Date, the property insurance maintained by PSC Holdings, Inc. on its behalf) under clauses (a) and (b) above. Each such policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty days prior written notice to the Collateral Agent in the event of cancellation of the policy for any reason whatsoever (other than cancellation for non-payment in which case no notice shall be required if unobtainable after use of commercially reasonable efforts), and, if obtainable (using commercially reasonable efforts), a clause or endorsement stating that the interest of the Collateral Agent shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of any Real Estate for purposes more hazardous than are permitted by such policy.

8.6
Environmental Laws. Holdings and the Borrower shall, and shall cause the Restricted Subsidiaries to, conduct its business in compliance with all Environmental Laws, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect. Holdings and the Borrower shall, and shall cause the Restricted Subsidiaries to, (i) correct any material non-compliance with Environmental Laws and (ii) take any investigatory and remedial action needed to respond to the presence of Contaminants or a Release of Contaminants on the Real Estate or at any other locations at which Contaminants are present that are attributable to the operations of Holdings or any of its Restricted Subsidiaries or Borrower, as required by Environmental Laws other than to the extent that the failure to take such investigatory, corrective or remedial action would not reasonably be expected to cause a Material Adverse Effect.

8.7
Compliance with ERISA. Holdings and the Borrower shall, and shall cause each of its ERISA Affiliates and Subsidiaries to: (a) maintain each Plan in compliance with the applicable provisions of ERISA and the Code; and (b) not cause an ERISA Event to occur with respect to a Pension Plan or Multi-employer Plan which the Borrower or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, except in the case of each of clauses (a) and (b), to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect.

8.8
Dispositions. Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, Dispose of any of its property, business or assets, except for Permitted Dispositions.

8.9
Mergers, Consolidations, etc. Other than to the extent permitted as a Permitted Investment or Permitted Disposition, Holdings and the Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, merge, amalgamate or consolidate, or Dispose of all or substantially all of its business units, assets and properties, or wind up, liquidate or dissolve, except:

(a)
any Subsidiary of the Borrower or any other Person (other than Holdings) may be merged, amalgamated or consolidated with or into the Borrower; provided that the Borrower shall be the continuing or surviving Person;

(b)
any Subsidiary of the Borrower or any other Person (other than Holdings) may be merged, amalgamated or consolidated with or into any one or more Wholly-Owned Restricted Subsidiaries of the Borrower or any Restricted Subsidiary may Dispose of all or substantially all of its business units, assets and other properties; provided that, (i) in the case of any merger, amalgamation, consolidation or Disposition involving one or more Restricted Subsidiaries, (A) a Wholly-Owned Restricted Subsidiary shall be the continuing or surviving corporation or the transferee of such assets or

(B) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation, consolidation or Disposition (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation, consolidation or Disposition involving one or more Guarantors, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation, consolidation or the transferee of such assets (in each case, if other than such Guarantor) shall execute a “Guaranty Supplement” referred to in the

Guarantee Agreement and a “Security Agreement Supplement” referred to in the Security Agreement, in order for the surviving or continuing Person or such transferee to become a Guarantor and (iii) if such merger, amalgamation, consolidation or Disposition involves a Restricted Subsidiary and a Person that, prior to the consummation of such merger, amalgamation, consolidation or Disposition, is not a Restricted Subsidiary of the Borrower, (A) no Event of Default under any of Section 10.1(a), (e), (f) or (g) has occurred and is continuing on the date of such merger, amalgamation, consolidation or Disposition or would result from the consummation of such merger, amalgamation, consolidation or Disposition, (B) the Borrower shall have delivered to the Agent a certificate of a Responsible Officer stating that such merger, amalgamation, consolidation or Disposition and any supplements to any Loan Document (or new Loan Documents delivered concurrently therewith) create and preserve, as applicable, the enforceability of the Guarantee Agreement and the perfection and priority of the Collateral Agent’s Liens, and (C) such merger, amalgamation, consolidation or Disposition shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition” or otherwise constitutes a Permitted Investment;

(c)
any Restricted Subsidiary that is not a Guarantor may (i) merge, amalgamate or consolidate with or into any Wholly-Owned Restricted Subsidiary and (ii) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, a Guarantor or any Wholly-Owned Restricted Subsidiary of Holdings;

(d)
any Guarantor may (i) merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is a Guarantor, (ii) merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Guarantor or transfer all or any of its assets to a Restricted Subsidiary that is not a Guarantor; provided that, if such Guarantor is not the surviving Person or the transferee is not a Guarantor, (x) before and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing and (y) such merger, amalgamation, consolidation, or transfer shall be deemed to be an “Investment” and shall be only permitted if it constitutes a Permitted Investment, and

(iii) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Restricted Subsidiary that is a Guarantor; and

(e)
any Restricted Subsidiary may liquidate or dissolve if (x) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (y) to the extent such Restricted Subsidiary is a Guarantor, any assets or business not otherwise Disposed of or transferred in accordance with Section 8.8 or Section 8.11, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, the Borrower or another Restricted Subsidiary that is a Guarantor after giving effect to such liquidation or dissolution;

8.10
Distributions. Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make any Distribution, other than the following (collectively, “Permitted Distributions”):

(a)
each Restricted Subsidiary may make Distributions to Holdings, the Borrower and to other Restricted Subsidiaries (and, in the case of a Distribution by a non-Wholly-Owned Restricted Subsidiary, to Holdings, the Borrower and any other Restricted Subsidiary and to each other owner of Stock of such Restricted Subsidiary on a pro rata basis based on their relative ownership interests of the relevant class of Stock);

(b)
without duplication of any Distributions made pursuant to clause (m) below,

(i) Holdings may (or may make Distributions to permit any Parent Entity to directly or indirectly) redeem in whole or in part any of its Stock (A) for another class of its (or such Parent Entity’s) Stock or rights to acquire its Stock, (B) with proceeds from substantially concurrent direct or indirect equity contributions by any Parent Entity to Holdings or (C) with proceeds from substantially concurrent issuances of new Stock of Holdings (or new Stock of any Parent Entity); provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Stock referenced in clause (A) or (C) are at least as advantageous to the Lenders as those contained in the Stock redeemed thereby and (ii) Holdings may declare and make any Distribution payable solely in the Stock (other than Disqualified Stock not otherwise permitted by Section 8.12) of Holdings;

(c)
to the extent constituting Distributions, Holdings and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 8.11 (other than pursuant to clause (p) of the definition of “Permitted Investments”) or Section 8.14(f);

(d)
repurchases of Stock of Holdings (or Stock of any Parent Entity) or any Restricted Subsidiary deemed to occur upon exercise, vesting and/or settlement of Stock if such Stock represents a portion of the exercise price thereof or any portion of required withholding or similar taxes due upon the exercise, vesting and/or settlement thereof;

(e)
so long as no Default or Event of Default shall be continuing, from and after the date that is twelve (12) months after the consummation of the IPO Transactions, Holdings or any Restricted Subsidiary may pay (or make Distributions to allow any Parent Entity to pay) for the repurchase, retirement or other acquisition or retirement for value of Stock of it or any Parent Entity (or any options or warrants or stock appreciation or similar rights issued with respect to any of such Stock) held by any future, present or former employee, director, officer or other individual service provider (or any Affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) of Holdings (or any Parent Entity) or any of the other Restricted Subsidiaries pursuant to any employee, management or director equity plan, employee, management or director stock option plan or any other employee, management or director benefit plan or any agreement (including any stock option or stock appreciation or similar rights plan, any management, director and/or employee stock ownership or equity-based incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement) with any employee, director, officer or other individual service provider of Holdings (or any Parent Entity) or any Restricted Subsidiary; provided that any such payments, when taken together with

(i) the aggregate principal amount of loans and advances made under clause (j) of the definition of “Permitted Investments” and (ii) the aggregate amount of Investments made under clause (t) of the definition of “Permitted Investments”, do not exceed (A) $15,000,000 in any Fiscal Year and

(B) $30,000,000 during the term of the Agreement; provided that any unused portion of the preceding basket calculated pursuant to clause (A) above for any Fiscal Year may be carried forward to the next succeeding Fiscal Year up to a maximum of $5,000,000 in the aggregate in any Fiscal Year; provided, further, that cancellation of Debt owing to Holdings or any of its Restricted Subsidiaries from employees, directors, officers or other individual service providers of Holdings or any of its Restricted Subsidiaries in connection with a repurchase of Stock of Holdings or any of its Restricted Subsidiaries will not be deemed to constitute a Distribution for purposes of this covenant or any other provision of this Agreement;

(f)
Holdings and its Restricted Subsidiaries may make Distributions to any direct or indirect owner thereof (including but not limited to any Parent Entity of Holdings):

(i)
the proceeds of which shall be used to make Permitted Tax Distributions;

(ii)
the proceeds of which shall be used:

(A)
to make payments to Wilks Brothers, LLC, a Texas limited liability company, in respect of the “retainer fees” under the Shared Services Agreement in an aggregate amount not to exceed in any Fiscal Year $7,000,000; and

(B)
to pay such Parent Entity’s operating costs and expenses incurred in the ordinary course of business, other overhead costs and expenses and fees (including administrative, legal, accounting and similar expenses provided by third parties as well as trustee, directors and general partner fees) which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of Holdings and its Restricted Subsidiaries (including any reasonable and customary indemnification claims made by directors or officers of any Parent Entity attributable to the direct or indirect ownership or operations of Holdings and its Restricted Subsidiaries) and fees and expenses otherwise due and payable by Holdings under the Shared Services Agreement in respect of services provided thereunder (for the avoidance of doubt, excluding any “retainer fees” permitted to be paid thereunder pursuant to subclause (A) of this clause (ii)) in an aggregate amount not to exceed in any Fiscal Year, for all such amounts under this clause (ii)(B), the greater of

(1) $4,500,000 and (2) 2.00% of the Consolidated EBITDA of Holdings and its Restricted Subsidiaries for such Fiscal Year; provided that (x) such payments are made in respect of services performed on behalf of, or expenses incurred by, Holdings and its Restricted Subsidiaries on an arm’s length basis after the earlier of (I) the consummation of the IPO Transactions and (II) the twelve (12) month anniversary of the Closing Date, and (y) such payments are approved by the Board of Directors of ProFrac PubCo if required by the policies of such Board of Directors related to arm’s length transactions;

(iii)
the proceeds of which shall be used to pay franchise, excise and similar taxes, and other fees and expenses, required to maintain its (or any of its direct or indirect parents’) existence;

(iv)
the proceeds of which shall be used to finance any Permitted Acquisition or any other acquisition constituting a Permitted Investment; provided that (A) such Distribution shall be made substantially concurrently with the closing of such Investment and (B) Holdings, the Borrower or such Parent Entity shall, immediately following the closing thereof, cause all property acquired (whether assets or Stock (other than Excluded Stock described in clause (g) of the definition thereof)) to be held by or contributed to the Borrower or a Restricted Subsidiary of the Borrower;

(v)
the proceeds of which shall be used to pay customary costs, fees and expenses (other than to Affiliates) related to any unsuccessful Stock or Debt offering, Refinancing, issuance or incurrence transaction or any Disposition, acquisition or Investment permitted by this Agreement in an aggregate amount for all such Distributions made pursuant to this clause (v) not to exceed (A) $5,000,000 during any Fiscal Year and

(B) $10,000,000 during the term of this Agreement; and

(vi)
the proceeds of which shall be used to pay customary salary, compensation, bonus and other benefits payable to officers, employees, consultants and other service providers of any Parent Entity or partner of the Borrower to the extent such salaries, compensation, bonuses and other benefits are attributable to the ownership or operation of Holdings and its Restricted Subsidiaries in an aggregate amount not to exceed $3,000,000;

(g)
Holdings or any of its Restricted Subsidiaries may (a) pay cash in lieu of fractional Stock in connection with any dividend, split or combination thereof or any Permitted Acquisition (or any other acquisition constituting a Permitted Investment) and (b) honor any conversion request by a holder of convertible Debt and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Debt in accordance with its terms;

(h)
in addition to the foregoing Distributions, Holdings or any Restricted Subsidiary of Holdings may make additional Distributions, measured at the time made, (i) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, in an aggregate amount not to exceed $5,000,000 and (ii) Distributions using the Available Amount so long as (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) the Total Net Leverage Ratio as of the last day of the most recently completed Test Period, after giving Pro Forma Effect to such Distribution, does not exceed 0.75:1.00;

(i)
Holdings or any Restricted Subsidiary of Holdings may pay (or may make Distributions to allow any Parent Entity to pay) Distributions in an amount equal to withholding or similar taxes payable or expected to be payable by any present or former employee, director, manager, consultant or other service provider (or its Affiliates, or any of their respective estates or immediate family members) and any repurchases of Stock in consideration of such payments including deemed repurchases in connection with the exercise of Stock options;

(j)
to the extent constituting Distributions, the transactions described in clause (i) of the definition of IPO Transactions;

(k)
any Distribution by Holdings pursuant to the FTS Distribution and Contribution

Transaction;

(l)
any Distribution by Holdings of the Stock of a Person acquired by Holdings or any of its Subsidiaries in accordance with the provisions set forth herein so long as all or substantially all of the property and assets of such Person (including any Stock owned by such Person other than the Stock of Holdings or any Parent Entity) were contributed to the Borrower or a Guarantor (other than Holdings) substantially simultaneously with such acquisition (and, for the avoidance of doubt, prior to such Distribution) and the Borrower or such Guarantor has complied with the Collateral and Guarantee Requirements with respect to such property and assets (including any Stock owned by such Person) so contributed;

(m)
without duplication of any Distributions made pursuant to clause (b) above, any non-cash redemption or other acquisition by Holdings of its Stock pursuant to the “Redemption Right” or the “Call Right” (each as described in the Section of the Registration Statement for the IPO Transactions entitled “Corporate reorganization”) to be included in the Holdings LLC Agreement upon the effectiveness of the IPO Transactions (it being understood and agreed, for the avoidance of doubt, that such redemption shall not in any event be made with the proceeds of any Distribution from the Borrower or any of its Restricted Subsidiaries to Holdings); and

(n)
the PubCo Distribution, which shall only be permitted to be made so long as (i) the Borrower has already (A) made all mandatory prepayments of the Term Loans from the first

$100,000,000 of Net Cash Proceeds from the IPO required pursuant to Section 4.3(c) and (B) repaid

$27,070,000 in respect of the Back-Stop Note and (ii) such Pubco Distribution is made solely from the remaining Net Cash Proceeds from the IPO after giving effect to the payments described in the foregoing clauses (i) and (ii).

8.11
Investments. Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make any Investment, except Permitted Investments.

8.12
Debt. Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, incur or maintain any Debt, other than the following Debt (collectively, “Permitted Debt”):

(a)
Debt of Holdings and any of its Restricted Subsidiaries under the Loan

Documents;

(b)
(i) Debt described on Schedule 8.12 (it being understood and agreed that any such Debt that is repaid shall not be reborrowed) and any Refinancing Debt thereof and (ii) any intercompany Debt outstanding on the Closing Date;

(c)
(i) Capital Leases and purchase money Debt incurred to finance the acquisition, construction, repair, replacement, lease or improvement of any Equipment (as defined in Article 9 of the UCC) held for sale or lease or any fixed or capital assets (whether pursuant to a loan, a Capital Lease or otherwise), including, without limitation, any Debt evidenced by the Enterprise Master Lease Agreement and (ii) any Refinancing Debt incurred to Refinance such Debt; provided that, at the time of incurrence and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Debt incurred under this clause (c) and then-outstanding of Holdings and its Restricted Subsidiaries , shall not, when taken together with the aggregate principal amount of Debt permitted under this Section 8.12, that is secured by Liens incurred under clause (pp) of the definition of “Permitted Liens,” exceed the greater of (A) $75,000,000 and (B) 3.0% of Consolidated Total Assets (measured as of the date such Debt was incurred based upon the Section 6.2 Financials most recently delivered on or prior to such date of incurrence);

(d)
Debt of (A) any Restricted Subsidiary that is not an Obligor owing to Holdings or any Restricted Subsidiary that is not an Obligor, (B) any Restricted Subsidiary that is not an Obligor owing to another Obligor; provided that the aggregate amount of Debt incurred under this clause (d)(B) is permitted to be incurred as an Investment pursuant to Section 8.11 or (C) any Obligor that is owing to Holdings or any Restricted Subsidiary that is not an Obligor; provided that the Debt incurred under this clause (d)(C) shall be subject to the Subordinated Intercompany Note;

(e)
Debt incurred under Hedge Agreements, provided that such Hedge Agreements are entered into by a Borrower or Restricted Subsidiary of Holdings in the ordinary course of business and not for speculative purposes;

(f)
Guaranties by Holdings and its Restricted Subsidiaries in respect of Debt of the Borrower or any of its Restricted Subsidiary otherwise permitted under this Agreement; provided that (i) if the Debt being guaranteed is Subordinated Debt, such Guaranties shall be subordinated in right of payment to the Guaranty of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Subordinated Debt, (ii) if the Debt being guaranteed by any Obligor is Debt of a Restricted Subsidiary that is not an Obligor, such Guaranty must be permitted to be incurred as an Investment pursuant to Section 8.11 and (iii) no Guaranty by any Restricted Subsidiary of any Debt of an Obligor shall be permitted unless such Restricted Subsidiary shall have also provided a Guaranty of the Obligations;

(g)
(i) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds; provided that such Debt is extinguished within five Business Days of its incurrence and (ii) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased or rented in the ordinary course of business;

(h)
Debt of any Obligor owing to any other Obligor;

(i)
Debt of any Obligor or Restricted Subsidiary in respect of (i) performance bonds, completion guarantees, surety bonds, appeal bonds, bid bonds, other similar bonds, instruments or obligations, in each case provided in the ordinary course of business (including to secure workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Debt with respect to reimbursement-type obligations), but excluding any of the foregoing issued in respect of or to secure Debt for Borrowed Money; (ii) Debt owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty, liability, or other insurance to any Obligor or any of its Restricted Subsidiaries, so long as the amount of such Debt is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Debt is incurred and such Debt is outstanding only during such year, (iii) Cash Management Obligations and other Debt in respect of netting services, ACH arrangements, overdraft protection and other arrangements arising under standard business terms of any bank at which any Obligor or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or in connection with Deposit Accounts incurred in the ordinary course or (iv) Debt consisting of accommodation Guaranties for the benefit of trade creditors of any Obligor or any Subsidiary issued by such Obligor or Subsidiary in the ordinary course of business;

(j)
Debt incurred under this clause (j) and then outstanding in an aggregate principal amount, measured at the time of incurrence and after giving Pro Forma Effect thereto and the use of the proceeds thereof, not to exceed the greater of (x) $30,000,000 and (y) 4.5% of Consolidated Total Assets (measured as of the date such Debt was incurred based upon the Section 6.2 Financials most recently delivered on or prior to such date of incurrence);

(k)
Debt (x) representing deferred compensation, severance and health and welfare retirement benefits to current and former employees, directors, consultants, partners, members, contract providers, independent contractors or other service providers of Holdings (or any Parent Entity thereof), the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business, (y) consisting of indemnities or similar obligations created, incurred or assumed in connection with Permitted Acquisitions, other Investments and the Disposition of any business, assets or Stock permitted hereunder, other than Guaranties incurred by any Person acquiring all or any portion of such business, assets or Stock for the purpose of financing such acquisition or (z) consisting of earnout obligations incurred in connection with any Permitted Acquisition or any other acquisition constituting a Permitted Investment permitted hereunder not to exceed in the aggregate outstanding at any time $20,000,000; provided that the holder of such earnout obligations shall have agreed to restrictions to be determined by the Agent and the Required Lenders and such earnout obligations are subordinated to the Obligations on terms and pursuant to documentation reasonably acceptable to the Agent and the Required Lenders;

(l)
Debt consisting of (x) obligations of Holdings (or any Parent Entity thereof), the Borrower or the Restricted Subsidiaries under deferred compensation arrangements to their employees, directors, partners, members, consultants, independent contractors or other service providers, (y) other similar arrangements incurred by such Persons in connection with Permitted Acquisitions (or other acquisitions constituting Permitted Investments) or (z) any other Investment permitted under Section 8.11;

(m)
Debt consisting of promissory notes issued by the Restricted Subsidiaries to their current or former officers, directors, partners, members, and employees and their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes to finance the retirement, acquisition, repurchase, purchase or redemption of Stock of Holdings (or Stock of any Parent Entity or the Borrower) in each case permitted by Section 8.10;

(n)
Debt consisting of (i) the financing of insurance premiums or (ii) take or pay obligations entered into in the ordinary course of business;

(o)
Debt incurred pursuant to the First Financial Loan Documents, in an aggregate principal amount not to exceed $30,000,000 and any Refinancing Debt related thereto;

(p)
Debt of any Restricted Subsidiary that is not an Obligor incurred under this clause (p); provided that (i) such Debt is not guaranteed by any Obligor, (ii) the holder of such Debt does not have, directly or indirectly, any recourse to any Obligor, whether by reason of representations or warranties, agreement of the parties, operation of law or otherwise, (iii) such Debt is not secured by any assets other than assets of such Restricted Subsidiary and its Subsidiaries and (iv) the aggregate amount of Debt incurred under this clause (p) shall not exceed the greater of (x) $10,000,000 and (y) 1.5% of Consolidated Total Assets (measured as of the date such Debt was incurred based upon the Section 6.2 Financials most recently delivered on or prior to such date of incurrence);

(q)
ABL Facility Indebtedness in an aggregate principal amount not to exceed the amount permitted under the ABL Intercreditor Agreement and any Refinancing Debt thereof not prohibited by the terms of the ABL Intercreditor Agreement;

(r)
Guaranties incurred in the ordinary course of business (and not in respect of Debt for borrowed money) in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sublicensees or distribution partners;

(s)
(i) unsecured Debt in respect of obligations of Holdings or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money and (ii) unsecured Debt in respect of intercompany obligations of Holdings or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(t)
the IO-TEQ Debt in an aggregate amount not to exceed $413,080.00;

(u)
solely to the extent that the Permitted Sale Leaseback Transaction has occurred, Attributable Indebtedness incurred in connection with the Permitted Sale Leaseback Transaction;

(v)
solely to the extent that the Permitted Sale Leaseback Transaction has not occurred, purchase money Debt incurred to finance (or refinance) the acquisition of the Specified FTS Real Property in an aggregate principal amount not to exceed $50,000,000 (not including any reasonable and document out-of-pocket fees, costs and expenses incurred or assessed in connection with such Debt);

(w)
Debt evidenced by the Back-Stop Note, the Closing Date Note and the Equify Bridge Note, in each case, in an aggregate principal amount not to exceed the outstanding principal amount thereof on the Closing Date (such capped amount not including interest paid in kind in respect thereof at the rate per annum in effect thereunder on the Closing Date);

(x)
the Monarch Acquisition Seller Debt, in an aggregate principal amount not to exceed $87,500,000 less the aggregate amount of all payments and prepayments in respect of the principal amount thereof (excluding for the avoidance of doubt any fees, costs, expenses and indemnification obligations that may also be payable and/or automatically capitalized thereunder);

(y)
the U.S. Well Direct Loans, in an aggregate principal amount not to exceed

$6,000,000, less the aggregate amount of all payments and prepayments after the Second Amendment Effective Date in respect of the principal amount thereof (excluding, for the avoidance of doubt, any fees, costs, expenses and indemnification obligations that may also be payable thereunder);

(z)
the REV Energy Acquisition Seller Debt, in an aggregate principal amount not to exceed $39,015,759 less the aggregate amount of all payments and prepayments in respect of the principal amount thereof (excluding for the avoidance of doubt any fees, costs, expenses and indemnification obligations that may also be payable and/or automatically capitalized thereunder);

(aa) the REV Energy Equipment Loan Debt, in an aggregate principal amount not to exceed $5,500,000, less the aggregate amount of all payments and prepayments after the Third Amendment Effective Date in respect of the principal amount thereof (excluding, for the avoidance of doubt, any fees, costs, expenses and indemnification obligations that may also be payable thereunder);

(bb) the REV Energy Equipment Lease Debt, in an aggregate principal amount not to exceed $10,000,000, less the aggregate amount of all payments and prepayments after the Third Amendment Effective Date in respect of the principal amount thereof (excluding, for the avoidance of doubt, any fees, costs, expenses and indemnification obligations that may also be payable thereunder);

(cc) [**].

(dd) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (cc) above.

For purposes of determining compliance with this Section 8.12, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Borrower, in its sole discretion, may classify (but not reclassify) such item of Debt (or any portion thereof) and will only be required to include the amount and type of such Debt in one or, if it satisfies the criteria for more than one clause above, can be allocated among one or more of the above clauses.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Debt shall not be deemed to be an incurrence of Debt for purposes of this Section 8.12.

Notwithstanding anything herein to the contrary, neither Equify Financial LLC (nor any of its Affiliates) shall loan or otherwise provide any Debt or any commitment to provide Debt to any Obligor or any other Subsidiary of Holdings (other than (i) Back-Stop Note, the Closing Date Note and the Equify Bridge Note, (ii) purchase money equipment financing to be provided by Equify Financial LLC to Flotek, BPC and their respective Subsidiaries for so long as such Persons (x) are not Subsidiaries of Holdings or (y) are Specified Unrestricted Subsidiaries, and

(iii) the purchase money equipment financing provided by Equify Financial LLC to U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.) and/or its Subsidiaries).

8.13
Prepayments of Debt. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any principal outstanding in respect of (i) any Subordinated Debt, except, in the case of this clause (i), (A) prepayment in full of the Closing Date Note solely with (x) on or within three

(3) Business Days of the Closing Date, the cash held by FTS and the FTS Subsidiaries after the FTS Acquisition is consummated and contributed to Holdings on the Closing Date in connection with the FTS Transaction and in accordance with the FTS Distribution and Contribution Transaction and (y) the proceeds of Loans (as defined in the ABL Credit Agreement) under the ABL Credit Agreement, so long as after giving pro forma effect to such prepayment, the Borrower is in compliance with Section 8.20(c), (B) prepayment of the Back-Stop Note solely with the Net Cash Proceeds of the IPO, so long as (1) the Borrower has made all mandatory prepayments of the Term Loans from the first $100,000,000 of Net Cash Proceeds from the IPO required pursuant to Section 4.3(c) prior to any such prepayment of the Back-Stop Note and

(2) the aggregate amount of all such prepayments of the Back-Stop Note shall not exceed

$27,070,000 (not including interest paid in kind), and (C) prepayment of the Equify Bridge Note solely from (1) the proceeds of the Loans (as defined in the ABL Credit Agreement) under the ABL Credit Agreement, so long as after giving pro forma effect to such prepayment, the Borrower is in compliance with Section 8.20(c), and (2) the Net Cash Proceeds of the IPO that the Borrower is permitted to retain pursuant to Sections 4.3(c) and 4.3(e) hereof and after giving effect to all payments required to be made thereunder (including after payment of the full amount of the IPO Prepayment and any amounts required to be applied to the Loans (as defined in the ABL Credit Agreement) under the ABL Credit Agreement), (ii) any Junior Debt (any such payment in respect of Junior Debt, a “Junior Debt Payment”), except, in the case of this clause (ii), (A) regularly scheduled repayments, purchases or redemptions of Junior Debt and regularly scheduled payments of interest, fees, expenses and premiums on any such Junior Debt, provided that such prepayment is expressly permitted under the terms of the ABL Intercreditor Agreement, and/or another customary intercreditor agreement or arrangements reasonably satisfactory to the Agent, the Required Lenders and the Borrower, or other applicable subordination agreement reasonably satisfactory to the Agent, the Required Lenders and the Borrower; (B) any prepayments, redemptions, purchases, defeasances or other satisfactions of any Junior Debt in connection with any Refinancing thereof expressly permitted under this Agreement; (C) any prepayments, redemptions, purchases, defeasances or other satisfactions of any Junior Debt required as a result of any Permitted Disposition of any property securing such Junior Debt to the extent that such security is expressly permitted under this Agreement and such prepayment is permitted under the terms of the ABL Intercreditor Agreement, and/or another customary intercreditor agreement or arrangements reasonably satisfactory to the Agent, the Required Lenders and the Borrower, or other applicable subordination agreement reasonably acceptable to the Agent, the Required Lenders and the Borrower, as the case may be; (D) the conversion of any Junior Debt to Stock (other than Disqualified Stock) of Holdings, the Borrower or any Parent Entity; (E) so long as (1) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (2) the Total Net Leverage Ratio as of the last day of the most recently completed Test Period, after giving Pro Forma Effect to such Junior Debt Payment, does not exceed 0.75:1.00, then prepayments, redemptions, purchases, defeasances and other satisfactions of any Junior Debt in an aggregate amount not to exceed the Available Amount at such time; and (F) prepayments, redemptions, purchases, defeasances and other satisfactions of Junior Debt in an aggregate amount not to exceed, in the aggregate $2,000,000,

(iii) any Monarch Acquisition Seller Debt, except, in the case of this clause (iii), as permitted under the Monarch Security Documents and/or the Monarch Seller Note, (iv) any REV Energy Acquisition Seller Debt, except, in the case of this clause (iv), as permitted under the REV Energy Security Documents and/or the REV Energy Seller Note or (v) [**]. Notwithstanding anything to the contrary contained in this Agreement, Section 8.13 shall not apply to the Debt incurred in connection with the First Financial Loan Documents.

8.14
Transactions with Affiliates. Except as set forth below, the Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any Stock or Debt, or any property, of any Affiliate, or become liable on any Guaranty of the Debt, dividends, or other obligations of any Affiliate, in each case, involving aggregate payments or consideration in excess of $1,000,000 for any single transaction or series of related transactions. Notwithstanding the foregoing, the following shall be permitted:

(a)
transactions between or among (i) Holdings, the Borrower or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction, in each case, that is otherwise permitted under this Agreement and (ii) Holdings and its Subsidiaries, on one hand, and BPC, on the other hand, in each case, in connection with the acquisition by Holdings and its Subsidiaries of the Stock of BPC not owned by them on the Closing Date.

(b)
transactions on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c)
Permitted Distributions (including the FTS Distribution and Contribution

Transaction);

(d)
loans and other transactions by and among Holdings and/or one or more Subsidiaries to the extent permitted under this Article VIII;

(e)
employment, compensation, severance or termination arrangements between any Parent Entity, Holdings or any of its Restricted Subsidiaries and their respective officers, employees and consultants (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the issuance or repurchase of equity interests held by officers, employees and consultants pursuant to put/call rights or similar rights with current or former employees, officers, directors consultants and stock option or incentive plans (including equity-based incentive plans) and other compensation arrangements) in the ordinary course of business and transactions pursuant to management equity plans, stock option plans and other employee benefit plans, agreements and arrangements;

(f)
the payment of (x) customary fees to directors, officers, managers, employees, consultants and other service providers of Holdings and its Restricted Subsidiaries or any Parent Entity in the ordinary course of business to the extent attributable to the ownership or operation of Holdings and its Restricted Subsidiaries and (y) reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, managers, employees, consultants, partners, members and other service providers of Holdings and its Restricted Subsidiaries or any Parent Entity in the ordinary course of business to the extent attributable to the ownership or operation of Holdings and its Restricted Subsidiaries, including, without limitation, by reason of the fact that such Person is or was serving at the request of the Parent

Entity, Holdings, or any Restricted Subsidiary as a director, officer, manager, employee, consultant or other service provider of another person;

(g)
transactions pursuant to permitted agreements (and such permitted agreements) in existence on the Closing Date and set forth on Schedule 8.14 or any amendment thereto to the extent such an amendment, taken as a whole, is not adverse to the Lenders in any material respect;

(h)
the consummation of the IPO Transactions in accordance with the terms of this Agreement and the payment of fees and expenses in connection therewith in accordance with the terms of this Agreement;

(i)
transactions between Holdings (and/or its Subsidiaries and/or its Parent Entity) and Wilks Brothers, LLC for activities and services provided by Wilks Brothers, LLC in connection with the consummation of the IPO Transactions, through and including the date of effectiveness of the IPO, including, without limitation, legal, tax, technology and accounting support services provided in connection with the West Munger Acquisition, Alpine Acquisition, Best Pump Acquisition and preparation for the IPO; provided, that payments made from Holdings or any of its Restricted Subsidiaries to Wilks Brothers, LLC for the foregoing interest, activities and services shall not exceed in the aggregate

$4,500,000; provided, further, that if the IPO shall not occur on or before May 31, 2022, such payments to Wilks Brothers, LLC for the foregoing activities and services shall be payable in four equal quarterly installments commencing on June 7, 2022;

(j)
the issuance or transfer of Stock (other than Disqualified Stock) of Holdings (or any Parent Entity) to any Permitted Holder or to any former, current or future director, manager, officer, partner, member, employee, consultant or other service provider (or any Affiliate of any of the foregoing) of Holdings (or any Parent Entity), the Borrower, any of the Restricted Subsidiaries or any direct or indirect parent thereof, to the extent permitted under this Agreement;

(k)
any issuance of Stock, or other payments, awards or grants in cash, securities, Stock or otherwise pursuant to, or the funding of, employment arrangements, compensation arrangements, stock options and stock ownership plans, and other employee benefit plans approved by the Board of Directors of Holdings (or any Parent Entity);

(l)
the transactions contemplated by the Shared Services Agreement; provided that any and all payments thereunder by Holdings or any of its Restricted Subsidiaries shall be subject to the limitations set forth in Section 8.10(f)(ii);

(m)
the payments contemplated by the Tax Receivable Agreement to the extent permitted by the definition of “Permitted Tax Distributions”;

(n)
any business arrangements pursuant to which Automatize LLC provides, on an arm’s length basis, services to Holdings and/or its Restricted Subsidiaries including, without limitation, “manage last miles logistics”, software logistics and trucking logistics;

(o)
insurance policies or products provided to Holdings and its Restricted Subsidiaries by Affiliated Insurance Entities in accordance with the terms of Section 8.5;

(p)
certain transactions with Affiliates described in that certain letter agreement not to exceed $4,000,000 per Fiscal Year (“Transactions with Affiliates Letter Agreement”);

(q)
(i) the transactions contemplated by the Basin Units Acquisition, (ii) the transactions contemplated by the Flotek Supply Agreement, as amended, restated, modified and/or supplemented from time to time to the extent not materially adverse to the Obligors or the Lenders and

(iii) the transactions contemplated by the Back-Stop Note, the Closing Date Note and the Equify Bridge Note (in each case, as amended, restated, modified and/or supplemented from time to time to the extent not materially adverse to the Obligors or the Lenders) and (iv) the PubCo Distribution to the extent permitted under Section 8.10(n);

(r)
the transactions contemplated by that certain Payment Agreement, dated as of the Closing Date, by and among Holdings, Alpine, Best Pump and Equify Financial LLC;

(s)
the transactions contemplated by the Well Services Debt;

(t)
the transactions contemplated by the First Amendment Acquisitions;

(u)
(i) the transactions contemplated by the Monarch Acquisition (including without limitation the contribution by the Borrower to Monarch Subsidiary, on the date on which the Monarch Acquisition is consummated, of certain real property that the Borrower acquired from DPW Investments, LLC as part of the Monarch Acquisition) and (ii) any transaction between Monarch Subsidiary, on the one hand, and any of Holdings and/or its Subsidiaries, on the other hand, to the extent such transaction is on terms no less favorable to Holdings and its other Subsidiaries (other than the Monarch Subsidiary) than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof; and

(v)
(i) the transactions contemplated by the REV Energy Acquisition and the documents evidencing the REV Energy Acquisition Seller Debt and (ii) any transaction between any of the REV Energy Entities, on the one hand, and any of Holdings and/or its Subsidiaries, on the other hand, to the extent such transaction is on terms no less favorable to Holdings and its other Subsidiaries (other than the other REV Energy Entities) than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.

For purposes of this Section 8.14, (x) any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (b) if such transaction is approved by the Board of Directors of the Borrower or such Restricted Subsidiary, as applicable, provided that such transaction does not exceed $1,000,000 and (y) any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (b) if with respect to any transaction with an Affiliate (i) in excess of $1,000,000 for any single transaction or series of related transactions, or

(ii) in excess of $5,000,000 for transactions with all Affiliates during any twelve (12) month period, the Borrower will (a) memorialize in writing such affiliate transaction, and (b) obtain a written opinion of an appraiser or auditor, stating that the transaction or series of transactions is

(A) fair to the Borrower or such Restricted Subsidiary from a financial point of view taking into account all relevant circumstances or (B) on terms, taken as a whole, not materially less favorable than might have been obtained in a comparable transaction at such time on an arm’s length basis from a Person who is not an Affiliate.

8.15
Business Conducted. Holdings and its Restricted Subsidiaries (taken as a whole) shall not engage at any time in any line of business other than the lines of business of the same general type currently conducted by it and any businesses incidental to, reasonably related or ancillary thereto, and the lines of business of the general type described on Schedule 8.15 attached hereto and any businesses incidental to, reasonably related or ancillary thereto.

8.16
Liens. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

8.17
Restrictive Agreements. Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Holdings, the Borrower or any Guarantor to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Obligations or under the Loan Documents or (ii) the ability of any Restricted Subsidiary of the Borrower that is not a Guarantor to pay dividends or other Distributions with respect to any of its Stock; provided that the foregoing shall not apply to:

(a)
restrictions and conditions imposed by (A) Law, (B) any Loan Document, (C) with respect to clause (ii) above, any documentation related to any Permitted Debt, and (D) with respect to clause (ii) above, any documentation governing any Refinancing Debt incurred to Refinance any such Debt referenced in clauses (B) through (C) above;

(b)
customary restrictions and conditions existing on the Closing Date or to any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition in a manner adverse to Lenders;

(c)
restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such Disposition; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be Disposed and such Disposition is permitted hereunder;

(d)
customary restrictions in leases, subleases, licenses, sublicenses and other contracts so long as such restrictions relate solely to the assets subject thereto;

(e)
restrictions imposed by any agreement relating to secured Debt permitted by this Agreement to the extent such restriction applies only to specific property securing such Debt and not all assets;

(f)
any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition in a manner adverse to Lenders); provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrower or any other Restricted Subsidiary;

(g)
restrictions or conditions in any Permitted Debt that is incurred or assumed by a Subsidiary that is not a Guarantor to the extent such restrictions or conditions are no more restrictive than the restrictions and conditions in the Loan Documents or, in the case of Subordinated Debt, are market terms, taken as a whole, at the time of issuance or, in the case of any such Debt of any Subsidiary that is not a Guarantor, are imposed solely on such non-Guarantor and its Subsidiaries;

(h)
restrictions on cash, Cash Equivalents or other deposits imposed by agreements entered into in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry (or other restrictions on such cash, Cash Equivalents or deposits constituting Liens permitted hereunder);

(i)
customary provisions in joint venture agreements and other similar agreements applicable to joint ventures constituting Permitted Investments and applicable solely to such joint venture and entered into (1) in the ordinary course of business or the ordinary course of business for similarly situated businesses in the Borrower’s industry or (2) to the extent that the Borrower determines, in its good faith business judgment, that entering into such joint venture is beneficial to Holdings and its Subsidiaries, taken as a whole, and is otherwise permitted under this Agreement;

(j)
negative pledges and restrictions on Liens in favor of any holder of Debt permitted under clauses (b), (c), (e), (f), (i), (o), (p), (q), (t), (u) and (v) of Section 8.12, but solely to the extent any negative pledge relates to the property financed by, the subject of or securing such Debt;

(k)
customary provisions restricting assignment, transfer or sub-letting of any agreement entered into in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry;

(l)
customary net worth provisions contained in Real Estate leases entered into by the Holdings or any of its Restricted Subsidiaries, so long as Holdings or Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of Holdings and its Subsidiaries to meet their ongoing obligation;

(m)
provisions restricting the granting of a security interest in Intellectual Property contained in licenses or sublicenses by Holdings and its Restricted Subsidiaries of such Intellectual Property, which licenses and sublicenses were entered into in the ordinary course of business or to the extent that the Borrower determines, in its good faith business judgment, that entering into such licenses and sublicenses is beneficial to Holdings and its Subsidiaries, taken as a whole (in which case such restriction shall relate only to such Intellectual Property);

(n)
restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which Holdings, Borrower or any Restricted Subsidiary is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of Holdings, the Borrower or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of Holdings, Borrower or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(o)
restrictions or conditions imposed by any arrangement relating to the Well Services Debt solely with respect to U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.) and its Subsidiaries and/or their respective assets;

(p)
other restrictions described on Schedule 8.17;

(q)
restrictions or conditions imposed by any agreement relating to the IO-TEQ Debt, the EKU Debt, solely with respect to EKU Power Drives GmbH and EKU Power Drives Inc. and their assets;

(r)
restrictions set forth in the Flotek Notes, the Flotek Note Purchase Agreement, the Flotek Securities Purchase Agreement and the First Financial Loan Documents;

(s)
restrictions set forth in Organizational Documents with respect to Persons who are not wholly owned by Obligors and/or any of their Subsidiaries;

(t)
restrictions imposed by the Monarch Security Documents and the Monarch Seller Note with respect to, as applicable, the Borrower, Monarch Subsidiary and/or their respective assets;

(u)
restrictions or conditions imposed by any arrangement relating to the U.S. Well Direct Loans solely with respect to U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.) and its Subsidiaries and/or their respective assets;

(v)
restrictions imposed by the REV Energy Security Documents and the REV Energy Seller Note with respect to, as applicable, the Borrower, the REV Energy Entities and/or their respective assets;

(w)
restrictions or conditions imposed by any arrangement relating to the REV Energy Equipment Loan Debt and/or the REV Energy Equipment Lease Debt, in each case solely with respect to REV Energy Holdings, LLC and its Subsidiaries and/or their respective assets;

(x)
[**];

(y)
restrictions and conditions imposed by any extension, renewal, amendment, restatement, modification, increase, supplement, refunding, refinancing or replacement of the contracts, instruments or obligations referred to in clauses (a) through (v) above; provided that such extension, renewal, amendment, restatement, modification, increase, supplement, refunding, refinancing or replacement is, in the good faith judgment of the Borrower, not materially more restrictive with respect to such restriction or condition taken as a whole than those prior to such extension, renewal, amendment, restatement, modification, increase, supplement, refunding, refinancing or replacement.

8.18
Restrictions on FTS Acquisition Transactions. Prior to the full and complete consummation of the FTS Distribution and Contribution Transaction, FTS and the FTS Subsidiaries shall not, except to the extent required to consummate the FTS Distribution and Contribution Transaction:

(a)
make any Distribution (other than to an Obligor);

(b)
make any Investment (other than to an Obligor); or

(c)
merge, amalgamate or consolidate, or Dispose of all or substantially all of its business units assets and properties or wind up, liquidate or dissolve, in each case, other than with or to an Obligor, as applicable.

8.19
Fiscal Year; Accounting. Holdings shall not, and shall cause its Restricted Subsidiaries not to, (i) change their Fiscal Year end date from December 31 or method for determining Fiscal Quarters of any Obligor or of any Subsidiary of any Obligor or (ii) make any significant change in accounting treatment or reporting practices, except as required by GAAP; provided, however, that Holdings may, and may cause any of its Restricted Subsidiaries to, upon written notice to, and consent by, the Agent, change the Fiscal Year end date convention specified above to any other Fiscal Year end date reporting convention reasonably acceptable to the Agent, in which case the Borrower and the Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change. Holdings shall not, and shall cause its Restricted Subsidiaries not to, make any significant change in accounting treatment or reporting practices, except as required by GAAP.

8.20
Financial Covenants.

(a)
Total Net Leverage Ratio. Holdings and its Restricted Subsidiaries, on a consolidated basis, shall not permit the Total Net Leverage Ratio on the last day of any Test Period to exceed the ratio set forth below opposite the last day of such Test Period:

Test Period End Date	Maximum Total Net Leverage Ratio
June 30, 2022	2.00:1.00
September 30, 2022	1.55:1.00
December 31, 2022	1.55:1.00
March 31, 2023 and thereafter	1.25:1.00

(b)
Capital Expenditures. Holdings and its Restricted Subsidiaries, on a consolidated basis, shall not make, commit or agree to make Capital Expenditures in excess of (i) in the case of the Fiscal Year ended December 31, 2022, the greater of (x) $275,000,000 in the aggregate and (y) in the case of any period of four consecutive fiscal quarters ending in such Fiscal Year, 50.0% of Consolidated EBITDA for the Test Period most recently ended prior to the date of the applicable Capital Expenditure and (ii) in the case of any period of four consecutive fiscal quarters ending thereafter, commencing with the period of four consecutive fiscal quarters ending on March 31, 2023, an aggregate amount equal to 50.0% of Consolidated EBITDA for the Test Period most recently ended prior to the date of the applicable Capital Expenditure; provided if the amount of the Capital Expenditures permitted to be made in any Fiscal Year is greater than the actual amount of the Capital Expenditures actually made in such Fiscal Year (the amount by which such permitted Capital Expenditures for such Fiscal Year exceeds the actual amount of Capital Expenditures made for such Fiscal Year, the “Excess Amount”), then up to

$20,000,000 of such Excess Amount (such amount, the “Carry-Over Amount”) may be carried forward to the next succeeding Fiscal Year (the “Succeeding Fiscal Year”); provided that the Carry-Over Amount applicable to a particular Succeeding Fiscal Year may not be carried forward to another Fiscal Year. Capital Expenditures made by Holdings and its Restricted Subsidiaries in any Fiscal Year shall be deemed to reduce first, the amount set forth above for such Fiscal Year, and then, the Carry-Over Amount.

(c)
Minimum Liquidity. Holdings and its Restricted Subsidiaries, on a consolidated basis, shall not permit Liquidity to be less than $30,000,000 at any time.

8.21
Information Regarding Collateral. Holdings shall not, and shall cause its Restricted Subsidiaries not to, without at least ten (10) days (or such shorter period as the Required Lenders may agree in their sole discretion) prior written notice to Agent, make any change in: (i) any Obligor’s legal name; (ii) the location of any Obligor’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it with an aggregate Fair Market Value in excess of $5,000,000 is located (including the establishment of any such new office or facility, but excluding in-transit Collateral, Collateral out for repair, and Collateral temporarily stored at a customer’s location in connection with the providing of services to such customer); (iii) any Obligor’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Obligor’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization.

8.22
Ratings. Until the Term Loans are paid in full and terminated in accordance with this Agreement, the Borrower shall use commercially reasonable efforts to cause (x) S&P and Moody’s to continue to issue ratings for the Term Loans, (y) Moody’s to continue to issue a corporate family rating (or the equivalent thereof) of the Borrower and (z) S&P to continue to issue a corporate credit rating (or the equivalent thereof) of the Borrower (it being understood, in each case, that such obligation shall not require the Borrower to maintain a specific rating).

8.23
Additional Obligors; Covenant to Give Security. At the Borrower’s expense, Holdings and the Borrower shall, and shall cause each of its Restricted Subsidiaries to, take all action necessary or reasonably requested by the Collateral Agent to ensure that the Collateral and Guarantee Requirement (subject to the limitations set forth therein and in the Security Documents) continues to be satisfied, including:

(i)
upon the formation or acquisition of any new direct or indirect Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by any Obligor, the designation in accordance with Section 8.26 of any existing direct or indirect Subsidiary as a Restricted Subsidiary (in each case, other than an Excluded Subsidiary), or any Restricted Subsidiary ceasing to be an Excluded Subsidiary, within thirty (30) days (or, in the case of Mortgages and Certificates of Title for Titled Goods, ninety (90) days) after such formation, acquisition, designation or occurrence (or such longer period as the Required Lenders may agree in their reasonable discretion):

(A)
causing each such Restricted Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to furnish to the Collateral Agent a description of any Real Estate owned by such Restricted Subsidiary (in detail reasonably satisfactory to the Collateral Agent) solely to the extent such Real Estate is required to become subject to a Mortgage hereunder;

(B)
causing each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Agent and the Collateral Agent (x) a “Guaranty Agreement Supplement” referred to in the Guarantee Agreement guaranteeing the Obligations under the Loan Documents and (y) Mortgages on any Real Estate required to be mortgaged pursuant to the Collateral and Guarantee Requirement, a “Security Agreement Supplement” referred to in the Security Agreement and any required Intellectual Property security agreements and other security agreements and documents or joinders or supplements thereto (consistent with the Security Agreement and other Security Documents in effect on the Closing Date), as reasonably requested by and in form and substance reasonably satisfactory to the Collateral Agent, in each case of this clause (y), granting the Collateral Agent’s Liens solely to the extent required pursuant to the Collateral and Guarantee Requirement;

(C)
delivering, and causing each such Restricted Subsidiary that is, or is required to become, a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver instruments evidencing the intercompany Debt held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral and Guarantee Requirement (including the execution of the Subordinated Intercompany Note), indorsed in blank to the Collateral Agent (or such other Person specified pursuant to the ABL Intercreditor Agreement, if applicable);

(D)
taking and causing such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action, to the extent required pursuant to the Collateral and Guarantee Requirement (including, if applicable, the recording of Mortgages and of any Intellectual Property security agreements, the filing of financing statements) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms; and

(E)
causing each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Agent and the Collateral Agent opinions, certificates and other documents, as reasonably requested by and in form and substance reasonably satisfactory to the Agent (it being understood and agreed that any opinions, certificates and other documents that are consistent with those delivered by the Obligors on the Closing Date shall be deemed to be in form and substance reasonably satisfactory to the Agent);

(ii)
not later than ninety (90) days (or such longer period as the Required Lenders may agree to in writing in their reasonable discretion) after the acquisition by any Obligor of any Real Estate (other than the Excluded Real Property) that is required to be provided as Collateral pursuant to the Collateral and Guarantee Requirement, or after the date any Excluded Real Property no longer satisfies the criteria therefor in the definition thereof, causing such property to be subject to a Lien and Mortgage in favor of the Collateral Agent for the benefit of the Secured Parties and taking, or causing the relevant Obligor to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the limitations and exceptions of, the Collateral and Guarantee Requirement and otherwise complying with the requirements of the Collateral and Guarantee Requirement; and, upon recordation in the proper recording offices of the Mortgages, if and when applicable, the Mortgages shall each constitute a perfected first priority Lien (subject to the terms of the ABL Intercreditor Agreement, the Monarch Acquisition Intercreditor Agreement, the REV Energy Acquisition Intercreditor Agreement, and other Permitted Liens) on, and security interest in, all right, title and interest of Holdings and its Restricted Subsidiaries in the Collateral described therein, subject only to Permitted Liens; and

(iii)
immediately prior to or simultaneously with the incurrence of Debt pursuant to Section 8.12(q), or any amendments to the documents related thereto, entering into to Security Documents or amendments or supplements to existing Security Documents to (x) if any other Person is a borrower or guarantor in respect of such Debt, to enter into or join such Persons to the applicable Security Documents and to cause such other Person to become a Guarantor hereunder and under the other Loan Documents pursuant to Section 8.23, (y) to grant Collateral Agent a Lien (to secure the Obligations) on the Collateral that will also be collateral for such Debt and (z) to provide Collateral Agent with corollary rights (including representations, covenants and remedies) relative to such Collateral as are provided for the benefit of such Debt.

8.24
Use of Proceeds. The Borrower shall use the proceeds of the Term Loans in the manner set forth in Section 7.17.

8.25
Further Assurances. Subject to any limitations and exceptions set forth in the Security Documents and in the definition of “Collateral and Guarantee Requirement”, Holdings and the Borrower shall, and shall cause each of the other Obligors to, promptly execute and deliver, or cause to be promptly executed and delivered, to the Collateral Agent, such documents and agreements, and shall promptly take or cause to be taken such actions, as the Collateral Agent may, from time to time, reasonably request to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien.

8.26
Designation of Subsidiaries; Monarch Subsidiary; REV Energy Entities.

(a)
The Board of Directors of Holdings or the Borrower may at any time designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by notice to the Agent; provided that, in each case, (i) no Default or Event of Default is then continuing or would result therefrom; (ii) after giving effect to such designation, the Total Net Leverage Ratio on a Pro Forma Basis as of the last day of the most recently completed Test Period shall be less than or equal to 1.00:1:00; provided that, any designation of Flotek and/or BPC as an Unrestricted Subsidiary (in the case of any such designation, such Unrestricted Subsidiary and each of its Subsidiaries, a “Specified Unrestricted Subsidiary”) prior to the date on which Holdings owns, directly or indirectly, more than 66 ⅔% of the Stock of such Person shall not be subject to the requirements of this clause (ii); (iii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated as an Unrestricted Subsidiary and then re-designated as a Restricted Subsidiary; and

(iv) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if after such designation it would be a “restricted subsidiary” for the purpose of the ABL Credit Agreement or any other Material Indebtedness.

(b)
The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the Fair Market Value of the Borrower’s investment therein and the Investment resulting from such designation must otherwise be in compliance with Section 8.11 (as determined at the time of such designation); provided that, any designation of Flotek and/or BPC as a Specified Unrestricted Subsidiary shall not constitute an Investment by any of the Obligors unless such designation occurs after Holdings owns, directly or indirectly, more than 66 ⅔% of the Stock of such Specified Unrestricted Subsidiary.

(c)
The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Debt or Liens of such Subsidiary existing at such time and the Debt or Liens of such Subsidiary must otherwise be in compliance with Section 8.12 and 8.16 (as determined at the time of such designation).

(d)
Notwithstanding anything to the contrary contained herein,

(i)
no Unrestricted Subsidiary may at any time hold (directly or indirectly) Stock in, or Debt of, or Liens on the Stock or assets of, any Restricted Subsidiary, other than in the case of Flotek and BPC (as applicable), any Liens described in clause (mm)(ii) of the definition of Permitted Liens and other similar contractual encumbrances (but, for the avoidance of doubt, not in respect of Debt) that are not otherwise prohibited under Section 8.17;

(ii)
in no event shall any Restricted Subsidiary that owns (or has an exclusive license to) any Intellectual Property that is material to the operations or the business of Holdings and its Restricted Subsidiaries be permitted to be designated as an Unrestricted Subsidiary, nor shall any Unrestricted Subsidiary be permitted to own (or have an exclusive license to), develop, or receive from Holdings or any of its Restricted Subsidiaries, any Intellectual Property that is material to the operations or the business of Holdings and its Restricted Subsidiaries; and

(iii)
in the case of any Unrestricted Subsidiary that is a Specified Unrestricted Subsidiary, (A) the Stock of such Specified Unrestricted Subsidiary shall not constitute Excluded Stock and shall be required to be pledged by an Obligor to the Agent for the benefit of the Secured Parties in accordance with the terms of this Agreement and the Security Agreement, (B) all transactions between such Specified Unrestricted Subsidiary, on the one hand, and any Affiliate of such Specified Unrestricted Subsidiary, on the other hand, entered into after the date hereof, shall be consummated in the ordinary course of its business, for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof, and that are fully disclosed to the Agent and the Lenders prior to the consummation thereof, if they involve one or more payments by or to such Specified Unrestricted Subsidiary in excess of $5,000,000 for any single transaction or series of related transactions, other than any transactions permitted under clauses (a)(ii), (q)(i) and (q)(ii) of Section 8.14 and the last paragraph of Section 8.14, (C) all dividends and distributions made by such Specified Unrestricted Subsidiary, all proceeds of sales, transfers or other dispositions of assets by such Specified Unrestricted Subsidiary, and all returns on investments of such Specified Unrestricted Subsidiary shall, in each case, to the extent distributed to the equity holders thereof, be distributed to the equity holders thereof on a pro rata basis, and solely in cash, and in the case of equity holders that are Affiliates of Holdings and its Restricted Subsidiaries (including, without limitation, any Parent Entity), only through distributions made to Holdings and its Restricted Subsidiaries for further distribution thereof by Holdings and its Restricted Subsidiaries in the manner and to the extent permitted under this Agreement (and not through any other Affiliate or Parent Entity directly), (D) the Borrower shall not vote to permit any Dispositions by such Specified Unrestricted Subsidiary made outside the ordinary course of business (other than Dispositions of the type described in clauses (b), (c), (d), (e), (j), (m), (n), (o), (p) and (s) of the definition of Permitted Disposition) unless such Disposition shall be made for Fair Market Value and, with respect to any such Disposition (or series of related Dispositions) for a purchase price in excess of $5,000,000, such Specified Unrestricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents and (E) the Borrower shall not vote to permit any such Specified Unrestricted Subsidiary to enter into any transaction, take any action, or fail to take any action that, individually or in the aggregate that could reasonably be expected to have a Material Adverse Effect.

(iv)
Holdings and/or the Borrower may continue to designate Flotek and/or BPC as an Unrestricted Subsidiary (but not a Specified Unrestricted Subsidiary) at any time after Holdings owns, directly or indirectly, more than 66 ⅔% of the Stock of such Person, so long as at the time of the continuance of such designation, the conditions to the designation of a Restricted Subsidiary as an Unrestricted Subsidiary set forth in clauses (a) (without giving effect to the proviso set forth in clause (a)(ii) thereof), (b) (without giving effect to the proviso set forth therein), (c), (d)(i) and (d)(ii) of this Section 8.26 are satisfied as of such date as if the continuance of such designation was an initial designation of such Subsidiary as an Unrestricted Subsidiary hereunder as of such date.

(e)
Monarch Subsidiary. Until the (A) repayment in full and satisfaction of the Monarch Acquisition Seller Debt, (B) discharge of security interests and release of Liens on the assets of and Stock issued by the Monarch Subsidiary securing the Monarch Acquisition Seller

Debt and (C) Collateral Agent, for the benefit of the Secured Parties, has a first priority Lien on the assets of and Stock issued by the Monarch Subsidiary (subject to certain Liens permitted hereunder and the ABL Intercreditor Agreement):

(i)
the Monarch Subsidiary shall not at any time hold (directly or indirectly) Stock in, or Debt of, or Liens on the Stock or assets of, any other Restricted Subsidiary;

(ii)
in no event shall the Monarch Subsidiary be permitted to own (or have an exclusive license to), develop, or receive from Holdings or any of its other Restricted Subsidiaries, any Intellectual Property that is material to the operations or the business of Holdings and its other Restricted Subsidiaries;

(iii)
all transactions between the Monarch Subsidiary, on the one hand, and Holdings or any of its other Restricted Subsidiaries (other than the Monarch Subsidiary), on the other hand, shall be consummated, on terms at least as favorable to Holdings and its other Restricted Subsidiaries (other than the Monarch Subsidiary) than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof provided that this clause (iii) shall not be construed to restrict Borrower from entering into and performing its obligations under the Monarch Seller Note and Monarch Security Documents;

(iv)
notwithstanding any other provisions set forth herein, Holdings and its Restricted Subsidiaries (other than the Monarch Subsidiary) shall only be permitted to make an Investment in, or any Disposition or Distribution to, the Monarch Subsidiary if Holdings and its Restricted Subsidiaries would be permitted at such time hereunder to make such Investment in, or any Disposition or Distribution to, as applicable, any Person that is not the Borrower, a Guarantor or a Restricted Subsidiary hereunder;

(v)
nothing in this Section 8.26(e) shall be construed to restrict the consummation of the Monarch Acquisition (including, without limitation, the contribution of the real property acquired by Borrower from DPW Investments, LLC to Monarch Silica on the date on which the Monarch Acquisition is consummated).

(f)
REV Energy Entities. Until the (A) repayment in full and satisfaction of the REV Energy Acquisition Seller Debt, (B) discharge of security interests and release of Liens on the assets of and Stock issued by the REV Energy Entities securing the REV Energy Entities Acquisition Seller Debt and (C) Collateral Agent, for the benefit of the Secured Parties, has a first priority Lien on the assets of and Stock issued by the REV Energy Entities (subject to certain Liens permitted hereunder and the ABL Intercreditor Agreement):

(i)
the REV Energy Entities shall not at any time hold (directly or indirectly) Stock in, or Debt of, or Liens on the Stock or assets of, any other Restricted Subsidiary;

(ii)
in no event shall any REV Energy Entities be permitted to own (or have an exclusive license to), develop, or receive from Holdings or any of its other Restricted Subsidiaries, any Intellectual Property that is material to the operations or the business of Holdings and its other Restricted Subsidiaries;

(iii)
all transactions between any of the REV Energy Entities, on the one hand, and Holdings or any of its other Restricted Subsidiaries (other than the REV Energy Entities), on the other hand, shall be consummated, on terms at least as favorable to Holdings and its other Restricted Subsidiaries (other than the REV Energy Entities) than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof provided that this clause (iii) shall not be construed to restrict Borrower from entering into and performing its obligations under the REV Energy Seller Note and REV Energy Security Documents;

(iv)
notwithstanding any other provisions set forth herein, Holdings and its Restricted Subsidiaries (other than the REV Energy Entities) shall only be permitted to make an Investment in, or any Disposition or Distribution to, any of the REV Energy Entities if Holdings and its Restricted Subsidiaries would be permitted at such time hereunder to make such Investment in, or any Disposition or Distribution to, as applicable, any Person that is not the Borrower, a Guarantor or a Restricted Subsidiary hereunder;

(v)
nothing in this Section 8.26(f) shall be construed to restrict the consummation of the REV Energy Acquisition.

8.27
Passive Holding Company; Etc.

(a)
After the date hereof, Holdings will not conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Stock (other than Disqualified Stock) of the Borrower and the indirect ownership of the Stock (other than Disqualified Stock) of the Subsidiaries of the Borrower, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance and to open and maintain bank accounts, (iii) to the extent applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group that includes Holdings or the Borrower and their respective Subsidiaries, (iv) the performance of its obligations under and in connection with the Loan Documents and any documents relating to other Permitted Debt, (v) any public offering of its common Stock or any other issuance or registration of its Stock for sale, resale or otherwise to the extent permitted by this Agreement, including the costs, fees and expenses related thereto, (vi) any transaction that Holdings is permitted to enter into or consummate under this Agreement and any transaction between Holdings and the Borrower or any of its Restricted Subsidiaries permitted under this Agreement, including (A) making any dividend or distribution or other transaction similar to a Distribution permitted by Section 8.10 (or the making of a loan to its Parent Entities in lieu of any such permitted Distribution or other transaction similar to a permitted Distribution) or holding any cash received in connection with Distributions made by the Borrower in accordance with Section 8.10 pending application thereof by Holdings in the manner contemplated by Section 8.10 (including the redemption in whole or in part of any of its Stock (other than Disqualified Stock) in exchange for another class of Stock (other than Disqualified Stock) or rights to acquire its Stock (other than Disqualified Stock) or with proceeds from substantially concurrent equity contributions or issuances of new shares of its Stock (other than Disqualified Stock)), (B) making any Investment to the extent (1) payment therefor is made solely with the Stock of Holdings (other than Disqualified Stock) or a Parent Entity, the proceeds of Distributions received from the Borrower and/or proceeds of the issuance of, or contribution in respect of, the Stock (other than Disqualified Stock) of Holdings or a Parent Entity, in each case, in accordance with the terms of this Agreement and (2) any property (including Stock) acquired in connection therewith is contributed by Holdings to the Borrower or a Guarantor (or, if otherwise constituting Permitted Investments, a Restricted Subsidiary) or the Person formed or acquired in connection therewith is merged or consolidated with the Borrower or a Restricted Subsidiary and (C) the (w) provision of Guaranties in the ordinary course of business in respect of obligations of the Borrower or any of its Restricted Subsidiaries to suppliers, customers, franchisees, lessors, licensees, sublicensees or distribution partners; provided, for the avoidance of doubt, that such Guaranty shall not be in respect of Debt for Borrowed Money, (x) incurrence of Debt of Holdings contemplated by Section 8.12 (and satisfaction of Holdings’ obligations under the loan agreements, loan documents, security documents and other financing agreements evidencing such Debt) (y) incurrence of Guaranties and the performance of its other obligations in respect of Debt incurred pursuant to Section 8.12 and (z) granting of Liens to the extent permitted under Section 8.16 or Liens imposed by operation of law, (vii) incurring fees, costs and expenses relating to overhead and general operating expenses including professional fees for legal, tax and accounting issues and payment of taxes, (viii) providing indemnification to officers and directors and as otherwise permitted in this Agreement, (ix) activities incidental to the consummation of the Transactions, (x) organizational activities incidental to Permitted Acquisitions or acquisitions constituting Permitted Investments consummated by Holdings, the Borrower or its Restricted Subsidiaries, including the formation of acquisition vehicle entities and intercompany loans and/or investments incidental to such Permitted Acquisitions or acquisitions constituting Permitted Investments in each case consummated substantially contemporaneously with the consummation of the applicable Permitted Acquisitions or acquisitions constituting Permitted Investments, in each case, in accordance with the other terms and provisions of this Agreement, (xi) the making of any loan to any officers or directors permitted by Section 8.11, the making of any Investment in the Borrower or any Guarantor or, to the extent otherwise allowed under Section 8.11, a Restricted Subsidiary, (xii) the entry into customary shareholder agreements, (xiii) as specified on Schedule

8.27 and (xiv) activities incidental to the businesses or activities described in clauses (i) to (xiii) of this Section 8.27.

(b)
After the date hereof, Holdings will not consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose all or substantially all of its assets and properties, except that Holdings may merge, amalgamate or consolidate with or into any other Person (other than the Borrower) or otherwise Dispose of all or substantially all of its assets and property; provided that (i) Holdings shall be the continuing or surviving Person of such merger, amalgamation or consolidation or, in the case of a merger, amalgamation or consolidation where Holdings is not the continuing or surviving Person or where Holdings has been liquidated or in connection with a Disposition of all or substantially all of its assets, in any such case, the Person formed by or surviving any such merger, amalgamation or consolidation or the Person into which Holdings has been liquidated or to which Holdings has transferred such assets shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (Holdings or such Person, as the case may be, being herein referred to as the “Successor Holdings”), (ii) the Successor Holdings (if other than Holdings) shall (y) expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Agent (including a “Guaranty Supplement” referred to in the Guarantee Agreement and a “Security Agreement Supplement” referred to in the Security Agreement, in order for the surviving or continuing Person or such transferee to become a Guarantor) and (z) as a condition to becoming Successor Holdings shall take all action necessary or reasonably requested by the Collateral Agent to ensure that the Collateral and Guarantee Requirement (subject to the limitations set forth therein and in the Security Documents) is satisfied with respect to Successor Holdings’ assets and properties and shall otherwise comply with Section 8.23 (as though Successor Holdings were a Restricted Subsidiary), (iii) each Guarantor shall have by a supplement to the Guarantee Agreement confirmed that its Guaranty shall apply to the Successor Holdings’ obligations under this Agreement, (iv) each Guarantor shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to the Successor Holdings’ obligations under this Agreement, (v) Holdings shall have delivered to the Agent an officer’s certificate stating that such merger, amalgamation, consolidation, liquidation or Disposition and any supplements to the Loan Documents preserve the enforceability of the Guarantee Agreement and the perfection of the Collateral Agent’s Liens, (vi) the Successor Holdings shall, immediately following such merger, amalgamation, consolidation, liquidation or Disposition, directly or indirectly, own all Subsidiaries owned by Holdings immediately prior to such merger, amalgamation, consolidation, liquidation or Disposition, (vii) if reasonably requested by the Agent, an opinion of counsel shall be required to be provided to the effect that such merger, amalgamation, consolidation, liquidation, or Disposition does not breach or result in a default under this Agreement or any other Loan Document, (viii) no Event of Default has occurred and is continuing or would result from the consummation of such event, and (ix) the Borrower shall have delivered to the Agent a certificate of a Responsible Officer stating that such merger, amalgamation, consolidation or Disposition or other event and any supplements to any Loan Document (or new Loan Documents delivered concurrently therewith) create and preserve, as applicable, the enforceability of the Guarantee Agreement in regards to Successor Holdings and the perfection and priority of the Collateral Agent’s Lien in Successor Holdings’ assets and property subject to the limitations of and exceptions set forth in the Collateral and Guarantee Requirement, the other provisions set forth herein and the Security Documents; provided, further, that if the foregoing are satisfied, the Successor Holdings (if other than Holdings) will succeed to, and be substituted for, Holdings under this Agreement.

8.28
Amendments to Certain Documents. Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to amend, modify or change in any manner that is materially adverse to the interests of (i) the Obligors or the Lenders any term or condition of the Shared Services Agreement, the Tax Receivable Agreement, the Monarch Acquisition Seller Debt (in the case of the Monarch Acquisition Seller Debt, after the Third Amendment Effective Date), the REV Energy Acquisition Seller Debt (in the case of the REV Energy Acquisition Seller Debt, after the Third Amendment Effective Date), the [**] (in the case of the [**], after the Fifth Amendment Effective Date) or any documentation governing Junior Debt or (ii) the Lenders any term or condition of any Charter Document of Holdings, the Borrower or any Subsidiary that is a Guarantor (it being understood and agreed that, in the case of each of clauses (i) and (ii), any amendment, modification or change to any such documentation that has the effect of (x) increasing the amount, rate or frequency of any payment, reimbursement, repurchase, dividend or distribution payable thereunder, (y) changing any right of redemption, retirement or put option set forth therein or (z) changing the terms of Section 4.6(b)(ii)(B) or (C) of the Holdings LLC Agreement (including, for the avoidance of doubt, in the case of each of clauses (x), (y) and (z), any Distribution resulting therefrom), shall, in each case, be deemed to be materially adverse to the interests of the Lenders); provided that, in the case of any Charter Document of Holdings (other than with respect to clause (z) above), such amendment, modification or change shall be permitted to the extent that Holdings and its Restricted Subsidiaries shall not be required to take any action, or otherwise be required to make any payment, reimbursement, repurchase, dividend or distribution or exercise any redemption, retirement or put option, based on such amendment, modification or change that would not be prohibited under this Agreement (including, for the avoidance of doubt, any amendment to the Charter Document for Holdings contemplated by the IPO Transactions) (notwithstanding any other provisions set forth herein, it being understood and agreed that any amendments, modifications, restatements or supplements to the Holdings LLC Agreement occurring after the date hereof in accordance with the provisions set forth in the definition of Holdings LLC Agreement set forth herein shall not be prohibited by this Agreement).

8.29
Certain Post-Closing Obligations. As promptly as practicable, and in any event within the time periods after the Closing Date or the Second Amendment Effective Date, as applicable, as specified in Schedule 8.29 or such later date as the Required Lenders reasonably agree to in writing, including to reasonably accommodate circumstances unforeseen on the Closing Date or the Second Amendment Effective Date, as applicable, the Borrower and each other Obligor shall deliver the documents or take the actions specified in Schedule 8.29, in each case except to the extent otherwise agreed by the Required Lenders pursuant to their authority as set forth in the definition of the term “Collateral and Guarantee Requirement.”

ARTICLE IX

CONDITIONS OF LENDING

9.1
Conditions Precedent to Effectiveness of Agreement and Making of Term Loans on the Closing Date. The effectiveness of this Agreement, the obligation of the Closing Date Lenders to make the Term Loans on the Closing Date is subject to the satisfaction (or waiver in writing by each

Closing Date Lender) of the following conditions precedent:

(a)
The Agent’s receipt of the following, each of which shall be originals, facsimiles or electronic copies (followed promptly by originals if requested by Agent) unless otherwise specified, each properly executed by a Responsible Officer of the signing Obligor:

(i)
executed counterparts of this Agreement, the Guarantee Agreement, the Security Agreement, the ABL Intercreditor Agreement, the Fee Letter, the VCOC Lender Rights Letter and [**] (to the extent requested by any Lender);

(ii)
each Security Document set forth on Schedule 1.5 (including the delivery of documents and instruments necessary to satisfy the Collateral and Guarantee Requirement) required to be executed on the Closing Date as indicated on such schedule, duly executed by Holdings (to the extent a party thereto) and/or each Obligor thereto, together with (except as provided in such Security Documents):

(A)
executed Intellectual Property Security Agreement(s) in substantially the form of Exhibit B to the Security Agreement;

(B)
evidence that all financing statements under the Uniform Commercial Code have been filed or are otherwise in a form appropriate for filing;

(C)
an executed Perfection Certificate; and

(D)
lien searches reasonably satisfactory to the Agent;

(iii)
certificates substantially in the form of Exhibit G for Holdings and the Borrower which attach (A) resolutions or other equivalent action documentation, (B) incumbency certificates, (C) Organization Documents and (D) good standing certificates;

(iv)
an opinion from Brown Rudnick LLP and an opinion from The Whitten Law Firm, PC, each counsel to the Obligors, addressed to the Agent and the Lenders as of the Closing Date;

(v)
a certificate, in the form of Exhibit F, attesting to the Solvency of Holdings and its Subsidiaries (on a consolidated basis) on the Closing Date after giving effect to the Transactions consummated on the Closing Date, from the Chief Executive Officer of Holdings;

(vi)
a Notice of Borrowing relating to the Borrowing of the Term Loans on the Closing Date; and

(vii)
a copy of, or a certificate as to coverage under, the insurance policies required by Section 8.5 and the applicable provisions of the Security Documents.

(b)
All fees and expenses required to be paid hereunder or pursuant to the Fee Letter, in the case of expenses, to the extent invoiced at least three (3) Business Days prior to the Closing Date (except as otherwise agreed by the Borrower) shall, substantially concurrently with the Borrowing on the Closing Date, have been paid (which amounts may, at the Borrower’s option, be offset against the proceeds of the Term Loans borrowed on the Closing Date).

(c)
The Agent and Arrangers shall have received a true, correct and complete copy of the ABL Credit Agreement and each other material Loan Document (as defined in the ABL Credit Agreement), in each case, including all exhibits and schedules related thereto (including, for the avoidance of doubt, a true, correct and complete copy of that certain Security Agreement, dated as of the date hereof, among Holdings, Borrower, certain of their respective Subsidiaries, as grantors and ABL Collateral Agent).

(d)
The Agent and Arrangers shall have received the Historical Financial Statements.

(e)
(1) The Agent shall have received an executed payoff letter with respect to existing Debt of Holdings, the Borrower, the Restricted Subsidiaries and FTS and each of its Subsidiaries set forth on Schedule 9.1, along with all associated UCC termination statements or other termination statements with respect to any related filings, in each case in form and substance satisfactory to the Agent, and, (2) simultaneously or substantially concurrently with the funding of the Term Loans under this Agreement (i) all principal, accrued and unpaid interest, fees, premium, if any, and other amounts outstanding as set forth on Schedule 9.1 (in each case, other than contingent indemnification obligations not then due and payable and that by their terms expressly survive the termination of the existing Debt of Holdings, the Borrower and the Restricted Subsidiaries set forth on Schedule 9.1) shall be paid or repaid in full, (ii) all commitments to extend credit thereunder will be terminated, (iii) any security interest and guarantees in connection therewith shall be terminated and released and (iv) all of the “loan documents” (or such similar term as used therein) with respect to the existing Debt of Holdings, the Borrower and the Restricted Subsidiaries set forth on Schedule 9.1, in each case, shall be terminated and of no further force or effect (other than customary provisions therein that survive pursuant to the terms thereof).

(f)
After giving effect to the incurrence of the Term Loans on a Pro Forma Basis and excluding the cash proceeds to the Borrower therefrom, Holdings and its Restricted Subsidiaries shall have Liquidity in excess of $25,000,000.

(g)
The Agent and each Lender shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information (including a duly executed IRS Form W-9 or other applicable tax form) about the Borrower and the Guarantors as has been reasonably requested in writing at least ten (10) Business Days prior to the Closing Date by the Agent and each Lender that they reasonably determine is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

(h)
Since December 31, 2020, there has not been any fact, change, event, circumstance, effect, development or occurrence which, individually or in the aggregate with any other facts, changes, events, circumstances, effects, developments or occurrences, has had, or would reasonably be expected to have, a Material Adverse Effect.

(i)
No Default or Event of Default shall have occurred and be continuing before or immediately after giving effect to this Agreement and the borrowing of the Term Loans hereunder.

(j)
No Default or Event of Default (in each case, as defined under the ABL Credit Agreement) shall have occurred and be continuing before or immediately after giving effect to this Agreement and the borrowing of the Term Loans hereunder.

(k)
The Collateral Agent shall have received the original stock certificates representing the pledged Stock constituting Collateral (to the extent such Stock is certificated) of the Borrower and its Restricted Subsidiaries, together with customary blank stock or unit transfer powers and irrevocable powers duly executed in blank.

(l)
The Agent and each Lender shall have received at least three (3) Business Days prior to the Closing Date a Beneficial Ownership Certification from any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

(m)
Holdings shall have (i) received the full cash proceeds of the Back-Stop Note and the Closing Date Note, (ii) issued the Equify Bridge Note and (iii) received the Net Cash Proceeds of the Permitted Sale Leaseback Transaction.

(n)
The following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

(i)
the Specified Representations shall be true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect is true and correct in all respects) on and as of the date of such extension of credit, other than any such representation or warranty which relates to a specified prior date, in which case such representations and warranties were true and correct in all material respects as of such prior date, and except to the extent the Agent and the Lenders have been notified in writing by the Borrower that any representation or warranty is not correct in all material respects (or that any representation and warranty that is qualified as to materiality or Material Adverse Effect is not correct in all respects) and the Required Lenders have explicitly waived in writing compliance with such representation or warranty; and

(ii)
no Default or Event of Default has occurred and is continuing, or would result from such extension of credit.

(o)
The FTS Acquisition Agreement representations of FTS shall be true and correct (after giving effect to all applicable materiality qualifiers applicable thereto) such that the closing condition set forth in Section 9.02(a) of the FTS Acquisition Agreement would not fail to be satisfied or waived (with the prior written consent of the Agent).

(p)
The Borrower shall have delivered to the Agent complete and correct copies of the FTS Acquisition Documents, including all schedules and exhibits thereto (other than the FTS

Acquisition Agreement which has already been publicly filed with the SEC and any other amendments and FTS Acquisition Documents which are on file with the SEC as of the Closing Date).

(q)
The FTS Acquisition shall have been or, substantially concurrently with the Borrowing of the Term Loans shall be, consummated in all material respects in accordance with the terms of the FTS Acquisition Agreement, all conditions to the closing of the FTS Acquisition shall have been satisfied or waived (with the prior written consent of the Agent) other than the payment of the purchase price and the Agent shall have received evidence satisfactory to it (in the form of written confirmation (which may be by electronic mail) from American Stock Transfer & Trust Company, LLC) that amounts at least equal to the Net Cash Proceeds of the Permitted Sale Leaseback Transaction and $50,511,859.92 of the cash proceeds of the Back-Stop Note and the Closing Date Note have been received by American Stock Transfer & Trust Company, LLC, as paying agent under the FTS Acquisition Agreement.

(r)
The Borrower shall have delivered to the Collateral Agent complete and correct copies of (i) the FTS Pledge Agreements, in forms reasonably acceptable to the Collateral Agent, acting at the direction of the Required Lenders, in respect of the Stock of FTS, duly executed and delivered by each FTS Pledgor, in favor of the Collateral Agent, and (ii) the FTS Control Agreements, in forms reasonably acceptable to the Collateral Agent, acting at the direction of the Required Lenders, duly executed and delivered by each FTS Pledgor, in favor of the Collateral Agent.

ARTICLE X

DEFAULT; REMEDIES

10.1
Events of Default. It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:

(a)
any failure by the Borrower to pay: (i) the principal of any of the Term Loans when due, whether upon demand or otherwise; or (ii) any interest, fee or other amount owing hereunder or under any of the other Loan Documents within five (5) Business Days after the due date therefor, whether upon demand or otherwise;

(b)
any representation or warranty made or deemed made by Holdings or the Borrower in this Agreement or by any Obligor or any FTS Pledgor in any of the other Loan Documents or any certificate furnished by any Obligor or any FTS Pledgor at any time to the Agent, the Collateral Agent or any Lender pursuant to the Loan Documents shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

(c)
any default shall occur in the observance or performance of any of the covenants and agreements contained in:

(i)
Section 6.3(a), Section 8.2(a) (with respect to the maintenance of the Borrower’s existence only), Section 8.8, Section 8.9, Section 8.10, Section 8.11, Section 8.12, Section 8.13, Section 8.14, Section 8.16, Section 8.17, Section 8.22, Section 8.24, Section 8.27 or Section 8.28;

(ii)
Section 8.20; provided that an Event of Default shall not occur under this clause

(iii)
until the expiration of the Cure Deadline for the applicable Test Period for which Holdings, the Borrower and its Restricted Subsidiaries were not in compliance with the Financial Covenant;

(iv)
Section 8.20 of the ABL Credit Agreement; provided that an Event of Default shall not occur under this clause (iii) until the expiration of the Cure Deadline (as defined in the ABL Credit Agreement) for the applicable Test Period for which the Borrower was not in compliance with the ABL Financial Covenant; or

(v)
any other provision of this Agreement or any other Loan Document and such default shall continue for thirty (30) days after receipt by the Borrower of written notice thereof by the Agent or the Required Lenders;

(d)
any default shall occur with respect to any Debt (other than the Obligations) of any Obligor or any of its Restricted Subsidiaries in an outstanding principal amount which constitutes Material Indebtedness, or under any agreement or instrument under or pursuant to which any such Material Indebtedness may have been issued, created, assumed, or guaranteed by any Obligor or any of its Restricted Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, in each case if the effect thereof (with or without the giving of notice) is to accelerate, or to permit the holders of any such Material Indebtedness to accelerate, the maturity of any such Material Indebtedness; or any such Material Indebtedness shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled or required prepayment) prior to the stated maturity thereof; or any such Material Indebtedness shall not be paid in full upon the scheduled maturity thereof; provided that this clause (d) shall not apply to (x) termination events or equivalent events not constituting events of default pursuant to the terms of any Hedge Agreement and (y) Material Indebtedness that becomes due or as to which an offer to prepay is required to be made as a result of the voluntary Disposition of the property or assets securing such Material Indebtedness, if such Disposition is permitted hereunder and under the documents providing for such Material Indebtedness; provided, further, that any such default (other than a default in respect of the payment of principal, interest, fees or any other amounts) in respect of the First Financial Loan Documents shall not, until the first to occur of (i) such event of default has continued for thirty (30) days, (ii) all or any portion of the Debt under the First Financial Loan Documents has been accelerated, or (iii) the lender under the First Financial Loan Documents has exercised any remedies under the First Financial Loan Documents, constitute an Event of Default under this clause (d);

(e)
Holdings, the Borrower or any Significant Subsidiary shall (i) file a voluntary petition in bankruptcy or file a voluntary petition, proposal, notice of intent to file a proposal or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or Law, state, or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; or (iii) make an assignment for the benefit of creditors;

(f)
an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of Holdings, the Borrower or any Significant Subsidiary for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or Law, state or federal, now or hereafter existing, and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

(g)
(i) a receiver, interim receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for Holdings, the Borrower or any Significant Subsidiary for all or any material part of such Person’s property shall be appointed or (ii) a warrant of attachment, execution or similar process shall be issued against any material part of the property of Holdings, the Borrower or any Significant Subsidiary and such warrant or similar process shall not be vacated, discharged, stayed or bonded pending appeal within sixty (60) days after the entry thereof;

(h)
this Agreement, the Guarantee Agreement, any Security Document or the ABL Intercreditor Agreement, or any other intercreditor agreement entered into in connection with the Obligations hereunder shall be terminated (other than in accordance with its terms or the terms hereof or thereof), revoked or declared void or invalid or unenforceable or challenged by any Obligor or any FTS Pledgor;

(i)
one or more monetary judgments, orders, decrees or arbitration awards is entered against any Holdings, the Borrower or any Restricted Subsidiary involving in the aggregate for all Obligors and Restricted Subsidiaries liability as to any single or related or unrelated series of transactions, incidents or conditions, in excess of $30,000,000 (in each case, except to the extent covered by insurance through a financially sound insurance company (other than an Affiliated Insurance Entity for any amounts over $10,000,000 unless reinsured pursuant to the provisions set forth herein) who does not deny or dispute coverage), and the same shall remain unsatisfied, unbonded, unvacated and unstayed pending appeal for a period of sixty (60) days after the entry thereof;

(j)
for any reason, any Lien on any Collateral having a Fair Market Value in excess of $10,000,000 ceases to be, or is not, valid, perfected and prior to all other Liens in accordance with the provisions hereof (subject to (A) the terms of the Collateral and Guarantee Requirement and the Security Documents and (B) Permitted Liens) or is terminated, revoked or declared void other than (i) as a result of a release of Collateral permitted by Section 13.10 or in accordance with the terms of the relevant Security Document, (ii) in connection with the Full Payment of the Obligations or (iii) any loss of perfection (x) that results from the failure of the Collateral Agent to (A) maintain possession of certificates, promissory notes or other instruments delivered to it representing securities or other assets pledged under the Security Documents or (B) file and maintain proper UCC financing statements or similar filings (including continuation statements) or (y) as to Collateral consisting of real property subject to a Mortgage pursuant to the provisions hereof, to the extent such real property is covered by a title insurance policy and such insurer has not denied coverage;

(k)
(i) an ERISA Event shall occur which has resulted or could reasonably be expected to result in a Material Adverse Effect or (ii) an Obligor or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect;

(l)
there occurs a Change of Control;

(m)
Holdings shall fail to receive cash equity contributions or Net Cash Proceeds of issuances of Qualified Stock of Holdings or any Parent Entity of at least $200,000,000 (excluding, for the avoidance of doubt, any contribution or issuance of Stock related to the FTS Acquisition or the FTS Distribution and Contribution Transaction, any proceeds of the Permitted Sale Leaseback Transaction or any proceeds of the Back-Stop Note, the Closing Date Note or the Equify Bridge Note, but including, for the avoidance of doubt, any Net Cash Proceeds received in connection with the IPO), or fail to contribute all such amounts to the Borrower, after the Closing Date and on or prior to December 31, 2022.

10.2
Remedies.

(a)
If an Event of Default has occurred and is continuing, the Agent may, with the consent of the Required Lenders, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrower:

(i)
declare the Term Loans to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Section 10.1(e), 10.1(f), or 10.1(g) with respect to any Obligor, all Term Loans shall automatically become immediately due and payable without notice or demand of any kind; and

(ii)
pursue its other rights and remedies under the Loan Documents and applicable Law.

(b)
If an Event of Default has occurred and is continuing and subject to the ABL Intercreditor Agreement or any other Intercreditor Agreement, intercreditor or subordination agreement or arrangements then in effect: (i) the Agent shall have, for the benefit of the respective Secured Parties, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents or the UCC; (ii) the Agent may (with the consent or at the direction of the Required Lenders), at any time, take possession of the respective Collateral and keep it on the Obligors’ premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrower shall, and shall cause their Restricted Subsidiaries to, upon the Agent’s demand (with the consent or at the direction of the Required Lenders), at the Borrower’s cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may (with the consent or at the direction of the Required Lenders) sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Required Lenders deem advisable, in their sole discretion, and may, if the Required Lenders deem it reasonable, postpone or adjourn any sale of any Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Obligor agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) days prior to such action to the Borrower at the address specified in or pursuant to Section 14.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may (with the consent or at the direction of the Required Lenders) resell the Collateral without further notice to the Borrower or any other Obligor. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower and each other Obligor irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower and the other Obligors agree that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person.

10.3
Application of Funds. Subject to any Intercreditor Agreement in effect, if the circumstances described in Section 4.6 have occurred, or after the exercise of remedies provided for in Section 10.2 or under any other Loan Document (or after the Term Loan Commitments have automatically been terminated, the Term Loans have automatically become immediately due and payable as set forth in Section 10.2), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Obligations shall be applied (notwithstanding the provisions of Sections 4.1(c) and 4.3(e)) by the Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 14.7) payable to the Agent and/or the Collateral Agent in its capacity as such (other than in connection with Cash Management Obligations or Obligations in respect of Secured Hedge Agreements);

Second, to all fees, costs, indemnities, liabilities, obligations and expenses owing to any Lender with respect to this Agreement, the other Loan Documents or the Collateral (but excluding the principal amount of and interest on the Obligations);

Third, to the payment of accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts);

Fourth, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 14.7), ratably among them in proportion to the amounts described in this clause Fourth payable to them (other than in connection with Cash Management Obligations or Obligations in respect of Secured Hedge Agreements);

Fifth, to any other Debt or obligations of any Obligor owing to the Agent, the Collateral Agent, any Lender or any other Secured Party under the Loan Documents for which the Agent has received written notice of such Obligations as being outstanding;

Sixth, ratably to pay (i) any amounts owing with respect to any Obligations in respect of Secured Hedge Agreements, until paid in full and (ii) any amounts owing with respect to any Cash Management Obligations, until paid in full;

Seventh, to the payment of all other Obligations of the Obligors that are due and payable to the Agent and the other Secured Parties (other than any Defaulting Lenders) on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Agent and the other Secured Parties (other than any Defaulting Lenders) on such date, until paid in full;

Eighth, ratably to pay any Obligations owed to Defaulting Lenders, until paid in full; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.

10.4
Permitted Holders’ Right to Cure.

(a)
Notwithstanding anything to the contrary contained in Section 10.1(c), in the event that the Borrower fails to comply with the requirements of the Financial Covenant, any of the

Permitted Holders, any Parent Entity or any Subsidiary of any Parent Entity (other than Holdings and its Restricted Subsidiaries) shall have the right, during the period beginning at the end of the last Fiscal Quarter of the applicable Test Period and until the tenth (10th) Business Day after the date on which Financial Statements with respect to the Test Period in which such covenant is being measured are required to be delivered pursuant to Section 6.2 (such date, the “Cure Deadline”), to make a direct or indirect equity investment in Holdings in cash (the “Cure Right”), which cash shall be promptly contributed by Holdings to the Borrower, and upon the receipt by the Borrower of net proceeds pursuant to the exercise of the Cure Right (the “Cure Amount”) and the application by the Borrower of the Cure Amount to the outstanding principal amount of the Term Loans in accordance with Section 4.3(c) and Section 4.3(e), the Financial Covenant shall be recalculated, giving effect to a pro forma increase to Consolidated EBITDA for such Test Period in an amount equal to such Cure Amount; provided that such pro forma adjustment to Consolidated EBITDA shall be given solely for the purpose of determining the existence of a Default or an Event of Default under the Financial Covenant with respect to any Test Period that includes the Fiscal Quarter for which such Cure Right was exercised and not for any other purpose under any Loan Document.

(b)
If, after the receipt of the Cure Amount and the recalculations pursuant to clause

(a) above, the Borrower shall then be in compliance with the requirements of the Financial Covenant during such Test Period, the Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Event of Default that had occurred shall be deemed cured; provided that (i) the Cure Right may be exercised on no more than five (5) occasions, (ii) in each four Fiscal Quarter period, there shall be at least two Fiscal Quarters in respect of which no Cure Right is exercised, (iii) with respect to any exercise of the Cure Right, the Cure Amount shall be no greater than the amount required to cause the Borrower to be in compliance with the Financial Covenant, (iv) all Cure Amounts shall be disregarded for purposes of determining any baskets or ratios with respect to the covenants contained in the Loan Documents and (v) there shall be no pro forma reduction in Debt (by netting or otherwise) with the proceeds of any Cure Amount for determining compliance with the Financial Covenant for any Test Period for which such Cure Amount is deemed applied.

(c)
Prior to the Cure Deadline, neither the Agent, the Collateral Agent nor any Lender shall exercise any rights or remedies under Article X (or under any other Loan Document available during the continuance of any Default or Event of Default) solely on the basis of any actual or purported failure to comply with the Financial Covenant unless such failure is not cured by the Cure Deadline (it being understood that this sentence shall not have any effect on the rights and remedies of the Lenders with respect to any other Default or Event of Default pursuant to any other provision of any Loan Document other than breach of the Financial Covenant); provided, however, that the Lenders shall have no obligation to make any Term Loans prior to receipt of the Cure Amount.

ARTICLE XI

TERM AND TERMINATION

11.1
Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent, upon direction from the Required Lenders, may terminate this Agreement without notice upon the occurrence and during the continuance of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (other than contingent obligations not then due and payable, Obligations under Secured Hedge Agreements and Cash Management Obligations) (including all unpaid principal, accrued and unpaid interest and any amounts due under Sections 3.1, 4.2 and 5.4) shall become immediately due and payable. Notwithstanding the termination of this Agreement, until Full Payment of all Obligations, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agent, the Collateral Agent and the Lenders shall retain all their rights and remedies hereunder (including the Collateral Agent’s Liens in and all rights and remedies with respect to all then-existing and after-arising Collateral).

ARTICLE XII

AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

12.1
Amendments and Waivers.

(a)
(i) Except as otherwise specifically set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower or other Obligor therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (with a fully executed copy thereof delivered to the Agent) (or by the Agent with the consent of the Required Lenders) and the Obligors party thereto and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(ii)
Notwithstanding the foregoing, no such waiver, amendment, or consent shall be effective with respect to the following, unless consented to in writing by all Lenders (or the Agent with the consent of all Lenders) and the Borrower:

(A)
amend this Section 12.1 (or any provision of this Agreement providing for consent or other action by all Lenders) or Section 12.2 (or the definition of Eligible Assignee);

(B)
release all or substantially all of the value of the Guarantors with respect to their Obligations owing under the Guarantee Agreement other than as permitted by Section 13.10;

(C)
release or subordinate the Collateral Agent’s Liens on all or substantially all of the Collateral other than as permitted by Section 13.10; or

(D)
change the definition of “Required Lenders”.

(iii)
Notwithstanding the foregoing, no such waiver, amendment, or consent shall be effective with respect to the following, unless consented to in writing by all affected Lenders (or the Agent with the consent of all affected Lenders) and the Borrower:

(A)
increase or extend any Term Loan Commitment or any Term Loan of any Lender;

(B)
postpone or delay any date fixed by this Agreement or any other Loan Document for any (i) scheduled payment of principal, interest or fees or (ii) payment of other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

(C)
reduce or forgive the principal of, or the rate of interest specified herein (other than waivers of the Default Rate) on any Term Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

(D)
amend, waive or otherwise modify the “default waterfall” set forth in Section 10.3 (or any similar provisions);

(E)
impose any greater restrictions on the ability of the Lenders of any Class to assign any of their respective rights or obligations hereunder;

(F)
amend, waive or otherwise modify the definition of “Pro Rata Share” or Sections 4.1, 4.2, 4.6 or 13.1 (or any similar provisions) in a manner that would alter the pro rata sharing of payments or the order of payment required thereby;

(G)
amend, waive or otherwise modify the definition of “Net Cash Proceeds” or Section 4.3(b) such that proceeds payable pursuant to such Section (or any similar provision) would not be paid on a pro rata basis to the Lenders as constituted immediately prior to such amendment; or

(H)
amend this Agreement to permit the purchase, repurchase or buyback of Term Loans on a less than pro rata basis, including in the “open market.”

It is understood that a waiver of any condition precedent or the waiver of any Default, Event of Default or mandatory prepayment or commitment reduction under this Agreement and the other Loan Documents shall not give rise to an all affected Lender vote pursuant to this clause (iii).

(iv)
Reserved.

(v)
Notwithstanding the foregoing, no such waiver, amendment, or consent shall be effective to increase the obligations or adversely affect the rights of the Agent, the Collateral Agent or any Arranger without the consent of the party adversely affected thereby.

provided, however, that (A) Schedule 1.1 hereto (Lenders’ Term Loan Commitments) may be amended from time to time by the Agent alone to reflect assignments of Term Loan Commitments in accordance herewith; (B) no amendment or waiver shall be made to Section 13.17 or to any other provision of any Loan Document as such provisions relate to the rights and obligations of any Arranger without the written consent of such Arranger, as applicable, and (C) the Fee Letter may be amended or waived in a writing signed by the Borrower and the Agent. Further, notwithstanding anything to the contrary contained in Section 12.1, if the Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (i) the

Term Loan Commitment of such Lender may not be increased or extended and (ii) the accrued and unpaid amount of any principal, interest or fees payable to such Lender shall not be reduced, in either case, without the consent of such Lender.

(b)
If, in connection with any proposed amendment, waiver or consent (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, at the Borrower’s request (and if applicable, payment by the Borrower of the processing fee referred to in Section 12.2(a)), the Agent (so long as the Agent is not a Non-Consenting Lender) or an Eligible Assignee shall have the right (but not the obligation), to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all of the Non-Consenting Lenders’ interests, rights and obligations under the Loan Documents, in accordance with the procedures set forth in clauses (i) through (v) in the proviso to Section

5.8 and the last sentence in Section 5.8, as if each such Non-Consenting Lender is an assignor Lender thereunder.

12.2
Assignments; Participations.

(a)
Any Lender may, with the written consent (in each case, which consents shall not be unreasonably withheld or delayed) of (x) the Agent and (y) so long as no Event of Default has occurred and is continuing, the Borrower, assign and delegate to one or more Eligible Assignees (each an “Assignee”) all, or any ratable part of all, of the Term Loans, the Term Loan Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000, or an integral multiple of $1,000,000 in excess thereof; provided, that (i) an amount less than the minimum amount of

$5,000,000 may be assigned if agreed to by the Borrower and the Agent, or if such amount represents all of the Term Loans, the Term Loan Commitments and the other rights and obligations of the Lender hereunder, (ii) no such minimum amount shall apply to any assignment to an Approved Fund or to a Lender or to an Affiliate of a Lender, and (iii) in the case of a prospective assignment to a Disqualified Lender following the occurrence and during the continuance of an Event of Default under any of Sections 10.1(a), (e), (f) or (g), any Affiliate of the Borrower (other than Holdings or any of its Subsidiaries) (such Affiliate, in such capacity, an “Affiliated Lender”) shall have the right, but not an obligation (the “Right of First Refusal”) to purchase the Term Loans, the Term Loan Commitments and the other rights and obligations of such Lender hereunder, that such Lender intends to sell to such Disqualified Lender, at the same price and on the same terms and conditions as those offered to such Disqualified Lender, all in accordance with this Section 12.2(a) and Section 12.2(b); provided, further, that notwithstanding anything to the contrary herein, (i) no consent shall be required for the assignment of Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund and (ii) to the extent required pursuant to the foregoing subclause (y), consent of the Borrower and/or a waiver of the Borrower’s Right of First Refusal shall be deemed to have been given if the Borrower has not responded within ten (10) Business Days of receipt of a written request for consent; provided, further, that (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall be given to the Borrower and the Agent by such Lender and the Assignee; (B) such Lender and its Assignee shall deliver to the Borrower and the Agent an Assignment and Acceptance, along with an Administrative Questionnaire and any know-your-customer documentation; and (C) the assignor Lender or Assignee shall pay to the Agent a processing fee in the amount of $3,500 unless the Agent elects to waive such processing fee in their sole discretion. Upon the request of any Lender, the Agent shall, and the Borrower hereby expressly authorizes the Agent, to make available the list of Disqualified Lenders to any Lender, any potential assignee or any potential participant for the purpose of verifying whether such Person is a Disqualified Lender.

(b)
By its acquisition of Term Loans pursuant to the Right of First Refusal in clause (a) above, an Affiliated Lender shall be deemed to have acknowledged and agreed that:

(i)
the Term Loans held by such Affiliated Lender shall be deemed to have voted in the same pro-portion as the allocation of voting with respect to such matter by Lenders who are not Affiliated Lenders in the calculation of any Lender vote;

(ii)
the Agent shall vote on behalf of such Affiliated Lender in the event that any proceeding under Sections 1126 or 1129 of the Bankruptcy Code shall be instituted by or against the Borrower or any Guarantor (and each Affiliated Lender hereby grants to the Agent a power of attorney, irrevocable and coupled with an interest, to so vote such Affiliated Lender’s claims associated with the Term Loans and Term Loan Commitments in accordance with this 12.2(b)), or, alternatively, to the extent that the foregoing is deemed unenforceable for any reason, such Affiliated Lender shall vote in such proceedings in the same proportion as the allocation of voting with respect to such matter by Lenders of the same class who are not Affiliated Lenders;

(iii)
such Affiliated Lender, solely in its capacity as an Affiliated Lender (and not in any other capacity), will not be entitled to (A) attend (including by telephone) any meeting or discussions (or portion thereof) among the Agent, the Collateral Agent or any Lender or among Lenders to which the Borrower or its representatives are not invited, or

(B) receive any information or material prepared by the Agent, the Collateral Agent or any Lender or any communication by or among the Agent, the Collateral Agent and one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives (and in any case, other than the right to receive Notices of Borrowing, pre-payments and other administrative notices in respect of its Term Loans and Term Loan Commitments required to be delivered to Lenders pursuant to the terms of the Loan Documents) or (C) make or bring (or participate in) any claim, in its capacity as a Lender, against the Agent or the Collateral Agent hereunder with respect to any duties or obligations or alleged duties or obligations of the Agent or the Collateral Agent under the Loan Documents;

(iv)
it shall not have any right to receive advice of counsel to the Agent, the Collateral Agent or to the Lenders (other than Affiliated Lenders) or to challenge the Lenders’ attorney-client privilege; and

(c)
Each Affiliated Lender hereby irrevocably appoints the Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender, from time to time in the discretion of the Agent and the Required Lenders, to take any action and to execute any instrument that the Agent or the Required Lenders may deem reasonably necessary to carry out the provisions of this Section 12.2(b). In furtherance of the foregoing, each Affiliated Lender agrees to execute and deliver to the Agent any instrument reasonably requested by the Agent or the Required Lenders to evidence the voting of its interest as a Lender in accordance with the provisions of this Section 12.2(b) (it being understood and agreed that if such Affiliated Lender fails to promptly execute such instrument such failure shall in no way prejudice any of the rights of the Agent and the Required Lenders under this Section 12.2(b)).

(d)
From and after the date that the Agent has received an executed Assignment and Acceptance, the Agent has received payment of the above-referenced processing fee and the Agent has recorded such assignment in the Register as provided in Section 13.18 herein, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assignor Lender’s rights and obligations under this Agreement, such assignor Lender shall cease to be a party hereto).

(e)
By executing and delivering an Assignment and Acceptance, the assignor Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by any Obligor to the Agent or any Lender in the applicable Collateral; (ii) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or the performance or observance by any Obligor of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assignor Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;
(v)
such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental powers, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(f)
Immediately upon satisfaction of the requirements of Section 12.2(a) and recordation in the Register, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Term Loan Commitments arising therefrom. Each Term Loan Commitment allocated to each Assignee shall reduce the applicable Term Loan Commitment of the assignor Lender pro tanto.

(g)
Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrower (a “Participant”), in each case that is not a Disqualified Lender so long as the list of Disqualified Lenders shall have been made available to all Lenders by the Borrower, participating interests in any Term Loans, any Term Loan Commitment of that Lender and the other interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Sections 12.1(a)(ii)(B) and (C) and Section 12.1(a)(iii)(B) and (C), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. Subject to paragraph (g) of this Section 12.2, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.1, 5.2 and 5.3, subject to the requirements and limitations of such Sections (including Sections 5.1(d)) and Sections 5.6 and 5.8, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section 12.2 (provided that any documentation required to be provided pursuant to Section 5.1(d) shall be provided solely to the Originating Lender and provided further, for the avoidance of doubt, that if the Originating Lender is not a U.S. Person, such Lender shall include a copy of such documentation as an exhibit to its IRS Form W-8IMY in accordance with Section 5.1(d)(ii)(D)).

(h)
Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement (including its Note, if any) in favor of any Federal Reserve Bank or any other central bank having jurisdiction over such Lender in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

(i)
A Participant shall not be entitled to receive any greater payment under Section

5.1 or 5.3 than the Originating Lender would have been entitled to receive with respect to the participating interest sold to such Participant, unless the sale of the participating interest to such Participant is made with the Borrower’s prior written consent and (1) the request for such consent discloses that greater payments may be due and (2) such Participant agrees to be subject to the provisions of Section 5.8 as though it were a Lender, or to the extent that such entitlement to a greater payment results from a Change in Law after the Participant became a Participant.

ARTICLE XIII

THE APPOINTED AGENTS

13.1
Appointment and Authorization. Each Lender hereby designates and appoints the Agent and the Collateral Agent (collectively, the “Appointed Agents”) as its agents under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes each Appointed Agent, in its respective capacity, to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each Appointed Agent agrees to act as such on the express conditions contained in this Article XIII. The provisions of this Article XIII (other than Sections 13.9, 13.10(a) and 13.10(b)) are solely for the benefit of the Appointed Agents and the Lenders, and the Borrower shall have no rights as third party beneficiaries of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, each Appointed Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall any Appointed Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Appointed Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to any Appointed Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement (including any required consent or direction from the Required Lenders), each Appointed Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which such Appointed Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including the exercise of remedies pursuant to Section 10.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

13.2
Delegation of Duties. Each Appointed Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Appointed Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence, bad faith or willful misconduct.

13.3
Liability of Appointed Agents. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision)), (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Obligor or any Subsidiary or Affiliate of any Obligor, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Appointed Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Obligor or any other party to any Loan Document to perform its obligations hereunder or thereunder or (c) be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders; further, without limiting the generality of the foregoing clause (c), no Agent-Related Person shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Term Loans, or disclosure of confidential information (subject in all respects to Section 14.16), to any Disqualified Lender. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Obligor or any of their Subsidiaries or Affiliates.

13.4
Reliance by Appointed Agent. Each Appointed Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Obligor), independent accountants and other experts selected by such Appointed Agent. Each Appointed Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Appointed Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders or all affected Lenders, as applicable) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

13.5
Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article X.

13.6
Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Appointed Agent hereinafter taken, including any review of the affairs of the Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to each Appointed Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors and their Affiliates. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Obligors or any of their Affiliates which may come into the possession of any of the Agent-Related Persons.

13.7
Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably in accordance with their respective Pro Rata Shares, from and against any and all Losses as such term is defined in Section 14.10; provided, however, that no Lender shall be liable for the payment to such Agent-Related Persons of any portion of such Losses to the extent resulting from such Person’s gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision); provided, further, that any action taken by any Agent-Related Person at the request of the Required Lenders (or all Lenders or all affected Lenders, as applicable) shall not constitute gross negligence, bad faith or willful misconduct. Without limitation of the foregoing, each Lender shall ratably reimburse the Agent upon demand for its share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower.

The undertaking in this Section 13.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

13.8
Appointed Agents in Individual Capacity. Each Appointed Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Stock in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Obligors and their Subsidiaries and Affiliates as though such Appointed Agent was not an Appointed Agent hereunder and without notice to or consent of the Lenders. Each Appointed Agent and its Affiliates may receive information regarding the Obligors, their Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Obligors or such Affiliates) and the Lenders hereby acknowledge that each Appointed Agent shall be under no obligation to provide such information to them. With respect to its Term Loans, each Appointed Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Appointed Agent, and the terms “Lender” and “Lenders” include each Appointed Agent in its individual capacity.

13.9
Successor Agents. Each Appointed Agent may resign as an Appointed Agent upon at least 30 days’ prior notice to the Lenders and the Borrower. In the event any Appointed Agent (solely in the case where such Appointed Agent is also a Lender) sells all of its Term Loans and/or Term Loan Commitments as part of a sale, transfer or other disposition by such Appointed Agent of substantially all of its loan portfolio, such Appointed Agent shall resign as an Appointed Agent and such purchaser or transferee shall become the successor Appointed Agent hereunder. In the event that an Appointed Agent (solely in the case where such Appointed Agent is also a Lender) becomes a Defaulting Lender, such Appointed Agent may be removed at the reasonable request of the Borrower and the Required Lenders. Subject to the foregoing, if an Appointed Agent resigns or is removed under this Agreement, the Required Lenders (with the prior consent of the Borrower, such consent not to be unreasonably withheld and such consent not to be required if an Event of Default under any of Section 10.1(a), (e), (f) or (g) has occurred and is continuing) shall appoint from among the Lenders a successor agent, which successor agent shall be a Lender or a commercial bank, commercial finance company or other similar lender having total assets in excess of $5,000,000,000. If no successor agent is appointed prior to the effective date of the resignation of any Appointed Agent, such Appointed Agent may appoint (but without the need for the consent of the Borrower) a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Appointed Agent and the term “Appointed Agent” shall mean such successor agent and the retiring Appointed Agent’s appointment, powers and duties as an Appointed Agent shall be terminated. After any retiring Appointed Agent’s resignation hereunder as an Appointed Agent, the provisions of this Article XIII and Section

14.10 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was an Appointed Agent under this Agreement.

13.10
Collateral Matters.

(a)
The Lenders (and each other Secured Party by their acceptance of the benefits of the Loan Documents shall be deemed to) hereby irrevocably authorize the Collateral Agent (and if applicable, any subagent appointed by the Collateral Agent under Section 13.2 or otherwise) to release its Liens on the Collateral, and the Collateral Agent’s Liens upon any Collateral shall be automatically released (i) upon Full Payment of the Obligations; (ii) upon a disposition of Collateral permitted by Section 8.8 to a Person that is not an Obligor; (iii) if any such Collateral constitutes property in which the Obligors owned no interest at the time the Lien was granted or at any time thereafter; (iv) if any such

Collateral constitutes property leased to an Obligor under a lease which has expired or been terminated in a transaction permitted under this Agreement; (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee Agreement (in accordance with the second succeeding sentence and the Guarantee Agreement); (vi) as required by the Collateral Agent to effect any sale, transfer or other Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents,

(vii) to the extent such Collateral otherwise becomes an Excluded Stock or an Excluded Asset and (viii) if the percentage of Lenders required to consent to the Collateral being released hereunder, consent to the Collateral being released. Except as provided above, the Collateral Agent will not release any of the Collateral Agent’s Liens without the prior written authorization of the Required Lenders (or such other percentage of Lenders whose consent is required in accordance with Section 12.1). Upon request by the Collateral Agent or the Borrower at any time, subject to the Borrower having certified to the Collateral Agent that the disposition is made in compliance with Section 8.8 (which the Collateral Agent may rely conclusively on any such certificate, without further inquiry), the Lenders will confirm in writing the Collateral Agent’s authority to release any applicable Collateral Agent’s Liens upon particular types or items of Collateral pursuant to this Section 13.10. In addition, the Lenders (and each other Secured Party by their acceptance of the benefits of the Loan Documents shall be deemed to) hereby irrevocably authorize (w) the Collateral Agent to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.12(c) or (q) (as to Current Asset Collateral and, subject to exceeding certain caps, the Fixed Asset Collateral), (x) the Agent to release automatically any Guarantor from its obligations under the Guarantee Agreement if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under this Agreement or such Person otherwise becomes an Excluded Subsidiary, in each case, solely to the extent (1) such Subsidiary ceasing to constitute a Restricted Subsidiary or otherwise becoming an Excluded Subsidiary is permitted by this Agreement and in the case of a Subsidiary ceasing to constitute a Subsidiary, the Borrower will be deemed to make a new Investment in the residual equity retained directly or indirectly by the Borrower and (2) no Default or Event of Default has occurred or is continuing or would result therefrom and (y) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, then, to the extent that the Collateral Agent obtains possession of any Collateral by operation of Section 13.12 of this Agreement that constitutes Collateral that Obligors are not required to deliver to Collateral Agent at such time pursuant to the terms hereof, the Security Documents or any other contractual arrangement with any Obligor, following the written request by Borrower, Collateral Agent shall (to the extent permitted by applicable law or legal process) deliver such Collateral in accordance with the terms of the ABL Intercreditor Agreement (and, as applicable, the Monarch Acquisition Intercreditor Agreement, the REV Energy Acquisition Intercreditor Agreement and [**]) or, if the ABL Intercreditor Agreement, the Monarch Acquisition Intercreditor Agreement, the REV Energy Acquisition Intercreditor Agreement and [**]are not then in effect, to the applicable Obligor. Promptly upon consummation of the FTS Distribution and Contribution Transaction, solely to the extent true, Borrower shall send a certificate to Agent confirming that FTS does not own any assets other than the Stock of Holdings, net operating losses with immaterial value and/or other property and assets with immaterial value (“FTS Distribution and Contribution Certificate”). Notwithstanding any other provisions set forth herein, upon the full and complete consummation of the FTS Distribution and Contribution Transaction and Agent’s receipt of the FTS Distribution and Contribution Certificate, (i) each of the FTS Pledge Agreements and the FTS Control Agreements shall be deemed terminated and released (automatically and through no further action of any Person), (ii) FTS shall no longer be deemed to be party to the Security Agreement or any other Loan Document (automatically and through no further action of any Person), (iii) the Collateral Agent’s Liens on the Stock and assets of FTS (but not the Stock issued by or the assets of the FTS Subsidiaries) shall be deemed terminated and released (automatically and through no further action of any Person), and (iv) the Lenders (and each other Secured Party by their acceptance of the benefits of the Loan Documents) irrevocably authorize the Collateral Agent to (A) release its Liens on the Stock and assets of FTS (but not the Stock issued by or the assets of the FTS

Subsidiaries), and (B) if reasonably requested by the Borrower, promptly execute, as applicable, and deliver to the Borrower any such additional instruments, terminations, lien releases, discharges of security interests, pledges and other similar discharge or release documents or other writings to effect or evidence such release and termination.

Upon request by any Appointed Agent at any time, the Required Lenders will confirm in writing such Appointed Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations pursuant to this Section 13.10(a).

(b)
Upon receipt by any Appointed Agent of any authorization required pursuant to Section 13.10(a) from the Lenders of such Appointed Agent’s authority to release or subordinate the applicable Collateral Agent’s Liens upon particular types or items of Collateral, or to release any Guarantor from its obligations under the Guarantee Agreement, and upon at least three (3) Business Days’ prior written request by the Borrower, such Appointed Agent shall (and is hereby irrevocably authorized by the Lenders and the other Secured Parties to) execute such documents as may be necessary to evidence the release of such Collateral Agent’s Liens upon such Collateral or to subordinate its interest therein, or to release such Guarantor from its obligations under the Guarantee Agreement; provided, however, that (i) such Appointed Agent shall not be required to execute any such document on terms which, in such Appointed Agent’s opinion, would expose such Appointed Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Obligors in respect of) all interests retained by the Obligors, including the proceeds of any sale, all of which shall continue to constitute part of such Collateral.

(c)
The Collateral Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Obligors or is cared for, protected or insured or has been encumbered, or that the applicable Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act with the consent or at the direction of the Required Lenders and that the Collateral Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

13.11
Restrictions on Actions by Lenders; Sharing of Payments.

(a)
Each of the Lenders agrees that it shall not, without the express consent of the Required Lenders, and that it shall, to the extent it is lawfully and contractually entitled to do so, upon the request of the Required Lenders, set off against the Obligations, any amounts owing by such Lender to any Obligor or any accounts of any Obligor now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by any Appointed Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Obligor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the applicable Collateral.

(b)
Except as may be expressly permitted by this Agreement, if at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of any Obligor to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement or to which such Lender is otherwise entitled to receive directly pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender’s ratable portion of all such distributions by the Agent, such Lender shall promptly

(A) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Term Loan Commitments; provided, however, that (A) if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment and (B) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower or any other Obligor pursuant to and in accordance with the express terms of this Agreement and the other Loan Documents, (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans or Term Loan Commitments to any Assignee or Participant or (z) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Term Loans or Term Loan Commitments of that Class or any increase in the Applicable Margin (or other pricing term, including any fee, discount or premium) in respect of Term Loans or Term Loan Commitments of Lenders that have consented to any such extension to the extent such transaction is permitted hereunder.

13.12
Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with the UCC or under other applicable law, as applicable may be perfected by possession. Should any Lender (other than the Collateral Agent) obtain possession of any such Collateral, such Lender shall notify the Collateral Agent thereof and, promptly upon the Collateral Agent’s request therefor, shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions.

13.13
Payments by Agent to Lenders. All payments to be made by the Agent to the applicable Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each such Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Agreement Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, interest or fees on the Term Loans or otherwise. Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each applicable Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

13.14
Intercreditor Agreements. The Agents are hereby authorized to enter into the ABL Intercreditor Agreement, the Monarch Acquisition Intercreditor Agreement, the REV Energy Acquisition Intercreditor Agreement, [**] and any other usual and customary intercreditor or subordination agreements or arrangements approved in writing by the Required Lenders (the “Intercreditor Agreements”) to the extent contemplated by the terms hereof, and the parties hereto acknowledge that each such Intercreditor Agreement is binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of each Intercreditor Agreement at any time existing and (b) hereby authorizes and instructs the Agents to enter into the Intercreditor Agreements and to subject the Liens on the Collateral securing the Obligations to the provisions thereof, as the case may be. In addition, but in conformance with the terms hereof, each Lender hereby authorizes the Agents to enter into (i) any amendments to the Intercreditor Agreements and (ii) any other intercreditor arrangements, in the case of clauses

(i) and (ii) to the extent approved in writing by the Required Lenders and required to give effect to the establishment of intercreditor rights and privileges as contemplated and required by Section

8.16 of this Agreement. Each Lender waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against the Agent or any of its Affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto. Each Lender hereby acknowledges and agrees that the provisions of Section 13.4 of this Agreement shall apply with equal effect to any such Intercreditor Agreement.

13.15
Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs each Appointed Agent to enter into the other Loan Documents, including any Intercreditor Agreement, for the ratable benefit and obligation of the Appointed Agents and the Lenders. Each Lender agrees that any action taken by any Appointed Agent or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by any Appointed Agent or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Term Loans, applicable Secured Hedge Agreements, Secured Cash Management Agreements, and all interest, fees and expenses hereunder constitute one Debt, secured equally by all of the applicable Collateral, subject to the order of distribution set forth in Section 10.3.

13.16
Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in the case of the Appointed Agents) authorized to act for, any other Lender.

13.17
Arrangers. Each of the parties to this Agreement acknowledges that, other than any rights and duties explicitly assigned to the Arrangers under this Agreement, no Arranger has any obligations hereunder and shall not be responsible or accountable to any other party hereto for any action or failure to act hereunder. Without limiting the foregoing, no Arranger shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Arrangers in deciding to enter into this Agreement or in taking or not taking action hereunder.

13.18
The Register.

(a)
The Agent shall maintain a register (each, a “Register”), which shall include a master account and a subsidiary account for each applicable Lender and in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of each Term Loan comprising such Borrowing and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto,

(iii) the amount of any principal or stated interest due and payable or to become due and payable from the Borrower to each Lender hereunder or under the notes payable by the Borrower to such Lender, and (iv) the amount of any sum received by the Agent from the Borrower or any other Obligor and each Lender’s ratable share thereof. Each Register shall be available for inspection by the Borrower or any applicable Lender (with respect to its own Term Loans and Term Loan Commitments only) at one of the offices of the Agent referred to in Section 14.8 at any reasonable time and from time to time upon reasonable prior written notice. Any failure of the Agent to record in the applicable Register, or any error in doing so, shall not limit or otherwise affect the obligation of the Borrower hereunder (or under any Loan Document) to pay any amount owing with respect to the Term Loans or provide the basis for any claim against the Agent. The Term Loans are registered obligations and the right, title and interest of any Lender and their assignees in and to such Term Loans as the case may be, shall be transferable only upon notation of such transfer in the applicable Register. Upon the request of any Lender, the Borrower shall execute and deliver to such Lender a Note payable to such Lender, which shall evidence such Lender’s Term Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Term Loans and payments with respect thereto. Solely for purposes of this Section 13.18, the Agent shall be the Borrower’s agent for purposes of maintaining the applicable Register (but the Agent shall have no liability whatsoever to the Borrower or any other Person on account of any inaccuracies contained in the applicable Register). The Obligors and the Agent intend that the Term Loans will be treated as at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any other relevant or successor provisions of the Code or such regulations).

(b)
In the event that any Lender sells participations in any Term Loan, Term Loan Commitment or other interest of such Lender hereunder or under any other Loan Document, such Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name of all Participants in the Term Loans held by it and the principal amount (and related stated interest thereon) of the portion of the Term Loans or Term Loan Commitments which are the subject of the participation (the “Participant Register”). A Term Loan or Term Loan Commitment may be participated in whole or in part only by registration of such participation on the Participant Register (and each note shall expressly so provide). Any participation of such Term Loans or Term Loan Commitments may be effected only by the registration of such participation on the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Term Loan Commitments, Term Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Term Loan Commitment, Term Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error.

(c)
Each Register shall be maintained by the Agent as a non-fiduciary agent of the Borrower. Each Register shall be conclusive absent manifest error.

13.19
Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in the Guarantee Agreement or any Security Document, no Cash Management Bank or Hedge Bank that obtains the benefits of any Guaranty or any Collateral by virtue of the provisions hereof or of the Guarantee Agreement or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article XIII to the contrary, the Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Agent has received written notice of such Obligations, together with such supporting documentation as the Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

13.20
Withholding Taxes. To the extent required by any applicable Law, the Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for

(i) any Indemnified Taxes attributable to such Lender (but only to the extent that an Obligor has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of any Obligor to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.18(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set-off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Agent under this Section 13.20. The agreements in this Section 13.20 shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations. For the avoidance of doubt, this Section 13.20 shall not limit or expand the obligations of the Borrower or any Guarantor under Section 5.1 or any other provision of this Agreement.

13.21
Certain ERISA Matters.

(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that at least one of the following is and will be true:

(i)
such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Term Loans or the Term Loan Commitments,

(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-

14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement,

(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such

Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Term Loans, the Term Loan Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement, or

(iv)
such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)
In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that:

(i)
none of the Agent, any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)
the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3- 21(c)(1)(i)(A)-(E),

(iii)
the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)
the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Term Loans, the Term Loan Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)
no fee or other compensation is being paid directly to the Agent or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Term Loans, the Term Loan Commitments or this Agreement.

(c)
The Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Term Loans, the Term Loan Commitments and this Agreement,

(ii) may recognize a gain if it extended the Term Loans or the Term Loan Commitments for an amount less than the amount being paid for an interest in the Term Loans or the Term Loan Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

13.22
Erroneous Payments.

(a)
Each Lender (and each Participant of any of the foregoing, by its acceptance of a Participation) hereby acknowledges and agrees that if the Agent notifies such Lender that the Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender (any of the foregoing, a “Recipient”) from the Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Recipient (whether or not known to such Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment as to which such a demand was made. A notice of the Agent to any Recipient under this Section shall be conclusive, absent manifest error.

(b)
Without limitation of clause (a) above, each Recipient further acknowledges and agrees that if such Recipient receives a Payment from the Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Recipient agrees that, in each such case, it shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.

(c)
Any Payment required to be returned by a Recipient under this Section shall be made in same day funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Recipient to the date such amount is repaid to the Agent at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Recipient hereby agrees that it shall not assert and, to the fullest extent permitted by applicable law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.

(d)
The Borrower and each other Obligor hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment

(or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Obligor except, in each case, to the extent such erroneous Payment is, and with respect to the amount of such erroneous Payment that is, comprised of funds of the Borrower or any other Obligor.

(e)
Each party’s obligations, agreements and waivers under this Section 13.22 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Term Loan Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE XIV

MISCELLANEOUS

14.1
No Waivers; Cumulative Remedies. No failure by any Appointed Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement hereto, or in any other Loan Documents, or delay by any Appointed Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by any Appointed Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by any Appointed Agent or the Lenders on any occasion shall affect or diminish any Appointed Agent’s and each Lender’s rights thereafter to require strict performance by the Obligors of any provision of this Agreement and the other Loan Documents. Each Appointed Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which the Appointed Agent or any Lender may have.

14.2
Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

14.3
Governing Law; Choice of Forum; Service of Process.

(a)
THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)
ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA LOCATED IN NEW YORK COUNTY, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY LOAN DOCUMENT. NOTWITHSTANDING THE FOREGOING: (i) THE AGENT SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER, ANY GUARANTOR OR ANY COLLATERAL IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT DEEMS

NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (ii) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(c)
EACH OF THE PARTIES HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE APPLICABLE ADDRESS SET FORTH IN SECTION 14.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE MAILS POSTAGE PREPAID.

14.4
WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

14.5
Survival of Representations and Warranties. All of the Borrower’s and other Obligors’ representations and warranties contained in this Agreement and the other Loan Documents shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

14.6
Other Security and Guarantees. The Agent may, without notice or demand and without affecting the Borrower’s or any Obligor’s obligations hereunder, from time to time: (a) take from any Person (to the extent permitted by such Person) and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

14.7
Fees and Expenses. The Borrower agrees (a) to pay or reimburse the Agent, the Collateral Agent, the Arrangers (without duplication) and, in the case of clause (ii) following the Closing Date, the Required Lenders for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with (i) the syndication of the Closing Date Term Loan Facility and the Term Loan Facility and (ii) the preparation, execution and delivery, administration, amendment, modification, waiver and/or enforcement of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), such costs and expenses to be limited in the case of legal costs and expenses to the Attorney Costs and (b) to pay or reimburse the Agent, the Collateral Agent and the Required Lenders for all reasonable and documented or invoiced out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (such costs and expenses to be limited in the case of legal costs and expenses to the Attorney Costs) (but including, for the avoidance of doubt, any costs and expenses of the Agent and the Collateral Agent arising from the administration and maintenance of the pledge of titled collateral to the Collateral Agent, including, but not limited to, the retention of a sub-agent engaged by the Collateral Agent in connection therewith). Subject to the limitations above, the foregoing costs and expenses shall include all reasonable and documented or invoiced search, filing, recording and title insurance charges and fees related thereto. The agreements in this Section 14.7 shall survive the Termination Date and repayment of all other Obligations. All amounts due under this Section 14.7 shall be paid within twenty (20) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail.

14.8
Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent: Piper Sandler Finance LLC

1251 Avenue of the Americas, 6th Floor New York, NY 10020

Attention: Amrit Agrawal

Email: Amrit.Agrawal@psc.com; piperjaffrayagency@alterdomus.com

With a copy

(which shall not constitute notice) to: Proskauer Rose LLP

Eleven Times Square

New York, NY 10036-8299

Attention: Michael M. Mezzacappa Email: MMezzacappa@proskauer.com Facsimile No.: (212) 969-2900

If to the Borrower: ProFrac Holdings II, LLC

333 Shops Boulevard, Suite 301 Willow Park, Texas 76087 Attention: Matt Wilks

Email: matt.wilks@profrac.com Facsimile No.: (254) 442-8042

With a copy

(which shall not constitute notice) to: Brown Rudnick LLP

One Financial Center Boston, Massachusetts 02111

Attention: Andreas P. Andromalos, Esq. Email: aandromalos@brownrudnick.com Facsimile No.: (617) 289-0495

If to a Lender: To the address of such Lender set forth on the signature page hereto or on the Assignment and Acceptance for such Lender, as applicable or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

14.9
Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof to the extent permitted hereunder.

14.10
Indemnity of the Agent, the Collateral Agent, the Arrangers and the Lenders.

(a)
Subject to the provisions of Sections 14.10(b) and (c), the Borrower agrees to defend, indemnify and hold all Agent-Related Persons, each Arranger and each Lender (without duplication) and each of their respective Affiliates, officers, directors, employees, agents, controlling persons, advisors and other representatives, successors and permitted assigns of the foregoing (each, an “Indemnified Person”) harmless from and against any and all losses, claims, costs, damages and liabilities (collectively, “Losses”) of any kind or nature that arises out of or relates to (i) the Transactions, including the financing contemplated hereby and the use of proceeds hereof; (ii) breach or non-compliance with the covenants in Article VIII of this Agreement; (iii) any actual or alleged Release or threat of Release of any Contaminant at any facility or location currently or formerly owned, used or operated by Holdings or the Borrower; or (iv) any liability under Environmental Laws relating in any way to Holdings or the Borrower (including any inquiry or investigation of the foregoing) (regardless of whether such Indemnified Person is a party thereto or whether or not such action, claim, litigation or proceeding was brought by the Borrower, its equity holders, affiliates or creditors or any other third Person).

(b)
Under this Section 14.10, Indemnified Persons shall be entitled to the reasonable and documented or invoiced out-of-pocket fees and expenses incurred in connection with investigating, responding to or defending any of the Losses foregoing (such expenses, in the case of legal expenses, to be limited to the reasonable fees, disbursements and other charges of a single firm of counsel for all Indemnified Persons, taken as a whole, and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all Indemnified Persons taken as a whole (and, in the case of an actual or perceived conflict of interest, where the Indemnified Person(s) affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, by such other firm of counsel for such affected Indemnified Person)) of any such Indemnified Person.

(c)
No Indemnified Person will be indemnified for any Loss or related expense under this Section 14.10 to the extent it has resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnified Person or any of its Affiliates or any of the officers, directors, employees, agents, controlling persons, advisors or other representatives, successors or permitted assigns of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) a material breach of the obligations under this Agreement or the other Loan Documents of such Indemnified Person or any of such Indemnified Person’s Affiliates or any of the officers, directors, employees, agents, controlling persons, advisors or other representatives, successors or permitted assigns of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (iii) any claim, litigation, investigation or other proceeding that does not arise from any act or omission by the Borrower or any of its Affiliates and that is brought by any Indemnified Person against any other Indemnified Person; provided that the Agent, the Collateral Agent and the Arrangers to the extent fulfilling their respective roles as an agent, co-manager or arranger under this Agreement and the other Loan Documents and in their capacities as such, shall remain indemnified in respect of such proceedings to the extent that none of the exceptions set forth in any of clauses (i) and (ii) of the immediately preceding proviso applies to such person at such time.

(d)
The agreements in this Section 14.10 shall survive payment of all other Obligations. For the avoidance of doubt, this Section 14.10 shall not apply to Taxes other than Taxes that represent liabilities, obligations, losses or damages, with respect to a non-Tax claim.

14.11
Limitation of Liability. Notwithstanding any other provision of this Agreement to the contrary, (i) no Indemnified Person shall be liable for any damages arising from the use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of such Indemnified Person’s affiliates or any of its or their respective officers, directors, employees, agents, controlling persons, advisors or other representatives, successors or permitted assigns (as determined by a court of competent jurisdiction in a final and non-appealable decision) and (ii) none of the Borrower, the other Obligors or any of their respective Subsidiaries or Affiliates, or any Indemnified Person shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) in connection with this Agreement, the other Loan Documents, the Transactions (including the use of proceeds hereof), or with respect to any activities related to this Agreement and the other Loan Documents, including the preparation of this Agreement and the other Loan Documents; provided that nothing in this Section 14.11 shall limit the Borrower’s indemnity and reimbursement obligations set forth in Section 14.10 to the extent that such indirect, special, punitive or consequential damages are included in any claim by a third party unaffiliated with the applicable Indemnified Person with respect to which the applicable Indemnified Person is entitled to indemnification as set forth in Section 14.10.

14.12
Final Agreement. This Agreement and the other Loan Documents are intended by the parties hereto to be the final, complete, and exclusive expression of the agreement between them with respect to the subject matter hereof and thereof. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof.

14.13
Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, and by the Agent, the Collateral Agent, each Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement and the other Loan Documents may be executed by facsimile or other electronic communication and the effectiveness of this Agreement and the other Loan Documents and signatures thereon shall have the same force and effect as manually signed originals and shall be binding on all parties thereto. The Agent may require that any such documents and signatures be confirmed by a manually-signed original thereof, provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile signature or signature delivered electronically.

14.14
Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

14.15
Right of Setoff. In addition to any rights and remedies of the Lenders provided by Law, if an Event of Default is then continuing or the Term Loans have been accelerated prior to the Stated Termination Date, each

Lender is authorized at any time and from time to time, without prior notice to the Borrower or any Guarantor, any such notice being waived by each Obligor to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of the Borrower or any Guarantor against any and all Obligations then due and owing by an Obligor under this Agreement or any other Loan Document to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER’S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER OR ANY GUARANTOR HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE REQUIRED LENDERS.

14.16
Confidentiality. Each Lender and the Agent severally agrees to treat confidentially and not publish, disclose or otherwise divulge any non-public information provided to any of them or any of their Affiliates by or on behalf of Holdings, the Borrower or any of their respective Subsidiaries or in connection with this Agreement, the other Loan Documents or the Transactions; provided that nothing herein shall prevent such Person from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation, or compulsory legal process based on the reasonable advice of counsel (in which case such Person agrees (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or Governmental Authority exercising examination or regulatory authority), to the extent practicable and permitted by applicable Law, rule or regulation, to inform you promptly thereof prior to disclosure), (b) upon the request or demand of any regulatory authority having jurisdiction or purporting to have jurisdiction over such Person or any of its Affiliates (in which case such Person agrees (except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising examination or regulatory authority), to the extent practicable and permitted by applicable Law, rule or regulation, to inform you promptly thereof prior to disclosure), (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by such Person or any of its Affiliates or any related parties thereto (including any of the persons referred to in clause (f) below) in violation of any confidentiality obligations owing to the Borrower or any of its Subsidiaries or Affiliates, (d) to the extent that such information is or was received by such Person from a third party that is not, to such Person’s knowledge, subject to contractual or fiduciary confidentiality obligations owing to the Borrower, any of its Subsidiaries or Affiliates,

(e) to the extent that such information is independently developed by such Person or its Affiliates without the use of any confidential information and without violating the terms of this Agreement, (f) to such Person’s Affiliates and to its and their respective directors, officers, employees, legal counsel, independent auditors, professionals and other experts or agents who need to know such information in connection with this Agreement and who are informed of the confidential nature of such information or who are subject to customary confidentiality obligations of professional practice (with such Person, to the extent within its control, responsible for such person’s compliance with this Section 14.16), (g) for purposes of establishing a “due diligence” defense, (h) to potential or prospective Lenders, Participants or Assignees and to any direct or indirect contractual counterparty to any swap or derivative transaction relating to the Borrower or any of its Subsidiaries, in each case who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph); provided that, for purposes of this clause (h), (i) the disclosure of any such information to any Lenders, hedge providers, Participants or Assignees, or prospective Lenders, hedge providers, Participants or Assignees referred to above shall be made subject to the acknowledgment and acceptance by such Lender, hedge provider, Participant or Assignee, or prospective Lender, hedge provider, Participant or Assignee that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Borrower and such Person) in accordance with the standard syndication processes of the Agent or customary market standards for dissemination of such type of information, which shall in any event require “click through” or other affirmative actions on the part of recipient to access such information and (ii) no such disclosure shall be made by such Person to any person that is at such time a Disqualified Lender and (i) any rating agency to the extent that Borrower is given five (5) Business Days’ prior written notice prior to any such communication and/or disclosure. Notwithstanding anything herein or in any other Loan Document to the contrary, the Agent shall not (i) be responsible for, have any liability with respect to, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders or have any liability with respect to or arising out of any assignment or participation of Term Loans or Term Loan Commitments to any Disqualified Lender and (ii) have any liability with respect to any disclosure of confidential information to any Disqualified Lenders, except in each case of foregoing clauses (i) and (ii), to the extent any such liability results directly from the Agent’s gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

14.17
Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document (other than any Intercreditor Agreement), the provision contained in this Agreement shall govern and control.

14.18
No Fiduciary Relationship. Each Obligor acknowledges and agrees that, (i) in connection with all aspects of each transaction contemplated by this Agreement, the Obligors, on the one hand, and the Appointed Agents, the Arrangers, the Lenders and each of their Affiliates through which they may be acting (collectively, the “Applicable Entities”), on the other hand, have an arms-length business relationship that creates no fiduciary duty on the part of any Applicable Entity, and each Obligor expressly disclaims any fiduciary relationship, (ii) the Applicable Entities may be engaged in a broad range of transactions that involve interests that differ from those of such Obligor, and no Applicable Entity has any obligation to disclose any of such interests to such Obligor and (iii) such Obligor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each Obligor further acknowledges and agrees that such Obligor is responsible for making its own independent judgment with respect to the transactions contemplated by this Agreement and the process leading thereto, and agrees that it will not claim that the Applicable Entities have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to such Obligor or its affiliates, in connection with such transactions or the process leading thereto.

14.19
Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Agent could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two

(2) Business Days preceding that on which judgment is given. Each Obligor agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Obligor agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Agent against such loss. The term “rate of exchange” in this Section 14.19 means the spot rate at which the Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

14.20
USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies each Obligor that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each Obligor and other information that will allow such Lender or the Agent, as applicable, to identify each Obligor in accordance with the Act. Each Obligor shall, promptly following a request by the Agent or any Lender, provide all documentation and other information that the Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.

14.21
Acknowledgement and Consent to Bail-In of Affected Financial Institutions..

(a)
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(ii)
the effects of any Bail-In Action on any such liability, including, if applicable:

(A)
a reduction in full or in part or cancellation of any such liability;

(B)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C)
the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

14.22
Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedge agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)
As used in this Section 14.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)
a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)
a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)
a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Remainder of Page Left Blank]

EXHIBIT B

[**]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. DOUBLE ASTERISKS DENOTE OMISSIONS.

Exhibit 10.11

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of February 23, 2023, relating to the Credit Agreement referred to below, is made by and among PROFRAC HOLDINGS II, LLC, a Texas limited liability company (the “Borrower”), PROFRAC HOLDINGS, LLC, a Texas limited liability company (“Holdings”), the Guarantors party hereto, each of the Lenders party hereto, the Swingline Lender, the Letter of Credit Issuers and JPMORGAN CHASE BANK, N.A., as the Agent and the Collateral Agent for the Lenders.

RECITALS

WHEREAS, the Borrower, Holdings and the other Obligors from time to time party thereto, the Lenders from time to time party thereto, the Letter of Credit Issuers from time to time party thereto, the Swingline Lender, the Agent and the Collateral Agent have entered into the Credit Agreement dated as of March 4, 2022 (as amended by that certain First Amendment to Credit Agreement dated as of July 25, 2022, that certain Second Amendment to Credit Agreement dated as of November 1, 2022, and that certain Third Amendment to Credit Agreement dated as of December 30, 2022 and as further amended, supplemented, waived or otherwise modified from time to time immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement”, and, as amended by this Amendment, and as further amended, restated, supplemented or otherwise modified from time to time after the effectiveness of this Amendment, the “Credit Agreement”);

WHEREAS, the Borrower, Holdings, the other obligors from time to time party thereto, the lenders from time to time party thereto (the “Term Lenders”) and Piper Sandler Finance LLC, as administrative agent and collateral agent for the Term Lenders (in such capacity, the “Term Loan Agent”), have entered into that Term Loan Credit Agreement dated as of March 4, 2022 (as amended by that certain First Amendment to Term Loan Credit Agreement dated as of July 25, 2022, as amended by that certain Second Amendment, Consent and Limited Waiver to Term Loan Credit Agreement dated as of November 1, 2022, as amended by that certain Third Amendment, Consent and Limited Waiver to Term Loan Credit Agreement dated as of December 30, 2022, as amended by that certain Fourth Amendment to Term Loan Credit Agreement dated as of February 1, 2023 and as further amended, restated, amended and restated, extended, supplemented, waived or otherwise modified from time to time immediately prior to the date hereof, the “Existing Term Loan Credit Agreement”);

WHEREAS, the Borrower has notified the Agent, the Lenders, the Term Loan Agent and the Term Lenders that it is seeking, on or substantially concurrently with the Fourth Amendment Effective Date (as defined below), an amendment to the Existing Term Loan Credit Agreement to, among other things, permit the consummation of the Performance Proppants Acquisition (as defined below) and [**] (the “Fifth Amendment to Term Loan Credit Agreement”);

WHEREAS, the Borrower has advised the Agent and the Lenders that the Borrower and/or Alpine desires to acquire directly or indirectly 100% of the issued and outstanding Stock in (a) Performance Proppants, LLC, a Texas limited liability company (“Performance Proppants”), (b) Red River Land Holdings, LLC, a Louisiana limited liability company (“Red River”), (c) Performance Royalty, LLC, a Louisiana limited liability company (“Performance Royalty”), (d) Performance Proppants International, LLC, a Louisiana limited liability company (“Performance International”) and (e) Sunny Point Aggregates, LLC, a Louisiana limited liability company (“Sunny Point”; Sunny Point together with Performance Proppants, Red River, Performance Royalty, Performance International and each their respective Subsidiaries, collectively, the “Performance Entities”), resulting in the Performance Entities becoming wholly owned direct or indirect Restricted Subsidiaries of the Borrower (such transaction, as further described in the Performance Proppants Acquisition Agreement referred to below, the “Performance Proppants Acquisition”);

WHEREAS, the Borrower has advised the Agent and the Lenders that the Borrower and/or Alpine, as applicable, desires to consummate the Performance Proppants Acquisition pursuant to that certain Membership Interest Purchase Agreement dated as of December 23, 2022, among (a) the Borrower, as “Purchaser” and (b) Performance Holdings I, LLC, a Louisiana limited liability company and Performance Holdings II, LLC, a Louisiana limited liability company, as “Sellers” (as executed, together with any other amendments, restatements, supplements or other modifications thereto in effect as of Fourth Amendment Effective Date, and any other amendments, restatements, supplements or modifications thereto, or any waivers or consents thereunder after the Fourth Amendment Effective Date to the extent not prohibited by the Credit Agreement, the “Performance Proppants Acquisition Agreement”); and

WHEREAS, the Borrower and the other Obligors have requested that the Lenders parties hereto hereby agree to (a) the increase in the Maximum Revolving Amount to $400,000,000, (b) permit the consummation of the Performance Proppants Acquisition, (c) [**] and (d) the other amendments to the Existing Credit Agreement provided for herein, in each case, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby covenant and agree as follows:

SECTION 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Amendment refer to the Existing Credit Agreement.

SECTION 2. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Existing Credit Agreement shall be amended effective as of the Fourth Amendment Effective Date in the manner provided in this Section 2.

2

(a)
Amendments to the Existing Credit Agreement. Effective as of the Fourth Amendment Effective Date, the Existing Credit Agreement (other than the signature pages, Annexes, Exhibits and the Schedules thereto and the heading on the cover page thereto) is hereby amended to (i) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and (ii) add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text) as set forth in the marked pages of the Credit Agreement attached as Exhibit A hereto:

(b)
Replacement of Schedule 1.1 to the Existing Credit Agreement. Schedule

1.1 of the Existing Credit Agreement is hereby replaced in its entirety with Schedule 1.1 attached hereto, and Schedule 1.1 attached hereto shall be deemed to be attached as Schedule 1.1 to the Credit Agreement as of the Fourth Amendment Effective Date. After giving effect to this Amendment and any Borrowings made on the Fourth Amendment Effective Date, (a) each Lender who holds Loans in an aggregate amount less than its Pro Rata Share of all Loans shall advance new Loans which shall be disbursed to the Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) each Lender’s participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Pro Rata Share of the Aggregate Revolving Outstandings and (c) such other adjustments shall be made as the Agent shall specify so that the Aggregate Revolving Outstandings applicable to each Lender equals its Pro Rata Share of the Aggregate Revolving Outstandings. Notwithstanding anything to the contrary in Section 5.4 of the Credit Agreement, the Lenders hereby waive, and the Borrower shall not be required to make, any break funding payments owing to such Lender solely as a result of the reallocation of Loans and adjustments described in this Section 2(b).

(c)
Replacement of Schedule 1.2 to the Credit Agreement. Schedule 1.2 to the Existing Credit Agreement is hereby replaced in its entirety with Schedule 1.2 attached hereto, and Schedule 1.2 attached hereto shall be deemed to be attached as Schedule 1.2 to the Credit Agreement as of the Fourth Amendment Effective Date.

(d)
Replacement of Schedule 7.4 to the Existing Credit Agreement. Schedule

7.4 to the Existing Credit Agreement is hereby replaced in its entirety with Schedule 7.4 attached hereto, and Schedule 7.4 attached hereto shall be deemed to be attached as Schedule 7.4 to the Credit Agreement as of the Fourth Amendment Effective Date.

(e)
Replacement of Schedule 8.11 to the Existing Credit Agreement. Schedule

8.11 to the Existing Credit Agreement is hereby replaced in its entirety with Schedule 8.11 attached hereto, and Schedule 8.11 attached hereto shall be deemed to be attached as Schedule 8.11 to the Credit Agreement as of the Fourth Amendment Effective Date.

SECTION 3. Conditions to Effectiveness. This Amendment shall become effective on the first date when, and only when, each of the conditions set forth below shall have been satisfied or waived in accordance with the terms herein (such date, the “Fourth Amendment Effective Date”):

3

(a)
the Agent shall have received duly executed counterparts of this Amendment by the Borrower, Holdings, the Guarantors, the Letter of Credit Issuers, the Swingline Lender and all of the Lenders as required hereby and pursuant to the Credit Agreement;

(b)
the Agent shall have received all fees and amounts due and payable on or prior to the Fourth Amendment Effective Date to the extent invoiced at least two (2) Business Days prior to the Fourth Amendment Effective Date, including reimbursement or payment of all reasonable and documented or invoiced out-of-pocket costs and expenses associated with this Amendment, with such costs and expenses to be limited to the Attorney Costs;

(c)
the Agent shall have received (i) for the account of each Lender, an amendment fee in an amount equal to 0.25% of the aggregate amount of each such Lender’s Revolving Credit Commitment in effect immediately prior to giving effect to this Amendment which fees shall be deemed due and payable upon the Fourth Amendment Effective Date, (ii) for the account of each Lender, a work fee in an amount equal to 0.10% of the aggregate amount of each such Lender’s Revolving Credit Commitment in effect immediately prior to giving effect to this Amendment and (iii) such other fees as set forth in that certain letter agreement dated as of January 12, 2023, between Agent and the Borrower;

(d)
the Agent shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of December 31, 2022, along with customary supporting documentation requested by the Agent consistent with the documentation required pursuant to Section 6.4 of the Credit Agreement;

(e)
the representations and warranties set forth in this Amendment or any other Loan Document shall be true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects) after giving effect to this Amendment and the Fifth Amendment to Term Loan Credit Agreement, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date;

(f)
no Default or Event of Default shall have occurred and be continuing or shall result, in each case, immediately after giving effect to this Amendment and the Fifth Amendment to Term Loan Credit Agreement;

(g)
contemporaneously with the execution of this Amendment, the Agent shall have received a copy of an executed Fifth Amendment to Term Loan Credit Agreement in form and substance reasonably satisfactory to the Agent;

(h)
the Agent and the Lenders party hereto shall have received true, correct and complete copies of the Performance Proppants Acquisition Agreement and all amendments, modifications and supplements thereto in existence as of the Fourth Amendment Effective Date, in each case, in form and substance satisfactory to the Agent;

(i)
the Agent shall have received a certificate of a Responsible Officer of each of the Obligors, dated as of the Fourth Amendment Effective Date, in form and substance

4

5

reasonably satisfactory to the Agent, certifying: (a) that attached to such certificate are a true and complete copy of the certificate of incorporation or formation and the limited liability company agreement or other organizational document of each Obligor, as in full force and effect on the Fourth Amendment Effective Date; (b) that attached to such certificate is a true and complete copy of resolutions duly adopted by the members or managers (or equivalent governing body) of each Obligor authorizing the transactions contemplated by this Amendment and the execution, delivery and performance of each Loan Document to be executed on the Fourth Amendment Effective Date (including this Amendment) to which such Obligor is a party; and (c) as to the incumbency and specimen signature of each officer and/or authorized signatory of the Obligors executing any Loan Document on the Fourth Amendment Effective Date;

(j)
the Agent shall have received certificates of the appropriate state agencies with respect to the existence, qualification and good standing of each Obligor from its state of formation, each dated as of a recent date prior to the Fourth Amendment Effective Date;

(k)
the Agent shall have received an opinion from Brown Rudnick LLP, an opinion from The Whitten Law Firm, PC and opinion from Perkins Coie LLP, counsel to the Obligors, in form and substance reasonably satisfactory to the Agent, addressed to the Agent and the Lenders as of the Fourth Amendment Effective Date;

(l)
the Agent shall have received duly executed Notes (or any amendment or restatement thereof, as the case may be) payable to each Lender requesting a Note (or any amendment or restatement thereof, as the case may be), to the extent requested by any applicable Lender at least three (3) Business Days prior to the Fourth Amendment Effective Date in a principal amount equal to its Revolving Credit Commitment (as amended hereby) dated as of the Fourth Amendment Effective Date;

(m)
the Agent shall have received a copy of an executed amendment to the Initial Intercreditor Agreement dated as of the Fourth Amendment Effective Date by and among the Agent, the Term Loan Agent, and the Obligors, in form and substance reasonably satisfactory to the Agent and the Required Lenders (“Amendment to Intercreditor”);

(n)
[**];

(o)
[**];

(p)
[**]; and

(q)
the Agent shall have received such other documents as the Agent or counsel to the Agent has reasonably requested at least three (3) Business Days prior to the Fourth Amendment Effective Date.

By executing and delivering its signature page to this Amendment, each Lender acknowledges and agrees that the conditions precedent set forth in this Section 3 have been satisfied.

SECTION 4. Representations and Warranties of the Obligors. To induce the Agent and the Lenders party hereto to enter into this Amendment, each of the Borrower, Holdings and the

6

7

other Obligors hereby represents and warrants to the Agent and each Lender that as of the Fourth Amendment Effective Date:

(a)
Holdings and each Obligor party to this Amendment has the power and authority to execute, deliver and perform this Amendment. Holdings and each Obligor party to this Amendment has taken all necessary corporate, limited liability company or partnership, as applicable, action (including obtaining approval of its shareholders, if necessary) to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by Holdings and each Obligor party hereto and constitutes the legal, valid and binding obligations of Holdings and each such Obligor, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, winding up, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at Law) and an implied covenant of good faith and fair dealing. Holdings’ and each Obligor’s execution, delivery and performance of this Amendment does not, after giving effect to this Amendment, the Amendment to Intercreditor and the Fifth Amendment to Term Loan Credit Agreement, (i) conflict with, or constitute a violation or breach of, the terms of (A) any contract, mortgage, lease, agreement, indenture, or instrument to which Holdings, such Obligor or any of its Restricted Subsidiaries is a party or which is binding upon it, (B) any Requirement of Law applicable to Holdings, such Obligor or any of its Restricted Subsidiaries or (C) any Charter Documents of Holdings, such Obligor or any of its Restricted Subsidiaries, in each case under clauses (A), (B) and (C), in any respect that would reasonably be expected to have a Material Adverse Effect or (ii) result in the imposition of any Lien (other than the Liens created by the Security Documents) upon the property of Holdings, such Obligor or any of its Restricted Subsidiaries by reason of any of the foregoing;

(b)
all Deposit Accounts, Securities Accounts, and commodities accounts of any Obligors (including any Excluded Accounts) as of the Fourth Amendment Effective Date are listed on Exhibit C, and all Excluded Accounts are specified as such on Exhibit C;

(c)
no Default or Event of Default has occurred and is continuing or would occur, in each case, after giving effect to this Amendment, the Amendment to Intercreditor and the Fifth Amendment to Term Loan Credit Agreement;

(d)
no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Holdings or any of its Restricted Subsidiaries of this Amendment other than where failure to obtain, effect or make any such approval, consent, exemption, authorization, or other action, notice or filing would not reasonably be expected to have a Material Adverse Effect; and

(e)
after giving effect to this Amendment, the Amendment to Intercreditor and the Fifth Amendment to Term Loan Credit Agreement, the representations and warranties of Holdings and each of its Restricted Subsidiaries contained in the Credit Agreement and each other Loan Document are true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect is true and correct in all respects) on and as of the Fourth Amendment Effective Date as though made on and as of such date, other than

8

any such representation or warranty which relates to a specified prior date, in which case such representations and warranties were true and correct in all material respects as of such prior date.

SECTION 5. Expenses. The Borrower hereby reconfirms the obligations of the Borrower to pay all reasonable and documented or invoiced out- of-pocket costs and expenses incurred by the Agent in connection with this Amendment, in each case, pursuant to Section 14.7 of the Credit Agreement.

SECTION 6. No Other Amendments or Waivers; Reaffirmation of the Obligors.

(a)
Except as expressly provided herein and the Amendment to Intercreditor,

(i) the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms, (ii) the consents and agreements of the Agent and the Lenders set forth herein shall be limited strictly as written and shall not constitute a consent or agreement to any transaction not specifically described in connection with any such consent and/or agreement, and (iii) this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which the Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

(b)
This Amendment shall constitute a Loan Document.

(c)
Each of the Borrower, Holdings and the other Obligors hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Obligor is a party is, and the obligations of such Obligor contained in the Credit Agreement (as amended by this Amendment) or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as modified by this Amendment. For greater certainty and without limiting the foregoing, each of the Borrower, Holdings and the other Obligors hereby confirms that the existing security interests granted by such Obligor in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the Obligations as and to the extent provided in the Loan Documents.

SECTION 7. Authorization and Consent to Intercreditor Arrangements. By executing this Amendment, each Lender party hereto hereby authorizes and directs the Agent and Collateral Agent to execute and deliver (a) the Amendment to Intercreditor on the Fourth Amendment Effective Date and (b) the Restated Monarch Intercreditor and the Restated REV Intercreditor on the original issuance date of [**].

SECTION 8. No Reliance, Etc. For the avoidance of doubt, and without limitation of any other provisions of the Credit Agreement or the other Loan Documents, JPMorgan Chase Bank, N.A., in its capacity as Agent, shall be entitled to the benefits of Sections 13.3, 13.4 and 14.18 of the Credit Agreement as if such provisions were set forth in full herein mutatis mutandis.

SECTION 9. Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except in accordance with Section 12.1 of the Credit Agreement.

9

SECTION 10. Integration; Effect of Modifications. This Amendment represents the entire agreement of the Borrower, the other Obligors, the Agent and the Lenders party hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as modified hereby and that this Amendment is a Loan Document.

SECTION 11. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVERS; PROCESS AGENTS. THIS AMENDMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SECTION 14.3 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AS IF SUCH PROVISION WERE SET FORTH IN FULL HEREIN MUTATIS MUTANDIS AND SHALL APPLY HERETO.

SECTION 12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 12 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AMENDMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AMENDMENT.

SECTION 13. Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment, the Credit Agreement, or any instrument or agreement required hereunder.

SECTION 14. Counterparts. This Amendment may be executed in any number of counterparts, and by each party hereto in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be

10

detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic transmission (e.g., a “pdf”, “tif” or similar format by electronic mail) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. The Agent may require that any such documents and signatures be confirmed by a manually-signed original thereof, provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or other electronic signature.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

11

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

PROFRAC HOLDINGS II, LLC,

as the Borrower

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

PROFRAC HOLDINGS, LLC,

as Holdings

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

PROFRAC SERVICES, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

PROFRAC MANUFACTURING, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

[Signature Page to Fourth Amendment to Credit Agreement – ProFrac Holdings II, LLC]

BEST PUMP AND FLOW, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

ALPINE SILICA, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

FTS INTERNATIONAL SERVICES, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

FTS INTERNATIONAL MANUFACTURING, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

[Signature Page to Fourth Amendment to Credit Agreement – ProFrac Holdings II, LLC]

ALPINE MONAHANS, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

ALPINE MONAHANS II, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

[Signature Page to Fourth Amendment to Credit Agreement – ProFrac Holdings II, LLC]

AG PSC FUNDING LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

MONARCH SILICA, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

[Signature Page to Fourth Amendment to Credit Agreement – ProFrac Holdings II, LLC]

U.S. WELL SERVICES HOLDINGS, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

U.S. WELL SERVICES, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

USWS HOLDINGS LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

USWS FLEET 10, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

USWS FLEET 11, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

[Signature Page to Fourth Amendment to Credit Agreement – ProFrac Holdings II, LLC]

REV ENERGY HOLDINGS, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

REV ENERGY SERVICES, LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

[Signature Page to Fourth Amendment to Credit Agreement – ProFrac Holdings II, LLC]

PRODUCERS SERVICE HOLDINGS LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

PRODUCERS SERVICE COMPANY LLC

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

PRODUCERS SERVICE COMPANY – WEST LLC,

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

PRODUCERS SERVICE I, LLC

as a Guarantor

By: /s/ Lance Turner

Name: Lance Turner

Title: Chief Financial Officer

[Signature Page to Fourth Amendment to Credit Agreement – ProFrac Holdings II, LLC]

JPMORGAN CHASE BANK, N.A.,

as the Agent, the Swingline Lender, a Letter of Credit Issuer and a Lender

By: /s/ Dalton Harris

Name: Dalton Harris

Title: Authorized Officer

[Signature Page to Fourth Amendment to Credit Agreement – ProFrac Holdings II, LLC]

BANK OF AMERICA, N.A.,

as a Letter of Credit Issuer and a Lender

By: /s/ Tanner J. Pump

Name: Tanner J. Pump

Title: Senior Vice President

[Signature Page to Fourth Amendment to Credit Agreement – ProFrac Holdings II, LLC]

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

as a Letter of Credit Issuer and a Lender

By: /s/ James G. Zamborsky

Name: James G. Zamborsky

Title: Vice President

[Signature Page to Fourth Amendment to Credit Agreement – ProFrac Holdings II, LLC]

WEBSTER BUSINESS CREDIT A DIVISION OF WEBSTER BANK, N.A.,

as a Lender

By: /s/ Thanwantie Somar

Name: Thanwantie Somar

Title: Director

[Signature Page to Fourth Amendment to Credit Agreement – ProFrac Holdings II, LLC]

BOKF, NATIONAL ASSOCIATION,

as a Lender

By: /s/ Mary Frances Bond

Name: Mary Frances Bond

Title: Vice President

[Signature Page to Fourth Amendment to Credit Agreement – ProFrac Holdings II, LLC]

EXHIBIT A

Conformed Credit Agreement (see attached)

Exhibit A to Fourth Amendment to Credit Agreement

CREDIT AGREEMENT

Dated as of March 4, 2022 among

PROFRAC HOLDINGS, LLC,

as Holdings,

PROFRAC HOLDINGS II, LLC,

as the Borrower,

THE OTHER GUARANTORS FROM TIME TO TIME PARTY HERETO,

THE SEVERAL LENDERS

FROM TIME TO TIME PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,

as the Agent, the Collateral Agent, a Letter of Credit Issuer and the Swingline Lender, and

JPMORGAN CHASE BANK, N.A., BANK OF AMERICA, N.A.

and

FIFTH THIRD BANK, NATIONAL ASSOCIATION

as the Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

1.1
Defined Terms 10
1.2
Accounting Terms 115
1.3
Interpretive Provisions 116
1.4
Classification of Loans and Borrowings 118
1.5
Divisions 118
1.6
Rounding 118
1.7
Times of Day 118
1.8
Timing of Payment or Performance 118
1.9
Currency Equivalents Generally 118
1.10
Interest Rates; Benchmark Notifications 119
1.11
Letters of Credit 120

ARTICLE II

LOANS AND LETTERS OF CREDIT

2.1
Credit Facilities 120
2.2
Revolving Loans 120
2.3
Letters of Credit 121
2.4
Loan Administration 126
2.5
Reserves 129
2.6
Incremental Credit Extension 130
2.7
Extensions of Revolving Loans and Revolving Credit Commitments 133
2.8
Defaulting Lenders 136

ARTICLE III INTEREST AND FEES

3.1
Interest 139
3.2
Continuation and Conversion Elections 140
3.3
Maximum Interest Rate 141
3.4
Closing Fees and Other Fees 141
3.5
Unused Line Fee 141
3.6
Letter of Credit Fees 142

ARTICLE IV PAYMENTS AND PREPAYMENTS

4.1
Payments and Prepayments 142
4.2
Out-of-Formula Condition 143
4.3
Mandatory Prepayments 143
4.4
Termination or Reductions of Facilities 144
4.5
Term Benchmark Loan Prepayments 144
4.6
Payments by the Borrower 144
4.7
Apportionment, Application and Reversal of Payments 145

4.8
Indemnity for Returned Payments 145
4.9
Agent’s and Lenders’ Books and Records 146

ARTICLE V

TAXES, YIELD PROTECTION AND ILLEGALITY

5.1
Taxes 146
5.2
Illegality 150
5.3
Increased Costs and Reduction of Return 150
5.4
Funding Losses 151
5.5
Inability to Determine Rates 152
5.6
Certificates of Agent 155
5.7
Survival 155
5.8
Assignment of Commitments Under Certain Circumstances 155

ARTICLE VI

BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

6.1
Books and Records 156
6.2
Financial Information 156
6.3
Notices to the Agent 160
6.4
Collateral Reporting 162

ARTICLE VII

GENERAL WARRANTIES AND REPRESENTATIONS

7.1
Authorization, Validity, and Enforceability of this Agreement and the Loan Documents 163
7.2
Validity and Priority of Security Interest 163
7.3
Organization and Qualification 164
7.4
Subsidiaries; Stock 164
7.5
Financial Statements and Borrowing Base 165
7.6
Solvency 165
7.7
Property 165
7.8
Intellectual Property 165
7.9
Litigation 166
7.10
Labor Disputes 166
7.11
Environmental Laws 166
7.12
No Violation of Law 167
7.13
No Default 167
7.14
ERISA Compliance 167
7.15
Taxes 167
7.16
Investment Company Act 167

7.17
Use of Proceeds 167
7.18
Margin Regulations 168
7.19
No Material Adverse Change 168
7.20
Full Disclosure 168
7.21
Government Authorization 168
7.22
Anti-Terrorism Laws 169
7.23
FCPA 169
7.24
Sanctioned Persons 169
7.25
Designation of Senior Debt 169
7.26
Insurance 169

ARTICLE VIII

AFFIRMATIVE AND NEGATIVE COVENANTS

8.1
Taxes 170
8.2
Legal Existence and Good Standing 170
8.3
Compliance with Law; Maintenance of Licenses 170
8.4
Maintenance of Property, Inspection; Field Examinations 170
8.5
Insurance 172
8.6
Environmental Laws 173
8.7
Compliance with ERISA 173
8.8
Dispositions 173
8.9
Mergers, Consolidations, etc 173
8.10
Distributions 175
8.11
Investments 179
8.12
Debt 179
8.13
Prepayments of Debt 186
8.14
Transactions with Affiliates 188
8.15
Business Conducted 192
8.16
Liens 193
8.17
Restrictive Agreements 193
8.18
Sale Leaseback Transactions 195
8.19
Fiscal Year Accounting 195
8.20
Fixed Charge Coverage Ratio 196
8.21
Minimum Liquidity 196
8.22
Additional Obligors; Covenant to Give Security 196
8.23
Cash Management; Cash Dominion 198
8.24
Use of Proceeds 200
8.25
Further Assurances 200
8.26
Designation of Subsidiaries 200
8.27
Passive Holding Company; Etc 201
8.28
Amendments to Certain Documents 204
8.29
Certain Post-Closing Obligations 208

ARTICLE IX CONDITIONS OF LENDING

9.1
Conditions Precedent to Effectiveness of Agreement and Making of Loans on the

Closing Date 208

9.2
Conditions Precedent to Each Loan 211

ARTICLE X DEFAULT; REMEDIES

10.1
Events of Default 212
10.2
Remedies 215
10.3
Application of Funds 216
10.4
Permitted Holders’ Right to Cure 218

ARTICLE XI

TERM AND TERMINATION

11.1
Term and Termination 220

ARTICLE XII

AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

12.1
Amendments and Waivers 220
12.2
Assignments; Participations 223

ARTICLE XIII

THE APPOINTED AGENTS

13.1
Appointment and Authorization 226
13.2
Delegation of Duties 226
13.3
Liability of Appointed Agents 226
13.4
Reliance by Appointed Agent 227
13.5
Notice of Default 227
13.6
Credit Decision 228
13.7
Indemnification 228
13.8
Appointed Agents in Individual Capacity 228
13.9
Successor Agents 229
13.10
Collateral Matters 229
13.11
Restrictions on Actions by Lenders; Sharing of Payments 232
13.12
Agency for Perfection 233

13.13
Payments by Agent to Lenders 233
13.14
Settlement 233
13.15
Letters of Credit; Intra-Lender Issues 236
13.16
Concerning the Collateral and the Related Loan Documents 238
13.17
Field Examination; Disclaimer by Lenders 238
13.18
Relation Among Lenders 239
13.19
Arrangers 239
13.20
The Register 239
13.21
Secured Cash Management Agreements and Secured Hedge Agreements 241
13.22
Withholding Taxes 241
13.23
Certain ERISA Matters 241
13.24
Erroneous Payments 243
13.25
Intercreditor Agreements 245
13.26
Posting of Communications 245

ARTICLE XIV MISCELLANEOUS

14.1
No Waivers; Cumulative Remedies 247
14.2
Severability 247
14.3
Governing Law; Choice of Forum; Service of Process 247
14.4
WAIVER OF JURY TRIAL 248
14.5
Survival of Representations and Warranties 248
14.6
Other Security and Guarantees 248
14.7
Fees and Expenses 248
14.8
Notices 249
14.9
Binding Effect 250
14.10
Indemnity of the Agent, the Collateral Agent and the Lenders 250
14.11
Limitation of Liability 251
14.12
Final Agreement 252
14.13
Counterparts; Facsimile Signatures 252
14.14
Captions 252
14.15
Right of Setoff 252
14.16
Confidentiality 253
14.17
Conflicts with Other Loan Documents 254
14.18
No Fiduciary Relationship 254
14.19
Judgment Currency 255
14.20
USA PATRIOT Act 255
14.21
Acknowledgement and Consent to Bail-In of Affected Financial Institutions 255
14.22
Acknowledgement Regarding Any Supported QFCs 256

EXHIBITS AND SCHEDULES

EXHIBIT A FORM OF BORROWING BASE CERTIFICATE

EXHIBIT B FORM OF NOTICE OF BORROWING

EXHIBIT C FORM OF NOTICE OF CONTINUATION/CONVERSION EXHIBIT D FORM OF COMPLIANCE CERTIFICATE

EXHIBIT E FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT EXHIBIT F PERFECTION CERTIFICATES

EXHIBIT G FORM OF SOLVENCY CERTIFICATE

EXHIBIT H FORM OF CLOSING CERTIFICATE

EXHIBIT I [RESERVED]

EXHIBIT J-1 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign

Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT J-2 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign

Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT J-3 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign

Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT J-4 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign

Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT K FORM OF REVOLVING NOTE

EXHIBIT L FORM OF MONTHLY REPORT

EXHIBIT M FORM OF SHARED SERVICES AGREEMENT

EXHIBIT N FORM OF HOLDINGS LLC AGREEMENT

SCHEDULE 1.1 COMMITMENTS

SCHEDULE 1.1(a) EXISTING LETTERS OF CREDIT SCHEDULE 1.1(b) PERMITTED INVENTORY LOCATIONS SCHEDULE 1.1(c) SPECIFIED EXCLUDED ASSETS

SCHEDULE 1.1(d) SPECIFIED EXCLUDED ASSETS (THIRD AMENDMENT) SCHEDULE 1.2 GUARANTORS

SCHEDULE 1.3 IMMATERIAL SUBSIDIARIES SCHEDULE 1.4 UNRESTRICTED SUBSIDIARIES SCHEDULE 1.5 CLOSING DATE SECURITY DOCUMENTS SCHEDULE 6.4 COLLATERAL REPORTING

SCHEDULE 7.4 SUBSIDIARIES; STOCK SCHEDULE 8.11 PERMITTED INVESTMENTS SCHEDULE 8.12 DEBT

SCHEDULE 8.14 AFFILIATE TRANSACTIONS SCHEDULE 8.15 BUSINESSES CONDUCTED SCHEDULE 8.16 LIENS

SCHEDULE 8.17 RESTRICTIVE AGREEMENTS SCHEDULE 8.23 DEPOSIT ACCOUNTS SCHEDULE 8.27 HOLDINGS’ OPERATIONS

SCHEDULE 8.29 CERTAIN POST-CLOSING OBLIGATIONS

SCHEDULE 9.1 EXISTING DEBT

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of March 4, 2022, among PROFRAC HOLDINGS, LLC, a Texas limited liability company (“Holdings,” as hereinafter further defined), PROFRAC HOLDINGS II, LLC, a Texas limited liability company (the “Borrower”), the other Guarantors (as hereinafter defined) party hereto, the Lenders (as hereinafter defined) and Letter of Credit Issuers (as hereinafter defined) from time to time party hereto and JPMORGAN CHASE BANK, N.A., as the Agent, the Collateral Agent and the Swingline Lender.

RECITALS:

WHEREAS, capitalized terms used and not defined herein shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, the Borrower has requested that, immediately upon the satisfaction in full (or waiver) of the applicable conditions precedent set forth in Section 9.1 below, the Lenders and Letter of Credit Issuers extend credit to the Borrower in the form of an asset-based revolving credit facility in an initial aggregate principal amount of $100,000,000 of Revolving Credit Commitments (the “Revolving Credit Facility”);

WHEREAS, the Lenders have indicated their willingness to extend such credit and the Letter of Credit Issuers have indicated their willingness to issue Letters of Credit, in each case on the terms and subject to the conditions set forth below;

WHEREAS, in connection with the foregoing and as an inducement for the Lenders and the Letter of Credit Issuers to extend the credit contemplated hereunder, the Borrower has agreed to secure all of its Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a first priority lien (such priority subject to certain Liens permitted hereunder and the Intercreditor Agreement) on substantially all of its assets with certain limited exceptions specifically set forth in the Loan Documents; and

WHEREAS, in connection with the foregoing and as an inducement for the Lenders and the Letter of Credit Issuers to extend the credit contemplated hereunder, each Guarantor has agreed to guarantee all of its Obligations and to secure its guarantees by granting to the Collateral Agent, for the benefit of the Secured Parties, a first priority lien (such priority subject to certain Liens permitted hereunder and the Intercreditor Agreement) on substantially all of its assets with certain limited exceptions specifically set forth in the Loan Documents.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I DEFINITIONS

1.1
Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

“Account Debtor” means each Person obligated in any way on or in connection with an Account.

“Accounts” means, with respect to each Obligor, all of such Obligor’s now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment of a monetary obligation for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or any Converted Restricted Subsidiary (determined as if references to Holdings and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Acquired Entity or Business or any Converted Restricted Subsidiary and its subsidiaries that will become Restricted Subsidiaries), all as determined on a consolidated basis for such Acquired Entity or Business or any Converted Restricted Subsidiary in accordance with GAAP.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Additional Lender” has the meaning specified in Section 2.6(d).

“Adjusted Daily Simple SOFR” means, with respect to any RFR Borrowing, an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.

“Adjusted Term SOFR” means, with respect to any Term Benchmark Borrowing for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjustment Date” means the first day of each April, July, October and January, as applicable.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliated Insurance Entity” means an Affiliate of the Borrower that (a) is domiciled in the State of Texas, (b) is a captive insurance company, (c) is registered and licensed by all applicable federal, state and local insurance agencies or regulators, including the Texas

Department of Insurance and (d) provides insurance policies to Holdings, the Borrower and its Restricted Subsidiaries at or below market rates.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise. The terms “controlling” and “controlled” shall have meanings correlative thereto.

“Agent” means JPMorgan, in its capacity as the administrative agent for the Lenders under this Agreement, or any successor agent appointed in accordance with this Agreement and the other Loan Documents.

“Agent Advances” has the meaning specified in Section 2.4(g).

“Agent-Related Persons” means the Agent and the Collateral Agent, together with their respective Affiliates, and the respective officers, directors, employees, agents, controlling persons, advisors and other representatives, successors and permitted assigns of the Agent and the Collateral Agent and their respective Affiliates.

“Aggregate Revolver Outstandings” means, at any date of determination and without duplication, the sum of (a) the unpaid principal balance of Revolving Loans, (b) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit and

(c) the aggregate amount of any Unpaid Drawings in respect of Letters of Credit. “Agreement” means this Credit Agreement.

“Agreement Date” means the date of this Agreement.

“Alpine” means Alpine Silica, LLC, a Texas limited liability company.

“Alpine Acquisition” means the acquisition by Holdings and/or its Affiliate(s) of 100% of the Stock of Alpine.

“Anti-Terrorism Laws” means the USA PATRIOT Act and any Executive Order administered by the U.S. Treasury Department Office of Foreign Assets Control (OFAC), and other laws and regulations relating to anti-money laundering, anti-corruption or economic sanctions, including without limitation all published economic sanctions imposed, administered or enforced from time to time by the U.S. Department of State and OFAC.

“Applicable Entities” has the meaning specified in Section 14.18.

“Applicable Margin” means a percentage per annum equal to (a) until the end of the first full Fiscal Quarter completed after the Closing Date, (i) for Term Benchmark Loans or RFR Loans (to the extent applicable), 1.75%, and (ii) for Base Rate Loans, 0.75% and (b) thereafter, the following percentages per annum, based upon Average Historical Availability as of the most recent Adjustment Date:

Average Historical Availability	Applicable Margin for Term Benchmark Loans and RFR Loans	Applicable Margin for Base Rate Loans
˃ 66.66%	1.50%	0.50%
≤ 66.66% but > 33.33%	1.75%	0.75%
< 33.33%	2.00%	1.00%

The Applicable Margin shall be adjusted quarterly in accordance with the table above on each Adjustment Date for the period beginning on such Adjustment Date based upon the Average Historical Availability as the Agent shall determine in good faith within ten (10) Business Days after such Adjustment Date (with any such change, for the avoidance of doubt, being given retroactive effect to the Adjustment Date) and the Agent shall notify the Borrower promptly after such determination. Any increase or decrease in the Applicable Margin resulting from a change in the Average Historical Availability shall become effective on the Adjustment Date.

“Applicable Unused Line Fee Margin” means, for any day, a percentage per annum equal to (a) initially, 0.375% per annum and (b) following the end of the first Fiscal Quarter ending after the Closing Date, the following percentages per annum, based upon Average Revolving Loan Utilization as of the most recent Adjustment Date:

Average Revolving Loan Utilization	Applicable Unused Line Fee Margin
≤ 50%	0.375%
˃ 50%	0.250%

“Appointed Agents” has the meaning specified in Section 13.1. “Appraisal” has the meaning specified in Section 8.4.

“Approved Account Bank” means a financial institution at which any Obligor maintains an Approved Deposit Account.

“Approved Deposit Account” means each Deposit Account (other than any Designated Account) in respect of which an Obligor shall have entered into a Control Agreement.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, holding or investing in extensions of credit in its ordinary course of business and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

“Arrangers” means (a) JPMorgan, Bank of America, N.A. and Fifth Third Bank National Association, each in their capacity as a joint lead arranger of the Revolving Credit Facility and

(b) JPMorgan, Bank of America, N.A. and Fifth Third Bank, National Association, each in their capacity as a joint bookrunner of the Revolving Credit Facility.

“Assignee” has the meaning specified in Section 12.2(a).

“Assignment and Acceptance” means an assignment and acceptance agreement entered into by one or more Lenders and Eligible Assignees (with the consent of any party whose consent is required by Section 12.2(a)), and accepted by the Agent, in substantially the form of Exhibit E or any other form approved by the Agent.

“Attorney Costs” means and includes all reasonable and documented or invoiced fees, expenses and other charges of (a) Vinson & Elkins L.L.P., as counsel to the Agent, (b) after the Closing Date, one additional counsel selected by, and as counsel for, the Required Lenders and their Affiliates, taken as a whole, and (c) if necessary, a single firm of local counsel in each relevant jurisdiction, or any other counsel selected by the Agent (in addition to Vinson & Elkins L.L.P. as counsel for the Agent and any additional counsel for the Required Lenders and their Affiliates, taken as a whole) otherwise retained with the Borrower’s consent (such consent not to be unreasonably withheld, conditioned or delayed).

“Attributable Indebtedness” when used with respect to any Sale Leaseback Transaction, as at the date of determination, the present value (discounted at a rate equivalent to the Borrower’s then-current weighted average cost of funds for borrowed money as at such date of determination, compounded on a semi-annual basis) of the total obligations of Holdings and each of its Restricted Subsidiaries that is the lessee under the applicable lease for payments of base or fixed rent under such lease for the then remaining term thereof (excluding any renewal terms, except to the extent Holdings and each of its Restricted Subsidiaries has exercised its right to renew such lease term for any such renewal term).

“Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 5.5(c)(iv).

“Availability” means, at any time (a) the lesser of (i) the Maximum Revolver Amount and

(ii) the Borrowing Base, minus (b) the sum of the Aggregate Revolver Outstandings.

“Available Equity Amount” means, at any time (the “Available Equity Amount Reference Time”), an amount equal to, without duplication, the sum of the following (but only to the extent Not Otherwise Applied) (a) the amount of any capital contributions or proceeds from equity issuances received as cash equity by the Borrower (from issuance of Stock of Holdings or Parent Entity) and applied for usage as Available Equity Amount no later than 270 days after receipt of such amounts in cash, but excluding all proceeds from the issuance of Disqualified Stock, Cure Amounts and the IPO, plus (b) the aggregate amount of all dividends, returns, interests, profits, distributions, income and similar amounts (in each case, to the extent paid in cash or Cash Equivalents) received by the Borrower or any Restricted Subsidiary on Investments made using the Available Equity Amount during the period from and including the Business Day immediately following the Closing Date through and including the Available Equity Amount Reference Time and applied for usage as Available Equity Amount no later than 270 days after receipt of such amounts in cash, minus (c) the sum, without duplication, and, without taking into account the proposed portion of the Available Equity Amount calculated above to be used at the applicable Available Equity Amount Reference Time, of:

(i)
the aggregate amount of any Investments made by the Borrower or any Restricted Subsidiary using the Available Equity Amount after the Closing Date and prior to the Available Equity Amount Reference Time;

(ii)
the aggregate amount of any Distributions made by the Borrower using the Available Equity Amount after the Closing Date and prior to the Available Equity Amount Reference Time; and

(iii)
the aggregate amount expended on prepayments, purchases, redemptions, defeasements and satisfaction in respect of Junior Debt made by the Borrower or any Restricted Subsidiary using the Available Equity Amount after the Closing Date and prior to the Available Equity Amount Reference Time;

provided that during a Cash Dominion Period (or if a Cash Dominion Period would result after giving effect such usage of the Available Equity Amount) (A) the Available Equity Amount shall not be available to be used and (B) the period of time for use set forth in clause (a) above shall be tolled until after such Cash Dominion Period (or, in the event that the Available Equity Amount is not available for usage because it would cause a Cash Dominion Period to occur, until after such Available Equity Amount is available for such usage without causing the occurrence of a Cash Dominion Period); provided further that the proceeds from the equity issuance in connection with the Alpine Acquisition and Best Pump Acquisition shall, in each case, not increase the Available Equity Amount.

“Available Equity Amount Reference Time” has the meaning specified in the definition of “Available Equity Amount.”

“Average Historical Availability” means, at any Adjustment Date, the average daily Availability for the three-month period immediately preceding such Adjustment Date, divided by the Maximum Credit at such time.

“Average Liquidity” means, for any period, the sum of the aggregate amount of Liquidity for each day in such period divided by the number of days in such period.

“Average Revolving Loan Utilization” means, at any Adjustment Date, the average daily Aggregate Revolver Outstandings (excluding any Aggregate Revolver Outstandings resulting from any outstanding Swingline Loans) for the three-month period immediately preceding such Adjustment Date (or, if less, the period from the Closing Date to such Adjustment Date), divided by the Maximum Revolver Amount at such time.

“Back Stop Note” means that certain unsecured subordinated promissory note dated as of the Agreement Date, issued by Holdings to THRC Holdings, LP and/or its Affiliates (other than any Obligor) in the aggregate principal amount of $27,070,000.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Reserve” means a reserve equal to the aggregate amount of Obligations in respect of any Noticed Hedge, up to the Swap Termination Value thereunder, as specified by the applicable Hedge Bank in writing to the Agent (with a copy to the Borrower), which amount may be increased with respect to any existing Secured Hedge Agreement at any time by further written notice from such Hedge Bank to the Agent (with a copy to the Borrower) (which shall at all times include a reserve for the aggregate Swap Termination Values for all Noticed Hedges outstanding at that time).

“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.

“Base Rate” means for any day a fluctuating rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2% of 1% and

(c) the Adjusted Term SOFR for a one month Interest Period as published two (2) U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day), plus 1.0%; provided that, for the purpose of this definition, the Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 6:00 a.m. New York City time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). If the Base Rate is being used as an alternate rate of interest pursuant to Section 5.5 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 5.5(c)), then the Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Base Rate Loan” means any Loan during any period for which it bears interest based on the Base Rate, and all Agent Advances and Swingline Loans.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Basel III” means, collectively, those certain agreements on capital requirements, leverage ratios and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and as implemented by a Lender’s primary U.S. federal banking regulatory authority or primary non-U.S. financial regulatory authority, as applicable.

“Basin Purchase and Sale Agreement” mean a Purchase and Sale Agreement dated as of February 9, 2022 by and among CSP IV Connect Acquisition, LLC, a Delaware limited liability company, Basin Special Situations LLC, a Delaware limited liability company, Basin Holdings LLC, a Delaware limited liability company, Basin Production and Completion LLC, a Delaware limited liability company, and Holdings, as amended, restated, supplemented and/or modified from time to time.

“Basin Units Acquisition” means the acquisition by Holdings of the Purchased BPC Units pursuant to the Basin Purchase and Sale Agreement.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.5(c)(i).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(a)
the Adjusted Daily Simple SOFR; or

(b)
the sum of (i) the alternate benchmark rate that has been selected by the Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States and (ii) the related Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest

Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the appliable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such Benchmark exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(a)
in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)
in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (A) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the

Reference Time for such determination and (B) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(a)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clause (a) or (b) of the definition thereof has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.5(c) and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.5(c).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Best Pump” means Best Pump & Flow, LLC, a Texas limited liability company.

“Best Pump Acquisition” means the acquisition by Holdings and/or its Affiliate(s) of 100% of the Stock of Best Pump.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person, (b) in the case of any limited liability company, the sole manager or the board of managers or managing member, of such Person, (c) in the case of any partnership, the board of directors of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Book Value” means book value as determined in accordance with GAAP. “Borrower” has the meaning set forth in the preamble of this Agreement.

“Borrowing” means a borrowing hereunder consisting of Loans of one Type and Class made on the same day by Lenders to the Borrower (or by the Swingline Lender, in the case of a Borrowing consisting of Swingline Loans, or by the Agent, in the case of a Borrowing consisting of an Agent Advance, by a Letter of Credit Issuer, in the case of the issuance of a Letter of Credit hereunder).

“Borrowing Base” means, at any time, an amount in Dollars equal to:

(a)
85% of the Book Value of all Eligible Accounts (other than Eligible Unbilled Accounts) of the Obligors; plus

(b)
the lesser of (i) 80% of the Book Value of all Eligible Unbilled Accounts of the Obligors and (ii) 20% of the Maximum Credit; plus

(c)
the least of (i) 70% of Eligible Inventory of the Obligors, valued at the lower of cost or market value, determined on a “first-in, first-out” basis, (ii) 85% of the Net Orderly Liquidation Value of Eligible Inventory of the Obligors and (iii) 10% of the Maximum Credit; provided, that Inventory will not be included in the Borrowing Base unless an Appraisal of Inventory satisfactory to Agent in its reasonable discretion has been completed in the prior twelve months, except (A) as otherwise provided in clause (q) of the definition of Eligible Inventory set forth herein and (B) that, in the case of all other Inventory not included in the immediately preceding clause (i), Agent may, acting in its reasonable discretion, elect to include Inventory in the Borrowing Base prior to completion of such an Appraisal up to the lesser of (x) 50% of Eligible Inventory of the Obligors, valued at the lower of cost or market value, determined on a “first-in, first-out” basis and

(y) 10% of the Maximum Credit; minus

(d)
the amount of all Reserves from time to time established by the Agent in accordance with Section 2.5 or as otherwise permitted under this Agreement.

Subject to the last paragraph in this definition, the initial Borrowing Base shall be as set forth in the Borrowing Base Certificate delivered on the Closing Date. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Agent pursuant to Section 6.4, as adjusted to give effect to Reserves following such delivery established pursuant to Section 2.5.

Notwithstanding anything to the contrary herein, no Accounts (subject to clause (r) of the definition of Eligible Accounts) or Inventory (other than any Eligible Inventory to extent set forth in the proviso in clause (c) above and clause (q) of the definition of Eligible Inventory) acquired in connection with a Permitted Acquisition (including the Permitted FTS Acquisition) will be included in the determination of the Borrowing Base until the Agent shall have conducted an Appraisal and/or Field Examination of such Accounts or Inventory, as the case may be, the results of which shall be satisfactory to the Agent in its Reasonable Credit Judgment; provided that, any Accounts acquired by the Obligors directly or indirectly pursuant to the Permitted FTS Acquisition on the Closing Date (and any Accounts of the FTS Subsidiaries subsequently arising) may be included in the Borrowing Base regardless of whether a Field Examination reasonably satisfactory to the Agent has been conducted with respect thereto until such time as such Field Examination is required to be delivered pursuant to Section 8.29 (it being understood that during such period prior to the Agent’s receipt of such Field Examination, such Accounts may only be included in the calculation of the Borrowing Base to the extent such Accounts satisfy all of the criteria set forth in the definition of “Eligible Accounts” other than the requirement for such Accounts to be subject to a Field Examination reasonably satisfactory to the Agent).

“Borrowing Base Certificate” means a certificate by a Responsible Officer of the Borrower, substantially in the form of Exhibit A (or another form reasonably acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent, as adjusted pursuant to Section 2.5. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrower and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its Reasonable Credit Judgment, any such calculation to the extent that such calculation is not in accordance with this Agreement and to adjust for Reserves in accordance with Section 2.5; provided, further, that the Agent shall provide the Borrower prior written notice of any such adjustment.

“BPC” means Basin Production and Completion LLC, a Delaware limited liability company.

“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan, any such day that is only an U.S. Government Securities Business Day.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other Law, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Expenditures” means, with respect to Holdings and its Restricted Subsidiaries for any period, the aggregate of all expenditures incurred by Holdings and its Restricted Subsidiaries during such period for purchases of property, plant and equipment or similar items which, in accordance with GAAP (other than repairs in the ordinary course), are or should be included in the statement of cash flows of Holdings and its Restricted Subsidiaries during such period; provided that the term “Capital Expenditures” shall not include:

(i)
expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed from insurance proceeds or awards of compensation arising from the taking by eminent domain or condemnation of the assets paid on account of a Casualty Event,

(ii)
the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time,

(iii)
the purchase of property, plant or equipment to the extent financed with the proceeds of Disposition of assets outside the ordinary course of business,

(iv)
expenditures that constitute any part of consolidated lease expense to the extent relating to operating leases,

(v)
any expenditures made as payments of the consideration for a Permitted Acquisition (or other acquisitions constituting Permitted Investments) and expenditures made in connection with the Transactions,

(vi)
expenditures to the extent Holdings or any of its Restricted Subsidiaries has received reimbursement in cash from a Person that is not an Affiliate of any of the Obligors and for which neither Holdings nor any of its Restricted Subsidiaries has provided or is required to provide or incur, directly or indirectly, any consideration or obligation (other than rent) to such Person or any other Person (whether before, during or after such period); and

(vii)
the book value of any asset owned by Holdings or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a capital expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in capital expenditures when such asset was originally acquired.

(viii)
expenditures relating to the construction, acquisition, replacement, reconstruction, development, refurbishment, renovation or improvement of any property which has been transferred to a Person other than the Borrower or a Restricted Subsidiary during the same fiscal year in which such expenditures were made pursuant to a Sale Leaseback Transaction permitted under this Agreement to the extent to the cash proceeds received by the Borrower or such Restricted Subsidiary pursuant to such Sale Leaseback Transaction.

“Capital Lease” means, as applied to any Person, all leases of property that have been or should be, in accordance with GAAP, recorded as capitalized leases on the balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Dominion Period” means (a) any period commencing upon the date that Availability shall have been less than the greater of (i) 12.5% of the Maximum Credit and (ii) $30,000,000, for five (5) consecutive Business Days and continuing until the date on which Availability shall have been at least the greater of (y) 12.5% of the Maximum Credit and (z) $30,000,000 for twenty (20) consecutive calendar days or (b) any period commencing upon the occurrence of a Specified Event of Default, and continuing during the period that such Specified Event of Default shall be continuing.

“Cash Equivalents” means:

(1)
United States dollars or Canadian dollars;

(2)
(a) euro, pounds sterling or any national currency of any participating member state of the EMU or (b) other currencies held by Holdings and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3)
securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. federal government or any country that is a member state of the EMU or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(4)
certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $100.0 million in the case of

U.S. banks or other U.S. financial institutions and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks or other non-U.S. financial institutions;

(5)
repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)
commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 12 months after the date of creation thereof;

(7)
marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively and in each case maturing within 12 months after the date of creation thereof;

(8)
investment funds (including, without limitation, mutual funds) investing 90% of their assets in securities of the types described in clauses (1) through (7) above and
(9)
through (12) below;

(9)
securities issued or directly and fully and unconditionally guaranteed by any state, commonwealth or territory of the United States or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof and, at the time of acquisition;

(10)
readily marketable direct obligations issued or directly and fully and unconditionally guaranteed by any foreign government or any political subdivision or public instrumentality thereof, in each case (other than in the case of such securities issued or guaranteed by any participating member state of the EMU) having a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P with maturities of 12 months or less from the date of acquisition;

(11)
Debt or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition; and

(12)
Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Bank” means (x) any Person that is a Lender, the Agent, an Arranger or any Affiliate of the foregoing at the time it provided or incurred any Cash Management Obligations or (y) any Person that shall have become a Lender, the Agent, an Arranger or an Affiliate of the foregoing at any time after it has provided or incurred any Cash Management Obligations.

“Cash Management Document” means any certificate, agreement or other document executed by any Obligor or any of its Restricted Subsidiaries in respect of the Cash Management Obligations of any such Person.

“Cash Management Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management or related services (including treasury, depository, return item, overdraft, controlled disbursement, credit, merchant store value or debit card, purchase card, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the ACH processing of electronic funds transfers through the Federal Reserve Fedline system) and other cash management arrangements) provided by any Cash Management Bank, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.

“Cash Receipts” has the meaning specified in Section 8.23(c).

“Casualty Event” means any event that gives rise to the receipt by Holdings, the Borrower or any Restricted Subsidiary of any insurance proceeds or any condemnation awards in respect of any Property (other than Stock).

“CAT Equipment Lease Agreement” means that certain Master Rental and Services Agreement for Well Services effective as of February 5, 2021, between REV Energy Services, LLC and Caterpillar Oil and Gas Services, LLC, as amended from time to time, together with that certain Schedule No. 1 Master Rental and Services Agreement, between REV Energy Services, LLC and Caterpillar Oil and Gas Services, LLC and effective on February 23, 2021.

“CAT Equipment Loan Documents” means, (a) collectively, that certain Second Amended and Restated Loan and Security Agreement dated as of March 8, 2022, between REV Energy Services, LLC, as borrower, and Caterpillar Financial Services Corporation, as lender, and all related promissory notes, instruments or similar documents entered into in connection therewith, in an aggregate original principal amount not to exceed $5,500,000, (b) the guaranty of the CAT Equipment Loan Documents by REV Energy Holdings, LLC, and (c) any Refinancing Debt incurred to Refinance such debt.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the

Code.

“Change in Law” means the occurrence, after the Closing Date, of any of the following:

(a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration or interpretation thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith (but solely to the extent the relevant increased costs would have been included if they had been imposed under applicable increased cost provisions) and (y) Basel III and all requests, rules, guidelines or directives thereunder or issued in connection therewith (but solely to the extent the relevant increased costs would have been included if they had been imposed under applicable increased cost provisions), shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means and will be deemed to have occurred if:

(a)
any time prior to the consummation of the IPO Transactions, the Permitted Holders, taken as a whole, shall cease to beneficially own (or of record own) and Control, directly or indirectly, at least 51% on a fully diluted basis of the economic and voting interest in the Stock of Holdings; and/or

(b)
at any time after the consummation of the IPO Transactions, any Person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than the Permitted Holders, shall at any time have acquired beneficially or of record, direct or indirect ownership (as defined in SEC Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of Stock representing 35% or more of the economic and/or voting interest in the Stock of Holdings; and/or

(c)
Holdings shall fail to directly own beneficially and of record, all of the Stock of the Borrower; and/or

(d)
the Borrower shall fail to directly or indirectly, through Wholly Owned Subsidiaries, own, beneficially and of record, all of the Stock of each other Obligor (other than in connection with any Disposition of all of the Stock thereof permitted under Section 8.8 or Section 8.9); and/or

(e)
Continuing Directors shall not constitute at least a majority of the Board of Directors of Holdings; and/or

(f)
a “change of control” or any comparable term under any document governing any Material Indebtedness consisting of Debt for Borrowed Money shall have occurred.

“Charter Documents” means, with respect to any Person, the certificate or articles of incorporation or organization, memoranda of association, by-laws or operating agreement, and other organizational or governing documents of such Person.

“Chattel Paper” means all of the Obligors’ now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Extended Revolving Loans (of the same Extension Series and any related swing line loans thereunder) or Swingline Loans, and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, an Extended Revolving Credit Commitment (of the same Extension Series and any related swing line commitment thereunder) or a Swingline Commitment and when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment of such Class. A FILO Tranche may be treated as a separate Class of Loans or Commitments under this Agreement.

“Closing Date” means the date on which all of the applicable conditions set forth in Section 9.1 have been fulfilled (or waived in writing by the Agent and the Arrangers).

“Closing Date Note” means that certain unsecured subordinated promissory note, dated as of the Agreement Date, issued by Holdings to THRC Holdings LP and/or its Affiliates (other than any Obligor) in the aggregate principal amount of $23,441,859.92.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Obligor or its Subsidiaries in or upon which a Lien is granted by such Person in favor of Collateral Agent under any of the Loan Documents; provided, however, that at no time shall the term “Collateral” include any Excluded Assets; provided, further, that for avoidance of doubt, “Collateral” shall include the Purchased BPC Units so long as one or more of the Obligors own the Purchased BPC Units.

“Collateral Access Agreement” means a landlord waiver or other agreement, in a form as shall be reasonably satisfactory to the Collateral Agent, between the Collateral Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any premises where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

“Collateral Agent” means JPMorgan, in its capacity as the collateral agent for the Secured Parties, or any successor collateral agent appointed in accordance with this Agreement and the other Loan Documents.

“Collateral Agent’s Liens” means the Liens on the Collateral granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Documents and securing the Obligations.

“Collateral and Guarantee Requirement” means, at any time, the requirement that (in each case, as applicable, subject to the Initial Intercreditor Agreement, the Monarch Intercreditor Agreement, the REV Energy Intercreditor Agreement and any other Intercreditor Agreement):

(a)
the Collateral Agent shall have received each Security Document required to be delivered on the Closing Date pursuant to Section 9.1(a)(ii) or, after the Closing Date, pursuant to Sections 8.22, 8.23 and 8.29 at such time required by such Security Documents or such section to be delivered in each case, duly executed by each Obligor thereto;

(b)
all Obligations shall have been unconditionally guaranteed by Holdings and each Restricted Subsidiary (other than any Excluded Subsidiary) including as of the Fourth Amendment Effective Date those that are listed on Schedule 1.2;

(c)
the Obligations and the Guarantees shall have been secured pursuant to the

Security Agreement by a security interest in (i) all the Stock issued by the Borrower and

(ii) all Stock (other than Excluded Stock) held directly by the Borrower or any Guarantor in any Subsidiary (and, in each case, the Term Loan Agent or any applicable agent or trustee with respect to the Debt incurred pursuant to Section 8.12(q), (r) or [**], as applicable, shall have received all such certificates or other instruments representing all such Stock (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank, if applicable);

(d)
except to the extent otherwise provided hereunder or under any Security Document, the Obligations and the Guarantees shall have been secured by a perfected security interest (to the extent such security interest may be perfected by (1) delivering certificated securities or instruments, (2) filing personal property financing statements (including without limitation, UCC financing statements), (3) making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office), and (4) “control” as defined under the applicable UCC (to the extent required by Section 8.23)), in (i) all Current Asset Collateral of the Borrower and each Guarantor and

(ii) in addition, upon and after the incurrence of Debt pursuant to Section 8.12(q), (r) or [**], as applicable (and solely to the extent that such Debt is still outstanding), substantially all other tangible and intangible personal property of the Borrower and each Guarantor not covered in clause (i) above (including, without limitation, accounts receivable, inventory, equipment, investment property, Intellectual Property, intercompany notes, contracts, instruments, chattel paper and documents, letter of credit rights, Commercial Tort Claims, cash, deposit accounts, securities and commodity accounts, other General Intangibles, books and records related to the foregoing and, in each case, proceeds of the foregoing), in each case with the priority, required by the Security Documents provided that, (A) any such security interests in the Collateral shall be subject to the terms of the applicable Intercreditor Agreement, if any, (B) the Obligations and the Guarantees shall be secured by second-priority liens on the Fixed Assets Collateral, junior to the liens securing such Debt under Section 8.12(q)(x), (r) or [**], as applicable (as set forth in more detail in the Intercreditor Agreement) and (C) the Collateral Agent’s Liens shall only attach to the Fixed Assets Collateral (to the same extent (but not priority) and subject to the same exceptions) that is subject to the liens securing the Debt incurred under Section 8.12(q)(x), (r) or [**], as applicable;

(e)
none of the Collateral shall be subject to any Liens other than Permitted

Liens;

(f)
[reserved];

(g)
(i) with respect to intercompany Debt, if any, Debt for Borrowed Money that is owing to any Obligor and such Debt is evidenced by a promissory note, the Collateral Agent shall have received such promissory note, together with undated instruments of transfer with respect thereto endorsed in blank and (ii) with respect to intercompany Debt, all Debt of Holdings, the Borrower and each of its Restricted Subsidiaries that is owing to any Obligor (or Person required to become an Obligor) shall be evidenced by the Subordinated Intercompany Note, and the Collateral Agent shall have received such Subordinated Intercompany Note duly executed by Holdings, the Borrower, each such Restricted Subsidiary and each such other Obligor, together with undated instruments of transfer with respect thereto endorsed in blank, subject, in each of clauses (i) and (ii), to the terms of the Intercreditor Agreement;

(h)
subject to the Intercreditor Agreement, the Borrower and each Guarantor shall also have (i) caused all Titled Goods with a Fair Market Value in excess of $120,000 individually to be properly titled in the name of such Person with the Collateral Agent’s Lien noted thereon and shall have delivered to the Collateral Agent (or its custodian) originals of all Certificates of Title (as defined in the UCC) or certificates of ownership for such Titled Goods with the Collateral Agent’s Lien noted thereon and (ii) upon the acquisition or manufacture by any such Person of any Titled Goods (other than Equipment that is subject to a purchase money security interest that constitutes a Permitted Lien) with a Fair Market Value in excess of $120,000 individually, promptly notified the Collateral Agent of such acquisition, setting forth a description of such Titled Goods acquired or manufactured and a good faith estimate of the current value of such Titled Goods and promptly delivered to the Collateral Agent (or its custodian) originals of the Certificates of Title (as defined in the UCC) or certificates of ownership for such Titled Goods, together with the manufacturer’s statement of origin, and an application duly executed by the appropriate Person to evidence the Collateral Agent’s Lien thereon. The Borrower and each Guarantor hereby appoints the Collateral Agent as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of

(A) executing on behalf of such Person title or ownership applications for filing with the appropriate Governmental Authority to enable Titled Goods now owned or hereafter acquired by such Person to be amended to reflect the Collateral Agent listed as lienholder thereof, (B) filing such applications with such Governmental Authority, and (C) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Person as the Collateral Agent may reasonably deem necessary to accomplish the purposes of this clause (h) (including, without limitation, for the purpose of creating in favor of the Collateral Agent a perfected Lien on such Titled Goods and exercising the rights and remedies of the Collateral Agent hereunder). This appointment as attorney-in-fact is coupled with an interest and is irrevocable until the Termination Date;

(i)
in the case of any of the foregoing with respect to any Person joining as an Obligor after the Closing Date, (i) the Agent shall have received documents, Organization Documents, certificates, resolutions and opinions of the type referred to in Section 9.1(a)(iii) with respect to each such Person and its Guarantee and/or provision and perfection of Collateral and (ii) Lenders shall have received all information and documents requested by Lenders to complete KYC and background diligence on such proposed new Obligor and no such new Obligor shall join any Loan Document unless and until each all Lenders have confirmed to Agent that they have completed their diligence on such proposed Obligor satisfactorily;

(j)
in connection with any of the foregoing with respect to any Person joining as an Obligor after the Closing Date, the Collateral Agent shall have been provided

(i) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Obligor and each jurisdiction where a filing (including a fixture filing) would need to be made in order to perfect the Collateral Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens, (ii) tax lien, judgment and bankruptcy searches or other evidence reasonably satisfactory to it that all taxes, filing fees, recording fees related to the perfection of the Liens on the Collateral have been paid and (iii) to the extent required pursuant any [**] or the loan and/or bond documents and/or other Debt documents evidencing the Debt incurred under Section 8.12(q)(x), (r) or [**], as applicable hereof, searches of ownership of Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Collateral Agent in order to perfect the Collateral Agent’s security interest in the Intellectual Property;

(k)
the Agent shall have received copies of insurance policies, declaration pages, certificates, and endorsements of insurance or insurance binders evidencing liability, casualty, property, terrorism and business interruption insurance meeting the requirements set forth herein or in the Security Documents; and

(l)
the Borrower and each Guarantor shall have, subject to Section 8.23,

(i) delivered to the Collateral Agent with respect to each deposit account, securities account, and commodity account (other than any Excluded Account), in each case, a Control Agreement with respect to such deposit account, securities account, and commodity account and (ii) not maintained, and not permitted any of its Restricted Subsidiaries to have maintained, cash, Cash Equivalents or other amounts in any deposit account, securities account, or commodity account, unless the Collateral Agent shall have received a Control Agreement in respect of such deposit account, securities account, and commodity account (in each case, other than any Excluded Account).

The foregoing definition shall not require the creation or perfection of pledges of, or security interests in, or the obtaining of opinions with respect to, particular assets if and for so long as the Agent and the Borrower agree in writing that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such legal opinions or other deliverables in respect of such assets, or providing such guarantees, in respect of such assets (in each case, taking into account any material adverse tax consequences to Holdings and its Subsidiaries) shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom.

The Agent may grant extensions of time for the provision or perfection of security interests in particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Obligors on such date) where it reasonably determines, in consultation with the Borrower, that provision or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) with respect to leases of Real Estate entered into by any Obligor, such Obligor shall not be required to take any action with respect to creation or perfection of security interests with respect to such leases (including requirements to deliver landlord lien waivers, estoppel and collateral access letters), (b) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Security Documents, (c) the Collateral and Guarantee Requirement shall not apply to any of the following assets (and the following assets shall not constitute

Collateral for any purpose hereunder and the other Loan Documents): (i) any fee-owned Real Estate and any leasehold interests in Real Estate; provided that no Equipment attached or affixed to or located on such Real Estate to the extent such Equipment constitutes a fixture shall be excluded from Collateral, unless such Equipment otherwise constitutes an Excluded Asset under any other subclause of this clause (c), (ii) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such licenses, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction) after giving effect to the applicable anti-assignment clauses of the UCC and applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or any similar applicable laws notwithstanding such prohibition, (iii) assets and personal property for which a pledge thereof or a security interest therein is prohibited by applicable Laws (including any legally effective requirement to obtain the consent of any Governmental Authority), rule, regulation or contractual obligation with an unaffiliated third party (in each case, (y) only so long as such contractual obligation was not entered into in contemplation of the acquisition thereof and (z) except to the extent such prohibition is unenforceable or ineffective after giving effect to the applicable provisions of the Uniform Commercial Code or other applicable law), (iv) Excluded Stock (other than Stock that is Excluded Stock solely as a result of having been issued by Immaterial Subsidiaries), (v) to the extent that the obligations of Holdings, the Borrower and certain Subsidiaries of Holdings under the First Financial Loan Documents remain outstanding, certain tractors identified on Exhibit A to the First Financial 2021 Loan Agreement, as in effect on the date hereof, and any replacement tractors therefor and accessions thereto, having an aggregate Fair Market Value of not more than

$30,000,000, pledged to First Financial Bank, N.A. pursuant to the First Financial Loan Documents provided that any inflationary increases in value shall not cause the violation of this cap, (vi) any intent-to-use trademark application prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal Law, it being agreed that for purposes of this Agreement and the Loan Documents, no Lien granted to Collateral Agent on any “intent-to-use” United States trademark applications is intended to be a present assignment thereof, (vii) any lease, license, contract or other agreements or any property (including personal property) subject to a purchase money security interest, Capital Lease Obligation or similar arrangements, in each case to the extent permitted under the Loan Documents, to the extent that a pledge thereof or a security interest therein would violate or invalidate such lease, license, contract or agreement, purchase money, Capital Lease or similar arrangement, or create a right of termination in favor of any other party thereto (other than the Borrower or a Guarantor) after giving effect to the applicable anti-assignment clauses of the UCC and applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or any similar applicable Laws notwithstanding such prohibition, (viii) any assets as to which the Agent and the Borrower reasonably agree in writing that the cost or other consequence of obtaining a security interest or perfection thereof is excessive in relation to the benefit to the Lenders of the security to be afforded thereby, (ix) the assets of an Excluded Subsidiary, (x)(I) all of U.S. Well Services Holdings, LLC’s interests under the Enterprise Equipment Lease Agreement and all of the vehicles at any time leased thereunder and (II) to the extent the obligations of U.S. Well Services LLC under the Paccar Equipment Loan Documents remain outstanding, certain equipment identified on Schedule 1.1(c) hereto, and (xi)(I) to the extent the obligations of REV

Energy and its Subsidiaries under the CAT Equipment Loan Documents remain outstanding, certain equipment identified under the heading “CAT Equipment” on Schedule 1.1(d) hereto, together with any related software (embedded therein or otherwise) and any and all related general intangibles, replacements, repairs, additions, attachments, accessories and accessions, (II) to the extent the obligations of REV Energy and its Subsidiaries under the Ritchie Bros Installment Agreement remain outstanding, certain equipment identified under the heading “Ritchie Bros Equipment” on Schedule 1.1(d), together with any related software (embedded therein or otherwise) and any and all related general intangibles, replacements, repairs, additions, attachments, accessories and accessions, and (III) all of REV Energy and its Subsidiaries’ interests under the CAT Equipment Lease Agreement and all of the equipment, together with any attachments, accessories, additions, replacements or substitutions, at any time leased thereunder (the assets excluded pursuant to this clause (c), collectively, the “Excluded Assets”; provided that notwithstanding anything herein to the contrary, Excluded Assets shall not include any proceeds, replacements or substitutions of Collateral (unless such proceeds, replacements or substitutions otherwise constitute Excluded Assets)), (d) the original Flotek Notes shall not be required to be delivered to the Agent (or the Term Loan Agent to the extent required in the Initial Intercreditor Agreement) until June 30, 2022 (to the extent that the Flotek Notes have not been converted into Flotek Stock by such date), (e) share certificates of Immaterial Subsidiaries and Unrestricted Subsidiaries shall not be required to be delivered, (f) no perfection actions shall be required (i) with respect to letter of credit rights, except to the extent perfection is accomplished solely by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement) and

(ii) in regards to any Commercial Tort Claim (in addition to filing the financing statements (which cover “commercial tort claims”) filed on the Closing Date and/or in connection with the joinder of Obligors after the Closing Date), unless (x) Debt is outstanding in regards to Debt permitted under Section 8.12(q)(x), (r) or [**], as applicable, and such Commercial Tort Claim has an individual value of at least $5,000,000 or (y) such Commercial Tort Claim expressly constitutes Current Asset Collateral and such Commercial Tort Claim has an individual value of at least $5,000,000, and (g) other than with respect to Stock, no actions in any jurisdiction other than the United States and Canada or required by the Laws of any jurisdiction other than the United States and Canada shall be required to be taken to create any security interests in assets located or titled outside of the United States and Canada or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no Security Document (or other security agreements or pledge agreements) governed under the laws of any jurisdiction other than the United States and Canada) provided that no such actions under or in accordance with the Laws of Canada (and no Security Document (or other security agreements) shall be required to be governed by the laws of the Canada, other than pledge agreements in respect of Stock of any Restricted Subsidiary of Holdings organized under the laws of Canada (other than Excluded Stock)) shall be required to be taken, in each case, unless (i) the Fair Market Value of the property and assets of the Obligors located in Canada exceeds $50,000,000 at such time, (ii) the contribution to Consolidated EBITDA of Holdings and its Subsidiaries by such property and assets exceeds $17,500,000 for any Test Period (calculated on a Pro Forma Basis), or (iii) material books and records of the Obligors are exclusively located at such locations (for the avoidance of doubt, nothing herein, including this clause (g), shall obligate any Foreign Subsidiary to grant or perfect any Liens on its assets, wherever such assets may be located).

“Collateral Reporting Period” means (a) any period commencing from the date that Availability shall have been less than the greater of (i) 20.0% of the Maximum Credit and (ii)

$80,000,000, for five (5) consecutive Business Days and ending on the date on which Availability shall have been equal to or greater than (y) 20.0% of the Maximum Credit and (z) $80,000,000 for fifteen (15) consecutive calendar days or (b) upon the occurrence of a Specified Event of Default, the period that such Specified Event of Default shall be continuing.

“Commercial Tort Claims” has the meaning specified in the Security Agreement. “Commitment” means, (a) with respect to each Lender (to the extent applicable), such

Lender’s Revolving Credit Commitment, Extended Revolving Credit Commitment or a Revolving Credit Commitment Increase or any combination thereof (as the context requires), (b) with respect to the applicable Swingline Lender, or swingline lender under any Extended Revolving Credit Commitments, its Swingline Commitment or swingline commitment, as applicable and (c) with respect to each Letter of Credit Issuer, such Letter of Credit Issuer’s L/C Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D or in such other form as may be reasonably satisfactory to the Agent and Borrower.

“Concentration Account” has the meaning specified in Section 8.23(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Depreciation and Amortization Expense” means, with respect to Holdings and its Restricted Subsidiaries for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees and expenses, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, of Holdings and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to Holdings and its Restricted Subsidiaries for any period, the Consolidated Net Income of Holdings and its Restricted Subsidiaries for such period; plus

(a)
the following in each case to the extent deducted (and not added back) in computing Consolidated Net Income (other than clause (a)(10) and (a)(13) below), but without duplication:

(1)
Distributions made by Holdings and its Restricted Subsidiaries pursuant to Section 8.10(g)(i) during such period and provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, provincial, franchise, excise, value added and similar taxes and foreign withholding taxes of Holdings and its Restricted

Subsidiaries paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations and any payments to any Parent Entity in respect of such taxes; plus

(2)
total interest expense and other financing expense (including breakage costs, premiums or consent fees and including the amortization of original issue discount); plus

(3)
Consolidated Depreciation and Amortization Expense of Holdings and its Restricted Subsidiaries for such period; plus

(4)
any fees, expenses or charges incurred in connection with any issuance of debt or equity securities, any refinancing transaction or any amendment or other modification of any debt instrument to the extent consummated in accordance with the terms of the Loan Documents including (i) such fees, expenses or charges related to the IPO Transactions and related to the other Transactions (other than the FTS Acquisition Transactions ), in each case, whether or not consummated, and (ii) any amendment, modification or waiver in connection with this Agreement or any instrument governing any other Debt; plus

(5)
any fees (including legal and investment banking fees), transfer or mortgage recording Taxes and other out-of-pocket costs and expenses of Holdings and its Restricted Subsidiaries (including expenses of third parties paid or reimbursed Holdings and its Restricted Subsidiaries) incurred as a result of the transactions contemplated by the Loan Documents or any Disposition of Property permitted hereunder; plus

(6)
any fees and expenses incurred by Holdings and any of its Restricted Subsidiaries solely in connection with any Permitted Acquisition or any other acquisition constituting a Permitted Investment (in each case, whether or not consummated); plus

(7)
any impairment charge or asset write-off pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP; plus

(8)
[reserved]; plus

(9)
any losses from the early extinguishment of Debt (including Hedge Agreements or other derivative instruments); plus

(10)
the amount of “run rate” cost savings, operating expense reductions and other synergies achieved in connection with a Permitted Acquisition or any other acquisition constituting a Permitted Investment projected by the Borrower in good faith to be realized as a result of specified actions taken, actions with respect to which substantial steps have been taken or actions that are expected to be taken (which cost savings, operating expense reductions or synergies shall be calculated on a Pro Forma Basis as though such cost savings, operating expense reductions or synergies had been realized on the first day of the applicable Test Period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings, operating expense reductions or synergies are reasonably identifiable and factually supportable, (B) such cost savings, operating expense reductions or synergies do not exceed, when combined with the amount of any Pro Forma Adjustment made pursuant to clause (d) below), 20%

of Consolidated EBITDA for such Test Period, prior to giving effect to any increase in Consolidated EBITDA pursuant to this clause (10), clause (14) below or clause (d) below), and

(C) such actions have been taken, such actions with respect to which substantial steps have been taken or such actions are expected to be taken within twelve (12) months after the date of determination to take such action; provided, further, that the adjustments pursuant to this clause (10) and clause (14) below may be incremental to (but not duplicative of) Pro Forma Adjustments made pursuant to clause (d) below; or (y) to the extent that no Debt, or commitments with respect thereto, are outstanding under Section 8.12(r) hereof, that would be permitted to be included in pro forma financial statements prepared in accordance with Regulation S-X under the Security Act of 1933; plus

(11)
any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees; plus

(12)
any non-cash losses or charges, including any write offs, write downs, expenses, losses or items for such period decreasing Consolidated Net Income for such period; provided, that to the extent any non-cash item added back to Consolidated EBITDA in any period results in a cash payment in such period or a subsequent period such cash payment shall result in a reduction of Consolidated EBITDA in the period when such payment is made; plus

(13)
proceeds from property or business interruption insurance received or reasonably expected to be received (to the extent not reflected as revenue or income in Consolidated Net Income and to the extent that the related loss was deducted in the determination of Consolidated Net Income); plus

(14)
all Restructuring Costs and any other extraordinary, unusual or non- recurring expenses, losses or charges incurred; provided that such adjustments do not exceed 15% of Consolidated EBITDA for such Test Period calculated prior to giving effect to any increase to Consolidated EBITDA pursuant to this clause (14) or clause (d) below; provided, further, that the adjustments pursuant to this clause (14) above may be incremental to (but not duplicative of) Pro Forma Adjustments made pursuant to clause (d) below; plus

(15)
any non-cash loss attributable to the mark-to-market movement in the valuation of Hedge Agreements (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to GAAP;

minus

(b)
the sum of the amounts for such period, solely to the extent included in Consolidated Net Income, without duplication,

(1)
any non-cash gain increasing Consolidated Net Income of such Person for such period, other than the accrual of revenues in the ordinary course of business;

(2)
any non-cash gain attributable to the mark-to-market movement in the valuation of Hedge Agreements (to the extent the cash impact resulting from such gain has not been realized) or other derivate instruments pursuant to GAAP;

(3)
any gains from the early extinguishment of Debt (including Hedge Agreements or other derivative instruments); and

(4)
any extraordinary, unusual or non-recurring gains increasing Consolidated Net Income for such period;

provided that, to the extent non-cash gains are deducted pursuant to this clause (b) for any previous period and not otherwise added back to Consolidated EBITDA, Consolidated EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein;

plus or minus, as applicable, without duplication

(c)
any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Debt, intercompany balances and other balance sheet items, plus or minus, as the case may be; and

plus

(d)
in accordance with the definition of “Pro Forma Basis,” an adjustment equal to the amount, without duplication of any amount otherwise included in any other clause of the definition of “Consolidated EBITDA,” of the Pro Forma Adjustment shall be added to (or subtracted from) Consolidated EBITDA (including the portion thereof occurring prior to the relevant Specified Transaction and/or Specified Restructuring) as specified in a certificate from a Responsible Officer of the Borrower delivered to the Agent (for further delivery to the Lenders), in each case, as determined on a consolidated basis for Holdings and its Restricted Subsidiaries in accordance with GAAP; provided that,

(i)
there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by Holdings or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise Disposed of during such period (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to the Transactions or pursuant to a transaction consummated prior to the Closing Date, and not subsequently so Disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Acquired Entity or Business or any Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis; and

(ii)
there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise Disposed of, closed or classified as discontinued operations by Holdings, the Borrower or any Restricted Subsidiary to the extent not subsequently reacquired, reclassified or continued, in each case, during such period (each such Person (other than an Unrestricted Subsidiary), property, business or asset so sold, transferred or otherwise Disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis.

Notwithstanding anything to the contrary contained herein and subject to adjustments as provided in clauses (i) and (ii) of the immediately preceding proviso with respect to acquisitions and dispositions occurring prior to, on and following the Closing Date and other adjustments as contemplated in the definitions of “Pro Forma Basis” and “Pro Forma Effect”, including as provided under clause (a)(10) above or clause (d) above or in the definition of “Pro Forma Adjustment”, Consolidated EBITDA shall be deemed to be, $19,768,888, $37,675,374,

$38,449,657 and $52,600,000, respectively, for the Fiscal Quarters ended March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021. Notwithstanding any other provisions set forth herein, (x) for purposes of the measurement of the Total Net Leverage Ratio and the Senior Secured Net Leverage Ratio, unrealized gains shall be excluded from Consolidated EBITDA and (y) for purposes of calculating Consolidated EBITDA, the Non-Wholly Owned Subs shall not be included in such calculation; provided that without duplication, any cash Distributions by any Non-Wholly Owned Sub to a Restricted Subsidiary during a Test Period shall constitute Consolidated Net Income of such Restricted Subsidiary (receiving such cash Distribution) during such Test Period for purposes of measuring Consolidated EBITDA.

“Consolidated Interest Expense” means cash interest expense (including that attributable to Capital Leases), net of cash interest income of Holdings and its Restricted Subsidiaries with respect to all outstanding Debt of Holdings and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net cash costs (less net cash payments) under Hedge Agreements, but excluding, for the avoidance of doubt:

(a)
capitalized interest whether paid or accrued and the amortization of original issue discount resulting from the issuance of Debt at less than par;

(b)
amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses;

(c)
any expenses resulting from discounting of Debt in connection with the application of recapitalization accounting or purchase accounting;

(d)
penalties or interest related to taxes and any other amounts of non-cash interest resulting from the effects of acquisition method accounting or pushdown accounting;

(e)
the accretion or accrual of, or accrued interest on, discounted liabilities during such period;

(f)
non-cash interest expense attributable to the movement of the mark-to- market valuation of obligations under Hedge Agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging;

(g)
any one-time cash costs associated with breakage in respect of Hedge Agreements for interest rates;

(h)
all non-recurring interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations;

(i)
expensing of bridge, arrangement, structuring, commitment or other financing fees; and

(j)
any other non-cash interest expense,

all calculated on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, without duplication, the aggregate of (a) the Net Income, attributable to such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP (adjusted to exclude the equity interests in any Unrestricted Subsidiary owned by such Person or any of its Restricted Subsidiaries); plus (b) the amount of distributions received in cash by such Person or any of its Restricted Subsidiaries from any Subsidiary (including any Unrestricted Subsidiary) for such period, to the extent not already included in clause (a) above minus (c) (i) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period, (ii) the income (or loss) of any Person (other than a Restricted Subsidiary of such Person) in which any other Person (other than such Person or any of its Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Restricted Subsidiaries by such Person during such period, (iii) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of such Person or is merged into or consolidated with such Person or any of its Restricted Subsidiaries or that Person’s assets are acquired by such Person or any of its Restricted Subsidiaries (except as may be required in connection with the calculation of a covenant or test on a pro forma basis), (iv) the income of any Restricted Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary, (v) any after-Tax gains or losses attributable to Dispositions of Property permitted under this Agreement, in each case other than in the ordinary course of business (as determined in good faith by the Borrower) or returned surplus assets of any Pension Plan, (vi) any net after-Tax gains or losses from disposed, abandoned, transferred, closed or discontinued operations and any net after-Tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations, (vii) any losses and expenses with respect to liability or casualty events to the extent covered by insurance or indemnification and actually reimbursed or so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (a) not denied by the applicable carrier or indemnifying party in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days) and (viii) (to the extent not included in sub-clauses (i) through (vii) above) any net extraordinary gains or net extraordinary losses.

In addition, to the extent not already accounted for in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include (without duplication) (i) the amount of proceeds received during such period from business interruption insurance in respect of insured claims for such period, (ii) the amount of proceeds as to which the Borrower has determined there is reasonable evidence it will be reimbursed by the insurer in respect of such period from business interruption insurance (with a deduction for any amounts so added back to the extent denied by the applicable carrier in writing within 180 days or not so reimbursed within 365 days) and (iii) reimbursements received of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder.

“Consolidated Parties” means Holdings and each of its Subsidiaries whose financial statements are consolidated with Holdings’ financial statements in accordance with GAAP.

“Consolidated Total Assets” means, as of any date of determination, the total book value of all assets of Holdings, the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as of such date.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of indebtedness of Holdings and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of indebtedness resulting from the application of purchase accounting in connection with the Transactions, any Permitted Acquisition or other acquisition constituting a Permitted Investment), consisting of Debt for Borrowed Money, Unpaid Drawings, Capital Lease Obligations and third party debt obligations evidenced by promissory notes or similar instruments, minus (b) the least of (i) the amount of Unrestricted Cash on the balance sheet of Holdings, the Borrower, and its Restricted Subsidiaries as of such date minus the amount of Revolving Loans then outstanding as of such date and (ii) $30,000,000. It is understood that to the extent Holdings or any Restricted Subsidiary incurs any Debt and receives the proceeds of such Debt, for purposes of determining any incurrence test under this Agreement and whether the Borrower is in compliance on a Pro Forma Basis with any such test, the proceeds of such incurrence shall not be considered cash or Cash Equivalents for purposes of any “netting” pursuant to clause (b) of this definition.

“Contaminant” means any (i) chemical, material, compound, waste, pollutant, substance, toxic or hazardous substance, hazardous waste, special waste, or any other substance, waste or material regulated or subject to rules of liability under Environmental Law including any material, substance, compound, chemical or waste that is listed, classified, defined or regulated in relevant form, quantity or concentration as hazardous or toxic (or words of similar import) pursuant to any Environmental Law, and (ii) any petroleum or petroleum products or their refined or derived products, polychlorinated biphenyls, radioactive materials, per-and polyfluoroalkyl substances, aqueous film forming foam, or other emerging contaminants, urea formaldehyde or asbestos or asbestos containing materials.

“Continuation/Conversion Date” means the date on which a Loan is converted into or continued as a Term Benchmark Loan.

“Continuing Director” means, at any date, (x) the individual directors of ProFrac Holding Corp., a Delaware corporation as of the Closing Date or (y) an individual (a) who is a member of the Board of Directors of Holdings (or any Parent Entity) on the Closing Date, (b) who, as at such date, has been a member of such Board of Directors for at least the 12 preceding months, (c) who has been nominated or designated to be a member of such Board of Directors, directly or indirectly, by the Permitted Holders or Persons nominated or designated by the Permitted Holders or (d) who has been nominated or designated to be, or designated as, a member of such Board of Directors by a majority of the other Continuing Directors then in office.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” has the meaning specified in Section 8.23(a).

“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Corrective Extension Agreement” has the meaning specified in Section 2.7(e). “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covenant Trigger Period” means any period (a) commencing on the date upon which Availability is less than the greater of (i) 12.5% of the Maximum Credit and (ii) $30,000,000 and

(b) ending on the date upon which Availability shall have been at least equal to the greater of (i) 12.5% of the Maximum Credit and (ii) $30,000,000 for a period of twenty (20) consecutive calendar days.

“Credit Card Accounts Receivables” means each “payment intangible” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor to an Obligor resulting from charges by a customer of an Obligor on credit or debit cards issued by such Credit Card Issuer in connection with the sale of Inventory by an Obligor, or services performed by an Obligor, in each case in the ordinary course of its business.

“Credit Card Issuer” shall mean any person who issues or whose members issue credit or debit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., and Novus Services, Inc. and other issuers approved by the Collateral Agent.

“Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Obligor’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Cure Amount” has the meaning specified in Section 10.4(a). “Cure Deadline” has the meaning specified in Section 10.4(a). “Cure Right” has the meaning specified in Section 10.4(a).

“Current Asset Collateral” means the “ABL Priority Collateral” (as defined in the Initial Intercreditor Agreement on the Closing Date).

“Daily Simple SOFR” means, for any day (a “SOFR Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (a) if such SOFR Day is a U.S. Government Securities Business Day, such SOFR Day or (b) if such SOFR Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt” means, without duplication, all

(a)
indebtedness for borrowed money (excluding any obligations arising from warranties as to inventory in the ordinary course of business) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)
the deferred purchase price of property or services (other than trade accounts payable, liabilities or accrued expenses in the ordinary course of business) to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP;

(c)
all obligations and liabilities of any Person secured by any Lien on an Obligor’s or any of its Restricted Subsidiaries’ property, even if such Obligor or Restricted Subsidiary shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Consolidated Parties prepared in accordance with GAAP or, if higher, the Fair Market Value of such property;

(d)
all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by Holdings or any of its Restricted Subsidiaries, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Consolidated Parties prepared in accordance with GAAP or, if higher, the Fair Market Value of such property;

(e)
the present value (discounted at the Base Rate) of lease payments due under synthetic leases;

(f)
the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(g)
all net obligations of any Person in respect of Hedge Agreements;

(h)
all obligations of such Person in respect of Disqualified Stock; and

(i)
all obligations and liabilities under Guaranties in respect of obligations of the type described in any of clauses (a) through (h) above;

provided that Debt shall not include (i) prepaid or deferred revenue arising in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry, (ii) purchase price holdbacks in respect of Permitted Acquisitions (or any other acquisitions constituting Permitted Investments) arising in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (iii) earn out obligations in connection with a Permitted Acquisition (or any other acquisition constituting a Permitted Investment) unless such obligations become a liability on the balance sheet of such Person in accordance with GAAP and are not paid after becoming due and payable and (iv) Guaranties incurred (other than with respect to Debt) in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry.

For all purposes hereof, the Debt of any Person shall include (A) the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Debt is otherwise limited and only to the extent such Debt would be included in the calculation of Consolidated Total Debt and (B) in the case of Holdings and its Restricted Subsidiaries, exclude all intercompany Debt having a term not exceeding 364 days

(inclusive of any roll over or extensions of terms) and made in the ordinary course of business consistent with past practice. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date. For the avoidance of doubt, Debt of Flotek and BPC shall not constitute Debt of Holdings and/or its Subsidiaries hereunder unless and until (x) Flotek or BPC become Restricted Subsidiaries of Holdings (and are not otherwise designated as Unrestricted Subsidiaries in accordance with Section 8.26), in which case, the Debt of such Restricted Subsidiaries shall be consolidated with Holdings and its Subsidiaries at such time or (y) such Debt for Borrowed Money is guaranteed by Holdings or any of its Restricted Subsidiaries or Holdings or any of its Subsidiaries otherwise have recourse to such Debt for Borrowed Money (including, without limitation, by means of pledging any collateral with respect thereof).

“Debt for Borrowed Money” of any Person at any time means, on a consolidated basis, the sum of all debt for borrowed money of such Person at such time.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

“Default Rate” means a fluctuating per annum interest rate at all times equal to the sum of

(a)
the otherwise applicable Interest Rate plus (b) two percent (2.00%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.” Failure of the Agent to conclude that a Lender is a Defaulting Lender shall not limit the rights and remedies of the Obligors in regards to any Lender that constitutes a Defaulting Lender.

“Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC and all accounts with a deposit function maintained at a financial institution, now or hereafter held in the name of the Borrower or any Guarantor.

“Designated Account” has the meaning specified in Section 2.4(b).

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by Holdings or its Restricted Subsidiaries in connection with a Disposition pursuant to clause (t) of the definition of “Permitted Disposition” that is designated as “Designated Non-Cash Consideration” pursuant to a certificate of a Responsible Officer of the Borrower delivered to the Agent, setting forth the basis of such valuation (which amount will be reduced by

(i) the Fair Market Value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition and (ii) the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary (determined as if references to Holdings and the Restricted Subsidiaries in the definition of the term “Consolidated

EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its Subsidiaries or to such Converted Unrestricted Subsidiary and its

Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disposition” or “Dispose” means the sale, lease, Sale Leaseback Transaction, assignment, transfer or other disposition (including any transaction contemplated by Section 8.18, Section 1.5, and any sale of Stock) of any property by any Person; provided that “Disposition” and “Dispose” shall not be deemed to include any Casualty Event or any issuance by Holdings or any of its respective Subsidiaries of any of its Stock to another Person.

“Disqualified Lenders” means, as of any date of determination, (a) such Persons that have been specified in writing to the Agent and the Arrangers after the Closing Date with the consent of the Agent as being “Disqualified Lenders” and in any event specified in writing by the Borrower from time to time to the Agent not less than 2 Business Days prior to any such date of determination, (b) those Persons who are competitors of Holdings, the Borrower and their respective Subsidiaries that are separately identified in writing by the Borrower from time to time to the Agent and in any event not less than 2 Business Days prior to any such date of determination and (c) in the case of each of clauses (a) and (b), any of their Affiliates (which, for the avoidance of doubt, shall not include any bona fide debt investment funds that are affiliates of the Persons referenced in clause (b) above to the extent that such fund is not controlled by any Person referenced in clause (b) above) that are either (i) identified in writing to the Agent by the Borrower from time to time and in any event not less than 2 Business Days prior to any such date of determination or (ii) readily identifiable solely on the basis of such Affiliate’s name; provided that no such updates to the list shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders. Notwithstanding anything to the contrary contained in this Agreement, (x) the Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders and (y) the Borrower (on behalf of itself Holdings and each of the Restricted Subsidiaries of Holdings) and the Lenders acknowledge and agree that the Agent shall have no responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Lender and that the Agent shall have no liability with respect to any assignment or participation made to a Disqualified Lender.

“Disqualified Stock” means that portion of any Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control or as a result of a Disposition of assets or Casualty Event), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or as a result of a Disposition of assets or Casualty Event) on or prior to the six-month anniversary of the Stated Termination Date; provided that, (a) if such Stock is issued pursuant to any plan for the benefit of employees of Holdings (or any Parent Entity thereof) or any of its Subsidiaries or by any such plan to such employees, such Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings (or any Parent Entity thereof) or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations and (b) no Stock of

Holdings shall constitute Disqualified Stock solely because of the “Redemption Right” or the “Call Right” (each as described in the Section of the Registration Statement for the IPO Transactions entitled “Corporate reorganization”) to be included in the Holdings LLC Agreement upon the effectiveness of the IPO Transactions.

“Distressed Person” has the meaning specified in the definition of “Lender-Related Distress Event.”

“Distribution” means (a) the payment or making of any dividend or other distribution of property in respect of Stock or other Stock (or any options or warrants for, or other rights with respect to, such stock or other Stock) of any Person, other than distributions in Stock or other Stock (or any options or warrants for such stock or other Stock) of any class other than Disqualified Stock, or (b) the direct or indirect redemption or other acquisition by any Person of any Stock or other Stock (or any options or warrants for such stock or other Stock) of such Person or any direct or indirect shareholder or other equity holder of such Person.

“Documents” means all “documents” as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by any Obligor.

“DOL” means the United States Department of Labor or any successor department or agency.

“Dollar” and “$” mean dollars in the lawful currency of the United States. Unless otherwise specified, all payments under this Agreement shall be made in Dollars.

“Domestic Subsidiary” means any Subsidiary of Holdings that is organized under the laws of the United States, any State of the United States or the District of Columbia.

“DPW Real Property” means the real property described as the “Real Property” under and as defined in the Monarch Real Property Purchase Agreement.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority,

(b)
any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any degree) having responsibility for the resolution of any EEA Financial Institution.

“EKU Debt” means that certain Debt (i) owed by EKU Power Drives GmbH to Volksbank in der Ortenau eG, in an aggregate principal amount not to exceed $500,000, and (ii) owed by

EKU Power Drives Inc. to Bank of America, N.A. in an aggregate principal amount not to exceed

$50,000.

“Eligible Accounts” means, as of any date of determination, the aggregate amount of all Accounts created by the Obligors in the ordinary course of the Obligors’ business, and in any event including rights to payment, that arise out of each Obligor’s sale of goods or rendition of services or the lease or rental of goods by such Obligor, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, finance charges, and unapplied cash. Eligible Accounts shall not include the following:

(a)
Accounts that are past due for more than 60 days or that the Account Debtor has failed to pay within 90 days of original invoice date; provided, however, that up to

$7,500,000 in the aggregate of Accounts that are not past due for more than 60 days but that the Account Debtor has failed to pay for greater than 90 days but less than 120 days since invoice date shall be permitted as Eligible Accounts notwithstanding the limitations otherwise set forth in this clause (a),

(b)
Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

(c)
Accounts with respect to which the Account Debtor is an Affiliate of an Obligor or an employee or agent of Borrower or any Affiliate of Borrower or any Obligor,

(d)
Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

(e)
Accounts that are not payable in Dollars,

(f)
Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state or territory thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (A) the Account is supported by an irrevocable letter of credit reasonably satisfactory to the Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to the Agent and is directly drawable by the Agent, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to the Agent,

(g)
Accounts with respect to which the Account Debtor is (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the Obligors have complied, to the reasonable satisfaction of the Agent, with the Assignment of Claims Act, 31 USC §3727) or (ii) any State (or political subdivision) of the United States,

(h)
Accounts with respect to which the Account Debtor is a creditor of any Obligor, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute,

(i)
Accounts with respect to (x) an Account Debtor (other than an Investment Grade Account Debtor or a Specified Account Debtor) whose total outstanding Accounts owing to Obligors exceed 20% (such percentage, as applied to a particular Account Debtor, being subject to reduction by the Agent in its Reasonable Credit Judgment if the creditworthiness of such Account Debtor deteriorates), (y) a Specified Account Debtor whose total outstanding Accounts owing to Obligors exceed 25% (such percentage, as applied to a particular Account Debtor, being subject to reduction by the Agent in its Reasonable Credit Judgment if the creditworthiness of such Account Debtor deteriorates), or (z) an Investment Grade Account Debtor whose total outstanding Accounts owing to Obligors exceed 35% (such percentage, as applied to a particular Account Debtor, being subject to reduction by the Agent in its Reasonable Credit Judgment if the creditworthiness of such Account Debtor deteriorates), in each case, of all Eligible Accounts, solely to the extent of the obligations owing by such Account Debtor in excess of such percentage,

(j)
Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any Obligor has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor; provided that the Agent may (but shall not be obligated to), in its sole discretion, include Accounts from Account Debtors subject to such proceedings (including under circumstances where such Accounts are determined by the Agent in its sole discretion not to pose a risk of non-collectability),

(k)
Accounts, the collection of which, the Agent, in its Reasonable Credit Judgment, believes to be doubtful by reason of the Account Debtor’s financial condition,

(l)
Accounts that are not subject to a first priority perfected Collateral Agent’s

Lien,

(m)
Accounts that are subject to a Lien other than the Lien of the Collateral

Agent (except for Permitted Liens that do not have priority over the Lien in favor of the Collateral Agent),

(n)
Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,

(o)
Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity,

(p)
Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by any Obligor of the subject contract for goods or services,

(q)
Accounts with respect to which the Account Debtor’s obligation does not constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, or

(r)
Accounts owned or generated by Best Pump, Alpine, or any Person or business which is acquired by an Obligor in connection with a Permitted Acquisition (or any other acquisition constituting a Permitted Investment), until such time as either (i) the Agent and the Required Lenders have completed a customary due diligence investigation as to such Accounts and such Person, which investigation may, at the discretion of the Agent (or at direction of the Required Lenders), include a Field Examination (and Agent hereby agrees to use commercially reasonable efforts to commence such Field Examination no later than 15 days after a request by the Borrower is made to so undertake such investigation to the Agent and to use commercially reasonable efforts to complete such Field Examination within 30 days after such commencement), and the Agent and the Required Lenders are reasonably satisfied with the results thereof or (ii) the Agent and the Required Lenders determine that such a due diligence investigation is not necessary; provided, however, that for a period not to exceed 90 days following (A) in the case of Accounts owned or generated by Best Pump or Alpine, the Closing Date, or (B) in the case of Accounts owned or generated by any Person or business which is acquired by an Obligor in connection with a Permitted Acquisition (or any other acquisition constituting a Permitted Investment), the date of such Permitted Acquisition (or such Permitted Investment) is consummated, Accounts that would otherwise be excluded pursuant to this clause (r) that are otherwise Eligible Accounts may be considered Eligible Accounts if the total amount included in the Borrowing Base in respect of such Accounts, together with the total amount included in the Borrowing Base in respect of Inventory considered to be Eligible Inventory in reliance on the proviso to clause (q) of the definition of “Eligible Inventory”, does not exceed 20.0% of the Borrowing Base (calculated after giving effect to the inclusion thereof (up to such aggregate 20% cap), it being understood that after the expiration of such 90 day period any Accounts included in any Borrowing Base calculation pursuant to this proviso shall thereafter be excluded from such Borrowing Base calculation to the extent such Accounts fail to otherwise comply with the requirements of this clause (r).

“Eligible Assignee” means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $2,000,000,000 and that extends credit or buys commercial loans in the ordinary course of business; (b) any Lender; (c) any Affiliate of any Lender and (d) any Approved Fund; provided, that, in any event, “Eligible Assignee” shall not include (i) any natural Person, (ii) any Permitted Holder, Holdings, any Guarantor, or the Borrower or any Affiliate of any of the foregoing, or (iii) so long as the list of Disqualified Lenders (including any updates thereto) has been made available by the Borrower to all Lenders, any Disqualified

Lender (other than any Disqualified Lender otherwise agreed to by the Borrower in a writing delivered to the Agent).

“Eligible Inventory” means, as of any date of determination, the aggregate amount of Inventory owned by an Obligor valued at cost or market (whichever is lower), as determined in accordance with GAAP on a basis consistent with the Obligors’ historical accounting practices (and shall exclude any intercompany markup or profit reflected when Inventory is transferred from one Obligor to another Obligor); provided, that no Inventory shall be Eligible Inventory if:

(a)
(i) it is not subject to a valid and perfected first priority Collateral Agent’s Lien or (ii) it is subject to a Lien other than (x) the Collateral Agent’s Lien, or (y) a Lien permitted under Section 8.16 so long as such Lien is junior in priority to the Lien in favor of the Collateral Agent;

(b)
it is slow moving, obsolete, unmerchantable, defective, used or unfit for sale;

(c)
it is held on consignment, subject to any deposit, down payment, guaranteed sale, sale-or-return, sale-on-approval, bill and hold, or repurchase arrangement;

(d)
it does not meet all legal requirements imposed by any Governmental Authority which has regulatory authority over such goods or the use or sale thereof;

(e)
it does not conform in all material respects to the representations and warranties contained in this Agreement or the Security Agreement which are applicable to such Inventory;

(f)
an Obligor does not have good, valid, and marketable title thereto;

(g)
it is work-in-process, packaging and shipping material, samples, prototypes, displays or display items, goods that are returned or marked for return (but not held for resale) or repossessed, or goods which are not of a type held for sale or use by an Obligor in the ordinary course of business;

(h)
it is not situated at a location owned by an Obligor unless:

(i)
it is situated at a location leased by an Obligor and the landlord of such location has executed in favor of the Collateral Agent a Collateral Access Agreement;

(ii)
such location (other than a customer location) is subject to a Reserve with respect to rent, charges, and other amounts due or to become due for such location (it being understood that in no event shall such Reserve for leased locations exceed (i) the equivalent of two

(2) months’ of future rent plus the amount of all other fixed, overdue, and/or non-contingent charges for the applicable location or (ii) the value of the Inventory located at such location);

(iii)
it is situated in any third-party warehouse or is in the possession of a bailee (other than a third-party processor) and is not evidenced by a Document (as defined in Article 9 of the UCC), unless (x) the ware-houseman or bailee has delivered to the Collateral Agent a Collateral Access Agreement as to such location or (y) an appropriate Reserve (including for rent, charges and other amounts due or to become due with respect to such location) has been established by the Agent in its Reasonable Credit Judgment;

(i)
it is not located at a Permitted Inventory Location;

(j)
it is being processed or repaired offsite at a third party location or outside processor, or is in-transit to or from said third party location or outside processor;

(k)
it is the subject of a consignment by any Obligor as consignor;

(l)
it contains or bears any intellectual property rights licensed to any Obligor by any Person other than a Obligor unless the Collateral Agent is reasonably satisfied that while an Event of Default is continuing it may sell or otherwise dispose of such Inventory without (a) infringing the rights of such licensor, (b) violating any contract with such licensor, or (c) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement relating thereto;

(m)
it is perishable;

(n)
it is not reflected in a current perpetual inventory report of an Obligor;

(o)
it is stored at locations holding less than $100,000 of the aggregate value of the Obligors’ Inventory;

(p)
it is the subject of a bill of lading or other document of title;

(q)
it is Inventory owned or generated by Best Pump, Alpine, or any Person or business which is acquired by an Obligor in connection with a Permitted Acquisition (or any other acquisition constituting a Permitted Investment), until such time as either (i) the Agent and the Required Lenders have completed a customary due diligence investigation as to such Inventory and such Person, which investigation may, at the discretion of the Agent (or at the direction of the Required Lenders), include a Field Examination and an Appraisal (and Agent hereby agrees to use commercially reasonable efforts to commence such Field Examination and Appraisal no later than 15 days after a request by the Borrower is made to so undertake such investigation to the Agent and to use commercially reasonable efforts to complete such Field Examination and Appraisal within 30 days after such commencement), and the Agent and the Required Lenders are reasonably satisfied with the results thereof or (ii) the Agent and the Required Lenders have determined that such a due diligence investigation is not necessary; provided, however, that for a period not to exceed 90 days from (A) in the case of Inventory owned or generated by Best Pump or Alpine, the Closing Date, or (B) in the case of Inventory owned or generated by any Person or business which is acquired by an Obligor in connection with a Permitted Acquisition (or any other acquisition constituting a Permitted Investment), the date of such Permitted Acquisition (or any other acquisition constituting a Permitted Investment) is consummated, Inventory that would otherwise be excluded pursuant to this clause (q) that is otherwise Eligible Inventory may be considered Eligible Inventory if the total amount included in the Borrowing Base in respect of such Inventory, together with the total amount included in the Borrowing Base in respect of Accounts considered to be Eligible Accounts in reliance on the proviso to clause (r) of the definition of “Eligible Accounts”, does not exceed 20.0% of the Borrowing Base (calculated after giving effect to the inclusion thereof (up to such aggregate 20% cap), it being understood that after the expiration of such 90 day period any Inventory included in any Borrowing Base calculation pursuant to this proviso shall thereafter be excluded from such Borrowing Base calculation to the extent such Inventory fails to otherwise comply with the requirements of this clause (q); or

(r)
it is otherwise determined by the Agent in its Reasonable Credit Judgment to be ineligible; provided that the Agent shall have given the Borrower not less than five

(5) Business Days’ prior notice thereof prior to such Inventory (or a category of eligibility applicable to such Inventory) becoming ineligible.

“Eligible Unbilled Accounts” means Accounts of the Obligors that does not qualify as an Eligible Account solely because (a) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (b) the services giving rise to such Account have not been performed and billed to the Account Debtor and, in either case, so long as such Accounts have not been unbilled for more than thirty (30) days. For the avoidance of doubt, at such time as an Account is billed to the Account Debtor it shall no longer be an “Eligible Unbilled Account”.

“EMU” means economic and monetary union as contemplated in the Treaty on European

Union.

“Enterprise Equipment Lease Agreement” means that certain Master Equity Lease

Agreement dated October 30, 2020, between U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.), as lessee, and Enterprise FM Trust, a Delaware statutory trust, as lessor.

“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means all applicable Laws in connection with pollution, protection of the Environment (including Releases, threats of Releases) or to health and safety (to the extent which health and safety laws relate to exposure to Contaminants).

“Equify Bridge Financing Note” means that certain unsecured subordinated promissory note dated as of the Agreement Date, issued by the Borrower to Equify Financial LLC in the aggregate principal amount of $45,799,986.48.

“Equify Four Party Agreement” means that certain Payment Agreement dated as of the Agreement Date, by and among Equify Financial LLC, Best Pump, Alpine and the Borrower.

“Equipment” means all of each Obligor’s now owned or hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except

Inventory), including embedded software, service and delivery vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by any Obligor, and all of each Obligor’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control with Holdings or the Borrower within the meaning of Section 414(c) of the Code (or any member of an affiliated service group within the meaning of Sections 414(m) and (o) of the Code of which the Borrower is a member).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) any failure by a Pension Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, in each case whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to a Pension Plan; (d) a determination that a Pension Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) a withdrawal by Holdings, the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (f) a complete withdrawal, within the meaning of Section 4203 of ERISA, or a partial withdrawal, within the meaning of Section 4205 of ERISA, by Holdings, the Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is “insolvent” (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (g) the filing with the PGBC of a notice of intent to terminate under Section 4041(c) or ERISA, the receipt by Holdings, Borrower, or ERISA Affiliate, as applicable, of any notice from any Multi-Employer Plan that it intends to terminate or has terminated under Section 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan but only if the PBGC has notified Holdings, Borrower, or ERISA Affiliate, as applicable, the same; (h) the receipt by Holdings, Borrower, or ERISA Affiliate, as applicable, from the PBGC or a plan administer of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (i) Holdings, the Borrower or any of its Subsidiaries engages in a non-exempt “prohibited transaction” (i.e., a prohibited transaction for which a statutory, regulatory, or administrative exemption does not exist) with respect to which the Borrower or any of its Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code), or with respect to which the Borrower or any such Subsidiary could otherwise be liable; or (j) the imposition of any Lien under Section 430(k) of the Code or pursuant to Section 303(k) or Section 4068 of ERISA with respect to any Pension Plan, or any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Holdings, the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor Person) as in effect from time to time.

“Event of Default” has the meaning specified in Section 10.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

“Excluded Accounts” means (a) deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Person’s employees and (b) deposit accounts with deposits at any time in an aggregate amount not in excess of $2,000,000 for all such accounts.

“Excluded Assets” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Excluded Stock” means:

(a)
any Stock with respect to which the Agent and the Borrower agree, in writing (each acting reasonably), that the cost of pledging such Stock shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom,

(b)
solely in the case of any pledge of Stock of any CFC or FSHCO to secure the Obligations of a U.S. Person, any Stock that is Voting Stock of such CFC or FSHCO in excess of 65% of the outstanding Stock that is Voting Stock of such CFC or FSHCO,

(c)
any Stock to the extent, and for so long as, the pledge thereof would be prohibited by any applicable Law (including any legally effective requirement to obtain the consent of any Governmental Authority unless such consent has been obtained),

(d)
any Margin Stock and Stock of any Person (other than any Restricted Subsidiary) to the extent, and for so long as, the pledge of such Stock would be prohibited by, or create an enforceable right of termination in favor of any other party thereto (other than Holdings, the Borrower or any Restricted Subsidiary of the Borrower) under, the terms of any Organization Document, joint venture agreement or shareholders’ agreement applicable to such Person after giving effect to the applicable anti-assignment clauses of the UCC and applicable law,

(e)
the Stock issued by any Immaterial Subsidiary or Unrestricted Subsidiary,

(f)
any Stock of a Foreign Subsidiary that is a Subsidiary of a Foreign Subsidiary; and

(g)
any Stock of a Person acquired by Holdings or any of its Restricted Subsidiaries in accordance with the provisions set forth herein so long as (i) substantially simultaneously with such acquisition, all or substantially all of the property and assets of such Person (including any Stock owned by such Person other than the Stock of Holdings or any Parent Entity) are contributed to the Borrower or a Guarantor (other than Holdings,

other than to the extent that Holdings substantially contemporaneously therewith contributes such property and assets to one of its Subsidiaries that is a Guarantor) and such Obligor complies with the requirements set forth in this definition with respect to such property and assets (including any Stock owned by such Person other than the Stock of Holdings or any Parent Entity), (ii) such Person, after giving effect to subclause (i) above, individually has assets with a Fair Market Value of less than $2,000,000, and in the aggregate for all such transactions during the term of the Agreement, such Persons, in each case after giving effect to subclause (i) above, collectively have assets with a Fair Market Value of less than $5,000,000 (it being understood and agreed that such caps shall not include any assets held by any such Person after the Stock of such Person has been distributed pursuant to subclause (iii) below) and (iii) as soon as possible, and in any event within fifteen (15) days after such acquisition, the Stock of such Person (all or substantially all of the property and assets of which (including any Stock owned by such Person) have been contributed to one or more Obligors in accordance with subclause (i) of this clause (g)) shall have been distributed by Holdings to a Parent Entity pursuant to Section 8.10(m) or such Person is liquidated or merged out of existence provided that, in each case, substantially simultaneous with such acquisition, all or substantially all of the property and assets of such Person (including any Stock owned by such Person) shall be contributed to one or more Obligors in accordance with subclause (i) above in this clause (g).

“Excluded Subsidiary” means:

(a)
upon Flotek initially becoming a Subsidiary, Flotek and its Subsidiaries but only until such time as Holdings owns, directly or indirectly, more than 66 2/3% of the Stock of Flotek (unless Flotek otherwise qualifies as an Excluded Subsidiary pursuant to clauses (b) through (g) below),

(b)
any Subsidiary that is restricted or prohibited by (x) subject to clause (g) below, applicable Law or (y) contractual obligation from guaranteeing the Obligations (and for so long as such restriction or prohibition is in effect); provided that in the case of clause (y), such contractual obligation existed on the Closing Date or, with respect to any Subsidiary acquired by the Borrower or a Restricted Subsidiary after the Closing Date (and so long as such contractual obligation was not incurred in contemplation of such acquisition), on the date such Subsidiary is so acquired,

(c)
(i) any Foreign Subsidiary or (ii) any Domestic Subsidiary that is (A) a FSHCO or (B) a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC,

(d)
any Immaterial Subsidiary (provided that the Borrower shall not be permitted to exclude Immaterial Subsidiaries from guaranteeing the Obligations to the extent that (i) the aggregate amount of gross revenue for all Immaterial Subsidiaries excluded by this clause (d) exceeds (A) to the extent that no Debt, or commitments with respect thereto, are outstanding under Section 8.12(r) hereof, 7.5% of the consolidated gross revenues of Holdings and its Restricted Subsidiaries, or (B) at all other times, 5% of the consolidated gross revenues of Holdings and its Restricted Subsidiaries, in each case, that are not otherwise Excluded Subsidiaries by virtue of any other clauses of this definition except for this clause (d) as of the last day of the Test Period most recently ended on or prior to the date of determination or (ii) the aggregate amount of total assets for all Immaterial Subsidiaries excluded by this clause (d) exceeds (A) to the extent that no Debt, or commitments with respect thereto, are outstanding under Section 8.12(r) hereof, 7.5% of the aggregate amount of Consolidated Total Assets of Holdings and its Restricted Subsidiaries, or (B) at all other times, 5% of the aggregate amount of Consolidated Total Assets of Holdings and its Restricted Subsidiaries, in each case, that are not otherwise Excluded Subsidiaries by virtue of any other clauses of this definition except for this clause (d) as of the last day of the Test Period most recently ended on or prior to the date of determination).

(e)
any other Subsidiary with respect to which, in the reasonable judgment of the Agent and the Borrower, the cost of providing a Guaranty shall be excessive in view of the benefits to be obtained by the Lenders therefrom,

(f)
each Unrestricted Subsidiary, and

(g)
any Subsidiary that would require any consent, approval, license or authorization from any Governmental Authority to provide a Guaranty unless such consent, approval, license or authorization has been received, or is received after commercially reasonable efforts (including if requested by the Agent to do so) by the Borrower and/or such Subsidiary to obtain the same.

As of the Closing Date, IOT-eq, LLC, EKU Power Drives GmbH and EKU Power Drives Inc. are the only Excluded Subsidiaries of Holdings.

“Excluded Swap Obligation” means, with respect to any Obligor or Holdings, (a) any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Obligor of, or the grant by such Obligor or Holdings of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Obligor’s or Holdings’ failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any applicable keep well, support, or other agreement for the benefit of such Obligor or Holdings and any and all applicable guarantees of such Obligor’s Swap Obligations by other Obligors), at the time the guarantee of (or grant of such security interest by, as applicable) such Obligor or Holdings becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Obligor or Holdings is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Obligor or Holdings becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Obligor or Holdings as specified in any agreement between the relevant Obligors and Hedge Bank applicable to such Swap Obligations. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the swap for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient under any Loan Document, (a) Taxes imposed on (or measured by) the Recipient’s net income (however denominated), franchise Taxes imposed in lieu of net income taxes, and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which

(i) such Lender acquired its interest in the applicable Commitment or, in the case of an applicable interest in a Loan not funded pursuant to a prior Commitment, such Lender acquires such interest in such Loan (provided that this clause (b)(i) shall not apply to an assignee pursuant to an assignment request by the Borrower under Section 5.8 or the acquisition of a participation pursuant to Section 13.11) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired its interest in the applicable Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.1(d), and (d) any Taxes imposed under FATCA.

“Existing ABL Facility” means that certain Credit Agreement, dated as of March 14, 2018, by and among ProFrac Services, Holdings, the guarantors party thereto, the lenders party thereto and Barclays Bank PLC, as the administrative agent and collateral agent (as amended, amended and restated, supplemented and otherwise modified from time to time, and together with the guarantee and security documentation executed in connection therewith).

“Existing Debt Refinancing” means the repayment in full of all principal, accrued and unpaid interest, fees, premium, if any, and other amounts outstanding under the Existing ABL Facility, the Existing Term Loan Facility, and the other Debt of Holdings, the Borrower and the Restricted Subsidiaries set forth on Schedule 9.1, in each case, other than contingent obligations not then due and payable and that by their terms survive the termination of such loan documents, the termination of all commitments to extend credit thereunder and the termination and/or release of any security interests and guarantees in connection therewith.

“Existing Letters of Credit” means those letters of credit described on Schedule 1.1(a) to this Agreement.

“Existing Revolving Credit Class” has the meaning specified in Section 2.7(a). “Existing Revolving Credit Commitments” has the meaning specified in Section 2.7(a). “Existing Revolving Loans” has the meaning specified in Section 2.7(a).

“Existing Term Loan Facility” means that certain Term Loan Credit Agreement, dated as of September 7, 2018, by and among the ProFrac Services, Holdings, the guarantors party thereto, the lenders party thereto and Barclays Bank PLC, as the administrative agent and collateral agent (as amended, amended and restated, supplemented and otherwise modified from time to time, and together with the guarantee and security documentation executed in connection therewith).

“Extended Revolving Credit Commitments” has the meaning specified in Section 2.7(a). “Extended Revolving Credit Facility” means each Class of Extended Revolving Credit

Commitments established pursuant to Section 2.7.

“Extended Revolving Loans” has the meaning specified in Section 2.7(a). “Extending Lender” has the meaning specified in Section 2.7(b). “Extension Agreement” has the meaning specified in Section 2.7(c). “Extension Date” has the meaning specified in Section 2.7(d).

“Extension Election” has the meaning specified in Section 2.7(b). “Extension Request” has the meaning specified in Section 2.7(a).

“Extension Series” means all Extended Revolving Credit Commitments that are established pursuant to the same Extension Agreement (or any subsequent Extension Agreement to the extent such Extension Agreement expressly provides that the Extended Revolving Credit Commitments provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, if any, and amortization schedule.

“Fair Market Value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Borrower.

“Family Member” means, with respect to any individual, any other individual that is recognized as a family member (to the second degree of consanguinity) by the laws of the residence of such individual.

“Family Trust” mean, with respect to Dan Wilks, trusts, family limited partnerships or other estate planning vehicles established for the benefit of Dan Wilks or his Family Members and in respect of which Dan Wilks or one or more of his Family Members serves as trustee or in a similar capacity.

“Farris Family Trust” mean, with respect to Farris Wilks, trusts, family limited partnerships or other estate planning vehicles established for the benefit of Farris Wilks or his Family Members and in respect of which Farris Wilks or one or more of his Family Members serves as trustee or in a similar capacity.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to current Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as shall be set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that, if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letters” means (a) the Fee Letter, dated as of February 21, 2022, between JPMorgan and the Borrower, as the same may be further amended, restated, supplemented or otherwise modified from time to time and (b) any other letter agreements entered into from time to time between the Borrower and JPMorgan, providing for the payments of fees to the Agent, the Collateral Agent and/or any Arranger in connection with this Agreement or any transactions contemplated hereunder.

“Field Examination” has the meaning specified in Section 8.4(b).

“Fifth Amendment to Initial Intercreditor Agreement” means the Fifth Amendment to Intercreditor Agreement dated as of the Fourth Amendment Effective Date, by and among the Collateral Agent, as the Initial ABL Collateral Agent (as defined therein), Term Loan Agent, as the Initial Fixed Asset Collateral Agent (as defined therein), and acknowledged and agreed to by Holdings, Borrower and the other Grantors party thereto.

“FILO Tranche” has the meaning specified in Section 2.6(c).

“Financed Capital Expenditures” means, with respect to any Person and for any period, Capital Expenditures made by such Person during such period that are financed with the net proceeds of any incurrence of Debt (other than Loans) or received from any disposition of assets, from any Casualty Event or from any issuance of Stock (other than Disqualified Stock or any other issuance of Stock which increases any available basket hereunder).

“Financial Covenant” means the covenant set forth in Section 8.20.

“Financial Statements” means, according to the context in which it is used, the financial statements referred to in Section 6.2 and Section 7.5.

“First Amendment” means that certain First Amendment to Credit Agreement dated as of the First Amendment Effective Date, by and among Holdings, the Borrower, the other Obligors party thereto, the Lenders party thereto, the Agent and the Collateral Agent.

“First Amendment Effective Date” means July 25, 2022.

“First Financial Loan Documents” means, collectively, the Loan Agreement, dated as of December 22, 2021 (the “First Financial 2021 Loan Agreement”), by and among First Financial Bank, N.A., as lender, and ProFrac Holdings II, LLC, as borrower, and ProFrac Manufacturing, LLC and ProFrac Services, LLC, as guarantors, together with all security agreements, guarantees, pledge agreements and other agreements, certificates or instruments executed in connection therewith, in each case, as amended, restated, modified and/or supplemented to the extent not materially adverse to the Lenders.

“Fiscal Quarter” means the period commencing on January 1 in any Fiscal Year and ending on the next succeeding March 31, the period commencing on April 1 in any Fiscal Year and ending on the next succeeding June 30, the period commencing on July 1 in any Fiscal Year and ending on the next succeeding September 30, or the period commencing on October 1 in any Fiscal Year and ending on the next succeeding December 31, as the context may require.

“Fiscal Year” means Holdings’, the Borrower’s, the Guarantors’ and/or their Subsidiaries’ fiscal year for financial accounting purposes. As of the Closing Date, the current Fiscal Year of the Consolidated Parties will end on December 31, 2022.

“Fixed Asset Collateral” means the “Fixed Asset Priority Collateral” (as defined in the Initial Intercreditor Agreement on the Closing Date).

“Fixed Asset Priority Proceeds Account” means the “Fixed Asset Priority Proceeds Account” (as defined in the Initial Intercreditor Agreement on the Closing Date).

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a)

(i)
Consolidated EBITDA of Holdings and its Restricted Subsidiaries for the Test Period most recently ended on or prior to such date of determination minus (ii) Unfinanced Capital Expenditures made by Holdings, the Borrower and its Restricted Subsidiaries during such Test Period, to (b) the Fixed Charges of Holdings and its Restricted Subsidiaries for such Test Period; provided that, for purposes of calculating the Fixed Charge Coverage Ratio for any period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense shall be an amount equal to actual Consolidated Interest Expense from the Closing Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Closing Date through the date of determination.

In calculating the Fixed Charge Coverage Ratio for purposes of determining whether the Fixed Charge Coverage Ratio test described in clause (b) of the definition of “Specified Conditions” has been satisfied, as of such date, the amount of Fixed Charges included in clause (b) above shall include, without duplication of any payments already constituting Fixed Charges, the amount of any Specified Payment actually made on such date of determination.

“Fixed Charges” means, as of any date of determination, the sum, determined on a consolidated basis, of (a) the Consolidated Interest Expense of Holdings and its Restricted Subsidiaries paid in the Test Period most recently ended on or prior to such date of determination, plus (b) scheduled payments of principal (including any scheduled payment of principal resulting from the requirement to make a payment as a result of the accumulation of excess cash flow, but excluding, for the avoidance of doubt, any IPO Prepayment (as defined in the Term Loan Credit Agreement)) on Debt for Borrowed Money of Holdings and its Restricted Subsidiaries (other than payments by Holdings or any of its Restricted Subsidiaries to Holdings or to any of such Restricted Subsidiaries) paid in cash during such Test Period and the principal component of Debt attributable to Capital Leases paid in cash during such Test Period, plus (c) cash Taxes actually paid in such Test Period, plus (d) solely for purposes of calculating Specified Conditions, any Distribution made in cash pursuant to Section 8.10(i)(i) during such Test Period, plus (e) without duplication, any principal payments in cash of the Monarch Acquisition Seller Financing Debt and the REV Energy Seller Financing Debt.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” means, at any time, the benchmark rate floor, if any, provided in this Agreement (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR or the Adjusted Daily Simple SOFR, as applicable. As of the Closing Date, the initial Floor for each of the Adjusted Term SOFR or the Adjusted Daily Simple SOFR shall be 0.00%.

“Flotek” means Flotek Industries, Inc., a Delaware corporation.

“Flotek Notes” means (i) the 10% Convertible PIK Notes dated February 2, 2022 issued and sold to Holdings by Flotek and later contributed by Holdings to the Borrower on or before the date hereof, (ii) the 10% Convertible PIK Notes dated February 2, 2022 issued to Holdings by Flotek and later contributed by Holdings to the Borrower on or about the Closing Date and (iii) the Convertible Notes issued to the Borrower or another Obligor by Flotek, from time to time, in connection with that certain Chemical Products Supply Agreement dated February 2, 2022, as amended, restated, modified, supplement, extended or replaced from time to time, (the “Flotek Supply Agreement”) by and between Flotek Chemistry, LLC, and ProFrac Services, LLC, and the Flotek Securities Purchase Agreement provided that such Convertible Notes in this clause (iii) are issued for no separate cash consideration. For the avoidance of doubt, payments made by or on behalf of ProFrac Services, LLC for the product sold in accordance with the Flotek Supply Agreement shall not be deemed to be “separate cash consideration” for purposes of the Flotek Notes.

“Flotek Note Purchase Agreement” means that certain Note Purchase Agreement dated as of February 2, 2022 among Flotek and each of the purchasers party thereto from time to time, as amended, restated, supplemented or otherwise modified from time to time but without giving effect hereunder to any modifications, amendments, express waivers or express consents thereunder after the date hereof that are materially adverse to the Lenders without the consent of the Required Lenders.

“Flotek Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of February 16, 2022, by and between Flotek and Holdings, as amended, restated, supplemented or otherwise modified from time to time but without giving effect to any modifications, amendments, express waivers or express consents thereunder after the date hereof that are materially adverse to the Lenders without the consent of the Required Lenders.

“Flotek Stock” means the Stock issued to the Borrower or another Obligor by Flotek, from time to time, in connection with (i) the Flotek Supply Agreement and the Flotek Securities Purchase Agreement, provided that such Stock is issued for no separate cash consideration. For the avoidance of doubt, payments made by or on behalf of ProFrac Services, LLC for the product sold in accordance with the Flotek Supply Agreement shall not be deemed to be “separate cash consideration” for purposes of the Flotek Stock and/or (ii) the conversion of the Flotek Notes into Stock issued by Flotek.

“Foreign Subsidiary” means any Subsidiary of Holdings (other than Borrower) that is formed under the laws of a jurisdiction other than the United States, a state of the United States or the District of Columbia.

“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement dated as of the Fourth Amendment Effective Date, by and among Holdings, the Borrower, the other Obligors party thereto, the Lenders party thereto, the Agent and the Collateral Agent.

“Fourth Amendment Effective Date” means February 23, 2023.

“Fracturing Equipment Parts” has the meaning specified therefor in the Initial Intercreditor Agreement on the Closing Date.

“FSHCO” means any direct or indirect Subsidiary that has no material assets other than Stock of one or more direct or indirect Foreign Subsidiaries that are CFCs.

“FTS” means FTS International Inc., a Delaware corporation.

“FTS Acquisition” means the transactions contemplated pursuant to that certain FTS Acquisition Agreement, together with the FTS Acquisition Documents.

“FTS Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of October 21, 2021, by and among Holdings, FTS International, Inc., and ProFrac Acquisition, Inc. (as amended, restated, supplemented or otherwise modified from time to time but without giving effect to any modifications, amendments, express waivers or express consents thereunder after the date hereof that are materially adverse to the Lenders without the consent of the Required Lenders).

“FTS Acquisition Documents” means the FTS Acquisition Agreement and all other agreements, instruments and other documents related thereto or executed in connection therewith (as amended, restated, supplemented or otherwise modified from time to time but without giving effect hereunder to any modifications, amendments, express waivers or express consents thereunder after the date hereof that are materially adverse to the Lenders without the consent of the Required Lenders).

“FTS Acquisition Transactions” means, collectively, (i) the Permitted FTS Acquisition,

(ii) the Permitted Sale Leaseback Transaction and (iii) the FTS Distribution and Contribution Transaction.

“FTS Control Agreements” means (i) that certain Uncertificated Stock Control Agreement, dated as of the Agreement Date, among Farris Wilks and the Collateral Agent, for the benefit of the Secured Parties, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time and (ii) that certain Uncertificated Stock Control Agreement, dated as of the Agreement Date, among THRC Holdings, LP, and the Collateral Agent, for the benefit of the Secured Parties, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“FTS Distribution and Contribution Transaction” means (a) the distribution by Holdings of the Stock of FTS to ProFrac Holding Corp or other members of Holdings (and the redemption of Stock in Holdings) followed (substantially simultaneously) by (b) the contribution (automatically and through no further action of any Person) of all or substantially all of the property and assets of FTS and the FTS Subsidiaries (including any Stock owned by FTS or any of the FTS Subsidiaries, but for the avoidance of doubt, not including the Stock issued by FTS or any Stock issued by Holdings) to Holdings, followed (substantially simultaneously) by (c) the contribution (automatically and through no further action of any Person) of such property and assets of FTS and the FTS Subsidiaries (including any Stock owned by FTS or any of the FTS Subsidiaries, but excluding any cash contributed and/or transferred to Holdings which may be utilized to prepay the Closing Date Note to the extent not prohibited pursuant to Section 8.13(b)) by Holdings to the Borrower which may be contributed further by the Borrower to a Guarantor (other than Holdings) followed (substantially simultaneously) by (d) the distribution by FTS International Services, LLC of the Stock of FTS International Manufacturing, LLC to the Borrower.

“FTS Subsidiaries” means FTS International Services, LLC and FTS International Manufacturing, LLC.

“Full Payment” or “Full Payment of the Obligations” means, with respect to any Obligations (other than contingent indemnification obligations or other contingent obligation for which no claim has been made or asserted, Hedge Obligations not then due and payable and Cash Management Obligations not then due and payable), (a) the full cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding), (b) if such Obligations arise from Letters of Credit or if such Obligations consist of indemnification or similar obligations for which a claim has been made or asserted, the cash collateralization thereof as provided herein or otherwise acceptable to the Agent (or delivery of a standby letter of credit reasonably acceptable to the Agent, in the amount of required cash collateral) and (c) the termination or expiration of all Commitments.

“Funding Date” means the date on which a Borrowing occurs.

“GAAP” means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances from time to time.

“General Intangibles” means all of each Obligor’s now owned or hereafter acquired “general intangibles” as defined in the UCC, choses in action and causes of action and all other intangible personal property of each Obligor of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Intellectual Property, corporate or other business records, blueprints, plans, specifications, registrations, licenses, franchises, Tax refund claims, any funds which may become due to any Obligor in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to any Obligor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which any Obligor is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Obligor.

“Governmental Authority” means any nation or government, any state, territorial or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof and any governmental entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee Agreement” means the Guarantee Agreement, dated as of the Closing Date, among the Guarantors for the benefit of the Secured Parties.

“Guarantors” means (a) the Borrower, other than with respect to its own Obligations,

(b)
each Restricted Subsidiary, whether now existing or hereafter created or acquired (other than any Excluded Subsidiary) that is a party to the Guarantee Agreement, (c) Holdings, and (d) each other Person, who, in a writing accepted by the Agent, guarantees payment or performance in whole or in part of the Obligations. As of the Second Amendment Effective Date, the Guarantors, in addition to the Borrower to the extent set forth in clause (a), are Holdings, ProFrac Services, Manufacturing, Best Pump, Alpine, the FTS Subsidiaries, SP Silica of Monahans, LLC, SP Silica Sales, LLC, AG PSC Funding LLC and, immediately after giving effect to the U.S. Well Merger on the Second Amendment Effective Date, the U.S. Well Entities.

“Guaranty” or “Guarantees” means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other monetary obligations of any other Person (the “guaranteed monetary obligations”), or assure or in effect assure the holder of the guaranteed monetary obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed monetary obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed monetary obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services; provided that the term “Guaranty” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Debt). The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person acting reasonably and in good faith.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedge Bank” means any Person that that is a counterparty to a Secured Hedge Agreement with an Obligor or one of its Restricted Subsidiaries, in its capacity as such, and that either (i) is a Lender, the Agent, an Arranger or an Affiliate of the foregoing at the time it enters into such a Secured Hedge Agreement, or on the Closing Date is party to a Hedge Agreement with an Obligor or any Restricted Subsidiary permitted under Section 8.12 on the Closing Date, in its capacity as a party thereto or (ii) becomes a Lender, the Agent or an Affiliate of a Lender or the Agent after it has entered into a Hedge Agreement permitted by Section 8.12 with any Obligor or any Restricted Subsidiary; provided, that any such Person that ceases to be a Lender, the Agent, an Arranger or an Affiliate of the foregoing shall not be a Hedge Bank with respect to any Hedge Agreement that it thereafter enters into (or that is assigned or transferred to it) while it is not a Lender, the Agent, an Arranger or an Affiliate of the foregoing.

“Hedge Obligations” means, with respect to any Person, the obligations of such Person under Hedge Agreements.

“Historical Financial Statements” means (i) audited consolidated balance sheets of Holdings and its consolidated subsidiaries as at the end of, and related statements of income and cash flows of Holdings and its consolidated subsidiaries for, the three most recently completed

Fiscal Years ended December 31, 2020, and (ii) unaudited consolidated balance sheets of Holdings and its consolidated subsidiaries as at the end of, and related statements of income and cash flows of Holdings and its consolidated subsidiaries, (a) for the fiscal quarter ended September 30, 2021 and (b) thereafter for each fiscal month ended at least 30 days prior to the Closing Date.

“Holdings” means Holdings (as defined in the preamble to this Agreement) or any Successor Holdings, to the extent the requirements set forth in Section 8.27 are satisfied.

“Holdings LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of ProFrac Holdings, LLC, dated as of March 14, 2018, as amended and/or amended and restated in the form of that certain Third Amended and Restated Limited Liability Company Agreement attached hereto at Exhibit N, as further amended restated and/or modified prior to being executed to the extent that such amendments, restatements and/or modifications are not materially adverse to the Lenders.

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary of the Borrower (a) that does not own any Intellectual Property related to the electrification of the Borrower’s fleets of hydraulic fracturing equipment and (b)(i) whose total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of the Test Period most recently ended on or prior to such determination date were an amount equal to or less than (A) to the extent that no Debt, or commitments with respect thereto, are outstanding under Section 8.12(r) hereof, 5.0% of Consolidated Total Assets at such date or (B) at all other times, 2.5% of Consolidated Total Assets at such date and (ii) whose gross revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) for such Test Period were an amount equal to or less than (A) to the extent that no Debt, or commitments with respect thereto, are outstanding under Section 8.12(r) hereof, 5.0% of the consolidated gross revenues of Holdings and its Restricted Subsidiaries for such Test Period, or (B) at all other times, 2.5% of the consolidated gross revenues of Holdings and its Restricted Subsidiaries for such Test Period, in each case determined in accordance with GAAP. As of the Closing Date, the Immaterial Subsidiaries are set forth on Schedule 1.3.

“Incremental Agreement” has the meaning specified in Section 2.6(e). “Incremental Facility Closing Date” has the meaning specified in Section 2.6(e).

“Incremental Revolving Credit Commitment Increase Lender” has the meaning specified in Section 2.6(f)(ii).

“Indemnified Person” has the meaning specified in Section 14.10.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligor under any Loan Document and (b) to the extent not otherwise described in clause (a) above, all Other Taxes.

“Initial Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Agreement Date, by and among the Collateral Agent, as the Initial ABL Collateral Agent (as defined therein), Term Loan Agent, as the Initial Fixed Asset Collateral Agent (as defined therein), the other agents party thereto (if any) and the Obligors, as may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time in accordance with the terms hereof and the provisions of such Intercreditor Agreement.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, federal or foreign bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with all or substantially all creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Instruments” means all instruments as such term is defined in Article 9 of the UCC, now owned or hereafter acquired by any Obligor.

“Intellectual Property” has the meaning specified in the Security Agreement. “Intercreditor Agreement” means, as applicable, (a) the Initial Intercreditor Agreement, (b)

the Monarch Intercreditor Agreement, (c) the REV Energy Intercreditor Agreement and (d) any other intercreditor agreement in form and substance satisfactory to Agent, Collateral Agent, the Required Lenders, and Borrower.

“Intercreditor Arrangement” has the meaning specified in Section 13.25.

“Interest Period” means, as to any Term Benchmark Loan, the period commencing on the Funding Date of such Term Benchmark Loan or on the Continuation/Conversion Date on which a Loan is converted into or continued as a Term Benchmark Loan, and ending on the date one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as selected by the Borrower in its Notice of Borrowing or Notice of Continuation/Conversion, provided that:

(a)
if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b)
any Interest Period pertaining to a Term Benchmark Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)
no Interest Period shall extend beyond the Stated Termination Date; and

(d)
no tenor that has been removed from this definition pursuant to Section 5.5(c)(iv) shall be available for specification in any Notice of Borrowing or Notice of Continuation/Conversion.

“Interest Rate” means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

“Inventory” means all of each Obligor’s now owned or hereafter acquired “Inventory” as defined in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, (iv) consist of raw materials, work in process, or materials used or consumed in a business, or (v) constitute Fracturing Equipment Parts; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising and shipping materials related to any of the foregoing.

“Investment” in any Person means (a) the acquisition (whether for cash, property, services, assumption of Debt, securities or otherwise, but exclusive of the acquisition of inventory, supplies, equipment and other assets used or consumed in the ordinary course of business of Holdings or its applicable Subsidiary and Capital Expenditures) of assets, shares of Stock, bonds, notes, debentures, partnerships, joint ventures or other ownership interests or other securities of such Person, (b) any advance, loan or other extension of credit (other than in connection with leases of Equipment or leases or sales of Inventory on credit in the ordinary course of business and excluding, in the case of Holdings and its Restricted Subsidiaries, intercompany accounts receivable and loans, advances, or Debt having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) to such Person, or

(c)
any other capital contribution to, or investment in, such Person, including, without limitation, any obligation incurred for the benefit of such Person, but excluding (i) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (ii) bona fide Accounts arising in the ordinary course of business. It is further understood and agreed that for purposes of determining the value of any Investment outstanding for purposes hereof, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired less all dividends, returns, interests, profits, distributions, income and similar amounts received in respect of such Investment (not to exceed the original amount invested).

“Investment Grade Account Debtor” means an Account Debtor with a long term issuer rating of no less than Baa3 from Moody’s or BBB- from S&P.

“Investment Property” means all of each Obligor’s now owned or hereafter acquired “investment property” as defined in the UCC, and includes all right, title and interest of each Obligor in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts. For purposes of this definition, capitalized terms used in this definition but not defined elsewhere in this Agreement shall have the meanings set forth in Articles 8 or 9 of the UCC.

“IO-TEQ Debt” means that certain Debt evidenced pursuant to that certain (x) promissory note dated February 3, 2021 issued by IOT-eq, LLC to Third Coast Bank, SSB in the original principal amount of $168,865.00 and (y) promissory note dated 2020 issued by IOT-eq, LLC to Spirit of Texas Bank, SSB in the original principal amount of $601,676.00.

“IPO” means the initial public offering and sale of common stock of ProFrac Holding Corp. pursuant to an effective registration statement (Registration No. 333-261255) filed by ProFrac Holding Corp. with the SEC (the “Registration Statement”) under the Securities Act.

“IPO Transactions” means the IPO and the transactions described in the Registration Statement, including (i) the conversion of all of the membership interests in Holdings held by the owners of Holdings into a single class of common units in Holdings, the transfer by certain of such owners of their common units in Holdings to ProFrac Holding Corp. in exchange for shares of Class A common stock of ProFrac Holding Corp. or cash, the issuance by ProFrac Holding Corp. of shares of Class B common stock of ProFrac Holding Corp. to certain of such owners and the direct or indirect contribution of the Net Equity Proceeds of the IPO Transactions by ProFrac Holding Corp. to Holdings and by Holdings to the Borrower, (ii) the use of the Net Equity Proceeds from the IPO Transactions by the Borrower to invest in Cash Equivalents pending their application for any purpose not prohibited hereunder, and (iii) the execution, delivery and performance by Holdings of its obligations under the amended and restated Holdings LLC Agreement, the Tax Receivable Agreement and the Shared Services Agreement, in each case, subject to the terms of this Agreement.

“IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.

“Junior Debt” means any Debt for Borrowed Money (i) secured by a junior Lien (other than, for the avoidance of doubt, any secured indebtedness incurred pursuant to Section 8.12(q)(x),

(r) or [**] which has (a) a Lien on Fixed Asset Collateral that is senior to Collateral Agent’s Lien on Fixed Asset Collateral securing the Obligations and (b) a Lien on Current Asset Collateral that is junior to Collateral Agent’s Lien on Current Asset Collateral securing the Obligations, in each case, subject to the applicable Intercreditor Agreement), (ii) any unsecured Debt for Borrowed Money incurred pursuant to Section 8.12(q)(y), and (iii) any subordinated Debt for Borrowed Money, in each case incurred by an Obligor and owing to a Person that is not Holdings, an Obligor or any Restricted Subsidiary thereof. For the avoidance of doubt, the EKU Debt, the IO-TEQ Debt, the U.S. Well Services Debt, the Monarch Acquisition Seller Financing Debt, the REV Energy Seller Financing Debt and Debt evidenced by the First Financial Loan Documents, the Paccar Equipment Loan Documents, the Enterprise Equipment Lease Agreement and any [**] shall not constitute Junior Debt.

“Laws” means, collectively, all international, foreign, federal, state, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the common law, and the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of laws.

“L/C Commitment” means, with respect to any Letter of Credit Issuer at any time, (i) the amount set forth opposite such Letter of Credit Issuer’s name on Schedule 1.1 hereto under the caption “L/C Commitment” or (ii) such other amount agreed from time to time between such Letter of Credit Issuer and the Borrower.

“Lender” means (a) the Persons listed on Schedule 1.1, (b) any other Person that shall become a party hereto as a “lender” pursuant to Section 12.2 and (c) each Person that becomes a party hereto as a “lender” pursuant to the terms of Section 2.6, in each case other than a Person who ceases to hold any outstanding Loans, participations in Letters of Credit or Swingline Loans or any Commitment and shall include the Agent to the extent of any Agent Advance outstanding and the Swingline Lender to the extent of any Swingline Loan outstanding.

“Lender Default” means (a) the failure to fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) the failure of any Lender to pay over to the Agent, any Letter of Credit Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (c) a Lender has notified the Borrower or the Agent that it does not intend or expect to comply with one or more of its funding obligations or has made a public statement to that effect with respect to its funding obligations under this Agreement (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied),

(d)
the failure by a Lender to confirm in a manner reasonably satisfactory to the Agent that it will comply with its obligations under this Agreement, (e) any Lender or a direct or indirect parent company of each Lender becoming subject to a Bail-In Action or (f) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender- Related Distress Event.

“Lender-Related Distress Event” means, with respect to any Lender, that such Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation or winding up, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any governmental authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Stock in any Lender or any Person that directly or indirectly controls such Lender by a governmental authority or an instrumentality thereof; provided, further, that such ownership interest does not result in or provide such person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such person (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contract or agreements made by such person or its parent entity.

“Letter of Credit” has the meaning specified in Section 2.3(a).

“Letter of Credit Fee” has the meaning specified in Section 3.6.

“Letter of Credit Issuer” means (a) JPMorgan or any of its Subsidiaries or Affiliates, (b) Bank of America, N.A. or any of its Subsidiaries or Affiliates and (c) any other Lender (or any of its Subsidiaries or Affiliates) that becomes a Letter of Credit Issuer in accordance with Section 2.3(h); in the case of each of clause (a), (b) or (c), above, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. In the event that there is more than one Letter of Credit Issuer at any time, references herein and in the other Loan Documents to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Letter of Credit Issuers, as the context requires.

“Letter of Credit Subfacility” means $25,000,000.

“Lien” means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, priority or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, deemed trust, assignment, deposit arrangement, security agreement, conditional sale or trust receipt or the interest of a vendor or lessor under a capital lease, consignment or title retention agreement; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, servitude right-of- way, restriction, lease or other title exception or encumbrance affecting property (and for clarity, including exclusive licenses (but not non-exclusive licenses) granted in Intellectual Property).

“Liquidity” means, as of any date of determination, the sum of (i) the aggregate amount of Unrestricted Cash of the Obligors at such time plus (ii) Availability at such time.

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Guarantee Agreement, the Security Documents, the Notes, the Fee Letters, the Transactions with Affiliates Letter Agreement, any Intercreditor Agreement and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing or guaranteeing any of the Obligations or any of the Collateral, in each case to which one or more Obligors is a party. For the avoidance doubt, Hedge Agreement and Cash Management Documents shall not constitute Loan Documents.

“Loans” means, collectively, all loans and advances provided for in Article II, including any Revolving Loans, or Extended Revolving Loans, as applicable.

“Losses” has the meaning specified in Section 14.10.

“Manufacturing” means ProFrac Manufacturing, LLC, a Texas limited liability company. “Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Master Agreement” has the meaning specified in the definition of “Hedge Agreement.”

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business or financial condition of Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Borrower and the other Obligors (taken as a whole) to perform their payment obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Obligor of any Loan Document to which it is a party.

“Material Indebtedness” means any Debt (other than the Obligations) of any one or more of Holdings, the Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $22,500,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Hedge Agreement at any time shall be the Swap Termination Value thereof.

“Maximum Credit” means, at any time, the lesser of (a) the Maximum Revolver Amount in effect at such time and (b) the Borrowing Base at such time.

“Maximum Rate” has the meaning specified in Section 3.3.

“Maximum Revolver Amount” means, at any time, the aggregate Revolving Credit Commitments at such time, as the same may be increased from time to time in accordance with Section 2.6 or reduced from time to time in accordance with Section 4.4(b); provided that the Maximum Revolver Amount shall not at any time exceed $600,000,000. As of the Fourth Amendment Effective Date, the Maximum Revolver Amount is $400,000,000. Anything contained herein to the contrary notwithstanding, upon termination of the Revolving Credit Commitments, the Maximum Revolver Amount shall automatically be reduced to zero.

“Monarch Acquisition” has the meaning given to such term in the Second Amendment. “Monarch Acquisition Agreements” means, collectively, the Monarch Membership

Interest Acquisition Agreement and the Monarch Real Property Purchase Agreement. “Monarch Acquisition Closing Date” means December 23, 2022.

“Monarch Acquisition Documents” means Monarch Acquisition Agreements, and any other agreements, instruments and other documents related thereto or executed in connection therewith, together with (a) any amendment or other modification thereto after December 5, 2022 but on or prior to the Third Amendment Effective Date to the extent acknowledged and approved in writing by the Agent and the Required Lenders (which written approval may be delivered via email) and (b) any other amendments, restatements, supplements or modifications thereto, or any waivers or consents thereunder, after the Third Amendment Effective Date, in each case of this clause (b), to the extent not prohibited by Section 8.28(c).

“Monarch Acquisition Seller Financing Debt” means the Permitted Debt permitted under Section 8.12(x).

“Monarch Acquisition Seller Financing Debt Agreement” means that certain Secured Seller Note dated as of Monarch Acquisition Closing Date, issued by Borrower to Monarch Capital Holdings, LLC in the original principal amount not to exceed $87,500,000 upon the effectiveness of the Monarch Acquisition (excluding for the avoidance of doubt any fees, costs, expenses and indemnification obligations that may also be payable and/or automatically capitalized thereunder), together with (a) any amendment or other modification thereto after the Monarch Acquisition Closing Date but on or prior to the Third Amendment Effective Date to the extent acknowledged and approved in writing by the Agent and the Required Lenders (which written approval may be delivered via email) and (b) any other amendments, restatements, supplements or modifications thereto after the Third Amendment Effective Date, in each case of this clause (b), to the extent not prohibited pursuant to Section 8.28(d).

“Monarch Acquisition Seller Financing Debt Documents” means the Monarch Acquisition Seller Financing Debt Agreement and all security agreements, pledge agreements, mortgages, deeds of trust and other security documents, agreements and instruments executed in connection therewith, together with (a) any amendment or other modification thereto after the Monarch Acquisition Closing Date but on or prior to the Third Amendment Effective Date to the extent acknowledged and approved in writing by the Agent and the Required Lenders (which written approval may be delivered via email) and (b) any other amendments, restatements, supplements or modifications thereto after the Third Amendment Effective Date, in each case of this clause (b), to the extent not prohibited pursuant to Section 8.28(d).

“Monarch Intercreditor Agreement” means any intercreditor agreement or subordination agreement to be entered into by the Collateral Agent, the holders of the Monarch Acquisition Seller Financing Debt and the Term Loan Agent in connection with any Liens securing the Monarch Acquisition Seller Financing Debt permitted pursuant to clause (qq) of the definition of “Permitted Liens”, which intercreditor or subordination agreement is in form and substance satisfactory to the Agent, the Collateral Agent, the Required Lenders and the Borrower.

“Monarch Membership Interest Acquisition Agreement” means that certain Membership Interest Purchase Agreement dated as of December 5, 2022, among the Borrower, as buyer, Monarch Capital Holdings, LLC, as seller, and Monarch Silica, together with (a) any amendment or other modification thereto after December 5, 2022 but on or prior to the Third Amendment Effective Date to the extent acknowledged and approved in writing by the Agent and the Required Lenders (which written approval may be delivered via email) and (b) any other amendments, restatements, supplements or modifications thereto, or any waivers or consents thereunder, after the Third Amendment Effective Date, in each case of this clause (b), to the extent not prohibited by Section 8.28(c).

“Monarch Real Property Purchase Agreement” means that certain Real Property Purchase and Sale Agreement dated as of December 5, 2022, by and between DPW Investments, LLC, a Texas limited liability company, and the Borrower, together with (a) any amendment or other modification thereto after December 5, 2022 but on or prior to the Third Amendment Effective Date to the extent acknowledged and approved in writing by the Agent and the Required Lenders (which written approval may be delivered via email) and (b) any other amendments, restatements, supplements or other modifications thereto, or any waivers or consents thereunder, after the Third Amendment Effective Date, in each case of this clause (b), to the extent not prohibited by Section 8.28(c).

“Monarch Silica” has the meaning given to such term in the Second Amendment.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Multi-employer Plan” means a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by Holdings, the Borrower or any ERISA Affiliate or with respect to which Holdings, the Borrower or any ERISA Affiliate has any ongoing obligation with respect to withdrawal liability (within the meaning of Title IV of ERISA).

“Net Equity Proceeds” means, with respect to any issuance of Stock, the gross amount of cash proceeds paid to or received by the Borrower or any of its Restricted Subsidiaries in respect thereto, less the sum of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, consulting fees, accounting fees and other customary fees and expenses incurred, and actually paid in cash by, the ProFrac PubCo, Holdings, the Borrower or any of its Restricted Subsidiaries in connection therewith.

“Net Income” means the net income (loss) attributable to Holdings and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Orderly Liquidation Value” means, with respect to Eligible Inventory, the orderly liquidation value thereof (expressed as a percentage), net of all costs, fees, and expenses of such liquidation, as determined from time to time pursuant to an Appraisal.

“Non-Consenting Lender” has the meaning specified in Section 12.1(b).

“Non-Wholly Owned Subs” means the Subsidiaries of Holdings that are not Wholly Owned Subsidiaries of Holdings.

“Non-Extension Notice Date” has the meaning specified in Section 2.3(b).

“Not Otherwise Applied” means, with reference to any amount otherwise eligible for inclusion in the Available Equity Amount and/or Section 8.10(o) as set forth herein, that such amount (a) was not previously applied to prepay the Obligations, (b) was not previously utilized (meaning such funds remain available for application as Available Equity Amount and/or Section 8.10(o) as set forth herein) for some other purpose, and (c) that such amount was not committed to be applied, provided that such commitment remains outstanding or has not otherwise terminated or expired, for some other purpose.

“Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit K hereto, evidencing the aggregate Debt of the Borrower to such Lender resulting from the Loans made by such Lender.

“Notice of Borrowing” has the meaning specified in Section 2.4(a).

“Notice of Continuation/Conversion” has the meaning specified in Section 3.2(b). “Noticed Hedge” means Secured Hedge Obligations in respect of which the notice delivered to the Agent by the applicable Hedge Bank (and acknowledged by the applicable

Obligor) confirms that such Secured Hedge Agreement shall be deemed a “Noticed Hedge” hereunder for all purposes, including the application of Bank Product Reserves and Section 10.3, so long as the establishment of a Bank Product Reserve with respect to such Secured Hedge Obligation would not result in the Borrower exceeding the Maximum Credit; provided that such designation shall be made within ten (10) Business Days of (i) the Closing Date if such Secured Hedge Agreement is in place on the Closing Date or (ii) the date such Secured Hedge Agreement is entered into if such Secured Hedge Agreement is not in place on the Closing Date; provided, further, that, if the amount of Secured Hedge Obligations arising under such Secured Hedge Agreement is increased in accordance with the definition of “Secured Hedge Obligation,” then such Secured Hedge Obligations shall only constitute a Noticed Hedge to the extent that a Bank Product Reserve can be established with respect to such Secured Hedge Agreement without exceeding the then-current Availability.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Obligors or Restricted Subsidiaries, or any of them, to the Agent, any Letter of Credit Issuer, any Lender, any Secured Party and/or any Indemnified Person, arising under or pursuant to this Agreement, any of the other Loan Documents, Secured Cash Management Agreements and Secured Hedge Agreements (subject to the last sentence in this definition), whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, Attorney Costs, filing fees and any other sums chargeable to any of the Borrower or any other Obligor hereunder or under any of the other Loan Documents. “Obligations” include, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit, (b) all Secured Hedge Obligations (other than with respect to any Obligor’s Hedge Obligations that constitute its Excluded Swap Obligations), but excluding any obligations with respect to additional transactions or confirmations entered into (i) after such Hedge Bank ceases to be a Lender, the Agent, an Arranger or any Affiliate of the foregoing or (ii) after assignment of such transactions or confirmations by a Hedge Bank to another Person that is not a Lender, the Agent, an Arranger or any Affiliate of the foregoing, (c) all Cash Management Obligations, but excluding any obligations with respect to any Cash Management Document entered into after such applicable Cash Management Bank ceases to be a Lender, the Agent, an Arranger or any Affiliate of the foregoing and (d) all interest, fees and other amounts that accrue or would accrue after commencement of any Insolvency Proceeding against any Obligor, whether or not allowed in such proceeding.

“Obligors” means, collectively, the Borrower, each Guarantor, and any other Person that now or hereafter is primarily or secondarily liable for any of the Obligations and/or grants the Collateral Agent a Lien in any Collateral as security for any of the Obligations; provided that the

U.S. Well Entities shall not become Obligors hereunder or under any of the Loan Documents until after the U.S. Well Merger is consummated on the Second Amendment Effective Date (at which point, the U.S. Well Entities shall automatically become Obligors hereunder and under the Loan Documents for all purposes).

“OFAC” has the meaning specified in Section 7.24(a).

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Currency” has the meaning specified in Section 14.19. “Originating Lender” has the meaning specified in Section 12.2(e).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing, charges or similar levies or Taxes that arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under or otherwise with respect to, this Agreement or any other Loan Documents, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.8(c)).

“Out-of-Formula Condition” has the meaning specified in Section 4.2.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the

NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Paccar Equipment Loan Documents” means, collectively, that certain (a) Direct Loan Security Agreement dated as of March 30, 2020, between U.S. Well Services LLC, as borrower in the original principal amount of $4,074,309.73 and Paccar Financial Corp., (b) Direct Loan Security Agreement dated as of March 30, 2020, between U.S. Well Services LLC, as borrower in the original principal amount of $3,684,119.85 and Paccar Financial Corp., (c) Direct Loan Security Agreement dated as of March 30, 2020, between U.S. Well Services LLC, as borrower in the original principal amount of $4,040,700.70 and Paccar Financial Corp., and (d) Direct Loan Security Agreement dated as of March 30, 2020, between U.S. Well Services LLC, as borrower in the original principal amount of $2,930,111.78 and Paccar Financial Corp.

“Parent Entity” means any Person that is or becomes a direct or indirect parent company (which may be organized as, among other things, a partnership) of Holdings. For the avoidance of doubt, (i) ProFrac Holding Corp., a Delaware corporation and (ii) any other Person that is formed to effect a public offering of common Stock that is the managing member of or that directly or indirectly owns a majority of the voting Stock of Holdings, in each case, shall be deemed to constitute a Parent Entity of Holdings.

“Participant” means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Participant Register” has the meaning specified in Section 13.20(b). “Payment” has the meaning assigned to such term in Section 13.24(a). “Payment Notice” has the meaning assigned to such term in Section 13.24(b). “Payment Recipient” has the meaning assigned to such term in Section 13.24(a).

“PBGC” means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to the functions thereof.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code, other than a Multi-employer Plan, which Holdings, the Borrower or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or has made contributions at any time during the immediately preceding six (6) plan years.

“Perfection Certificates” means, collectively, the Perfection Certificates substantially in the forms attached hereto as Exhibit F.

“Performance Entities” has the meaning given to such term in the Fourth Amendment. “Performance Proppants Acquisition” has the meaning given to such term in the Fourth

Amendment.

“Performance Proppants Acquisition Agreement” has the meaning given to such term in the Fourth Amendment.

“Performance Proppants Acquisition Closing Date” means the date on which the Performance Proppants Acquisition is consummated.

“Performance Proppants Acquisition Documents” means the Performance Proppants Acquisition Agreement and any other agreements, instruments and other documents related thereto or executed in connection therewith, together with (a) any amendment or other modification thereto in effect as of the Fourth Amendment Effective Date and (b) any other amendments, restatements, supplements or modifications thereto, or any waivers or consents thereunder after the Fourth Amendment Effective Date, in each case of this clause (b), to the extent not prohibited by Section 8.28(c)(iii).

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” means (x) the Permitted West Munger Acquisition, (y) the Permitted FTS Acquisition and (z) any other acquisition, by merger, consolidation, amalgamation or otherwise, by Holdings (or indirectly by a Parent Entity) or any of its Restricted Subsidiaries of

(a) all or substantially all of the property and assets or business of any Person or of assets constituting a business unit, a line of business or division of such Person, or (b) all or a majority of the Stock in a Person, in the case of each of clauses (a) and (b), that, (i) upon the consummation thereof, will be a Subsidiary that is owned directly by the Borrower or one or more of its Wholly Owned Restricted Subsidiaries (including, without limitation, as a result of a merger, amalgamation or consolidation) or (ii) all or substantially all of the property and assets of which (including any Stock owned by such Person other than the Stock of Holdings or any Parent Entity) are substantially contemporaneously therewith contributed to the Borrower or one or more Guarantors (other than Holdings, other than to the extent that Holdings substantially contemporaneously therewith contributes such property and assets to one of its Subsidiaries that is a Guarantor) (and all of which Stock shall thereafter constitute Excluded Stock pursuant to clause (g) of the definition thereof), in each case, so long as, (A) such acquisition and all transactions related thereto shall be consummated in all material respects in accordance with all applicable Laws, (B) if such acquisition involves the acquisition of Stock of a Person that upon such acquisition would become a Subsidiary of the Borrower, such acquisition shall result in the issuer of such Stock becoming a Restricted Subsidiary (unless otherwise designated as an Unrestricted Subsidiary pursuant to Section 8.26) and, to the extent required by the Collateral and Guarantee Requirement, a Guarantor, (C) to the extent required by the Collateral and Guarantee Requirement, such acquisition shall result in the Collateral Agent, for the benefit of the Secured Parties, being granted a security interest in any Stock or any assets so acquired, (D) [reserved],

(E) both immediately prior to and after giving effect to such acquisition, no Event of Default under Section 10.1(a), (e), (f) or (g) shall have occurred and be continuing, and (F) immediately after giving effect to such acquisition, Holdings and its Restricted Subsidiaries shall be in compliance with Section 8.15.

“Permitted Acquisition Consideration” means, in connection with any Permitted Acquisition or any other acquisition constituting a Permitted Investment, the aggregate amount (as valued at the Fair Market Value of such Permitted Acquisition and/or Permitted Investment at the time such Permitted Acquisition and/or Permitted Investment is made) of, without duplication:

(a)
the purchase consideration for such Permitted Acquisition and/or Permitted Investment, whether payable at or prior to the consummation of such Permitted Acquisition and/or Permitted Investment or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and including any and all payments representing the purchase price and any assumptions of Debt and/or Guaranties, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business and (b) the aggregate amount of Debt assumed in connection with such Permitted Acquisition and/or Permitted Investment; provided in each case, that any such future payment that is subject to a contingency shall be considered Permitted Acquisition Consideration only to the extent of the reserve, if any, required under GAAP (as determined at the time of the consummation of such Permitted Acquisition and/or Permitted Investment) to be established in respect thereof by Holdings or its Restricted Subsidiaries.

“[**]” means [**].

“[**]” means [**].

“Permitted Debt” has the meaning specified in Section 8.12. “Permitted Disposition” means:

(a)
[reserved];

(b)
Dispositions of obsolete, surplus, damaged or worn-out property or property that is no longer necessary, used or useful in the business of Holdings and its Restricted Subsidiaries;

(c)
Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(d)
the use, transfer or Disposition of cash and Cash Equivalents pursuant to any transaction not prohibited by the terms of the Loan Documents;

(e)
sales (other than sales of Eligible Accounts), discounting or forgiveness of Accounts in connection with the collection, settlement or compromise thereof;

(f)
any Disposition, license, sublicense, abandonment or lapse of Intellectual Property which does not materially interfere with the business of Holdings or any of its Restricted Subsidiaries, taken as a whole;

(g)
Dispositions constituting Permitted Distributions, Permitted Investments (other than pursuant to clause (p) of the definition of “Permitted Investments”, but including without limitation the contribution of the DPW Real Property to the extent set forth in clause (jj) of the definition of “Permitted Investments”), transactions permitted by Section 8.9 or Permitted Liens;

(h)
any sale or issuance of Stock by (i) a direct Restricted Subsidiary of Holdings to Holdings, (ii) the Borrower to Holdings, or (iii) any Restricted Subsidiary of Borrower to Borrower, Holdings or another Restricted Subsidiary of Borrower or Holdings;

(i)
Dispositions of property for aggregate consideration of less than $1,000,000 with respect to any individual transaction; provided that the aggregate amount of such Dispositions permitted by this clause (i) shall not exceed $5,000,000 during any Fiscal Year;

(j)
the leasing or subleasing of assets of Holdings or any of its Restricted Subsidiaries not materially interfering with the business of Holdings and its Restricted Subsidiaries, taken as a whole;

(k)
[reserved];

(l)
Dispositions of non-core assets acquired in connection with Permitted Acquisitions, any other acquisitions permitted hereunder or similar Investments that are not used or useful in the business of Holdings and its Restricted Subsidiaries;

(m)
leases, subleases, licenses or sublicenses, in each case in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry and which do not materially interfere with the business of Holdings and its Restricted Subsidiaries, taken as a whole;

(n)
transfers of property subject to Casualty Events upon receipt of the net proceeds of such Casualty Event;

(o)
Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(p)
the unwinding of any Hedge Agreement pursuant to its terms;

(q)
the Disposition of the Stock in, Debt of, or other securities issued by, and/or assets of an Unrestricted Subsidiary;

(r)
Dispositions of property or assets to Holdings, the Borrower or to any other Restricted Subsidiary; provided that, if the transferor of such property is an Obligor (i) the transferee thereof must either be an Obligor or (ii) such transaction must constitute a Permitted Investment;

(s)
the settlement, release or surrender of litigation claims in the ordinary course of business or to the extent that the Borrower determines, in the good faith business judgment, that such settlement, release or surrender of litigation claims is beneficial to Holdings and its Restricted Subsidiaries, taken as a whole;

(t)
any Disposition for Fair Market Value; provided that (i) with respect to any Disposition (or series of related Dispositions) pursuant to this clause (t) for a purchase price in excess of $5,000,000, Holdings, the Borrower or any other Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided, further, that, with respect to Dispositions of Fixed Asset Collateral (but not Current Asset Collateral), for purposes of determining what constitutes cash and Cash Equivalents under this clause (t), any Designated Non-Cash Consideration received by Holdings, the Borrower or such other Restricted Subsidiary in respect of the applicable Disposition of property that is not Current Asset Collateral having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (t) that is outstanding at the time such Designated Non-Cash Consideration is received, not in excess of the greater of (x) $15,000,000 and (y) 1.5% of Consolidated Total Assets (measured as of the date such Disposition is made based upon the Section 6.2 Financials most recently delivered on or prior to such date) at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash, and (ii) the Borrower shall deliver an updated Borrowing Base Certificate if the assets being disposed of pursuant to this clause (t) represent 5.0% or more of the value of the assets included in the most recent calculation of the Borrowing Base; provided further that, after giving effect to such Disposition, any such Disposition shall not cause the aggregate amount of the Aggregate Revolver Outstandings to exceed the then-current Availability;

(u)
Dispositions to any Restricted Subsidiary that is not an Obligor, provided that the aggregate Fair Market Value of all such Dispositions made pursuant to this clause (u) shall not exceed $7,500,000;

(v)
Dispositions constituting the Permitted Sale Leaseback Transaction (so long as such Disposition does not involve Current Asset Collateral) for cash consideration in the aggregate not in excess of $50,000,000; and

(w)
Dispositions, rentals or other disposals of Equipment and Inventory and other assets (including allowing any registrations or any applications for registration of any immaterial Intellectual Property to lapse or go abandoned (i) in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry or (ii) so long as such abandonment or lapse would not adversely affect the right of the Agent or Lenders to exercise their rights of remedies hereunder or under any other Loan Document, to the extent that the Borrower determines, in the good faith business judgment, that abandoning or letting such Intellectual Property lapse is beneficial to the Borrower and the Restricted Subsidiaries, taken as a whole) in the ordinary course of business and sales of Equipment and Inventory to buyers in the ordinary course of business.

For purposes of this definition, capitalized terms used in this definition but not defined elsewhere in this Agreement shall have the meanings set forth in Articles 8 or 9 of the UCC, as the case may be. Notwithstanding anything to the contrary in this definition,

(x) after giving effect to the Monarch Acquisition and so long as any Monarch Acquisition Seller Financing Debt is then outstanding, Holdings and its Subsidiaries (other than Monarch Silica and its Subsidiaries) shall not be permitted to make any Dispositions to Monarch Silica and its Subsidiaries in reliance on the foregoing clauses (g) (but solely in the case of any Restricted Monarch Investment), (j), and (r)(i) (each, a “Restricted Monarch Disposition”) and (y) after giving effect to the REV Energy Acquisition and so long as any REV Energy Seller Financing Debt is then outstanding, Holdings and its Subsidiaries (other than REV Energy and its Subsidiaries) shall not be permitted to make any Dispositions to REV Energy and its Subsidiaries in reliance on the foregoing clauses (g) (but solely in the case of any Restricted REV Investment), (j), and (r)(i) (each, a “Restricted REV Disposition”).

“Permitted Distributions” has the meaning specified in Section 8.10.

“Permitted FTS Acquisition” means the FTS Acquisition; provided that, (a) both immediately prior to and after giving effect to the initial Borrowings on the Closing Date, the issuance of any Letters of Credit issued on the Closing Date and the consummation of the FTS Acquisition and the FTS Distribution and Contribution Transaction, (i) Liquidity shall not be less than $50,000,000 and (ii) Availability shall not be less than $20,000,000, (b) prior to or substantially concurrent with the consummation of the FTS Acquisition, Borrower shall have delivered to the Agent complete and correct copies of the FTS Acquisition Documents (other than the FTS Acquisition Agreement and all amendments thereto which are then all on file with the SEC prior to the date hereof), including all schedules and exhibits thereto, (c) the FTS Acquisition shall have been or, contemporaneous with the borrowing of the Term Loans (as defined in the Term Loan Credit Agreement) on the Closing Date shall be, consummated in all material respects in accordance with the terms of the FTS Acquisition Documents, without giving effect to any modifications, amendments, express waivers or express consents thereunder by the Borrower that are materially adverse to the Lenders without the consent of the Required Lenders, and (d) the Collateral Agent shall have a valid and perfected Lien pursuant to the Security Agreement, the Pledge Agreements and the FTS Control Agreements, as applicable, in respect of the Stock of FTS and substantially all of the property and assets of FTS and the FTS Subsidiaries subject to the Collateral and Guarantee Requirements, the provisions set forth in the Security Agreement and Section 8.29; provided that, upon the consummation of the FTS Distribution and Contribution Transaction, notwithstanding any other provisions set forth herein, (i) each of the Pledge Agreements and FTS Control Agreements shall be deemed terminated and released (automatically and through no further action of any Person), (ii) FTS shall no longer be deemed to be party to this Agreement, the Security Agreement, the Guaranty Agreement or any other Loan Document (in each case, automatically and through no further action of any Person), (iii) the Collateral Agent’s liens upon the Stock and assets of FTS (but not the Stock issued by or the assets of the FTS Subsidiaries) shall be deemed terminated and released (automatically and through no further action of any Person), and (iv) the Lenders (and each other Secured Party by their acceptance of the benefits of the Loan Documents) irrevocably authorize the Collateral Agent to (A) release its Liens on the Stock of FTS and the assets of FTS (but not the Stock issued by or the assets of the FTS Subsidiaries), and (B) if reasonably requested by the Borrower, promptly execute, as applicable, and deliver to the Borrower any such additional instruments, terminations, lien releases, discharges of security interests, pledges and other similar discharge or release documents or other writings to effect or evidence such release and termination.

“Permitted Holders” means each of Farris Wilks, his Family Members, Farris Family Trusts, FARJO Holdings, LP, Dan Wilks, his Family Members, Family Trusts, THRC Management, LLC and THRC Holdings, LP (provided that THRC Holdings, LP shall only constitute a Permitted Holder so long as THRC Management, LLC, Dan Wilks, his Family Members, and/or the Family Trusts Control THRC Holdings, LP and own and control, directly or indirectly, at least 51% on a fully diluted basis of the economic and voting interest in the Stock of THRC Holdings, LP).

“Permitted Inventory Locations” means each location listed on Schedule 1.1(b), and from time to time each other location within the United States which the Borrower has notified the Agent is a location at which Inventory of Obligors is maintained.

“Permitted Investments” means:

(a)
Investments by Holdings, the Borrower or any other Restricted Subsidiary in assets constituting cash or Cash Equivalents at the time such Investment was made;

(b)
(i) (A) Investments by Holdings and its Restricted Subsidiaries in Holdings and its Restricted Subsidiaries existing on the Agreement Date and (B) Investments existing on the Second Amendment Effective Date and identified in Schedule 8.11; and

(ii) Investments consisting of any modification, replacement, renewal, reinvestment or extension of any Investment permitted by clause (b)(i) existing on the Second Amendment Effective Date; provided that the aggregate amount of the Investments permitted pursuant to this clause (b) is not increased from the aggregate amount of such Investments on the Second Amendment Effective Date except pursuant to the terms of such Investment as of the Second Amendment Effective Date or as otherwise permitted by Section 8.11;

(c)
Investments by any Obligor in any other Obligor;

(d)
Investments by any Restricted Subsidiary which is not an Obligor in the Borrower or any other Restricted Subsidiary;

(e)
Investments by any Obligor in any Restricted Subsidiary which is not an Obligor; provided that the aggregate amount of Investments made and then-outstanding pursuant to this clause (e), shall not exceed, at the time of the making of such Investment and after giving Pro Forma Effect thereto, the greater of (x) $22,500,000 and (y) 1.75% of Consolidated Total Assets as of the last day of the Test Period most recently ended on or prior to the date such Investments was made;

(f)
Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(g)
Deposit Accounts maintained in the ordinary course of business;

(h)
Investments constituting Hedge Agreements entered into in the ordinary course of business and for non-speculative purposes;

(i)
Investments (including debt obligations and Stock) received in connection with the bankruptcy or reorganization of Account Debtors, suppliers and customers or in settlement of delinquent obligations of, or other disputes with, Account Debtors, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(j)
loans or advances to officers, directors, partners, members and employees of Holdings (or any Parent Entity) or its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Stock of Holdings (or Stock of any Parent Entity or the Borrower) (provided that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity (or any other form of Qualified Stock reasonably satisfactory to the Agent or used to satisfy Tax obligations relating to proceeds received by such Person in connection with the Transactions, which proceeds are used for the purchase of such Stock), (iii) relating to indemnification of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity, and any reimbursement of any such officer, director or employee of expenses relating to the claims giving rise to such indemnification and (iv) for purposes not described in the foregoing clauses (i), (ii) and (iii), in an aggregate principal amount not to exceed $10,000,000 in any Fiscal Year and (y) $30,000,000 during the term of the Agreement;

(k)
Permitted Acquisitions or any other acquisition constituting a Permitted Investment so long as, the Specified Conditions shall have been satisfied with respect thereto at the time of (and after giving effect to) such Permitted Acquisition or Permitted Investment; provided, the aggregate amount of Permitted Acquisition Consideration relating to all such Permitted Acquisitions or any other acquisition constituting a Permitted Investment made or provided and then-outstanding by the Borrower or any Guarantor to acquire any Restricted Subsidiary that does not become a Guarantor or merge, consolidate or amalgamate into the Borrower or a Guarantor or any assets that shall not, immediately after giving effect to such Permitted Acquisition or Permitted Investment, be owned by the Borrower or a Guarantor, shall not exceed, at the time of consummating such Permitted Acquisition or making of such Permitted Investment and after giving Pro Forma Effect thereto, the greater of (x) $25,000,000 and (y) 2.5% of Consolidated Total Assets as of the last day of the Test Period most recently ended on or prior to the date such Permitted Acquisition was consummated or Permitted Investment was made;

(l)
any Investment to the extent that the consideration therefor is Stock (other than Disqualified Stock) of Holdings (or any Parent Entity);

(m)
Guaranties of Holdings, the Borrower or any other Restricted Subsidiary in respect of leases (other than Capital Leases) or of other obligations that do not constitute Debt, in each case entered into in the ordinary course of business;

(n)
Investments in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry consisting of endorsements for collection or deposit and customary trade arrangements with customers in the ordinary course of business;

(o)
Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors and other credits to suppliers in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry;

(p)
Investments consisting of Liens, Debt, fundamental changes, Dispositions (other than pursuant to clause (g) of the definition of “Permitted Disposition”) and Distributions, in each case, permitted under this Agreement;

(q)
Investments in cash, and in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(r)
promissory notes and other non-cash consideration received in connection with Permitted Dispositions;

(s)
advances of payroll payments to employees, directors, consultants, independent contractors or other service providers or other advances of salaries or compensation to employees, directors, partners, members, consultants, independent contractors or other service providers, in each case in the ordinary course of business;

(t)
Investments made to acquire, purchase, repurchase or retire Stock of Holdings (or Stock of any Parent Entity), or the Borrower owned by any employee stock ownership plan or similar plan of Holdings (or any Parent Entity), the Borrower, or any Subsidiary, in an aggregate amount not to exceed (A) $10,000,000 in any Fiscal Year and

(B) $20,000,000 during the term of the Agreement;

(u)
contributions to a “rabbi” trust for the benefit of employees, directors, partners, members, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of Holdings (or any Parent Entity thereof);

(v)
Investments held by any Person acquired by Holdings, the Borrower or a Restricted Subsidiary after the Closing Date or of any Person merged into the Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with Section 8.9 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamate or consolidation and were in existence on the date of such acquisition, amalgamation, merger or consolidation;

(w)
Restricted Subsidiaries of Holdings may be established or created if Holdings,

the Borrower and such Restricted Subsidiary comply with the requirements of

Section 8.22, if applicable; provided that in each case, to the extent such new Restricted Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted by this Agreement, and such new Restricted Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such transactions, such new Restricted Subsidiary shall not be required to take the actions set forth in Section 8.22 until the respective acquisition is consummated (at which time the surviving entity of the respective transaction shall be required to so comply in accordance with the provisions thereof);

(x)
to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, Intellectual Property, or other rights, in each case in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry;

(y)
Investments by Restricted Subsidiaries that are not Obligors in Restricted Subsidiaries that are not Obligors;

(z)
intercompany Investments, reorganizations and related activities in connection with tax planning and reorganization activities, in each case, among Holdings and its Subsidiaries (or Restricted Subsidiaries in the case of any intercompany Investments) so long as (i) after giving effect to any such activities, the Collateral Agent’s Liens on any material Collateral would not be impaired, (ii) immediately prior and after giving effect to any such activities, no Out-of-Formula Condition has occurred and is continuing or would result therefrom, and (iii) immediately prior and after giving effect to any such activities, the Borrower would have Availability of not less than $25,000,000;

(aa) asset purchases (including purchases of Inventory, supplies, materials and other assets), in each case in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry;

(bb) any Investment in a non-Obligor to the extent such Investment is substantially contemporaneously repaid in full with a dividend or other distribution in like kind as such Investment from such Person that is not an Obligor;

(cc) any Investments (including Investments in minority investments, Investments in Unrestricted Subsidiaries and Investments in joint ventures or similar entities that do not constitute Restricted Subsidiaries); provided that the aggregate amount of such Investments made and then-outstanding pursuant to this clause [**] measured at the time of the making of such Investment and after giving Pro Forma Effect thereto shall not exceed the greater of (x) $30,000,000 and (y) 2.5% of Consolidated Total Assets as of the last day of the Test Period most recently ended on or prior to the date such Investment was made; provided, further that the aggregate amount of such Investments made and then- outstanding pursuant to this clause [**] measured at the time of the making of such Investment shall not exceed $100,000,000 to the extent that the Total Net Leverage Ratio as of the last day of the most recently completed Test Period, after giving Pro Forma Effect to such Investment, exceeds 1.10 to 1.00;

(dd) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, any Investments in an amount not to exceed the Available Equity Amount at such time;

(ee) any other Investments, so long as the Specified Conditions shall have been satisfied before and after giving effect thereto;

(ff) the (i) Permitted FTS Acquisition, and (ii) Permitted West Munger Acquisition;

(gg) Investments with respect to the Basin Units Acquisition made on or prior to the Closing Date;

(hh) (i) the issuance of the Flotek Notes or Flotek Stock to Holdings, the Borrower or any other Obligor and/or contributed to the Borrower or another Obligor by Holdings, in each case to the extent constituting Investments and (ii) Investments made after the Closing Date with respect to the acquisition and ownership of Flotek Stock received (x) in connection with a conversion of all or a portion of the outstanding principal and accrued and unpaid interest under the Flotek Notes into Flotek Stock solely to the extent on a non-cash basis and (y) in connection with the Flotek Supply Agreement (solely to the extent that such Stock is issued on a non-cash basis);

(ii)
the (x) Signal Peak Acquisition consummated in accordance with the terms of the Signal Peak Acquisition Documents and (y) U.S. Well Merger consummated in accordance with the terms of the U.S. Well Merger Documents, in each case, so long as the Collateral and Guarantee Requirement is satisfied pursuant to Section 8.22 in connection therewith (it being understood and agreed that no Person acquired or formed in connection with either the Signal Peak Acquisition or the U.S. Well Merger shall be designated as an Excluded Subsidiary or an Unrestricted Subsidiary, provided, that Thunderclap Merger Sub I, Inc., a Delaware corporation, shall constitute an Excluded Subsidiary so long as it remains an Immaterial Subsidiary and is merged into another Obligor (or a Person that becomes an Obligor in accordance with Section 8.22) upon the consummation of the U.S. Well Merger);

(jj) the Monarch Acquisition (including without limitation the contribution by the Borrower to Monarch Silica substantially contemporaneously with the Monarch Acquisition Closing Date, of the DPW Real Property that the Borrower acquired from DPW Investments, LLC as part of the Monarch Acquisition), so long as (A) no Event of Default exists or would arise as a result of consummating the Monarch Acquisition, (B) such acquisition is consummated in accordance with the terms of the Monarch Acquisition Documents, (C) the Collateral and Guarantee Requirement is satisfied pursuant to Section

8.22 in connection therewith (it being understood and agreed that no person acquired in connection with the Monarch Acquisition shall be at any time designated as an Excluded Subsidiary or an Unrestricted Subsidiary), (D) each new direct or indirect Domestic Subsidiary acquired in connection with the Monarch Acquisition becomes a Wholly Owned Restricted Subsidiary and (E) such acquisition and contribution are consummated on or prior to April 30, 2023;

(kk) the Producers Acquisition, so long as (A) no Event of Default exists or would arise as a result of consummating the Producers Acquisition, (B) the aggregate Permitted Acquisition Consideration in cash with respect to the Producers Acquisition does not exceed $35,000,000 and (C) such acquisition is consummated on or prior to March 31, 2023;

(ll) the REV Energy Acquisition, so long as (A) no Event of Default exists or would arise as a result of consummating the REV Energy Acquisition, (B) such acquisition is consummated in accordance with the terms of the REV Energy Acquisition Documents,

(C) the Collateral and Guarantee Requirement is satisfied pursuant to Section 8.22 in connection therewith (it being understood and agreed that no person acquired in connection with the REV Energy Acquisition shall be at any time designated as an Excluded Subsidiary or an Unrestricted Subsidiary), (D) each new direct or indirect Domestic Subsidiary acquired in connection with the REV Energy Acquisition becomes a Wholly Owned Restricted Subsidiary and (E) such acquisition and contribution are consummated on or prior to January 31, 2023; and

(mm) the Performance Proppants Acquisition, so long as (A) no Event of Default exists or would arise as a result of consummating the Performance Proppants Acquisition,

(B) such acquisition is consummated in accordance with the terms of the Performance Proppants Acquisition Documents, (C) the Collateral and Guarantee Requirement is satisfied pursuant to Section 8.22 (within the timeframe(s) set forth therein) in connection therewith (it being understood and agreed that no person acquired in connection with the Performance Proppants Acquisition shall be at any time designated as an Excluded Subsidiary or an Unrestricted Subsidiary), (D) each new direct or indirect Domestic Subsidiary acquired in connection with the Performance Proppants Acquisition becomes a Wholly Owned Restricted Subsidiary, (E) such acquisition is consummated on or prior to April 1, 2023 and (F) immediately after giving Pro Forma Effect to the Performance Proppants Acquisition, Availability is greater than 20.0% of the Maximum Credit then in effect.

For purposes of determining compliance with this definition, in the event that any Investment meets the criteria of more than one of the types of Permitted Investments described in the above clauses, the Borrower, in its sole discretion, may classify and reclassify such Investment and only be required to include the amount and type of such Investment in one of such clauses provided that Investments may be allocated among more than one clause to the extent that such Investment meets the criteria of such clauses. Notwithstanding anything to the contrary in this definition, (x) after giving effect to the Monarch Acquisition and so long as any Monarch Acquisition Seller Financing Debt is then outstanding, Holdings and its Subsidiaries (other than Monarch Silica and its Subsidiaries) shall not be permitted to make any Investments in Monarch Silica and its Subsidiaries in reliance on the foregoing clauses (c), (p) (but solely in the case of any Restricted Monarch Disposition) and (y) (each, a “Restricted Monarch Investment”) and

(y) after giving effect to the REV Energy Acquisition and so long as any REV Energy Acquisition Seller Financing Debt is then outstanding, Holdings and its Subsidiaries (other than REV Energy and its Subsidiaries) shall not be permitted to make any Investments in REV Energy and its Subsidiaries in reliance on the foregoing clauses (c), (p) (but solely in the case of any Restricted REV Disposition) and (y) (each, a “Restricted REV Investment”).

“Permitted Liens” means, with respect to Holdings, the Borrower and the Restricted Subsidiaries, the Liens listed below:

(a)
Liens for Taxes that (i) are not delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a Material Adverse Effect, or

(ii) are being contested in good faith and by the appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (or other applicable accounting principles);

(b)
the Collateral Agent’s Liens pursuant to the Loan Documents;

(c)
(i) Liens consisting of deposits or pledges of cash (or letters of credit issued) made in the ordinary course of business in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance, social security and other similar laws, (ii) Liens consisting of pledges and deposits of cash in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower, Holdings or any Restricted Subsidiary, (iii) Liens consisting of deposits of cash made to secure the performance of bids, tenders, trade contracts, governmental contracts, leases or purchase, supply or other contracts (other than for the repayment of Debt for Borrowed Money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt for Borrowed Money) or to secure statutory or regulatory obligations (other than Liens arising under ERISA or Code Section 430), surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(d)
statutory or common law Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being Properly Contested, in each case, if adequate reserves in accordance with GAAP (or other applicable accounting principles) with respect thereto are maintained on the books of the applicable Person, provided that if any such Lien arises from the nonpayment of any such claims or demands when due, such claims or demands are being Properly Contested or such nonpayment would not reasonably be expected to cause a Material Adverse Effect;

(e)
Liens securing Capital Leases and purchase money Debt to the extent such Capital Leases or purchase money Debt are permitted in Section 8.12; provided that

(i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, construction, repair, replacement, lease or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits, and (iii) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capital Leases; provided that individual financings of equipment provided by one creditor may be cross-collateralized to other financings of equipment provided by such creditor; provided, further that this clause (e) shall include Liens securing any Debt evidenced by the Enterprise Equipment Lease Agreement to the extent such Debt is permitted pursuant to Section 8.12;

(f)
(i) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, zoning, rights of way, covenants running with the land, affidavits of heirship, and other similar title ordinary course exceptions or encumbrances affecting any Real Estate; provided that they do not, in the aggregate, materially interfere with its use in the ordinary conduct of the Borrower’s and its Restricted Subsidiaries’ business taken as a whole, (ii) mortgages, Liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on Real Estate over which the Borrower or any Restricted Subsidiary has easement rights (but does not own) or on any leased Real Estate and subordination or similar agreements relating thereto, and (iii) any condemnation or eminent domain proceedings affecting any Real Estate;

(g)
Liens arising from any judgment, decree or order of any court or other Governmental Authority or any attachments in connection with court proceedings; provided that the attachment or enforcement of such Liens do not constitute an Event of Default hereunder;

(h)
licenses, sublicenses, leases or subleases on the property covered thereby (including Intellectual Property) granted to other Persons and not materially interfering with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole;

(i)
any interest or title of a lessor, sublessor, licensee or licensor under any lease, sublease, sublicense or license agreement not prohibited by this Agreement;

(j)
Liens (i) that are contractual rights of set-off, (ii) relating to purchase orders and other agreements entered into with customers or suppliers of the Borrower or any Restricted Subsidiary in the ordinary course of business, or (iii) in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods in the ordinary course of business;

(k)
Liens (i) of a collection bank (including those arising under Section 4-210 of the UCC) on the items in the course of collection, (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and which are within the general parameters customary in the banking industry and (iii) in favor of the commodities broker or intermediary attaching to commodity trading accounts, or other commodity brokerage accounts, incurred in the ordinary course of business and not for speculative purposes;

(l)
Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition or other Permitted Investment;

(m)
Liens arising from precautionary UCC filings;

(n)
Liens on insurance proceeds or unearned premiums incurred in the ordinary course of business in connection with the financing of insurance premiums;

(o)
Liens identified on Schedule 8.16; provided that (i) such Lien does not extend to any other property or asset of the Borrower or any Restricted Subsidiary other than (A) after acquired property that is affixed or incorporated into the property covered by such Lien or financed by Permitted Debt and (B) the proceeds and products thereof and

(ii) such Lien shall secure only those obligations or Permitted Debt that it secures on the Agreement Date and any Refinancing Debt incurred to Refinance such Permitted Debt;

(p)
Liens securing Refinancing Debt to the extent such Liens are permitted in the definition of “Refinancing Debt”;

(q)
Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 8.26), in each case after the Closing Date; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Debt and other obligations incurred prior to such time and which Debt and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the Debt is Permitted Debt and is not incurred in contemplation of such acquisition or in connection with such Person becoming a Restricted Subsidiary; provided, further, that if such Liens are consensual and are on the Collateral (other than cash and Cash Equivalents), the holders of the Debt or other obligations secured thereby (or a representative or trustee on their behalf) shall have entered into the Intercreditor Agreement or another intercreditor agreement reasonably acceptable to the Borrower and the Collateral Agent providing that the Liens on the Current Asset Collateral securing such Debt or other obligations shall rank junior to the Liens on the assets of the Obligors in favor of the Secured Parties;

(r)
Liens securing Debt permitted under Section 8.12(q)(x), (r) or [**], as applicable, in each case so long as the holder of any such Debt (or an agent, trustee or representative in respect thereof) shall be a party to the Initial Intercreditor Agreement or have entered into an Intercreditor Agreement or another Intercreditor Arrangement in form and substance reasonably satisfactory to the Agent, the Collateral Agent, the Required Lenders and the Borrower providing, among other things, subject to any caps and limitations set forth therein, that the Liens on the Current Asset Collateral securing such Debt or other obligations shall rank junior to the Collateral Agent’s Liens on the Current Asset Collateral, the liens on the Fixed Assets Collateral securing such Debt may rank senior to the Collateral Agent’s Liens on the Fixed Assets Collateral and shall otherwise be in compliance with the parameters of Section 8.12(q)(x), (r) or [**], as applicable;

(s)
Liens on property of a Restricted Subsidiary of Holdings that is not an Obligor securing Debt of such Restricted Subsidiary that is not an Obligor pursuant to Section 8.12(o);

(t)
deposits in the ordinary course of business to secure liabilities to insurance carriers, lessors, utilities and other service providers or any seller of goods;

(u)
restrictions on transfers under applicable securities laws;

(v)
any encumbrance or restriction (including pursuant to put and call agreements or buy/sell arrangements) with respect to the Stock of any joint venture or similar arrangements pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement;

(w)
Liens (i) on cash advances in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in a Permitted Disposition, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(x)
Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods, entered into by the Borrower or any of the other Restricted Subsidiaries in the ordinary course of business;

(y)
Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Debt, or (ii) related to pooled deposit or sweep accounts of Holdings or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business, or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any other Restricted Subsidiary in the ordinary course of business;

(z)
any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower or any other Restricted Subsidiary;

(aa) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit issued for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(bb) ground leases in respect of real property on which facilities owned or leased by any of Holdings’ Restricted Subsidiaries are located;

(cc) (i) Liens securing Debt or other obligations of the Borrower or a Restricted Subsidiary in favor of the Borrower or any Guarantor provided that (x) such Liens are on the Collateral and junior to the Collateral Agent’s Lien and (y) such Debt is subject to a subordination agreement in form and substance reasonably satisfactory to the Agent and

(ii) Liens securing Debt or other obligations of any Restricted Subsidiary that is not an Obligor in favor of any Restricted Subsidiary that is not an Obligor;

(dd) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents permitted as Permitted Investments;

(ee) Liens on Stock in joint ventures (other than Restricted Subsidiaries);

provided that any such Lien is in favor of a creditor or partner of such joint venture;

(ff) Liens on cash and Cash Equivalents used to satisfy or discharge Debt;

provided such satisfaction or discharge is permitted hereunder;

(gg) Liens given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority; provided that such Liens do not materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary, taken as whole;

(hh) servicing agreements, development agreements, site plan agreements, subdivision agreements and other agreements with Governmental Authorities pertaining to the use or development of any of the real property of the Borrower or any Restricted Subsidiary; provided same do not materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary, taken as whole, including, without limitation, any obligations to deliver letters of credit and other security as required;

(ii) the right reserved to or vested in any Governmental Authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit of Holdings, Borrower or any Restricted Subsidiary, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(jj) Liens on the assets of U.S. Well Services Holdings, LLC and/or its Subsidiaries (but not any other Subsidiaries of Holdings) acquired on the U.S. Well Merger Closing Date securing the U.S. Well Services Debt incurred pursuant to Section 8.12(b);

(kk) Liens to secure transactions permitted by Section 8.18 so long as (i) such Lien attaches only to the assets sold in connection with such transaction and the proceeds thereof (but not any proceeds arising from the rental, leasing or subleasing of such assets by Holdings or its Restricted Subsidiaries), and (ii) such Lien only secures the Debt that was incurred to acquire the assets leased in connection therewith or any Refinancing Debt in respect thereof;

(ll) Liens on the Excluded Assets described in clause (v) of the definition thereof securing Debt incurred pursuant to Section 8.12(o); provided, that, such Liens shall not attach to any Current Asset Collateral;

(mm) Liens on the Specified FTS Real Estate securing Debt incurred pursuant to Section 8.12(v);

(nn) (i) Customary Liens set forth in Organizational Documents of Persons other than the Obligors and (ii) Liens set forth in Flotek Note Purchase Agreement and the Flotek Securities Purchase Agreement to the extent such Liens do not secure Debt for Borrowed Money; provided that such Liens shall not encumber any Current Asset Collateral unless they do not secure Debt for Borrowed Money;

(oo) Liens securing the IO-TEQ Debt incurred pursuant to Section 8.12(u); (pp) other Liens; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto and the use of proceeds thereof, the aggregate outstanding amount of Debt and other obligations secured by Liens incurred under this clause (pp) and then-outstanding shall not exceed the greater of (x) $30,000,000 and (y) 6.0% of Consolidated Total Assets (measured as of the date such Lien was incurred based upon the Section 6.2 Financials most recently delivered on or prior to such date); provided, further, that if such Liens are consensual and are on the Collateral (other than cash and Cash Equivalents), the holders of the Debt or other obligations secured thereby (or a representative or trustee on their behalf) shall have entered into the Intercreditor Agreement or another intercreditor agreement reasonably acceptable to the Borrower and the Collateral Agent providing that, subject to any caps and limitations set forth therein, the Liens on the Current Asset Collateral securing such Debt or other obligations shall rank junior to the Liens on the Current Asset Collateral of the Obligors in favor of the Secured Parties and the liens on the Fixed Assets Collateral securing such Debt may rank senior to the Collateral Agent’s Liens on the Fixed Assets Collateral;

(qq) upon consummation of the Monarch Acquisition, Liens on the assets and other Property of Monarch Silica and its Subsidiaries (but not any other Subsidiaries of Holdings) and Liens on Stock issued by Monarch Silica, in each case, acquired on the Monarch Acquisition Closing Date pursuant to the Monarch Acquisition Documents and any and all proceeds and products thereof, in each case, securing the Monarch Acquisition Seller Financing Debt; provided that (i) such Liens do not extend to or cover any assets or Property of any Obligors or their Subsidiaries (other than Monarch Silica and its Subsidiaries and the Stock issued by Monarch Silica) and (ii) such Liens shall at all times be subject to terms and conditions of, and the holders of the Monarch Acquisition Seller Financing Debt shall have entered into, the Monarch Intercreditor Agreement;

(rr) upon consummation of the REV Energy Acquisition, Liens on the assets and other Property of REV Energy and its Subsidiaries (but not any other Subsidiaries of

Holdings) and Liens on Stock issued by REV Energy, in each case, acquired on the REV Energy Acquisition Closing Date pursuant to the REV Energy Acquisition Documents and any and all proceeds and products thereof, in each case, securing the REV Energy Acquisition Seller Financing Debt; provided that (i) such Liens do not extend to or cover any assets or Property of any Obligors or their Subsidiaries (other than REV Energy and its Subsidiaries and the Stock issued by REV Energy) and (ii) such Liens shall at all times be subject to terms and conditions of, and the holders of the REV Energy Acquisition Seller Financing Debt shall have entered into, the REV Energy Intercreditor Agreement; and

(ss) Liens securing Debt permitted pursuant to Section 8.12(bb); provided that such Liens do not at any time encumber any property other than the property financed by such Debt, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits; provided further that individual financings of equipment provided by Paccar Financial Corp. (or any of its Affiliates) may be cross-collateralized to other financings of equipment provided by Paccar Financial Corp. (or any of its Affiliates).

For purposes of determining compliance with this definition, in the event that any Lien meets the criteria of more than one of the types of Permitted Liens described in the above clauses, the Borrower, in its sole discretion, may classify and reclassify such Lien and only be required to include the amount and type of such Lien in one of such clauses provided that the Permitted Lien(s) may be allocated among more than one clause to the extent that such Permitted Lien(s) meets the criteria of such clauses.

“Permitted Sale Leaseback Transaction” means any Sale Leaseback Transaction consummated after or contemporaneously with the consummation of the Permitted FTS Acquisition with respect to the Specified FTS Real Estate; provided that (a) the Specified Conditions have been satisfied before and after giving effect thereto, (b) the lease with respect to such Sale Leaseback Transaction shall be on arms’ length commercially reasonable terms (as determined by the Borrower in good faith), (c) the lease with respect to such Sale Leaseback Transaction shall be on arms’ length commercially reasonable terms (as determined by the Borrower in good faith), (d) the lease with respect to such Sale Leaseback Transaction shall not have a capitalization rate in excess of 10.00% per annum, (e) the applicable purchaser and lessor with respect to such Sale Leaseback Transaction shall be an Affiliate of Wilks Brothers LLC,

(f) Holdings or any of its Restricted Subsidiaries consummating such Sale-Leaseback Transaction shall receive in connection with the sale or transfer of the property subject thereto, cash consideration in amount that (i) is at least equal to the Fair Market Value (as evidenced by an appraisal delivered to the Agent on or within 30 days following the closing date of such Sale Leaseback Transaction) of such property and (ii) does not in the aggregate exceed $50,000,000 (not including any reasonable and documented out-of-pocket fees, costs and expenses incurred and/or assessed in connection with such Sale Leaseback Transaction) and (g) substantially concurrent with the consummation of such Sale Leaseback Transaction, the landlord of the Specified FTS Real Estate shall execute and deliver a Collateral Access Agreement in favor of the Collateral Agent solely to the extent that at least $1,000,000 of Collateral is located at the applicable Specified FTS Real Estate.

“Permitted Tax Distributions” means (a) with respect to any taxable period (or portion thereof) for which Holdings and any of its Subsidiaries (including Borrower) are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable foreign, state or local income tax purposes (each, a “Tax Group”) of which a direct or indirect parent of Holdings is the common parent, or for which Holdings is a partnership or disregarded entity for U.S. federal or applicable foreign, state or local income tax purposes that is Wholly-Owned (directly or indirectly) by an entity that is taxable as a corporation for such income tax purposes, distributions by Holdings or an applicable Subsidiary (including Borrower), as may be relevant, to any direct or indirect parent of Holdings in an amount not to exceed the sum of

(i) the lesser of (x) the amount of any U.S. federal, foreign, state and/or local income taxes that Holdings and/or its Subsidiaries that are members of the relevant Tax Group, as applicable, would have paid for such taxable period had Holdings and/or such Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group, and (y) the actual income tax liability of the common parent of the Tax Group and (ii) such amounts as are needed to pay any amounts owed by a direct or indirect parent of Holdings under the Tax Receivable Agreement; or

(b) with respect to any taxable period or portion thereof during which Holdings is a pass-through entity (including a partnership or disregarded entity) and is not Wholly-Owned (directly or indirectly) by an entity that is taxable as a corporation for U.S. federal income tax purposes, distributions by Holdings to any member or partner of Holdings, on or prior to each estimated tax payment date as well as each other applicable due date, on a pro rata basis, such that each such member or partner (or its direct or indirect members or partners, if applicable) receives, in the aggregate for such period, payments or distributions sufficient to equal the sum of (i) such member or partner’s U.S. federal, state and/or local income taxes (as applicable) attributable to its direct or indirect ownership of Holdings and its pass-through Subsidiaries with respect to such taxable period (assuming that such member or partner is subject to tax at the highest combined marginal

U.S. federal, state, and/or local income tax rates applicable during the relevant taxable period to a corporation that is resident in the state in which Holdings has its headquarters (for avoidance of doubt, regardless of the actual rate applicable to such member or partner)), determined by taking into account (A) any U.S. federal, state and/or local (as applicable) loss carryforwards available to such member or partner during the relevant taxable period from losses allocated to such member or partner by Holdings in prior taxable periods to the extent not taken into account in prior taxable periods and taking into account any applicable limitations on the use of such losses, (B) the deductibility of state and local income taxes for U.S. federal income tax purposes (disregarding any deduction that is subject to a dollar limitation), (C) the corporate alternative minimum tax,

(D) any basis adjustment pursuant to Sections 734 and 743 of the Code that gives rise to a payment under the Tax Receivable Agreement or otherwise, (E) any allocations of “reverse Section 704(c) income”, and (F) any adjustment to such member or partner’s taxable income attributable to its direct or indirect ownership of Holdings and its Subsidiaries as a result of any tax examination, audit or adjustment with respect to any period or portion thereof, but not taking into account any allocations of “regular Section 704(c) income”, (provided that for purposes of this clause (b)(i), (I) any Parent Entity and any of the subsidiaries of such Parent Entity that are part of any affiliated group within the meaning of Section 1504 of the Code electing to file consolidated U.S. federal income tax returns of which such Parent Entity is the common parent shall be accounted for as a single direct member of Holdings (such aggregated deemed member, the “Public Member”) and

(II) the amount of U.S. federal, state and/or local income taxes of the Public Member with respect to the relevant taxable period used in the calculation in clause (b)(i) shall in no event be less than the aggregate amount of U.S. federal, state and local tax liabilities of the Public Member for such taxable period), and (ii) in the case of such member or partner that is a direct or indirect parent of Holdings with an obligation under the Tax Receivable Agreement, such amounts as are needed by it during the relevant period to pay amounts owed by it under such Tax Receivable Agreement; provided that (1) it is understood and agreed, for the avoidance of doubt, that Permitted Tax Distributions shall not include distributions by any domestic Subsidiary that is treated as a corporation for U.S. federal income tax purposes); (2) any Permitted Tax Distributions made with respect to estimated income taxes pursuant to clauses (a)(i) or (b)(i) shall be made no earlier than ten (10) days prior to the due date of such estimated income taxes; (3) to the extent that Permitted Tax Distributions for estimated income taxes made with respect to any taxable year in accordance with the preceding clause (2) exceed the income tax liability of Holdings’ direct or indirect equity holders for such taxable year in respect of Holding’s net taxable income determined in accordance with the terms hereof (including as a result of the estimates of Holdings’ net taxable income during such year exceeding Holdings’ actual net taxable income for such taxable year), any such excess shall be carried forward for purposes of determining distributions payable pursuant to clauses (a)(i) or (b)(i), as applicable, and reduce Permitted Tax Distributions for income taxes made for later years; and (4) Permitted Tax Distributions shall not exceed the amount of distributions for taxes and Tax Receivable Agreement payments permitted under the Holdings LLC Agreement.

“Permitted West Munger Acquisition” means the West Munger Acquisition; provided that,

(a) both immediately prior to and after giving effect to the West Munger Acquisition, no Event of Default shall have occurred and be continuing, (b) no more than $30,000,000 of the purchase price shall be paid in cash, and the purchase consideration shall other-wise consist solely of Stock (other than Disqualified Stock) in Holdings, and (c) the West Munger Acquisition complies with the provisions set forth in clauses (A), (B), and (C) of the definition of “Permitted Acquisition”.

“Person” means any individual, sole proprietorship, partnership, limited liability company, unlimited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) which Holdings, the Borrower sponsors or maintains or to which Holdings, the Borrower or a Subsidiary of the Borrower makes, is making, or is obligated to make contributions.

“Pledge Agreements” means, collectively, (i) that certain Pledge Agreement, dated as of the Agreement Date, among Farris Wilks and the Collateral Agent, for the benefit of the Secured Parties, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time and (ii) that certain Pledge Agreement, dated as of the Agreement Date, among THRC Holdings, LP and the Collateral Agent, for the benefit of the Secured Parties, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Pledgors” means, as of the Agreement Date, Farris Wilks and THRC Holdings, LP. “Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date on which such Specified Transaction is consummated and ending on the last day of the twelfth month immediately following the date on which such Specified Transaction is consummated.

“Preferred Stock” means, as applied to the Stock of any Person, the Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Stock of any other class of such Person.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15

(519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Producers” has the meaning given to such term in the Third Amendment.

“Producers Acquisition” has the meaning given to such term in the Third Amendment. “Pro Forma Adjustment” means, for any Test Period that includes all or any part of a Fiscal

Quarter included in any Post-Transaction Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of Holdings and its Subsidiaries, (a) the pro forma increase or decrease (for the avoidance of doubt net of any such increase or decrease actually realized) in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of

(b) actions taken, actions with respect to which substantial steps have been taken or actions that are expected to be taken prior to or during such Post-Transaction Period, for the purposes of realizing reasonably identifiable cost savings, operating expense reductions or costs or other synergies or (c) any additional costs, expenses or charges, accruals or reserves incurred prior to or during such Post-Transaction Period with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of Holdings and its Restricted Subsidiaries or otherwise in connection with, as a result of or related to such Specified Transaction or Specified Restructuring; provided that (i) so long as such actions are taken or expected to be taken prior to or during such Post-Transaction Period or such costs are incurred prior to or during such Post-Transaction Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings, operating expense reductions or costs or other synergies will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period and (ii) such Pro Forma Adjustments, when aggregated with any addbacks made pursuant to clause (a)(10) of the definition of “Consolidated EBITDA,” shall not be in excess of 20% of Consolidated EBITDA for such Test Period and (to the extent that no Debt, or commitments with respect thereto, are outstanding under Section 8.12(r) hereof, that such cap will not apply to any amounts relating to amounts that would be permitted to be included in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended prior to giving effect to any increase in Consolidated EBITDA pursuant to this definition or clause (a)(10) of the definition of “Consolidated EBITDA”) in any Test Period.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test, financial ratio or covenant hereunder for an applicable period of measurement, for any Specified Transactions or Specified Restructurings that have been made during any applicable Test Period or, if applicable, subsequent to such Test Period and prior to or simultaneously with the events for which any such calculation is made, shall be calculated on a pro forma basis assuming that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Stock in any Subsidiary of Holdings or any division, product line, or facility used for operations of Holdings or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) Refinancing of Debt, and (c) any Debt incurred by Holdings or any of its Restricted Subsidiaries in connection therewith and if such Debt has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test, ratio or covenant solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” and give effect to events (including operating expense reductions) that are (as reasonably determined by the Borrower in good faith) (i)

(x) directly attributable to such transaction, (y) expected to have a continuing impact on Holdings and its Restricted Subsidiaries and (z) reasonably identifiable or (ii) otherwise consistent with the definition of “Pro Forma Adjustment”.

“Pro Rata Share” means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the aggregate amount of such Lender’s Revolving Credit Commitments and the denominator of which is the sum of the amounts of all of the Lenders’ Revolving Credit Commitments, or if no Revolving Credit Commitments are outstanding, a fraction (expressed as a percentage), (x) the numerator of which is the sum (without duplication) of the aggregate amount of the Revolving Loans owed to such Lender plus such Lender’s participation in the aggregate undrawn face amount of all outstanding Letters of Credit, plus such Lender’s participation in the aggregate amount of any Unpaid Drawings in respect of Letters of Credit and (y) the denominator of which is the sum (without duplication) of the aggregate amount of the Revolving Loans owed to the Lenders, plus the aggregate undrawn face amount of all outstanding Letters of Credit, plus the aggregate amount of any Unpaid Drawings in respect of Letters of Credit, in each case giving effect to a Lender’s participation in Swingline Loans and Agent Advances.

“ProFrac Services” means ProFrac Services, LLC, a Texas limited liability company. “Properly Contested” means, in the case of any Debt or other obligation of Holdings, the

Borrower, or any Restricted Subsidiary that is not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay the same or concerning the amount thereof, (a) such Debt or other obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves for the contested Debt or other obligation in conformity with GAAP; and

(c)
will not result in any impairment of the enforceability, validity or priority of the Collateral Agent’s Liens.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, equipment, Stock and Real Estate.

“Proposed Change” has the meaning specified in Section 12.1(b).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchased BPC Units” means the following Stock acquired by Holdings in accordance with the Basin Units Acquisition: (i) 120,000 Series A-1 Preferred Units in BPC, (ii) 11,000 Series B-1 Preferred Units in BPC and (iii) the Additional Purchased Units (as defined in the Basin Purchase and Sale Agreement).

“Qualified Stock” means any Stock that is not Disqualified Stock.

“Real Estate” means all of each Obligor’s and each of its Restricted Subsidiaries’ now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of each Obligor’s and each of its Restricted Subsidiaries’ now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

“Reasonable Credit Judgment” means the Agent’s reasonable credit judgment (from the perspective of an asset-based lender), exercised in good faith in accordance with customary business practices for similar asset based lending facilities, (i) to reflect the impediments to the Collateral Agent’s ability to realize upon the Current Asset Collateral included in the Borrowing Base, (ii) to reflect claims and liabilities that will need to be satisfied in connection with the realization upon the Current Asset Collateral included in the Borrowing Base or (iii) to reflect criteria, events, conditions, contingencies or risks which adversely affect, or are reasonably likely to adversely affect, any component of the Borrowing Base, the Current Asset Collateral or the validity or enforceability of this Agreement or the other Loan Documents or any material remedies of the Secured Parties hereunder or thereunder. Any Reserve established or modified by the Agent shall have a reasonable relationship to circumstances, conditions, events or contingencies which are the basis for such Reserve, as reasonably determined, without duplication, by the Agent in good faith; provided that circumstances, conditions, events or contingencies existing or arising prior to the Closing Date and, in each case, disclosed in writing in any Field Examination or any Appraisal delivered to the Agent in connection herewith or otherwise known to the Agent prior to the Closing Date, shall not be the basis for any establishment of any Reserves after the Closing Date, unless such circumstances, conditions, events or contingencies shall have changed in a material respect since the Closing Date.

“Recipient” means (a) the Agent, (b) any Lender and (c) any other recipient of any payment made by or on behalf of the Obligors under this Agreement or any of the Loan Documents, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR, 6:00 a.m. (New York City time) on the day that is two (2) Business Days preceding the date of such setting, (b) if the RFR for such Benchmark is Daily Simple SOFR, then four (4) Business Days prior to such setting or (c) if such Benchmark is none of the Term SOFR or Daily Simple SOFR, the time determined by the Agent in its reasonable discretion

“Refinance,” “Refinanced” and “Refinancing” each has the meaning specified in the definition of the term “Refinancing Debt.”

“Refinanced Debt” has the meaning specified in the definition of the term “Refinancing

Debt.”

“Refinancing Debt” means with respect to any Debt (the “Refinanced Debt”), any Debt incurred in exchange for or as a replacement of (including by entering into alternative financing arrangements in respect of such exchange or replacement (in whole or in part), by adding or replacing lenders, creditors, agents, the Borrower and/or guarantors, or, after the original instrument giving rise to such Debt has been terminated, by entering into any credit agreement, loan agreement, note purchase agreement, indenture or other agreement), or the net proceeds of which are to be used for the purpose of modifying, extending, refinancing, renewing, replacing, redeeming, repurchasing, defeasing, amending, supplementing, restructuring, repaying or refunding (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Debt (or previous refinancing thereof constituting Refinancing Debt); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Debt except by an amount equal to unpaid accrued interest and premium (including applicable prepayment penalties) thereof plus fees and expenses reasonably incurred in connection therewith plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder, (b) any Liens securing such Refinancing Debt shall have the same collateral priority as the Liens securing the Refinanced Debt,

(c) no Obligor that was not previously liable for the repayment of such Refinanced Debt is or is required to become liable for the Refinancing Debt (except that any Obligor may be added as an additional direct or contingent obligor in respect of such Refinancing Debt), (d) such extension, refinancing, refunding, replacement or renewal does not result in the Refinancing Debt having a shorter Weighted Average Life to Maturity than the Refinanced Debt, (e) if the Refinanced Debt was subordinated in right of payment to any of the Obligations, then the terms and conditions of the Refinancing Debt shall include subordination terms and conditions that are no less favorable to the Lenders in all material respects as those that were applicable to the Refinanced Debt and

(f) if the Refinanced Debt was subject to an Intercreditor Agreement, then the Refinancing Debt shall be subject to an Intercreditor Agreement.

“Register” has the meaning specified in Section 13.20(a).

“Registration Statement” has the meaning set forth in the definition of “IPO” set forth herein.

“Release” means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant on, in, under, from, to, into or through the Environment or within, from or into any building, structure, facility or fixture.

“Relevant Governmental Body” means the Federal Reserve Board, the NYFRB or the CME SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or, in each case, any successor thereto.

“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR or (b) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable.

“Report” and “Reports” each has the meaning specified in Section 13.17(a).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in accordance with regulations issued by the PBGC or by the Lender.

“Required Lenders” means, at any time, Lenders having Commitments representing at least 50.1% of the aggregate Commitments at such time; provided, however, that if any Lender shall remain a Defaulting Lender, the term “Required Lenders” means Lenders having Commitments representing at least 50.1% of the aggregate Commitments at such time (excluding the Commitment of any such Lender that is a Defaulting Lender); provided further, however, that if the Commitments have been terminated, the term “Required Lenders” means Lenders holding Loans (including Swingline Loans) representing at least 50.1% of the aggregate principal amount of Loans (including Swingline Loans) outstanding at such time (excluding Loans of any such Lender that is a Defaulting Lender); provided, further, that to the extent there are two (2) or more unaffiliated Lenders, “Required Lenders” shall include at least two (2) unaffiliated Lenders (treating each Lender that is an Affiliate or an Approved Fund of another Lender and such Lender as one Lender for this purpose).

“Required Reimbursement Date” has the meaning specified in Section 2.3(e). “Requirement of Law” means, as to any Person, any law (statutory or common), treaty,

rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Reserves” means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, the Borrowing Base, “Eligible Accounts, and Eligible Inventory and any other reserves permitted under this Agreement, in each case, established by the Agent, without duplication, from time to time in the Agent’s Reasonable Credit Judgment in accordance with Section 2.5 of this Agreement and any Bank Product Reserves.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the President, any Vice President, Chief Executive Officer, Chief Financial Officer, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, legal counsel, or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate or the Compliance Certificate, the president, chief financial officer or the treasurer or assistant treasurer of the Borrower.

“Restricted Subsidiary” means (a) as to Holdings, the Borrower and each Subsidiary of the Borrower, and (b) as to the Borrower, each Subsidiary of the Borrower, in the case of each of clauses (a) and (b), other than an Unrestricted Subsidiary.

“Restructuring Costs” means any non-recurring, unusual and other one-time costs (including but not limited to legal and consulting fees) incurred by Holdings or any of its Restricted Subsidiaries in connection with its business, operations and structure in respect of plant closures, facility shutdowns, plant “moth-balling” or consolidation of assets located at any leased or fee- owned facilities, relocation or elimination of facilities, offices or operations, information technology integration, headcount reductions, salary continuation, termination, relocation and training of employees, severance costs, retention payments, bonuses, benefits and payroll taxes and other costs incurred in connection with the foregoing.

“REV Energy” has the meaning given to such term in the Third Amendment.

“REV Energy Acquisition” has the meaning given to such term in the Third Amendment. “REV Energy Acquisition Agreement” has the meaning given to such term in the Third

Amendment.

“REV Energy Acquisition Closing Date” means the date on which the REV Acquisition has been consummated.

“REV Energy Acquisition Documents” means the REV Energy Acquisition Agreement and any other agreements, instruments and other documents related thereto or executed in connection therewith, together with (a) any amendment or other modification thereto after December 23, 2022 but on or prior to the Third Amendment Effective Date to the extent acknowledged and approved in writing by the Agent and the Required Lenders (which written approval may be delivered via email) and (b) any other amendments, restatements, supplements or modifications thereto, or any waivers or consents thereunder after the Third Amendment Effective Date, in each case of this clause (b), to the extent not prohibited by Section 8.28(c).

“REV Energy Earnout” means “Earnout Payment” under and as defined in the REV Energy Acquisition Agreement as in effect on the Third Amendment Effective Date.

“REV Energy Intercreditor Agreement” means any intercreditor agreement or subordination agreement to be entered into by the Collateral Agent, the holders of the REV Energy Seller Financing Debt and the Term Loan Agent in connection with any Liens securing the REV Energy Seller Financing Debt permitted pursuant to clause (rr) of the definition of “Permitted Liens”, which intercreditor or subordination agreement is in form and substance satisfactory to the Agent, the Collateral Agent, the Required Lenders and the Borrower.

“REV Energy Seller Financing Debt” means the Permitted Debt permitted under Section 8.12(y).

“REV Energy Seller Financing Debt Agreement” means the Secured Seller Note issued by Borrower to BCKW LLC, a Colorado limited liability company, in the original principal amount not to exceed $40,000,000 upon the effectiveness of the REV Energy Acquisition (excluding for the avoidance of doubt any fees, costs, expenses and indemnification obligations that may also be payable and/or automatically capitalized thereunder) and in the form disclosed to Agent and the Lenders on December 27, 2022, together with (a) any finalization, amendment or other modification thereto prior to the Third Amendment Effective Date to the extent disclosed to Agent and the Lenders prior to the Third Amendment Effective Date and (b) any other finalization, amendments, restatements, supplements or modifications thereto after the Third Amendment Effective Date, in each case of this clause (b), to the extent not prohibited pursuant to Section 8.28(e).

“REV Energy Seller Financing Debt Documents” means the REV Energy Seller Financing Debt Agreement and all security agreements, pledge agreements, mortgages, deeds of trust and other security documents, agreements and instruments executed in connection therewith in the form disclosed to Agent and the Lenders on December 27, 2022, together with (a) any finalization, amendment or other modification thereto prior to the Third Amendment Effective Date to the extent disclosed to Agent and the Lenders prior to the Third Amendment Effective Date and (b) any other finalization, amendments, restatements, supplements or modifications thereto after the Third Amendment Effective Date, in each case of this clause (b), to the extent not prohibited pursuant to Section 8.28(e).

“Revolving Credit Borrowing” means a Borrowing comprised of Revolving Loans. “Revolving Credit Commitment” means, at any date for any Lender, the obligation of such

Lender to make Revolving Loans and to purchase participations in Letters of Credit pursuant to the terms and conditions of this Agreement, which shall not exceed the aggregate principal amount set forth on Schedule 1.1 under the heading “Revolving Credit Commitment” or on the signature page of the Assignment and Acceptance, Incremental Agreement or Extension Agreement, as applicable, by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, Incremental Agreement or Extension Agreement; and “Revolving Credit Commitments” means the aggregate principal amount of the Revolving Credit Commitments of all Lenders, the maximum amount of which shall be the Maximum Revolver Amount.

“Revolving Credit Commitment Increase” has the meaning specified in Section 2.6(a). “Revolving Credit Facility” has the meaning specified in the recitals to this Agreement. “Revolving Credit Lender” means a Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.

“Revolving Loans” means the revolving loans made pursuant to Section 2.2, each Agent Advance and Swingline Loan.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple

SOFR.

“Ritchie Bros Installment Agreement” means that certain Installment Payment Agreement dated as of February 22, 2022, between REV Energy Services, LLC and First-Citizens Bank & Trust Company, as amended, together with that certain Addendum to Installment Payment Agreement dated as of May 9, 2022.

“S&P” means Standard & Poor’s Ratings Service, a Standard & Poor’s Financial Services LLC business, or any successor thereto.

“Sale Leaseback Transaction” means any transaction or series of transactions pursuant to which (a) Holdings or any of its Restricted Subsidiaries shall sell or otherwise transfer any Real Estate (together with any personal property related to or used in connection with such Real Estate so long as such personal property is immaterial and incidental to such Real Estate) to any Person and (b) Holdings or any of its Restricted Subsidiaries shall lease back from such Person all or any portion of such property.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions. As of the Fourth Amendment Effective Date, Sanctioned Countries include the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria.

“Sanctioned Entity” means (a) any Sanctioned Country or (b)(i) a country or territory or a government of a country or territory, (ii) an agency of the government of a country or territory,

(iii) an organization directly or indirectly controlled by a country or territory or its government or

(iv) a Person resident in or determined to be resident in a country or territory, in each case of clause (b)(i) through (b)(iv), that is subject to a country or territory sanctions program administered and enforced by OFAC.

“Sanctioned Person” means (a) a person or entity named or a person or entity owned 50% or more by a person or entity on any of the lists of designated sanctioned persons maintained by OFAC or the United States Department of State, including the list of Specially Designated Nationals or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of

Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, or (e) any other Governmental Authority with jurisdiction over any Lender or Holdings, Borrower or any of their respective Subsidiaries or Affiliates.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of the Second Amendment Effective Date, by and among Holdings, the Borrower, the other Obligors party thereto, the Lenders party thereto, the Agent and the Collateral Agent.

“Second Amendment Effective Date” means November 1, 2022. “Second Currency” has the meaning specified in Section 14.19.

“Section 6.2 Financials” means the Financial Statements delivered, or required to be delivered, pursuant to Section 6.2(a) or 6.2(b).

“Secured Cash Management Agreement” means any Cash Management Document that is entered into by and between Holdings, the Borrower or any Restricted Subsidiary and a Cash Management Bank and designated in writing by the Cash Management Bank and such Person to the Agent as a “Secured Cash Management Agreement.”

“Secured Hedge Agreement” means any Hedge Agreement permitted under Section 8.12 that is entered into by and between any Obligor or any Restricted Subsidiary and any Hedge Bank and designated in writing by the Hedge Bank and such Obligor to the Agent as a “Secured Hedge Agreement.” Such designation in writing by the Hedge Bank and the applicable Obligor (or any subsequent written notice by the Hedge Bank to the Agent) may further designate with the consent of the Borrower any Secured Hedge Agreement as being a “Noticed Hedge” as defined under this Agreement.

“Secured Hedge Obligations” means (a) obligations under any Secured Hedge Agreement up to the maximum amount reasonably specified by such Hedge Bank and any Obligor or any Restricted Subsidiary in writing to the Agent, which amount may be established or increased (by further written notice to the Agent from time to time) as long as Aggregate Revolver Outstandings would not exceed the Maximum Revolver Amount as a result of the establishment of a Bank Product Reserve for such amount and (b) obligations under any Secured Hedge Agreement where JPMorgan or any of its Affiliates is the Hedge Bank up to the maximum amount reasonably specified by such Hedge Bank in writing to the Agent, which amount may be established or increased (by further written notice to the Agent from time to time) as long as Aggregate Revolver Outstandings would not exceed the Maximum Revolver Amount as a result of the establishment of a Bank Product Reserve for such amount.

“Secured Parties” means, collectively, the Agent, the Collateral Agent, the Lenders, each Letter of Credit Issuer, the Indemnified Persons, the Cash Management Banks and the Hedge Banks.

“Securities Accounts” means all “securities accounts” as such term is defined in the UCC.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the Agreement Date, among Holdings, the Borrower, each of the Guarantors from time to time party thereto, and the Collateral Agent, for the benefit of the Secured Parties, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Security Documents” means the Security Agreement, the Pledge Agreements, the FTS Control Agreements, any Intellectual Property security agreement, and any other agreements, instruments, and documents heretofore, now or hereafter securing any of the Obligations.

“Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio of

(a) Consolidated Total Debt that is secured by a Lien on any assets or property of Holdings, the Borrower or any Restricted Subsidiary as of the last day of the Test Period most recently ended on or prior to the date of determination to (b) Consolidated EBITDA of Holdings and its Restricted Subsidiaries for such Test Period.

“Settlement” and “Settlement Date” have the meanings specified in Section 13.14(a)(i). “Shared Services Agreement” means that certain shared services agreement to be entered into by and between Wilks Brothers, LLC and Holdings pursuant to the IPO Transactions in substantially the form attached hereto as Exhibit M (as such form may be amended, modified or changed prior to the execution and delivery thereof by the parties thereto to the extent that such amendment, modification or change is not in any manner materially adverse to the interests of the Lenders).

“Signal Peak Acquisition” has the meaning given to such term in the First Amendment. “Signal Peak Acquisition Documents” has the meaning given to such term in the First

Amendment.

“Signal Peak Closing Date” means the date on which the Signal Peak Acquisition has been consummated.

“Significant Subsidiary” means, at any date of determination, (a) any Restricted Subsidiary whose total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) at the last day of the Test Period most recently ended on or prior to such date of determination were equal to or greater than ten percent (10%) of the Consolidated Total Assets at such date, (b) any Restricted Subsidiary whose gross revenues (when combined with the gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) for such Test Period were equal to or greater than ten percent (10%) of the consolidated gross revenues of Holdings and its Restricted Subsidiaries for such Test Period, in each case determined in accordance with GAAP or (c) each other Restricted Subsidiary that, when such Restricted Subsidiary’s total assets or gross revenues (when combined with the total assets or gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) are aggregated with each other Restricted Subsidiary (when combined with the total assets or gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) that would constitute a “Significant Subsidiary” under clause (a) or (b) above.

“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Day” has the meaning specified in the definition of “Daily Simple SOFR”. “SOFR Determination Date” has the meaning specified in the definition of “Daily Simple

SOFR”.

“SOFR Interest Payment Date” means (a) with respect to any RFR Loan, (i) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such RFR Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (ii) the Termination Date and (b) with respect to any Term Benchmark Loan, (i) the last day of each Interest Period applicable to the Borrowing of which such Term Benchmark Loan is a part (and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period) and (ii) the Termination Date.

“Solvent” or “Solvency” means, at the time of determination:

(a)
each of the Fair Market Value and the Present Fair Saleable Value of the assets of a Person and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; and

(b)
such Person and its Subsidiaries taken as whole do not have Unreasonably Small Capital; and

(c)
such Person and its Subsidiaries taken as whole can pay their Stated Liabilities and Identified Contingent Liabilities as they mature.

Defined terms used in the foregoing definition shall have the meanings set forth in the solvency certificate delivered on the Closing Date pursuant to Section 9.1(a)(v).

“Specified Account Debtor” certain Account Debtors (other than Investment Grade Account Debtors) from time to time agreed to in writing by Agent. As of the Closing date, Rockcliff Energy Management and its Subsidiaries shall be Specified Account Debtors.

“Specified Conditions” means, at any time of determination, that (a) no Event of Default (or solely in the case of any Permitted Acquisition or Permitted Investment made pursuant to clause

(k) of the definition of “Permitted Investments”, no Event of Default under Section 10.1(a), (e),

(f) or (g)) shall have occurred and be continuing exists or would arise as a result of the making of the subject Specified Payment, (b) after giving Pro Forma Effect to such Specified Payment, the Fixed Charge Coverage Ratio as of the end of the most recently ended Test Period (regardless of whether a Covenant Trigger Period is then in effect) shall be greater than or equal to 1.0 to 1.0 calculated as if such Specified Payment (if applicable to such calculation) had been made as of the first day of such Test Period, (c) Availability after giving Pro Forma Effect to such Specified Payment is as of the date of such Specified Transaction, and for each date during the thirty (30) calendar day period prior to such Specified Payment would have been, in excess of the greater of

(x) 15.0% of the Maximum Credit and (y) $50,000,000 and (d) the Borrower shall have delivered a certificate of a Responsible Officer, to the Agent stating that the conditions contained in the foregoing clauses (a), (b) and (c) have been satisfied.

“Specified Event of Default” means the occurrence of and continuance of any Event of Default under (a) Section 10.1(b), to the extent related to the inaccuracy of any Borrowing Base Certificate delivered under this Agreement, (b) any of Sections 10.1(a), (e), (f) or (g),

(c) Section 10.1(c)(ii), (d) Section 10.1(c)(iii) or (e) Section 10.1(c)(i) (as a result of a breach of Section 8.23 or Section 8.21 only).

“Specified FTS Real Estate” means the Real Estate acquired in connection with the FTS Acquisition and located at the below locations, together with (x) all rights, privileges, interests, tenements, hereditaments, easements and appurtenances in any way now or hereafter pertaining to such Specified FTS Real Estate; (y) all buildings and other improvements of every kind and description now or hereafter placed on such Specified FTS Real Estate, together with all fixtures, machinery and other articles of personal property now or hereafter attached to or regularly used in connection with the Specified FTS Real Estate, and all replacements thereof, and (z) all extensions, improvements, betterments, substitutes, replacements, renewals, additions and appurtenances of or to the easements or improvements:

(1)
906 S. Eastern, Elk City, OK 73644;

(2)
1432 Route 519, Eighty Four, PA 15330;

(3)
Lot 1, Aledo, TX 76008;

(4)
117 Nu Energy Rd., Aledo, TX 76008;

(5)
119 Nu Energy Rd., Aledo, TX 76008;

(6)
2459 FM 190, Asherton, TX, 78827;

(7)
4608 Fairlane, Fort Worth, TX 76119;

(8)
4651 S. Edgewood Terrace, Fort Worth, TX 76119;

(9)
4700 S. Edgewood Terrace, Fort Worth, TX 76119;

(10)
1704 E. Whaley St., Longview TX 75601;

(11)
3201 W. Murphy, Odessa, TX 79763;

(12)
986 S. Maurice Rd., Odessa, TX, 79763 ;

(13)
602 S. Hwy 163, Ozona, TX 76943; and

(14)
3195 Coughran Rd., Pleasanton, TX 78064.

“Specified Payment” means (a) any Permitted Acquisition or Permitted Investment made pursuant to clause (k) of the definition of “Permitted Investments”, (b) Distributions made pursuant to Section 8.10(i)(i), (c) Investments made pursuant to clause (ee) of the definition of “Permitted Investments”, (d) Sale Leaseback Transactions consummated pursuant to Section 8.18, (e) payments in respect of Junior Debt made pursuant to Section 8.13(a)(ii)(F), (f) any payments in respect of the Closing Date Note, the Back Stop Note and the Equify Bridge Financing Note made pursuant to Section 8.13(b), (g) any prepayments in respect of the Debt under the First Financial Loan Documents made pursuant to Section 8.13(c), (h) any prepayment in respect of the Monarch Acquisition Seller Financing Debt under the Monarch Acquisition Seller Financing Debt Agreement made pursuant to Section 8.13(d)(iv), (i) any prepayment in respect of the REV Energy Seller Financing Debt under the REV Energy Seller Financing Debt Agreement made pursuant to Section 8.13(e)(iv), (j) any payment in respect of the REV Energy Earnout made pursuant to Section 8.13(f) and (k) [**].

“Specified Restructuring” means any restructuring or other strategic initiative (including cost saving initiative) of Holdings or any of its Restricted Subsidiaries after the Closing Date and not in the ordinary course and described in reasonable detail in a certificate of a Responsible Officer delivered by Holdings or the Borrower to the Agent.

“Specified Transaction” means, with respect to any period, any Investment, Disposition (including the Permitted Sale Leaseback Transaction), incurrence of Debt, Refinancing of Debt, Distribution, Subsidiary designation, Revolving Credit Commitment Increase, creation of Extended Revolving Credit Commitments or other event that by the terms of the Loan Documents requires compliance on a “Pro Forma Basis” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect” thereto.

“Stated Termination Date” means, with respect to the Revolving Credit Facility, March 4, 2027 and, with respect to any Extended Revolving Credit Facility, the maturity date set forth in the Extension Agreement related thereto.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation,

partnership, limited liability company, unlimited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subordinated Debt” means any Debt subordinated in right of payment to, or required under the Loan Documents to be subordinated in right of payment to, any Debt under the Loan Documents, except any Debt that is subject to Lien subordination but not payment subordination. For the avoidance of doubt, (i) the Back Stop Note, the Closing Date Note and the Equify Bridge Financing Note shall be deemed to constitute Subordinated Debt and (ii) the EKU Debt, the IO- TEQ Debt, the U.S. Well Services Debt, the Monarch Acquisition Seller Financing Debt, the REV Energy Seller Financing Debt, [**] and the Debt evidenced by the First Financial Loan Documents, the Paccar Equipment Loan Documents and the Enterprise Equipment Lease Agreement shall not be deemed to constitute “Subordinated Debt”.

“Subordinated Intercompany Note” means the Intercompany Subordinated Note, dated as of the Agreement Date, by and among Holdings, the Borrower and each Restricted Subsidiary of Holdings from time to time party thereto.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, unlimited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other Stock (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of Holdings.

“Supermajority Lenders” means, at any time, Lenders having Commitments representing at least 66⅔% of the aggregate Commitments at such time; provided, however, that if any Lender shall remain a Defaulting Lender, the term “Supermajority Lenders” means Lenders having Commitments representing at least 66⅔% of the aggregate Commitments at such time (excluding the Commitment of any such Lender that is a Defaulting Lender); provided further, however, that if the Commitments have been terminated, the term “Supermajority Lenders” means Lenders holding Loans (including Swingline Loans) representing at least 66⅔% of the aggregate principal amount of Loans (including Swingline Loans) outstanding at such time (excluding Loans of any such Lender that is a Defaulting Lender).

“Supporting Letter of Credit” has the meaning specified in Section 2.3(g).

“Swap Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and

(b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Swingline Commitment” means the Commitment of the Swingline Lender to make loans pursuant to Section 2.4(f).

“Swingline Lender” means JPMorgan or any successor financial institution agreed to by the Agent, in its capacity as provider of Swingline Loans.

“Swingline Loan” and “Swingline Loans” have the meanings specified in Section 2.4(f). “Swingline Sublimit” has the meaning specified in Section 2.4(f).

“Tax Distributions” has the meaning specified in Section 8.10(g)(i).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings (including backup withholdings) imposed by any Governmental Authority, including interest, penalties and additions to tax with respect thereto.

“Tax Group” has the meaning specified in the definition of Permitted Tax Distributions. “Tax Receivable Agreement” means that certain Tax Receivable Agreement to be entered into in connection with the IPO Transactions, as further described in the Registration Statement.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR.

“Termination Date” means the earliest to occur of (a) the Stated Termination Date, (b) the date that is 91 days prior to the stated maturity of any Material Indebtedness (excluding the REV Energy Seller Financing Debt); (c) the date that is 91 days prior to the stated maturity of the REV Energy Seller Financing Debt to the extent the aggregate principal amount thereof exceeds

$40,000,000 as of such date, unless, in the case of this clause (c) in the event that the aggregate principal amount thereof exceeds $40,000,000 as of such date, on such 91st day and each subsequent day until such portion of the REV Energy Seller Financing Debt is repaid, redeemed, defeased, extended or refinanced (in the case of any such extension or renewal, only to the extent permitted by this Agreement such that such refinanced or extended Debt matures 91 days after the Stated Termination Date), Liquidity is equal to or greater than 120% of the outstanding principal amount of such earlier maturing REV Energy Seller Financing Debt (it being understood that such Liquidity, as of any date of determination, (x) will be calculated disregarding the portion of Availability equal to the amount of Availability required to be maintained to avoid a Covenant Triggering Period and (y) will be calculated based on factually supportable evidence that is provided by the Borrower to the Agent (which shall promptly make such evidence available to the Lenders in accordance with its customary practice) and reasonably satisfactory to the Agent); (d) the date the Commitments are terminated either by the Borrower pursuant to Section 4.4 or by the Required Lenders pursuant to Section 10.2 hereof or automatically pursuant to Section 10.2, and

(e) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement. It being understood and agreed that (i) the Debt incurred pursuant to the First Financial 2021 Loan Agreement, (ii) the U.S. Well Services Debt and (iii) the Monarch Acquisition Seller Financing Debt shall, in each case, not be deemed to constitute “Material Indebtedness” for purposes of clause (b) of this definition.

“Term Facility Indebtedness” means the “Obligations” (as defined in the Term Loan Credit Agreement) or any equivalent term under any Additional Fixed Asset Credit Agreement (as defined in the Intercreditor Agreement).

“Term Lenders” means the “Lenders” under and as defined in the Term Loan Credit Agreement.

“Term Loan Agent” means Piper Sandler Finance LLC as “Agent” and “Collateral Agent” under the Term Loan Credit Agreement and the other Term Loan Documents.

“Term Loan Credit Agreement” means the Term Loan Credit Agreement, dated as of the Agreement Date, by and among the Borrower, Holdings, the Term Loan Agent, the lenders party thereto and the other parties party thereto (except as otherwise stated herein, as in effect on the Closing Date and as the same may be subsequently amended, restated, amended and restated, refinanced, replaced, extended, renewed or restructured in accordance with the provisions of the Term Loan Credit Agreement and the terms of the Intercreditor Agreement, including, in each case, by means of any Additional Fixed Asset Credit Agreement (as defined in the Intercreditor Agreement)).

“Term Loan Documents” has the same meaning as “Loan Documents” set forth in the Term Loan Credit Agreement.

“Term Loan Facility” means the term loan credit facility made available to the Borrower and certain of its Subsidiaries pursuant to the Term Loan Credit Agreement.

“Term SOFR” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 6:00 a.m., New York City time, two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Test Period” means, at any date of determination, the most recently completed four consecutive Fiscal Quarters of Holdings ending on or prior to such date for which financial statements have been (or were required to have been) delivered pursuant to Section 6.2(a) or 6.2(b); provided that prior to the first date financial statements have been delivered pursuant to Section 6.2(a) or 6.2(b), the Test Period in effect shall be the period of four consecutive Fiscal Quarters of Holdings ended September 30, 2021.

“Third Amendment” means that certain Third Amendment to Credit Agreement dated as of the Third Amendment Effective Date, by and among Holdings, the Borrower, the other Obligors party thereto, the Lenders party thereto, the Agent and the Collateral Agent.

“Third Amendment Effective Date” means December 30, 2022.

“Titled Goods” means vehicles and similar items that are (a) subject to certificate-of-title statutes or regulations under which a security interest in such items are perfected by an indication on the certificates of title of such items (in lieu of filing of financing statements under the UCC) or (b) evidenced by certificates of ownership or other registration certificates issued or required to be issued under the laws of any jurisdiction.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of

(a) Consolidated Total Debt as of the last day of the Test Period most recently ended on or prior to the date of determination to (b) Consolidated EBITDA of Holdings and its Restricted Subsidiaries for such Test Period. Notwithstanding anything to the contrary herein, solely for purposes of calculating the Total Net Leverage Ratio, the Debt of any Non-Wholly Owned Sub shall not be included in such calculation unless and until (x) such Non-Wholly Owned Sub becomes a Wholly Owned Restricted Subsidiary of Holdings or (y) such Debt of such Non-Wholly Owned Sub is guaranteed by Holdings or any of its Wholly Owned Restricted Subsidiaries or the creditors with respect to such Debt have recourse to Holdings or any of its Wholly Owned Subsidiaries with respect to such Debt (including, without limitation, by means of pledging any collateral with respect thereof).

“Transactions” means, collectively, (a) the entering into of the Loan Documents and funding of the Loans on the Closing Date and the consummation of the other transactions contemplated by this Agreement and the other Loan Documents (including without limitation, upon the consummation thereof, the IPO Transactions and FTS Acquisition Transactions), (b) the Existing Debt Refinancing, (c) the entering into the Term Loan Documents governing the Term Loan Facility, and (d) the payment of fees and expenses in connection with the foregoing.

“Transactions with Affiliates Letter Agreement” has the meaning set forth in Section 8.14(u).

“Type” means any type of a Loan determined with respect to the interest option applicable thereto, which shall be a Term Benchmark Loan, a Base Rate Loan or, if then applicable, an RFR Loan.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Well Entities” means U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.), USWS Holdings LLC, U.S. Well Services LLC, USWS Fleet 10, LLC and USWS Fleet 11, LLC.

“U.S. Well Merger” has the meaning given to such term in the First Amendment.

“U.S. Well Merger Closing Date” means the date on which the U.S. Well Merger has been consummated.

“U.S. Well Merger Documents” has the meaning given to such term in the First Amendment.

“U.S. Well Services Debt” means that certain Debt evidenced by that certain Promissory Note dated as of July 18, 2022, reflecting that certain Debt owed by U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.) and/or its Subsidiaries to Equify Financial LLC in an aggregate principle amount not to exceed $30,000,000, and any Refinancing Debt incurred to Refinance such debt.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 5.1(d)(ii)(C). “UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfinanced Capital Expenditures” means, with respect to any Person and for any period, Capital Expenditures made by such Person during such period that are not Financed Capital Expenditures.

“United States” and “U.S.” mean the United States of America. “Unpaid Drawings” has the meaning specified in Section 2.3(e).

“Unrestricted Cash” shall mean, at any time, the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and the other Obligors that is both (a) is free and clear of all Liens other than (i) any nonconsensual Lien that is permitted under the Loan Documents, (ii) Liens of the Collateral Agent and (iii) the Liens permitted under clauses (k), (r), (y)(i) and (y)(ii) of the definition of “Permitted Liens” herein and (b) held in a Deposit Account in the United States that is not subject to the Control (as defined in the UCC) of any secured creditor (to secure borrowed money) other than the Collateral Agent (to the extent Collateral Agent is permitted to have Control over such Deposit Account pursuant to the provisions of this Agreement and the Security Documents) unless, in the case of the secured creditors who have Control of certain Deposit Accounts of Holdings and its Restricted Subsidiaries pursuant to clause (r) of the definition of “Permitted Liens”, the Collateral Agent also has Control (as defined in the UCC) of such Deposit Account. For the avoidance of doubt, this definition of “Unrestricted Cash” shall not include any cash or Cash Equivalents used to cash collateralize undrawn face amounts of outstanding Letters of Credit and any Unpaid Drawings in respect of Letters of Credit.

“Unrestricted Subsidiary” means (i) each Subsidiary of the Borrower listed on Schedule 1.4, (ii) any Subsidiary of the Borrower designated by the Board of Directors of Holdings or the Borrower as an Unrestricted Subsidiary pursuant to Section 8.26 subsequent to the Closing Date and (iii) any Subsidiary of an Unrestricted Subsidiary.

“Unused Letter of Credit Subfacility” means an amount equal to the Letter of Credit Subfacility minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate Unpaid Drawings obligations with respect to a Letters of Credit.

“Unused Line Fee” has the meaning specified in Section 3.5.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Voting Stock” means, with respect to any Person, shares of such Person’s Stock having the right to vote for the election of members of the Board of Directors of such Person under ordinary circumstances.

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then-outstanding principal amount of such Debt.

“West Munger Acquisition” means the acquisition by Holdings of certain real property interests, including the sand reserves beneath such real estate, for an aggregate purchase price of

$30,000,000 pursuant to the terms of the West Munger Acquisition Documents.

“West Munger Acquisition Agreement” means that certain Purchase and Sale Agreement, dated as of November 17, 2021 (as amended, restated, supplemented or otherwise modified from time to time but without giving effect to any modifications, amendments, express waivers or express consents thereunder after the date hereof that are materially adverse to the Lenders without the consent of the Lenders), by and among Holdings, as buyer, and certain Persons, collectively, as sellers.

“West Munger Acquisition Documents” means the West Munger Acquisition Agreement and all other agreements, instruments and other documents related thereto or executed in connection therewith (as amended, restated, supplemented or otherwise modified from time to time but without giving effect to any modifications, amendments, express waivers or express consents thereunder after the date hereof that are materially adverse to the Lenders without the consent of the Lenders).

“Wholly Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Stock of which (other than (x) director’s qualifying shares and

(y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withholding Agent” means any Obligor, the Agent, the Collateral Agent and, in the case of any U.S. federal withholding tax, any other withholding agent.

“Write-down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2
Accounting Terms.

(a)
All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Historical Financial Statements, except as otherwise specifically prescribed herein; provided, however, that if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b)
Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction or Specified Restructuring occurs, the Fixed Charge Coverage Ratio, the Total Net Leverage Ratio and the Senior Secured Net Leverage Ratio shall be calculated with respect to such period and such Specified Transaction or Specified Restructuring on a Pro Forma Basis.

(c)
Where reference is made to “Holdings and its Restricted Subsidiaries, on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of Holdings other than Restricted Subsidiaries.

(d)
Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under the Financial Accounting Standards Board’s Accounting Standards Codification No. 825-Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Debt of Holdings, the Borrower or any Subsidiary at “fair value” as defined therein and (ii) all leases and obligations under any leases of any Person that are or would be characterized as operating leases and/or operating lease obligations in accordance with GAAP as of December 31, 2017 (whether or not such operating leases and/or operating lease obligations were in effect on such date) shall continue to be accounted for as operating leases and/or operating lease obligations (and not as Capital Leases and/or Capital Lease Obligations) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such obligations to be characterized as Capital Leases and/or Capital Lease Obligations.

(e)
For the avoidance of doubt, notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the Disposition thereof has been entered into as discontinued operations, the Net Income of such Person or business shall not be excluded from the calculation of Consolidated Net Income until such Disposition shall have been consummated.

1.3
Interpretive Provisions.

(a)
The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)
The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)
The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(i)
The term “including” is not limiting and means “including without limitation.”

(ii)
In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(iii)
The word “or” is not exclusive.

(iv)
Any reference to any Person shall be constructed to include such Person’s successors or assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

(v)
Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(vi)
The word “will” shall be construed to have the same meaning as the word “shall.”

(vii)
The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(d)
Unless otherwise expressly provided herein, (a) references to Organization Documents, Charter Documents, agreements (including the Loan Documents) and other contractual obligations shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are not prohibited by this Agreement; and (b) references to any applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such applicable Law.

(e)
The captions and headings of this Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f)
This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

1.4
Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Revolving Term Benchmark Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Revolving Term Benchmark Borrowing”).

1.5
Divisions. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term involving a Delaware limited liability company, shall also be deemed to apply to a division of or by a Delaware limited liability company under Delaware law or an allocation of assets to a series of a Delaware limited liability company under Delaware law (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a Delaware limited liability company under Delaware law shall constitute a separate Person hereunder (and each division of any Delaware limited liability company under Delaware law that is a Subsidiary, Excluded Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.6
Rounding. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.7
Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City (daylight or standard, as applicable).

1.8
Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.

1.9
Currency Equivalents Generally.

(a)
For purposes of any determination under any provision of this Agreement requiring the use of a current exchange rate, all amounts incurred or proposed to be incurred in currencies other than Dollars shall be translated into Dollars at currency exchange rates then in effect on the date of such determination; provided, however, that (x) for purposes of determining compliance with respect to the amount of any Debt, Investment, Disposition, Distribution or payment of Junior Debt in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Debt or Investment is incurred or Disposition, Distribution of payment of Junior Debt is made, (y) for purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Debt, if such Debt is incurred to Refinance other Debt denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinanced Debt does not exceed the principal amount of such Debt being Refinanced, except by an amount equal to the accrued interest and premium thereon plus other amounts paid and fees and expenses incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder and (z) for the avoidance of doubt, the foregoing provisions of this Section 1.9 shall otherwise apply to such Sections, including with respect to determining whether any Debt or Investment may be incurred or Disposition, Distribution or payment of Junior Debt may be made at any time under such Sections. For purposes of the Financial Covenant and testing the Total Net Leverage Ratio, amounts in currencies other than Dollars shall be translated into Dollars at the applicable exchange rates used in preparing the most recently delivered Section 6.2 Financials.

(b)
Each provision of this Agreement shall be subject to such reasonable changes of construction as the Agent may from time to time specify with the Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

1.10
Interest Rates; Benchmark Notifications. The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 5.5(c) provides a mechanism for determining an alternative rate of interest. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner that may have an indirect adverse impact on the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.11
Letters of Credit. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any letter of credit agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the applicable Letter of Credit Issuer and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit

ARTICLE II

LOANS AND LETTERS OF CREDIT

2.1
Credit Facilities. Subject to all of the terms and conditions of this Agreement,

(i) the Lenders agree to make Revolving Loans to the Borrower on the Closing Date and at any time and from time to time prior to the Termination Date, in an aggregate principal amount outstanding not in excess of the Availability, (ii) the Swingline Lender agrees to extend credit to the Borrower, at any time and from time to time prior to the Termination Date, in the form of Swingline Loans, in an aggregate principal amount at any time outstanding not in excess of the lesser of the Swingline Sublimit and the then applicable Availability, and (iii) the Letter of Credit Issuers agree to issue Letters of Credit on behalf of the Borrower, in an aggregate face amount at any time outstanding not in excess of the lesser of the Letter of Credit Subfacility and the then applicable Availability. The proceeds of the Revolving Loans and the Swingline Loans are to be used solely to finance ongoing working capital needs and for other general corporate purposes (including Permitted Acquisitions and other Permitted Investments, Permitted Distributions and the repayment or prepayment of Debt and any fees, costs, expenses and other liabilities related to the foregoing, in each case to the extent not prohibited pursuant to the terms hereof) of Holdings and its Restricted Subsidiaries. Each Loan made pursuant to this Agreement shall be made in Dollars.

2.2
Revolving Loans. Subject to all of the terms and conditions of this Agreement, each Lender severally, but not jointly or jointly and severally, agrees, upon the Borrower’s request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make Revolving Loans in Dollars to the Borrower in an amount equal to such Lender’s Pro Rata Share of the Borrowing requested by Borrower in accordance with the provisions hereof, but not to exceed the then-current Availability. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Borrowing Base on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If any such Borrowing would exceed Availability, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent’s authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 2.4(g).

2.3
Letters of Credit.

(a)
Agreement to Issue. Subject to all of the terms and conditions of this Agreement, the Letter of Credit Issuers agree to issue for the account of the Borrower, Manufacturing and ProFrac Services one or more standby letters of credit denominated in Dollars (each, a “Letter of Credit” and, collectively, the “Letters of Credit”) and to amend, renew or extend Letters of Credit previously issued by such Letter of Credit Issuer (unless otherwise provided below); provided that the Borrower shall be the applicant, and be jointly and severally liable, with respect to any Letter of Credit issued for the account of Manufacturing and/or ProFrac Services.

(b)
Amounts; Outside Expiration Date. The Letter of Credit Issuers shall not have any obligation to issue any Letter of Credit at any time if (i) the maximum aggregate amount of the requested Letter of Credit for the term of such Letter of Credit (including any increases in amount referenced therein) is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit would exceed the then-current Availability; or (iii) such Letter of Credit has an expiration date later than 12 months after the date of issuance (subject to customary evergreen or automatic renewal provisions reasonably acceptable to such Letter of Credit Issuer, which may provide for renewal for additional period of up to 12 months); provided that in no event shall any Letter of Credit have an expiration date later than the date that is five (5) Business Days prior to the Stated Termination Date or such later date to the extent such Letter of Credit has been cash collateralized in an amount to be agreed with the applicable Letter of Credit Issuer or backstopped with another letter of credit for such period after the Termination Date in a manner mutually and reasonably agreed between the applicable Letter of Credit Issuer and the Borrower. Notwithstanding the foregoing, (x) no Letter of Credit Issuer shall be required to issue any Letter of Credit if the aggregate maximum amount of all Letters of Credit issued by such Letter of Credit Issuer would exceed its L/C Commitment, (y) in no event shall there be more than a total of twenty-four

(24) Letters of Credit outstanding at any time and (z) in no event shall there be more than eight (8) Letters of Credit outstanding at any time with any Letter of Credit Issuer. With respect to any Letter of Credit which contains any “evergreen” or automatic renewal or extension provision, if such Letter of Credit permits the applicable Letter of Credit Issuer to prevent any extension by giving notice to the beneficiary thereof no later than a date (the “Non-Extension Notice Date”), once any such Letter of Credit has been issued, the Lenders shall be deemed to have authorized such Letter of Credit Issuer to permit extensions of such Letter of Credit to an expiry date not later than the date that is five (5) Business Days prior to the Stated Termination Date, unless the Agent shall have received written notice from the Required Lenders declining to consent to any such extension at least thirty (30) days prior to the Non-Extension Notice Date; provided that no Lender may decline to consent to any such extension if all of the requirements of this Section 2.3 are met and no Default or Event of Default has occurred and is continuing.

(c)
Other Conditions. In addition to the conditions precedent contained in Article IX, the obligation of the Letter of Credit Issuers to issue any applicable Letter of Credit is subject to the following conditions precedent having been satisfied:

(i)
the Borrower shall have delivered to the applicable Letter of Credit Issuer, at least three (3) Business Days (or such shorter period as the applicable Letter of Credit Issuer may agree) in advance of the proposed date of issuance of any Letter of Credit, an application in form and substance reasonably satisfactory to such Letter of Credit Issuer for the issuance of the Letter of Credit and such other documents as may be reasonably required pursuant to the terms thereof, and the form of the proposed Letter of Credit shall be reasonably satisfactory to the applicable Letter of Credit Issuer;

(ii)
as of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the applicable Letter of Credit Issuer from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no Law applicable to the applicable Letter of Credit Issuer and no request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit, and

(iii)
as of the date of issuance, such requested Letter of Credit shall not violate any internal policy or guideline of the applicable Letter of Credit Issuer.

(d)
Issuance of Letters of Credit.

(i)
Request for Issuance. The Borrower shall deliver an application signed by a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Letter of Credit Issuer to the Agent and the applicable Letter of Credit Issuer of a requested Letter of Credit at least three (3) Business Days (or such shorter period as the applicable Letter of Credit Issuer may agree) prior to the proposed issuance date. Such application shall specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such application the proposed draw conditions to be included in the form of the Letter of Credit.

(ii)
Responsibilities of the Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of each Letter of Credit, the Agent shall determine the amount of the Unused Letter of Credit Subfacility and the then-current Availability as of such date. If (A) the aggregate amount of the requested Letter of Credit for the term of such Letter of Credit (including any increases in amount referenced therein) is less than the Unused Letter of Credit

Subfacility and (B) the amount of such requested Letter of Credit would not exceed the then-current Availability, the Agent shall inform the applicable Letter of Credit Issuer that it may issue the requested Letter of Credit on the requested issuance date so long as the other conditions to such issuance set forth in this Agreement are met.

(iii)
No Extensions or Amendment. Except in the case of Letters of Credit subject to evergreen or automatic renewal provisions, no Letter of Credit Issuer shall be required to extend, renew or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 2.3 are met as though a new Letter of Credit were being requested and issued.

(e)
Payments Pursuant to Letters of Credit. The Borrower hereby agrees to reimburse the applicable Letter of Credit Issuer in Dollars with respect to any drawing or disbursement by such Letter of Credit Issuer under any Letter of Credit, by making payment, whether with its own funds, with the proceeds of Revolving Loans or any other source, to the Agent for the account of the applicable Letter of Credit Issuer in immediately available funds, (with respect to each such amount so paid under a Letter of Credit until reimbursed, an “Unpaid Drawing”) (i) within one Business Day of the date of such drawing or disbursement if the applicable Letter of Credit Issuer provides notice to the Borrower of such drawing or disbursement prior to 11:00 a.m. (New York City time) on such prior Business Day after the date of such drawing or disbursement or (ii) if such notice is received after such time, on the next Business Day following the date of receipt of such notice (such required date for reimbursement under clause (i) or (ii), as applicable (the “Required Reimbursement Date”), with interest on the amount so paid or disbursed by such applicable Letter of Credit Issuer, from and including the date of such drawing or disbursement to but excluding the Required Reimbursement Date, at the per annum rate for each day equal to the applicable rate described in Section 3.1(a)(i); provided that, notwithstanding anything contained in this Agreement to the contrary, with respect to any Letter of Credit, unless the Borrower shall have notified the Agent and the applicable Letter of Credit Issuer prior to 11:00 a.m. (New York City time) on the Required Reimbursement Date that the Borrower intends to reimburse such Letter of Credit Issuer for the amount of such drawing or disbursement with funds other than the proceeds of Revolving Loans, each drawing under any Letter of Credit shall constitute a request by the Borrower to the Agent for a Borrowing of a Base Rate Loan in the amount of such drawing and, to the extent such Base Rate Loan is made, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Loan.

(f)
Indemnification; Exoneration; Power of Attorney.

(i)
Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.3, the Borrower agrees to protect, indemnify, pay and save the applicable Letter of Credit Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and reasonable and documented or invoiced out-of-pocket expenses (including reasonable Attorney Costs) which such Letter of Credit Issuer may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, except that the foregoing indemnity shall not apply to such Letter of Credit Issuer to the extent of acts or omissions arises out of gross negligence, bad faith or willful misconduct of such Letter of Credit Issuer (as determined by a court of competent jurisdiction in a final and non-appealable decision). The Borrower’s obligations under this Section shall survive payment of all other Obligations and termination of this Agreement.

(ii)
Assumption of Risk by the Borrower. As among the Borrower, the Revolving Credit Lenders, the applicable Letter of Credit Issuer and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders, the applicable Letter of Credit Issuer and the Agent shall not be responsible for (except in the case of any such Person (but not with respect to any other Person), to the extent arising out of the gross negligence, bad faith or willful misconduct of such Person (as determined by a court of competent jurisdiction in a final and non-appealable decision) in connection with any of the following): (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions set forth in any separate agreement with the Borrower that are required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit;

(H) any consequences arising from causes beyond the control of the Revolving Credit Lenders, the applicable Letter of Credit Issuer or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority; or (I) the applicable Letter of Credit Issuer’s honor of a draw for which the draw or any certificate fails to comply in any material respect with the terms of the Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at Law or under any other agreement. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Revolving Credit Lender under this Section 2.3(f).

(iii)
Exoneration. Without limiting the foregoing, no action or omission whatsoever by the Agent, a Letter of Credit Issuer or any Revolving Credit Lender shall result in any liability of the Agent, such Letter of Credit Issuer or any

Revolving Credit Lender to the Borrower (except as provided in the immediately succeeding clause (iv)), or relieve the Borrower of any of its obligations hereunder to any such Person.

(iv)
Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit the Borrower’s rights or claims, if any, under Law or otherwise, against any Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by such Letter of Credit Issuer or which arise as a result of such Letter of Credit Issuer’s willful misconduct, gross negligence or bad faith (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(v)
Account Party. The Borrower hereby authorizes and directs any Letter of Credit Issuer to name the Borrower as the “Account Party” in the Letters of Credit and to deliver to the Agent all instruments, documents and other writings and property received by the applicable Letter of Credit Issuer pursuant to the Letters of Credit, and to accept and rely upon the Agent’s instructions and agreements with respect to all matters arising in connection with the Letters of Credit or the applications therefor.

(g)
Supporting Letter of Credit. If, notwithstanding the provisions of Section 2.3(b) and Section 11.1, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrower shall (i) deposit with the Agent, for the ratable benefit of the Agent, the applicable Letter of Credit Issuer and the Revolving Credit Lenders, with respect to each Letter of Credit then outstanding, a standby letter of credit (a “Supporting Letter of Credit”) in form and substance reasonably satisfactory to the Agent, issued by an issuer reasonably satisfactory to the Agent, in an amount equal to 103% (or such lesser amount as the Agent and such Letter of Credit Issuer shall agree but not less than 100%) of the sum of the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses then due and owing with such Letter of Credit, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent, such Letter of Credit Issuer and the Revolving Credit Lenders for payments to be made by the Agent, such Letter of Credit Issuer and such Revolving Credit Lenders under such Letter of Credit and any fees and expenses then due and owing or to become due and owing with such Letter of Credit, or (ii) cash collateralize each Letter of Credit then outstanding, in an amount equal to 103% (or such lesser amount as the Agent and such Letter of Credit Issuer shall agree) of the sum of the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses then due and owing with such Letter of Credit, in a manner reasonably satisfactory to the Agent. Such Supporting Letter of Credit or cash collateral shall be held by the Agent, for the ratable benefit of the Agent, the applicable Letter of Credit Issuer and the Revolving Credit Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

(h)
Addition of a Letter of Credit Issuer. A Lender (or any of its Subsidiaries or affiliates) may become an additional Letter of Credit Issuer hereunder pursuant to a written agreement among the Borrower, the Agent and such Lender. The Agent shall notify the Revolving Credit Lenders of any such additional Letter of Credit Issuer. Any Letter of Credit Issuer may resign as Letter of Credit Issuer hereunder at any time upon notice to Agent and Borrower, which notice shall be delivered (i) ten (10) Business Days in advance of any permitted assignment of all of such Letter of Credit Issuer’s interests hereunder as a Lender, or (ii) otherwise, 30 days in advance of the resignation date. From and after the effective date of resignation, the retiring Letter of Credit Issuer shall continue to have all rights and obligations of a Letter of Credit Issuer under the Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to extend, amend, or issue new Letters of Credit.

(i)
Letter of Credit Issuer Reports to the Agent. Unless otherwise agreed by the Agent, each Letter of Credit Issuer shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Agent) in respect of Letters of Credit issued by such Letter of Credit Issuer, including all issuances, extensions, and amendments, all expirations and cancelations and all disbursements and reimbursements,

(ii) reasonably prior to the time that such Letter of Credit Issuer issues, amends or extends any Letter of Credit, the date of such issuance, amendment or extension, and the stated amount of the Letters of Credit issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Letter of Credit Issuer makes any payment with respect to a Letter of Credit, the date and amount of such payment,

(iv) on any Business Day on which the Borrower fails to reimburse Unpaid Drawings required to be reimbursed to such Letter of Credit Issuer on such day, the date of such failure and the amount of such Unpaid Drawings, and (v) on any other Business Day, such other information as the Agent shall reasonably request as to the Letters of Credit issued by such Letter of Credit Issuer.

2.4
Loan Administration.

(a)
Procedure for Borrowing.

(i)
Each Borrowing by the Borrower shall be made upon the Borrower’s written notice delivered to the Agent in the form of a notice of borrowing substantially in the form of Exhibit B (“Notice of Borrowing”), which must be received by the Agent prior to (w) 1:00 p.m. (New York City time) three

(3) Business Days prior to the requested Funding Date, in the case of Term Benchmark Loans, (x) 1:00 p.m. (New York City time) one (1) Business Day prior to the requested Funding Date, in the case of Base Rate Loans, (y) 1:00 p.m. (New York City time) on the Funding Date, in the case of Swingline Loans, and (z) 1:00

p.m. (New York City time) five (5) Business Days prior to the requested Funding Date, in the case of RFR Loans, in each case specifying:

(A)
whether such Borrowing is to be a Term Benchmark Borrowing, a Base Rate Borrowing or, to the extent then applicable, an RFR Borrowing (and if not specified, it shall be deemed a request for a Base Rate Borrowing);

(B)
the amount of the Borrowing, which (x) in the case of a Term Benchmark Loan (or to the extent the Adjusted Daily Simple SOFR is then the applicable Benchmark, an RFR Loan), must equal or exceed $1,000,000 (and increments of $1,000,000 in excess of such amount) and (y) in the case of a Base Rate Loan, must equal or exceed $1,000,000 (and increments of

$1,000,000 in excess of such amount);

(C)
the requested Funding Date, which must be a Business Day;

and

(D)
in the case of a request for Term Benchmark Loans, the

duration of the initial Interest Period to be applicable thereto (and if not specified, it shall be deemed a request for an Interest Period of one month).

(ii)
At the election of the Agent or the Required Lenders, the Borrower shall have no right to request a Term Benchmark Loan (or to the extent the Adjusted Daily Simple SOFR is then the applicable Benchmark, an RFR Loan) while an Event of Default has occurred and is continuing. Notwithstanding anything to the contrary in this Agreement (including any references to RFR Loans), as of the Closing Date, the only Type of Loans that are available to the Borrower are Base Rate Loans and Term Benchmark Loans.

(b)
Reliance upon Authority. On or prior to the Closing Date, the Borrower shall deliver to the Agent a notice setting forth the account of the Borrower (such account, together with any replacement account, the “Designated Account”) to which the Agent is authorized to transfer the proceeds of the Loans requested hereunder unless otherwise directed in writing by the Borrower. The Borrower may designate a replacement account from time to time by written notice to the Agent. The Agent is entitled to rely conclusively on any Person’s request for Revolving Loans on behalf of the Borrower, so long as the proceeds thereof are to be transferred to the Designated Account or to another account designated by the Borrower in writing. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrower to make such requests on its behalf.

(c)
No Liability. The Agent shall not incur any liability to the Borrower as a result of acting upon any notice referred to in Section 2.4(a) or (b), which the Agent believes in good faith to have been given by an officer or other person duly authorized by the Borrower to request Loans on its behalf. The crediting of Loans to the Designated Account conclusively establishes the obligation of the Borrower to repay such Loans as provided herein.

(d)
Borrower’s Election. Promptly after receipt of a Notice of Borrowing for a Revolving Base Rate Loan, the Borrower shall elect to have the terms of Section 2.4(e) or the terms of Section 2.4(f) apply to such requested Borrowing. If the condition in Section 2.4(f)(i)(C) is not satisfied, the terms of Section 2.4(e) shall apply to the requested Borrowing.

(e)
Making of Revolving Loans. If the Borrower elects to have the terms of this Section 2.4(e) apply to a requested Revolving Credit Borrowing of a Base Rate Loan or if the Agent receives a Notice of Borrowing for a Term Benchmark Loan or RFR Loans (if then applicable), then, promptly after receipt of the Notice of Borrowing with respect to such Revolving Base Rate Loan, Revolving Term Benchmark Loan or Revolving RFR Loan, the Agent shall notify the Revolving Credit Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Revolving Credit Lender shall transfer its Pro Rata Share of the requested Borrowing to the Agent in immediately available funds, to the account from time to time designated by the Agent, not later than 12:00 noon (New York City time) on the applicable Funding Date; provided that on the Closing Date, such funds may be made available at such earlier time as may be agreed among the relevant Lenders, the Borrower and the Agent for the purpose of consummating the Transactions. After the Agent’s receipt of all such amounts from the Lenders (or, in the event that a Defaulting Lender does not fund its portion of Loans, after the Agent receives such amounts from all other Lenders), the Agent shall make the aggregate of such amounts available to the Borrower on the applicable Funding Date by transferring same day funds to the account(s) designated by the Borrower; provided, however, that the amount of Revolving Loans so made on any date shall not exceed the then-current Availability on such date.

(f)
Making of Swingline Loans.

(i)
If the Borrower elects to have the terms of this Section 2.4(f) apply to a requested Revolving Credit Borrowing of a Base Rate Loan, the Swingline Lender shall make a Revolving Loan in the amount of that Borrowing available to the Borrower on the applicable Funding Date by transferring same day funds to the Designated Account or such other account(s) as may be designated by the Borrower in writing. Each Revolving Loan made solely by the Swingline Lender pursuant to this Section 2.4(f) is herein referred to as a “Swingline Loan,” and such Revolving Loans are collectively referred to as the “Swingline Loans.” Each Swingline Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon (including interest) shall be payable to the Swingline Lender solely for its own account. The Agent shall not request the Swingline Lender to make any Swingline Loan if (A) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article IX will not be satisfied on the requested Funding Date for the applicable Borrowing, (B) the requested Borrowing would exceed then- current Availability on that Funding Date (as reasonably determined by the Agent), or (C) such Swingline Loan would cause the aggregate outstanding principal balance of all Swingline Loans to exceed $15,000,000 (the “Swingline Sublimit”).

(ii)
The Swingline Loans shall be secured by the Collateral Agent’s Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.

(g)
Agent Advances.

(i)
Subject to the limitations set forth below, the Agent is authorized by the Borrower and the Revolving Credit Lenders, from time to time in the Agent’s sole discretion, upon notice to the Revolving Credit Lenders, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in Article IX have not been satisfied, to make Base Rate Loans to the Borrower on behalf of the Lenders in an aggregate principal amount outstanding at any time not to exceed 10% of the Borrowing Base (provided that the making of any such Loan does not cause the Aggregate Revolver Outstandings to exceed the Maximum Revolver Amount) which the Agent, in its good faith judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations (including through Base Rate Loans for the purpose of enabling Holdings and its Subsidiaries to meet their payroll and associated Tax obligations), and/or (3) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 14.7 (any of such advances are herein referred to as “Agent Advances”); provided, that the Required Lenders may at any time revoke the Agent’s authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent’s receipt thereof.

(ii)
The Agent Advances shall be secured by the Collateral Agent’s Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.

(h)
Notice Irrevocable. Other than any Notice of Borrowing for a Base Rate Loan made on or prior to the Closing Date, any Notice of Borrowing made pursuant to Section 2.4(a) shall be irrevocable. The Borrower shall be bound to borrow the funds requested therein in accordance therewith.

2.5
Reserves. The Agent may establish Reserves or change (including by decreasing the amount of) any of the Reserves, in the exercise of its Reasonable Credit Judgment; provided that such Reserves shall not be established or changed except upon not less than five (5) Business Days’ notice to the Borrower (unless an Event of Default exists and is continuing in which event such notice (which may be oral) may be given at any time prior to the establishment or change and shall not be subject to the five (5) Business Day notice requirement); provided, further, that no such prior notice shall be required for any changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserves in accordance with the methodology of calculation previously utilized. The Agent will be available during such period to discuss any such proposed Reserve or change with the Borrower and without limiting the right of the Agent to establish or change such Reserves in the Agent’s Reasonable Credit Judgment, the Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Reserve no longer exists, in a manner and to the extent reasonably satisfactory to the Agent. During such five (5) Business Days’ notice period, Borrower may not obtain any new Revolving Loans (including Swingline Loans) or Letters of Credit to the extent that such Revolving Loans

(including Swingline Loans) or Letters of Credit would cause an Out-Of-Formula Condition to occur after giving effect to the establishment or increase of such Reserve as set forth in such notice. The amount of any Reserve established by the Agent pursuant to the first sentence of this Section 2.5 shall have a reasonable relationship as determined by the Agent in its Reasonable Credit Judgment to the event, condition or other matter that is the basis for the Reserve. In the event that the Agent has determined to establish or change a Reserve pursuant to the first sentence of this Section 2.5 and the Reserve amount to be so established or as modified is inconsistent with the Reserve amount determined by the Agent, then the greater Reserve amount so determined shall apply. Notwithstanding anything herein to the contrary, a Reserve shall not be established to the extent that such Reserve would be duplicative of any specific item excluded as ineligible in the definition of “Eligible Account”, “Eligible Inventory” or “Eligible Unbilled Account”, or of any then-existing Reserve. The establishment of any Reserve with respect to any obligation, charge, liability, debt or otherwise shall in no event grant any rights or be deemed to have granted any rights in such reserved amount to the holder of such obligation, charge, liability or debt or any other Person (except as explicitly set forth hereunder), but shall solely be viewed as amounts reserved to protect the interests of the Secured Parties hereunder and under the other Loan Documents.

2.6
Incremental Credit Extension.

(a)
The Borrower may at any time or from time to time after the Fourth Amendment Effective Date, by written notice delivered to the Agent, request one or more increases in the amount under any Class of Revolving Credit Commitments (each such increase, a “Revolving Credit Commitment Increase”).

(b)
Each Revolving Credit Commitment Increase shall be in an aggregate principal amount that is not less than $5,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth below) (and in minimum increments of $5,000,000 in excess thereof), and the aggregate amount of Revolving Credit Commitment Increases (after giving Pro Forma Effect thereto and the use of the proceeds thereof) incurred pursuant to this Section 2.6(b) after the Fourth Amendment Effective Date shall not exceed $200,000,000.

(c)
The Revolving Credit Commitment Increases shall be treated the same as the Revolving Credit Commitments (except that the maturity date thereof shall be no earlier than the initial Stated Termination Date for the Revolving Credit Facility) and shall be considered to be part of the Revolving Credit Commitments (it being understood that, if required to consummate a Revolving Credit Commitment Increase, the interest rate margins, rate floors and undrawn commitment fees on the Revolving Credit Commitments may be increased so long as such increase also apply equally to the existing Revolving Credit Commitments and additional upfront or similar fees may be payable to the lenders providing the Revolving Credit Commitment Increase without any requirement to pay such upfront or similar fees to any then-existing Lenders). The Revolving Credit Commitment Increases may be in the form of a separate “first-in, last-out” or “last-out” tranche (the “FILO Tranche”) with interest rate margins, rate floors, upfront fees, funding discounts, advance rates, premiums, unused fees, original issue discounts, amortization, and other terms to be agreed among the Borrower, the Agent and the applicable Lenders (without the consent of any Lenders not providing loans under the FILO Tranche) providing such Revolving Credit Commitment Increases (it being understood to the extent that any financial maintenance covenant is added for the benefit of any FILO Tranche, no consent shall be required from the Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of the Revolving Credit Facility) and to be agreed upon among the Borrower and the Lenders providing the FILO Tranche so long as (1) any loans and related obligations in respect of the FILO Tranche shall not be guaranteed by any Person other than the Guarantors and shall rank equal (or, at the option of the Borrower, junior) in right of priority to the Collateral Agent’s Liens; (2) as between

(x) the Revolving Credit Facility (other than the FILO Tranche) and (y) the FILO Tranche, all proceeds from the liquidation or other realization of the Collateral shall be applied, first to obligations owing under, or with respect to, the Revolving Credit Facility (other than the FILO Tranche) and second to the FILO Tranche; (3) no Borrower may prepay Loans under the FILO Tranche or terminate or reduce the commitments in respect thereof at any time that other Revolving Loans (including Swingline Loans) and/or Unpaid Drawings (unless cash collateralized or otherwise provided for in a manner reasonably satisfactory to the Agent) are outstanding; (4) the Required Lenders (calculated as including the FILO Tranche) shall, subject to the terms of the Intercreditor Agreement, control exercise of remedies in respect of the Collateral; and (5) no changes affecting the priority status of the Revolving Credit Facility (other than the FILO Tranche) vis-à-vis the FILO Tranche may be made without the consent of each of the Lenders under the Revolving Credit Facility (other than the FILO Tranche).

(d)
Each notice from the Borrower pursuant to this Section 2.6 shall be given in writing and shall set forth the requested amount and proposed terms of the relevant Revolving Credit Commitment Increase. Revolving Credit Commitment Increases may be provided subject to the prior written consent of the Borrower, by any existing Lender (it being understood that no existing Lender will have an obligation to make a portion of any Revolving Credit Commitment Increase) or by any other bank, financial institution, other institutional lender or other investor (any such other bank, financial institution or other investor being called an “Additional Lender”); provided that (i) each existing Lender shall be offered the opportunity to participate in the relevant Revolving Credit Commitment Increase (other than in the case of a FILO Tranche) on a pro rata basis based on such Lender’s Revolving Credit Commitment prior to such Revolving Credit Commitment Increase and (ii) the Agent, the Swingline Lender and each Letter of Credit Issuer shall have consented (in each case, not to be unreasonably withheld or delayed) to such Lender’s or Additional Lender’s providing such Revolving Credit Commitment Increase if such consent would be required under Section 12.2 for an assignment of Loans and/or Commitments to such Lender or Additional Lender.

(e)
Commitments in respect of a Revolving Credit Commitment Increase, including under a FILO Tranche, shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Agreement”) to this Agreement and, as appropriate, the other Loan Documents, executed the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Agent. The Incremental Agreement may, subject to Section 2.6(c), without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or advisable in the reasonable opinion of the Borrower and the Agent to effect the provisions of this Section 2.6. The effectiveness of any Incremental Agreement shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) and the occurrence of any extension of credit thereunder shall be subject to (i) the satisfaction of the conditions set forth in Section 9.2(a) (provided that, with respect to any FILO Tranche that is entered into in connection with a Permitted Acquisition or other acquisition constituting a Permitted Investment, compliance with clause (ii) thereof shall instead be limited to compliance with no Event of Default under Section 10.1(a), (c), (e),

(f)
and (g) having occurred and being in continuance), (ii) receipt by the Agent of (x) evidence reasonably satisfactory to it that such Revolving Credit Commitment Increase is then permitted under the Initial Intercreditor Agreement and the Term Loan Credit Agreement, (y) legal opinions, board resolutions and officers’ certificates reasonably satisfactory to the Agent and (z) reaffirmation agreements and/or such amendments to the Collateral Documents, in each case, as may be reasonably requested by the Agent in order to ensure that the Revolving Credit Commitment Increase is provided with the benefit of the applicable Loan Documents, and (iii) such other conditions as the parties thereto shall agree. The Borrower will use the proceeds of the loans under any Revolving Credit Commitment Increase for any purpose not prohibited by this Agreement.

(f)
(i) Except as set forth under clause (d) above, the Borrower shall not be obligated to offer any existing Lender the opportunity to provide any Revolving Credit Commitment Increase.

(ii) Upon each increase in the Revolving Credit Commitments pursuant to this Section 2.6, other than in connection with a FILO Tranche, each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Credit Commitment Increase (each, an “Incremental Revolving Credit Commitment Increase Lender”) in respect of such increase, and each such Incremental Revolving Credit Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swingline Loans held by each Revolving Credit Lender (including each such Incremental Revolving Credit Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment. The Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing, and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence or pursuant to a FILO Tranche.

(g)
This Section 2.6 shall supersede any provisions in Section 2.4(e) or 12.1 to the contrary. For the avoidance of doubt, any provisions of this Section 2.6 may be amended with the consent of the Required Lenders; provided no such amendment shall require any Lender to provide any Revolving Credit Commitment Increase without such Lender’s consent.

(h)
Upon each increase in the Revolving Credit Commitments pursuant to this Section 2.6 after the Fourth Amendment Effective Date, the dollar thresholds set forth in the definitions of “Cash Dominion Period”, “Collateral Reporting Period”, “Covenant Trigger Period”, “Specified Conditions”, and in Section 8.21 shall be increased in proportion to the amount of the Revolving Credit Commitment Increase.

2.7
Extensions of Revolving Loans and Revolving Credit Commitments.

(a)
The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of any Class and/or the Extended Revolving Credit Commitments of any Class (and, in each case, including any previously extended Revolving Credit Commitments), existing at the time of such request (each, an “Existing Revolving Credit Commitment” and any related revolving credit loans under any such facility, “Existing Revolving Loans”; each Existing Revolving Credit Commitment and related Existing Revolving Loans together being referred to as an “Existing Revolving Credit Class”) be converted or exchanged to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Existing Revolving Loans related to such Existing Revolving Credit Commitments (any such Existing Revolving Credit Commitments which have been so extended, “Extended Revolving Credit Commitments” and any related revolving credit loans, “Extended Revolving Loans”) and to provide for other terms consistent with this Section 2.7. Prior to entering into any Extension Agreement with respect to any Extended Revolving Credit Commitments, the Borrower shall provide written notice to the Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving Credit Commitments, with such request offered equally to all Lenders of such Class) (an “Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established thereunder, which terms shall be similar to those applicable to the Existing Revolving Credit Commitments from which they are to be extended (the “Specified Existing Revolving Credit Commitment Class”) except that

(w) all or any of the final maturity dates of such Extended Revolving Credit Commitments may be delayed to later dates than the final maturity dates of the Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class, (x)(A) the interest rates, interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment premiums with respect to the Extended Revolving Credit Commitments may be different than those for the Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Revolving Credit Commitments in addition to or in lieu of any of the items contemplated by the preceding clause (A) and (y)(1) the undrawn revolving credit commitment fee rates with respect to the Extended Revolving Credit Commitments may be different than those for the Specified Existing Revolving Credit Commitment Class and (2) the Extension Agreement may provide for other covenants and terms that apply to any period after the Termination Date; provided that notwithstanding anything to the contrary in this Section 2.7, or otherwise,

(I) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of the Extended Revolving Loans under any Extended Revolving Credit Commitments shall be made on a pro rata basis with any borrowings and repayments of the Existing Revolving Loans of the Specified Existing Revolving Credit Commitment Class (the mechanics for which may be implemented through the applicable Extension Agreement and may include technical changes related to the borrowing and repayment procedures of the Specified Existing Revolving Credit Commitment Class),

(II) assignments and participations of Extended Revolving Credit Commitments and Extended Revolving Loans shall be governed by the assignment and participation provisions set forth in Section 12.2 and (III) subject to the applicable limitations set forth in Section 4.4(a) and (b), permanent repayments of Extended Revolving Loans (and corresponding permanent reduction in the related Extended Revolving Credit Commitments) shall be permitted as may be agreed between the Borrower and the Lenders thereof. No Lender shall have any obligation to agree to have any of its Loans or Revolving Credit Commitments of any Existing Revolving Credit Class converted or exchanged into Extended Revolving Loans or Extended Revolving Credit Commitments pursuant to any Extension Request. Any Extended Revolving Credit Commitments of any Extension Series shall constitute a separate Class of revolving credit commitments from Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date).

(b)
The Borrower shall provide the applicable Extension Request to the Agent at least ten (10) Business Days (or such shorter period as the Agent may determine in its sole discretion) prior to the date on which Lenders under the Existing Revolving Credit Class are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Agent, in each case acting reasonably, to accomplish the purpose of this Section 2.7. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Revolving Credit Commitments (or any earlier Extended Revolving Credit Commitments) of an Existing Revolving Credit Class subject to such Extension Request converted or exchanged into Extended Revolving Credit Commitments shall notify the Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Revolving Credit Commitments (and/or any earlier- extended Extended Revolving Credit Commitments) which it has elected to convert or exchange into Extended Revolving Credit Commitments (subject to any minimum denomination requirements imposed by the Agent). In the event that the aggregate amount of Revolving Credit Commitments (and any earlier-extended Extended Revolving Credit Commitments) subject to Extension Elections exceeds the amount of Extended Revolving Credit Commitments requested pursuant to the Extension Request, Revolving Credit Commitments, or earlier-extended Extended Revolving Credit Commitments, as applicable, subject to Extension Elections shall be converted to or exchanged to Extended Revolving Credit Commitments on a pro rata basis (subject to such rounding requirements as may be established by the Agent) based on the amount of Revolving Credit Commitments and earlier-extended Extended Revolving Credit Commitments included in each such Extension Election or as may be otherwise agreed to in the applicable Extension Agreement. Notwithstanding the conversion of any Existing Revolving Credit Commitment into an Extended Revolving Credit Commitment, unless expressly agreed by the holders of each affected Existing Revolving Credit Commitment of the Specified

Existing Revolving Credit Commitment Class, such Extended Revolving Credit Commitment shall not be treated more favorably than all Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class for purposes of the obligations of a Revolving Credit Lender in respect of Swingline Loans under Section 2.4 and Letters of Credit under Section 2.3, except that the applicable Extension Agreement may provide that the maturity date for the Swingline Loans and/or the last day for issuing Letters of Credit may be extended and the related obligations to make Swingline Loans and issue Letters of Credit may be continued (pursuant to mechanics to be specified in the applicable Extension Agreement) so long as the applicable Swingline Lender and/or the applicable Letter of Credit Issuer have consented to such extensions (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(c)
Extended Revolving Credit Commitments shall be established pursuant to an amendment (an “Extension Agreement”) to this Agreement (which, except to the extent expressly contemplated by the second sentence of this Section 2.7(c) and notwithstanding anything to the contrary set forth in Section 12.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Revolving Credit Commitments established thereby) executed by Holdings, the Obligors, the Agent and the Extending Lenders. In connection with any Extension Agreement, the Borrower shall deliver an opinion of counsel reasonably acceptable to the Agent (i) as to the enforceability of such Extension Agreement, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby (in the case of such other Loan Documents as contemplated by the immediately preceding sentence) and covering customary matters and (ii) to the effect that such Extension Agreement, including the Extended Revolving Credit Commitments provided for therein, does not breach or result in a default under the provisions of Section 12.1 of this Agreement, as modified by this Section 2.7(c).

(d)
Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Class of Existing Revolving Credit Commitments is converted or exchanged to extend the related scheduled maturity date(s) in accordance with Section 2.7(a) above (an “Extension Date”), in the case of the Existing Revolving Credit Commitments of each Extending Lender under any Specified Existing Revolving Credit Commitment Class, the aggregate principal amount of such Existing Revolving Credit Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Credit Commitments so converted or exchanged by such Lender on such date, and such Extended Revolving Credit Commitments shall be established as a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitment Class and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date) and if, on any Extension Date, any Existing Revolving Loans of any Extending Lender are outstanding under the Specified Existing Revolving Credit Commitment Class, such Existing Revolving Loans (and any related participations) shall be deemed to be converted or exchanged to Extended Revolving Loans (and related participations) of the applicable Class in the same proportion as such Extending Lender’s

Specified Existing Revolving Credit Commitments Class to Extended Revolving Credit Commitments of such Class.

(e)
In the event that the Agent determines in its sole discretion that the allocation of the Extended Revolving Credit Commitments of a given Extension Series, in each case to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Agreement, then the Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Extension Agreement”) within 30 days following the effective date of such Extension Agreement, as the case may be, which Corrective Extension Agreement shall (i) provide for the conversion or exchange and extension of Existing Revolving Credit Commitments (and related exposure) in such amount as is required to cause such Lender to hold Extended Revolving Credit Commitments (and related exposure) of the applicable Extension Series into which such other Loans or commitments were initially converted or exchanged, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Agreement, in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Agent, the Borrower and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Agreement described in Section 2.7(c)), and

(iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the second sentence of Section 2.7(c).

(f)
No conversion or exchange of Loans or Commitments pursuant to any Extension Agreement in accordance with this Section 2.7 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(g)
This Section 2.7 shall supersede any provisions in Section 2.4(e) or Section 12.1 to the contrary. For the avoidance of doubt, any of the provisions of this Section 2.7 may be amended with the consent of the Required Lenders; provided that no such amendment shall require any Lender to provide any Extended Revolving Credit Commitments without such Lender’s consent.

2.8
Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then for so long as such Lender is a Defaulting Lender:

(a)
the Unused Line Fee shall cease to accrue on any of the Revolving Credit Commitments of such Defaulting Lender pursuant to Section 3.5;

(b)
the Commitments and Loans of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 12.1); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately when compared to the other affected Lenders, or increases or extends the Commitment of such Defaulting Lender, shall require the consent of such Defaulting Lender;

(c)
any payment of principal, interest, fees or other amounts received by the Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 10.2 or Section 10.3 or otherwise), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Obligor as a result of any judgment of a court of competent jurisdiction obtained by any Obligor against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if such payment is a payment of the principal amount of any Loans, such payment shall be applied solely to pay the relevant Loans of the relevant non- Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this clause (c);

(d)
if any Swingline Loans are outstanding or Letters of Credit issued at the time such Lender becomes a Defaulting Lender then:

(i)
all or any part of such Defaulting Lender’s participations in such Swingline Loans and/or Letters of Credit shall be reallocated among the non- Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all non-Defaulting Lenders’ Aggregate Revolver Outstandings does not exceed the lesser of the total of all non-Defaulting Lenders’ Revolving Credit Commitments and the Borrowing Base as of such date and (y) no such non-Defaulting Lender’s Aggregate Revolver Outstandings shall exceed such Lender’s Revolving Credit Commitment at such time;

(ii)
if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within three (3) Business Days following notice by the Agent (x) first, prepay such Swingline Loans and (y) second, cash collateralize for the benefit of the Letter of Credit Issuer only the Borrower’s obligations corresponding to such Defaulting Lender’s participations in Letters of Credit (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as such participations in Letters of Credit are outstanding;

(iii)
if the Borrower cash collateralizes any portion of such Defaulting Lender’s Obligations pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.6 with respect to such Defaulting Lender’s participations in Letters of Credit during the period such participations in Letters of Credit are cash collateralized;

(iv)
if the participations in Letters of Credit of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 3.5 and 3.6 shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares; and

(v)
if all or any portion of such Defaulting Lender’s participations in Letters of Credit is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Letter of Credit Issuers or any other Lender hereunder, all letter of credit fees payable under Section 3.6 with respect to such Defaulting Lender’s participations in Letters of Credit shall be payable to the applicable Letter of Credit Issuer until and to the extent that such participations in Letters of Credit are reallocated and/or cash collateralized;

(e)
so long as (i) such Lender is a Defaulting Lender and (ii) a reallocation pursuant to clauses (d)(i) or (d)(ii) above cannot be effectuated, the Swingline Lender shall not be required to fund any Swingline Loan and the Letter of Credit Issuers shall not be required to issue, amend or increase any Letter of Credit, unless it has received assurances reasonably satisfactory to it that non-Defaulting Lenders will cover the related exposure and/or cash collateral will be provided by the Borrower in accordance with this Section 2.8, and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with this Section 2.8 (and such Defaulting Lender shall not participate therein); and

(f)
in the event that the Agent, the Borrower, the Swingline Lender and the Letter of Credit Issuers each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the obligations and participations of the Revolving Credit Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Loans of the other Revolving Credit Lenders (other than Swingline Loans) as the Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties and subject to Section 14.21, no change hereunder from Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE III

INTEREST AND FEES

3.1
Interest.

(a)
Interest Rates. All outstanding Loans to the Borrower shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate, Adjusted Term SOFR or, if then applicable, Daily Simple SOFR, in each case, plus the Applicable Margin, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which the Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall be treated as Base Rate Loans until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the Loans shall bear interest as follows:

(i)
For all Base Rate Loans, at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

(ii)
For all Term Benchmark Loans, at a fluctuating per annum rate equal to Adjusted Term SOFR for the Interest Period in effect for such Loan plus the Applicable Margin. To the extent the Adjusted Daily Simple SOFR is then the applicable Benchmark, each RFR Loan shall bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Margin.

Each change in the Base Rate (or any component thereof) shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All computations of interest for Base Rate Loans when the Base Rate is determined by the “Prime Rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). On the first Business Day of each calendar quarter hereafter and on the Termination Date, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders (provided that all interest on applicable Swingline Loans shall be for the benefit of the Swingline Lender and all interest on Agent Advances shall be for the benefit of the Agent), interest accrued from the first Business Day of the preceding calendar quarter to (but not including) the first Business Day of such calendar quarter (or accrued to the Termination Date in the case of a payment on the Termination Date) on all Base Rate Loans in arrears. The Borrower shall pay to the Agent, for the ratable benefit of the Lenders, accrued interest on all RFR Loans and Term Benchmark Loans in arrears on each applicable SOFR Interest Payment Date.

(b)
Default Rate. During the continuance of any Specified Event of Default, if the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other

Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by Law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (A) in the case of overdue principal, at the Default Rate, and (B) in all other cases, at a rate per annum equal to the rate that would be applicable to a Base Rate Loan plus 2.00%.

3.2
Continuation and Conversion Elections.

(a)
The Borrower may (provided that the Borrowing of Term Benchmark Loans or RFR Loans is then permitted under Section 2.4(a)(ii)):

(i)
elect, as of any Business Day, to convert any Base Rate Loans other than Agent Advances and Swingline Loans (or any part thereof) into Term Benchmark Loans (or RFR Loans to the extent that the Adjusted Daily Simple SOFR is then the applicable Benchmark); and

(ii)
elect, as of the last day of the applicable Interest Period, to continue any Term Benchmark Loans having Interest Periods expiring on such day (or any part thereof);

provided that if the Notice of Continuation/Conversion shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

(b)
The Borrower shall deliver a notice of continuation/conversion substantially in the form of Exhibit C (a “Notice of Continuation/Conversion”) to the Agent not later than, (x) 1:00 p.m. (New York City time) at least three (3) Business Days in advance of the Continuation/Conversion Date if the Loans are to be converted into or continued as Term Benchmark Loans or (y) 1:00 p.m. (New York City time) at least five (5) Business Days in advance of the Continuation/Conversion Date if the Loans are to be converted into or continued as RFR Loans (as applicable), in each case, and specifying:

(i)
the proposed Continuation/Conversion Date;

(ii)
the aggregate principal amount of Loans to be converted or continued;

(iii)
the Type of Loans resulting from the proposed conversion or continuation; and

(iv)
the duration of the requested Interest Period (in the case of Term Benchmark Loans), provided, however, the Borrower may not select an Interest Period that ends after the Stated Termination Date.

(c)
If, upon the expiration of any Interest Period applicable to any Term Benchmark Loans, the Borrower fails to select timely a new Interest Period to be applicable to such Term Benchmark Loans, the Borrower shall be deemed to have elected to convert such Term Benchmark Loans into Base Rate Loans effective as of the expiration date of such Interest Period. If any Event of Default exists, at the election of the Agent or the

Required Lenders, all Term Benchmark Loans shall be converted into Base Rate Loans as of the expiration date of each applicable Interest Period.

(d)
The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

(e)
There may not be more than ten different Term Benchmark Loans in effect hereunder at any time (which number may be increased or adjusted by agreement between the Borrower and the Agent in connection with any Revolving Credit Commitment Increase or the creation of any Extended Revolving Credit Facility).

3.3
Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable under applicable law with respect to loans of the Type provided for hereunder (the “Maximum Rate”). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the applicable Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrower such excess.

3.4
Closing Fees and Other Fees. The Borrower agrees to pay the Agent, the Lenders, the Collateral Agent and each of the Arrangers, as applicable, all fees due and payable on any date required for payment of a fee as provided under the Fee Letters and/or this Agreement and Borrower hereby expressly agrees to be jointly and severally liable for the payment of all such fees under the Fee Letters as though it were the “Borrower” thereunder.

3.5
Unused Line Fee. On the first Business Day of each calendar quarter (commencing with the first business day of the calendar quarter beginning July 1, 2022), and on the Termination Date, the Borrower agrees to pay to the Agent, for the account of the Revolving Credit Lenders, an unused line fee (the “Unused Line Fee”) equal to the Applicable Unused Line Fee Margin per annum times the amount by which the average daily Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans (other than Swingline Loans)

and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding calendar quarter (or longer period if calculated for the first such payment after the Closing Date or shorter period if calculated on the Termination Date). All principal payments received by the Agent shall be deemed to be credited immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 3.5. Upon receipt thereof, the Agent shall distribute the Unused Line Fee to the Revolving Credit Lenders ratably based on their Pro Rata Shares of the Revolving Credit Commitments.

3.6
Letter of Credit Fees. The Borrower agrees to pay (i) to the Agent, for the account of the Revolving Credit Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the “Letter of Credit Fee”) equal to, on a per annum basis, the Applicable Margin for Term Benchmark Loans (or RFR Loans to the extent the Adjusted Daily Simple SOFR is then the appliable Benchmark) multiplied by the undrawn face amount of each Letter of Credit,

(ii) to each Letter of Credit Issuer, for its own account, a fronting fee of one-eighth of one percent (0.125%) per annum of the undrawn face amount of each Letter of Credit issued by such Letter of Credit Issuer, and (iii) to each Letter of Credit Issuer, any customary costs, fees and expenses incurred by such Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit. The Letter of Credit Fee and fronting fee shall be payable quarterly in arrears on the first Business Day of each calendar quarter in which a Letter of Credit is outstanding and on the Termination Date; provided that the first such payment after the Closing Date shall be paid on July 1, 2022.

ARTICLE IV PAYMENTS AND PREPAYMENTS

4.1
Payments and Prepayments.

(a)
The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date.

(b)
The Borrower may, upon notice to the Agent, at any time or from time to time voluntarily prepay the Loans in whole or in part without premium or penalty (but subject to Section 5.4); provided that (i) such notice must be received by the Agent not later than (A) 1:00 p.m. (New York City time) three (3) Business Days prior to any date of prepayment of Term Benchmark Loans, (B) 1:00 p.m. (New York City time) one (1) Business Day prior to any date of prepayment of Base Rate Loans and (C) 1:00 p.m. (New York City time) five (5) Business Days prior to any date of prepayment of RFR Loans; provided, further, that, in respect of Swingline Loans, the Borrower may deliver such notice to the Agent not later than 1:00 p.m. (New York City time) on the date of prepayment of such Swingline Loans and (ii) each prepayment shall be in a principal amount of

$1,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term Benchmark Loans are to be prepaid, the Interest Period(s) of such Loans. The Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Pro Rata Share).

4.2
Out-of-Formula Condition. The Borrower shall immediately pay to the Agent, for the account of the Lenders and/or to cash collateralize Letters of Credit pursuant to Section 2.3(g), upon demand, the amount, if any, by which the amount of the Aggregate Revolver Outstandings exceeds at any time the lesser of (i) the Maximum Revolver Amount and (ii) the then-current Borrowing Base (any such condition being an “Out-of-Formula Condition”), except that no such payment shall be required if the Out-of-Formula Condition is created solely as a result of an Agent Advance.

4.3
Mandatory Prepayments.

(a)
(i) At all times after the occurrence and during the continuance of a Cash Dominion Period and notification thereof by the Agent to the Borrower, on each Business Day, the Agent shall apply all same day funds credited to the Concentration Account and all amounts received pursuant to this Section 4.3(a) to one or more accounts maintained by the Agent or such other account as directed by the Agent and subject to the terms of any Intercreditor Agreement then in effect, all amounts received in such account shall be applied by Agent in accordance with Section 4.3(a)(iii) below.

(ii)
Upon the consummation of the IPO Transaction and the receipt of the Net Equity Proceeds received by the Borrower or any of its Restricted Subsidiaries in connection therewith, the Borrower shall, in accordance with Section 4.3(a)(iii) below, apply against the Loans 50% of all “Declined Proceeds” (as defined in the Term Loan Credit Agreement as in effect on the Closing Date) from the IPO Transaction after an offer of prepayment is made to all Term Lenders under the Term Loan Credit Agreement with respect to the applicable “Net Cash Proceeds” (as defined in the Term Loan Credit Agreement as in effect on the Closing Date) and a second offer is made to all Term Lenders (who accepted prepayment with respect to the first offer) with respect to any Declined Proceeds from the first such offer within three (3) Business Days after the Borrower receives notice from the Term Loan Agent of any such Declined Proceeds remaining after the second offer.

(iii)
Except as otherwise provided in Section 10.3, all amounts required to be paid pursuant to Section 4.3(a)(i) and Section 4.3(a)(ii) above shall be applied by the Agent as follows: (A) first, to the prepayment in full of Agent Advances,

(B) second, to the prepayment in full of the Swingline Loans, (C) third, to cash collateralize Letters of Credit, (D) fourth, to the prepayment in full of the Revolving Base Rate Loans and (E) fifth, to the prepayment in full of the Revolving Term Benchmark Loans (or Revolving RFR Loans to the extent then applicable).

(b)
No payment or prepayment made pursuant to this Section 4.3 shall, or shall be deemed to, effect or reduce any Commitment of any Lender or the aggregate Commitments of the Lenders.

4.4
Termination or Reductions of Facilities.

(a)
The Borrower may terminate this Agreement, upon at least three (3) Business Days’ notice to the Agent (who will distribute such notice to the Lenders), upon Full Payment of the Obligations and payment of amounts (if any) due under Section 5.4. Such notice may provide that such termination is contingent upon consummation of a contemplated refinancing or another transaction.

(b)
The Borrower may from time to time permanently reduce the Revolving Credit Commitments (and the Maximum Revolver Amount), as the case may be, on a pro rata basis based on the applicable Lenders’ respective Pro Rata Shares, upon at least three

(3) Business Days’ prior written notice to the Agent, which notice shall specify the amount of the reduction. Each reduction shall be in a minimum amount of $5,000,000 or an increment of $1,000,000 in excess thereof. If after giving effect to any reduction of the Revolving Credit Commitments, the Letter of Credit Subfacility or the Swingline Sublimit shall exceed the Revolving Credit Commitments at such time, each such Subfacility or sublimit, as the case may be, shall be automatically reduced by the amount of such excess and such reduction shall be accompanied by such payment (if any) as may be required to be made such that after giving effect to such payment the relevant aggregate Letters of Credit or Swingline Loans do not exceed the applicable Subfacility or sublimit as so reduced. Each reduction in the Revolving Credit Commitments shall be accompanied by such payment (if any) as may be required to avoid an Out-of-Formula Condition. It being understood and agreed that the Borrower may allocate any termination or reduction of Commitments among Classes of Commitments at its direction. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Revolving Credit Commitments if such termination would have resulted from a refinancing of all of the applicable Commitments, which refinancing shall not be consummated or otherwise shall be delayed.

4.5
Term Benchmark Loan Prepayments. In connection with any prepayment, if any Term Benchmark Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrower shall comply with Section 5.4.

4.6
Payments by the Borrower.

(a)
All payments to be made by the Borrower under this Agreement or the other Loan Documents shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders entitled thereto, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 2:00

p.m. (New York City time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

(b)
Subject to the provisions set forth in the definition of “Interest Period,” whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

4.7
Apportionment, Application and Reversal of Payments. Except as otherwise expressly provided herein, principal and interest payments shall be apportioned ratably among the Lenders to which such payment is owed (according to the unpaid principal balance of the Loans to which such payments owed are held by each such Lender) and payments of the fees shall, as applicable, be apportioned ratably (or other applicable share as provided herein) among the Lenders to which such payment is owed, except for fees payable solely to the Agent, any Arranger or the applicable Letter of Credit Issuer. Whenever any payment received by the Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Agent and applied by the Agent and the Lenders in the order of priority set forth in Section 10.3. If the Agent receives funds for application to the Obligations of the Obligors under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the Aggregate Revolver Outstandings at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any Term Benchmark Loan, except (a) on the expiration date of the Interest Period applicable to any such Term Benchmark Loan or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in such event, the Borrower shall pay any additional amounts required pursuant to Section 5.4.

4.8
Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations under this Agreement or the other Loan Documents, the Agent, any Lender, or any other Secured Party is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then such Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent, such Lender, or such other Secured Party, and the Borrower shall be liable to pay to the Agent, the Lenders, or such other Secured Party and hereby do indemnify the Agent, the Lenders, or such other Secured Party and hold the Agent, the Lenders, or such other Secured Party harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 4.8 shall be and remain effective notwithstanding any release of Collateral or guarantors, cancellation or return of Loan Documents, or other contrary action which may have been taken by the Agent, any Lender, or such other Secured Party in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent’s, the Lenders’, or such other Secured Party’s rights under this Agreement and the other Loan Documents and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.8 shall survive the repayment of the Obligations and termination of this Agreement.

4.9
Agent’s and Lenders’ Books and Records. The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all applicable outstanding Letters of Credit and the aggregate amount of Unpaid Drawings obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender’s Loans in its books and records. Failure by the Agent or any Lender to make such notation shall not affect the obligations of the Borrower with respect to the Loans or the Letters of Credit. The Borrower agrees that the Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttable presumptive proof thereof (absent manifest error), irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. Such statement shall be deemed correct, accurate, and binding on the Borrower and an account stated (absent manifest error and except for reversals and reapplications of payments made as provided in Section 4.7 and corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within 30 days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

ARTICLE V

TAXES, YIELD PROTECTION AND ILLEGALITY

5.1
Taxes.

(a)
Payments Free of Taxes. Unless otherwise required by applicable Law, all payments by or on behalf of an Obligor to a Lender or the Agent under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. If any applicable Withholding Agent shall be required by any applicable Law (as determined in the good faith discretion of such Withholding Agent) to deduct or withhold any Tax from any payment to a Recipient under this Agreement or any Loan Document, then (i) such Withholding Agent shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and (ii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Obligor shall be increased as necessary so that after all such required deductions and withholdings are made (including deductions and withholdings applicable to additional sums payable under this Section 5.1) the applicable Lender (or, in the case of a payment made to the Agent for its own account, the Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made. In addition, the Borrower shall pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, all Other Taxes when due.

(b)
Indemnification by Obligors. The Obligors agree jointly and severally to indemnify and hold harmless each Lender and the Agent for the full amount of Indemnified Taxes (including any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.1) paid or payable by any Lender or the Agent or required to be withheld or deducted from a payment to the Lender or the Agent and any reasonable and documented or invoiced out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor in accordance with Section 5.6. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(c)
Evidence of Payments. As soon as practicable after the date of any payment by an Obligor of Taxes to a Governmental Authority pursuant to this Section 5.1, the relevant Obligor shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Agent.

(d)
Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and Agent, at the time or times reasonably requested by the Borrower or Agent, such properly completed and executed documentation reasonably requested by the Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (d)(i), (ii) and

(iv) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Agent in writing of its legal ineligibility to do so. Without limiting the generality of the foregoing,

(i)
any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), two duly executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(ii)
any Lender that is not a U.S. Person shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Agent on or prior to the date on which such non-U.S. Person becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(A)
In the case of a Lender claiming the benefits of an income Tax treaty to which the United States in a Party (x) with respect to payments of interest under any Loan Document, two duly executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)
two duly executed copies of IRS Form W-8ECI;

(C)
in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) two duly executed copies of a certificate substantially in the form of Exhibit J-1 to the effect that such non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two duly executed copies of IRS Form W-8BEN or W-8BEN-E; or

(D)
to the extent a Lender is not the beneficial owner, two duly executed copies of IRS Form W-8IMY, accompanied by IRS Form W- 8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if such Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(iii)
any Lender that is not a U.S. Person shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the applicable Withholding Agent to determine the withholding or deduction required to be made; and

(iv)
if any payment made to a Lender under any Loan Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Notwithstanding anything to the contrary in this Section 5.1(d), a Lender shall not be required to deliver any documentation pursuant to this Section 5.1(d) that it is not legally eligible to deliver. Each Lender hereby authorizes the Agent to deliver to the Obligors and to any successor Agent any documentation provided by such Lender to the Agent pursuant to this Section 5.1(d).

(e)
Treatment of Certain Refunds. If any party determines, in its reasonable discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.1 (including by the payment of additional amounts pursuant to this Section 5.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.1 with respect to the Taxes giving rise to such refund), net of all reasonable and documented or invoiced out- of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.1(e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.1(e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.1(e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 5.1(e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f)
The Agent shall provide the Borrower with two duly completed original copies of, if it is a U.S. Person, IRS Form W-9 certifying that it is exempt from U.S. federal backup withholding, and, if it is not a U.S. Person, (1) IRS Form W-8ECI with respect to payments to be received by it as a beneficial owner and (2) IRS Form W-8IMY (together with required accompanying documentation) with respect to payments to be received by it on behalf of the Lenders, certifying that, for such purpose, it is a U.S. branch that has agreed to be treated as a U.S. person for U.S. federal tax purposes. Notwithstanding any other provision of this clause (f), the Agent shall not be required to deliver any documentation that such Agent is not legally eligible to deliver as a result of a Change in Law after the Agreement Date.

(g)
Definitions. For purposes of this Section 5.1, the term “Lender” includes any Letter of Credit Issuer and the Swingline Lender.

5.2
Illegality.

(a)
If as a result of any Change in Law occurring after the later of the Agreement Date or the date that a Lender became a party to this Agreement, has made it unlawful, or any central bank or other Governmental Authority has asserted after such date that it is unlawful, for such Lender or its applicable lending office to make Term Benchmark Loans, then, on notice thereof by that Lender to the Borrower through the Agent, any obligation of that Lender to make Term Benchmark Loans shall be suspended (and, if necessary to avoid such illegality, the Agent shall compute the Base Rate without reference to clause (c) in the definition of “Base Rate”) until that Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

(b)
If a Lender determines that, as a result of a Change in Law occurring after the later of the Agreement Date and the date such Lender became a party hereto, it is unlawful to maintain any Term Benchmark Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such Term Benchmark Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 5.4, either on the last day of the Interest Period, if that Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such Term Benchmark Loans. If the Borrower is required to so prepay any Term Benchmark Loans, then concurrently with such prepayment, the Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

5.3
Increased Costs and Reduction of Return.

(a)
If any Lender determines that due to any Change in Law occurring after the later of the Agreement Date or the date such Lender became a party to this Agreement, there shall be any increase in the cost (including Taxes) to such Lender of agreeing to make or making, funding, continuing, converting to or maintaining any Term Benchmark Loans (other than any increase in cost resulting from (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes”, or (iii) Connection Income Taxes), then, subject to clause (c) of this Section 5.3, the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

(b)
If any Lender shall have determined that due to any Change in Law in respect of any Capital Adequacy Regulation occurring after the later of the Agreement Date or the date such Lender became a party to this Agreement that affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and such Lender (taking into consideration such Lender’s or such corporation’s or other entity’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital or liquidity is required to be increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Agent, subject to clause (c) of this Section 5.3, the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

(c)
Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 5.3 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 5.3 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the event giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the event giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof). Notwithstanding any other provision herein, no Lender shall demand compensation pursuant to this Section 5.3 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances for similarly situated borrowers under comparable provisions of other credit agreements, if any.

5.4
Funding Losses. The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a)
the failure of the Borrower to borrow a Term Benchmark Loan and/or an RFR Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing;

(b)
the failure of the Borrower to continue a Term Benchmark Loan or convert a Loan into a Term Benchmark Loan after the Borrower has given (or is deemed to have given) a Notice of Continuation/Conversion; or

(c)
the prepayment or other payment (including after acceleration thereof) of any Term Benchmark Loans on a day that is not the last day of the relevant Interest Period or of any RFR Loan on a day that is not a SOFR Interest Payment Date (in each case, including, without limitation, any payment in respect thereof pursuant to Section 2.6(f)(ii), Section 5.8 or Section 12.1(b)),

including, without limitation, any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Term Benchmark Loans (but not in respect of lost profits) or from fees payable to terminate the deposits from which such funds were obtained.

5.5
Inability to Determine Rates.

(a)
Alternate Rate of Interest. Subject to clauses (b), and (c), below, if (i) the Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR or Term SOFR (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR or Daily Simple SOFR; or (ii) the Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, the Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or Loan) included in such Borrowing;

then the Agent shall give notice thereof to the Borrower and the Lenders as provided in Section 14.8 as promptly as practicable thereafter and, until (x) the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Notice of Continuation/Conversion in accordance with the terms of Section 3.2 or a new Notice of Borrowing in accordance with the terms of Section 2.4, any Notice of Continuation/Conversion that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Notice of Borrowing that requests a Term Benchmark Borrowing shall instead be deemed to be a Notice of Continuation/Conversion or a Notice of Borrowing, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 5.5(a)(i) or (ii) above or (y) a Base Rate Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 5.5(a)(i) or (ii) above and any Notice of Borrowing that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable, for a Base Rate Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Agent referred to in this Section 5.5(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Notice of Continuation/Conversion in accordance with the terms of Section 3.2 or a new Notice of Borrowing in accordance with the terms of Section 2.4, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 5.5(a)(i) or

(ii) above or (y) a Base Rate Loan if the Adjusted Daily Simple SOFR also is the subject of Section 5.5(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Agent to, and shall constitute a Base Rate Loan. Upon any such conversion pursuant to this clause (a), the Borrower shall also pay any additional amounts required pursuant to Section 5.4.

(b)
[reserved]

(c)
Benchmark Replacement Setting.

(i)
Benchmark Replacement. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and

(B) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)
Benchmark Replacement Conforming Changes. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)
Notices: Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 5.5(c)(iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.5(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 5.5(c).

(iv)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then- current Benchmark is a term rate (including the Term SOFR Reference Rate), and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is not or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)
Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted (A) any such request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a Base Rate Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event or (B) any such request for an RFR Borrowing into a request for a Base Rate Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 5.5(c), (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Agent to, and shall constitute, (x) an RFR

Loan so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a Base Rate Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Agent to, and shall constitute a Base Rate Loan.

5.6
Certificates of Agent. If the Agent or any Lender claims reimbursement or compensation under this Article V, the Agent or the affected Lender shall determine the amount thereof and shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Agent or the affected Lender, and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error; provided that, except for compensation under Section 5.1, the Borrower shall not be obligated to pay the Agent or such Lender any compensation attributable to any period prior to the date that is one hundred eighty

(180) days prior to the date on which the Agent or such Lender first gave notice to the Borrower of the circumstances entitling such Lender to compensation. The Borrower shall pay the Agent or such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

5.7
Survival. The agreements and obligations of the Borrower and each Recipient in this Article V shall survive the assignment of rights by, or the replacement of, a Lender, the repayment, satisfaction or discharge of all other Obligations and termination of this Agreement.

5.8
Assignment of Commitments Under Certain Circumstances. In the event (a) any Lender requests compensation pursuant to Section 5.3, (b) any Lender delivers a notice described in Section 5.2, (c) Holdings or any Obligor is required to pay additional amounts to any Lender or any Governmental Authority on account of any Lender pursuant to Section 5.1, (d) [reserved] or

(e) any Lender is a Defaulting Lender, the Borrower may, at its sole expense and effort (including with respect to the processing fee referred to in Section 12.2(a)), upon notice to such Lender and the Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 12.2), all of its interests, rights and obligations under the Loan Documents to an Eligible Assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such assignment shall not conflict with any Law or order of any court or other Governmental Authority having jurisdiction, (ii) except in the case of clause (d) or (e) above, no Event of Default shall have occurred and be continuing, (iii) the Borrower or such assignee shall have paid to such Lender in immediately available funds an amount equal to the sum of 100% of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Sections 5.1, 5.2, 5.3 and 5.4), (iv) such assignment is consummated within 180 days after the date on which the Borrower’s right under this Section 5.8 arises, in the case of any such assignment resulting from payments required to be made pursuant to Section 5.1, such assignment will result in a reduction in such payments thereafter and (v) if the consent of the Agent, any Letter of Credit Issuer or the Swingline Lender is required pursuant to Section 12.2, such consents are obtained; provided, further, that if prior to any such assignment the circumstances or event that resulted in such Lender’s request or notice under Section 5.2 or 5.3 or demand for additional amounts under Section 5.1, as the case may be, shall cease to exist or become inapplicable for any reason, or if such Lender shall waive its rights in respect of such circumstances or event under Section 5.1, 5.2 or 5.3, as the case may be, then such Lender shall not thereafter be required to make such assignment hereunder. In the event that a replaced Lender does not execute an Assignment and Acceptance pursuant to Section 12.2 within two Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 5.8 and presentation to such replaced Lender of an Assignment and Acceptance evidencing an assignment pursuant to this Section 5.8, the Borrower shall be entitled (but not obligated), upon receipt by the replaced Lender of all amounts required to be paid under this Section 5.8, to execute such an Assignment and Acceptance on behalf of such replaced Lender, and any such Assignment and Acceptance so executed by the Borrower, the replacement Lender and, to the extent required pursuant to Section 12.2, the Agent, shall be effective for purposes of this Section 5.8 and Section 12.2.

ARTICLE VI

BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

6.1
Books and Records. Holdings shall maintain, and shall cause the Borrower and each of the Restricted Subsidiaries to maintain, at all times, proper books and records and accounts prepared in conformity with GAAP consistently applied in respect of all material financial transactions and matters involving all material assets, business and activities of Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole. Holdings shall maintain, and shall cause each of the Restricted Subsidiaries to maintain, at all times books and records pertaining to the Collateral in such detail, form and scope as is consistent in all material respects with good business practice or consistent with past practice.

6.2
Financial Information. Holdings shall promptly furnish to the Agent (for further distribution to each Lender):

(a)
As soon as available, but in any event not later than one hundred and twenty

(120) days after the close of each Fiscal Year (for the avoidance of doubt, commencing with the Fiscal Year ending December 31, 2021), consolidated audited balance sheets, income statements and cash flow statements of the Consolidated Parties and, if different, Holdings and its Restricted Subsidiaries, for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for and as of the end of the previous Fiscal Year (or, in lieu of such audited financial statements of Holdings and its Restricted Subsidiaries, a detailed reconciliation, reflecting such financial information for Holdings and its Restricted Subsidiaries, on the one hand, and the Consolidated Parties, on the other hand), all in reasonable detail, fairly presenting in all material respects the financial position and the results of operations of the Consolidated Parties (and, if applicable, Holdings and its Restricted Subsidiaries) as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP in all material respects. Such consolidated statements shall be certified, reported on without a “going concern” or like qualification (other than (x) with respect to, or resulting from, the upcoming maturity of the Loans hereunder or (y) a prospective default under the Financial Covenant), or qualification arising out of the scope of the audit, by a firm of independent registered public accountants of recognized national standing selected by the Borrower. During a Covenant Trigger Period, such certified statements shall be delivered together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the

Consolidated Parties, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Event of Default under Section 10.1 (solely arising from a breach of the Financial Covenant) that has occurred and is continuing or, if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof (which certificate may be limited to the extent required by accounting rules or guidelines or customary internal policy of such accounting firm). Notwithstanding the foregoing, the obligations in this Section 6.2(a) may be satisfied with respect to financial information of the Consolidated Parties by furnishing (A) the applicable financial statements of Holdings (or any Parent Entity of Holdings) or (B) Borrower’s or Holdings’ (or any Parent Entity thereof), as applicable, Form 10-K filed with the SEC; provided that, with respect to each of clauses (A) and (B) above, (i) to the extent such information relates to Holdings (or such Parent Entity), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such Parent Entity), on the one hand, and the information relating to the Consolidated Parties on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under the first sentence of this Section 6.2(a), such statements shall be certified, reported on without a “going concern” or like qualification (other than (x) with respect to, or resulting from, the upcoming maturity of the Loans hereunder or (y) a prospective default under the Financial Covenant), or qualification arising out of the scope of the audit, by a firm of independent registered public accountants of recognized national standing selected by Holdings (or such Parent Entity). In addition, together with the Financial Statements required to be delivered pursuant to this Section 6.2(a), Holdings shall deliver a customary “management’s discussion and analysis of financial condition and results of operations” with respect to the periods covered by such Financial Statements.

(b)
As soon as available, but in any event not later than forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year, commencing with the Fiscal Quarter ending March 31, 2022, consolidated unaudited balance sheets of the Consolidated Parties and, if different, Holdings and its Restricted Subsidiaries, as at the end of such Fiscal Quarter, and consolidated unaudited income statements and cash flow statements for the Consolidated Parties, and, if different from Holdings and its Restricted Subsidiaries for such Fiscal Quarter and for the period from the beginning of the Fiscal Year to the end of such Fiscal Quarter, setting forth, in each case, in reasonable detail, in comparative form, the figures for and as of the corresponding period in (i) the prior Fiscal Year and (ii) the annual forecast for such Fiscal Year delivered pursuant to clause (d) below (or, in lieu of such Financial Statements of Holdings and its Restricted Subsidiaries, a detailed reconciliation, reflecting such financial information for Holdings and its Restricted Subsidiaries, on the one hand, and the Consolidated Parties on the other hand), and prepared in all material respects in conformity with GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments and to the absence of footnotes and certified by a Responsible Officer of Holdings as being complete and correct in all material respects in conformity with GAAP, prepared in reasonable detail in accordance with GAAP in all material respects consistently applied and fairly presenting in all material respects the Consolidated Parties’ (and, if applicable, Holdings and its Restricted Subsidiaries’) financial position as at the dates thereof and their results of operations for the periods then ended, subject to changes resulting from normal year-end audit adjustments and to the absence of footnotes. Notwithstanding the foregoing, the obligations in this Section 6.2(b) may be satisfied with respect to financial information of the Consolidated Parties by furnishing (A) the applicable Financial Statements of Holdings (or any Parent Entity thereof) or (B) the Borrower’s or Holdings’ (or any Parent Entity thereof), as applicable, Form 10-Q filed with the SEC; provided that, with respect to each of clauses (A) and (B), to the extent such information relates to Holdings (or any such Parent Entity), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such Parent Entity), on the one hand, and the information relating to the Consolidated Parties on a standalone basis, on the other hand. In addition, together with the Financial Statements required to be delivered pursuant to this Section 6.2(b), Holdings shall deliver a customary “management’s discussion and analysis of financial condition and results of operations” with respect to the periods covered by such Financial Statements.

(c)
[Reserved].

(d)
Concurrently with the delivery of the annual audited Financial Statements pursuant to Section 6.2(a) (commencing with the Fiscal Year ending December 31, 2021) and the quarterly Financial Statements pursuant to Section 6.2(b) (commencing with the Fiscal Quarter ending March 31, 2022), a duly completed Compliance Certificate signed by a Responsible Officer of Holdings and including setting forth a reasonably detailed calculation of the Fixed Charge Coverage Ratio, regardless of whether a Covent Trigger Period is then in effect, and Liquidity.

(e)
(i) to the extent that no Debt, or commitments with respect thereto, are outstanding under Section 8.12(r) hereof, as soon as available, but in any event not later than the date of delivery of the annual audited Financial Statements pursuant to Section 6.2(a) or (ii) at all other times, as soon as available, but in any event not later than forty-five (45) days after the end of each Fiscal Year (commencing with the date of delivery of such Financial Statements for the Fiscal Year ending December 31, 2022), annual forecasts (to include forecasted consolidated balance sheets, income statements and cash flow statements, Borrowing Base and Availability) for Holdings and its Restricted Subsidiaries as at the end of and for each Fiscal Quarter of such Fiscal Year.

(f)
Subject to applicable Laws and confidentiality restrictions, promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by Holdings or any of its Restricted Subsidiaries with the SEC under the Exchange Act or any other similar regulatory or Governmental Authority of any jurisdiction, and all material reports, notices, or statements sent or received by Holdings or any of its Restricted Subsidiaries to or from the holders of any Material Indebtedness of Holdings or any of its Restricted Subsidiaries registered under the Securities Act of 1933 or any other similar Laws in any jurisdiction (other than, in each such case, amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Agent for further delivery to the Lenders), exhibits to any registration statement and, if applicable, any registration statements on Form S-8 and other than any filing filed confidentially with the SEC or any analogous Governmental Authority in any relevant jurisdiction).

(g)
(i) to the extent that no Debt, or commitments with respect thereto, are outstanding under Section 8.12(r) hereof, thirty (30) days after the end of each Fiscal Quarter, a quarterly report in the form attached hereto as Exhibit L or (ii) at all other times, within thirty (30) days after the end of each month, a monthly report in the form attached hereto as Exhibit L.

(h)
Concurrently with the execution, receipt or delivery thereof (but without duplication of any notices provided to Agent and Lenders under this Agreement), (i) copies of all material notice (including, without limitation, default notices), reports (including, without limitation, borrowing base reports), statements or other material information that Holdings or any of its Restricted Subsidiaries executes, receives or delivers in connection with any Debt under the Term Facility, Subordinated Debt, Junior Debt or Material Indebtedness and (ii) copies of any amendments, restatements, supplements or other modifications, waivers, consents or forbearances that Holdings or any of its Restricted Subsidiaries executes, receives or delivers with respect to the definitive legal documentation for any Term Facility Indebtedness, Subordinated Debt, Junior Debt or Material Indebtedness; provided that the First Financial Loan Documents shall not be subject to the notice requirements of this clause (h).

(i)
Subject to applicable Laws and confidentiality restrictions set forth in this Agreement, (i) such additional information as the Agent or any Lender may from time to time reasonably request regarding the business, legal, or financial condition of Holdings and its Restricted Subsidiaries, taken as a whole and (ii) such additional information and documentation reasonable requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.

(j)
Upon the request of the Agent or the Required Lenders, the Borrower shall make its Chief Financial Officer or another suitable member of management in Borrower’s reasonable discretion available for a management call with the Agent and the Lenders at such time (but, so long as neither a Cash Dominion Period nor an Event of Default shall have occurred and be continuing, not more frequently than once during every two full Fiscal Quarters) as may be agreed to by the Borrower and the Agent or the Required Lenders.

(k)
Documents required to be delivered pursuant to Section 6.2(a), (b), (c), (f),
(l)
and (m) (to the extent any such documents are included in materials otherwise filed with the SEC or any similar regulator or Governmental Authority of any jurisdiction) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s or Holdings’ behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that the Borrower or Holdings shall notify the Agent (by facsimile or electronic mail) of the posting of any such documents and shall deliver paper copies of such documents to the Agent or any Lender that so requests.

(l)
Promptly, and in any event within five (5) Business Days after the occurrence of the U.S. Well Merger Closing Date, notice of the consummation of the U.S. Well Merger.

(m)
Promptly, and in any event within five (5) Business Days after the occurrence of the Signal Peak Closing Date, notice of the consummation of the Signal Peak Acquisition.

(n)
Promptly, and in any event within five (5) Business Days after the consummation Monarch Acquisition Closing Date, notice of the consummation of the Monarch Acquisition and executed copies of the material Monarch Acquisition Documents.

(o)
Promptly, and in any event within five (5) Business Days after the consummation REV Energy Acquisition Closing Date, notice of the consummation of the REV Energy Acquisition and executed copies of the material REV Energy Acquisition Documents.

(p)
Promptly, and in any event within five (5) Business Days after the consummation Performance Proppants Acquisition Closing Date, notice of the consummation of the Performance Proppants Acquisition and executed copies of the material Performance Proppants Acquisition Documents not otherwise delivered to Agent on or prior to the Fourth Amendment Effective Date.

6.3
Notices to the Agent. The Borrower shall notify the Agent (for further distribution to the Lenders) in writing of the following matters at the following times:

(a)
Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any Default or Event of Default.

(b)
Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any claim, action, suit, or proceeding, by any Person, or any investigation by a Governmental Authority, in each case affecting Holdings or any of its Restricted Subsidiaries and which would reasonably be expected to have a Material Adverse Effect.

(c)
Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any violation of any Law (including any Environmental Law), statute, regulation, or ordinance of a Governmental Authority affecting Holdings or any of its Restricted Subsidiaries, which, in any case, would reasonably be expected to have a Material Adverse Effect.

(d)
Any change in Holdings’ or any Obligor’s state of incorporation or organization, name as it appears in the state of its incorporation or other organization, type of entity, organizational identification number, or form of organization, each as applicable, in each case at least no later than ten (10) Business Days (or such longer period to which the Agent may agree in its discretion) after the occurrence of any such change.

(e)
Promptly, and in any event within fifteen (15) Business Days, after a Responsible Officer of Holdings, the Borrower or any ERISA Affiliate knows that an ERISA Event has occurred or is reasonably expected to occur, that, alone or with another ERISA Event that has occurred or is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect, and any action taken (or threatened in writing) by the IRS, the DOL, the PBGC or the Multiemployer Plan sponsor with respect thereto; provided, however, in the event of a Reportable Event, the Borrower shall notify the Agent by the later of fifteen (15) Business Days and the date on which notification is required to be provided to the PBGC pursuant to Section 4043(a) of ERISA.

(f)
Upon reasonable request, with respect to any Multi-employer Plan, (A) any documents described in Section 101(k) of ERISA that Holdings, the Borrower or any ERISA Affiliate may request and (B) any notices described in Section 101(l) of ERISA that Holdings, the Borrower or any ERISA Affiliate may request; provided that if Holdings, Borrower or ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multi-employer Plan, Holdings, the Borrower or ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

(g)
Within fifteen (15) Business Days after the occurrence of the assumption or establishment of any new Pension Plan or Multi-employer Plan, or the commencement of contributions to any Pension Plan or Multi-employer Plan, to which Holdings, the Borrower or any ERISA Affiliate was not previously contributing, which in any event could reasonably be expected to have a Material Adverse Effect.

(h)
Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any event or circumstance which would reasonably be expected to have a Material Adverse Effect.

(i)
Unless otherwise publicly disclosed in an annual or quarterly report filed by the Borrower or any Parent Entity with the SEC under the Exchange Act, promptly after any material change in accounting policies or financial reporting practices (including as a result of a change in GAAP or the application thereof) by Holdings or any Restricted Subsidiary thereof.

(j)
Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any action, suit or proceeding pursuant to which a holder of any Lien on any Accounts or Inventory of an Obligor makes a claim with respect to any such Accounts or Inventory but only if the Accounts or Inventory that are the subject of such claim have a Fair Market Value in excess of $1,000,000.

(k)
Within five (5) Business Days after any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification.

(l)
Promptly after the completion thereof, notice of the completion of any fleet of hydraulic fracturing equipment, including, without limitation, the identity of such fleet and the initial location to which such fleet will be deployed; provided that no such notice shall be required to the extent that no Debt, or commitments with respect thereto, are outstanding under Section 8.12(r) hereof.

(m)
Each notice given under this Section 6.3 shall be accompanied by a statement of a Responsible Officer describing the subject matter thereof in reasonable detail and setting forth the action that Holdings, its applicable Subsidiary, or ERISA Affiliate has taken or proposes to take with respect thereto.

Borrower agrees to deliver a Borrowing Base Certificate as and when applicable pursuant to the provisions of clause (t) from the definition of “Permitted Disposition” (set forth herein) and Sections 6.4(a), 8.9, 8.26, and 9.1(i), as applicable.

6.4
Collateral Reporting.

(a)
The Borrower will furnish to the Agent (for further distribution to each Lender) a Borrowing Base Certificate prepared as of the last Business Day of each calendar month (commencing with the calendar month ending February 28, 2022) and delivered to the Agent (for further distribution to the Lenders) by the close of business on the 20th Business Day of the following calendar month. The Borrower acknowledges and agrees that while a Collateral Reporting Period is in effect, the Borrower will furnish to the Agent (for further distribution to each Lender) Borrowing Base Certificates prepared as of the last Business Day of each calendar week during such Collateral Reporting Period and delivered to the Agent (for further distribution to the Lenders) by the close of business on the Wednesday of the following week (with any such weekly Borrowing Base Certificate to be computed according to a method reasonably specified by the Agent after consultation with the Borrower). In the event that the Obligors dispose (whether through Disposition, merger, amalgamation, Investment, Distribution or otherwise (including any other transaction permitted pursuant to Section 8.9), designation of an Unrestricted Subsidiary, or otherwise) of Current Asset Collateral that by a Borrower or Guarantor with a value individually or in the aggregate of greater than 5.0% of the Borrowing Base based on the most recently delivered Borrowing Base Certificate and such disposition is to a non- Obligor and conducted outside the ordinary course of business, then Borrower shall be required, prior to consummation of such disposition to deliver to Agent an updated Borrowing Base Certificate that reflects the removal of the applicable assets from the Borrowing Base.

(b)
The Borrower will furnish to the Agent (and the Agent shall further distribute to each Lender that has made a request for such information through the Agent), in such detail as the Agent shall reasonably request, as soon as reasonably practical following the Agent’s request from time to time, such reports as to the Accounts, and the Inventory of the Obligors as the Agent shall reasonably request from time to time.

(c)
If any of the Borrower’s or Guarantor’s records or reports of the Collateral, Accounts or Inventory are prepared by an accounting service or other agent, such Obligor hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent.

(d)
The Borrower will furnish to the Agent (and the Agent shall further distribute to each Lender that has made a request for such information through the Agent) each of the reports set forth on Schedule 6.4 at the times specified therein.

ARTICLE VII

GENERAL WARRANTIES AND REPRESENTATIONS

Holdings and the Borrower each warrants and represents to the Agent and the Lenders on the Closing Date and on the date of each Borrowing that:

7.1
Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Holdings and each Obligor party to this Agreement and the other Loan Documents has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant the Collateral Agent’s Liens. Holdings and each Obligor party to this Agreement and the other Loan Documents has taken all necessary corporate, limited liability company or partnership, as applicable, action (including obtaining approval of its shareholders, if necessary) to authorize its execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by Holdings and each Obligor party thereto, and constitute the legal, valid and binding obligations of Holdings and each such Obligor, enforceable against it in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, winding up, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at Law) and an implied covenant of good faith and fair dealing. Holdings’ and each Obligor’s execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, do not (x) conflict with, or constitute a violation or breach of, the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument to which Holdings, such Obligor or any of its Restricted Subsidiaries is a party or which is binding upon it, (b) any Requirement of Law applicable to Holdings, such Obligor or any of its Restricted Subsidiaries, or (c) any Charter Documents of Holdings, such Obligor or any of its Restricted Subsidiaries, in each case, with respect to clauses (a), (b) and (c) of this sentence, in any respect that would reasonably be expected to have a Material Adverse Effect or (y) result in the imposition of any Lien (other than the Liens created by the Security Documents) upon the property of Holdings, such Obligor or any of its Restricted Subsidiaries by reason of any of the foregoing other than pursuant to the Intercreditor Agreement.

7.2
Validity and Priority of Security Interest. Upon execution and delivery thereof by the parties thereto, the applicable Security Documents will be effective to create legal and valid first priority Liens on all the Collateral (other than with respect to the Fixed Asset Collateral, in which case the applicable Security Documents will be effective to create legal and valid second priority Liens in favor of the Collateral Agent for the benefit of the Secured Parties) in favor of the Collateral Agent for the benefit of the Secured Parties, in each case, subject to the terms of any applicable Intercreditor Agreement and other Permitted Liens permitted to be senior to the Liens securing the Obligations and to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, winding up, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at Law) and an implied covenant of good faith and fair dealing and, upon the taking of such actions when and to the extent required under the Security Documents or this Agreement, but subject to any exceptions in regards to taking any actions and limitations in regards to the scope, perfection and priority of Collateral Agent’s Lien in the assets of Holdings and its Restricted Subsidiaries as set forth therein or in the definition of “Collateral and Guarantee Requirement”, such Liens

(a) constitute perfected Liens on all of the applicable Collateral, (b) have priority over all other Liens on the Collateral, subject to Permitted Liens and the provisions of any Intercreditor Agreement then in existence, and (c) are enforceable against each Obligor, as applicable, granting such Liens.

7.3
Organization and Qualification. Holdings and each Restricted Subsidiary (a) is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and to own its property, except where the failure to have such power and authority would not reasonably be expected to have a Material Adverse Effect.

7.4
Subsidiaries; Stock. As of the Fourth Amendment Effective Date, Schedule 7.4 contains a correct and complete list of Holdings and its Subsidiaries, including (a) jurisdiction of organization, (b) the form of organization, (c) identification number of such Person in its jurisdiction of organization, if any, (d) the address of each Person’s chief executive office and
(e)
each jurisdiction where such Person is qualified to do business. The Stock of Holdings and its Subsidiaries is free and clear of all Liens (other than, statutory Permitted Liens, if applicable) and has been duly authorized and validly issued in compliance with all applicable federal, state and other Laws and is fully paid and non-assessable (except to the extent such concepts are not applicable under the applicable Law of such Subsidiary’s jurisdiction of formation). Except as set forth on Schedule 7.4, in each case as of the First Amendment Effective Date, there is no existing option, warrant, call, right, commitment or other agreement (including, without limitation, preemptive rights) to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Stock of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional membership interests or other Stock of Holdings or any of its Subsidiaries or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Stock of Holdings or any of its Subsidiaries. Schedule 7.4 correctly sets forth the ownership interest of Holdings, the Borrower and each of their respective Subsidiaries as of the Fourth Amendment Effective Date. As of the Fourth Amendment Effective Date, the Obligors have no equity investments in any other Person other than those specifically disclosed in Schedule 8.11 (as updated on the Fourth Amendment Effective Date). The copies of the Organization Documents of each Obligor and each amendment thereto provided pursuant to Section 9.1 are true and correct copies of each such document as of the Agreement Date, each of which is valid and in full force and effect as of the Agreement Date.

7.5
Financial Statements and Borrowing Base.

(a)
Holdings has delivered to the Agent (for further distribution to the Lenders) the Historical Financial Statements. The Historical Financial Statements, including the schedules and notes thereto, if any, have been prepared in reasonable detail in accordance with GAAP consistently applied throughout the periods covered thereby (except as approved by a Responsible Officer of Holdings, and disclosed in any such schedules and notes or otherwise disclosed to the Agent prior to the Agreement Date) and present fairly, in all material respects, the Consolidated Parties’ financial position as at the dates thereof and their results of operations for the periods then ended, subject, in the case of such unaudited Financial Statements, to changes resulting from normal year-end audit adjustments and to the absence of footnotes.

(b)
The latest Borrowing Base Certificate furnished to the Agent pursuant to Section 6.4(a) presents accurately and fairly in all material respects the Borrowing Base and the calculation thereof as at the date thereof.

Each Lender and the Agent hereby acknowledges and agrees that Holdings and its Subsidiaries may be required to restate the Historical Financial Statements as the result of the implementation of changes in GAAP or the interpretation thereof, and that such restatements will not result in a Default under the Loan Documents (including any effect on any conditions required to be satisfied on the Closing Date) to the extent that the restatements do not reveal any material omission, misstatement or other material inaccuracy in the reported information from actual results for any relevant prior period.

7.6
Solvency. On the Closing Date and after giving effect to the Transactions to be consummated on the Closing Date, Holdings and its Subsidiaries, on a consolidated basis, are Solvent.

7.7
Property. Each Obligor and each of its Restricted Subsidiaries has good and defensible title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Permitted Liens and except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

7.8
Intellectual Property. The conduct of the businesses of Holdings and each of its Restricted Subsidiaries (including their use of Intellectual Property) does not infringe upon, misappropriate or violate the Intellectual Property of any other Person, and, to the knowledge of Holdings and the Borrower, no other Person is infringing or violating their own Intellectual Property, in each case except as would not reasonably be expected to have a Material Adverse Effect. Holdings and each of its Restricted Subsidiaries owns or is licensed or otherwise has the right to use all Intellectual Property that is used or held for use in or is otherwise reasonably necessary for the operation of its businesses as presently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

7.9
Litigation. There is no pending, or to Holdings’ or the Borrower’s knowledge, threatened, action, suit, proceeding, or counterclaim by any Person, or to Holdings’ or the Borrower’s knowledge, investigation by any Governmental Authority, which, in any case, has a reasonable likelihood of being adversely determined and if so adversely determined, either

(a) would reasonably be expected to have a Material Adverse Effect or (b) relates directly to any of the Loan Documents.

7.10
Labor Disputes. There is no strike, work stoppage, unfair labor practice claim, or other labor dispute pending or, to Holdings’ or the Borrower’s knowledge, reasonably expected to be commenced against Holdings or any of its Restricted Subsidiaries, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

7.11
Environmental Laws. Except for any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(a)
Holdings and its Restricted Subsidiaries and each of their respective facilities, locations and operations are and, to the Borrower’s knowledge, within the past three (3) years have been in compliance with all Environmental Laws.

(b)
Each of Holdings and its Restricted Subsidiaries have obtained all required permits under Environmental Laws necessary for their current facilities and operations, all such permits are valid and in full force and effect, each of Holdings and its Restricted Subsidiaries is in compliance with all terms and conditions of such permits and none of such permits is, as of the Closing Date, subject to any pending proceedings or other actions (or to Borrower’s knowledge, any threatened proceedings or other actions) for violation, modification or revocation of such permits.

(c)
(i) Neither Holdings nor any of its Restricted Subsidiaries, nor to Holdings’ or the Borrower’s knowledge any of its predecessors in interest with respect to the Real Estate or any other location at which Holdings, any of the Restricted Subsidiaries or Borrower conducts or has conducted its business or operations, has stored, treated or released any Contaminant except in compliance with Environmental Laws at any location,

(ii) neither Holdings nor any Restricted Subsidiary nor any of the presently owned or leased Real Estate or presently conducted operations, nor, to any of Holdings’ or the Borrower’s knowledge, its previously owned or leased Real Estate or prior operations, is subject to any pending proceeding or other action under any Environmental Law, and (iii) neither Borrower nor Holdings has any knowledge of any threatened proceeding or reasonable basis for, any alleged non-compliance, claim or liability arising out of or in connection with any Environmental Law (including from any Release or threatened Release of a Contaminant).

(d)
None of the present or, to Holdings or the Borrower’s knowledge, former operations, and none of the real estate interests of Holdings or any of its Restricted Subsidiaries, is subject to any investigation by any Governmental Authority against or involving Holdings or any of its Restricted Subsidiaries, evaluating whether, or alleging that, any investigation or remedial action is needed to respond to a Release or threatened Release of a Contaminant or the presence of a Contaminant attributed to, or alleged to have been attributed to Holdings or any of its Restricted Subsidiaries or any predecessors thereof, or of any of their operations.

7.12
No Violation of Law. Neither Holdings, nor any of its Restricted Subsidiaries is in violation of any Law, judgment, order or decree applicable to it, where such violation would reasonably be expected to have a Material Adverse Effect.

7.13
No Default. No Default or Event of Default has occurred and is continuing.

7.14
ERISA Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect:

(a)
Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law. The Borrower, each Guarantor and each ERISA Affiliate, as applicable, has made all required contributions to any Pension Plan subject to Section 412 or 430 of the Code or Section 302 or 303 of ERISA or other applicable laws when due, and no application for a funding waiver or an extension of any amortization period (pursuant to Section 412 of the Code, or otherwise) has been made with respect to any Pension Plan.

(b)
There are no pending or, to the best knowledge of Holdings and the other Obligors, threatened, claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan.

(c)
(i) No ERISA Event has occurred or is reasonably expected to occur,

(ii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan and (iii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

7.15
Taxes. Holdings and each of its Restricted Subsidiaries have filed all federal, state, and other material Tax returns required to be filed by them, and have paid all Taxes and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable by them (including in their capacity as a withholding agent), other than Taxes
(i)
the failure of which to pay, in the aggregate, would not have a Material Adverse Effect or
(ii)
that are being contested in good faith and by the appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. There are no current, pending or proposed Tax deficiencies, assessments or other claims against Holdings or any Restricted Subsidiary that would reasonably be expected to, in the aggregate, have a Material Adverse Effect.

7.16
Investment Company Act. None of Holdings, or any Restricted Subsidiary of Holdings, is an “Investment Company,” or a company “controlled” by an “Investment Company” within the meaning of the Investment Company Act of 1940, as amended.

7.17
Use of Proceeds. The proceeds of the Loans are to be used solely to finance ongoing working capital needs and for other general corporate purposes (including Permitted

Acquisitions and other Permitted Investments, Permitted Distributions and the repayment or prepayment of Debt, in each case to the extent not prohibited pursuant to the terms hereof) of Holdings, the Borrower and its Restricted Subsidiaries.

7.18
Margin Regulations. As of the Closing Date, none of the Collateral is comprised of any Margin Stock. None of Holdings or any Obligor is engaged, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock (within the meaning of Regulation U issued by the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U or Regulation X of Federal Reserve Board.

7.19
No Material Adverse Change. No Material Adverse Effect has occurred since December 31, 2020.

7.20
Full Disclosure. (a) None of the information or data (taken as a whole) heretofore or contemporaneously furnished by Holdings, the Borrower, any of their respective Restricted Subsidiaries or any of their respective authorized representatives in writing to the Agent, the Collateral Agent, any Arranger or any Lender on or before the Closing Date for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time (after giving effect to all supplements so furnished prior to such time) in light of the circumstances under which such information or data was furnished; it being understood and agreed that for purposes of this Section 7.20, such information and data shall not include projections (including financial estimates, forecasts and other forward-looking information), pro forma financial information or information of a general economic or general industry nature. The projections contained in the information and data referred to in this Section 7.20 were prepared in good faith based upon assumptions believed by Holdings and the Borrower to be reasonable at the time made and at the time delivered; it being recognized by the Agent, the Collateral Agent and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings, the Borrower and the Restricted Subsidiaries, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

(b) The information included in the Beneficial Ownership Certification most recently delivered to the Agent and the Lenders hereunder is true and correct in all material respects.

7.21
Government Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Holdings or any of its Restricted Subsidiaries of this Agreement or any other Loan Document, other than (i) those that have been obtained or made and are in full force and effect, (ii) those required to perfect the Liens created pursuant to the Security Documents, and
(iii)
where failure to obtain, effect or make any such approval, consent, exemption, authorization,

or other action, notice or filing would not reasonably be expected to have a Material Adverse Effect.

7.22
Anti-Terrorism Laws.

(a)
None of Holdings, nor any of its Restricted Subsidiaries nor, to the knowledge of Holdings or any of its Restricted Subsidiaries, any of their respective officers, directors, or employees is in violation of any applicable Anti-Terrorism Law, or engages in any transaction that attempts to violate, or otherwise evades or avoids (or has the purpose of evading or avoiding) any prohibitions set forth in any applicable Anti- Terrorism Law.

(b)
The use of proceeds of the Loans will not violate any applicable Anti- Terrorism Laws.

7.23
FCPA. No part of the proceeds of the Loans or the Letters of Credit will be used, directly, or, to the knowledge of the Borrower, indirectly, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or other applicable anti-corruption laws or anti-money laundering laws.

7.24
Sanctioned Persons.

(a)
None of Holdings, nor any Restricted Subsidiary nor, to the knowledge of Holdings, or any of its Restricted Subsidiaries, any officer, director or employee thereof is currently the target of any U.S. sanctions administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Treasury Department or the U.S. Department of State. None of Holdings, nor any of its Restricted Subsidiaries nor, to the knowledge of Holdings or any of its Restricted Subsidiaries, any of their respective officers, directors or employees

(a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.

(b)
The Borrower will not directly or, to its knowledge after due care and inquiry, indirectly, use the proceeds of the Loans or Letters of Credit in any manner that will result in a violation of any Sanctions or to make payments to, or fund any operation or activities of, any Sanctioned Persons or Sanctioned Entities.

7.25
Designation of Senior Debt. The Obligations are “Designated Senior Debt” (or any similar term) under the terms of the documentation governing any Subordinated Debt.

7.26
Insurance. The properties of Holdings and its Subsidiaries are insured with financially sound insurance companies that are not Affiliates of the Borrower (other than an Affiliated Insurance Entity), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Holdings or the applicable Subsidiary operates, provided that it is agreed that the insurance on AG PSC Funding, LLC and its property as of the Second Amendment Effective Date satisfies this Section 7.26.

ARTICLE VIII

AFFIRMATIVE AND NEGATIVE COVENANTS

Holdings, the Borrower and each Guarantor covenant to the Agent and each Lender that, from and after the Closing Date, so long as any of the Commitments are outstanding and until Full Payment of the Obligations:

8.1
Taxes. Holdings and the Borrower shall, and shall cause each of Holdings’ Restricted Subsidiaries to, (a) file when due (after giving effect to any valid extensions for the payment thereof) all federal, state and other material Tax returns that it is required to file and

(b) pay, or provide for the payment of, when due (after giving effect to any valid extensions for the payment thereof), all Taxes imposed upon it or upon its property, income and franchises (including in its capacity as a withholding agent); provided, however, neither Holdings nor any of its Restricted Subsidiaries need pay any Tax described in this Section 8.1 as long as (i) such Tax is being contested in good faith and by the appropriate proceedings and adequate reserves have been established for such Tax in accordance with GAAP or (ii) the failure to pay, or provide for payment of such Tax would not reasonably be expected to have a Material Adverse Effect.

8.2
Legal Existence and Good Standing. Holdings and the Borrower shall, and shall cause each of Holdings’ Restricted Subsidiaries to, maintain (a) its legal existence and good standing in its jurisdiction of organization, and (b) its qualification and good standing in all other jurisdictions necessary or desirable in the ordinary course of business of Holdings or such Restricted Subsidiary except, in the case of clause (a) (other than with respect to the Borrower) or clause (b) of this Section 8.2, in such cases where the failure to maintain its existence, qualification or good standing would not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and the Restricted Subsidiaries may consummate any transaction permitted under any of Section 8.8, 8.9 or 8.11.

8.3
Compliance with Law; Maintenance of Licenses. Holdings and the Borrower shall comply, and shall take all reasonable action to cause each of Holding’s Restricted Subsidiaries to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act, all Anti-Terrorism Laws, all Environmental Laws, Laws administered by OFAC and the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder), except where noncompliance would not reasonably be expected to have a Material Adverse Effect. Holdings and the Borrower shall, and shall cause each of Holdings Restricted Subsidiaries to take all reasonable action to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business, except where the failure to so obtain and maintain such licenses, permits, franchises, and governmental authorizations would not reasonably be expected to have a Material Adverse Effect.

8.4
Maintenance of Property, Inspection; Field Examinations.

(a)
Holdings and the Borrower shall, and shall cause the Restricted Subsidiaries to, maintain all of its material property necessary and useful in the conduct of its business, taken as a whole, in good operating condition and repair (or, in the case of Inventory, in saleable, useable or rentable condition), ordinary wear and tear and Casualty Events excepted, except, in each case, to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)
Holdings and the Borrower shall, and shall cause the Restricted Subsidiaries to, permit representatives and independent contractors of the Agent and/or the Collateral Agent (at the expense of the Borrower) to visit and inspect any of Holdings’, the Borrower’s or any Restricted Subsidiaries’ properties (to the extent it is within such Person’s control to permit such inspection), to examine Holdings’ and its Restricted Subsidiaries’ corporate, financial and operating records, and make copies thereof or abstracts therefrom, to examine and audit the Collateral (to the extent it is within such Person’s control to permit such examination and audit and subject to the limitations otherwise set forth in this Section 8.4), and to discuss Holdings’ and its Restricted Subsidiaries’ affairs, finances and accounts with their respective directors, officers and independent public accountants, at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower (and subject, in the case of any such meetings or advice from such independent public accountants, to such accountants’ customary policies and procedures); provided, however, excluding any such visits and inspections during the continuation of an Event of Default and without in any way limiting the rights of the Agent and/or the Collateral Agent set forth herein, neither the Agent nor the Collateral Agent shall exercise such rights more often than once during any calendar year absent the existence of an Event of Default at the Borrower’s expense; and provided, further, that when an Event of Default exists, the Agent and the Collateral Agent (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Agent and the Collateral Agent shall give the Borrower the opportunity to participate in any discussions with Holdings’ or any of its Restricted Subsidiaries’ independent public accountants. Notwithstanding anything to the contrary in Article VI or any other provisions set forth herein, none of Holdings, the Borrower or any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter

(i) that constitutes non-financial trade secrets or non-financial proprietary information,

(ii) in respect of which disclosure to the Agent, the Collateral Agent or any Lender (or their respective representatives or contractors) is prohibited by applicable Law or any binding agreement with a non-affiliate, or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product. The Agent and the Collateral Agent may carry out investigations, field examinations and reviews of each Obligor’s property (including field audits conducted by the Agent and the Collateral Agent or at their direction, each, a “Field Examination”) at the expense of the Borrower and appraisals of the Obligors’ Inventory performed by an appraiser selected by the Agent in its Reasonable Credit Judgment (each an “Appraisal”) at the expense of the Borrower and, absent the continuance of an Event of Default, during each period of twelve (12) consecutive calendar months commencing on or after the Agreement Date, the Agent and the Collateral Agent may, collectively, carry out, at the Borrower’s expense, one (1) Field Examination and one (1) Appraisal; provided, however, that notwithstanding the limitations in the foregoing clause, (i) a during any such year during which Availability has been less than the greater of $40,000,000 and 20.0% of the Maximum Credit for five (5) consecutive Business Days, the Agent and the Collateral

Agent may, collectively, carry out, at the Borrower’ expense, an additional one (1) Field Examination and an additional one (1) Appraisal during such year at the expense of Borrower, and (ii) at any time during the continuation of an Event of Default, the Agent and/or the Collateral Agent may carry out, at the Borrower’s expense, additional Field Examinations and Appraisals as frequently as determined by the Agent and/or the Collateral Agent in their respective reasonable discretion.

8.5
Insurance.

(a)
Holdings and the Borrower shall, and shall cause the Restricted Subsidiaries to, maintain with financially sound insurance companies, insurance on (or self-insure in such amounts and against such risks; provided that no such insurance or self-insurance shall be provided by any Obligor or any Affiliate of the Borrower other than an Affiliated Insurance Entity, which Affiliated Insurance Entity may provide insurance policies or products to Holdings and its Restricted Subsidiaries (i) in an amount not to exceed

$10,000,000 per incident and (ii) in an aggregate underwritten amount not to exceed, at any one time, $10,000,000 (unless the aggregate underwritten amount in excess of

$10,000,000 is reinsured by a bona fide financially sound reinsurer that is not an Affiliate of the Borrower or any such Affiliated Insurance Entity)) all property material to the business of Holdings and its Restricted Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including, in any event, public liability, casualty, hazard, theft, product liability and business interruption) as are customarily insured against by companies of established reputation engaged in the same or similar business and in the same general area as Holdings, the Borrower and the Restricted Subsidiaries, all as determined in good faith by Holdings, the Borrower or such Restricted Subsidiaries. For the avoidance of doubt, it is agreed that the insurance on AG PSC Funding, LLC and its property as of the Second Amendment Effective Date satisfies this Section 8.5.

(b)
[Reserved].

(c)
Holdings and the Borrower shall cause the Collateral Agent, for the ratable benefit of the Collateral Agent and the other Secured Parties, to be named as secured parties or mortgagees and lender loss payees or additional insureds, as applicable, in a manner reasonably acceptable to the Collateral Agent, under all insurance policies required to be maintained by the Obligors (or in the case of AG PSC Funding, LLC with respect to its property insurance coverage as of the Second Amendment Effective Date, the property insurance maintained by PSC Holdings, Inc. on its behalf) under clause (a). Each such policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty days prior written notice to the Collateral Agent in the event of cancellation of the policy for any reason whatsoever (other than cancellation for non-payment in which case no notice shall be required if unobtainable after use of commercially reasonable efforts), and, if obtainable (using commercially reasonable efforts), a clause or endorsement stating that the interest of the Collateral Agent shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. If the Obligors fail to procure any such material insurance or to pay the premium therefor when due, during the continuance of an Event of Default and after providing written notice thereof to the Borrower, the Agent may, and at the direction of the Required Lenders shall, do so from the proceeds of Revolving Loans on a pro rata basis.

8.6
Environmental Laws. Holdings and the Borrower shall, and shall cause the Restricted Subsidiaries to, conduct its business in compliance with all Environmental Laws, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect. Holdings and the Borrower shall, and shall cause the Restricted Subsidiaries to, (i) correct any material non-compliance with Environmental Laws and (ii) take any investigatory and remedial action needed to respond to the presence of Contaminants or a Release of Contaminants on the Real Estate or at any other locations at which Contaminants are present that are attributable to the operations of Holdings or any of its Restricted Subsidiaries or Borrower, as required by Environmental Laws other than to the extent that the failure to take such investigatory, corrective or remedial action would not reasonably be expected to cause a Material Adverse Effect.

8.7
Compliance with ERISA. Holdings and the Borrower shall, and shall cause each of its ERISA Affiliates and Subsidiaries to: (a) maintain each Plan in compliance with the applicable provisions of ERISA and the Code; and (b) not cause an ERISA Event to occur with respect to a Pension Plan or Multi-employer Plan which the Borrower or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, except in the case of each of clauses (a) and (b), to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect.

8.8
Dispositions. Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, Dispose of any of its property, business or assets, except for Permitted Dispositions.

8.9
Mergers, Consolidations, etc. Other than to the extent permitted as a Permitted Investment or Permitted Disposition, Holdings and the Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, merge, amalgamate or consolidate, or Dispose of all or substantially all of its business units, assets and properties, or wind up, liquidate or dissolve, except:

(a)
any Subsidiary of the Borrower or any other Person (other than Holdings) may be merged, amalgamated or consolidated with or into the Borrower; provided that the Borrower shall be the continuing or surviving Person;

(b)
any Subsidiary of the Borrower or any other Person (other than Holdings) may be merged, amalgamated or consolidated with or into any one or more Wholly Owned Restricted Subsidiaries of the Borrower or any Restricted Subsidiary may Dispose of all or substantially all of its business units, assets and other properties; provided that, (i) in the case of any merger, amalgamation, consolidation or Disposition involving one or more Restricted Subsidiaries, (A) a Wholly Owned Restricted Subsidiary shall be the continuing or surviving corporation or the transferee of such assets or (B) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation, consolidation or Disposition (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation, consolidation or Disposition involving one or more Guarantors, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation, consolidation or the transferee of such assets (in each case, if other than such Guarantor) shall execute a “Guaranty Supplement” referred to in the Guarantee Agreement and a “Security Agreement Supplement” referred to in the Security Agreement, in order for the surviving or continuing Person or such transferee to become a Guarantor and (iii) if such merger, amalgamation, consolidation or Disposition involves a Restricted Subsidiary and a Person that, prior to the consummation of such merger, amalgamation, consolidation or Disposition, is not a Restricted Subsidiary of the Borrower, (A) no Event of Default under any of Section 10.1(a), (e), (f) or (g) has occurred and is continuing on the date of such merger, amalgamation, consolidation or Disposition or would result from the consummation of such merger, amalgamation, consolidation or Disposition, (B) the Borrower shall have delivered to the Agent a certificate of a Responsible Officer stating that such merger, amalgamation, consolidation or Disposition and any supplements to any Loan Document (or new Loan Documents delivered concurrently therewith) create and preserve, as applicable, the enforceability of the Guarantee Agreement and the perfection and priority of the Collateral Agent’s Liens, and (C) such merger, amalgamation, consolidation or Disposition shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition” or otherwise constitutes a Permitted Investment;

(c)
any Restricted Subsidiary that is not a Guarantor may (i) merge, amalgamate or consolidate with or into any Wholly Owned Restricted Subsidiary and

(ii) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, a Guarantor or any Wholly Owned Restricted Subsidiary of Holdings;

(d)
any Guarantor may (i) merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is a Guarantor, (ii) merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Guarantor or transfer all or any of its assets to a Restricted Subsidiary that is not a Guarantor; provided that, if such Guarantor is not the surviving Person or the transferee is not a Guarantor, (x) Borrower would have Availability of greater than zero after giving effect thereto, (y) before and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing,

(z) such merger, amalgamation, consolidation, or transfer shall be deemed to be an “Investment” and shall be only permitted if it constitutes a Permitted Investment, and

(iii) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Restricted Subsidiary that is a Guarantor; and

(e)
any Restricted Subsidiary may liquidate or dissolve if (x) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (y) to the extent such Restricted Subsidiary is a Guarantor, any assets or business not otherwise Disposed of or transferred in accordance with Section 8.8 or Section 8.11, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, the Borrower or another Restricted Subsidiary that is a Guarantor after giving effect to such liquidation or dissolution;

provided, that if, as of any date of determination, Dispositions (whether through Disposition, merger, consolidation, liquidation, dissolution, or otherwise, made in reliance on the provisions of this Section 8.9 by Obligors would result in the transfer of Current Asset Collateral by a Borrower or Guarantor to non-Obligors with a value individually or in the aggregate of greater than 5.0% of the Borrowing Base based on the most recently delivered Borrowing Base Certificate prior to such event, then Borrower shall be required, prior to consummation of such Disposition, merger, consolidation, liquidation, dissolution in reliance on this Section 8.9 to exceed such threshold, deliver to Agent an updated Borrowing Base Certificate that reflects the removal of the applicable assets from the Borrowing Base.

8.10
Distributions. Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make any Distribution, other than the following (collectively, “Permitted Distributions”):

(a)
each Restricted Subsidiary may make Distributions to Holdings, the Borrower and to other Restricted Subsidiaries (and, in the case of a Distribution by a non- Wholly Owned Restricted Subsidiary, to Holdings, the Borrower and any other Restricted Subsidiary and to each other owner of Stock of such Restricted Subsidiary on a pro rata basis based on their relative ownership interests of the relevant class of Stock);

(b)
without duplication of any Distributions made pursuant to clause (c) below,

(i) Holdings may (or may make Distributions to permit any Parent Entity to directly or indirectly) redeem in whole or in part any of its Stock (A) for another class of its (or such Parent Entity’s) Stock or rights to acquire its Stock (or its Parent’s Stock), (B) with proceeds from substantially concurrent direct or indirect equity contributions by any Parent Entity to Holdings, or (C) with proceeds from substantially concurrent issuances of new Stock of Holdings (or new Stock of any Parent Entity); provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Stock referenced in clause (A) or (C) are at least as advantageous to the Lenders as those contained in the Stock redeemed thereby and (ii) Holdings may declare and make any Distribution payable solely in the Stock (other than Disqualified Stock not otherwise permitted by Section 8.12) of Holdings;

(c)
without duplication of any Distributions made pursuant to clause (b) above, any redemption or other acquisition by Holdings of its Stock pursuant to the “Redemption Right” or the “Call Right” (each as described in the Section of the Registration Statement for the IPO Transactions entitled “Corporate reorganization”) to be included in the Holdings LLC Agreement upon the effectiveness of the IPO Transactions (it being understood and agreed, for the avoidance of doubt, that such redemption shall not in any event be made with the proceeds of any Distribution from the Borrower or any of its Restricted Subsidiaries to Holdings), in each case, so long as the consideration paid by Holdings for such redemption or other acquisition is not cash or any other assets of Holdings, the Borrower their respective Restricted Subsidiaries.

(d)
to the extent constituting Distributions, Holdings and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 8.11 (other than pursuant to clause (p) of the definition of “Permitted Investments”) or Section 8.14(g);

(e)
repurchases of Stock of Holdings (Stock of any Parent Entity) or any Restricted Subsidiary deemed to occur upon exercise, vesting and/or settlement of Stock if such Stock represents a portion of the exercise price thereof or any portion of required withholding or similar taxes due upon the exercise, vesting and/or settlement thereof;

(f)
so long as no Default or Event of Default shall be continuing, from and after the date that is twelve (12) months after the consummation of the IPO Transactions, Holdings or any Restricted Subsidiary may pay (or make Distributions to allow any Parent Entity to pay) for the repurchase, retirement or other acquisition or retirement for value of Stock of it or any Parent Entity (or any options or warrants or stock appreciation or similar rights issued with respect to any of such Stock) held by any future, present or former employee, director, officer or other individual service provider (or any Affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) of Holdings (or any Parent Entity) or any of the other Restricted Subsidiaries pursuant to any employee, management or director equity plan, employee, management or director stock option plan or any other employee, management or director benefit plan or any agreement (including any stock option or stock appreciation or similar rights plan, any management, director and/or employee stock ownership or equity-based incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement) with any employee, director, officer or other individual service provider of Holdings (or any Parent Entity) or any Restricted Subsidiary; provided that any such payments do not exceed $10,000,000 in any Fiscal Year plus (i) all net cash proceeds obtained by any Parent Entity (and contributed to the Borrower) or the Borrower during such calendar year from the sale or issuance of such Stock to other present or former officers, employees, directors and other individual service provider in connection with any plans or agreements set forth above in this clause (f) plus (ii) all net cash proceeds obtained from any key-man life insurance policies received by the Borrower during such calendar year; provided that any unused portion of the preceding basket calculated pursuant to clauses (i) and (ii) above for any Fiscal Year may be carried forward to the next two (2) succeeding Fiscal Years up to a maximum of $15,000,000 in the aggregate in any Fiscal Year; provided, further, that cancellation of Debt owing to Holdings (or any Parent Entity of Borrower) or any of its Restricted Subsidiaries from employees, directors, officers or other individual service providers of the Borrower, any of the Borrower’s Parent Entity or any of Holdings’ Restricted Subsidiaries in connection with a repurchase of Stock of a Parent Entity or Holdings will not be deemed to constitute a Distribution for purposes of this covenant or any other provision of this Agreement;

(g)
Holdings and its Restricted Subsidiaries may make Distributions to any direct or indirect owner thereof (including but not limited to any Parent Entity of Holdings):

(i)
the proceeds of which shall be used to make Permitted Tax Distributions;

(ii)
the proceeds of which shall be used:

(A)
to make payments to Wilks Brothers, LLC, a Texas limited liability company, in respect of the “retainer fees” under the Shared Services Agreement in an aggregate amount not to exceed in any Fiscal Year

$7,000,000; and

(B)
to pay such Parent Entity’s operating costs and expenses incurred in the ordinary course of business, other overhead costs and expenses and fees (including administrative, legal, accounting and similar expenses provided by third parties as well as trustee, directors and general partner fees) which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of Holdings and its Restricted Subsidiaries (including any reasonable and customary indemnification claims made by directors or officers of any Parent Entity attributable to the direct or indirect ownership or operations of Holdings and its Restricted Subsidiaries) and fees and expenses otherwise due and payable by Holdings under the Shared Services Agreement in respect of services provided thereunder (for the avoidance of doubt, excluding any “retainer fees” permitted to be paid thereunder pursuant to subclause (A) of this clause (ii)) in an aggregate amount not to exceed in any Fiscal Year, for all such amounts under this clause (ii)(B), the greater of (1) $4,500,000 and (2) 2.00% of the Consolidated EBITDA of Holdings and its Restricted Subsidiaries for the Fiscal Year most recently ended for which financial statements are available; provided that (x) such payments are made in respect of services performed on behalf of, or expenses incurred by, Holdings and its Restricted Subsidiaries on an arm’s length basis and (y) such payments are approved by the Board of Directors of ProFrac Holding Corp. if required by the policies of such Board of Directors related to arm’s length transactions;

(iii)
the proceeds of which shall be used to pay franchise, excise and similar taxes, and other fees and expenses, required to maintain its (or any of its direct or indirect parents’) existence;

(iv)
the proceeds of which shall be used to finance any Permitted Acquisition or any other acquisition constituting a Permitted Investment; provided that (A) such Distribution shall be made substantially concurrently with the closing of such Investment and (B) Holdings, the Borrower or such Parent Entity shall, immediately following the closing thereof, cause all property acquired (whether assets or Stock (other than Excluded Stock described in clause (g) of the definition thereof) to be held by or contributed to the Borrower or a Restricted Subsidiary of the Borrower;

(v)
the proceeds of which shall be used to pay customary costs, fees and expenses (other than to Affiliates) related to any unsuccessful Stock or Debt offering, Refinancing, issuance or incurrence transaction or any Disposition, acquisition or Investment permitted by this Agreement; and

(vi)
the proceeds of which shall be used to pay customary salary, compensation, bonus and other benefits payable to officers, employees, consultants and other service providers of any Parent Entity or partner of the Borrower to the extent such salaries, compensation, bonuses and other benefits are attributable to the ownership or operation of Holdings and its Restricted Subsidiaries in an aggregate amount not to exceed in any Fiscal Year, for all such amounts under this clause (vi), when taken together with any Distributions made pursuant to clause (ii)(B) above, the greater of (A) $7,000,000 and (B) 2.00% of the Consolidated EBITDA of Holdings and its Restricted Subsidiaries for the Fiscal Year most recently ended for which financial statements are available;

(h)
Holdings or any of its Restricted Subsidiaries may (a) pay cash in lieu of fractional Stock in connection with any dividend, split or combination thereof or any Permitted Acquisition (or any other acquisition constituting a Permitted Investment) and

(b) honor any conversion request by a holder of convertible Debt and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Debt in accordance with its terms;

(i)
in addition to the foregoing Distributions (i) Holdings or any Restricted Subsidiary of Holdings may make additional Distributions so long as the Specified Conditions shall have been satisfied with respect thereto at the time of (and after giving effect to) such Distributions, (ii) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any Restricted Subsidiary of Holdings may make additional Distributions, measured at the time made, in an aggregate amount not to exceed $5,000,000 and (iii) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Distributions in an aggregate amount not to exceed an amount equal to the Available Equity Amount at the time such Distributions are paid; and

(j)
Holdings or any Restricted Subsidiary of Holdings may pay (or may make Distributions to allow any Parent Entity to pay) Distributions in an amount equal to withholding or similar taxes payable or expected to be payable by any present or former employee, director, manager, consultant or other service provider (or its Affiliates, or any of their respective estates or immediate family members) and any repurchases of Stock in consideration of such payments including deemed repurchases in connection with the exercise of Stock options;

(k)
to the extent constituting Distributions, the transactions described in clause (i) of the definition of IPO Transactions;

(l)
any Distribution by Holdings pursuant to the FTS Distribution and Contribution Transaction;

(m)
any Distribution by Holdings of the Stock of a Person acquired by Holdings or any of its Subsidiaries in accordance with the provisions set forth herein so long as (i) all or substantially all of the property and assets of such Person (including any Stock owned by such Person other than the Stock of Holdings or any Parent Entity) contributed to the Borrower or a Guarantor (other than Holdings, other than to the extent that Holdings substantially contemporaneously therewith contributes such property and assets to one of its Subsidiaries that is a Guarantor) substantially simultaneously with such acquisition (and, for the avoidance of doubt, prior to such Distribution) and the Borrower or such Guarantor has complied with the Collateral and Guarantee Requirements with respect to such property and assets (including any Stock owned by such Person) so contributed and

(ii) such Person, after giving effect to subclause (i) above, individually has assets with a Fair Market Value of less than $2,000,000, and in the aggregate for all such transactions during the term of the Agreement, such Persons, in each case after giving effect to subclause (i) above, collectively have assets with a Fair Market Value of less than

$5,000,000 (it being understood and agreed that such caps shall not include any assets held by any such Person after the Stock of such Person has been distributed by Holdings pursuant the provisions of this clause (m));

(n)
[reserved]; and

(o)
Holdings or any Restricted Subsidiary of Holdings may pay (or may make Distributions to allow any Parent Entity to pay) Distributions from the Net Equity Proceeds received by Holdings or any of its Restricted Subsidiaries from the consummation of the IPO Transaction so long as (i) no Event of Default exists or would arise as a result of making such Distribution, (ii) such Net Equity Proceeds are Not Otherwise Applied, (iii) such Distribution is made no later than seven (7) days following Holdings’ or its Restricted Subsidiaries’ receipt of such Net Equity Proceeds, as applicable, and (iv) the aggregate amount of Distributions made in reliance of this clause (o) does not exceed $72,930,000.

8.11
Investments. Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make any Investment, except Permitted Investments.

8.12
Debt. Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, incur or maintain any Debt, other than the following Debt (collectively, “Permitted Debt”):

(a)
Debt of Holdings and any of its Restricted Subsidiaries under the Loan Documents (including pursuant to Sections 2.6 and 2.7);

(b)
(i) Debt described on Schedule 8.12 (it being understood and agreed that any such Debt that is repaid shall not be reborrowed) and any Refinancing Debt in respect thereof and (ii) any intercompany Debt outstanding on the Closing Date;

(c)
(i) Capital Leases and purchase money Debt incurred to finance the acquisition, construction, repair, replacement, lease or improvement of any Equipment (as defined in Article 9 of the UCC) held for sale or lease or any fixed or capital assets (whether pursuant to a loan, a Capital Lease or otherwise), including without limitation any Debt evidenced by the Enterprise Equipment Lease Agreement and (ii) any Refinancing Debt incurred to Refinance such Debt; provided that, at the time of incurrence and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Debt incurred under this clause (c) and then-outstanding of Borrower, Holdings and its Restricted Subsidiaries as at the last day of the Test Period ended on or prior to the date that such Debt was incurred shall not exceed the greater of (x) $75,000,000 and

(y) 5.0% of Consolidated Total Assets;

(d)
Debt of (A) any Restricted Subsidiary that is not an Obligor owing to Holdings or another Restricted Subsidiary that is not an Obligor, (B) any Restricted Subsidiary that is not an Obligor owing to Holdings or any Obligor; provided that the aggregate amount of Debt incurred under this clause (d)(B) is permitted to be incurred as an Investment pursuant to Section 8.11 or (C) any Obligor that is owing to Holdings or any Restricted Subsidiary that is not an Obligor; provided that the Debt incurred under this clause (d)(C) shall be subject to the Subordinated Intercompany Note;

(e)
Debt incurred under Hedge Agreements entered into by a Borrower or Restricted Subsidiary of Holdings in the ordinary course of business and not for speculative purposes;

(f)
Guaranties by Holdings and its Restricted Subsidiaries in respect of Debt of the Borrower or any of its Restricted Subsidiaries otherwise permitted under this Agreement; provided that (i) if the Debt being guaranteed is Subordinated Debt, such Guaranties shall be subordinated in right of payment to the Guaranty of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Subordinated Debt (ii) if the Debt being guaranteed by any Obligor is Debt of a Restricted Subsidiary that is not an Obligor, such Guaranty must be permitted to be incurred as an Investment pursuant to Section 8.11 and (iii) no Guaranty by any Restricted Subsidiary of any Debt of an Obligor shall be permitted unless such Restricted Subsidiary shall have also provided a Guaranty of the Obligations;

(g)
(i) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds; provided that such Debt is extinguished within five Business Days of its incurrence and (ii) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased or rented in the ordinary course of business;

(h)
Debt of any Obligor owing to any other Obligor;

(i)
Debt of any Obligor or Restricted Subsidiary in respect of (i) performance bonds, completion guarantees, surety bonds, appeal bonds, bid bonds, other similar bonds, instruments or obligations, in each case provided in the ordinary course of business (including to secure workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Debt with respect to reimbursement-type obligations), but excluding any of the foregoing issued in respect of or to secure Debt for Borrowed Money; (ii) Debt owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty, liability, or other insurance to any Obligor or any of its Restricted Subsidiaries, so long as the amount of such Debt is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Debt is incurred and such Debt is outstanding only during such year, (iii) Cash Management Obligations and other Debt in respect of netting services, ACH arrangements, overdraft protection and other arrangements arising under standard business terms of any bank at which any Obligor or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or in connection with Deposit Accounts incurred in the ordinary course or (iv) Debt consisting of accommodation Guaranties for the benefit of trade creditors of any Obligor or any Subsidiary issued by such Obligor or Subsidiary in the ordinary course of business;

(j)
Debt incurred under this clause (j) and then outstanding in an aggregate principal amount, measured at the time of incurrence and after giving Pro Forma Effect thereto and the use of the proceeds thereof, not to exceed the greater of (x) $30,000,000 and (y) 2.5% of Consolidated Total Assets (measured as of the date such Debt was incurred based upon the Section 6.2 Financials most recently delivered on or prior to such date of incurrence) as of the last day of the Test Period most recently ended on or prior to the date such Debt was incurred and any Refinancing Debt in respect thereof;

(k)
Debt (x) representing deferred compensation, severance and health and welfare retirement benefits to current and former employees, directors, consultants, partners, members, contract providers, independent contractors or other service providers of Holdings (or any Parent Entity thereof), the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business, or (y) consisting of indemnities, obligations in respect of earn outs (including the REV Energy Earnout) or other purchase price adjustments or similar obligations created, incurred or assumed in connection with Permitted Acquisitions, other Investments and the Disposition of any business, assets or Stock permitted hereunder, other than Guaranties incurred by any Person acquiring all or any portion of such business, assets or Stock for the purpose of financing such acquisition;

(l)
Debt consisting of (x) obligations of Holdings (or any Parent Entity thereof), the Borrower or the Restricted Subsidiaries under deferred compensation arrangements to their employees, directors, partners, members, consultants, independent contractors or other service providers, (y) other similar arrangements incurred by such Persons in connection with Permitted Acquisitions (or other acquisitions constituting Permitted Investments) or (z) any other Investment permitted under Section 8.11;

(m)
Debt consisting of promissory notes issued by the Restricted Subsidiaries to their current or former officers, directors, partners, members, and employees and their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes to finance the retirement, acquisition, repurchase, purchase or redemption of Stock of Holdings (or any Stock of Parent Entity or the Borrower) in each case permitted by Section 8.10;

(n)
Debt consisting of (i) the financing of insurance premiums or (ii) take or pay obligations entered into in the ordinary course of business;

(o)
Debt incurred pursuant to the First Financial 2021 Loan Agreement, in an aggregate principal amount not to exceed $30,000,000 and any Refinancing Debt related thereto;

(p)
Debt of any Restricted Subsidiary that is not an Obligor incurred under this clause (p); provided that (i) such Debt is not guaranteed by any Obligor, (ii) the holder of such Debt does not have, directly or indirectly, any recourse to any Obligor, whether by reason of representations or warranties, agreement of the parties, operation of law or otherwise, (iii) such Debt is not secured by any assets other than assets of such Restricted Subsidiary and its Subsidiaries and (iv) the aggregate amount of Debt incurred under this clause (p) shall not exceed the greater of (x) $10,000,000 and (y) 1.0% of Consolidated Total Assets (measured as of the date such Debt was incurred based upon the Section 6.2 Financials most recently delivered on or prior to such date of incurrence);

(q)
Debt of the Borrower or any Restricted Subsidiary, so long as (x) in the case of secured Debt, at the time of incurrence thereof and after giving Pro Forma Effect thereto and the use of proceeds thereof, the Borrower would be in compliance with a Senior Secured Net Leverage Ratio, calculated on a Pro Forma Basis as of the last date of the Test Period most recently ended on or prior to the incurrence of such secured Debt, that is no greater than 2.00:1.00 and (y) in the case of unsecured Debt, at the time of incurrence thereof and after giving Pro Forma Effect thereto and the use of proceeds thereof, the Borrower would be in compliance with a Total Net Leverage Ratio, calculated on a Pro Forma Basis as of the last date of the Test Period most recently ended on or prior to the incurrence of such unsecured Debt, that is no greater than 2.50:1.00; provided that (A) any secured Debt incurred pursuant to clause (x) hereof may only be secured by a first priority security interest in the Fixed Asset Collateral and/or a second priority security interest in the Current Asset Collateral, subject to the terms of the applicable Intercreditor Agreement,

(B) if such Debt will be secured by assets that do not also secure the Obligations prior to the incurrence of such Debt, as a condition to the permissibility of the incurrence of such Debt under this clause (q), Collateral Agent shall be granted a Lien on such assets to secure the Obligations, (C) the holder of any such debt that is secured Debt (or an agent or representative in respect thereof) shall have entered into the Intercreditor Agreement or another customary intercreditor agreement in form and substance reasonably satisfactory to the Collateral Agent and the Borrower (providing, among other things, subject to any caps and limitations set forth therein, that the Liens on the Current Asset Collateral securing such Debt or other obligations shall rank junior to the Collateral Agent’s Liens on the Current Asset Collateral and any Liens on Fixed Asset Collateral to secure such Debt may rank senior to the Collateral Agent’s Liens on the Fixed Assets Collateral), (D) no Default or Event of Default is then continuing or would result therefrom, (E) the borrower and guarantors with respect to such Debt shall only be the Obligors (or if any other Person is a borrower or guarantor in respect of such Debt, such other Person shall become a Guarantor hereunder and under the other Loan Documents pursuant to Section 8.22), (F) the maturity of such Debt shall be no earlier than 6 months following the latest Stated Termination Date in effect at the time such debt is entered into and (G) such Debt shall not provide for amortization payments (other than up to 5.0% per annum of the principal amount thereof) and in the case of the Debt permitted under this clause (q), any Refinancing Debt in respect thereof;

(r)
Debt of Borrower and the Guarantors under the Term Loan Documents in an aggregate principal amount not to exceed, [**], the “Fixed Asset Cap” (as defined in the Initial Intercreditor Agreement) and any Refinancing Debt in respect thereof; provided that solely in the case of such Refinancing Debt, (i) in no event shall the aggregate principal amount of Debt at any time outstanding in reliance on this clause (r) exceed the “Fixed Asset Cap” (as defined in the Initial Intercreditor Agreement), (ii) the holder of any such debt that is secured Debt (or an agent or representative in respect thereof) shall have entered into the Intercreditor Agreement or another customary intercreditor agreement in form and substance reasonably satisfactory to the Collateral Agent and the Borrower (providing, among other things, subject to any caps and limitations set forth therein, that the Liens on the Current Asset Collateral securing such Debt or other obligations shall rank junior to the Collateral Agent’s Liens on the Current Asset Collateral and any Liens on Fixed Asset Collateral to secure such Debt may rank senior to the Collateral Agent’s Liens on the Fixed Assets Collateral), (iii) such Debt may only be secured by a first priority security interest in the Fixed Asset Collateral and/or a second priority security interest in the Current Asset Collateral, in each case, subject to the applicable Intercreditor Agreement, (iv) if such Debt will be secured by assets that do not also secure the Obligations prior to the incurrence of such Debt, as a condition to the permissibility of the incurrence of such Debt under this clause (r), Collateral Agent shall be granted a Lien on such assets to secure the Obligations,

(v) no Default or Event of Default is then continuing or would result therefrom, (vi) the borrower and guarantors with respect to such Debt shall only be the Obligors (or if any other Person is a borrower or guarantor in respect of such Debt, such other Person shall become a Guarantor hereunder and under the other Loan Documents pursuant to Section 8.22), (vii) the maturity of such Debt shall be no earlier than 6 months following the latest Stated Termination Date in effect at the time such debt is entered into and

(viii) such Debt shall not provide for regularly scheduled amortization payments (other than up to 5.0% per annum of the principal amount thereof);

(s)
Guaranties incurred in the ordinary course of business (and not in respect of Debt for borrowed money) in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sublicensees or distribution partners;

(t)
(i) unsecured Debt in respect of obligations of Holdings or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money and

(ii) unsecured Debt in respect of intercompany obligations of Holdings or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(u)
the IO-TEQ Debt in an aggregate principal amount at any time outstanding not to exceed $413,080;

(v)
solely to the extent that the Permitted Sale Leaseback Transaction has occurred, Attributable Indebtedness incurred in connection with the Permitted Sale Leaseback Transaction in an aggregate amount not to exceed $50,000,000;

(w)
solely to the extent that the Permitted Sale Leaseback Transaction has not occurred, purchase money Debt incurred to finance (or refinance) the acquisition of the Specified FTS Real Estate in an aggregate principal amount not to exceed $50,000,000 (not including any reasonable and document out-of-pocket fees, or costs and expenses incurred or assessed in connection with such Debt);

(x)
Debt incurred pursuant to the Monarch Acquisition Seller Financing Debt Agreement; provided that (i) the aggregate principal amount at any time outstanding shall not exceed an amount equal to $87,500,000 minus the aggregate amount of all payments and prepayments in respect of the principal amount thereof (excluding for the avoidance of doubt any fees, costs, expenses and indemnification obligations that may also be payable and/or automatically capitalized thereunder) and (ii) such Debt is incurred solely with respect to financing in part the purchase price of the Monarch Acquisition;

(y)
Debt incurred pursuant to the REV Energy Seller Financing Debt Agreement; provided that (i) the aggregate principal amount at any time outstanding shall not exceed an amount equal to $40,000,000 minus the aggregate amount of all payments and prepayments in respect of the principal amount thereof (excluding for the avoidance of doubt any fees, costs, expenses and indemnification obligations that may also be payable and/or automatically capitalized thereunder) and (ii) such Debt is incurred solely with respect to financing in part the purchase price of the REV Energy Acquisition;

(z)
to the extent constituting Debt, the Existing Letters of Credit in an aggregate amount not to exceed the face amount of such Existing Letters of Credit as set forth on Schedule 1.1(a) (which amount will be reduced by the amount drawn under such Existing Letter of Credit or reduced to zero upon its expiration or termination thereof) and so long as such Existing Letters of Credit are backstopped by Letters of Credit issued pursuant to this Agreement to secure such outstanding Existing Letters of Credit;

(aa) Debt evidenced by the (i) Back Stop Note in an aggregate principal amount (excluding any paid in kind interest) not to exceed the positive difference, if any, of (A)

$27,070,000 minus (B) the aggregate amount of any principal prepayments thereof; (ii) the Closing Date Note in an aggregate principal amount (excluding any paid in kind interest) not to exceed the positive difference, if any, of (A) $23,441,859.92 minus (B) the aggregate amount of any principal prepayments thereof and (iii) the Equify Bridge Financing Note in an aggregate principal amount (excluding any paid in kind interest) not to exceed the positive difference, if any, of (A) $45,799,986.48 minus (B) the aggregate amount of any principal payments thereof;

(bb) (i) Debt incurred pursuant to the Paccar Equipment Loan Documents, in an aggregate principal amount outstanding as of the Second Amendment Effective Date not to exceed an amount equal to $6,000,000 minus the aggregate amount of all payments and prepayment in respect of the principal amount thereof after the Second Amendment

Effective Date (excluding for the avoidance of doubt any fees, costs, expenses and indemnification obligations that may also be payable thereunder) and (ii) any Refinancing Debt incurred to Refinance such Debt;

(cc) [**]; and

(dd) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through [**] above.

For purposes of determining compliance with this Section 8.12, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Borrower, in its sole discretion, may classify and reclassify or later divide, classify or reclassify such item of Debt (or any portion thereof) and will only be required to include the amount and type of such Debt in one or, if it satisfies the criteria for more than one clause above, can be allocated among one or more of the above clauses.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Debt shall not be deemed to be an incurrence of Debt for purposes of this Section 8.12.

8.13
Prepayments of Debt.

(a)
The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any principal outstanding in respect of (i) any Subordinated Debt, except to the extent set forth in clause (b) below or (ii) any Junior Debt (any such payment in respect of Junior Debt, a “Junior Debt Payment”), except, in the case of this clause (ii), (A) regularly scheduled repayments, purchases or redemptions of Junior Debt and regularly scheduled payments of interest, fees, expenses and premiums on any such Junior Debt, provided that such prepayment is expressly permitted under the terms of the applicable Intercreditor Agreement, or another customary intercreditor agreement or arrangements reasonably satisfactory to the Agent, the Required Lenders and the Borrower, or other applicable subordination agreement reasonably satisfactory to the Agent, the Required Lenders and the Borrower; (B) any prepayments, redemptions, purchases, defeasances or other satisfactions of any Junior Debt in connection with any Refinancing thereof with any Refinancing Debt expressly permitted hereunder, (C) any prepayments, redemptions, purchases, defeasances or other satisfactions of any Junior Debt required as a result of any Permitted Disposition of any property securing such Junior Debt to the extent that such security is expressly permitted under this Agreement and such prepayment is permitted under the terms of any intercreditor or subordination provisions with respect thereto that is, in each case, reasonably satisfactory to Agent and the Required Lenders, (D) the conversion of any Junior Debt to Stock (other than Disqualified Stock) of Holdings, the Borrower or any Parent Entity, (E) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, prepayments, redemptions, purchases, defeasances and other satisfactions of any Junior Debt in an aggregate amount not to exceed the Available Equity Amount at such time, (F) prepayments, redemptions, purchases, defeasances and other satisfactions (including, without limitation, any payments in respect of make-whole premiums) of Junior Debt so long as the Specified Conditions have been satisfied at the time of (and after giving effect to) such prepayment, redemption, purchase, defeasances or other satisfaction and (G) prepayments, redemptions, purchases, defeasances and other satisfactions of Junior Debt in an aggregate amount not to exceed $5,000,000.

(b)
[**].

(c)
The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the regularly scheduled payments required to be paid thereunder in any manner, any principal outstanding in respect of Debt under the First Financial Loan Documents except for any prepayments so long as the Specified Conditions have been satisfied at the time of (and after giving effect to) such prepayment (it being understood that this clause (c) shall not prohibit or otherwise restrict the Borrower’s or any of its Restricted Subsidiary’s ability to make regularly scheduled payments under the First Financial Loan Documents).

(d)
The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, prepay, redeem, purchase, defease or otherwise make any payment in respect of principal owing or payable with respect to the Monarch Acquisition Seller Financing Debt under the Monarch Acquisition Seller Financing Debt Agreement, except for (i) regularly scheduled payments thereof (including any scheduled amortization payment), (ii) any mandatory prepayments thereof with proceeds from any Property securing the Monarch Acquisition Seller Financing Debt permitted pursuant to clause (qq) of the definition of “Permitted Liens” (including from the insurance proceeds related to such Property), (iii) the conversion of any Monarch Acquisition Seller Financing Debt to Stock (other than Disqualified Stock) of Holdings or any Parent Entity, (iv) any cashless payment or prepayment made through the exercise of Borrower’s set off rights under the Monarch Acquisition Agreements and (v) any other prepayments so long as the Specified Conditions have been satisfied at the time of (and after giving effect to) such prepayment.

(e)
The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, prepay, redeem, purchase, defease or otherwise make any payment in respect of principal owing or payable with respect to the REV Energy Seller Financing Debt under the REV Energy Seller Financing Debt Agreement, except for (i) regularly scheduled payments thereof (including any scheduled amortization payment), (ii) any mandatory prepayments thereof with proceeds from any Property securing the REV Energy Seller Financing Debt permitted pursuant to clause (rr) of the definition of “Permitted Liens” (including from the insurance proceeds related to such Property) , (iii) any cashless payment or prepayment made through the exercise of Borrower’s set off rights under the REV Energy Acquisition Agreement and (iv) any other prepayments so long as the Specified Conditions have been satisfied at the time of (and after giving effect to) such prepayment.

(f)
The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to make any payment in respect of the REV Energy Earnout in excess of $22,500,000 in the aggregate, except to the extent that the Specified Conditions have been satisfied at the time of (and after giving effect to) such payment.

(g)
[**].

8.14
Transactions with Affiliates. Except as set forth below, the Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any Stock or Debt, or any property, of any Affiliate, or become liable on any Guaranty of the Debt, dividends, or other obligations of any Affiliate, in each case, involving aggregate payments or consideration in excess of $1,000,000 for any single transaction or series of related transactions. Notwithstanding the foregoing, the following shall be permitted:

(a)
transactions between or among (i) Holdings, the Borrower or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction, in each case, that is otherwise not prohibited under this Agreement and (ii) Holdings and its Subsidiaries, on one hand, and Flotek and/or BPC, on the other hand, in each case, that is otherwise not prohibited under this Agreement;

(b)
transactions on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c)
the transactions contemplated by the U.S. Well Services Debt;

(d)
Permitted Distributions, including the FTS Distribution and Contribution Transaction;

(e)
loans and other transactions by and among Holdings and/or one or more Subsidiaries to the extent permitted under this Article VIII;

(f)
employment, compensation, severance or termination arrangements between any Parent Entity, Holdings or any of the Restricted Subsidiaries and their respective officers, employees and consultants (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the issuance or repurchase of equity interests held by officers, employees and consultants pursuant to put/call rights or similar rights with current or former employees, officers, directors consultants and stock option or incentive plans (including equity-based incentive plans) and other compensation arrangements) in the ordinary course of business and transactions pursuant to management equity plans, stock option plans and other employee benefit plans, agreements and arrangements;

(g)
the payment of (x) customary fees to directors, officers, managers, employees, consultants and other service providers of Holdings and its Restricted Subsidiaries or any Parent Entity in the ordinary course of business to the extent attributable to the ownership or operation of Holdings and its Restricted Subsidiaries and

(y) reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, managers, employees, consultants, partners, members and other service providers of Holdings and its Restricted Subsidiaries or any Parent Entity in the ordinary course of business to the extent attributable to the ownership or operation of Holdings and its Restricted Subsidiaries, including, without limitation, by reason of the fact that such Person is or was serving at the request of the Parent Entity, Holdings, or any Restricted Subsidiary as a director, officer, manager, employee, consultant or other service provider of another person;

(h)
transactions pursuant to permitted agreements (and such permitted agreements) in existence on the Closing Date and set forth on Schedule 8.14 or any amendment thereto to the extent such an amendment, taken as a whole, is not adverse to the Lenders in any material respect and is not otherwise prohibited under this Agreement;

(i)
the consummation of the IPO Transactions in accordance with the terms of this Agreement and the payment of fees and expenses in connection therewith in accordance with the terms of this Agreement;

(j)
transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the designation of any such Unrestricted Subsidiary as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”;

(k)
the issuance or transfer of Stock (other than Disqualified Stock) of Holdings (or any Parent Entity) to any Permitted Holder or to any former, current or future director, manager, officer, partner, member, employee, consultant or other service provider (or any Affiliate of any of the foregoing) of Holdings (or any Parent Entity), the Borrower, any of the Restricted Subsidiaries or any direct or indirect parent thereof;

(l)
any issuance of Stock, or other payments, awards or grants in cash, securities, Stock or otherwise pursuant to, or the funding of, employment arrangements, compensation arrangements, stock options and stock ownership plans, and other employee benefit plans approved by the Board of Directors of any Parent Entity of Holdings (or any Parent Entity);

(m)
transactions with Wholly Owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry and in a manner consistent with prudent business practice followed by companies in the industry of Holdings and its Subsidiaries;

(n)
transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry and in a manner consistent with prudent business practice followed by companies in the industry of Holdings and its Subsidiaries;

(o)
(i) the transactions contemplated by the Signal Peak Acquisition, the U.S. Well Merger, the Monarch Acquisition (including without limitation the contribution by Borrower to Monarch Silica, substantially contemporaneously with the Monarch

Acquisition Closing Date, of the DPW Real Property that the Borrower acquired from

DPW Investments, LLC as part of the Monarch Acquisition), the REV Energy Acquisition, the REV Energy Seller Financing Debt Documents and the Performance Proppants Acquisition, (ii) any transaction between Monarch Silica, on one hand, and any of Holdings and/or its Subsidiaries, on the other hand, to the extent that such transactions are on terms substantially as favorable (or more favorable) to Holdings or any of its Restricted Subsidiary (other than Monarch Silica) as would be obtainable by the Holdings or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate and (iii) any transaction between REV Energy, on one hand, and any of Holdings and/or its Subsidiaries, on the other hand, to the extent that such transactions are on terms substantially as favorable (or more favorable) to Holdings or any of its Restricted Subsidiary (other than REV Energy) as would be obtainable by the Holdings or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(p)
the transactions between Holdings (and/or its Subsidiaries and/or its Parent Entity) and Wilks Brothers, LLC for activities and services provided by Wilks Brothers, LLC in connection with the consummation of the IPO Transactions, through and including the date of effectiveness of the IPO, including, without limitation, legal, tax, technology and accounting support services provided in connection with the West Munger Acquisition, Alpine Acquisition, Best Pump Acquisition and preparation for the IPO; provided, that payments made from Holdings or any of its Restricted Subsidiaries to Wilks Brothers, LLC for the foregoing interest, activities and services referenced in this clause (p) shall not exceed in the aggregate $7,000,000; provided, that (i) before and immediately after giving effect to any such payment, no Event of Default shall have occurred and be continuing,

(ii) Borrower would have Availability after giving effect to any such payment of not less than $15,000,000, and (iii) if the IPO shall not occur prior to May 31, 2022, such payments shall be made by Holdings to Wilks Brothers, LLC in 4 equal quarterly installments commencing on June 7, 2022;

(q)
the transactions contemplated by the Shared Services Agreement; provided that any and all payments thereunder by Holdings or any of its Restricted Subsidiaries shall be subject to the limitations set forth in Section 8.10(g)(ii);

(r)
the payments contemplated by the Tax Receivable Agreement to the extent permitted by the definition of “Permitted Tax Distributions”;

(s)
any business arrangements pursuant to which Automatize LLC provides, on an arm’s length basis, services to Holdings and/or its Restricted Subsidiaries including, without limitation, “manage last miles logistics”, software logistics and trucking logistics;

(t)
insurance policies or products provided to Holdings and its Restricted Subsidiaries by Affiliated Insurance Entities in accordance with the terms of Section 8.5;

(u)
certain transactions with Affiliates described in that certain letter agreement dated as of the Agreement Date not to exceed $4,000,000 per Fiscal Year (“Transactions with Affiliates Letter Agreement”); and

(v)
the transactions contemplated by (i) the Basin Units Acquisition, (ii) the Flotek Supply Agreement, as amended, restated, modified and/or supplemented from time to time to the extent not materially adverse to the Lenders, (iii) the Back Stop Note, as amended, restated, modified and/or supplemented from time to time in accordance with Section 8.28(b), (iv) the Closing Date Note, as amended, restated, modified and/or supplemented from time to time in accordance with Section 8.28(b), (v) the Equify Bridge Financing Note, as amended, restated, modified and/or supplemented from time to time in accordance with Section 8.28(b), (vi) the Distribution permitted under Section 8.10(o) and the (v) the Equify Four Party Agreement with respect to the transactions contemplated therein on the Closing Date.

For purposes of this Section 8.14, any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (b) if such transaction is approved by a majority of the Disinterested Directors of the board of directors of the Holdings or such Subsidiary, as applicable. “Disinterested Director” shall mean, with respect to any Person and transaction, a member of the board of directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction. Notwithstanding anything to the contrary in this Section 8.14, (x) after giving effect to the Monarch Acquisition and so long as any Monarch Acquisition Seller Financing Debt is then outstanding, Holdings and its Subsidiaries (other than Monarch Silica and its Subsidiaries) shall not be permitted to make or consummate any transaction with Monarch Silica and/or its Subsidiaries otherwise restricted pursuant to the first sentence of this Section 8.14 in reliance on the foregoing clause (a) and (y) after giving effect to the REV Energy Acquisition and so long as any REV Energy Seller Financing Debt is then outstanding, Holdings and its Subsidiaries (other than REV Energy and its Subsidiaries) shall not be permitted to make or consummate any transaction with REV Energy and/or its Subsidiaries otherwise restricted pursuant to the first sentence of this Section 8.14 in reliance on the foregoing clause (a).

8.15
Business Conducted. Holdings and its Restricted Subsidiaries (taken as a whole) shall not engage at any time in any line of business other than the lines of business of the same general type currently conducted by it and any businesses incidental to, reasonably related or ancillary thereto, and the lines of business of the general type described on Schedule 8.15 attached hereto and any businesses incidental to, reasonably related or ancillary thereto.

8.16
Liens. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

8.17
Restrictive Agreements. Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Holdings, the Borrower or any Guarantor to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Obligations or under the Loan Documents or (ii) the ability of any Restricted Subsidiary of the Borrower that is not a Guarantor to pay dividends or other Distributions with respect to any of its Stock; provided that the foregoing shall not apply to:

(a)
restrictions and conditions imposed by (A) Law, (B) any Loan Document,
(C)
with respect to clause (ii) above, any documentation related to any Permitted Debt, and
(D)
with respect to clause (ii) above, any documentation governing any Refinancing Debt incurred to Refinance any such Debt referenced in clause (C) above;

(b)
customary restrictions and conditions existing on the Closing Date or to any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition in a manner adverse to Lenders;

(c)
restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such Disposition; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be Disposed and such Disposition is permitted hereunder;

(d)
customary restrictions in leases, subleases, licenses, sublicenses and other contracts so long as such restrictions relate solely to the assets subject thereto;

(e)
restrictions imposed by any agreement relating to secured Debt permitted by this Agreement to the extent such restriction applies only to specific property securing such Debt and not all assets;

(f)
any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition in a manner adverse to Lenders); provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrower or any other Restricted Subsidiary;

(g)
restrictions or conditions in any Permitted Debt that is incurred or assumed by a Subsidiary that is not a Guarantor to the extent such restrictions or conditions are no more restrictive than the restrictions and conditions in the Loan Documents or, in the case of Subordinated Debt, are market terms, taken as a whole, at the time of issuance or, in the case of any such Debt of any Subsidiary that is not a Guarantor, are imposed solely on such non-Guarantor and its Subsidiaries;

(h)
restrictions on cash, Cash Equivalents or other deposits imposed by agreements entered into in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry (or other restrictions on such cash, Cash Equivalents or deposits constituting Liens permitted hereunder);

(i)
customary provisions in joint venture agreements and other similar agreements applicable to joint ventures constituting Permitted Investments and applicable solely to such joint venture and entered into (1) in the ordinary course of business or the ordinary course of business for similarly situated businesses in the Borrower’s industry or

(2) to the extent that the Borrower determines, in its good faith business judgment, that entering into such joint venture is beneficial to Holdings and its Subsidiaries, taken as a whole, and is otherwise permitted under this Agreement;

(j)
negative pledges and restrictions on Liens in favor of any holder of Debt permitted under clauses (b), (c), (e), (f), (i), (l), (o), (q), (r), (s), (t), (u), (v), (w), (x), (y), (bb) and [**]of Section 8.12, but solely to the extent any negative pledge relates to the property financed by, the subject of or securing such Debt;

(k)
customary provisions restricting assignment, transfer or sub-letting of any agreement entered into in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry;

(l)
customary net worth provisions contained in Real Estate leases entered into by the Holdings or any of its Restricted Subsidiaries, so long as the Holdings or Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of Holdings and its Subsidiaries to meet their ongoing obligation;

(m)
provisions restricting the granting of a security interest in Intellectual Property contained in licenses or sublicenses by Holdings and its Restricted Subsidiaries of such Intellectual Property, which licenses and sublicenses were entered into in the ordinary course of business or to the extent that the Borrower determines, in its good faith business judgment, that entering into such licenses and sublicenses is beneficial to Holdings and its Subsidiaries, taken as a whole (in which case such restriction shall relate only to such Intellectual Property);

(n)
restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which Holdings, Borrower or any Restricted Subsidiary is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of Holdings, the Borrower or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of Holdings, Borrower or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(o)
restrictions or conditions imposed by any arrangement relating to the U.S. Well Services Debt solely with respect to U.S. Well Services Holdings, LLC and its Subsidiaries and/or their respective assets;

(p)
other restrictions described on Schedule 8.17;

(q)
restrictions or conditions imposed by any agreement relating to the EKU Debt, solely with respect to EKU Power Drives GmbH and EKU Power Drives Inc. and their assets;

(r)
restrictions set forth in the Flotek Notes, the Flotek Note Purchase Agreement and the Flotek Securities Purchase Agreement;

(s)
restrictions set forth in Organizational Documents with respect to Persons who are not wholly owned by Obligors and/or any of their Subsidiaries;

(t)
restrictions imposed by the Monarch Acquisition Seller Financing Debt Documents and the REV Energy Seller Financing Debt Documents; and

(u)
restrictions and conditions imposed by any extension, renewal, amendment, restatement, modification, increase, supplement, refunding, refinancing or replacement of the contracts, instruments or obligations referred to in clauses (a) through (t) above; provided that such extension, renewal, amendment, restatement, modification, increase, supplement, refunding, refinancing or replacement is, in the good faith judgment of the Borrower, not materially more restrictive with respect to such restriction or condition taken as a whole than those prior to such extension, renewal, amendment, restatement, modification, increase, supplement, refunding, refinancing or replacement.

8.18
Sale Leaseback Transactions. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into any Sale Leaseback Transaction

(i) unless (A) such transfers are transfers of real property, equipment or other fixed or capital assets, (B) such transfer occurs within ninety (90) days after the acquisition of such property by the Borrower or any such Restricted Subsidiary, (C) the Specified Conditions have been satisfied before and after giving effect thereto, and (D) such transfer would be permitted under clause (t) of the definition of “Permitted Disposition” or (ii) other than the Permitted Sale Leaseback Transaction which shall be subject to the conditions set forth in the definition thereof.

8.19
Fiscal Year Accounting. Holdings shall not, and shall cause its Restricted Subsidiaries not to, (i) change their Fiscal Year end date from December 31 or method for determining Fiscal Quarters of any Obligor or of any Subsidiary of any Obligor or (ii) make any significant change in accounting treatment or reporting practices, except as required by GAAP; provided, however, that Holdings may, and may cause any of its Restricted Subsidiaries to, upon written notice to, and consent by, the Agent, change the Fiscal Year end date convention specified above to any other Fiscal Year end date reporting convention reasonably acceptable to the Agent, in which case the Borrower and the Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change.

8.20
Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio for any Test Period to be less than 1.0 to 1.0; provided that such Fixed Charge Coverage Ratio will only be tested on the date any Covenant Trigger Period commences (as of the last day of the Test Period ending on or immediately prior to the date on which such Covenant Trigger Period shall have commenced) and shall continue to be tested as of the last day of each Test Period thereafter until such Covenant Trigger Period is no longer continuing.

8.21
Minimum Liquidity. The Borrower will not permit the Liquidity to be less than

$15,000,000 at any time.

8.22
Additional Obligors; Covenant to Give Security. At the Borrower’s expense, Holdings and the Borrower shall, and shall cause each of its Restricted Subsidiaries to, take all action necessary or reasonably requested by the Collateral Agent to ensure that the Collateral and Guarantee Requirement (subject to the limitations set forth therein and in the Security Documents) continues to be satisfied, including:

(i)
upon the formation or acquisition of any new direct or indirect Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by any Obligor, the designation in accordance with Section 8.26 of any existing direct or indirect Subsidiary as a Restricted Subsidiary (in each case, other than an Excluded Subsidiary), or any Restricted Subsidiary ceasing to be an Excluded Subsidiary, within thirty (30) days after such formation, acquisition, designation or occurrence or such longer period as the Collateral Agent may agree in its reasonable discretion:

(A)
[reserved];

(B)
causing each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Agent and the Collateral Agent (x) a “Guaranty Agreement Supplement” referred to in the Guarantee Agreement guaranteeing the Obligations under the Loan Documents and (y) a “Security Agreement Supplement” referred to in the Security Agreement and any required Intellectual Property security agreements and other security agreements and documents or joinders or supplements thereto (consistent with the Security Agreement and other Security Documents in effect on the Closing Date), as reasonably requested by and in form and substance reasonably satisfactory to the Collateral Agent, in each case of this clause (y), granting the Collateral Agent’s Liens solely to the extent required pursuant to the Collateral and Guarantee Requirement;

(C)
delivering, and causing each such Restricted Subsidiary that is, or is required to become, a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver instruments evidencing the intercompany Debt held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral and Guarantee Requirement (including the execution of the Subordinated Intercompany Note), indorsed in blank to the Collateral Agent (or such other Person specified pursuant to the Intercreditor Agreement, if applicable);

(D)
taking and causing such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action, to the extent required pursuant to the Collateral and Guarantee Requirement (including, if applicable, the recording of any Intellectual Property security agreements, the filing of financing statements) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms; and

(E)
causing each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Agent opinions, certificates and other documents, as reasonably requested by and in form and substance reasonably satisfactory to the Agent (it being understood and agreed that any opinions, certificates and other documents that are consistent with those delivered by the Obligors on the Closing Date shall be deemed to be in form and substance reasonably satisfactory to the Agent);

(ii)
[reserved]; and

(iii)
immediately prior to or simultaneously with the incurrence of Debt pursuant to Section 8.12(q)(x), (r) or [**], or any amendments to the documents related thereto, entering into to Security Documents or amendments or supplements to existing Security Documents to (x) if any other Person is a borrower or guarantor in respect of such Debt, join such Persons to the applicable Security Documents and to cause such other Person to become a Guarantor hereunder and under the other Loan Documents pursuant to Section 8.22, (y) grant Collateral Agent a Lien (to secure the Obligations) on the Fixed Asset Collateral that will also be collateral for the Debt incurred under Section 8.12(q)(x), (r) or [**], as applicable, and (z) to provide Collateral Agent with corollary rights (including representations, covenants and remedies) relative to such Fixed Asset Collateral as are provided for the benefit of the Debt incurred pursuant to Section 8.12(q)(x), (r) or [**], as applicable. The Borrower shall cause any Person (including any Excluded Subsidiary or Unrestricted Subsidiary) that guarantees the obligations with respect to any Monarch Acquisition Seller Financing Debt or REV Energy Seller Financing Debt to become a Guarantor (if it is not already a Guarantor) pursuant to the foregoing Section 8.22(i).

8.23
Cash Management; Cash Dominion.

(a)
Each Obligor shall enter into, as soon as possible after the Closing Date, an effective account control agreement with each account bank, securities intermediary, or commodities intermediary, as applicable, in each case in form and substance reasonably satisfactory to the Agent (a “Control Agreement”), with respect to (i) each Deposit Account in which funds of any of the Obligors from any Cash Receipts of the Obligors are deposited (including those existing as of the Closing Date and listed on Schedule 8.23), (ii) the Designated Account into which the proceeds of the Loans are deposited, and (iii) all other Deposit Accounts, Securities Accounts, and commodities accounts of any Obligors (but in any event, excluding all Excluded Accounts) (including those existing as of the Closing Date and listed on Schedule 8.23); provided, further, that, (A) if on or prior to ninety (90) days after the Closing Date (or such longer period following such date as the Agent may agree in its sole discretion), any Obligor shall not have entered into a Control Agreement with respect to any such Deposit Account, Securities Account, commodity account, or the Designated Account, such Deposit Account, Securities Account, commodity account, or the Designated Account shall be closed and all funds therein transferred to a Deposit Account at the Agent or the Collateral Agent, an Affiliate of the Agent or the Collateral Agent, or another financial institution that has executed a Control Agreement prior to the expiration of such 90-day period and (B) the Obligors shall enter into a Control Agreement with respect to any such Deposit Account, Securities Account, commodity account, or Designated Account which is established or acquired after the Closing Date, substantially concurrently with such establishment (or within such longer period as the Collateral Agent may agree in its discretion) but in any event prior to a deposit of any funds in the account. Notwithstanding anything in this section to the contrary, the provisions of this Section 8.23(a) shall not apply to any (x) Deposit Account, Securities Account, or commodities account acquired by an Obligor in connection with a Permitted Acquisition (or other acquisition constituting a Permitted Investment) prior to the date that is ninety

(90) days (or such later date as the Agent may agree) following the consummation of such Permitted Acquisition (or other acquisition constituting a Permitted Investment) or (y) any Excluded Account.

(b)
Each Obligor shall deposit, or cause to be deposited and instruct all Account Debtors to deposit, in an Approved Deposit Account promptly upon receipt all Cash Receipts received by any Obligor from any other Person.

(c)
Each Control Agreement shall require (without further consent of the Obligors), and the Obligors shall cause, after the occurrence and during the continuance of a Cash Dominion Period and subject to the Intercreditor Agreement, the ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to the concentration account in the United States maintained by and in the name of the Borrower at a bank reasonably acceptable to the Agent and the Collateral Agent, which concentration account is under the sole dominion and control of the Collateral Agent (the “Concentration Account”), of all cash receipts and collections set forth below (collectively, the “Cash Receipts”):

(i)
all available cash proceeds otherwise received from the Disposition of Inventory of the Borrower and the Guarantors;

(ii)
all proceeds of Accounts and Inventory and other Current Asset Collateral; and

(iii)
the contents of each Approved Deposit Account, Securities Account, or commodities account (other than any Fixed Asset Priority Proceeds Accounts) (in each case, net of any minimum balance as may be required to be kept therein by the institution at which such Deposit Account, Securities Account or commodities account is maintained).

(d)
During the continuance of a Cash Dominion Period, the Concentration Account and all other Approved Deposit Accounts, Securities Accounts and commodity accounts (other than any Fixed Asset Priority Proceeds Accounts) shall at all times be under the sole dominion and control of the Collateral Agent. The Obligors hereby acknowledge and agree that, during the continuance of a Cash Dominion Period, (i) the Obligors have no right of withdrawal from the Concentration Account or any other Approved Deposit Account, Securities Account or commodities account (other than any Fixed Asset Priority Proceeds Accounts), (ii) the funds on deposit in the Concentration Account and any other Approved Deposit Account, Securities Account and/or commodities account (other than any Excluded Account) shall at all times be collateral security for all of the Obligations and (iii) the funds on deposit in the Concentration Account, any other Approved Deposit Account, Securities Account, or commodities account (other than any Fixed Asset Priority Proceeds Accounts) shall be applied as provided in this Agreement, including pursuant to Section 4.3. In the event that, notwithstanding the provisions of this Section 8.23, during the continuation of any Cash Dominion Period, any Obligor receives or otherwise has dominion and control of any Cash Receipts, such Cash Receipts shall be held in trust by such Obligor for the Collateral Agent, shall not be commingled with any of such Obligor’s other funds or deposited in any account of such Obligor and shall, not later than two Business Days after receipt thereof by a Responsible Officer of Borrower or other Obligor (or not later than two Business Days after a Responsible Officer has actual knowledge that such Cash Receipts were received by Borrower or other Obligor), be deposited into the Concentration Account or dealt with in such other fashion as such Obligor may be instructed by the Collateral Agent.

(e)
So long as no Cash Dominion Period is continuing, the Obligors may direct, and shall have sole control over, the manner of disposition of funds in the Approved Deposit Account, the Securities Account any the commodities accounts. The Agent and the other Secured Parties hereby acknowledge and agree that so long as no Cash Dominion Period is continuing the Obligors shall have the right to withdraw or direct the Agent to transfer to Obligors all funds remaining on deposit in any Concentration Account and the Collateral Agent shall no longer be permitted to direct any account bank under any Control Agreement to ACH or wire transfer any Cash Receipts into any Concentration Account.

(f)
Any amounts received in the Concentration Account at any time after the Full Payment of the Obligations shall be remitted to the operating account of the Obligors maintained with the Agent or Collateral Agent or to an operating account otherwise designated by the Borrower.

(g)
Upon the Borrower’s request, the Collateral Agent shall promptly furnish written notice to each Approved Account Bank of any termination of a Cash Dominion Period and termination of dominion over the Concentration Account.

(h)
Each Obligor shall ensure that all proceeds of Current Asset Collateral are deposited in Deposit Accounts or Securities Accounts that (1) do not contain any Fixed Asset Collateral, (2) are not Fixed Asset Priority Proceeds Accounts, and (3) are separate and distinct from those into which the proceeds of Fixed Asset Collateral are or are expected to be deposited. Each Obligor shall ensure that all proceeds of Fixed Asset Collateral that constitute Fixed Asset Collateral are deposited in Deposit Accounts or Securities Accounts that (1) do not contain any Current Asset Collateral, and (2) are separate and distinct from those into which the proceeds of Current Asset Collateral are or are expected to be deposited. No Grantor shall commingle the proceeds of Current Asset Collateral with the proceeds of Fixed Asset Collateral that constitute Fixed Asset Collateral.

8.24
Use of Proceeds. The Borrower shall use the proceeds of the Loans in the manner set forth in Section 7.17 and not in violation of Sections 7.22(b), 7.23 or 7.24(b).

8.25
Further Assurances. Subject to any limitations and exceptions set forth in the Security Documents and in the definition of “Collateral and Guarantee Requirement”, Holdings and the Borrower shall, and shall cause each of the other Obligors to, promptly execute and deliver, or cause to be promptly executed and delivered, to the Collateral Agent, such documents and agreements, and shall promptly take or cause to be taken such actions, as the Collateral Agent may, from time to time, reasonably request to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien.

8.26
Designation of Subsidiaries. The Board of Directors of Holdings or the Borrower may at any time designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by notice to the Agent; provided that, in each case, (i) other than with respect to any designation of Flotek or BPC as Unrestricted Subsidiaries after the Closing Date and only so long as Flotek or BPC are not Wholly Owned by Holdings, no Default or Event of Default is then continuing or would result therefrom, (ii) other than with respect to any designation of Flotek or BPC as Unrestricted Subsidiaries after the Closing Date and only so long as Flotek or BPC are not Wholly Owned by Holders, after giving effect to such designation the Aggregate Revolver Outstandings would not exceed the lesser of the Maximum Revolver Amount and the then-current Borrowing Base, (iii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated as an Unrestricted Subsidiary and then re-designated as a Restricted Subsidiary, (iv) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if after such designation it would be a “restricted subsidiary” for the purpose of the Term Loan Credit Agreement, [**] or any other Material Indebtedness, (v) other than with respect to any designation of Flotek or BPC as Unrestricted Subsidiaries after the Closing Date and only so long as Flotek or BPC are not Wholly Owned by Holdings, the Borrower and the Restricted Subsidiaries shall be in compliance on a Pro Forma Basis with a Fixed Charge Coverage Ratio, as such ratio is calculated as of the last day of the Test Period most recently ended on or prior to the date of such designation, as if such designation and any related transactions had occurred on the first day of such Test Period, of not less than 1.00:1.00, and (vi) if such designation would result in Current Asset Collateral owned by a Borrower or Guarantor immediately prior to such designation being owned by an Unrestricted Subsidiary immediately after such designation with a value individually or in the aggregate of greater than 5.0% of the Borrowing Base based on the most recently delivered Borrowing Base Certificate prior to such event, then Borrower shall be required, prior to such designation, deliver to Agent an updated Borrowing Base Certificate that reflects the removal of the applicable assets from the Borrowing Base. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the Fair Market Value of the Borrower’s investment therein and the Investment resulting from such designation must otherwise be in compliance with Section 8.11 (as determined at the time of such designation) (for the avoidance of doubt, the designation of Flotek and/or BPC as an Unrestricted Subsidiary shall not constitute an additional Investment thereof by any of the Obligors unless such designation occurs after Flotek and/or BPC (as applicable) become Wholly Owned Subsidiaries). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Debt or Liens of such Subsidiary existing at such time and the Debt or Liens of such Subsidiary must otherwise be in compliance with Section 8.12 and 8.16 (as determined at the time of such designation). Notwithstanding anything to the contrary contained herein, (x) no Unrestricted Subsidiary may at any time hold (directly or indirectly) Stock in, or Debt owed by or Liens (securing Debt for

Borrowed Money) in, any Restricted Subsidiary and (y) in no event shall any Restricted Subsidiary that owns (or has an exclusive license to) any Intellectual Property that is material to the operations or the business of Holdings and its Restricted Subsidiaries be permitted to be designated as an Unrestricted Subsidiary, nor shall any Unrestricted Subsidiary be permitted to own (or have an exclusive license to), develop, or receive from Holdings or any of its Restricted Subsidiaries, any Intellectual Property that is material to the operations or the business of Holdings and its Restricted Subsidiaries.

8.27
Passive Holding Company; Etc.

(a)
Holdings will not conduct, transact or otherwise engage in any business or operations after the date hereof other than (i) the ownership and/or acquisition of the Stock (other than Disqualified Stock) of the Borrower and the indirect ownership and/or acquisition of the Stock (other than Disqualified Stock) of the Subsidiaries of the Borrower,

(ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance and to open and maintain bank accounts, (iii) to the extent applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group that includes Holdings or the Borrower and their respective Subsidiaries, (iv) the performance of its obligations under and in connection with the Loan Documents and any documents relating to other Permitted Debt, (v) any public offering of its common Stock or any other issuance or registration of its Stock for sale, resale or otherwise to the extent not prohibited by this Agreement, including the costs, fees and expenses related thereto, (vi) any transaction that Holdings is permitted to enter into or consummate under this Agreement and any transaction between Holdings and the Borrower or any of its Restricted Subsidiaries permitted under this Agreement, including

(A) making any dividend or distribution or other transaction similar to a Distribution not prohibited by Section 8.10 (or the making of a loan to its Parent Entities in lieu of any such permitted Distribution or other transaction similar to a permitted Distribution) or holding any cash received in connection with Distributions made by the Borrower in accordance with Section 8.10 pending application thereof by Holdings in the manner contemplated by Section 8.10 (including the redemption in whole or in part of any of its Stock (other than Disqualified Stock) in exchange for another class of Stock (other than Disqualified Stock) or rights to acquire its Stock (other than Disqualified Stock) or with proceeds from substantially concurrent equity contributions or issuances of new shares of its Stock (other than Disqualified Stock)), (B) making any Investment to the extent (1) payment therefor is made solely with the Stock of Holdings (other than Disqualified Stock) or a Parent Entity, the proceeds of Distributions received from the Borrower and/or proceeds of the issuance of, or contribution in respect of, the Stock (other than Disqualified Stock) of Holdings or a Parent Entity, in each case, in accordance with the terms of this Agreement and (2) any property (including Stock) acquired in connection therewith is contributed by Holdings to the Borrower or a Guarantor (or, if otherwise constituting Permitted Investments, a Restricted Subsidiary) or the Person formed or acquired in connection therewith is merged or consolidated with the Borrower or a Restricted Subsidiary and (C) the (w) provision of Guaranties in the ordinary course of business in respect of obligations of the Borrower or any of its Restricted Subsidiaries to suppliers, customers, franchisees, lessors, licensees, sublicensees or distribution partners; provided, for the avoidance of doubt, that such Guaranty shall not be in respect of Debt for Borrowed Money, (x) incurrence of Debt of

Holdings contemplated by Section 8.12 (and satisfaction of Holdings’ obligations under the loan agreements, loan documents, bond documents, security documents and other financing agreements evidencing such Debt), (y) incurrence of Guaranties and the performance of its other obligations in respect of Debt incurred pursuant to Section 8.12 and (z) granting of Liens to the extent permitted under Section 8.16 or Liens imposed by operation of law, (vii) incurring fees, costs and expenses relating to overhead and general operating expenses including professional fees for legal, tax and accounting issues and payment of taxes, (viii) providing indemnification to officers and directors and as otherwise permitted in this Agreement, (ix) activities incidental to the consummation of the Transactions, (x) organizational activities incidental to Permitted Acquisitions or other acquisitions constituting Permitted Investments consummated by Holdings, the Borrower or its Restricted Subsidiaries, including the formation of acquisition vehicle entities and intercompany loans and/or investments incidental to such Permitted Acquisitions or other acquisitions constituting Permitted Investments in each case consummated substantially contemporaneously with the consummation of the applicable Permitted Acquisitions or other acquisitions constituting Permitted Investments, in each case, in accordance with the other terms and provisions of this Agreement, (xi) the making of any loan to any officers or directors not prohibited by Section 8.11, the making of any Investment in the Borrower or any Guarantor or, to the extent otherwise allowed under Section 8.11, a Restricted Subsidiary, (xii) the entry into customary shareholder agreements, (xiii) as specified on Schedule 8.27, and (xiv) activities incidental to the businesses or activities described in clauses (i) to (xiii) of this Section 8.27.

(b)
After the date hereof, Holdings will not consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose all or substantially all of its assets and properties, except that Holdings may merge, amalgamate or consolidate with or into any other Person (other than the Borrower) or otherwise Dispose of all or substantially all of its assets and property; provided that (i) Holdings shall be the continuing or surviving Person of such merger, amalgamation or consolidation or, in the case of a merger, amalgamation or consolidation where Holdings is not the continuing or surviving Person or where Holdings has been liquidated or in connection with a Disposition of all or substantially all of its assets, in any such case, the Person formed by or surviving any such merger, amalgamation or consolidation or the Person into which Holdings has been liquidated or to which Holdings has transferred such assets shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (Holdings or such Person, as the case may be, being herein referred to as the “Successor Holdings”), (ii) the Successor Holdings (if other than Holdings) shall (y) expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Agent (including a “Guaranty Supplement” referred to in the Guarantee Agreement and a “Security Agreement Supplement” referred to in the Security Agreement, in order for the surviving or continuing Person or such transferee to become a Guarantor) and (z) as a condition to becoming Successor Holdings shall take all action necessary or reasonably requested by the Collateral Agent to ensure that the Collateral and Guarantee Requirement (subject to the limitations set forth therein and in the Security Documents) is satisfied with respect to Successor Holdings’ assets and properties and shall otherwise comply with

Section 8.22 (as though Successor Holdings were a Restricted Subsidiary), (iii) each Guarantor, shall have by a supplement to the Guarantee Agreement confirmed that its Guaranty shall apply to the Successor Holdings’ obligations under this Agreement,

(iv) each Guarantor, shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to the Successor Holdings’ obligations under this Agreement, (v) Holdings shall have delivered to the Agent an officer’s certificate stating that such merger, amalgamation, consolidation, liquidation or Disposition and any supplements to the Loan Documents preserve the enforceability of the Guarantee Agreement and the perfection of the Collateral Agent’s Liens, (vi) the Successor Holdings shall, immediately following such merger, amalgamation, consolidation, liquidation or Disposition, directly or indirectly, own all Subsidiaries owned by Holdings immediately prior to such merger, amalgamation, consolidation, liquidation or Disposition, (vii) if reasonably requested by the Agent, an opinion of counsel shall be required to be provided to the effect that such merger, amalgamation, consolidation, liquidation, or Disposition does not breach or result in a default under this Agreement or any other Loan Document,

(viii) no Event of Default has occurred and is continuing or would result from the consummation of such event, (ix) Borrower would have Availability of greater than zero after giving effect thereto, and (x) the Borrower shall have delivered to the Agent a certificate of a Responsible Officer stating that such merger, amalgamation, consolidation or Disposition or other event and any supplements to any Loan Document (or new Loan Documents delivered concurrently therewith) create and preserve, as applicable, the enforceability of the Guarantee Agreement in regards to Successor Holdings and the perfection and priority of the Collateral Agent’s Lien in Successor Holdings’ assets and property subject to the limitations of and exceptions set forth in the Collateral and Guarantee Requirement, the other provisions set forth herein and the Security Documents; provided, further, that if the foregoing are satisfied, the Successor Holdings (if other than Holdings) will succeed to, and be substituted for, Holdings under this Agreement.

8.28
Amendments to Certain Documents.

(a)
Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to amend, modify or change in any manner that is materially adverse to the interests of the Lenders any term or condition of (i) the Shared Services Agreement, the Tax Receivable Agreement, the FTS Acquisition Agreement and the other FTS Acquisition Documents, the West Munger Acquisition Agreement and the other West Munger Acquisition Documents or any documentation governing Junior Debt or (ii) any Charter Document of Holdings, the Borrower or any Subsidiary that is a Guarantor (it being understood and agreed that, in the case of each of clauses (i) and (ii), any amendments, modifications or changes thereto after the date hereof that (A) increase to the amount, rate or frequency of any payment, reimbursement, repurchase, dividend or distribution payable thereunder, (B) change to any right of redemption, retirement or put option set forth therein, and (C) [reserved] (including, for the avoidance of doubt, in the case of each of clauses (A) and (B), any Distribution resulting therefrom), shall, in each case, be deemed to be materially adverse to the interests of the Lenders); provided that, in the case of any Charter Document of Holdings, such amendment, modification or change shall be permitted to the extent that Holdings and its Restricted Subsidiaries shall not be required to take any action, or otherwise be required to make any payment, reimbursement, repurchase, dividend or distribution or exercise any redemption, retirement or put option, based on such amendment, modification or change that would not be prohibited under this Agreement (including, for the avoidance of doubt, any amendment to the Charter Document for Holdings contemplated by the IPO Transactions) (notwithstanding any other provisions set forth herein, it being understood and agreed that any amendments, modifications, restatements or supplements to the Holdings LLC Agreement occurring after the date hereof in accordance with the provisions set forth in the definition of Holdings LLC Agreement set forth herein shall not be prohibited by this Agreement).

(b)
Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to amend, modify or change any term or condition of the Closing Date Note, the Back Stop Note or the Equify Bridge Financing Note, in each case, which would (i) have the effect of increasing the amount of principal (other than with respect to any paid in kind interest) outstanding thereunder, (ii) require the payment of any interest on anything other than an “in kind” basis, (iii) provide for any amortization of principal or any scheduled or other mandatory prepayments on any date prior to the Stated Termination Date (as in effect on the Closing Date) other than any prepayments thereunder that are permitted to be made pursuant to Section 8.13(b), (iv) include any financial maintenance covenants, (v) include any covenants or events of default, in each case, that are more restricted or onerous with respect to Holdings and its Restricted Subsidiaries than the covenants and events of default in this Agreement (as determined in good faith by senior management of Holdings), (vi) include any restrictions on the ability of Holdings or any of its Subsidiaries to guarantee the Obligations or to pledge assets as collateral security for the Obligations or (vii) include any prohibition on the prior prepayment of the Obligations.

(c)
Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to amend, restate, supplement, modify or change in any manner, or enter into any waivers or consents, (i) after the Second Amendment Effective Date that is materially adverse to the interests of the Lenders with respect to any term or condition of the (A) Signal Peak Acquisition Documents and (B) U.S. Well Merger Documents, (ii) after the Third Amendment Effective Date that is materially adverse to the interests of the Lenders with respect to any term or condition of the (A) REV Energy Acquisition Documents (other than the REV Energy Seller Financing Debt Documents) and (B) Monarch Acquisition Documents (other than the Monarch Acquisition Seller Financing Debt Documents) and (iii) after the Fourth Amendment Effective Date that is materially adverse to the interests of the Lenders with respect to any term or condition of the Performance Proppants Acquisition Documents (it being understood and agreed that any amendment, supplement or other modification to any Performance Proppants Acquisition Documents to reflect that Alpine is the “Purchaser” thereunder, shall not be deemed to be materially adverse to the interests of the Lenders and such amendment or modification shall not require the consent of the Required Lenders so long as Alpine is an Obligor at such time), in each case of the forgoing clauses (i) through (iii), without the written consent of the Required Lenders.

Notwithstanding the foregoing, it is agreed and understood that any amendment, modification or change to:

(1)
the Monarch Acquisition Documents (other than the Monarch Acquisition Seller Financing Debt Documents) that has the effect of (A) increasing the purchase price (excluding the Monarch Acquisition Seller Financing Debt) of the Monarch Acquisition in an amount in excess of $87,500,000 (other than increases resulting from the closing date purchase price determination and the post-closing purchase price determination and adjustment, in each case, pursuant to the terms of the Monarch Acquisition Documents),

(B) the Borrower not, directly or indirectly, acquiring (x) 100% of the Stock in Monarch Silica, (y) all of the DPW Real Property (other than the Reservation (as defined in the Monarch Real Property Purchase Agreement (as defined in the Second Amendment))) and

(z) substantially all of the assets of Monarch Silica and its Subsidiaries on the Monarch Acquisition Closing Date (other than (i) the Excluded Assets (as defined in the Monarch Membership Interest Acquisition Agreement) and (ii) in Borrower’s discretion, the accounts receivable owed by Halliburton Company to Monarch Silica repurchased by Monarch Capital Holdings, LLC on or prior to the Monarch Acquisition Closing Date) or

(C) other than with respect to (x) any payments under the Monarch Acquisition Seller Financing Debt (including by setoff) or (y) the post-closing purchase price determination and adjustment contemplated by the Monarch Acquisition Documents, deferring any portion of the purchase price (including any earnout payments, contingent or otherwise) to after the Monarch Acquisition Closing Date;

(2)
the REV Energy Acquisition Documents (other than the REV Energy Seller Financing Debt Documents) that has the effect of (A) increasing the aggregate Permitted Acquisition Consideration of the REV Acquisition in an amount in excess of $160,000,000 (other than increases resulting from the closing date purchase price determination and the post-closing purchase price determination and adjustment, in each case, pursuant to the terms of the REV Energy Acquisition Documents, but excluding any increase in the REV Energy Earnout in excess of the cap on the REV Energy Earnout set forth in the REV Energy Acquisition Documents as of the Third Amendment Effective Date), (B) the Borrower not, directly or indirectly, acquiring (x) 100% of the Stock in REV Energy and

(y) substantially all of the assets of REV Energy and its Subsidiaries, in each case, on the REV Energy Acquisition Closing Date (other than (i) any interests of REV Energy and its Subsidiaries in that action pending in District Court, Denver County, Colorado, Case No. 22CV31646, REV Energy Services, LLC v. EOG Resources, Inc. that is assigned pursuant to the Litigation Assignment (as defined in the REV Energy Acquisition Agreement and

(ii) that certain Master Lease Agreement No. 2056999 between REV Energy Services, LLC and Avtech Capital, LLC, dated October 15, 2021 and Schedules REVE 001, REVE 002 and REVE 003 thereunder)) or (C) other than with respect to (x) any payments under the REV Energy Seller Financing Debt (including by setoff) and the REV Energy Earnout and

(y) the post-closing purchase price determination and adjustment contemplated by the REV Energy Acquisition Documents, deferring any portion of the purchase price (including any other earnout payments, contingent or otherwise) to after the REV Energy Acquisition Closing Date; or

(3)
the Performance Proppants Acquisition Documents that has the effect of

(A) increasing the aggregate Permitted Acquisition Consideration of the Performance Proppants Acquisition in an amount in excess of $475,000,000 (other than increases resulting from the closing date purchase price determination and the post-closing purchase price determination and adjustment, in each case, pursuant to the terms of the Performance Proppants Acquisition Documents), (B) the Borrower not, directly or indirectly, acquiring

(x) 100% of the Stock in the Performance Entities and (y) substantially all of the assets of Performance Entities, in each case, on the Performance Proppants Acquisition Closing Date or (C) other than with respect to the post-closing purchase price determination and adjustment contemplated by the Performance Proppants Acquisition Documents, deferring any portion of the purchase price (including any other earnout payments, contingent or otherwise) to after the Performance Proppants Acquisition Closing Date;

shall, in each case of the foregoing clauses (1) through (3), be deemed to be materially adverse to the interests of the Lender for purposes of this Section 8.28(c).

(d)
Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to amend, modify or change any term or condition of the Monarch Acquisition Seller Financing Debt Documents to the extent that such amendment, modification or change is materially adverse to the interests of the Lenders without the written consent of the Required Lenders (it being understood and agreed that any amendment, modification or change to the Monarch Acquisition Seller Financing Debt Agreement that has the effect of (i) increasing the principal amount payable thereunder (excluding any costs or expenses that are capitalized and added to the principal amount thereof), (ii) increasing the amount of interest payable thereunder, (iii) implementing any financial maintenance covenants, (iv) implementing any restrictions on the ability of Holdings and its Subsidiaries (including Monarch Silica and its Subsidiaries) to guarantee the Obligations or to pledge assets as collateral security for the Obligations (other than restrictions relating to the priority of the Liens (on the assets of Monarch Silica and its Subsidiaries and the Stock issued by Monarch Silica) securing the Obligations), (v) implementing any prohibition on the prior repayment of any Obligations (other than from the proceeds of the assets of Monarch Silica and its Subsidiaries and the Stock issued by Monarch Silica, including any insurance proceeds with respect to such assets), (vi) implementing any additional mandatory prepayments, altering the terms and conditions of any mandatory prepayments (the conditions of or amounts of), or any component thereof (but excluding (x) any waiver or extension of the due date of any mandatory prepayment, in whole or in part, or (y) any other modifications that have the effect of delaying payment or reducing the amount to be prepaid) or increasing the rate frequency of any payment or reimbursement requirement thereunder or (vii) altering any existing, or implementing any new, events of default, affirmative covenants or negative covenants (in each case, other than financial maintenance covenants) that, when taken as a whole, are more restrictive or onerous with respect to Monarch Silica and its Subsidiaries than the events of default, affirmative covenants and negative covenants (in each case, other than financial maintenance covenants) in this Agreement (as determined in good faith by senior management of the Borrower) shall, in each case, be deemed to be materially adverse to the interests of the Lenders).

(e)
Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to amend, modify or change any term or condition of the REV Energy Seller Financing Debt Documents to the extent that such amendment, modification or change is materially adverse to the interests of the Lenders without the written consent of the Required Lenders (it being understood and agreed that any amendment, modification or change to the REV Energy Seller Financing Debt Agreement that has the effect of (i) increasing the principal amount payable thereunder (excluding any costs or expenses that are capitalized and added to the principal amount thereof), (ii) increasing the amount of interest payable thereunder, (iii) implementing any financial maintenance covenants, (iv) implementing any restrictions on the ability of Holdings and its Subsidiaries (including REV Energy and its Subsidiaries) to guarantee the Obligations or to pledge assets as collateral security for the Obligations (other than restrictions relating to the priority of the Liens (on the assets of REV Energy and its Subsidiaries and the Stock issued by REV Energy) securing the Obligations), (v) implementing any prohibition on the prior repayment of any Obligations (other than from the proceeds of the assets of REV Energy and its Subsidiaries and the Stock issued by REV Energy, including any insurance proceeds with respect to such assets), (vi) implementing any additional mandatory prepayments, altering the terms and conditions of any mandatory prepayments (the conditions of or amounts of), or any component thereof (but excluding (x) any waiver or extension of the due date of any mandatory prepayment, in whole or in part, or (y) any other modifications that have the effect of delaying payment or reducing the amount to be prepaid) or increasing the rate frequency of any payment or reimbursement requirement thereunder (other than through a cashless setoff) or (vii) altering any existing, or implementing any new, events of default, affirmative covenants or negative covenants (in each case, other than financial maintenance covenants) that, when taken as a whole, are more restrictive or onerous with respect to REV Energy and its Subsidiaries than the events of default, affirmative covenants and negative covenants (in each case, other than financial maintenance covenants) in this Agreement (as determined in good faith by senior management of the Borrower) shall, in each case, be deemed to be materially adverse to the interests of the Lenders).

(f)
[**].

8.29
Certain Post-Closing Obligations. As promptly as practicable, and in any event within the time periods after the Closing Date specified in Schedule 8.29 or such later date as the Agent reasonably agrees to in writing, including to reasonably accommodate circumstances unforeseen on the Closing Date, the Borrower and each other Obligor shall deliver the documents or take the actions specified in Schedule 8.29, in each case except to the extent otherwise agreed by the Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement.”

ARTICLE IX CONDITIONS OF LENDING

9.1
Conditions Precedent to Effectiveness of Agreement and Making of Loans on the

Closing Date. The effectiveness of this Agreement, the obligation of the Lenders to make any Loans on the Closing Date, and the obligation of the Letter of Credit Issuers to issue any Letter of Credit on the Closing Date, are subject to the satisfaction (or waiver in writing by the Agent and the Arrangers) of the following conditions precedent:

(a)
The Agent’s receipt of the following, each of which shall be originals, facsimiles or electronic copies (followed promptly by originals if requested by Agent) unless otherwise specified, each properly executed by a Responsible Officer of the signing Obligor:

(i)
executed counterparts of this Agreement, the Guarantee Agreement, the Security Agreement, the Initial Intercreditor Agreement, and Notes (to the extent requested by any Lender);

(ii)
each Security Document set forth on Schedule 1.5 (including the delivery of documents and instruments necessary to satisfy the Collateral and Guarantee Requirement) required to be executed on the Closing Date as indicated on such schedule, duly executed by Holdings (to the extent a party thereto) and/or each Obligor thereto, together with (except as provided in such Security Documents):

(A)
executed Intellectual Property Security Agreement(s) in substantially the form of Exhibit B to the Security Agreement;

(B)
evidence that all financing statements under the Uniform Commercial Code have been filed or are otherwise in a form appropriate for filing; and

(C)
executed Perfection Certificates; and

(D)
lien searches reasonably satisfactory to the Agent;

(iii)
certificates substantially in the form of Exhibit H for Holdings and each Obligor which attach (A) resolutions or other equivalent action documentation, (B) incumbency certificates, (C) Organization Documents and

(D) good standing certificates;

(iv)
an opinion from Brown Rudnick LLP and an opinion from The Whitten Law Firm, PC, counsel to the Obligors, addressed to the Agent and the Lenders as of the Closing Date;

(v)
a certificate, in the form of Exhibit G, attesting to the Solvency of Holdings and its Subsidiaries (on a consolidated basis) on the Closing Date after giving effect to the Transactions consummated on the Closing Date, from the Chief Financial Officer of Holdings;

(vi)
a Notice of Borrowing relating to the initial Borrowing (if any); and

(vii)
a copy of, or a certificate as to coverage under, the insurance policies required by Section 8.5 and the applicable provisions of the Security Documents.

(b)
All fees and expenses required to be paid hereunder or pursuant to the Fee Letter described in clause (a) of the definition thereof, in the case of expenses, to the extent

invoiced at least three (3) Business Days prior to the Closing Date (except as otherwise agreed by the Borrower) shall, substantially concurrently with the initial Borrowing, have been paid (which amounts may, at the Borrower’s option, be offset against the proceeds of the Loans borrowed on the Closing Date).

(c)
The Agent and Arrangers shall have received a true, correct and complete copy of the Term Loan Credit Agreement and each other material Term Loan Document, in each case, including all exhibits and schedules related thereto (including, for the avoidance of doubt, a true, correct and complete copy of that certain Security Agreement, dated as of the date hereof, among Holdings, Borrower, certain of their respective Subsidiaries, as Grantors and Term Loan Agent).

(d)
The Agent and Arrangers shall have received the Historical Financial Statements.

(e)
(1) The Agent shall have received an executed payoff letter with respect to existing Debt of Holdings, the Borrower, the Restricted Subsidiaries and FTS and each of its Subsidiaries set forth on Schedule 9.1, along with all associated UCC termination statements or other termination statements with respect to any related filings, in each case in form and substance satisfactory to the Agent, and, (2) simultaneously or substantially concurrently with the funding of the initial Borrowing under this Agreement (i) all principal, accrued and unpaid interest, fees, premium, if any, and other amounts outstanding as set forth on Schedule 9.1 (in each case, other than contingent indemnification obligations not then due and payable and that by their terms expressly survive the termination of the existing Debt of Holdings, the Borrower and the Restricted Subsidiaries set forth on Schedule 9.1) shall be paid or repaid in full, (ii) all commitments to extend credit thereunder will be terminated, (iii) any security interest and guarantees in connection therewith shall be terminated and released and (iv) all of the “loan documents” (or such similar term as used therein) with respect to the existing Debt of Holdings, the Borrower and the Restricted Subsidiaries set forth on Schedule 9.1, in each case, shall be terminated and of no further force or effect (other than customary provisions therein that survive pursuant to the terms thereof).

(f)
(i) After giving effect to the initial Borrowings on the date hereof, the issuance of any Letters of Credit issued on the date hereof and the consummation of the FTS Acquisition and the FTS Distribution and Contribution Transaction, (A) Liquidity on the Closing Date shall not be less than $50,000,000 and (B) Availability on the Closing Date shall not be less than $20,000,000 and (ii) the Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the foregoing clause (i).

(g)
The Agent and the Arrangers shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information (including a fully executed IRS Form W-9 or other applicable tax form) about the Borrower and the Guarantors as has been reasonably requested in writing at least ten (10) Business Days prior to the Closing Date by the Agent and the Arrangers that they reasonably determine is required by United States regulatory authorities under applicable “know your customer”

and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

(h)
Since December 31, 2020, there has not been any fact, change, event, circumstance, effect, development or occurrence which, individually or in the aggregate with any other facts, changes, events, circumstances, effects, developments or occurrences, has had, or would reasonably be expected to have, a Material Adverse Effect.

(i)
The Borrower shall have delivered to the Agent a Borrowing Base Certificate for the month ending January 31, 2022.

(j)
Substantially concurrently with the effectiveness of this Agreement, each of the conditions set forth in Section 9.1 of the Term Loan Credit Agreement shall have been satisfied or waived and 100% of the fundings under the Term Loan Credit Agreement shall have occurred.

(k)
No Default or Event of Default shall have occurred and be continuing before or immediately after giving effect to this Agreement and the initial Borrowings hereunder.

(l)
No Default or Event of Default (in each case, as defined under the Term Loan Credit Agreement) shall have occurred and be continuing before or immediately after giving effect to this Agreement and the borrowing of the Term Loan thereunder.

(m)
The Term Loan Agent shall have received the original stock certificates representing the pledged Stock constituting Collateral (to the extent such Stock is certificated and required to be delivered on the Closing Date under the Term Loan Credit Agreement) of the Borrower and its Restricted Subsidiaries, together with customary blank stock or unit transfer powers and irrevocable powers duly executed in blank.

(n)
The Agent shall have received true, complete and correct copies of the Back Stop Note, the Closing Date Note and the Equify Bridge Financing Note, in each case, in form and substance reasonably acceptable to the Agent, and the applicable Obligors (or their designees) shall have received the full cash proceeds of the Back Stop Note, the Closing Date Note and the Equify Bridge Financing Note (to the extent that loans are made thereunder on the date hereof).

(o)
The Agent shall have received a true, complete and correct copy of the Subordinated Intercompany Note, which Subordinated Intercompany Note will be in form and substance reasonably acceptable to the Agent.

(p)
The Agent and the Arrangers shall have received at least three (3) Business Days prior to the Closing Date a Beneficial Ownership Certification from any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Letter of Credit Issuer to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.1) at or prior to 11:59

p.m., New York City time, on the Agreement Date (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

9.2
Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan (including on the Closing Date), and the obligation of the Letter of Credit Issuers to issue any Letter of Credit shall be subject to the conditions precedent that on and as of the date of any such extension of credit:

(a)
The Borrower shall have delivered to the Agent a Notice of Borrowing, duly executed and completed, by the time specified in, and otherwise permitted by Section 2.4(a). The delivery of each Notice of Borrowing shall constitute a representation and warranty by the Obligors of the correctness of the matters specified in clause (b) below.

(b)
The following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

(i)
the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect is true and correct in all respects) on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date, in which case such representations and warranties were true and correct in all material respects as of such prior date, and except to the extent the Agent and the Lenders have been notified in writing by the Borrower that any representation or warranty is not correct in all material respects (or that any representation and warranty that is qualified as to materiality or Material Adverse Effect is not correct in all respects) and the Required Lenders have explicitly waived in writing compliance with such representation or warranty;

(ii)
no Default or Event of Default has occurred and is continuing, or would result from such extension of credit; and

(iii)
the Borrowing or issuance of the Letter of Credit is in compliance with the provisions of Article II.

(c)
No such Borrowing or issuance of the Letter of Credit shall exceed the then- current Availability.

Notwithstanding anything to the contrary, the foregoing conditions precedent in this Section 9.2 are not conditions to any Lender participating in or reimbursing the Swingline Lender or the Agent for such Lender’s Pro Rata Share of any applicable Swingline Loan or Agent Advance made in accordance with the provisions of Section 2.4(f) or Section 2.4(g), as applicable.

ARTICLE X DEFAULT; REMEDIES

10.1
Events of Default. It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:

(a)
any failure by the Borrower to pay: (i) the principal of any of the Loans when due, whether upon demand or otherwise, or the reimbursement of any Letter of Credit issued pursuant to this Agreement when the same is due and payable; or (ii) any interest, fee or other amount owing hereunder or under any of the other Loan Documents within five (5) Business Days after the due date therefor, whether upon demand or otherwise;

(b)
any representation or warranty made or deemed made by Holdings or the Borrower in this Agreement or by any Obligor in any of the other Loan Documents or any certificate furnished by any Obligor at any time to the Agent, the Collateral Agent or any Lender pursuant to the Loan Documents shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

(c)
any default shall occur in the observance or performance of any of the covenants and agreements contained in:

(i)
Section 6.3(a), Section 8.2(a) (with respect to the maintenance of the Borrower’s existence only), Section 8.8, Section 8.9, Section 8.10, Section 8.11, Section 8.12, Section 8.13, Section 8.14, Section 8.16, Section 8.17, Section 8.18, Section 8.21, Section 8.23 (and, other than during a Cash Dominion Period, such default continues for five (5) Business Days after receipt by the Borrower of written notice thereof by the Agent or the Required Lenders), Section 8.24, Section 8.27, or Section 8.28;

(ii)
Section 8.20; provided that an Event of Default shall not occur under this clause (ii) until the expiration of the Cure Deadline for the applicable Test Period for which the Holdings, Borrower, and its Restricted Subsidiaries were not in compliance with such Financial Covenant;

(iii)
Section 6.4(a) and such default continues for five (5) Business Days (or two (2) Business Days during any Cash Dominion Period) after receipt by the Borrower of written notice thereof by the Agent or the Required Lenders; or

(iv)
any other provision of this Agreement or any other Loan Document and such default shall continue for thirty (30) days (or fifteen (15) days in the case of any default of Section 8.29 or Section 3 of the First Amendment) after receipt by the Borrower of written notice thereof by the Agent or the Required Lenders;

(d)
any default shall occur with respect to any Debt (other than the Obligations) of any Obligor or any of its Restricted Subsidiaries in an outstanding principal amount which constitutes Material Indebtedness, or under any agreement or instrument under or pursuant to which any such Material Indebtedness may have been issued, created, assumed,

or guaranteed by any Obligor or any of its Restricted Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, in each case, if the effect thereof (with or without the giving of notice) is to accelerate, or to permit the holders of any such Material Indebtedness to accelerate, the maturity of any such Material Indebtedness; or any such Material Indebtedness shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled or required prepayment) prior to the stated maturity thereof; or any such Material Indebtedness shall not be paid in full upon the scheduled maturity thereof; provided that this clause (d) shall not apply to

(x) termination events or equivalent events not constituting events of default pursuant to the terms of any Hedge Agreement and (y) such Material Indebtedness that becomes due or as to which an offer to prepay is required to be made as a result of the voluntary Disposition of the property or assets securing such Material Indebtedness, if such Disposition is permitted hereunder and under the documents providing for such Material Indebtedness provided, further, that any such default (other than a default in respect of the payment of principal, interest, fees or any other amounts) in respect of the First Financial Loan Documents shall not, until the first to occur of (i) such event of default has continued for thirty (30) days, (ii) all or any portion of the Debt under the First Financial Loan Documents been accelerated, or (iii) the lender under the First Financial Loan Documents has exercised any remedies under the First Financial Loan Documents, constitute an Event of Default under this clause (d);

(e)
Holdings, the Borrower or any Significant Subsidiary shall (i) file a voluntary petition in bankruptcy or file a voluntary petition, proposal, notice of intent to file a proposal or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or Law, state, or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; or (iii) make an assignment for the benefit of creditors;

(f)
an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of Holdings, the Borrower or any Significant Subsidiary for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or Law, state or federal, now or hereafter existing, and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

(g)
(i) a receiver, interim receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for Holdings, the Borrower or any Significant Subsidiary or for all or any material part of such Person’s property shall be appointed or (ii) a warrant of attachment, execution or similar process shall be issued against any material part of the property of Holdings, the Borrower or any Significant Subsidiary and such warrant or similar process shall not be vacated, discharged, stayed or bonded pending appeal within sixty (60) days after the entry thereof;

(h)
this Agreement, the Guarantee Agreement, any Security Document, the Initial Intercreditor Agreement, or any other Intercreditor Agreement shall be terminated (other than in accordance with its terms or the terms hereof or thereof), revoked or declared void or invalid or unenforceable or challenged by Holdings or any Obligor;

(i)
one or more monetary judgments, orders, decrees or arbitration awards is entered against any Holdings, the Borrower or any Restricted Subsidiary involving in the aggregate for all Obligors and Restricted Subsidiaries liability as to any single or related or unrelated series of transactions, incidents or conditions, in excess of $30,000,000 (in each case, except to the extent covered by insurance through an insurer who does not deny or dispute coverage), and the same shall remain unsatisfied, unbonded, unvacated and unstayed pending appeal for a period of sixty (60) days after the entry thereof;

(j)
for any reason, any Lien on any Collateral having a Fair Market Value in excess of $10,000,000 ceases to be, or is not, valid, perfected and prior to all other Liens in accordance with the provisions hereof (subject to (A) the terms of the Collateral and Guarantee Requirement and the Security Documents and (B) Permitted Liens) or is terminated, revoked or declared void other than (i) as a result of a release of Collateral permitted by Section 13.10 or in accordance with the terms of the relevant Security Document, (ii) in connection with the Full Payment of the Obligations or (iii) any loss of perfection (x) as a result of the Collateral Agent no longer having possession of any stock certificates, promissory notes or other instruments delivered to it representing securities or other assets pledged under the Security Documents or (y) as a result of a Uniform Commercial Code filing having lapsed because a Uniform Commercial Code continuation statement was not filed in a timely manner;

(k)
(i) an ERISA Event shall occur which has resulted or could reasonably be expected to result in a Material Adverse Effect or (ii) an Obligor or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect;

(l)
there occurs a Change of Control;

(m)
the failure of the Obligors, ProFrac Holding Corp. or any other Parent Entity to raise at least $200,000,000 of Net Equity Proceeds (including pursuant to the IPO) after the Closing Date and on or prior to December 31, 2022 and such default shall continue for thirty (30) days after receipt by the Borrower of written notice thereof by the Agent or the Required Lenders; or

(n)
An enforcement action of any kind by the holders of the REV Energy Earnout is taken to enforce or collect the payment of the REV Energy Earnout to the extent in excess of $22,500,000.

10.2
Remedies.

(a)
If an Event of Default has occurred and is continuing, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrower:

(i)
reduce the Maximum Revolver Amount or the advance rates against Eligible Accounts used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base, in each case to the extent determined by the Agent or the Required Lenders, as the case may be;

(ii)
restrict the amount of or refuse to make Loans;

(iii)
instruct the Letter of Credit Issuers to restrict or refuse to provide Letters of Credit;

(iv)
terminate the Commitments;

(v)
declare the Loans to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Section 10.1(e), 10.1(f), or 10.1(g) with respect to any Obligor, the Commitments shall automatically and immediately expire and terminate and all Loans shall automatically become immediately due and payable without notice or demand of any kind;

(vi)
require the Obligors to cash collateralize all outstanding Letters of Credit; and

(vii)
pursue its other rights and remedies under the Loan Documents and applicable Law.

(b)
If an Event of Default has occurred and is continuing and subject to any Intercreditor Agreement then in effect: (i) the Agent shall have, for the benefit of the respective Secured Parties, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents or the UCC; (ii) the Agent may, at any time, take possession of the respective Collateral and keep it on the Obligors’ premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrower shall, and shall cause their Restricted Subsidiaries to, upon the Agent’s demand, at the Borrower’s cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of any Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Obligor agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) days prior to such action to the Borrower at the address specified in or pursuant to Section 14.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Borrower or any other Obligor. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower and each other Obligor irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower and the other Obligors agree that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person.

10.3
Application of Funds. Subject to any Intercreditor Agreement then in effect, if the circumstances described in Section 4.7 have occurred, or after the exercise of remedies provided for in Section 10.2 or under any other Loan Document (or after the Commitments have automatically been terminated, the Loans have automatically become immediately due and payable as set forth in Section 10.2 and the Letters of Credit have automatically been required to be cash collateralized, in each case as set forth in Section 10.2), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Obligations shall be applied by the Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 14.7) payable to the Agent and/or the Collateral Agent in its capacity as such (other than in connection with Cash Management Obligations or Obligations in respect of Secured Hedge Agreements);

Second, to pay accrued and unpaid interest (including amounts which, but for the provisions of the Bankruptcy Code, would have accrued) in respect of all Agent Advances until paid in full;

Third, to pay the principal of all Agent Advances until paid in full;

Fourth, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 14.7), ratably among them in proportion to the amounts described in this clause Fourth payable to them (other than in connection with Cash Management Obligations or Obligations in respect of Secured Hedge Agreements);

Fifth, to pay accrued and unpaid interest (including amounts which, but for the provisions of the Bankruptcy Code, would have accrued) in respect of the Swingline Loans until paid in full;

Sixth, to pay the principal of all Swingline Loans until paid in full;

Seventh, to pay accrued and unpaid interest (including amounts which, but for the provisions of the Bankruptcy Code, would have accrued) in respect of the Revolving Loans (other than Agent Advances or Swingline Loans) until paid in full;

Eighth, ratably (i) to pay the principal of all Revolving Loans (other than Agent Advances and Swingline Loans) until paid in full, (ii) to the Agent, to be held by the Agent, for the benefit of the Letter of Credit Issuers, as cash collateral in an amount up to 103% of the maximum drawable amount of any outstanding Letters of Credit and (iii) up to an amount (calculated in the aggregate after taking into account any amounts previously paid pursuant to this clause (iii) or pursuant to clause (ii) of item Ninth below) during the continuation of the applicable Application Event) not to exceed the lesser of (x)

$20,000,000 and (y) the Bank Product Reserves) to pay any Obligations under Noticed Hedges;

Ninth, ratably to pay (i) amounts, not to exceed $20,000,000 in the aggregate with clause (iii) in item Eighth above and clause (ii) below, owing with respect to any Obligations in respect of Secured Hedge Agreements (other than Noticed Hedges),

(ii) amounts (calculated after taking into account any amounts previously paid pursuant to this clause (ii) or pursuant to clause (iii) of item Eighth above) during the continuation of the applicable Application Event), not to exceed $20,000,000 in the aggregate with amounts applied pursuant to clause (iii) in item Eighth above and clause (i) above owing with respect to any Obligations in respect of the unreserved portion of a Noticed Hedge, and (iii) amounts, not to exceed $20,000,000, owing with respect to Cash Management Obligations;

Tenth, to the payment of all other Obligations (other than Obligations in respect of Secured Hedge Agreements, Noticed Hedges, and Bank Product Obligations) of the Obligors that are due and payable to the Agent and the other Secured Parties (other than any Defaulting Lenders) on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Agent and the other Secured Parties (other than any Defaulting Lenders) on such date, until paid in full;

Eleventh, ratably to pay any amounts owing with respect to any Obligations in respect of any FILO Tranche, until paid in full;

Twelfth, ratably to pay any Obligations (other than Obligations in respect of Secured Hedge Agreements, Noticed Hedges, and Cash Management Obligations) owed to Defaulting Lenders, until paid in full; and

Thirteenth, to the payment of all other Obligations in respect of Secured Hedge Agreements, Noticed Hedges, and Cash Management Obligations of the Obligors that are due and payable to the Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Agent and the other Secured Parties on such date, until paid in full;

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Eighth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower or as otherwise required by Law. Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

10.4
Permitted Holders’ Right to Cure.

(a)
Notwithstanding anything to the contrary contained in Section 10.1(c), in the event that the Borrower fails to comply with the requirements of the Financial Covenant, any of the Permitted Holders, any Parent Entity or any Subsidiary of any Parent Entity (other than Holdings and its Restricted Subsidiaries) or other Person designated by the Borrower shall have the right, during the period beginning at the end of the last Fiscal Quarter of the applicable Test Period and until the later of (i) the tenth (10th) Business Day after the date on which Financial Statements with respect to the Test Period in which such covenant is being measured are required to be delivered pursuant to Section 6.2 and (ii) the tenth (10th) Business Day after the beginning of a Covenant Trigger Period (such later date, the “Cure Deadline”), to make a direct or indirect equity investment in Holdings in cash (the “Cure Right”), which cash shall be promptly contributed by Holdings to the Borrower, and upon the receipt by the Borrower of net proceeds pursuant to the exercise of the Cure Right (the “Cure Amount”), the Financial Covenant shall be recalculated, giving effect to a pro forma increase to Consolidated EBITDA for such Test Period in an amount equal to such Cure Amount; provided that such pro forma adjustment to Consolidated EBITDA shall be given solely for the purpose of determining the existence of a Default or an Event of Default under the Financial Covenant with respect to any Test Period that includes the Fiscal Quarter for which such Cure Right was exercised and not for any other purpose under any Loan Document.

(b)
If, after the receipt of the Cure Amount and the recalculations pursuant to clause (a) above, the Borrower shall then be in compliance with the requirements of the Financial Covenant during such Test Period, the Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Event of Default that had occurred shall be deemed cured; provided that

(i) the Cure Right may be exercised on no more than five (5) occasions, (ii) in each four Fiscal Quarter period, there shall be at least two Fiscal Quarters in respect of which no Cure Right is exercised, (iii) with respect to any exercise of the Cure Right, the Cure Amount shall be no greater than the amount required to cause the Borrower to be in compliance with the Financial Covenant, (iv) all Cure Amounts shall be disregarded for purposes of determining any baskets or ratios with respect to the covenants contained in the Loan Documents and (v) there shall be no pro forma or actual reduction in Debt (by netting or otherwise) with the proceeds of any Cure Amount for determining compliance with the Financial Covenant for any Test Period for which such Cure Amount is deemed applied (even if the proceeds of any Cure Amount are actually used to repay Debt, regardless of whether the proceeds of the Cure Amount are received before or after the last day of such Test Period).

(c)
Prior to the Cure Deadline, neither the Agent, the Collateral Agent nor any Lender shall exercise any rights or remedies under Article X (or under any other Loan Document available during the continuance of any Default or Event of Default) solely on the basis of any actual or purported failure to comply with the Financial Covenant unless such failure is not cured by the Cure Deadline (it being understood that this sentence shall not have any effect on the rights and remedies of the Lenders with respect to any other Default or Event of Default pursuant to any other provision of any Loan Document other than breach of the Financial Covenant); provided, however, that the Lenders shall have no obligation to make any Loans, and the Letter of Credit Issuers shall have no obligation to issue any Letters of Credit, prior to receipt of the Cure Amount.

ARTICLE XI

TERM AND TERMINATION

11.1
Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent upon direction from the Required Lenders may terminate this Agreement without notice upon the occurrence and during the continuance of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (other than contingent obligations not then due and payable, Obligations under Secured Hedge Agreements and Cash Management Obligations) (including all unpaid principal, accrued and unpaid interest and any amounts due under Section 5.4) shall become immediately due and payable and the Borrower shall immediately arrange, with respect to all Letters of Credit then outstanding, for (a) the cancellation and return thereof, or (b) the cash collateralization thereof or issuance of Supporting Letters of Credit with respect thereto in accordance with Section 2.3(g). Notwithstanding the termination of this Agreement, until Full Payment of all Obligations, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agent, the Collateral Agent and the Lenders shall retain all their rights and remedies hereunder (including the Collateral Agent’s Liens in and all rights and remedies with respect to all then-existing and after-arising Collateral).

ARTICLE XII

AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

12.1
Amendments and Waivers.

(a)
(i) Except as otherwise specifically set forth in this Agreement (including Section 5.5(c)), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower or other Obligor therefrom, shall be effective unless the same shall be in writing and signed by the

Required Lenders (or by the Agent with the consent of the Required Lenders) and the Obligors party thereto and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given;

(ii)
Notwithstanding the foregoing, no such waiver, amendment, or consent shall be effective to modify eligibility criteria, or sublimits contained in the definition of “Borrowing Base” or “Eligible Accounts” or “Eligible Unbilled Accounts” or “Eligible Inventory” or any successor or related definition, in each case that would have the effect of increasing the Borrowing Base unless it is consented to in writing by the Supermajority Lenders and the Borrower;

(iii)
Notwithstanding the foregoing, no such waiver, amendment, or consent shall be effective with respect to the following, unless consented to in writing by all Lenders (or the Agent with the consent of all Lenders) and the Borrower:

(A)
increase any of the advance rates set forth in the definition of “Borrowing Base” or add any new classes of eligible assets to such definition;

(B)
amend this Section 12.1 or any provision of this Agreement providing for consent or other action by all Lenders;

(C)
release all or substantially all of the value of the Guarantors with respect to their Obligations owing under the Guarantee Agreement other than as permitted by Section 13.10;

(D)
subject to any Intercreditor Agreement then in effect, release all or substantially all of the Collateral other than as permitted by Section 13.10;

(E)
change the voting percentages included in the definitions of “Required Lenders” or “Supermajority Lenders”; or

(F)
amend the definition of “Pro Rata Share” or Section 4.7.

(iv)
Notwithstanding the foregoing, no such waiver, amendment, or consent shall be effective with respect to the following, unless consented to in writing by all adversely affected Lenders (or the Agent with the consent of all adversely affected Lenders) and the Borrower:

(A)
increase or extend any Commitment of any Lender (other than as contemplated in Section 2.6 or 2.7);

(B)
postpone or delay any date fixed by this Agreement or any other Loan Document for any (i) scheduled payment of principal, interest or fees or (ii) payment of other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

(C)
reduce the principal of, or the rate of interest specified herein (other than waivers of the Default Rate) on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

(D)
amend the “default waterfall” set forth in Section 10.3;

(E)
extend the expiration date of any Letter of Credit beyond the Stated Termination Date;

(F)
other than in connection with a debtor-in-possession financing consented to by the Required Lenders, subordinate the right of payment of the Obligations hereunder to any other Indebtedness or any other obligations;

(G)
other than in connection with a debtor-in-possession financing consented to by the Required Lenders, subordinate the Liens on the ABL Priority Collateral granted hereunder or under the other Loan Documents to any other Lien or

(H)
except as expressly permitted hereunder, subordinate the Liens on the Fixed Asset Priority Collateral granted hereunder or under the other Loan Documents to any other Lien.

It is understood that a waiver of any condition precedent or the waiver of any Default, Event of Default or mandatory prepayment or commitment reduction under this Agreement and the other Loan Documents shall not give rise to an all affected Lender vote pursuant to this clause (iv).

(v)
Notwithstanding the foregoing, no such waiver, amendment, or consent shall be effective to increase the obligations or adversely affect the rights of the Agent, the Collateral Agent, the Swingline Lender, any Letter of Credit Issuer or any Arranger without the consent of the party adversely affected thereby;

provided, however, that (A) the Agent may, in its sole discretion and notwithstanding the limitations contained in clause (ii) or (iii)(A) above and any other terms of this Agreement, make applicable Agent Advances in accordance with Section 2.4(g); (B) Schedule 1.1 hereto (Lenders’ Commitments) may be amended from time to time by the Agent alone to reflect assignments of Commitments in accordance herewith and changes in Commitments in accordance with Section 2.6 or 2.7; (C) no amendment or waiver shall be made to Section 13.19 or to any other provision of any Loan Document as such provisions relate to the rights and obligations of any Arranger without the written consent of such Arranger and (D) each Fee Letter may be amended or waived in a writing signed by the Borrower and JPMorgan. Further, notwithstanding anything to the contrary contained in Section 12.1, if the Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

Notwithstanding the foregoing, the L/C Commitment of any Letter of Credit Issuer listed on Schedule 1.1 hereto may be modified with the consent of the Borrower, such Letter of Credit Issuer and the Agent (and without the consent of any Lender).

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (i) the Commitment of such Lender may not be increased or extended and (ii) the accrued and unpaid amount of any principal, interest or fees payable to such Lender shall not be reduced, in either case, without the consent of such Lender.

Notwithstanding anything to the contrary herein, no consent of any Lender or any other Person will be required to effectuate any transaction permitted under Section 2.6 or 2.7 except to the extent provided therein.

(b)
If, in connection with any proposed amendment, waiver or consent (a “Proposed Change”) requiring the consent of the Supermajority Lenders, all Lenders or all affected Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, at the Borrower’s request (and if applicable, payment by the Borrower of the processing fee referred to in Section 12.2(a)), the Agent (so long as the Agent is not a Non-Consenting Lender) or an Eligible Assignee shall have the right (but not the obligation), to purchase from the Non-Consenting Lenders, and the Non- Consenting Lenders agree that they shall sell, all of the Non-Consenting Lenders’ interests, rights and obligations under the Loan Documents, in accordance with the procedures set forth in clauses (i) through (v) in the proviso to Section 5.8 and the last sentence in Section 5.8, as if each such Non-Consenting Lender is an assignor Lender thereunder.

(c)
No Real Estate shall be taken as Collateral unless Lenders receive 45 days’ advance notice and each Lender confirms to Agent that it has completed all flood due diligence, received copies of all flood insurance documentation and confirmed flood insurance compliance as required by the Flood Insurance Laws or as otherwise satisfactory to such Lender. At any time that any Real Estate constitutes Collateral, no modification of a Loan Document shall add, increase, renew or extend any loan, commitment or credit line hereunder until the completion of flood due diligence, documentation and coverage as required by the Flood Insurance Laws or as otherwise satisfactory to all Lenders. This Section 12.1 shall not be construed to obligate the Obligors to deliver any Real Estate as Collateral hereunder or under any of the other Loan Documents.

12.2
Assignments; Participations.

(a)
Any Lender may, with the written consent of (i) the Agent, (ii) the Swingline Lender and the Letter of Credit Issuers, and (iii) so long as no Event of Default under any of Section 10.1(a), (e), (f) or (g) has occurred and is continuing, the Borrower (in each case, which consents shall not be unreasonably withheld or delayed), assign and delegate to one or more Eligible Assignees (provided that (x) no such Borrower consent shall be required in connection with any assignment to an existing Lender, an Affiliate of a Lender, or an Approved Fund of a Lender and (y) such Borrower consent shall be deemed to have been given if the Borrower has not responded within ten (10) Business Days of receipt of a written request for consent (each an “Assignee”) all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000, or an integral multiple of $1,000,000 in excess thereof (provided that an amount less than the minimum amount of $5,000,000 may be assigned if agreed to by the Borrower and the Agent, or if such amount represents all of the Loans, the Commitments and the other rights and obligations of the Lender hereunder) (provided, further that no such minimum amount shall apply to any assignment to an Approved Fund or to a Lender or to an Affiliate of a Lender); provided, however, that

(A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall be given to the Borrower and the Agent by such Lender and the Assignee; (B) such Lender and its Assignee shall deliver to the Borrower and the Agent an Assignment and Acceptance, along with an Administrative Questionnaire and any know-your-customer documentation; and (C) the assignor Lender or Assignee shall pay to the Agent a processing fee in the amount of $3,500; provided, further, that the Agent may elect to waive such processing fee in its sole discretion.

(b)
From and after the date that the Agent has received an executed Assignment and Acceptance, the Agent has received payment of the above-referenced processing fee and the Agent has recorded such assignment in the Register as provided in Section 13.20 herein, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit, have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assignor Lender’s rights and obligations under this Agreement, such assignor Lender shall cease to be a party hereto).

(c)
By executing and delivering an Assignment and Acceptance, the assignor Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by any Obligor to the Agent or any Lender in the applicable Collateral;

(ii) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or the performance or observance by any Obligor of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assignor Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental powers, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)
Immediately upon satisfaction of the requirements of Section 12.2(a) and recordation in the Register, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. Each Commitment allocated to each Assignee shall reduce the applicable Commitment of the assignor Lender pro tanto.

(e)
Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrower (a “Participant”), in each case that is not a Disqualified Lender so long as the list of Disqualified Lenders shall have been made available to all Lenders, participating interests in any Loans, any Commitment of that Lender and the other interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Sections 12.1(a)(iii)(C) and (D) and Section 12.1(a)(iv), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. Subject to paragraph (g) of this Section 12.2, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.1, 5.2 and 5.3, subject to the requirements and limitations of such Sections (including Sections 5.1(d)) and Sections 5.6 and 5.8, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section 12.2 (provided that any documentation required to be provided pursuant to Section 5.1(d) shall be provided solely to the Originating Lender and provided further, for the avoidance of doubt, that if the Originating Lender is not a U.S. Person, such Lender shall include a copy of such documentation as an exhibit to its IRS Form W-8IMY in accordance with Section 5.1(d)(ii)(D)).

(f)
Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement (including its Note, if any) in favor of any Federal Reserve Bank or any other central bank having jurisdiction over such Lender in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

(g)
A Participant shall not be entitled to receive any greater payment under Section 5.1 or 5.3 than the Originating Lender would have been entitled to receive with respect to the participating interest sold to such Participant, unless the sale of the participating interest to such Participant is made with the Borrower’s prior written consent and such Participant agrees to be subject to the provisions of Section 5.8 as though it were a Lender, or to the extent that such entitlement to a greater payment results from a Change in Law after the Participant became a Participant.

ARTICLE XIII

THE APPOINTED AGENTS

13.1
Appointment and Authorization. Each Lender, on behalf of itself and any of its Affiliates that are Secured Parties, and each Letter of Credit Issuer hereby designates and appoints the Agent and the Collateral Agent (collectively, the “Appointed Agents”) as its agents under this Agreement and the other Loan Documents and each Lender and each Letter of Credit Issuer hereby irrevocably authorizes each Appointed Agent, in its respective capacity, to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each Appointed Agent agrees to act as such on the express conditions contained in this Article XIII. The provisions of this Article XIII (other than Sections 13.9, 13.10(a) and 13.10(b)) are solely for the benefit of the Appointed Agents and the Secured Parties, and the Borrower shall have no rights as third party beneficiaries of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, each Appointed Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall any Appointed Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Appointed Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to any Appointed Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement (including any required consent or direction from the Required Lenders), each Appointed Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which such Appointed Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to Section 2.4(g) and (c) the exercise of remedies pursuant to Section 10.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

13.2
Delegation of Duties. Each Appointed Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Appointed Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence, bad faith or willful misconduct.

13.3
Liability of Appointed Agents. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision)), (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Obligor or any Subsidiary or Affiliate of any Obligor, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Appointed Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Obligor or any other party to any Loan Document to perform its obligations hereunder or thereunder or (c) be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders; further, without limiting the generality of the foregoing clause (c), no Agent- Related Person shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information (subject in all respects to Section 14.16), to any Disqualified Lender. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Obligor or any of their Subsidiaries or Affiliates.

13.4
Reliance by Appointed Agent. Each Appointed Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Obligor), independent accountants and other experts selected by such Appointed Agent. Each Appointed Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Appointed Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or the Supermajority Lenders, all Lenders or all affected Lenders if so required by Section 12.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

13.5
Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article X; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

13.6
Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Appointed Agent hereinafter taken, including any review of the affairs of the Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to each Appointed Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors and their Affiliates. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Obligors or any of their Affiliates which may come into the possession of any of the Agent-Related Persons.

13.7
Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably in accordance with their respective Pro Rata Shares, from and against any and all Losses as such term is defined in Section 14.10; provided, however, that no Lender shall be liable for the payment to such Agent-Related Persons of any portion of such Losses to the extent resulting from such Person’s gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision); provided, further, that any action taken by any Agent-Related Person at the request of the Required Lenders (or all

Lenders or all affected Lenders, as applicable) shall not constitute gross negligence, bad faith or willful misconduct. Without limitation of the foregoing, each Lender shall ratably reimburse the Agent upon demand for its share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 13.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

13.8
Appointed Agents in Individual Capacity. Each Appointed Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Stock in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Obligors and their Subsidiaries and Affiliates as though such Appointed Agent was not an Appointed Agent hereunder and without notice to or consent of the Lenders. Each Appointed Agent and its Affiliates may receive information regarding the Obligors, their Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Obligors or such Affiliates) and the Lenders hereby acknowledge that each Appointed Agent shall be under no obligation to provide such information to them. With respect to its Loans, each Appointed Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Appointed Agent, and the terms “Lender” and “Lenders” include each Appointed Agent in its individual capacity.

13.9
Successor Agents. Each Appointed Agent may resign as an Appointed Agent upon at least 30 days’ prior notice to the Lenders and the Borrower. In the event any Appointed Agent sells all of its Loans and/or Commitments as part of a sale, transfer or other disposition by such Appointed Agent of substantially all of its loan portfolio, such Appointed Agent shall resign as an Appointed Agent and such purchaser or transferee shall become the successor Appointed Agent hereunder. In the event that an Appointed Agent becomes a Defaulting Lender, such Appointed Agent may be removed at the reasonable request of the Borrower and the Required Lenders. Subject to the foregoing, if an Appointed Agent resigns or is removed under this Agreement, the Required Lenders (with the prior consent of the Borrower, such consent not to be unreasonably withheld and such consent not to be required if an Event of Default under any of Section 10.1(a), (e), (f) or (g) has occurred and is continuing) shall appoint from among the Lenders a successor agent, which successor agent shall be a Lender or a commercial bank, commercial finance company or other asset based lender having total assets in excess of $5,000,000,000. If no successor agent is appointed prior to the effective date of the resignation of any Appointed Agent, such Appointed Agent may appoint (but without the need for the consent of the Borrower) a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Appointed Agent and the term “Appointed Agent” shall mean such successor agent and the retiring Appointed Agent’s appointment, powers and duties as an Appointed Agent shall be terminated. After any retiring Appointed Agent’s resignation hereunder as an Appointed Agent, the provisions of this Article XIII and Section 14.10 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was an Appointed Agent under this Agreement.

13.10
Collateral Matters.

(a)
The Lenders (and each other Secured Party by their acceptance of the benefits of the Loan Documents shall be deemed to) hereby irrevocably authorize the Collateral Agent (and if applicable, any subagent appointed by the Collateral Agent under Section 13.2 or otherwise) to release its Liens on the Collateral, and the Collateral Agent’s Liens upon any Collateral shall be automatically released (i) upon Full Payment of the Obligations; (ii) upon a disposition of Collateral permitted by Section 8.8 to a Person that is not an Obligor; (iii) if any such Collateral constitutes property in which the Obligors owned no interest at the time the Lien was granted or at any time thereafter; (iv) if any such Collateral constitutes property leased to an Obligor under a lease which has expired or been terminated in a transaction permitted under this Agreement; (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee Agreement (in accordance with the second succeeding sentence and the Guarantee Agreement); (vi) as required by the Collateral Agent to effect any sale, transfer or other Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents, (vii) to the extent such Collateral otherwise becomes an Excluded Stock or an Excluded Asset, and

(viii) if the percentage of Lenders required to consent to the Collateral being released hereunder, so consents to the Collateral being released. Except as provided above, the Collateral Agent will not release any of the Collateral Agent’s Liens without the prior written authorization of the Required Lenders (or such other percentage of Lenders whose consent is required in accordance with Section 12.1); provided that, in addition to the foregoing, the Collateral Agent may, in its discretion, release such Collateral Agent’s Liens on Collateral valued in the aggregate not in excess of $1,000,000 during each Fiscal Year without the prior written authorization of any Lender, so long as all proceeds received in connection with such release are applied to the Obligations in accordance with Section 4.7 and, after giving effect to the application of such proceeds and the updating of the Borrowing Base, as the case may be, to reflect the deletion of any assets subject to such release, Availability shall be no less than the Availability immediately prior to such release. Upon request by the Collateral Agent or the Borrower at any time, subject to the Borrower having certified to the Collateral Agent that the disposition is made in compliance with Section 8.8 (which the Collateral Agent may rely conclusively on any such certificate, without further inquiry), the Lenders will confirm in writing the Collateral Agent’s authority to release any applicable Collateral Agent’s Liens upon particular types or items of Collateral pursuant to this Section 13.10. In addition, the Lenders (and each other Secured Party by their acceptance of the benefits of the Loan Documents shall be deemed to) hereby irrevocably authorize (w) the Collateral Agent to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.12(c) or (q) (as to Fixed Asset Collateral and, subject to exceeding certain caps in any applicable Intercreditor Agreement, the Current Asset Collateral) or [**], (x) the Agent to release automatically any Guarantor from its obligations under the Guarantee Agreement if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under this Agreement or such Person otherwise becomes an Excluded Subsidiary, in each case, solely to the extent such Subsidiary ceasing to constitute a Restricted Subsidiary or otherwise becoming an Excluded Subsidiary is not prohibited by this Agreement, (y) so long as both (1) no Default or Event of Default has occurred and is continuing or would result therefrom and (2) no Out-of-Formula Condition has occurred and is continuing or would result therefrom, then, to the extent that the Collateral Agent obtains possession of any Collateral by operation of Section 13.12 of this Agreement that constitutes Collateral that Obligors are not required to deliver to Collateral Agent at such time pursuant to the terms hereof, the Security Documents or any other contractual arrangement with any Obligor, following the written request by Borrower, Collateral Agent shall (to the extent not prohibited by applicable law or legal process) deliver such Collateral in accordance with the terms of the applicable Intercreditor Agreement or, if no applicable Intercreditor Agreement is then in effect, to the applicable Obligor, and (z) if after the date hereof Collateral Agent’s Lien has been expanded to include Fixed Asset Collateral in connection with incurrence of Debt pursuant to Section 8.12(q)(x), (r) or [**] so long as all of the following conditions are satisfied

(1) no Default or Event of Default has occurred and is continuing or would result therefrom, (2) no Out-of-Formula Condition has occurred and is continuing or would result therefrom, and (3) no Debt has been incurred in reliance on Section 8.12(q)(x), (r) or [**] that remains outstanding (and no commitments for Debt that, if incurred would be incurred in reliance on Section 8.12(q)(x), (r) or [**], remain outstanding) and no Liens are outstanding in reliance on clause (r) of the definition of Permitted Liens, or, to the extent on account of Refinancing Debt, or outstanding commitments that, if incurred, would be Refinancing Debt, in each case incurred in reliance, directly or indirectly, on Section 8.12(q)(x), (r) or [**]), clause (p) of the definition of “Permitted Liens”, promptly following the written request of the Borrower, the Collateral Agent shall release Collateral Agent’s Liens on Fixed Assets Collateral (other than, in each case any Inventory or Fracturing Equipment Parts (as defined in the Initial Intercreditor Agreement)) at the expense of the Obligors. Upon request by any Appointed Agent at any time, the Required Lenders will confirm in writing such Appointed Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations pursuant to this Section 13.10(a).

(b)
Upon receipt by any Appointed Agent of any authorization required pursuant to Section 13.10(a) from the Lenders of such Appointed Agent’s authority to release or subordinate the applicable Collateral Agent’s Liens upon particular types or items of Collateral, or to release any Guarantor from its obligations under the Guarantee Agreement, and upon at least three (3) Business Days’ prior written request by the Borrower, such Appointed Agent shall (and is hereby irrevocably authorized by the Lenders and the other Secured Parties to) execute such documents as may be necessary to evidence the release of such Collateral Agent’s Liens upon such Collateral or to subordinate its interest therein, or to release such Guarantor from its obligations under the Guarantee Agreement; provided, however, that (i) such Appointed Agent shall not be required to execute any such document on terms which, in such Appointed Agent’s opinion, would expose such Appointed Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and

(ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Obligors in respect of) all interests retained by the Obligors, including the proceeds of any sale, all of which shall continue to constitute part of such Collateral.

(c)
The Collateral Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Obligors or is cared for, protected or insured or has been encumbered, or that the applicable Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Collateral Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

13.11
Restrictions on Actions by Lenders; Sharing of Payments.

(a)
Each of the Lenders agrees that it shall not, without the express consent of the Required Lenders, and that it shall, to the extent it is lawfully and contractually entitled to do so, upon the request of the Required Lenders, set off against the Obligations, any amounts owing by such Lender to any Obligor or any accounts of any Obligor now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by any Appointed Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Obligor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the applicable Collateral.

(b)
Except as may be expressly permitted by this Agreement, if at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of any Obligor to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement or to which such Lender is otherwise entitled to receive directly pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender’s ratable portion of all such distributions by the Agent, such Lender shall promptly (A) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Commitments; provided, however, that (A) if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment and (B) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower or any other Obligor pursuant to and in accordance with the express terms of this Agreement and the other Loan Documents, (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, Commitments or participations in a Letter of Credit or Swingline Loans to any Assignee or Participant or (z) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments of that Class or any increase in the Applicable Margin (or other pricing term, including any fee, discount or premium) in respect of Loans or Commitments of Lenders that have consented to any such extension to the extent such transaction is permitted hereunder.

13.12
Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with the UCC or under other applicable law, as applicable may be perfected by possession. Should any Lender (other than the Collateral Agent) obtain possession of any such Collateral, such Lender shall notify the Collateral Agent thereof and, promptly upon the Collateral Agent’s request therefor, shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions.

13.13
Payments by Agent to Lenders. All payments to be made by the Agent to the applicable Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each such Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, interest or fees on the Loans or otherwise. Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each applicable Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Effective Rate for each day from the date such amount is distributed to such Lender until the date repaid.

13.14
Settlement.

(a)
Each Lender’s funded portion of the applicable Loans is intended by the applicable Lenders to be equal at all times to such Lender’s Pro Rata Share of the outstanding applicable Loans. Notwithstanding such agreement, the Agent, the Swingline Lender, and the other applicable Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the applicable Loans (including the applicable Swingline Loans and the applicable Agent Advances) shall take place on a periodic basis in accordance with the following provisions:

(i)
The Agent shall request settlement (“Settlement”) with the applicable Lenders at least once every week, or on a more frequent basis at the Agent’s election, (A) on behalf of the Swingline Lender, with respect to each applicable outstanding Swingline Loan, (B) for itself, with respect to each applicable Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy or other electronic transmission, no later than 12:00 noon (New York City time) on the date of such requested Settlement (the “Settlement Date”). Each Lender (other than the Swingline Lender, in the case of applicable Swingline Loans and the Agent in the case of applicable Agent Advances) shall transfer the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the applicable Swingline Loans and the applicable Agent Advances with respect to each Settlement to the Agent, to the Agent’s account, not later than 2:00 p.m. (New York City time), on the Settlement Date applicable thereto. Settlements shall occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article IX have then been satisfied. Such amounts made available by the applicable Lenders to the Agent shall be applied against the amounts of the applicable Swingline Loan or Agent Advance and, together with the portion of such Swingline Loan or Agent Advance representing the Swingline Lenders’ Pro Rata Share thereof, shall cease to constitute Swingline Loans or Agent Advances, but shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Effective Rate, the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to Base Rate Loans, (1) on behalf of the Swingline Lender, with respect to each outstanding Swingline Loan, and (2) for itself, with respect to each applicable Agent Advance.

(ii)
Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to an applicable Swingline Loan or applicable Agent Advance), each other applicable Lender (A) shall irrevocably and unconditionally purchase and receive from the Swingline Lender or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Swingline Loan or Agent Advance equal to such Lender’s Pro Rata Share of such Swingline Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Swingline Loans or Agent Advances, upon demand by the Agent, as applicable, shall pay to the Swingline Lender or the Agent, as applicable, as the purchase price of such participation an amount equal to one- hundred percent (100%) of such Lender’s Pro Rata Share of such Swingline Loans or Agent Advances. If such amount is not in fact made available to the Agent by any applicable Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Effective Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Loans, (A) on behalf of the

Swingline Lender, with respect to each outstanding Swingline Loan, and (B) for itself, with respect to each applicable Agent Advance.

(iii)
Notwithstanding any provisions of Section 2.4(f) to the contrary, from and after the date, if any, on which any Lender purchases an undivided interest and participation in any applicable Swingline Loan or applicable Agent Advance pursuant to clause (ii) above, the Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Swingline Loan or Agent Advance.

(iv)
Between Settlement Dates, the Agent, to the extent no applicable Agent Advances are outstanding, may pay over to the Swingline Lender any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the applicable Loans, for application to the Swingline Lender’s Loans including applicable Swingline Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Swingline Lender’s Loans (other than to applicable Swingline Loans or applicable Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (ii) above), as provided for in the previous sentence, the Swingline Lender shall pay to the Agent for the accounts of the applicable Lenders, to be applied to the applicable outstanding Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the applicable Loans. During the period between Settlement Dates, the Swingline Lender with respect to applicable Swingline Loans, the Agent with respect to applicable Agent Advances, and each Lender with respect to the applicable Loans other than applicable Swingline Loans and applicable Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Agent and the other Lenders, respectively.

(v)
Unless the Agent has received written notice from the Required Lenders to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article IX have been satisfied.

(b)
Lenders’ Failure to Perform. All Loans (other than Swingline Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares thereof. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any applicable Loans hereunder, nor shall any applicable Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

(c)
Defaulting Lenders. Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender’s Pro Rata Share of a Borrowing, the Agent may assume that each such Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds, and the Agent has transferred the corresponding amount to the Borrower, on the Business Day following such Funding Date such Lender shall make such amount available to the Agent, together with interest at the Federal Funds Effective Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender’s full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender’s applicable Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the applicable Loans comprising that particular Borrowing. The failure of any Lender to make any applicable Loan on any Funding Date shall not relieve any other Lender of its obligation hereunder to make an applicable Loan on that Funding Date. No Lender shall be responsible for any other Lender’s failure to advance such other Lender’s Pro Rata Share of any Borrowing.

13.15
Letters of Credit; Intra-Lender Issues.

(a)
Notice of Letter of Credit Balance. On each Settlement Date, the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date. In addition, upon the reasonable request of a Lender from time to time, the Agent shall provide such Lender with a list of the then-outstanding Letters of Credit.

(b)
Participations in Letters of Credit.

(i)
Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 2.3(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender’s Pro Rata Share of the face amount of such Letter of Credit in connection with the issuance or acceptance of such Letter of Credit (including all obligations of the Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

(ii)
Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from the Borrower on account of reimbursement obligations in respect of a Letter of Credit as to which the Agent has previously received for the account of the applicable Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender’s applicable Pro Rata Share of such payment from the Borrower. Each such payment shall be made by the Agent on the next Settlement Date.

(iii)
Documentation. Upon the request of any applicable Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation relating to such Letter of Credit as may reasonably be requested by such Lender.

(iv)
Obligations Irrevocable. The obligations of each applicable Lender to make payments to the Agent with respect to any applicable Letter of Credit or with respect to their participation therein or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Borrower for whose account the Letter of Credit was issued to make payments to the Agent, for the account of the applicable Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

(A)
any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(B)
the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the applicable Letter of Credit Issuer, or any other Person, whether in connection with this Agreement, any applicable Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit);

(C)
any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(D)
the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(E)
the occurrence of any Default or Event of Default; or

(F)
the failure of the Borrower to satisfy the applicable conditions precedent set forth in Article IX.

(c)
Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of the Borrower received by the Agent with respect to any Letter of Credit and distributed by the Agent to the applicable Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent or the applicable Letter of Credit Issuer in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective applicable Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent or the applicable Letter of Credit Issuer upon the amount required to be repaid by it. Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the applicable Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each applicable Lender on such due date an amount equal to the amount then due such applicable Lender. If and to the extent the Borrower have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Effective Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(d)
Indemnification by Lenders. To the extent not reimbursed by the Borrower and without limiting the obligations of the Borrower hereunder, the Lenders agree to indemnify the applicable Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by such Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision). Without limitation of the foregoing, each Lender agrees to reimburse the applicable Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrower to such Letter of Credit Issuer, to the extent that such Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Borrower. The agreement contained in this Section 13.15(c) and (d) shall survive payment in full of all other Obligations.

13.16
Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs each Appointed Agent to enter into the other Loan Documents, including any Intercreditor Agreement, for the ratable benefit and obligation of the Appointed Agents and the Lenders. Each Lender agrees that any action taken by any Appointed Agent or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by any Appointed Agent or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Loans, applicable Agent Advances, applicable Swingline Loans, Secured Hedge Agreements, Secured Cash Management Agreements, and all interest, fees and expenses hereunder constitute one Debt, secured equally by all of the applicable Collateral, subject to the order of distribution set forth in Section 10.3.

13.17
Field Examination; Disclaimer by Lenders. By signing this Agreement, each Lender:

(a)
is deemed to have requested that an Appointed Agent furnish such Lender, promptly after it becomes available, a copy of each Field Examination (each, a “Report” and collectively, “Reports”) prepared by or on behalf of any Appointed Agent;

(b)
expressly agrees and acknowledges that each Appointed Agent (i) makes no representation or warranty as to the accuracy of any Report and (ii) shall not be liable for any information contained in any Report;

(c)
expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that any Appointed Agent or other party performing any audit or examination will inspect only specific information regarding the Obligors and will rely significantly upon the Obligors’ books and records, as well as on representations of Obligors’ personnel;

(d)
agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

(e)
without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold each Appointed Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrower; and (ii) to pay and protect, and indemnify, defend and hold each Appointed Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by such Appointed Agent and any such other Person preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

13.18
Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in the case of the Appointed Agents) authorized to act for, any other Lender.

13.19
Arrangers. Each of the parties to this Agreement acknowledges that, other than any rights and duties explicitly assigned to the Arrangers under this Agreement, the Arrangers do not have any obligations hereunder and shall not be responsible or accountable to any other party hereto for any action or failure to act hereunder. Without limiting the foregoing, no Arranger shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Arrangers in deciding to enter into this Agreement or in taking or not taking action hereunder.

13.20
The Register.

(a)
The Agent shall maintain a register (each, a “Register”), which shall include a master account and a subsidiary account for each applicable Lender and in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of each Loan comprising such Borrowing and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or stated interest due and payable or to become due and payable from the Borrower to each Lender hereunder or under the notes payable by the Borrower to such Lender, and (iv) the amount of any sum received by the Agent from the Borrower or any other Obligor and each Lender’s ratable share thereof. Each Register shall be available for inspection by the Borrower or any applicable Lender (with respect to its own Loans and Commitments only) at the office of the Agent referred to in Section 14.8 at any reasonable time and from time to time upon reasonable prior written notice. Any failure of the Agent to record in the applicable Register, or any error in doing so, shall not limit or otherwise affect the obligation of the Borrower hereunder (or under any Loan Document) to pay any amount owing with respect to the Loans or provide the basis for any claim against the Agent. The Loans and Letters of Credit are registered obligations and the right, title and interest of any Lender and their assignees in and to such Loans and Letters of Credit as the case may be, shall be transferable only upon notation of such transfer in the applicable Register. Upon the request of any Lender made through the Agent, the Borrower shall execute and deliver to such Lender (through the Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. Solely for purposes of this Section 13.20, the Agent shall be the Borrower’s agent for purposes of maintaining the applicable Register (but the Agent shall have no liability whatsoever to the Borrower or any other Person on account of any inaccuracies contained in the applicable Register). The Obligors and the Agent intend that the Loans and Letters of Credit will be treated as at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (and any other relevant or successor provisions of the Internal Revenue Code or such regulations).

(b)
In the event that any Lender sells participations in any Loan, Commitment or other interest of such Lender hereunder or under any other Loan Document, such Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name of all Participants in the Loans held by it and the principal amount (and related interest thereon) of the portion of the Loans or Commitments which are the subject of the participation (the “Participant Register”). A Loan or Commitment may be participated in whole or in part only by registration of such participation on the Participant Register (and each note shall expressly so provide). Any participation of such Loans or Commitments may be effected only by the registration of such participation on the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document)

except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 45.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error.

(c)
Each Register shall be maintained by the Agent as a non-fiduciary agent of the Borrower. Each Register shall be conclusive absent manifest error.

13.21
Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in the Guarantee Agreement or any Security Document, no Cash Management Bank or Hedge Bank that obtains the benefits of any Guaranty or any Collateral by virtue of the provisions hereof or of the Guarantee Agreement or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article XIII to the contrary, the Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Agent has received written notice of such Obligations, together with such supporting documentation as the Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

13.22
Withholding Taxes. To the extent required by any applicable Law, the Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that an Obligor has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of any Obligor to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.20(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set-off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Agent under this Section 13.22. The agreements in this Section 13.22 shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations. For the avoidance of doubt, (1) the term “Lender” shall, for purposes of this Section 13.22, include any Letter of Credit Issuer and any Swingline Lender and (2) this Section 13.22 shall not limit or expand the obligations of the Borrower or any Guarantor under Section 5.1 or any other provision of this Agreement.

13.23
Certain ERISA Matters.

(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that at least one of the following is and will be true:

(i)
such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14),

(B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub- sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)
such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)
In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that:

(i)
none of the Agent, any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)
the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)
the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)
the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)
no fee or other compensation is being paid directly to the Agent or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c)
The Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

13.24
Erroneous Payments.

(a)
Each Lender (and each Participant of any of the foregoing, by its acceptance of a participation) hereby acknowledges and agrees that if the Agent notifies such Lender that the Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender (any of the foregoing, a “Payment Recipient”) from the Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment as to which such a demand was made. A notice of the Agent to any Payment Recipient under this Section shall be conclusive, absent manifest error.

(b)
Without limitation of clause (a) above, each Payment Recipient further acknowledges and agrees that if such Payment Recipient receives a Payment from the Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Payment Recipient agrees that, in each such case, it shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.

(c)
Any Payment required to be returned by a Payment Recipient under this Section shall be made in same day funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Payment Recipient hereby agrees that it shall not assert and, to the fullest extent permitted by applicable law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.

(d)
The Borrower and each other Obligor hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Obligor except, in each case, to the extent such erroneous Payment is, and with respect to the amount of such erroneous Payment that is, comprised of funds of the Borrower or any other Obligor.

(e)
Each party’s obligations, agreements and waivers under this Section 13.24 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

13.25
Intercreditor Agreements. The Agent and the Collateral Agent are hereby authorized to enter into the Initial Intercreditor Agreement, the Monarch Intercreditor Agreement, the REV Energy Intercreditor Agreement, any other Intercreditor Agreement and any other usual and customary intercreditor or subordination agreements or arrangements approved in writing by the Required Lenders (any such agreement, an “Intercreditor Arrangement”) to the extent contemplated by the terms hereof, and the parties hereto acknowledge that each Intercreditor Arrangement is binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of each Intercreditor Arrangement at any time existing and (b) hereby authorizes and instructs each of the Agent and the Collateral Agent to enter into Intercreditor Arrangements approved by the Agent and Required Lenders and to subject the Liens on the Collateral securing the Obligations to the provisions thereof, as the case may be. In addition, but in conformance with the terms hereof, each Lender hereby authorizes each of the Agent and the Collateral Agent to enter into (i) any amendments to the Intercreditor Arrangements and (ii) any other intercreditor arrangements, in the case of clauses (i) and (ii) to the extent approved in writing by the Required Lenders and required to give effect to the establishment of intercreditor rights and privileges as contemplated and/or required by this Agreement. Each Lender waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against the Agent, the Collateral Agent or any of their respective Affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto. Each Lender hereby acknowledges and agrees that the provisions of Section 13.25 of this Agreement shall apply with equal effect to any Intercreditor Arrangement.

13.26
Posting of Communications.

(a)
The Borrower agrees that the Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Letter of Credit Issuers by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic system chosen by the Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)
Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Letter of Credit Issuers and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Letter of Credit Issuers and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)
THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE AGENT, THE COLLATERAL AGENT, ANY ARRANGER, OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY OBLIGOR, ANY LENDER, ANY LETTER OF CREDIT ISSUER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY OBLIGOR’S OR THE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Obligor pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Agent, any Lender or Letter of Credit Issuer by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d)
Each Lender and Letter of Credit Issuer agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Letter of Credit Issuer agrees (i) to notify the Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Letter of Credit Issuer’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)
Each of the Lenders, Letter of Credit Issuers and the Borrower agrees that the Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Agent’s generally applicable document retention procedures and policies.

(f)
Nothing herein shall prejudice the right of the Agent, any Lender or Letter of Credit Issuer to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

ARTICLE XIV MISCELLANEOUS

14.1
No Waivers; Cumulative Remedies. No failure by any Appointed Agent or any

Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement hereto, or in any other Loan Documents, or delay by any Appointed Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by any Appointed Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by any Appointed Agent or the Lenders on any occasion shall affect or diminish any Appointed Agent’s and each Lender’s rights thereafter to require strict performance by the Obligors of any provision of this Agreement and the other Loan Documents. Each Appointed Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which the Appointed Agent or any Lender may have.

14.2
Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

14.3
Governing Law; Choice of Forum; Service of Process.

(a)
THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)
ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA LOCATED IN NEW YORK COUNTY, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO

IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO

THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY LOAN DOCUMENT. NOTWITHSTANDING THE FOREGOING: (i) THE AGENT SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER, ANY GUARANTOR OR ANY COLLATERAL IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (ii) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(c)
EACH OF THE PARTIES HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE APPLICABLE ADDRESS SET FORTH IN SECTION 14.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE MAILS POSTAGE PREPAID.

14.4
WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

14.5
Survival of Representations and Warranties. All of the Borrower’s and other Obligors’ representations and warranties contained in this Agreement and the other Loan Documents shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

14.6
Other Security and Guarantees. The Agent may, without notice or demand and without affecting the Borrower’s or any Obligor’s obligations hereunder, from time to time:

(a) take from any Person (to the extent permitted by such Person) and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

14.7
Fees and Expenses. Except for the costs and expenses relating to Field Examinations and Appraisals, which shall be covered by Section 8.4, the Borrower agrees (a) to pay or reimburse the Agent, the Collateral Agent and the Arrangers (without duplication) for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with the syndication of the Revolving Credit Facility and the preparation, execution and delivery, administration, amendment, modification, waiver and/or enforcement of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), such costs and expenses to be limited in the case of legal costs and expenses to the Attorney Costs) and (b) to pay or reimburse the Agent, the Collateral Agent and the Required Lenders for all reasonable and documented or invoiced out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (such costs and expenses to be limited in the case of legal costs and expenses to the Attorney Costs). Subject to the limitations above, the foregoing costs and expenses shall include all reasonable and documented or invoiced search, filing, recording and title insurance charges and fees related thereto, all reasonable and documented or invoiced costs and expenses in connection with the opening and maintenance of the Concentration Account. The agreements in this Section 14.7 shall survive the Termination Date and repayment of all other Obligations. All amounts due under this Section 14.7 shall be paid within twenty (20) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail.

14.8
Notices. Except as otherwise provided herein, including Section 13.26, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent: JPMORGAN CHASE BANK, N.A.

10 S Dearborn St., Chicago, IL 60603 Attention: Dillon Klahn

Email: Dillon.klahn@jpmorgan.com

Secondary Contact: Attention: Dalton Harris

Email: dalton.harris@jpmorgan.com

With a copy

(which shall not constitute notice) to: VINSON & ELKINS L.L.P.

2001 Ross Avenue, Suite 3900

Dallas, Texas 75201 Attention: Erec Winandy Email: ewinandy@velaw.com Facsimile No.: (214) 999-7756

If to the Borrower: PROFRAC HOLDINGS II, LLC 333 Shops Boulevard, Suite 301 Willow Park, Texas 76087 Attention: Matt Wilks

Email: matt.wilks@profrac.com Facsimile No.: (254) 442-8042

With a copy

(which shall not constitute notice) to: BROWN RUDNICK LLP

One Financial Center Boston, Massachusetts 02111

Attention: Andreas P. Andromalos, Esq. Email: aandromalos@brownrudnick.com Facsimile No.: (617) 289-0495

If to a Lender or

Letter of Credit Issuer: To the address of such Lender or Letter of Credit Issuer set forth on the signature page hereto or on the Assignment and Acceptance for such Lender, as applicable or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

14.9
Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof to the extent permitted hereunder.

14.10
Indemnity of the Agent, the Collateral Agent and the Lenders.

(a)
Subject to the provisions of Sections 14.10(b) and (c), the Borrower agrees to defend, indemnify and hold all Agent-Related Persons, each Arranger, and each Lender (without duplication) and each of their respective Affiliates, officers, directors, employees, agents, controlling persons, advisors and other representatives, successors and permitted assigns of the foregoing (each, an “Indemnified Person”) harmless from and against any and all losses, claims, costs, damages and liabilities (collectively, “Losses”) of any kind or nature that arises out of or relates to (i) the Transactions, including the financing contemplated hereby and the use of proceeds hereof; (ii) breach or non-compliance with the covenants in Article VIII of this Agreement; (iii) any actual or alleged Release or threat of Release of any Contaminant at any facility or location currently or formerly owned, used or operated by Holdings or the Borrower; or (iv) any liability under Environmental Laws relating in any way to Holdings or the Borrower (including any inquiry or investigation of the foregoing) (regardless of whether such Indemnified Person is a party thereto or whether or not such action, claim, litigation or proceeding was brought by the Borrower, its equity holders, affiliates (other than an Affiliated Insurance Entity) or creditors or any other third Person).

(b)
Under this Section 14.10, Indemnified Persons shall be entitled to the reasonable and documented or invoiced out-of-pocket fees and expenses incurred in connection with investigating, responding to or defending any of the Losses foregoing (such expenses, in the case of legal expenses, to be limited to the reasonable fees, disbursements and other charges of a single firm of counsel for all Indemnified Persons, taken as a whole, and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all Indemnified Persons taken as a whole (and, in the case of an actual or perceived conflict of interest, where the Indemnified Person(s) affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, by such other firm of counsel for such affected Indemnified Person)) of any such Indemnified Person.

(c)
No Indemnified Person will be indemnified for any Loss or related expense under this Section 14.10 to the extent it has resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnified Person or any of its Affiliates or any of the officers, directors, employees, agents, controlling persons, advisors or other representatives, successors or permitted assigns of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) a material breach of the obligations under this Agreement or the other Loan Documents of such Indemnified Person or any of such Indemnified Person’s Affiliates or any of the officers, directors, employees, agents, controlling persons, advisors or other representatives, successors or permitted assigns of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (iii) any claim, litigation, investigation or other proceeding that does not arise from any act or omission by the Borrower or any of its Affiliates (other than an Affiliated Insurance Entity) and that is brought by any Indemnified Person against any other Indemnified Person; provided that the Agent, the Collateral Agent and the Arrangers to the extent fulfilling their respective roles as an agent or arranger under this Agreement and the other Loan Documents and in their capacities as such, shall remain indemnified in respect of such proceedings to the extent that none of the exceptions set forth in any of clauses (i) and (ii) of the immediately preceding proviso applies to such person at such time.

(d)
The agreements in this Section 14.10 shall survive payment of all other Obligations. For the avoidance of doubt, this Section 14.10 shall not apply to Taxes other than Taxes that represent liabilities, obligations, losses or damages, with respect to a non- Tax claim.

14.11
Limitation of Liability. Notwithstanding any other provision of this Agreement to the contrary, (i) no Indemnified Person shall be liable for any damages arising from the use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of such Indemnified Person’s affiliates or any of its or their respective officers, directors, employees, agents, controlling persons, advisors or other representatives, successors or permitted assigns (as determined by a court of competent jurisdiction in a final and non-appealable decision) and

(ii) none of the Borrower, the other Obligors or any of their respective Subsidiaries or Affiliates, or any Indemnified Person shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) in connection with this Agreement, the other Loan Documents, the Transactions (including the use of proceeds hereof), or with respect to any activities related to this Agreement and the other Loan Documents, including the preparation of this Agreement and the other Loan Documents; provided that nothing in this Section 14.11 shall limit the Borrower’s indemnity and reimbursement obligations set forth in Section 14.10 to the extent that such indirect, special, punitive or consequential damages are included in any claim by a third party unaffiliated with the applicable Indemnified Person with respect to which the applicable Indemnified Person is entitled to indemnification as set forth in Section 14.10.

14.12
Final Agreement. This Agreement and the other Loan Documents are intended by the parties hereto to be the final, complete, and exclusive expression of the agreement between them with respect to the subject matter hereof and thereof. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof, except for the fee provisions in the Fee Letters (other than to the extent set forth in Section 3.4).

14.13
Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, and by the Agent, the Collateral Agent, the Letter of Credit Issuers, each Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement and the other Loan Documents may be executed by facsimile or other electronic communication and the effectiveness of this Agreement and the other Loan Documents and signatures thereon shall have the same force and effect as manually signed originals and shall be binding on all parties thereto. The Agent may require that any such documents and signatures be confirmed by a manually-signed original thereof, provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile signature or signature delivered electronically.

14.14
Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

14.15
Right of Setoff. In addition to any rights and remedies of the Lenders provided by Law, if an Event of Default is then continuing or the Loans have been accelerated prior to the Stated Termination Date, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any Guarantor, any such notice being waived by each Obligor to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of the Borrower or any Guarantor against any and all Obligations then due and owing by an Obligor under this Agreement or any other Loan Document to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER’S LIEN, OR THE LIKE WITH RESPECT TO THE LOANS AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER OR ANY GUARANTOR HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE REQUIRED LENDERS.

14.16
Confidentiality. Each Lender, each Letter of Credit Issuer and the Agent severally agrees to treat confidentially and not publish, disclose or otherwise divulge any non-public information provided to any of them or any of their Affiliates by or on behalf of Holdings, the Borrower or any of their respective Subsidiaries or in connection with this Agreement, the other Loan Documents or the Transactions; provided that nothing herein shall prevent such Person from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation, or compulsory legal process based on the reasonable advice of counsel (in which case such Person agrees (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or Governmental Authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable Law, rule or regulation, to inform you promptly thereof prior to disclosure), (b) upon the request or demand of any regulatory authority having jurisdiction or purporting to have jurisdiction over such Person or any of its Affiliates (in which case such Person agrees (except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable Law, rule or regulation, to inform you promptly thereof prior to disclosure), (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by such Person or any of its Affiliates or any related parties thereto (including any of the persons referred to in clause (f) below) in violation of any confidentiality obligations owing to Holdings or any of its Subsidiaries or Affiliates, (d) to the extent that such information is or was received by such Person from a third party that is not, to such Person’s knowledge, subject to contractual or fiduciary confidentiality obligations owing to Holdings, any of its Subsidiaries or Affiliates, (e) to the extent that such information is independently developed by such Person or its Affiliates without the use of any confidential information and without violating the terms of this Agreement, (f) to such Person’s Affiliates and to its and their respective directors, officers, employees, legal counsel, independent auditors, professionals and other experts or agents who need to know such information in connection with this Agreement and who are informed of the confidential nature of such information or who are subject to customary confidentiality obligations of professional practice (with such Person, to the extent within its control, responsible for such person’s compliance with this Section 14.16), (g) for purposes of establishing a “due diligence” defense,

(h) to potential or prospective Lenders, Participants or Assignees and to any direct or indirect contractual counterparty to any swap or derivative transaction relating to the Borrower or any of its Subsidiaries, in each case who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph); provided that, for purposes of this clause (h), (A) the disclosure of any such information to any Lenders, hedge providers, Participants or Assignees, or prospective Lenders, hedge providers, Participants or Assignees referred to above shall be made subject to the acknowledgment and acceptance by such Lender, hedge provider, Participant or Assignee, or prospective Lender, hedge provider, Participant or Assignee that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Borrower and such Person) in accordance with the standard syndication processes of the Agent or customary market standards for dissemination of such type of information, which shall in any event require “click through” or other affirmative actions on the part of recipient to access such information and (B) no such disclosure shall be made by such Person to any person that is at such time a Disqualified Lender, (i) to any other party hereto, (j) any rating agency to the extent that Borrower is given ten (10) days’ prior written notice prior to any such communication and/or disclosure and/or (k) with the consent of the Borrower. Notwithstanding anything herein or in any other Loan Document to the contrary, the Agent shall not (x) be responsible for, have any liability with respect to, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders or have any liability with respect to or arising out of any assignment or participation of Loans or Commitments to any Disqualified Lender and (y) have any liability with respect to any disclosure of confidential information to any Disqualified Lenders, except in each case of foregoing clauses (x) and (y), to the extent any such liability results directly from the Agent’s gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). To extent permitted in accordance with Applicable Law, the Agent and the Lenders may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of any Borrower or the other Obligors and the Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of the Agent or any Lender.

Each of the Agent, the Lenders and the Letter of Credit Issuer acknowledges that (a) the information provided by or behalf of Obligors may include material non-public information concerning the Obligors and/or Parent Entity and its Subsidiaries, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Applicable Law, including United States Federal and state securities Laws.

14.17
Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document (other than any Intercreditor Agreement), the provision contained in this Agreement shall govern and control.

14.18
No Fiduciary Relationship. Each Obligor acknowledges and agrees that, (i) in connection with all aspects of each transaction contemplated by this Agreement, the Obligors, on the one hand, and the Appointed Agents, the Arrangers, the Lenders and each of their Affiliates through which they may be acting (collectively, the “Applicable Entities”), on the other hand, have an arms-length business relationship that creates no fiduciary duty on the part of any Applicable Entity, and each Obligor expressly disclaims any fiduciary relationship, (ii) the Applicable Entities may be engaged in a broad range of transactions that involve interests that differ from those of such Obligor, and no Applicable Entity has any obligation to disclose any of such interests to such Obligor and (iii) such Obligor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each Obligor further acknowledges and agrees that such Obligor is responsible for making its own independent judgment with respect to the transactions contemplated by this Agreement and the process leading thereto, and agrees that it will not claim that the Applicable Entities have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to such Obligor or its affiliates, in connection with such transactions or the process leading thereto.

14.19
Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Agent could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two

(2) Business Days preceding that on which judgment is given. Each Obligor agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Obligor agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Agent against such loss. The term “rate of exchange” in this Section 14.19 means the spot rate at which the Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

14.20
USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies each Obligor that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each Obligor and other information that will allow such Lender or the Agent, as applicable, to identify each Obligor in accordance with the Act. Each Obligor shall, promptly following a request by the Agent or any Lender, provide all documentation and other information that the Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti- money laundering rules and regulations, including the Act.

14.21
Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

(a)
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(ii)
the effects of any Bail-In Action on any such liability, including, if applicable:

(A)
a reduction in full or in part or cancellation of any such liability;

(B)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C)
the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

14.22
Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedge agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support

(and any interest and obligation in or under such Supported QFC and such QFC Credit

Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)
As used in this Section 14.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)
a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)
a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)
a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Remainder of Page Left Blank]

EXHIBIT B

[**]

EXHIBIT C

List of Deposit Accounts [**]

SCHEDULE 1.1 COMMITMENTS

[**]

SCHEDULE 1.2

SUBSIDIARY GUARANTORS

Subsidiary Guarantor	Jurisdiction of Organization	Type of Entity
ProFrac Holdings II, LLC	Texas	Limited liability company
ProFrac Services, LLC	Texas	Limited liability company
ProFrac Manufacturing, LLC	Texas	Limited liability company
Best Pump and Flow, LLC	Texas	Limited liability company
Alpine Silica, LLC	Texas	Limited liability company
FTS International Services, LLC	Texas	Limited liability company
FTS International Manufacturing, LLC	Texas	Limited liability company
Alpine Monahans, LLC	Delaware	Limited liability company
Alpine Monahans II, LLC	Delaware	Limited liability company
AG PSC Funding LLC	Delaware	Limited liability company
Monarch Silica, LLC	Texas	Limited liability company
U.S. Well Services Holdings, LLC	Delaware	Limited liability company
U.S. Well Services, LLC	Delaware	Limited liability company
USWS Holdings LLC	Delaware	Limited liability company
USWS Fleet 10, LLC	Delaware	Limited liability company
USWS Fleet 11, LLC	Delaware	Limited liability company
REV Energy Holdings, LLC	Colorado	Limited liability company
REV Energy Services, LLC	Colorado	Limited liability company
Producers Service Holdings LLC	Delaware	Limited liability company

Producers Service Company LLC	Delaware	Limited liability company
Producers Service Company – West LLC	Delaware	Limited liability company
Producers Service I, LLC	Delaware	Limited liability company

SCHEDULE 7.4 SUBSIDIARIES; STOCK

Holdings and Subsidiaries:

Entity Name	Jurisdiction of Organization	Form of Organization	Organizational I.D.	States where Qualified to do Business
ProFrac Holdings, LLC	Texas	Limited Liability Company	802098256	N/A
ProFrac Holdings II, LLC	Texas	Limited Liability Company	804336696	N/A
ProFrac Services, LLC	Texas	Limited Liability Company	802462568	Colorado, Louisiana, Mississippi, New Mexico, North Dakota, Ohio, Oklahoma, Pennsylvania, Utah, West Virginia, Wyoming
ProFrac Manufacturing, LLC	Texas	Limited Liability Company	802251920	North Dakota, Ohio, Oklahoma, Pennsylvania, South Dakota, West Virginia
Best Pump and Flow, LLC	Texas	Limited Liability Company	8197010	N/A
Alpine Silica, LLC	Texas	Limited Liability Company	802687185	OK
FTS International Services, LLC	Texas	Limited Liability Company	0801211281	Alabama, Arkansas, Colorado, Kentucky, Louisiana, Mississippi, Montana, North Dakota, New Mexico, Ohio, Oklahoma, Pennsylvania, Utah, West Virginia, Wyoming

Entity Name	Jurisdiction of Organization	Form of Organization	Organizational I.D.	States where Qualified to do Business
FTS International Manufacturing, LLC	Texas	Limited Liability Company	0800918108	Arkansas, Colorado, Kentucky, Louisiana, Mississippi, North Dakota, New Mexico, Ohio, Oklahoma, Pennsylvania, Utah, West Virginia, Wyoming
Alpine Monahans, LLC	Delaware	Limited Liability Company	6307584	Texas
Alpine Monahans II, LLC	Delaware	Limited Liability Company	6171128	New Mexico, Texas
U.S. Well Services Holdings, LLC	Delaware	Limited Liability Company	5985759	N/A
U.S. Well Services, LLC	Delaware	Limited Liability Company	5109388	Nevada, New Mexico, Pennsylvania, Texas, West Virginia, Wyoming
USWS Holdings LLC	Delaware	Limited Liability Company	6264482	Nevada
USWS Fleet 10, LLC	Delaware	Limited Liability Company	6431333	Texas
USWS Fleet 11, LLC	Delaware	Limited Liability Company	6431337	Texas
Thunderclap Merger Sub II, LLC	Delaware	Limited Liability Company	6860810	N/A
IOT-eq, LLC	Texas	Limited Liability Company	802479332	Texas
EKU Power Drives Inc.	Delaware	Corporation	5714174	Texas, North Dakota, Pennsylvania
EKU Power Drives GmbH	Germany	GmbH	N/A	N/A
AG PSC Funding LLC	Delaware	Limited Liability Company	6646627	N/A
Monarch Silica, LLC	Texas	Limited Liability Company	802902076	N/A
REV Energy Holdings, LLC	Colorado	Limited Liability Company	20171665274	N/A

Entity Name	Jurisdiction of Organization	Form of Organization	Organizational I.D.	States where Qualified to do Business
REV Energy Services, LLC	Colorado	Limited Liability Company	20171665703	N/A
Producers Service Holdings LLC	Delaware	Limited Liability Company	7210594	N/A
Producers Service Company LLC	Delaware	Limited Liability Company	7225419	West Virginia Oklahoma
Producers Service Company – West LLC	Delaware	Limited Liability Company	7225421	Oklahoma Texas
Producers Service I, LLC	Delaware	Limited Liability Company	7280485	N/A
Basin Production and Completion LLC	Delaware	Limited Liability Company	6624492	N/A

Chief Executive Office (ProFrac Holdings, LLC, ProFrac Holdings II, LLC, ProFrac Services, LLC, ProFrac Manufacturing, LLC, Best Pump and Flow, LLC, Alpine Silica, LLC, Alpine Monahans, LLC, Alpine Monahans II, LLC, AG PSC Funding LLC, U.S. Well Services Holdings, LLC, U.S. Well Services, LLC, USWS Holdings LLC, USWS Fleet 10, LLC, USWS Fleet 11, LLC, Monarch Silica, LLC, REV Energy Holdings, LLC, REV Energy Services, LLC, Producers Service Holdings LLC, Producers Service Company LLC, Producers Service Company – West LLC, Producers Service I, LLC, and Thunderclap Merger Sub II, LLC): 333 Shops Blvd., Ste 301 Willow Park, TX 76087

Chief Executive Office (FTS International Services, LLC, and FTS International Manufacturing, LLC ): 777 Main Street Suite 2900 Fort Worth, TX 76102

Chief Executive Office (IOT-eq, LLC): 8902 FM 2920 Rd. Ste 100, Spring, TX 77379 Chief Executive Office (EKU): 2408 Timberloch Pl, Ste. A5, The Woodlands, TX 77380

Equity Ownership:

Owner	Issuer	Type of Organization	No. of Shares or Interests Owned	Percentage Ownership
ProFrac Holdings, LLC	ProFrac Holdings II, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	ProFrac Services, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	ProFrac Manufacturing, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	IOT-eq, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	Alpine Silica, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	Best Pump and Flow LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	EKU Power Drives GmbH	Limited Liability Company	Membership Interests	75%
EKU Power Drives GmbH	EKU Power Drives, Inc.	Corporation	Stock	100%
ProFrac Holdings II, LLC	Basin Production and Completion LLC	Limited Liability Company	120,000 Series A- 1 Preferred Units	100%
ProFrac Holdings II, LLC	Basin Production and Completion LLC	Limited Liability Company	21,195.924 Series B-1 Preferred Units	100%
ProFrac Holdings II, LLC	FTS International Services, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	FTS International Manufacturing, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	Alpine Monahans, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	Alpine Monahans II, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	AG PSC Funding LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	U.S. Well Services Holdings, LLC	Limited Liability Company	Membership Interests	100%

U.S. Well Services Holdings, LLC	USWS Holdings LLC	Limited Liability Company	Membership Interests	100%
USWS Holdings LLC	U.S. Well Services, LLC	Limited Liability Company	Membership Interests	100%
U.S. Well Services, LLC	USWS Fleet 10, LLC	Limited Liability Company	Membership Interests	100%

Owner	Issuer	Type of Organization	No. of Shares or Interests Owned	Percentage Ownership
U.S. Well Services, LLC	USWS Fleet 11, LLC	Limited Liability Company	Membership Interests	100%
U.S. Well Services Holdings, LLC	Thunderclap Merger Sub II, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	ProFrac Transportation, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	Monarch Silica, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	REV Energy Holdings, LLC	Limited Liability Company	Membership Interests	100%
REV Energy Holdings, LLC	REV Energy Services, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	Producers Service Holdings LLC	Limited Liability Company	Membership Interests	100%
Producers Service Holdings LLC	Producers Service Company LLC	Limited Liability Company	Membership Interests	100%
Producers Service Holdings LLC	Producers Service Company – West LLC	Limited Liability Company	Membership Interests	100%
Producers Service Holdings LLC	Producers Service I, LLC	Limited Liability Company	Membership Interests	100%

SCHEDULE 8.11

PERMITTED INVESTMENTS

Equity Ownership:

Owner	Issuer	Type of Organization	No. of Shares or Interests Owned	Percentage Ownership
ProFrac Holdings, LLC	ProFrac Holdings II, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	ProFrac Services, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	ProFrac Manufacturing, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	IOT-eq, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	Alpine Silica, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	Best Pump and Flow LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	EKU Power Drives GmbH	Limited Liability Company	Membership Interests	75%
EKU Power Drives GmbH	EKU Power Drives, Inc.	Corporation	Stock	100%
ProFrac Holdings II, LLC	Basin Production and Completion LLC	Limited Liability Company	120,000 Series A- 1 Preferred Units	100%
ProFrac Holdings II, LLC	Basin Production and Completion LLC	Limited Liability Company	21,195.924 Series B-1 Preferred Units	100%
ProFrac Holdings II, LLC	FTS International Services, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	FTS International Manufacturing, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	Alpine Monahans, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	Alpine Monahans II, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	AG PSC Funding LLC	Limited Liability Company	Membership Interests	100%

ProFrac Holdings II, LLC	U.S. Well Services Holdings, LLC	Limited Liability Company	Membership Interests	100%
U.S. Well Services Holdings, LLC	USWS Holdings LLC	Limited Liability Company	Membership Interests	100%
USWS Holdings LLC	U.S. Well Services, LLC	Limited Liability Company	Membership Interests	100%

Owner	Issuer	Type of Organization	No. of Shares or Interests Owned	Percentage Ownership
U.S. Well Services, LLC	USWS Fleet 10, LLC	Limited Liability Company	Membership Interests	100%
U.S. Well Services, LLC	USWS Fleet 11, LLC	Limited Liability Company	Membership Interests	100%
U.S. Well Services Holdings, LLC	Thunderclap Merger Sub II, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	ProFrac Transportation, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	Monarch Silica, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	REV Energy Holdings, LLC	Limited Liability Company	Membership Interests	100%
REV Energy Holdings, LLC	REV Energy Services, LLC	Limited Liability Company	Membership Interests	100%
ProFrac Holdings II, LLC	Producers Service Holdings LLC	Limited Liability Company	Membership Interests	100%
Producers Service Holdings LLC	Producers Service Company LLC	Limited Liability Company	Membership Interests	100%
Producers Service Holdings LLC	Producers Service Company – West LLC	Limited Liability Company	Membership Interests	100%
Producers Service Holdings LLC	Producers Service I, LLC	Limited Liability Company	Membership Interests	100%
Basin Production and Completion LLC*	FHE USA LLC*	Limited Liability Company	Membership Interests	100%

FHE Acquisition:

The acquisition (i) by ProFrac Holdings II, LLC of 1,022.7 Class A-1 Units of Basin Production and Completion LLC, a Delaware limited liability company (“Basin Production”), and (ii) by Basin Production of all outstanding membership interest of FHE USA LLC (“FHE”), such that FHE shall become a wholly owned subsidiary of Basin Production (collectively, the “FHE Acquisition”), so long as (A) no Event of Default exists or would arise as a result of consummating the FHE Acquisition, (B) the aggregate Permitted Acquisition Consideration in cash with respect to the FHE Acquisition does not exceed $16,000,000 and (C) such acquisition is consummated on or prior to September 30, 2023.

Flotek Investment:

The acquisition by ProFrac Holdings II, LLC of up to 2,200,000 shares of common stock of Flotek Industries, Inc. (“Flotek”) pursuant to (i) that certain Stock Purchase Agreement by and between ProFrac Holdings II, LLC and North Sound Trading, LP for 1,5000,000 shares of Flotek common stock and (ii) those certain Stock Purchase Agreements by and between ProFrac Holdings II, LLC and certain entities managed by David Nierenberg for an aggregate of 700,000 shares of Flotek common stock (collectively, the “Flotek Investment”), so long as (A) no Event of Default exists or would arise as a result of consummating the Flotek Investment, (B) the aggregate Permitted Acquisition Consideration in cash with respect to the Flotek Investment does not exceed $4,000,000 and (C) such acquisition is consummated on or prior to September 30, 2023.

*Upon the consummation of the FHE Acquisition and the joinder of Basin Production and Completion LLC.

Exhibit 31.1

CERTIFICATION PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Matthew D. Wilks, certify that:

1.
I have reviewed this quarterly report on Form 10-Q of ProFrac Holding Corp.;
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4.
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:
(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b)
Omitted;
(c)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d)
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and
5.
The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):
(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and
(b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: May 12, 2023

By:	/s/ Matthew D. Wilks
Matthew D. Wilks
Executive Chairman (Principal Executive Officer)

Exhibit 31.2

CERTIFICATION PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Lance Turner, certify that:

1.
I have reviewed this quarterly report on Form 10-Q of ProFrac Holding Corp.;
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4.
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:
(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b)
Omitted;
(c)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d)
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and
5.
The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):
(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and
(b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: May 12, 2023

By:	/s/ Lance Turner
Lance Turner
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ending March 31, 2023 of ProFrac Holding Corp., a Delaware corporation (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers of the Company do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 12, 2023

By:	/s/ Matthew D. Wilks
Matthew D. Wilks
Executive Chairman (Principal Executive Officer)

Date: May 12, 2023

By:	/s/ Lance Turner
Lance Turner
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley act of 2002 has been provided to ProFrac Holding Corp. and will be retained by ProFrac Holding Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 95

MINE SAFETY DISCLOSURES

Under Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 104 of Regulation S-K, each operator of a coal or other mine is required to include certain mine safety information in its periodic reports filed with the Securities and Exchange Commission. The table below includes this mine safety information for each mine facility owned and operated by ProFrac Holding Corp., or its subsidiaries, for the quarterly period ended March 31, 2023. Due to timing and other factors, our data may not agree with the mine data retrieval system maintained by the Mine Safety and Health Administration (“MSHA”). The columns in the table represent the total number of, and the proposed dollar assessment for, violations, citations and orders issued by MSHA during the period upon periodic inspection of our mine facilities in accordance with the referenced sections of the Federal Mine Safety and Health Act of 1977, as amended (the “Mine Act”), described as follows:

•
Section 104(a) Significant and Substantial Violations: Total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a coal or other mine safety or health hazard.
•
Section 104(b) Orders: Total number of orders issued due to a failure to totally abate, within the time period prescribed by MSHA, a violation previously cited under section 104, which results in the issuance of an order requiring the mine operator to immediately withdraw all persons from the mine.
•
Section 104(d) Citations and Orders: Total number of citations and orders issued for unwarrantable failure of the mine operator to comply with mandatory health and safety standards. The violation could significantly and substantially contribute to the cause and effect of a safety and health hazard, but the conditions do not cause imminent danger.
•
Section 110(b)(2) Flagrant Violations: Total number of flagrant violations defined as a reckless or repeated failure to make reasonable efforts to eliminate a known violation of a mandatory health or safety standard that substantially and proximately caused, or reasonably could have been expected to cause, death or serious bodily injury.
•
Section 107(a) Imminent Danger Orders: Total number of orders issued when an imminent danger is identified which requires all persons to be withdrawn from area(s) in the mine until the imminent danger and the conditions that caused it to cease to exist.
•
Total Dollar Value of Proposed MSHA Assessments: Each issuance of a citation or order by MSHA results in the assessment of a monetary penalty. The total dollar value presented includes any contested penalties.
•
Legal Actions Pending, Initiated or Resolved: Total number of cases pending legal action before the Federal Mine Safety and Health Review Commission as of the last day of the reporting period or the number of such cases initiated or resolved during the reporting period.

							Legal Actions
Mine location	Section 104(a) “Significant and Substantial” Violations	Section 104(b) Orders	Section 104(d) Citations and Orders	Section 110(b)(2) Flagrant Violations	Section 107(a) Imminent Danger Orders	Total Dollar Value of Proposed MSHA Assessments	Pending as of Last Day of Period	Initiated During Period	Resolved During Period
	(#)	(#)	(#)	(#)	(#)	($)	(#)	(#)	(#)
Bexar County, Texas	0	-	-	-	-	0	-	-	-
Dawson County, Texas	2	-	-	-	-	286	-	-	-
Ward/Ector Counties, Texas	0	-	-	-	-	0	-	-	-
Winkler County, Texas	4	-	1	-	-	589	-	-	-
Miller/Lafayette Counties, Arkansas	3	-	-	-	-	1,818	-	-	-

Bossier/Caddo Parishes, Louisiana	0	-	-	-	-	0	-	-	-
Bossier/Caddo Parishes, Louisiana	0	-	-	-	-	0	-	-	-
Beauregard Parish, Louisiana	0	-	-	-	-	0	-	-	-

We had no mining-related fatalities at any of our facilities during the quarterly period ended March 31, 2023. During this period we also received no written notices from MSHA under section 104(e) of the Mine Act of (i) a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of coal or other mine health or safety hazards; or (ii) the potential to have such a pattern.